                                               FILED PURSUANT TO RULE 424(B)(3)
                                                    REGISTRATION NO. 333-216770

The Accumulator(R) Series

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2019


PLEASE READ AND KEEP THIS PROSPECTUS FOR FUTURE REFERENCE. IT CONTAINS IMPORTANT INFORMATION THAT YOU SHOULD KNOW BEFORE TAKING ANY ACTION UNDER YOUR CONTRACT. THIS PROSPECTUS SUPERSEDES ALL PRIOR PROSPECTUSES AND SUPPLEMENTS. YOU SHOULD READ THE PROSPECTUSES FOR EACH TRUST, WHICH CONTAIN IMPORTANT INFORMATION ABOUT THE PORTFOLIOS.

--------------------------------------------------------------------------------

WHAT IS THE ACCUMULATOR(R) SERIES ?

The Accumulator(R) Series are deferred annuity contracts issued by AXA EQUITABLE LIFE INSURANCE COMPANY. The series consists of Accumulator(R), Accumulator(R) Plus/SM/, Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/. The contracts provide for the accumulation of retirement savings and for income. The contracts offer income and death benefit protection as well. They also offer a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our "investment options": (i) variable investment options, (ii) the guaranteed interest option, (iii) fixed maturity options, or (iv) the account for special dollar cost averaging or the account for special money market dollar cost averaging//.

This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the contract are changed after the date of this Prospectus in accordance with the contract, those changes will be described in a supplement to this Prospectus. You should carefully read this Prospectus in conjunction with any applicable supplements. The contract should also be read carefully.

WITH LIMITED EXCEPTIONS, WE NO LONGER ACCEPT CONTRIBUTIONS TO THE CONTRACTS. WE CURRENTLY CONTINUE TO ACCEPT CONTRIBUTIONS TO: (I) QP CONTRACTS; AND (II) ALL CONTRACTS, EXCEPT TSA CONTRACTS, ISSUED IN THE STATE OF FLORIDA. REFERENCES TO CONTRIBUTIONS IN THIS PROSPECTUS ARE FOR THE BENEFIT OF CONTRACT OWNERS CURRENTLY ELIGIBLE TO CONTINUE MAKING CONTRIBUTIONS TO THE CONTRACTS.

The contracts may not have been available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not have been available at the time you purchased the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any application or contribution from you at any time, including after you purchase the contract.
-------------
(+)The account for special dollar cost averaging is only available with Accumulator(R) and Accumulator(R) Elite/SM/ contracts. The account for special money market dollar cost averaging is only available with Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts.

VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------

.. 1290 VT GAMCO Mergers & Acquisitions
.. 1290 VT GAMCO Small Company Value
.. 1290 VT Socially Responsible
.. EQ/400 Managed Volatility/(1)/
.. EQ/2000 Managed Volatility/(1)/
.. EQ/AB Short Duration Government Bond/(1)/
.. EQ/AB Small Cap Growth/(1)/
.. EQ/Aggressive Allocation/(1)/
.. EQ/ClearBridge Select Equity Managed Volatility
.. EQ/Common Stock Index
.. EQ/Conservative Allocation/(1)/
.. EQ/Conservative-Plus Allocation/(1)/
.. EQ/Core Bond Index
.. EQ/Equity 500 Index
.. EQ/Franklin Balanced Managed Volatility/(1)/
.. EQ/Franklin Small Cap Value Managed Volatility/(1)/
.. EQ/Franklin Templeton Allocation Managed Volatility/(1)/
.. EQ/Global Equity Managed Volatility/(1)/
.. EQ/Intermediate Government Bond
.. EQ/International Core Managed Volatility/(1)/
.. EQ/International Equity Index
.. EQ/International Value Managed Volatility/(1)/
.. EQ/Janus Enterprise/(1)/
.. EQ/Large Cap Core Managed Volatility/(1)/
.. EQ/Large Cap Growth Index
.. EQ/Large Cap Growth Managed Volatility/(1)/
.. EQ/Large Cap Value Index
.. EQ/Large Cap Value Managed Volatility/(1)/
.. EQ/Mid Cap Index
.. EQ/Mid Cap Value Managed Volatility/(1)/
.. EQ/Moderate Allocation/(1)/
.. EQ/Moderate-Plus Allocation/(1)/
.. EQ/Money Market
.. EQ/Quality Bond Plus
.. EQ/Small Company Index
.. EQ/Templeton Global Equity Managed Volatility/(1)/
.. Multimanager Technology

--------------------------------------------------------------------------------

(1)This is the variable investment option's new name. Please see "Portfolios of the Trusts" later in this prospectus for the variable investment option's former name which may continue to be used in certain documents for a period of time after the date of this prospectus.


You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions and allocations to any of the variable investment options and to limit the number of variable investment options which you may elect. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("Portfolio") of AXA Premier VIP Trust or EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.

You may also allocate amounts to the guaranteed interest option, the fixed maturity options, and the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM /contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts), which are discussed later in this Prospectus. If you elect the Guaranteed withdrawal benefit for life or a Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, certain permitted variable investment options and the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts). The permitted variable investment options are described later in this Prospectus.


THE SECURITIES AND EXCHANGE COMMISSION (''SEC'') HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.



                                                          #646027 '07/'07.5 All

TYPES OF CONTRACTS. We offer the contracts for use as:

..   A nonqualified annuity (''NQ'') for after-tax contributions only.

..   An individual retirement annuity (''IRA''), either traditional IRA or Roth
    IRA.

   We offer two versions of the traditional IRA: ''Rollover IRA'' and ''Flexible Premium IRA.'' We also offer two versions of the Roth IRA: ''Roth Conversion IRA'' and ''Flexible Premium Roth IRA.''

..   Traditional and Roth Inherited IRA beneficiary continuation contract
    (''Inherited IRA'') (direct transfer and specified direct rollover contributions only).

..   An annuity that is an investment vehicle for qualified defined contribution plans and certain qualified defined benefit plans (''QP'') (Rollover and direct transfer contributions only).

..   An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity (''TSA'') --
    (''Rollover TSA'') (Rollover and direct transfer contributions only; employer or plan approval required). We no longer accept contributions to TSA contracts.

Not all types of contracts are available with each version of the Accumulator(R) Series contracts. See "Rules regarding contributions to your contract" in "Appendix X" for more information.


Registration statements relating to this offering have been filed with the SEC. The statement of additional information (''SAI'') dated May 1, 2019, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.


THE CONTRACT IS NO LONGER AVAILABLE FOR NEW PURCHASERS. These versions of the Accumulator(R) Series contracts are no longer being sold. This Prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix VIII later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.


ELECTRONIC DELIVERY OF SHAREHOLDER REPORTS (PURSUANT TO RULE 30E-3). Beginning on January 1, 2021, as permitted by regulations adopted by the SEC, paper copies of the shareholder reports for portfolio companies available under your contract will no longer be sent by mail, unless you specifically request paper copies of the reports from the Company or from your financial intermediary. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications electronically from the Company or your financial intermediary by calling 1-800-789-7771.

You may elect to receive all future reports in paper free of charge. You can inform the Company or your financial intermediary that you wish to continue receiving paper copies of your shareholder reports by calling 1-877-522-5035 or by sending an email request to EquitableFunds@dfinsolutions.com. Your election to receive reports in paper will apply to all portfolio companies available under your contract.

Contents of this Prospectus

--------------------------------------------------------------------------------



       Index of key words and phrases                                 5
       Who is AXA Equitable?                                          7
       How to reach us                                                8
       The Accumulator(R) Series at a glance -- key features         10

       -----------------------------------------------------------------
       FEE TABLE                                                     13
       -----------------------------------------------------------------

       Examples                                                      15
       Condensed financial information                               16

       -----------------------------------------------------------------
       1. CONTRACT FEATURES AND BENEFITS                             17
       -----------------------------------------------------------------
       How you can contribute to your contract                       17
       Owner and annuitant requirements                              17
       How you can make your contributions                           18
       What are your investment options under the contract?          19
       Portfolios of the Trusts                                      20
       Allocating your contributions                                 27
       Credits (FOR ACCUMULATOR(R) PLUS/SM/ CONTRACTS ONLY)          30
       Guaranteed minimum death benefit and Guaranteed
         minimum income benefit base                                 31
       Annuity purchase factors                                      33
       Guaranteed minimum income benefit                             33
       Guaranteed minimum death benefit                              36
       Guaranteed withdrawal benefit for life (''GWBL'')             39
       Principal guarantee benefits                                  43
       Guaranteed benefit offers                                     44
       Guaranteed benefit lump sum payment option                    44
       Inherited IRA beneficiary continuation contract               45
       Your right to cancel within a certain number of days          46

       -----------------------------------------------------------------
       2. DETERMINING YOUR CONTRACT'S VALUE                          48
       -----------------------------------------------------------------
       Your account value and cash value                             48
       Your contract's value in the variable investment options      48
       Your contract's value in the guaranteed interest option       48
       Your contract's value in the fixed maturity options           48
       Your contract's value in the account for special dollar cost
         averaging                                                   48
       Effect of your account value falling to zero                  48
       Termination of your contract                                  49


-------------

"We," "our," "us" and the "Company" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                          CONTENTS OF THIS PROSPECTUS

-------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT
  OPTIONS                                                       50
-------------------------------------------------------------------
Transferring your account value                                 50
Our administrative procedures for calculating your Roll-Up
  benefit base following a transfer                             50
Disruptive transfer activity                                    51
Rebalancing your account value                                  52

-------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                         53
-------------------------------------------------------------------
Withdrawing your account value                                  53
How withdrawals are taken from your account value               57
How withdrawals affect your Guaranteed minimum income
  benefit, Guaranteed minimum death benefit and Principal
  guarantee benefits                                            57
How withdrawals affect your GWBL and GWBL Guaranteed
  minimum death benefit                                         58
Withdrawals treated as surrenders                               58
Loans under Rollover TSA contracts                              58
Surrendering your contract to receive its cash value            59
When to expect payments                                         59
Signature guarantee                                             59
Your annuity payout options                                     60

-------------------------------------------------------------------
5. CHARGES AND EXPENSES                                         62
-------------------------------------------------------------------
Charges that AXA Equitable deducts                              62
Charges that the Trusts deduct                                  67
Group or sponsored arrangements                                 67
Other distribution arrangements                                 67

-------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                     68
-------------------------------------------------------------------
Your beneficiary and payment of benefit                         68
Beneficiary continuation option                                 71

-------------------------------------------------------------------
7. TAX INFORMATION                                              73
-------------------------------------------------------------------
Overview                                                        73
Contracts that fund a retirement arrangement                    73
Transfers among investment options                              73
Taxation of nonqualified annuities                              73
Individual retirement arrangements (IRAs)                       76
Traditional individual retirement annuities (traditional IRAs)  76
Roth individual retirement annuities (Roth IRAs)                81
Tax withholding and information reporting                       84
Special rules for contracts funding qualified plans             85
Impact of taxes to AXA Equitable                                85

-------------------------------------------------------------------
8. MORE INFORMATION                                             86
-------------------------------------------------------------------
About Separate Account No. 49                                   86
About the Trusts                                                86
About our fixed maturity options                                86
About the general account                                       87
About other methods of payment                                  88


Dates and prices at which contract events occur            88
About your voting rights                                   89
Cybersecurity                                              90
Statutory compliance                                       90
About legal proceedings                                    90
Financial statements                                       90
Transfers of ownership, collateral assignments, loans and
  borrowing                                                90
About Custodial IRAs                                       91
How divorce may affect your guaranteed benefits            91
How divorce may affect your Joint Life GWBL                91
Distribution of the contracts                              91

--------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE         94
--------------------------------------------------------------



-------------------------------------------------------------------
APPENDICES
-------------------------------------------------------------------
   I  --  Condensed financial information                      I-1
  II  --  Purchase considerations for QP contracts            II-1
 III  --  Market value adjustment example                    III-1
  IV  --  Enhanced death benefit example                      IV-1
   V  --  Hypothetical illustrations                           V-1
  VI  --  Earnings enhancement benefit example                VI-1
 VII  --  State contract availability and/or variations of
            certain features and benefits                    VII-1
VIII  --  Contract variations                               VIII-1
  IX  --  Tax-sheltered annuity contracts (TSAs)              IX-1
   X  --  Rules regarding contributions to your contract       X-1
  XI  --  Guaranteed benefit lump sum payout option
            hypothetical illustrations                        XI-1
 XII  --  New Guaranteed withdrawal Benefit for Life         XII-1

-------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
  Table of contents
-------------------------------------------------------------------

                          CONTENTS OF THIS PROSPECTUS

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.


                                                                    PAGE

      3% Roll-Up to age 85                                             32
      6% Roll-Up to age 85                                             31
      6 1/2% Roll-Up to age 85                                         31
      account for special dollar cost averaging                        27
      account for special money market dollar cost averaging           28
      account value                                                    48
      administrative charge                                            62
      annual administrative charge                                     63
      Annual Ratchet                                                   41
      Annual Ratchet to age 85 enhanced death benefit                  31
      annuitant                                                        17
      annuitization                                                    60
      annuity maturity date                                            61
      annuity payout options                                           60
      annuity purchase factors                                         33
      automatic annual reset program                                   33
      automatic customized reset program                               33
      automatic investment program                                     88
      beneficiary                                                      69
      Beneficiary continuation option (''BCO'')                        71
      business day                                                     88
      cash value                                                       48
      charges for state premium and other applicable taxes             66
      contract date                                                    18
      contract date anniversary                                        18
      contract year                                                    18
      contributions to Roth IRAs                                       81
         regular contributions                                         81
         rollovers and transfers                                       81
         conversion contributions                                      82
      contributions to traditional IRAs                                76
         regular contributions                                         77
         rollovers and direct transfers                                77
      credit                                                           30
      disability, terminal illness or confinement to nursing home      64
      disruptive transfer activity                                     51
      Distribution Charge                                              62
      Earnings enhancement benefit                                     38
      Earnings enhancement benefit charge                              66
      ERISA                                                        67, 73
      fixed-dollar option                                              29
      fixed maturity options                                           26
      Flexible Premium IRA                                              2
      Flexible Premium Roth IRA                                         2
      free look                                                        47
      free withdrawal amount                                           64
      general account                                                  87
      general dollar cost averaging                                    29
      guaranteed interest option                                       26


                                                                  PAGE
        Guaranteed minimum death benefit                            36
        Guaranteed minimum death benefit and
          Guaranteed minimum income benefit base                    31
        Guaranteed minimum income benefit                           33
        Guaranteed minimum income benefit and the Roll-Up
          benefit base reset option                                 32
        Guaranteed minimum income benefit charge                    65
        Guaranteed minimum income benefit ''no lapse guarantee''    49
        Guaranteed withdrawal benefit for life (''GWBL'')           39
        Guaranteed withdrawal benefit for life benefit charge       66
        GWBL benefit base                                           39
        Inherited IRA                                                2
        investment options                                           1
        Investment simplifier                                       29
        IRA                                                          2
        IRS                                                         73
        lifetime required minimum distribution withdrawals          56
        loan reserve account                                        59
        loans under Rollover TSA                                    58
        market adjusted amount                                      26
        market value adjustment                                     27
        market timing                                               51
        Maturity date annuity payments                              61
        maturity dates                                              26
        maturity value                                              26
        Mortality and expense risks charge                          62
        NQ                                                           2
        one-time reset option                                       33
        Online Account Access                                        8
        partial withdrawals                                         54
        participant                                                 18
        permitted variable investment options                       19
        Portfolio                                                    1
        Principal guarantee benefits                                43
        processing office                                         2, 8
        QP                                                           2
        rate to maturity                                            26
        rebalancing                                                 52
        Rollover IRA                                                 2
        Rollover TSA                                                 2
        Roth Conversion IRA                                          2
        Roth IRA                                                    81
        SAI                                                          2
        SEC                                                          1
        self-directed allocation                                    27
        Separate Account No. 49                                     86
        Special dollar cost averaging                               28
        Special money market dollar cost averaging                  28
        Spousal continuation                                        69

                        INDEX OF KEY WORDS AND PHRASES

                                                              PAGE

             standard death benefit                           31
             substantially equal withdrawals                  55
             systematic withdrawals                           55
             TSA                                               2
             traditional IRA                                  76


                                                             PAGE

            Trusts                                               1
            unit                                                48
            variable investment options                      1, 19
            wire transmittals and electronic applications       88
            withdrawal charge                                   63

To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.

-----------------------------------------------------------------------------
 PROSPECTUS                            CONTRACT OR SUPPLEMENTAL MATERIALS
-----------------------------------------------------------------------------
fixed maturity options                 Guarantee Periods (Guaranteed Fixed
                                       Interest Accounts in supplemental
                                       materials)

variable investment options            Investment Funds

account value                          Annuity Account Value

rate to maturity                       Guaranteed Rates

unit                                   Accumulation Unit

Guaranteed minimum death benefit       Guaranteed death benefit

Guaranteed minimum income benefit      Guaranteed Income Benefit

guaranteed interest option             Guaranteed Interest Account

Guaranteed withdrawal benefit for life Guaranteed withdrawal benefit

GWBL benefit base                      Guaranteed withdrawal benefit for
                                       life benefit base

Guaranteed annual withdrawal amount    Guaranteed withdrawal benefit for
                                       life Annual withdrawal amount

Excess withdrawal                      Guaranteed withdrawal benefit for
                                       life Excess withdrawal
-----------------------------------------------------------------------------

                        INDEX OF KEY WORDS AND PHRASES

Who is AXA Equitable?

--------------------------------------------------------------------------------


We are AXA Equitable Life Insurance Company ("AXA Equitable") a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable Life Insurance Company is an indirect wholly owned subsidiary of AXA Equitable Holdings, Inc. No company other than AXA Equitable has any legal responsibility to pay amounts that AXA Equitable owes under the contracts. AXA Equitable is solely responsible for paying all amounts owed to you under your contract.

AXA Equitable Holdings, Inc. and its consolidated subsidiaries managed approximately $618.6 billion in assets as of December 31, 2018. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

                             WHO IS AXA EQUITABLE?

HOW TO REACH US


Please communicate with us at the mailing addresses listed below for the purposes described. You can also use our Online Account Access system to access information about your account and to complete certain requests through the Internet. Certain methods of contacting us, such as by telephone or electronically, may be unavailable, delayed or discontinued. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:


 FOR CORRESPONDENCE WITH CHECKS:

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1577
  Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

 FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.

 REPORTS WE PROVIDE:

..   written confirmation of financial transactions;

..   statement of your account value at the close of each calendar year, and any calendar quarter in which there was a financial transaction; and

..   annual statement of your account value as of the close of the contract year, including notification of eligibility for GWBL deferral bonuses and eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.

 ONLINE ACCOUNT ACCESS SYSTEM:

Online Account Access is designed to provide this information through the Internet. You can obtain information on:

..   your current account value;

..   your current allocation percentages;

..   the number of units you have in the variable investment options;

..   the daily unit values for the variable investment options; and

..   performance information regarding the variable investment options.

You can also:

..   change your allocation percentages and/or transfer among the investment options;

..   elect to receive certain contract statements electronically;

..   enroll in, modify or cancel a rebalancing program;

..   change your address;

..   change your password; and

..   access Frequently Asked Questions and Service Forms.

Online Account Access is normally available seven days a week, 24 hours a day. You may access Online Account Access by visiting our website at www.axa.com. Of course, for reasons beyond our control, this service may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by the Internet are genuine. For example, we will require certain personal identification information before we will act on Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to this service if we determine that you engaged in a disruptive transfer activity, such as ''market timing'' (see ''Disruptive transfer activity'' in ''Transferring your money among investment options'' later in this Prospectus).

 CUSTOMER SERVICE REPRESENTATIVE:

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on the following business days:

..   Monday through Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

..   Friday from 8:30 a.m. until 5:30 p.m., Eastern time.

                             WHO IS AXA EQUITABLE?

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)authorization for telephone transfers by your financial professional;

(2)conversion of a traditional IRA to a Roth Conversion IRA or, depending on your contract, Flexible Premium Roth IRA contract;

(3)election of the automatic investment program;

(4)requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)spousal consent for loans under Rollover TSA contracts;

(6)requests for withdrawals or surrenders from Rollover TSA contracts (employer or plan approval required) and contracts with the Guaranteed withdrawal benefit for life ("GWBL");

(7)tax withholding elections (see withdrawal request form);

(8)election of the beneficiary continuation option;

(9)IRA contribution recharacterizations;

(10)Section 1035 exchanges;

(11)direct transfers and rollovers;

(12)exercise of the Guaranteed minimum income benefit;

(13)requests to reset your Roll-Up benefit base by electing one of the following: one-time reset option, automatic annual reset program or automatic customized reset program;

(14)requests to opt out of or back into the Annual Ratchet of the Guaranteed withdrawal benefit for life ("GWBL") benefit base;

(15)death claims;

(16)change in ownership (NQ only, if available under your contract);

(17)requests for enrollment in either our Maximum payment plan or Customized payment plan under the Guaranteed withdrawal benefit for life ("GWBL");

(18)purchase by, or change of ownership to, a non-natural owner;

(19)requests to reset the guaranteed minimum value for contracts with a Principal guarantee benefit;

(20)requests to collaterally assign your NQ contract;

(21)transfers into and among the investment options; and

(22)requests for withdrawals.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)beneficiary changes;

(2)contract surrender;

(3)general dollar cost averaging (including the fixed dollar and interest sweep options);

(4)special money market dollar cost averaging (for Accumulator(R) Plus/SM /and Accumulator(R) Select/SM /contracts only); and

(5)special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM /contracts only).

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)automatic investment program;

(2)general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)special money market dollar cost averaging (for Accumulator(R) Plus/SM /and Accumulator(R) Select/SM /contracts only);

(4)special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM /contracts only);

(5)substantially equal withdrawals;

(6)systematic withdrawals;

(7)the date annuity payments are to begin; and

(8)RMD payments from inherited IRAs.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION AT LEAST ONE CALENDAR DAY PRIOR TO YOUR CONTRACT DATE ANNIVERSARY:

(1)automatic annual reset program; and

(2)automatic customized reset program.

                              -------------------


You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take. Some requests may be completed online; you can use our Online Account Access system to contact us and to complete such requests through the Internet. In the future, we may require that certain requests be completed online.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.


EDELIVERY:

You can register to receive statements and other documents electronically. You can do so by visiting our website at www.axa.com.

                             WHO IS AXA EQUITABLE?

The Accumulator(R) Series at a glance -- key features

--------------------------------------------------------------------------------

FOUR CONTRACT SERIES  This Prospectus describes The Accumulator(R) Series contracts -- Accumulator(R), Accumulator(R) Plus/SM/,
                      Accumulator(R) Elite/SM/, and Accumulator Select/SM/. Each series provides for the accumulation of retirement savings and income, offers income and death benefit protection, and offers various payout options.

                      Each series provides a different charge structure. For details, please see the summary of the contract features below, the ''Fee table'' and ''Charges and expenses'' later in this Prospectus.

                      Each series is subject to different contribution rules, which are described in ''Contribution amounts'' later in this section and in ''Rules regarding contributions to your contract" in "Appendix X" later in this Prospectus.

                      The chart below shows the availability of key features under each series of the contract.

                                       ACCUMULATOR(R)  ACCUMULATOR(R)  ACCUMULATOR(R)
                       ACCUMULATOR(R)  PLUS/SM/        ELITE/SM/       SELECT/SM/
--------------------------------------------------------------------------------------
Special dollar cost         Yes             No              Yes             No
averaging
--------------------------------------------------------------------------------------
Special money market        No              Yes             No              Yes
dollar cost averaging
--------------------------------------------------------------------------------------
Credits                     No              Yes             No              No

                            Throughout the Prospectus, any differences among the contract series are identified.

                            You should work with your financial professional to decide which series of the contract may be appropriate for you
                            based on a thorough analysis of your particular insurance
                            needs, financial objectives, investment goals, time
                            horizons and risk tolerance.
----------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT     The Accumulator(R) Series' variable investment options
MANAGEMENT                  invest in different Portfolios managed by professional
                            investment advisers.
----------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS      .   Fixed maturity options ("FMOs") with maturities ranging
                                from approximately 1 to 10 years (subject to
                                availability).
                            .   Each fixed maturity option offers a guarantee of
                                principal and interest rate if you hold it to maturity.
                            ------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value
                            adjustment due to differences in interest rates. If you
                            withdraw or transfer only a portion of a fixed maturity
                            amount, this may increase or decrease any value that you
                            have left in that fixed maturity option. If you surrender
                            your contract, a market value adjustment also applies.
----------------------------------------------------------------------------------------
GUARANTEED INTEREST OPTION  .   Principal and interest guarantees.
                            .   Interest rates set periodically.
----------------------------------------------------------------------------------------
TAX CONSIDERATIONS          .   No tax on earnings inside the contract until you make
                                withdrawals from your contract or receive annuity
                                payments.
                            ------------------------------------------------------------
                            .   No tax on transfers among investment options inside the
                                contract.
                            ------------------------------------------------------------
                            If you are purchasing or contributing to an annuity
                            contract, which is an Individual Retirement Annuity (IRA)
                            or Tax Sheltered Annuity (TSA), or to fund an employer
                            retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits
                            beyond those already provided by the Internal Revenue Code for these types of arrangements. Before purchasing or
                            contributing to one of these contracts, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the
                            relative features, benefits and costs of these annuities
                            compared with any other investment that you may use in
                            connection with your retirement plan or arrangement.
                            Depending on your personal situation, the contract's
                            guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
----------------------------------------------------------------------------------------
GUARANTEED MINIMUM          The Guaranteed minimum income benefit provides income
INCOME BENEFIT              protection for you during your life once you elect to
                            annuitize the contract.
----------------------------------------------------------------------------------------

             THE ACCUMULATOR(R) SERIES AT A GLANCE -- KEY FEATURES

GUARANTEED WITHDRAWAL  The Guaranteed withdrawal benefit for life option
BENEFIT FOR LIFE       (''GWBL'') guarantees that you can take withdrawals up to a maximum amount each contract year (your ''Guaranteed annual withdrawal amount'') beginning at age 45 or later.
                       Withdrawals are taken from your account value and continue during your lifetime even if your account value falls to
                       zero (unless it is caused by a withdrawal that exceeds your
                       Guaranteed annual withdrawal amount).
-----------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS   Currently, with limited exceptions, we are not accepting
                       additional contributions to Accumulator(R) series
                       contracts. We continue to accept contributions to: (i) QP
                       contracts; and (ii) all contracts, except TSA, issued in
                       the state of Florida. Information regarding contributions
                       in this section is for the benefit of contract owners
                       currently eligible to continue making contributions to the contracts.
                       The chart below shows the minimum initial and additional
                       contribution amounts under the contracts. Initial
                       contribution amounts are provided for informational
                       purposes only. Please see ''How you can contribute to your contract" under ''Contract features and benefits'' and
                       "Rules regarding contributions to your contract" in
                       "Appendix X" for more information.

                                              ACCUMULATOR(R)      ACCUMULATOR(R)      ACCUMULATOR(R)
                           ACCUMULATOR(R)     PLUS/SM/            ELITE/SM/           SELECT/SM/
---------------------------------------------------------------------------------------------------------
NQ                         $5,000($500)/(1)/  $10,000($500)/(1)/  $10,000($500)/(1)/  $25,000($500)/(1)/
---------------------------------------------------------------------------------------------------------
Rollover IRA               $5,000($50)/(1)/   $10,000($50)/(1)/   $10,000($50)/(1)/   $25,000($50)/(1)/
---------------------------------------------------------------------------------------------------------
Flexible Premium IRA       $4,000($50)/(2)/   n/a                 n/a                 n/a
---------------------------------------------------------------------------------------------------------
Roth Conversion IRA        $5,000($50)/(1)/   $10,000($50)/(1)/   $10,000($50)/(1)/   $25,000($50)/(1)/
---------------------------------------------------------------------------------------------------------
Flexible Premium Roth IRA  $4,000($50)/(2)/   n/a                 n/a                 n/a
---------------------------------------------------------------------------------------------------------
Inherited IRA Beneficiary  $5,000($1,000)     n/a                 $10,000($1,000)     $25,000($1,000)
Continuation contract
(traditional IRA or Roth
IRA) ("Inherited IRA")
---------------------------------------------------------------------------------------------------------
QP                         $5,000($500)       $10,000($500)       $10,000($500)       n/a
---------------------------------------------------------------------------------------------------------
Rollover TSA               $5,000($500)       $10,000($500)       $10,000($500)       $25,000($500)
---------------------------------------------------------------------------------------------------------
/(1)/$100 monthly and $300 quarterly under our automatic investment program.
/(2)/$50 monthly or quarterly under our automatic investment program.

                                .   Maximum contribution limitations apply to all
                                    contracts. For more information, please see "How you
                                    can contribute to your contract" in "Contract features
                                    and benefits" later in this Prospectus.
                                ------------------------------------------------------------
                                In general, contributions are limited to $1.5 million
                                ($500,000 maximum for owners or annuitants who are age 81
                                and older at contract issue) under all Accumulator(R)
                                Series contracts with the same owner or annuitant. We
                                generally limit aggregate contributions made after the
                                first contract year to 150% of first-year contributions.
                                Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions,
                                including our rights to (i) change minimum and maximum
                                contribution requirements and limitations, and (ii)
                                discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit your transfers to any of the variable investment options and to limit the number of variable investment options which you may elect. For
                                more information, please see "How you can contribute to
                                your contract" in "Contract features and benefits" later in this Prospectus.
--------------------------------------------------------------------------------------------
CREDIT (ACCUMULATOR(R) PLUS/SM  We allocate your contributions to your account value. We
/CONTRACTS ONLY)                allocate a credit to your account value at the same time
                                that we allocate your contributions. The credit will apply to additional contribution amounts only to the extent that those amounts exceed total withdrawals from the contract.
                                The amount of credit may be up to 5% of each contribution, depending on certain factors. The credit is subject to
                                recovery by us in certain limited circumstances.
--------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY            .   Partial withdrawals
                                .   Several withdrawal options on a periodic basis
                                .   Loans under Rollover TSA contracts (employer or plan
                                    approval required)
                                .   Contract surrender
                                .   Maximum payment plan (only under contracts with GWBL)
                                .   Customized payment plan (only under contracts with GWBL)
                                You may incur a withdrawal charge (not applicable to
                                Accumulator(R) Select/SM /contracts) for certain
                                withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty. Certain withdrawals
                                will diminish the value of optional benefits.
--------------------------------------------------------------------------------------------

             THE ACCUMULATOR(R) SERIES AT A GLANCE -- KEY FEATURES

---------------------------------------------------------------------------------------
PAYOUT OPTIONS             .   Fixed annuity payout options
---------------------------------------------------------------------------------------
ADDITIONAL FEATURES        .   Guaranteed minimum death benefit options
                           .   Principal guarantee benefits
                           .   Dollar cost averaging
                           .   Automatic investment program
                           .   Account value rebalancing (quarterly, semiannually, and
                               annually)
                           .   Free transfers
                           .   Waiver of withdrawal charge for certain withdrawals,
                               disability, terminal illness, or confinement to a
                               nursing home (not applicable to Accumulator(R)
                               Select/SM /contracts)
                           .   Earnings enhancement benefit, an optional death benefit
                               available under certain contracts
                           .   Spousal continuation
                           .   Beneficiary continuation option
                           .   Roll-Up benefit base reset
---------------------------------------------------------------------------------------
FEES AND CHARGES           Please see "Fee table" later in this section for complete
                           details.
---------------------------------------------------------------------------------------
OWNER AND ANNUITANT ISSUE  Please see "Rules regarding contributions to your contract"
AGES                       in "Appendix X" for owner and annuitant issue ages
                           applicable to your contract.
---------------------------------------------------------------------------------------
GUARANTEED BENEFIT OFFERS  From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain
                           guaranteed benefits. See "Guaranteed benefit offers" in
                           "Contract features and benefits" for more information.
---------------------------------------------------------------------------------------

THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS MAY VARY IN YOUR STATE; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS, IN ALL STATES OR FROM ALL SELLING BROKER-DEALERS. PLEASE SEE APPENDIX VII LATER IN THIS PROSPECTUS FOR MORE INFORMATION ON STATE AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The Prospectus should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

             THE ACCUMULATOR(R) SERIES AT A GLANCE -- KEY FEATURES

Fee Table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in ''Charges and expenses'' later in this Prospectus.

All features listed below may not have been available at the time you purchased your contract. See Appendix VIII later in this Prospectus for more information.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, request special services, if you make certain withdrawals or apply your cash value to certain payout options. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.

--------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN
TRANSACTIONS
--------------------------------------------------------------------------------
Maximum withdrawal
charge as a
percentage of
contributions
withdrawn (deducted
if you surrender
your contract or
make certain
withdrawals or
apply your cash
value to certain                    ACCUMULATOR(R) ACCUMULATOR(R) ACCUMULATOR(R)
payout               ACCUMULATOR(R) PLUS/SM/       ELITE/SM/      SELECT/SM/
options)./(1)/       7.00%          8.00%          8.00%          N/A

SPECIAL SERVICES
CHARGES

..   Wire transfer    Current and Maximum Charge:   $90
    charge

..   Express mail     Current and Maximum Charge:   $35
    charge

..   Duplicate        Current and Maximum Charge:   $35/(2)/
    contract charge
--------------------------------------------------------------------------------

The following tables
describe the fees and
expenses that you will pay
periodically during the
time that you own the
contract, not including the
underlying trust portfolio
fees and expenses.

-----------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
-----------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge/(3)/
   If your account value on a contract date anniversary is less than $50,000/(4)/                     $30

   If your account value on a contract date anniversary is $50,000 or more                            $0

--------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
--------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:                                 ACCUMULATOR(R) ACCUMULATOR(R) ACCUMULATOR(R)
                                                   ACCUMULATOR(R) PLUS/SM/       ELITE/SM/      SELECT/SM/
                                                   -----------    -              -              -
Mortality and expense risks/(5)/                   0.80%          0.95%          1.10%          1.10%
Administrative                                     0.30%          0.35%          0.30%          0.25%
Distribution                                       0.20%          0.25%          0.25%          0.35%
                                                   -----          -----          -----          -----
Total Separate account annual expenses             1.30%          1.55%          1.65%          1.70%

-----------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT ANY OF THE FOLLOWING
OPTIONAL BENEFITS
-----------------------------------------------------------------------------------------
GUARANTEED MINIMUM DEATH BENEFIT CHARGE (Calculated as a percentage of the applicable benefit base. Deducted annually/(3) /on each contract date anniversary for which the benefit is in effect.)

   Standard death benefit and GWBL Standard death benefit                No Charge

   Annual Ratchet to age 85                                              0.25%

   Greater of 6 1/2% Roll-Up to age 85 or Annual Ratchet to age 85       0.80%/(5)/

                                   FEE TABLE

   If you elect to reset this benefit base, if
   applicable, we will increase your charge to:      0.95%

   Greater of 6% Roll-Up to age 85 or Annual
   Ratchet to age 85                                 0.65%/(6)/

   If you elect to reset this benefit base, if
   applicable, we will increase your charge to:      0.80%

   Greater of 3% Roll-Up to age 85 or Annual
   Ratchet to age 85                                 0.65%

   GWBL Enhanced death benefit                       0.30%

   Modified death benefit/(9)/ ("Modified DB")       No charge (if you previously had the Standard death benefit)
                                                     0.25% of the Annual Ratchet to age 85 benefit base (if you previously had the Annual Ratchet to age 85 death benefit)
                                                     0.55%/(10)/ or 0.40%/(11)/ of the Greater of 6% Roll-Up to age 85 benefit base or Annual Ratchet to age 85 benefit base, as applicable (if you previously had the Greater of 6% Roll-Up to age 85 death benefit)
------------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL GUARANTEE BENEFITS CHARGE (Calculated
as a percentage of the account value. Deducted
annually/(3) /on each contract date anniversary
for which the benefit is in effect.)

   100% Principal guarantee benefit                  0.50%

   125% Principal guarantee benefit                  0.75%
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM INCOME BENEFIT CHARGE
(Calculated as a percentage of the applicable
benefit base. Deducted annually/(3) /on each
contract date anniversary for which the benefit
is in effect.)

If you elect the Guaranteed minimum income
benefit that includes the 6 1/2% Roll-Up benefit
base                                                 0.80%/(6)/

   If you elect to reset this benefit base, we       1.10%
   will increase your charge to:
If you elect the Guaranteed minimum income
benefit that includes the 6% Roll-Up benefit base    0.65%/(6)/

   If you elect to reset this Roll-Up benefit
   base, we will increase your charge to:            0.95%
------------------------------------------------------------------------------------------------------------------------------------
EARNINGS ENHANCEMENT BENEFIT CHARGE (Calculated
as a percentage of the account value. Deducted
annually/(3) /on each contract date anniversary
for which the benefit is in effect.)                 0.35%
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED WITHDRAWAL BENEFIT FOR LIFE BENEFIT
CHARGE (Calculated as a percentage of the GWBL
benefit base. Deducted annually/(3) /on each         0.65% for the Single Life option
contract date anniversary.)                          0.80% for the Joint Life option
If your GWBL benefit base ratchets, we will          0.80% for the Single Life option
increase your charge to:                             0.95% for the Joint Life option
Please see "Guaranteed withdrawal benefit for life ("GWBL")" in
"Contract features and benefits" for more information about this feature, including its benefit base and the Annual Ratchet
provision, and "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses," both later in this Prospectus.
------------------------------------------------------------------------------------------------------------------------------------
NEW GUARANTEED WITHDRAWAL BENEFIT FOR LIFE (NEW      The New GWBL percentage charge is the same percentage charge you
GWBL)/(12)/ CHARGE (Calculated as a percentage of    previously paid for the GMIB.
the applicable benefit base. Deducted
annually/(13)/ on each contract date anniversary
for which the benefit is in effect.)
------------------------------------------------------------------------------------------------------------------------------------
NET LOAN INTEREST CHARGE -- ROLLOVER TSA
CONTRACTS ONLY (Calculated and deducted daily as
a percentage of the outstanding loan amount.)        2.00%/(7)/
------------------------------------------------------------------------------------------------------------------------------------

                                   FEE TABLE

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


-----------------------------------------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
-----------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses (expenses that are deducted from Portfolio assets  Lowest Highest
including management fees, 12b-1 fees, service fees, and/or other expenses)/(8)/             0.58%  1.40%
-----------------------------------------------------------------------------------------------------------


Notes:

(1)Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable:

   The withdrawal charge percentage we use is determined by the contract year in which you make the withdrawal or surrender your contract. For each contribution, we consider the contract year in which we receive that contribution to be ''contract year 1'')

                              Accumulator(R) Accumulator(R)
Contract Year  Accumulator(R)       Plus/SM/      Elite/SM/
-------------  -------------- -------------- --------------
     1........     7.00%          8.00%          8.00%
     2........     7.00%          8.00%          7.00%
     3........     6.00%          7.00%          6.00%
     4........     6.00%          7.00%          5.00%
     5........     5.00%          6.00%          0.00%
     6........     3.00%          5.00%          0.00%
     7........     1.00%          4.00%          0.00%
     8........     0.00%          3.00%          0.00%
     9+.......     0.00%          0.00%          0.00%

(2)This charge is currently waived. This waiver may be discontinued at any time, with or without notice.

(3)If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year.

(4)During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge, if applicable, is $30 for each contract year.

(5)These charges compensate us for certain risks we assume and expenses we incur under the contract. We expect to make a profit from these charges. For Accumulator(R) Plus/SM /contracts, the charges also compensate us for the expense associated with the credit.

(6)We will increase this charge to the maximum charge shown in the table above, if you elect to reset your Roll-Up benefit base on any contract date anniversary. See both "Guaranteed minimum death benefit charge'' and "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Any reset prior to April 1, 2013 did not result in an increased charge.

(7)We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See ''Loans under Rollover TSA contracts'' later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.

(8)"Total Annual Portfolio Operating Expenses" may be based, in part, on estimated amounts of such expenses.

(9)Only applicable to contract holders who elected to convert their Guaranteed minimum income benefit into the New Guaranteed Benefit for Life. See Appendix XII for more information.

(10)Applicable if you were previously paying 0.80% for the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 death benefit.

(11)Applicable if you were previously paying 0.65% for the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 death benefit.

(12)Only applicable to contract holders who elected to convert their Guaranteed minimum income benefit into the New GWBL. See Appendix XII for more information.

(13)If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year.

EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The examples below show the expenses that a hypothetical contract owner (who has elected the enhanced death benefit that provides for the Greater of 6 1/2% Roll-Up to age 85 or Annual Ratchet to age 85 and the Earnings enhancement benefit with the Guaranteed minimum income benefit) would pay in the situations illustrated. These examples use an average annual administrative charge based on the charges paid in the prior calendar year which results in an estimated administrative charge calculated as a percentage of contract value, as follows:
Accumulator(R) 0.006%; Accumulator(R) Plus/SM/ 0.011%; Accumulator(R) Elite/SM/ 0.014%; and Accumulator(R) Select/SM/ 0.005%.

                                   FEE TABLE

The fixed maturity options, guaranteed interest option, the account for special dollar cost averaging (if applicable under your contract) and the account for special money market dollar cost averaging (if applicable under your contract) are not covered by these examples. However, the annual administrative charge, the withdrawal charge (if applicable under your contract) and the charge for any optional benefits do apply to the fixed maturity options, guaranteed interest option, the account for special dollar cost averaging (if applicable under your contract) and the account for special money market dollar cost averaging (if applicable under your contract). A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The examples assume that you invest $10,000 in the contract for the time periods indicated, and that your investment has a 5% return each year. The example for Accumulator(R) Plus/SM/ contracts assumes a 4% credit was applied to your contribution. Other than the administrative charge (which is described immediately above), the examples also assume maximum contract charges that would apply based on a 5% rate of return and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions your costs would be:


                                            ACCUMULATOR(R)
---------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE   CONTRACT AT THE END OF THE
                                    END OF THE APPLICABLE TIME PERIOD         APPLICABLE TIME PERIOD
---------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR 3 YEARS 5 YEARS 10 YEARS
---------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                       $1,191   $2,212    $3,288    $5,999    $491  $1,612  $2,788   $5,999
---------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                       $1,105   $1,960    $2,881    $5,263    $405  $1,360  $2,381   $5,263
---------------------------------------------------------------------------------------------------------


                                       ACCUMULATOR(R) ELITE/SM/
---------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE   CONTRACT AT THE END OF THE
                                    END OF THE APPLICABLE TIME PERIOD         APPLICABLE TIME PERIOD
---------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR 3 YEARS 5 YEARS 10 YEARS
---------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                       $1,329   $2,320    $2,961    $6,300    $529  $1,720  $2,961   $6,300
---------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                       $1,243   $2,071    $2,561    $5,592    $443  $1,471  $2,561   $5,592
---------------------------------------------------------------------------------------------------------


                                        ACCUMULATOR(R) PLUS/SM/
---------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE   CONTRACT AT THE END OF THE
                                    END OF THE APPLICABLE TIME PERIOD         APPLICABLE TIME PERIOD
---------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR 3 YEARS 5 YEARS 10 YEARS
---------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                       $1,332   $2,432    $3,583    $6,364    $532  $1,732  $2,983   $6,364
---------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                       $1,242   $2,171    $3,164    $5,616    $442  $1,471  $2,564   $5,616
---------------------------------------------------------------------------------------------------------


                                       ACCUMULATOR(R) SELECT/SM/
---------------------------------------------------------------------------------------------------------
                                                                      IF YOU SURRENDER OR DO NOT
                                    IF YOU ANNUITIZE AT THE END OF  SURRENDER YOUR CONTRACT AT THE END OF
                                      THE APPLICABLE TIME PERIOD      THE APPLICABLE TIME PERIOD
---------------------------------------------------------------------------------------------------------
                                    1 YEAR 3 YEARS 5 YEARS 10 YEARS 1 YEAR   3 YEARS   5 YEARS  10 YEARS
---------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                        N/A   $2,083  $3,331   $6,684   $533    $1,733    $2,981    $6,334
---------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                        N/A   $1,833  $2,931   $5,980   $447    $1,483    $2,581    $5,630
---------------------------------------------------------------------------------------------------------


For information on how your contract works under certain hypothetical circumstances, please see Appendix V at the end of this Prospectus.

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus or the Statement of Additional Information for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2018.

                                   FEE TABLE

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

Except as described below, we no longer accept contributions to the contracts, including contributions made through our automatic investment program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract or on your guaranteed benefits.

We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts, except TSA contracts, issued in the state of Florida. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.

The table in Appendix X summarizes our current rules regarding contributions to your contract, which rules are subject to change. We require a minimum contribution amount for each type of contract purchased. Maximum contribution limitations also apply. In some states, our rules may vary. Both the owner and annuitant named in the contract must meet the issue age requirements shown in the table and contributions are based on the age of the older of the original owner and annuitant.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit your transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

--------------------------------------------------------------------------------
WE HAVE EXERCISED OUR RIGHT TO DISCONTINUE ACCEPTANCE OF CONTRIBUTIONS TO THE CONTRACTS AS DESCRIBED ABOVE.
--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the ''150% limit''). The 150% limit can be reduced or increased at any time upon advance notice to you. We currently permit aggregate contributions greater than the 150% limit if both: (i) the owner (or joint owner or joint annuitant, if applicable) is age 75 or younger; and (ii) the aggregate contributions in any year after the 150% limit is reached do not exceed 100% of the prior year's contributions. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VII later in this Prospectus.

We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.

--------------------------------------------------------------------------------
THE ''OWNER'' IS THE PERSON WHO IS THE NAMED OWNER IN THE CONTRACT AND, IF AN INDIVIDUAL, IS THE MEASURING LIFE FOR DETERMINING CONTRACT BENEFITS. THE ''ANNUITANT'' IS THE PERSON WHO IS THE MEASURING LIFE FOR DETERMINING THE CONTRACT'S MATURITY DATE. THE ANNUITANT IS NOT NECESSARILY THE CONTRACT OWNER. WHERE THE OWNER OF A CONTRACT IS NON-NATURAL, THE ANNUITANT IS THE MEASURING LIFE FOR DETERMINING CONTRACT BENEFITS.
--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. We do not permit partnerships or limited liability companies to be owners of the Accumulator(R) Select/SM/ contract. We also reserve the right to prohibit the availability of the Accumulator(R) Select/SM/ contract to other non-natural owners. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Owners which are not individuals may be required to document their status to avoid 30% FATCA withholding from U.S.-source income.

For NQ contracts (with a single owner, joint owners, or a non-natural owner) purchased through an exchange that is intended not to be taxable under
Section 1035 of the Internal Revenue Code, we permit joint annuitants. We also permit joint annuitants in non-exchange sales if you elect the Guaranteed withdrawal benefit for life on a Joint life basis, and the contract is owned by a non-natural owner. In all cases, the joint annuitants must be spouses.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See ''Inherited IRA beneficiary continuation contract'' later in this section for Inherited IRA owner and annuitant requirements.

For the Spousal continuation feature to apply, the spouses must either be joint owners, or, for Single life contracts, the surviving spouse must be the sole primary beneficiary. The determination of spousal status is made under applicable state law. Certain same-sex civil union and domestic partners may not be eligible for tax benefits under federal law and in some circumstances will be required to take post-death distributions that dilute or eliminate the value of the contractual benefit.

Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts are not available for purchase by Charitable Remainder Trusts.

                        CONTRACT FEATURES AND BENEFITS

In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.

Under QP contracts, the owner must be the qualified plan trust and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

Certain benefits under your contract, as described later in this Prospectus, are based on the age of the owner. If the owner of the contract is not a natural person, these benefits will be based on the age of the annuitant. You may be permitted under the terms of your NQ contract to transfer ownership to a family member. In the event that ownership is changed to a family member, the original owner of the contract will remain the measuring life for determining contract benefits. Under QP contracts, all benefits are based on the age of the annuitant. In this Prospectus, when we use the terms owner and joint owner, we intend these to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. If GWBL is elected, the terms owner and Successor Owner are intended to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. If the contract is jointly owned or is issued to a non-natural owner and the GWBL has not been elected, benefits are based on the age of the older joint owner or older joint annuitant, as applicable.

PURCHASE CONSIDERATIONS FOR A CHARITABLE REMAINDER TRUST
(THIS SECTION ONLY APPLIES TO ACCUMULATOR(R) AND ACCUMULATOR(R) ELITE/SM/ CONTRACTS.)

If you are purchasing the contract to fund a charitable remainder trust and elect either the Guaranteed minimum income benefit (''GMIB'') or the Guaranteed withdrawal benefit for life ("GWBL"), or an enhanced death benefit, you should strongly consider ''split-funding'': that is the trust holds investments in addition to this Accumulator(R) Series contract. Charitable remainder trusts are required to take specific distributions. The charitable remainder trust annual withdrawal requirement may be equal to a percentage of the donated amount or a percentage of the current value of the donated amount. If your Accumulator(R) Series contract is the only source for such distributions, the payments you need to take may significantly reduce the value of those guaranteed benefits. Such amount may be greater than the annual increase in the GMIB, and/or the enhanced death benefit base and/or greater than the Guaranteed annual withdrawal amount under GWBL. See the discussion of these benefits later in this section.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in ''More information'' later in this Prospectus.

--------------------------------------------------------------------------------
THE ''CONTRACT DATE'' IS THE EFFECTIVE DATE OF A CONTRACT. THIS USUALLY IS THE BUSINESS DAY WE RECEIVE THE PROPERLY COMPLETED AND SIGNED APPLICATION, ALONG WITH ANY OTHER REQUIRED DOCUMENTS, AND YOUR INITIAL CONTRIBUTION. YOUR CONTRACT DATE WILL BE SHOWN IN YOUR CONTRACT. THE 12 MONTH PERIOD BEGINNING ON YOUR CONTRACT DATE AND EACH 12 MONTH PERIOD AFTER THAT DATE IS A ''CONTRACT YEAR.'' THE END OF EACH 12 MONTH PERIOD IS YOUR ''CONTRACT DATE ANNIVERSARY.'' FOR EXAMPLE, IF YOUR CONTRACT DATE IS MAY 1, YOUR CONTRACT DATE ANNIVERSARY IS
APRIL 30.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
AS DESCRIBED LATER IN THIS PROSPECTUS, WE DEDUCT GUARANTEED BENEFIT AND ANNUAL ADMINISTRATIVE CHARGES FROM YOUR ACCOUNT VALUE ON YOUR CONTRACT DATE ANNIVERSARY. IF YOU ELECTED THE GUARANTEED MINIMUM INCOME BENEFIT, YOU CAN ONLY EXERCISE THE BENEFIT DURING THE 30 DAY PERIOD FOLLOWING YOUR CONTRACT DATE ANNIVERSARY. THEREFORE, IF YOUR ACCOUNT VALUE IS NOT SUFFICIENT TO PAY FEES ON YOUR NEXT CONTRACT DATE ANNIVERSARY, YOUR CONTRACT WILL BE TERMINATED WITHOUT VALUE AND YOU WILL NOT HAVE AN OPPORTUNITY TO EXERCISE YOUR GUARANTEED MINIMUM INCOME BENEFIT UNLESS THE NO LAPSE GUARANTEE PROVISION UNDER YOUR CONTRACT IS STILL IN EFFECT.
--------------------------------------------------------------------------------

Your initial contribution must generally be accompanied by a completed application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information.

If your financial professional is with a selling broker-dealer other than AXA Advisors, your initial contribution must generally be accompanied by a completed application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you or your financial professional on your behalf, specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information.

--------------------------------------------------------------------------------

OUR ''BUSINESS DAY'' IS GENERALLY ANY DAY THE NEW YORK STOCK EXCHANGE IS OPEN FOR REGULAR TRADING AND GENERALLY ENDS AT 4:00 P.M. EASTERN TIME (OR AS OF AN EARLIER CLOSE OF REGULAR TRADING). A BUSINESS DAY DOES NOT INCLUDE A DAY ON WHICH WE ARE NOT OPEN DUE TO EMERGENCY CONDITIONS DETERMINED BY THE SEC. WE MAY ALSO CLOSE EARLY DUE TO SUCH EMERGENCY CONDITIONS. FOR MORE INFORMATION ABOUT OUR BUSINESS DAY AND OUR PRICING OF TRANSACTIONS, PLEASE SEE ''DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR.''

--------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts).


If you elect the 100% Principal guarantee benefit, the Guaranteed withdrawal benefit for life or the Guaranteed minimum income benefit without the Greater of 6 1/2% (or 6%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts) and the following variable investment options: the EQ/AB Short Duration Government Bond Portfolio, the EQ/Aggressive Allocation Portfolio, the EQ/Conservative Allocation Portfolio, the EQ/Conservative-Plus Allocation Portfolio, the EQ/Moderate Allocation Portfolio, the EQ/Moderate-Plus Allocation Portfolio, the EQ/Franklin Templeton Allocation Managed Volatility Portfolio and the EQ/Equity 500 Index Portfolio (''permitted variable investment options'').

If you elect the 125% Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts), the EQ/AB Short Duration Government Bond Portfolio, the EQ/Moderate Allocation Portfolio and the EQ/Equity 500 Index Portfolio.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions, allocations and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

                        CONTRACT FEATURES AND BENEFITS

PORTFOLIOS OF THE TRUSTS

We offer affiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC ("AXA FMG"), a wholly owned subsidiary of AXA Equitable, serves as the investment adviser of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA FMG has entered into sub-advisory agreements with one or more other investment advisers (the "sub-advisers") to carry out investment decisions for the Portfolios. As such, among other responsibilities, AXA FMG oversees the activities of the sub-advisers and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.

You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from the Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. In addition, AXA FMG receives management fees and administrative fees in connection with the services it provides to the Portfolios.

As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments, as well as the Portfolios' investment management fees and administrative expenses, will reduce the underlying Portfolios' investment returns. AXA Equitable and/or its affiliates may profit from these fees and payments. AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.


Some Portfolios invest in other affiliated Portfolios (the "EQ Fund of Fund Portfolios"). The EQ Fund of Fund Portfolios offer contract owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the EQ Fund of Fund Portfolios by AXA FMG. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the EQ Fund of Fund Portfolios than certain other Portfolios available to you under your contract. Please see "Allocating your contributions" later in this section for more information about your role in managing your allocations.

As described in more detail in the Portfolio prospectuses, the EQ Managed Volatility Portfolios may utilize a proprietary volatility management strategy developed by AXA FMG (the "EQ volatility management strategy"), and, in addition, certain EQ Fund of Fund Portfolios may invest in affiliated Portfolios that utilize this strategy. The EQ volatility management strategy uses futures and options, such as exchange-traded futures and options contracts on securities indices, to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility is above specific thresholds set for the Portfolio. When market volatility is increasing above the specific thresholds set for a Portfolio utilizing the EQ volatility management strategy, the adviser of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio's exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio's participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high. It may also impact the value of certain guaranteed benefits, as discussed below.

The EQ Managed Volatility Portfolios that include the EQ volatility management strategy as part of their investment objective and/or principal investment strategyy, and the EQ Fund of Fund Portfolios that invest in Portfolios that use the EQ volatility management strategy, are identified below in the chart by a "(check mark)" under the column entitled "Volatility Management."

Portfolios that utilize the EQ volatility management strategy (or, in the case of certain EQ Fund of Fund Portfolios, invest in other Portfolios that use the EQ volatility management strategy) are designed to reduce the overall volatility of your account value and provide you with risk-adjusted returns over time. The reduction in volatility helps us manage the risks associated with providing guaranteed benefits during times of high volatility in the equity market. During rising markets, the EQ volatility management strategy, however, could result in your account value rising less than would have been the case had you been invested in a Portfolio that does not utilize the EQ volatility management strategy (or, in the case of the EQ Fund of Fund Portfolios, invest exclusively in other Portfolios that do not use the EQ volatility management strategy). THIS MAY EFFECTIVELY SUPPRESS THE VALUE OF GUARANTEED BENEFIT(S) THAT ARE ELIGIBLE FOR PERIODIC BENEFIT BASE RESETS BECAUSE YOUR BENEFIT BASE IS AVAILABLE FOR RESETS ONLY WHEN YOUR ACCOUNT VALUE IS HIGHER. Conversely, investing in investment options that feature a managed-volatility strategy may be helpful in a declining market when high market volatility triggers a reduction in the investment option's equity exposure because during these periods of high volatility, the risk of losses from investing in equity securities may increase. In these instances, your account value may decline less than would have been the case had you not been invested in investment options that feature a volatility management strategy.

Please see the underlying Portfolio prospectuses for more information in general, as well as more information about the EQ volatility management strategy. Please further note that certain other Portfolios may utilize volatility management techniques that differ from the EQ volatility management strategy. Such techniques could also impact your account value and guaranteed benefit(s), if any, in the same manner described above. Please see the Portfolio prospectuses for more information about the Portfolios' objective and strategies.

ASSET TRANSFER PROGRAM. Portfolio allocations in certain AXA variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program
(ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the EQ/Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in contracts with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract owners invested in that Portfolio:


(a)By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio's investment performance and the ability of the sub-adviser to fully implement the Portfolio's investment strategy could be negatively affected; and

                        CONTRACT FEATURES AND BENEFITS

(b)By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the EQ/Ultra Conservative Strategy Portfolio investment option and others may not. If the ATP causes significant transfers of total account value out of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.



---------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP
 TRUST                                                                   INVESTMENT ADVISER
 CLASS B SHARES                                                          (AND SUB-ADVISER(S),           VOLATILITY
 PORTFOLIO NAME        OBJECTIVE                                         AS APPLICABLE)                 MANAGEMENT
---------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE          Seeks to achieve long-term capital appreciation.  .   AXA Equitable              (check mark)
  ALLOCATION/(*)(1)/                                                         Funds Management Group,
                                                                             LLC
---------------------------------------------------------------------------------------------------------------------
EQ/CONSERVATIVE        Seeks to achieve a high level of current income.  .   AXA Equitable              (check mark)
  ALLOCATION/(*)(2)/                                                         Funds Management Group,
                                                                             LLC
---------------------------------------------------------------------------------------------------------------------
                       Seeks to achieve current income and growth of     .   AXA Equitable              (check mark)
  EQ/CONSERVATIVE-PLUS capital, with a greater emphasis on current           Funds Management Group,
  ALLOCATION/(*)(3)/   income.                                               LLC
---------------------------------------------------------------------------------------------------------------------
EQ/MODERATE            Seeks to achieve long-term capital appreciation   .   AXA Equitable              (check mark)
  ALLOCATION/(*)(4)/   and current income.                                   Funds Management Group,
                                                                             LLC
---------------------------------------------------------------------------------------------------------------------
EQ/MODERATE-PLUS       Seeks to achieve long-term capital appreciation   .   AXA Equitable              (check mark)
  ALLOCATION/(*)(5)/   and current income, with a greater emphasis on        Funds Management Group,
                       capital appreciation.                                 LLC


-------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST                                                     INVESTMENT ADVISER
 CLASS IB SHARES                                                       (AND SUB-ADVISER(S),           VOLATILITY
 PORTFOLIO NAME      OBJECTIVE                                         AS APPLICABLE)                 MANAGEMENT
-------------------------------------------------------------------------------------------------------------------
1290 VT GAMCO        Seeks to achieve capital appreciation.            .   AXA Equitable Funds
  MERGERS &                                                                Management Group, LLC
  ACQUISITIONS                                                         .   GAMCO Asset Management,
                                                                           Inc.
-------------------------------------------------------------------------------------------------------------------
1290 VT GAMCO SMALL  Seeks to maximize capital appreciation.           .   AXA Equitable Funds
  COMPANY VALUE                                                            Management Group, LLC
                                                                       .   GAMCO Asset Management,
                                                                           Inc.
-------------------------------------------------------------------------------------------------------------------
1290 VT SOCIALLY     Seeks to achieve long-term capital appreciation.  .   AXA Equitable
  RESPONSIBLE                                                              Funds Management Group,
                                                                           LLC
                                                                       .   BlackRock Investment
                                                                           Management, LLC
-------------------------------------------------------------------------------------------------------------------
EQ/400 MANAGED       Seeks to achieve long-term growth of capital      .   AllianceBernstein L.P.     (check mark)
  VOLATILITY/(*)(6)/ with an emphasis on risk-adjusted returns and     .   AXA Equitable Funds
                     managing volatility in the Portfolio.                 Management Group, LLC
                                                                       .   BlackRock Investment
                                                                           Management, LLC
-------------------------------------------------------------------------------------------------------------------
EQ/2000 MANAGED      Seeks to achieve long-term growth of capital      .   AllianceBernstein L.P.     (check mark)
  VOLATILITY/(*)(7)/ with an emphasis on risk-adjusted returns and     .   AXA Equitable Funds
                     managing volatility in the Portfolio.                 Management Group, LLC
                                                                       .   BlackRock Investment
                                                                           Management, LLC
-------------------------------------------------------------------------------------------------------------------
EQ/AB SHORT DURATION Seeks to achieve a balance of current income      .   AllianceBernstein L.P.
  GOVERNMENT         and capital appreciation, consistent with a       .   AXA Equitable Funds
   BOND/(*)(8)/      prudent level of risk.                                Management Group, LLC
-------------------------------------------------------------------------------------------------------------------
EQ/AB SMALL CAP      Seeks to achieve long-term growth of capital.     .   AllianceBernstein L.P.
  GROWTH/(*)(9)/                                                       .   AXA Equitable Funds
                                                                           Management Group, LLC
-------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

-------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST                                                           INVESTMENT ADVISER
 CLASS IB SHARES                                                             (AND SUB-ADVISER(S),           VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                              AS APPLICABLE)                 MANAGEMENT
-------------------------------------------------------------------------------------------------------------------------
EQ/CLEARBRIDGE        Seeks to achieve capital appreciation, which may       .   AXA Equitable Funds        (check mark)
  SELECT EQUITY       occasionally be short-term, with an emphasis on            Management Group, LLC
  MANAGED VOLATILITY  risk adjusted returns and managing volatility in       .   BlackRock Investment
                      the Portfolio.                                             Management, LLC
                                                                             .   ClearBridge Investments,
                                                                                 LLC
-------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK       Seeks to achieve a total return before expenses        .   AllianceBernstein L.P.
  INDEX               that approximates the total return performance         .   AXA Equitable Funds
                      of the Russell 3000(R) Index, including                    Management Group, LLC
                      reinvestment of dividends, at a risk level
                      consistent with that of the Russell 3000(R) Index.
-------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX    Seeks to achieve a total return before expenses        .   AXA Equitable Funds
                      that approximates the total return performance of          Management Group, LLC
                      the Bloomberg Barclays U.S. Intermediate               .   SSgA Funds Management,
                      Government/Credit Bond Index, including                    Inc.
                      reinvestment of dividends, at a risk level
                      consistent with that of the Bloomberg Barclays
                      U.S. Intermediate Government/Credit Bond Index.
-------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX   Seeks to achieve a total return before expenses        .   AllianceBernstein L.P.
                      that approximates the total return performance         .   AXA Equitable Funds
                      of the Standard & Poor's 500 Composite Stock               Management Group, LLC
                      Index, including reinvestment of dividends, at a
                      risk level consistent with that of the Standard &
                      Poor's 500 Composite Stock Index.
-------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN           Seeks to maximize income while maintaining             .   AXA Equitable Funds        (check mark)
  BALANCED MANAGED    prospects for capital appreciation with an                 Management Group, LLC
  VOLATILITY/(*)(10)/ emphasis on risk-adjusted returns and managing         .   BlackRock Investment
                      volatility in the Portfolio.                               Management, LLC
                                                                             .   Franklin Advisers, Inc.
-------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN SMALL     Seeks to achieve long-term total return with an        .   AXA Equitable Funds        (check mark)
  CAP VALUE MANAGED   emphasis on risk-adjusted returns and managing             Management Group, LLC
  VOLATILITY/(*)(11)/ volatility in the Portfolio.                           .   BlackRock Investment
                                                                                 Management, LLC
                                                                             .   Franklin Mutual Advisers,
                                                                                 LLC
-------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN           Primarily seeks capital appreciation and               .   AXA Equitable Funds        (check mark)
  TEMPLETON           secondarily seeks income.                                  Management Group, LLC
  ALLOCATION
  MANAGED
  VOLATILITY/(*)(12)/
-------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL EQUITY      Seeks to achieve long-term capital appreciation        .   AXA Equitable Funds        (check mark)
  MANAGED             with an emphasis on risk-adjusted returns and              Management Group, LLC
  VOLATILITY/(*)(13)/ managing volatility in the Portfolio.                  .   BlackRock Investment
                                                                                 Management, LLC
                                                                             .   Morgan Stanley Investment
                                                                                 Management Inc.
                                                                             .   OppenheimerFunds, Inc.
-------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE       Seeks to achieve a total return before expenses        .   AXA Equitable Funds
  GOVERNMENT BOND     that approximates the total return performance of          Management Group, LLC
                      the Bloomberg Barclays U.S. Intermediate               .   SSgA Funds Management,
                      Government Bond Index, including reinvestment              Inc.
                      of dividends, at a risk level consistent with that of
                      the Bloomberg Barclays U.S. Intermediate
                      Government Bond Index.
-------------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST                                                          INVESTMENT ADVISER
 CLASS IB SHARES                                                            (AND SUB-ADVISER(S),           VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                             AS APPLICABLE)                 MANAGEMENT
------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL      Seeks to achieve long-term growth of capital          .   AXA Equitable Funds        (check mark)
  CORE MANAGED        with an emphasis on risk-adjusted returns and             Management Group, LLC
  VOLATILITY/(*)(14)/ managing volatility in the Portfolio.                 .   BlackRock Investment
                                                                                Management, LLC
                                                                            .   EARNEST Partners, LLC
                                                                            .   Federated Global
                                                                                Investment Corp.
                                                                            .   Massachusetts Financial
                                                                                Services Company d/b/a
                                                                                MFS Investment Management
------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL      Seeks to achieve a total return (before expenses)     .   AllianceBernstein L.P.
  EQUITY INDEX        that approximates the total return performance        .   AXA Equitable Funds
                      of a composite index comprised of 40% DJ Euro             Management Group, LLC
                      STOXX 50 Index, 25% FTSE 100 Index, 25%
                      TOPIX Index, and 10% S&P/ASX 200 Index,
                      including reinvestment of dividends, at a risk
                      level consistent with that of the composite index.
------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL      Seeks to provide current income and long-term         .   AXA Equitable Funds        (check mark)
  VALUE MANAGED       growth of income, accompanied by growth of                Management Group, LLC
  VOLATILITY/(*)(15)/ capital with an emphasis on risk-adjusted             .   BlackRock Investment
                      returns and managing volatility in the Portfolio.         Management, LLC
                                                                            .   Harris Associates L.P.
------------------------------------------------------------------------------------------------------------------------
EQ/JANUS              Seeks to achieve capital growth.                      .   AXA Equitable Funds
  ENTERPRISE/(*)(16)/                                                           Management Group, LLC
                                                                            .   Janus Capital Management
                                                                                LLC
------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE     Seeks to achieve long-term growth of capital          .   AXA Equitable Funds        (check mark)
  MANAGED             with an emphasis on risk-adjusted returns and             Management Group, LLC
  VOLATILITY/(*)(17)/ managing volatility in the Portfolio.                 .   BlackRock Investment
                                                                                Management, LLC
                                                                            .   Capital Guardian Trust
                                                                                Company
                                                                            .   Thornburg Investment
                                                                                Management, Inc.
                                                                            .   Vaughan Nelson Investment
                                                                                Management
------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH   Seeks to achieve a total return before expenses       .   AllianceBernstein L.P.
  INDEX               that approximates the total return performance of     .   AXA Equitable Funds
                      the Russell 1000(R) Growth Index, including               Management Group, LLC
                      reinvestment of dividends at a risk level consistent
                      with the Russell 1000(R) Growth Index.
------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH   Seeks to provide long-term capital growth with        .   AXA Equitable Funds        (check mark)
  MANAGED             an emphasis on risk-adjusted returns and                  Management Group, LLC
  VOLATILITY/(*)(18)/ managing volatility in the Portfolio.                 .   BlackRock Investment
                                                                                Management, LLC
                                                                            .   HS Management Partners,
                                                                                LLC
                                                                            .   Loomis, Sayles & Company,
                                                                                L.P.
                                                                            .   Polen Capital Management,
                                                                                LLC
                                                                            .   T. Rowe Price Associates,
                                                                                Inc.
------------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

-------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST                                                           INVESTMENT ADVISER
 CLASS IB SHARES                                                             (AND SUB-ADVISER(S),           VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                              AS APPLICABLE)                 MANAGEMENT
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE    Seeks to achieve a total return before expenses        .   AllianceBernstein L.P.
  INDEX               that approximates the total return performance         .   AXA Equitable Funds
                      of the Russell 1000(R) Value Index, including              Management Group, LLC
                      reinvestment of dividends, at a risk level
                      consistent with that of the Russell 1000(R) Value
                      Index.
-------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE    Seeks to achieve long-term growth of capital           .   AllianceBernstein L.P.     (check mark)
  MANAGED             with an emphasis on risk-adjusted returns and          .   AXA Equitable Funds
  VOLATILITY/(*)(19)/ managing volatility in the Portfolio.                      Management Group, LLC
                                                                             .   BlackRock Investment
                                                                                 Management, LLC
                                                                             .   Massachusetts Financial
                                                                                 Services Company d/b/a
                                                                                 MFS Investment Management
-------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX      Seeks to achieve a total return before expenses that   .   AllianceBernstein L.P.
                      approximates the total return performance of the       .   AXA Equitable Funds
                      Standard & Poor's MidCap 400(R) Index, including           Management Group, LLC
                      reinvestment of dividends, at a risk level consistent
                      with that of the Standard & Poor's MidCap 400(R)
                      Index.
-------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE      Seeks to achieve long-term capital appreciation        .   AXA Equitable Funds        (check mark)
  MANAGED             with an emphasis on risk adjusted returns and              Management Group, LLC
  VOLATILITY/(*)(20)/ managing volatility in the Portfolio.                  .   BlackRock Investment
                                                                                 Management, LLC
                                                                             .   Diamond Hill Capital
                                                                                 Management, Inc.
                                                                             .   Wellington Management
                                                                                 Company, LLP
-------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET/(+)/  Seeks to obtain a high level of current income,        .   AXA Equitable Funds
                      preserve its assets and maintain liquidity.                Management Group, LLC
                                                                             .   The Dreyfus Corporation
-------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS  Seeks to achieve high current income consistent        .   AllianceBernstein L.P.
                      with moderate risk to capital.                         .   AXA Equitable Funds
                                                                                 Management Group, LLC
                                                                             .   Pacific Investment
                                                                                 Management Company LLC
-------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY      Seeks to replicate as closely as possible (before      .   AllianceBernstein L.P.
  INDEX               expenses) the total return of the Russell 2000(R)      .   AXA Equitable Funds
                      Index.                                                     Management Group, LLC
-------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL   Seeks to achieve long-term capital growth with         .   AXA Equitable Funds        (check mark)
  EQUITY MANAGED      an emphasis on risk adjusted returns and                   Management Group, LLC
  VOLATILITY/(*)(21)/ managing volatility in the Portfolio.                  .   BlackRock Investment
                                                                                 Management, LLC
                                                                             .   Templeton Global Advisors
                                                                                 Limited
-------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER          Seeks to achieve long-term growth of capital.          .   AllianceBernstein L.P.
  TECHNOLOGY                                                                 .   Allianz Global Investors
                                                                                 U.S. LLC
                                                                             .   AXA Equitable Funds
                                                                                 Management Group, LLC
                                                                             .   Wellington Management
                                                                                 Company, LLP
-------------------------------------------------------------------------------------------------------------------------



(+)The Portfolio operates as a "government money market fund." The Portfolio will invest at least 99.5% of its total assets in U.S. government securities, cash, and/or repurchase agreements that are fully collateralized by U.S. government securities or cash.

                        CONTRACT FEATURES AND BENEFITS

(*)This information reflects the variable investment option's name. The chart below reflects the variable investment option's former name which may continue to be used in certain documents for a period of time after the date of this prospectus. The number in the "FN" column corresponds with the number contained in the table above.



-----------------------------------------------------------
FN    VARIABLE INVESTMENT OPTION NAME
-----------------------------------------------------------
(1)   AXA Aggressive Allocation
-----------------------------------------------------------
(2)   AXA Conservative Allocation
-----------------------------------------------------------
(3)   AXA Conservative-Plus Allocation
-----------------------------------------------------------
(4)   AXA Moderate Allocation
-----------------------------------------------------------
(5)   AXA Moderate-Plus Allocation
-----------------------------------------------------------
(6)   AXA 400 Managed Volatility
-----------------------------------------------------------
(7)   AXA 2000 Managed Volatility
-----------------------------------------------------------
(8)   AXA/AB Short Duration Government Bond
-----------------------------------------------------------
(9)   AXA/AB Small Cap Growth
-----------------------------------------------------------
(10)  AXA/Franklin Balanced Managed Volatility
-----------------------------------------------------------
(11)  AXA/Franklin Small Cap Value Managed Volatility
-----------------------------------------------------------
(12)  AXA/Franklin Templeton Allocation Managed Volatility
-----------------------------------------------------------
(13)  AXA Global Equity Managed Volatility
-----------------------------------------------------------
(14)  AXA International Core Managed Volatility
-----------------------------------------------------------
(15)  AXA International Value Managed Volatility
-----------------------------------------------------------
(16)  AXA/Janus Enterprise
-----------------------------------------------------------
(17)  AXA Large Cap Core Managed Volatility
-----------------------------------------------------------
(18)  AXA Large Cap Growth Managed Volatility
-----------------------------------------------------------
(19)  AXA Large Cap Value Managed Volatility
-----------------------------------------------------------
(20)  AXA Mid Cap Value Managed Volatility
-----------------------------------------------------------
(21)  AXA/Templeton Global Equity Managed Volatility
-----------------------------------------------------------


YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT 1-800-789-7771.

                        CONTRACT FEATURES AND BENEFITS

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)the minimum interest rate guaranteed over the life of the contract,

(2)the yearly guaranteed interest rate for the calendar year, and

(3)the current interest rate.

We set current interest rates periodically based upon our discretion and according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges (if applicable under your Accumulator(R) Series contract) and any optional benefit charges. See Appendix VII later in this Prospectus for state variations.


Depending on the state where your contract is issued, your lifetime minimum rate ranges from 1.00% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2019 is 1.50%, 2.75% or 3.00%. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers to and from the guaranteed interest option.

If you elected a guaranteed benefit that provides a 6% (or greater) roll-up, an allocation to the guaranteed interest option will effectively reduce the growth rate of your guaranteed benefits because the Roll-up to age 85 benefit base rolls up at 3% with respect to amounts allocated to the guaranteed interest rate option. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" and "Our administrative procedures for calculating your Roll-up benefit base following a transfer" in "Transferring your money among investment options" later in this Prospectus.

FIXED MATURITY OPTIONS

We may offer fixed maturity options with maturity dates ranging from one to ten years. Also, we reserve the right to discontinue offering fixed maturity options at any time. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. Interest is earned at a guaranteed rate we set for each fixed maturity option, based on our discretion and according to our procedures ("rate to maturity"). The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VII later in this Prospectus to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
FIXED MATURITY OPTIONS GENERALLY RANGE FROM ONE TO TEN YEARS TO MATURITY.
--------------------------------------------------------------------------------

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

If you elected a guaranteed benefit that provides a 6% (or greater) roll-up, an allocation to a fixed maturity option will effectively reduce the growth rate of your guaranteed benefits because the Roll-up to age 85 benefit base rolls up at 3% with respect to amounts allocated to a fixed maturity rate option. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" and "Our administrative procedures for calculating your Roll-up benefit base following a transfer" in "Transferring your money among investment options" later in this Prospectus.

FIXED MATURITY OPTIONS AND MATURITY DATES. We may offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for owner and annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Series contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed below in "Allocating your contributions" would apply:

(a)transfer the maturity value into another available fixed maturity option, one or more of the variable investment options or the guaranteed interest option; or

(b)withdraw the maturity value (for all contracts except Accumulator(R) Select/SM/, there may be a withdrawal charge).

                        CONTRACT FEATURES AND BENEFITS

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2019, the next available maturity date was February 15, 2029. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a)the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b)the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in ''More information'' later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

(THIS SECTION ONLY APPLIES TO ACCUMULATOR(R) AND ACCUMULATOR(R) ELITE/SM/ CONTRACTS.)

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically based on our discretion and according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than the lifetime minimum rate for the guaranteed interest option. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.

ALLOCATING YOUR CONTRIBUTIONS

You may choose between self-directed and dollar cost averaging to allocate your contributions under your contract. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option (subject to restrictions in certain states-see Appendix VII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. For Accumulator(R) Plus/SM/, Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/ contract owners, no more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. We reserve the right to restrict allocations to any variable investment option. If an owner or annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.

DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans

                        CONTRACT FEATURES AND BENEFITS
of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option.

--------------------------------------------------------------------------------
UNITS MEASURE YOUR VALUE IN EACH VARIABLE INVESTMENT OPTION.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. The special dollar cost averaging program is only available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners. Under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as ''enhanced rate dollar cost averaging.''


You may have your account value transferred to any of the variable investment options available under your contract. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6 1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the EQ/Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months, during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of application to purchase the Accumulator(R) Series contract, a 60 day rate lock will apply from the date of application. Any contribution(s) received during this 60 day period will be credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) Series contract has been issued will be credited with the then current interest rate on the date the contribution is received by AXA Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.


We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th day of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only transfers that will be made from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time. We may, at any time, exercise our rights to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.


SPECIAL MONEY MARKET DOLLAR COST AVERAGING PROGRAM. The special money market dollar cost averaging program is only available to Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contract owners. You may dollar cost average from the account for special money market dollar cost averaging option (which is part of the EQ/Money Market investment option) into any of the other variable investment options. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6 1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the EQ/Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. You may elect to participate in a 3, 6 or 12-month program at any time subject to the age limitation on contributions described earlier in this Prospectus.


Contributions into the account for special money market dollar cost averaging must be new contributions. In other words, you may not make transfers from amounts allocated in other variable investment options to initiate the program. You must allocate your entire initial contribution into the account for special money market dollar cost averaging if you are selecting the program at the time you apply for your Accumulator(R) Series contract. Thereafter, contributions to any new program must be at least $2,000. Contributions to an existing program must be at least $250. You may only have one program in effect at any time.

Each month, we will transfer your account value in the account for special money market dollar cost averaging into the other variable investment options you select. Once the time period you selected has expired, you may then select to participate in the special money market dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for monthly transfers from the account for special money market dollar cost averaging to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

                        CONTRACT FEATURES AND BENEFITS

Currently, the monthly transfer date from the account for special money market dollar cost averaging option will be the same as your contract date, but not later than the 28th day of the month. For a program selected after application, the first transfer date and each subsequent transfer date will be one month from the date the first contribution is made into the program, but not later than the 28th day of the month. All amounts will be transferred out by the end of the time period in effect.

The only amounts that should be transferred from the account for special money market dollar cost averaging option are your regularly scheduled transfers to the variable investment options. If you request to transfer or withdraw any other amounts from the account for special money market dollar cost averaging, we will transfer all of the value you have remaining in the account to the variable investment options according to the allocation percentages we have on file for you. You may cancel your participation in the program at any time by notifying us in writing. We may, at any time, exercise our rights to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. See Appendix VII later in this Prospectus for more information on state availability or certain restrictions in your state.

You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

We may, at any time, exercise our rights to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

If you have elected a Principal guarantee benefit, the general dollar cost averaging program is not available.

If you elect the Guaranteed withdrawal benefit for life or the Guaranteed minimum income benefit without the Greater of 6 1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, general dollar cost averaging is not available.

INVESTMENT SIMPLIFIER


FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6 1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the EQ/Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.


In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging (available in Accumulator(R) and Accumulator(R) Elite/SM/ contracts only), this option does not offer enhanced rates. Also, this option is subject to the guaranteed interest option transfer limitations described under ''Transferring your account value'' in ''Transferring your money among investment options'' later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time. We may, at any time, exercise our rights to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.


INTEREST SWEEP OPTION. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6 1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the EQ/Moderate Allocation portfolio is available if you elect the 125% Principal guarantee benefit. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office. We may, at any time, exercise our rights to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.


You may not participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Under the Option I rebalancing program, you may participate in any of the dollar cost averaging programs except general dollar cost averaging, and for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contract owners, the

                        CONTRACT FEATURES AND BENEFITS
special money market dollar cost averaging program. You may only participate in one dollar cost averaging program at a time. See ''Transferring your money among investment options'' later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits see ''Guaranteed minimum death benefit and Guaranteed minimum income benefit base'' below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in all states. See Appendix VII later in this Prospectus for more information on state availability. You may only participate in one dollar cost averaging program at a time.

CREDITS (FOR ACCUMULATOR(R) PLUS/SM/ CONTRACTS ONLY)

A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same investment options based on the same percentages used to allocate your contributions. We do not include credits in calculating any of your benefit bases under the contract, except to the extent that any credits are part of your account value, which is used to calculate the Annual Ratchet benefit bases or a Roll-up benefit base reset.

The amount of the credit will be 4%, 4.5% or 5% of each contribution based on the following breakpoints and rules:

               -------------------------------------------------
                                               CREDIT PERCENTAGE
               FIRST YEAR TOTAL CONTRIBUTIONS     APPLIED TO
                        BREAKPOINTS              CONTRIBUTIONS
               -------------------------------------------------
               Less than $500,000                      4%
               -------------------------------------------------
               $500,000-$999,999.99                   4.5%
               -------------------------------------------------
               $1 million or more                      5%
               -------------------------------------------------

The percentage of the credit is based on your total first year total contributions. If you purchase a Principal guarantee benefit, you may not make additional contributions after the first six months. This credit percentage will be credited to your initial contribution and each additional contribution made in the first contract year (after adjustment as described below), as well as those in the second and later contract years. The credit will apply to additional contributions only to the extent that the sum of that contribution and prior contributions to which no credit was applied exceeds the total withdrawals made from the contract since the issue date.

For example, assume you make an initial contribution of $100,000 to your contract and your account value is credited with $4,000 (4% x $100,000). After that, you decide to withdraw $7,000 from your contract. Later, you make a subsequent contribution of $3,000. You receive no credit on your $3,000 contribution since it does not exceed your total withdrawals ($7,000). Further assume that you make another subsequent contribution of $10,000. At that time, your account value will be credited with $240 [4% x (10,000 + 3,000 - 7,000)].

Although the credit, as adjusted at the end of the first contract year, will be based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

..   Indication of intent: If you indicate in the application at the time you purchase your contract an intention to make additional contributions to meet one of the breakpoints (the ''Expected First Year Contribution Amount'') and your initial contribution is at least 50% of the Expected First Year Contribution Amount, your credit percentage will be as follows:

   -- For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage will be the percentage that applies to the Expected First Year Contribution Amount based on the table above.

   -- For any subsequent contribution that results in your total contributions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we will increase the credit percent- age applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

   -- If at the end of the first contract year your total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The Excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

   -- The ''Indication of intent'' approach to first year contributions is not available in all states. Please see Appendix VII later in this Prospectus for information on state availability.

..   No indication of intent:

   -- For your initial contribution (if available in your state) we will apply the credit percentage based upon the above table.

   -- For any subsequent contribution that results in a higher applicable credit percentage (based on total contributions to date), we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

In addition to the recovery of any Excess Credit, we will recover all of the credit or a portion of the credit in the following situations:

..   If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see ''Your right to cancel within a certain number of days'' later in this Prospectus)/(1)/

..   If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VII later in this Prospectus for information on state variations.

..   If the owner (or older joint owner, if applicable) dies during the one-year period following our receipt of a contribution to which a credit was applied, we will recover the amount of such credit. For Joint life GWBL contracts, we will only recover the credit if the second owner dies within the one-year period following a contribution.

                        CONTRACT FEATURES AND BENEFITS

We will recover any credit on a pro rata basis from the value in your variable investment options and guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, the fixed maturity options in order of the earliest maturing date(s), any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the account for special money market dollar cost averaging. A market value adjustment may apply to withdrawals from the fixed maturity options.

We do not consider credits to be contributions for purposes of any discussion in this Prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.

We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See ''Charges and expenses'' later in this Prospectus. The charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.

GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see ''Guaranteed withdrawal benefit for life (''GWBL'')'' later in this section.

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your ''benefit base'') are used to calculate the Guaranteed minimum income benefit and the death benefits, as described in this section. The benefit base for the Guaranteed minimum income benefit and any enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also ''Guaranteed minimum income benefit'' and ''Guaranteed minimum death benefit'' below.

STANDARD DEATH BENEFIT.  Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    less

..   a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under ''How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits'' in ''Accessing your money'' later in this Prospectus. The amount of any withdrawal charge is described under ''Withdrawal charge'' in ''Charges and expenses'' later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM /contracts.

6 1/2% (OR 6%, IF APPLICABLE) ROLL-UP TO AGE 85 (USED FOR THE GREATER OF 6 1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    plus

..   daily roll-up; less

..   a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under ''How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits'' in ''Accessing your money'' and the section entitled ''Charges and expenses'' later in this Prospectus. The amount of any withdrawal charge is described under ''Withdrawal charge'' in ''Charges and expenses'' later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM /contracts.

The effective annual roll-up rate credited to this benefit base is:

..   6 1/2% (or 6%, if applicable) with respect to the variable investment options (including amounts allocated to the account for special money market dollar cost averaging under Accumulator(R) Plus/SM /and Accumulator(R) Select/SM /contracts but excluding all other
..   amounts allocated to the EQ/Money Market variable investment option), and the account for special dollar cost averaging (under Accumulator(R) and Accumulator(R) Elite/SM /contracts only); the effective annual rate may be 4% in some states. Please see Appendix VII later in this Prospectus to see what applies in your state; and

..   3% with respect to the EQ/Money Market variable investment option, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable). If you elected a guaranteed benefit that provides a 6% (or greater) roll-up, an allocation to any investment option that rolls up at 3% will effectively reduce the growth rate of your guaranteed benefit. For more information, see "Our administrative procedures for calculating your Roll-up benefit base following a transfer" in "Transferring your money among investment options" later in this Prospectus.

The benefit base stops rolling up on the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday. However, even after the 61/2 % (or 6%, if applicable) Roll-Up to age 85 benefit base stops rolling up, any associated enhanced death benefit will remain in effect, and we will continue to deduct the charge for the benefit. If the contract owner subsequently dies while the contract is still in effect, we will pay a death benefit equal to the higher of the account value and the applicable benefit base amount.

Please see ''Our administrative procedures for calculating your Roll-Up benefit base following a transfer'' later in the Prospectus for more information about how we calculate your Roll-Up benefit base when you transfer account values between investment options with a higher Roll-Up rate (4-6.5%) and investment options with a lower Roll-Up rate (3%).

ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 6 1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

..   your initial contribution to the contract (plus any additional contributions),

                                     -or-

..   your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older

                        CONTRACT FEATURES AND BENEFITS
   joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you have taken a withdrawal from your contract, your benefit base will be reduced from the amount described above. See ''How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits'' in ''Accessing your money'' later in this Prospectus. The amount of any withdrawal charge is described under ''Withdrawal charge'' in ''Charges and expenses'' later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts. At any time after a withdrawal, your benefit base is equal to the greater of either:

..   your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal),

                                     -or-

..   your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).

Your Annual Ratchet to age 85 benefit base is no longer eligible to increase after the contract date anniversary following your 85th birthday. However, any associated enhanced death benefit will remain in effect, and we will continue to deduct the charge for the benefit. If the contract owner subsequently dies while the contract is still in effect, we will pay a death benefit equal to the higher of the account value and the applicable benefit base amount.

GREATER OF 6 1/2% (OR 6% IF APPLICABLE) ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6 1/2% (or 6%, if applicable) Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised. For more information, see '' Withdrawal charge'' in ''Charges and expenses'' later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

3% ROLL-UP TO AGE 85 (USED FOR THE GREATER OF 3% ROLL-UP TO AGE 85 OR THE
ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT). Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    plus

..   daily roll-up; less

..   a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under ''How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits'' in ''Accessing your money'' and the section entitled ''Charges and expenses'' later in this Prospectus. The amount of any withdrawal charge is described under ''Withdrawal charge'' in ''Charges and expenses'' later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

The effective annual roll-up rate credited to the benefit base is 3%.

The benefit base stops rolling up on the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday. However, even after the 3% Roll-Up to age 85 benefit base stops rolling up, the associated Guaranteed minimum death benefit will remain in effect. We will continue to deduct the charge for the Guaranteed minimum death benefit, and if the contract owner subsequently dies while the contract is still in effect, we will pay a death benefit equal to the higher of the account value and the applicable Guaranteed minimum death benefit base amount.

GREATER OF 3% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 3% Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary.

GUARANTEED MINIMUM INCOME BENEFIT AND THE ROLL-UP BENEFIT BASE RESET. You will be eligible to reset your Guaranteed minimum income benefit Roll-Up benefit base on each contract date anniversary until the contract date anniversary following age 75. If you elect the Guaranteed minimum income benefit without the Greater of 6 1/2% (or 6% if applicable) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, you may reset its Roll-Up benefit base on each contract date anniversary until the contract date anniversary following age 75 AND your investment option choices will be limited to the guaranteed interest option, the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts) and the permitted variable investment options. See ''What are your investment options under the contract?'' earlier in this section. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The Roll-Up continues to age 85 on any reset benefit base.

If you elect both the Guaranteed minimum income benefit AND the Greater of the 6 1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the ''Greater of enhanced death benefit''), you will be eligible to reset the Roll-Up benefit base for these guaranteed benefits to equal the account value on any contract date anniversary until the contract date anniversary following age 75, and your investment options will not be restricted. If you elect both options, they are not available with different Roll-Up benefit bases: each option must include either the 6 1/2% Roll-Up or 6% Roll-Up benefit base.

We will notify you, generally in your annual account statement that we issue each year following your contract date anniversary, if the Roll-Up benefit base is eligible to be reset. If eligible, you will have 30 days from your contract date anniversary to request a reset. At any time, you may choose one of the three available reset methods: one-time reset option, automatic annual reset program or automatic customized reset program.

                        CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------
ONE-TIME RESET OPTION -- RESETS YOUR ROLL-UP BENEFIT BASE ON A SINGLE CONTRACT DATE ANNIVERSARY.
AUTOMATIC ANNUAL RESET PROGRAM -- AUTOMATICALLY RESETS YOUR ROLL-UP BENEFIT
BASE ON EACH CONTRACT DATE ANNIVERSARY YOU ARE ELIGIBLE FOR A RESET.
AUTOMATIC CUSTOMIZED RESET PROGRAM -- AUTOMATICALLY RESETS YOUR ROLL-UP BENEFIT BASE ON EACH CONTRACT DATE ANNIVERSARY, IF ELIGIBLE, FOR THE PERIOD YOU DESIGNATE.
--------------------------------------------------------------------------------

If your request to reset your Roll-Up benefit base is received at our processing office more than 30 days after your contract date anniversary, your Roll-Up benefit base will reset on the next contract date anniversary if you are eligible for a reset.

One-time reset requests will be processed as follows:

(i)if your request is received within 30 days following your contract date anniversary, your Roll-Up benefit base will be reset, if eligible, as of that contract date anniversary. If your benefit base was not eligible for a reset on that contract date anniversary, your one-time reset request will be terminated;

(ii)if your request is received outside the 30 day period following your contract date anniversary, your Roll-Up benefit base will be reset, if eligible, on the next contract date anniversary. If your benefit base is not eligible for a reset, your one-time reset request will be terminated.

Once your one-time reset request is terminated, you must submit a new request in order to reset your benefit base.

If you wish to cancel your elected reset program, your request must be received by our processing office at least one business day prior to your contract date anniversary to terminate your reset program for such contract date anniversary. Cancellation requests received after this window will be applied the following year. A reset cannot be cancelled after it has occurred. For more information, see ''How to reach us'' earlier in this Prospectus. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset until the next contract date anniversary. If after your death your spouse continues the contract, the benefit base will be eligible to be reset on each contract date anniversary, if applicable. The last age at which the benefit base is eligible to be reset is the contract date anniversary following owner (or older joint owner, if applicable) age 75.

If you elect to reset your Roll-Up benefit base on any contract date anniversary on or after April 1, 2013, we will increase the charge for the Guaranteed minimum income benefit and the Greater of 6 1/2% (or 6%, if applicable) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit to the maximum charge permitted under the contract. There is no charge increase for the Annual Ratchet to age 85 enhanced death benefit. See both ''Guaranteed minimum death benefit charge'' and ''Guaranteed minimum income benefit charge'' in ''Charges and expenses'' later in this Prospectus for more information.

It is important to note that once you have reset your Roll-Up benefit base, a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of the reset: you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See ''Exercise rules'' under ''Guaranteed minimum income benefit'' below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See ''Charges and expenses'' in the Prospectus.

If you are a traditional IRA, TSA or QP contract owner, before you reset your Roll-Up benefit base, please consider the effect of the 10-year exercise waiting period on your requirement to take lifetime required minimum distributions with respect to the contract. If you must begin taking lifetime required minimum distributions during the 10-year waiting period, you may want to consider taking the annual lifetime required minimum distribution calculated for the contract from another permissible contract or funding vehicle. If you withdraw the lifetime required minimum distribution from the contract, and the required minimum distribution is more than 6 1/2% (or 6%) of the reset benefit base, the withdrawal would cause a pro rata reduction in the benefit base. Alternatively, resetting the benefit base to a larger amount would make it less likely that the required minimum distributions would exceed the 6 1/2% (or 6%) threshold. See ''Lifetime required minimum distribution withdrawals'' and ''How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit'' in ''Accessing your money.'' Also, see ''Required minimum distributions'' under ''Individual retirement arrangements (IRAs)'' in ''Tax information'' and Appendix II -- ''Purchase considerations for QP Contracts'' as well as Appendix IX --''Tax-sheltered annuity contracts (TSAs)'' later in this Prospectus.

If you elect both a ''Greater of'' enhanced death benefit and the Guaranteed minimum income benefit, the Roll-Up benefit bases for both are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed under ''Guaranteed minimum income benefit'' below and annuity payout options are discussed under ''Your annuity payout options'' in ''Accessing your money'' later in this Prospectus. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the owner's (and any joint owner's) age and sex in certain instances. We may provide more favorable current annuity purchase factors for the annuity payout options.

GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed minimum income benefit is available if the owner is age 20 through 75 at the time the contract is issued.

Subject to state availability (see Appendix VII later in this Prospectus), you may elect one of the following:

..   The Guaranteed minimum income benefit that includes the 6 1/2% Roll-Up benefit base.

..   The Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base.

                        CONTRACT FEATURES AND BENEFITS

Both options include the ability to reset your Guaranteed minimum income benefit base on each contract date anniversary until the contract date anniversary following age 75. See ''Guaranteed minimum income benefit and the Roll-Up benefit base reset'' earlier in this section.

If you elect the Guaranteed minimum income benefit with a ''Greater of'' death benefit, you can choose between one of the following two combinations:

..   the Greater of the 6 1/2% Roll-Up to age 85 or the Annual Ratchet to age 85
    enhanced death benefit with the Guaranteed minimum income benefit that includes the 6 1/2% Roll-Up benefit base, or

..   the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85
    enhanced death benefit with the Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base.

If you elect the Guaranteed minimum income benefit without the Greater of the 6 1/2% (or 6%, if applicable) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts) and the permitted variable investment options. See ''What are your investment options under the contract?'' earlier in this section.

If the contract is jointly owned, the Guaranteed minimum income benefit will be calculated on the basis of the older owner's age. There is an additional charge for the Guaranteed minimum income benefit which is described under ''Guaranteed minimum income benefit charge'' in ''Charges and expenses'' later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit. If you elect both the Guaranteed minimum income benefit and a ''Greater of'' enhanced death benefit, the Roll-Up rate you elect must be the same for both features.

If you are purchasing the contract as an Inherited IRA or if you elect a Principal guarantee benefit or the Guaranteed withdrawal benefit for life, the Guaranteed minimum income benefit is not available. If you are using the contract to fund a charitable remainder trust (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts only), you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your guaranteed minimum income benefit. See ''Owner and annuitant requirements'' earlier in this section. For IRA, QP and Rollover TSA contracts, owners over age 60 at contract issue should consider the impact of the minimum distributions required by tax law in relation to the withdrawal limitations under the Guaranteed minimum income benefit. See ''How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits'' in ''Accessing your money'' later in this Prospectus.

If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See ''Transfers of ownership, collateral assignments, loans and borrowing'' in ''More information,'' later in this Prospectus for more information.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option, subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the owner's age, as follows:

-----------------------------------------------------------------------------------
                                 LEVEL PAYMENTS
-----------------------------------------------------------------------------------
        OWNER'S AGE AT EXERCISE                    PERIOD CERTAIN YEARS
-----------------------------------------------------------------------------------
            80 and younger                                  10
-----------------------------------------------------------------------------------
                  81                                         9
-----------------------------------------------------------------------------------
                  82                                         8
-----------------------------------------------------------------------------------
                  83                                         7
-----------------------------------------------------------------------------------
                  84                                         6
-----------------------------------------------------------------------------------
                  85                                         5
-----------------------------------------------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see ''Your annuity payout options'' in ''Accessing your money'' later in this Prospectus.

--------------------------------------------------------------------------------
THE GUARANTEED MINIMUM INCOME BENEFIT SHOULD BE REGARDED AS A SAFETY NET ONLY.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base, less any applicable withdrawal charge remaining (if applicable under your Accumulator(R) Series contract), to GMIB guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors or the guaranteed annuity purchase factors stated in your contract. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. Your account value is never applied to the guaranteed annuity purchase factors under GMIB. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see ''Exercise of Guaranteed minimum income benefit'' below.

Before you elect the Guaranteed minimum income benefit, you should consider the fact that it provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

                        CONTRACT FEATURES AND BENEFITS

GUARANTEED MINIMUM INCOME BENEFIT ''NO LAPSE GUARANTEE''. In general, if your account value falls to zero (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6 1/2% (or 6%, if applicable) of the Roll-Up benefit base as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days), the Guaranteed minimum income benefit will be exercised automatically, based on the owner's (or older joint owner's, if applicable) current age and benefit base, as follows:

..   You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including the Guaranteed minimum death benefit, any other guaranteed benefits and any account or cash values) will terminate.

..   You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

..   If your aggregate withdrawals during any contract year exceed 6 1/2% (or
    6%, if applicable) of the Roll-Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days);

..   Upon the contract date anniversary following the owner (or older joint owner, if applicable) reaching age 85.

If your no lapse guarantee is no longer in effect and your account value subsequently falls to zero, your contract will terminate without value, and you will lose the Guaranteed minimum income benefit, Guaranteed minimum death benefit (if elected) and any other guaranteed benefits.

Please note that if you participate in our Automatic RMD service, an automatic withdrawal under that program will not cause the no lapse guarantee to terminate even if a withdrawal causes your total contract year withdrawals to exceed 6 1/2% (or 6%, applicable) of your Roll-Up benefit base at the beginning of the contract year.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male owner age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Money Market variable investment option, the guaranteed interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.

---------------------------------------------------------------------------------
                                                   GUARANTEED MINIMUM
             CONTRACT DATE                      INCOME BENEFIT -- ANNUAL
        ANNIVERSARY AT EXERCISE                  INCOME PAYABLE FOR LIFE
---------------------------------------------------------------------------------
                  10                                     $10,065
---------------------------------------------------------------------------------

                  15                                     $15,266
---------------------------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice with your annual statement. The annual statement will illustrate how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit.

--------------------------------------------------------------------------------
WE DEDUCT GUARANTEED BENEFIT AND ANNUAL ADMINISTRATIVE CHARGES FROM YOUR
ACCOUNT VALUE ON YOUR CONTRACT DATE ANNIVERSARY, AND YOU CAN ONLY EXERCISE THE GUARANTEED MINIMUM INCOME BENEFIT, IF ELIGIBLE, DURING THE 30 DAY PERIOD FOLLOWING YOUR CONTRACT DATE ANNIVERSARY. THEREFORE, IF YOUR ACCOUNT VALUE IS NOT SUFFICIENT TO PAY FEES ON YOUR NEXT CONTRACT DATE ANNIVERSARY, YOUR
CONTRACT WILL TERMINATE AND YOU WILL NOT HAVE AN OPPORTUNITY TO EXERCISE YOUR GUARANTEED MINIMUM INCOME BENEFIT UNLESS THE NO LAPSE GUARANTEE PROVISION UNDER YOUR CONTRACT IS STILL IN EFFECT. SEE "EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO" IN "DETERMINING YOUR CONTRACT'S VALUE" LATER IN THIS PROSPECTUS.
--------------------------------------------------------------------------------

You must return your contract to us, along with all required information within 30 days following your contract date anniversary, in order to exercise this benefit. Upon exercising the GMIB, any Guaranteed minimum death benefit you elected will terminate without value. Also, upon exercise of the Guaranteed minimum income benefit, the owner (or older joint owner, if applicable) will become the annuitant, and the contract will be annuitized on the basis of the annuitant's life. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See ''Accessing your money'' under ''Withdrawing your account value'' later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, the end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES. Eligibility to exercise the Guaranteed minimum income benefit is based on the owner's (or older joint owner's, if applicable) age as follows:

..   If you were at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

..   If you were at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after age 60.

..   If you were at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

                        CONTRACT FEATURES AND BENEFITS

..   To exercise the Guaranteed minimum income benefit:

   -- We must receive your notification in writing within 30 days following any contract date anniversary on which you are eligible; and

   -- Your account value must be greater than zero on the exercise date. See
      "Effect of your account value falling to zero" in "Determining your contract's value" for more information about the impact of insufficient account value on your ability to exercise the Guaranteed minimum income benefit.

Please note:

(i)the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your 85th birthday;

(ii)if you were age 75 when the contract was issued or the Roll-Up benefit base was reset, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your attainment of age 85;

(iii)for Accumulator(R) Series QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Series QP contract into an Accumulator(R) Series Rollover IRA. This process must be completed within the 30-day time frame following the contract date anniversary in order for the Plan participant to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, a rollover into an IRA will not be effected and payments will be made directly to the trustee;


(iv)Since no partial exercise is permitted, owners of defined benefit QP contracts who plan to change ownership of the contract to the participant must first compare the participant's lump sum benefit amount and annuity benefit amount to the GMIB benefit amount and account value, and make a withdrawal from the contract if necessary. See ''How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits'' in ''Accessing your money'' later in this Prospectus;


(v)for Accumulator(R) Series Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a roll- over of the TSA contract to an Accumulator(R) Series Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day time- frame following the contract date anniversary in order for you to be eligible to exercise;

(vi)if you reset the Roll-Up benefit base (as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(vii)a spouse beneficiary or younger spouse joint owner under Spousal continuation may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original owner could have exercised the benefit. In addition, the spouse beneficiary or younger spouse joint owner must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The spouse beneficiary or younger spouse joint owner's age on the date of the owner's death replaces the owner's age for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules;

(viii)if the contract is jointly owned and not an IRA contract, you can elect to have the Guaranteed minimum income benefit paid either: (a) as a joint life benefit, or (b) as a single life benefit paid on the basis of the older owner's age;

(ix)if the contract is an IRA contract, you can elect to have the Guaranteed minimum income benefit paid either: (a) as a joint life benefit, but only if the joint annuitant is your spouse or (b) as a single life benefit paid on the basis of the annuitant's age; and

(x)if the contract is owned by a trust or other non-natural person, eligibility to elect or exercise the Guaranteed minimum income benefit is based on the annuitant's (or older joint annuitant's, if applicable) age, rather than the owner's.

See ''Effect of the owner's death'' under ''Payment of death benefit'' later in this Prospectus for more information.

If your account value is insufficient to pay applicable charges when due, your contract will terminate, which could cause you to lose your Guaranteed minimum income benefit. For more information, please see ''Effect of your account value falling to zero'' in ''Determining your contract's value" and the section entitled ''Charges and expenses'' later in this Prospectus.

For information about the impact of withdrawals on the Guaranteed minimum income benefit and any other guaranteed benefits you may have elected, please see ''How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits'' in ''Accessing your money."

From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain guaranteed benefits. See "Guaranteed benefit offers" later in this section for more information. If you accepted an offer to convert your Guaranteed minimum income benefit into the New Guaranteed withdrawal benefit for life (New GWBL), see Appendix XII for more information about the New GWBL and the Modified Death Benefit.

If you previously accepted an offer to terminate a guaranteed benefit, you no longer have an enhanced or the standard death benefit. Please refer to the terms of your offer for information about your remaining death benefit.

GUARANTEED MINIMUM DEATH BENEFIT

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see ''Guaranteed withdrawal benefit for life (''GWBL'')'' later in this section.

                        CONTRACT FEATURES AND BENEFITS

Your contract provides a standard death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions, adjusted for any withdrawals (and any associated withdrawal charges, if applicable under your Accumulator(R) Series contract). For Accumulator(R), Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/ contract owners, the standard death benefit is the only death benefit available for owners (or older joint owners, if applicable) ages 81 through 85 at issue. Once your contract is issued, you may not change or voluntarily terminate your death benefit.

If you elect one of the enhanced death benefits (not including the GWBL Enhanced death benefit), the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, information and forms necessary to effect payment, or your elected enhanced death benefit on the date of the owner's (or older joint owner's, if applicable) death, adjusted for any subsequent withdrawals (and associated withdrawal charges, if applicable under your Accumulator(R) Series contract), whichever provides the higher amount. See ''Payment of death benefit'' later in this Prospectus for more information.

Any of the enhanced death benefits (other than the Greater of 3% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit) or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit. Each enhanced death benefit has an additional charge. Although the amount of your enhanced death benefit will no longer increase after age 85, we will continue to deduct this charge as long as your enhanced death benefit is in effect. There is no additional charge for the standard death benefit. See "Guaranteed minimum death benefit charge" in "Charges and expenses" for more information.

If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. See ''Transfers of ownership, collateral assignments, loans and borrowing'' in ''More information'' later in this Prospectus for more information.

If your contract terminates for any reason, your Guaranteed minimum death benefit will also terminate. See "Termination of your contract" in "Determining your contract's value" for information about the circumstances under which your contract will terminate.

For Accumulator(R) Plus/SM/ contracts, if the owner (or older joint owner, if applicable) dies during the one-year period following our receipt of a contribution, the account value used to calculate the applicable guaranteed minimum death benefit will not reflect any credits applied in the one-year period prior to death. For Joint life GWBL contracts, we will only recover the credit if the second owner dies within the one-year period following a contribution.

Subject to state availability (see Appendix VII later in this Prospectus for state availability of these benefits), your age at contract issue, and your contract type, you may elect one of the following enhanced death benefits:

Optional enhanced death benefit applicable for owner (or older joint owner, if applicable) ages 0 through 75 at issue of NQ contracts; 20 through 75 at issue of Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA, and Rollover TSA contracts; 20 through 70 at issue of Flexible Premium IRA contracts; 0 through 70 at issue for Inherited IRA contracts; and 20 through 75 at issue of QP contracts (20 through 70 at issue for Accumulator(R) Plus/SM/ QP contracts.

..   ANNUAL RATCHET TO AGE 85

..   THE GREATER OF 6 1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

..   THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

Optional enhanced death benefit applicable for owner (or older joint owner, if applicable) ages 76 through 80 at issue of NQ, Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA, and Rollover TSA contracts.

..   THE GREATER OF 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

These enhanced death benefits, together with the standard death benefit, comprise the Guaranteed minimum death benefits available under the contract.

The Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85 is not available for QP, Flexible Premium IRA, and Inherited IRA contracts.

For contracts with non-natural owners, the available death benefits are based on the annuitant's age.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in ''Guaranteed minimum death benefit and Guaranteed minimum income benefit base.'' Once you have made your enhanced death benefit election, you may not change it.

As discussed earlier in this Prospectus, you can elect a ''Greater of'' enhanced death benefit with a corresponding Guaranteed minimum income benefit. You can elect one of the following two combinations:

..   the Greater of 6 1/2% Roll-Up to age 85 or the Annual Ratchet to age 85
    enhanced death benefit with the Guaranteed minimum income benefit that includes the 6 1/2% Roll-Up benefit base, or

..   the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85
    enhanced death benefit with the Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base.

If you purchase a ''Greater of'' enhanced death benefit with the Guaranteed minimum income benefit, you will be eligible to reset your Roll-Up benefit base on each contract date anniversary until the contract date anniversary following age 75. If you purchase a ''Greater of'' enhanced death benefit without the Guaranteed minimum income benefit, no reset is available. See ''Guaranteed minimum income benefit and the Roll-Up benefit base reset'' earlier in this section.

For information about the effect of withdrawals on your Guaranteed minimum death benefit, please see ''How withdrawals affect your

                        CONTRACT FEATURES AND BENEFITS

Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits'' in ''Accessing your money."

If you are using your Accumulator(R) or Accumulator(R) Elite/SM/ contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your enhanced death benefit. See ''Owner and annuitant requirements'' earlier in this section.

See Appendix IV later in this Prospectus for an example of how we calculate an enhanced death benefit.

You may have been the recipient of an offer that provided for an increase in your account value in return for terminating your Guaranteed minimum death benefit. If you accepted such an offer, your Guaranteed minimum death benefit has been replaced with the return of account value death benefit. If you did not accept an offer, your Guaranteed minimum death benefit is still in effect. See "Guaranteed benefit offers" later in this section for more information.

EARNINGS ENHANCEMENT BENEFIT

Subject to state and contract availability (see Appendix VII later in this Prospectus for state availability of these benefits), if you are purchasing a contract under which the Earnings enhancement benefit is available, you may elect the Earnings enhancement benefit at the time you purchase your contract, if the owner is age 75 or younger. The Earnings enhancement benefit provides an additional death benefit as described below. See the appropriate part of ''Tax information'' later in this Prospectus for the potential tax consequences of electing to purchase the Earnings enhancement benefit in an NQ, IRA or Rollover TSA contract. Once you purchase the Earnings enhancement benefit you may not voluntarily terminate this feature. If you elect the Guaranteed withdrawal benefit for life, the Earnings enhancement benefit is not available.

If you elect the Earnings enhancement benefit described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See ''Transfers of ownership, collateral assignments, loans and borrowing'' in ''More information,'' later in this Prospectus for more information. This benefit will also terminate if your contract terminates for any reason. See "Termination of your contract" in "Determining your contract's value" later in this Prospectus.

If the owner (or older joint owner, if applicable) is 70 or younger when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is 70 or younger when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 40% of:

the GREATER OF:

..   the account value, OR

..   any applicable death benefit

DECREASED BY:


..   total net contributions.


For purposes of calculating your Earnings enhancement benefit, the following applies: (i) ''Net contributions'' are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the spouse beneficiary or younger spouse joint owner not continued the contract plus any subsequent contributions) adjusted for each withdrawal that exceeds your Earnings enhancement benefit earnings. ''Net contributions'' are reduced by the amount of that excess. Earnings enhancement benefit earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal, and (b) is the net contributions as adjusted by any prior withdrawals (for Accumulator(R) Plus/SM/ contracts, credit amounts are not included in ''net contributions''); and
(ii) ''Death benefit'' is equal to the GREATER of the account value as of the date we receive satisfactory proof of death OR any applicable Guaranteed minimum death benefit as of the date of death.

For Accumulator(R) Plus/SM/ contracts, for purposes of calculating your Earnings enhancement benefit, if any contributions are made in the one-year period prior to death of the owner (or older joint owner, if applicable), the account value will not include any credits applied in the one-year period prior to death.

If the owner (or older joint owner, if applicable) is age 71 through 75 when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is between the ages of 71 and 75 when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 25% of:

the GREATER OF:

..   the account value, OR

..   any applicable death benefit

DECREASED BY:


..   total net contributions.


The value of the Earnings enhancement benefit is frozen on the first contract date anniversary after the owner (or older joint owner, if applicable) turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For an example of how the Earnings enhancement death benefit is calculated, please see Appendix VI.

Although the value of your Earnings enhancement benefit will no longer increase after age 80, we will continue to deduct the charge for this benefit as long as it remains in effect.

For contracts continued under Spousal continuation, upon the death of the spouse (or older spouse, in the case of jointly owned contracts), the account value will be increased by the value of the Earnings enhancement benefit as of the date we receive due proof of death. The benefit will then be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. The spouse may also take the death benefit (increased by the Earnings enhancement benefit) in a lump sum.

                        CONTRACT FEATURES AND BENEFITS

See ''Spousal continuation'' in ''Payment of death benefit'' later in this Prospectus for more information.

The Earnings enhancement benefit must be elected when the contract is first issued: neither the owner nor the successor owner can add it after the contract has been issued. Ask your financial professional or see Appendix VII later in this Prospectus to see if this feature is available in your state.

You may have been the recipient of an offer that provided for an increase in your account value in return for terminating your Earnings enhancement benefit. If you accepted such an offer, your Earnings enhancement benefit has been replaced with the return of account value death benefit. If you did not accept an offer, your Earnings enhancement benefit is still in effect. See "Guaranteed benefit offers" later in this section for more information.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE (''GWBL'')

For an additional charge, the Guaranteed withdrawal benefit for life (''GWBL'') guarantees that you can take withdrawals up to a maximum amount per year (your ''Guaranteed annual withdrawal amount''). GWBL is only available at issue. This benefit is not available at issue ages younger than 45. GWBL is not available if you have elected the Guaranteed minimum income benefit, the Earnings enhancement benefit or one of our Principal guarantee benefits, described later in this Prospectus. You may elect one of our automated payment plans or you may take partial withdrawals. All withdrawals reduce your account value and Guaranteed minimum death benefit. See ''Accessing your money'' later in this Prospectus. Your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts) and the permitted variable investment options. Our general dollar cost averaging program is not available if you elect the GWBL, but the investment simplifier program is available if you elect the GWBL. See ''What are your investment options under the contract?'' earlier in this section.

You may buy this benefit on a single life (''Single life'') or a joint life (''Joint life'') basis. Under a Joint life contract, lifetime withdrawals are guaranteed for the life of both the owner and successor owner.

For Joint life contracts, a successor owner may be named at contract issue only. The successor owner must be the owner's spouse. If you and the successor owner are no longer married, you may either: (i) drop the original successor owner or (ii) replace the original successor owner with your new spouse. This can only be done before the first withdrawal is made from the contract. After the first withdrawal, the successor owner can be dropped but cannot be replaced. If the successor owner is dropped after withdrawals begin, the charge will continue based on a Joint life basis. For NQ contracts, you have the option to designate the successor owner as a joint owner.

For Joint life contracts owned by a non-natural owner, a joint annuitant may be named at contract issue only. The annuitant and joint annuitant must be spouses. If the annuitant and joint annuitant are no longer married, you may either: (i) drop the joint annuitant or (ii) replace the original joint annuitant with the annuitant's new spouse. This can only be done before the first withdrawal. After the first withdrawal, the joint annuitant may be dropped but cannot be replaced. If the joint annuitant is dropped after withdrawals begin, the charge continues based on a Joint life basis.

Joint life QP and TSA contracts are not permitted in connection with the benefit. This benefit is not available under an Inherited IRA contract. If you are using your Accumulator(R) or Accumulator(R) Elite/SM/ contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your guaranteed withdrawal benefit for life. See ''Owner and annuitant requirements'' earlier in this section.

The charge for the GWBL benefit will be deducted from your account value on each contract date anniversary. Please see ''Guaranteed withdrawal benefit for life benefit charge'' in ''Charges and expenses'' later in this Prospectus for a description of the charge.

You should not purchase this benefit if:

..   You plan to take withdrawals in excess of your Guaranteed annual withdrawal amount because those withdrawals may significantly reduce or eliminate the value of the benefit (see ''Effect of Excess withdrawals'' below in this section);

..   You are not interested in taking withdrawals prior to the contract's maturity date;

..   You are using the contract to fund a Rollover TSA or QP contract where withdrawal restrictions will apply; or

..   You plan to use it for withdrawals prior to age 59 1/2, as the taxable amount of the withdrawal will be includible in income and subject to an additional 10% federal income tax penalty, as discussed later in this Prospectus.

For traditional IRAs, TSA and QP contracts, you may take your lifetime required minimum distributions (''RMDs'') without losing the value of the GWBL benefit, provided you comply with the conditions described under ''Lifetime required minimum distribution withdrawals'' in ''Accessing your money'' later in this Prospectus, including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.

From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain guaranteed benefits. See "Guaranteed benefit offers" later in this section for more information.

If you previously accepted an offer to terminate a guaranteed benefit, you no longer have an enhanced or the standard death benefit. Please refer to the terms of your offer for information about your remaining death benefit.

GWBL BENEFIT BASE

At issue, your GWBL benefit base is equal to your initial contribution and will increase or decrease, as follows:

..   Your GWBL benefit base increases by any subsequent contributions.

                        CONTRACT FEATURES AND BENEFITS

..   Your GWBL benefit base may be increased on each contract date anniversary, as described below under ''Annual Ratchet'' and ''7% deferral bonus.''

..   Your GWBL benefit base may be increased by the 200% Initial GWBL benefit base guarantee, as described later in this section.

..   Your GWBL benefit base is not reduced by withdrawals except those withdrawals that cause total withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount (''Excess withdrawal''). See ''Effect of Excess withdrawals'' below in this section.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT

Your initial Guaranteed annual withdrawal amount is equal to a percentage of the GWBL benefit base. The initial applicable percentage (''Applicable percentage'') is based on the owner's age at the time of the first withdrawal. For Joint life contracts, the initial Applicable percentage is based on the age of the younger owner or successor owner at the time of the first withdrawal. If your GWBL benefit base ratchets, as described below in this section under ''Annual ratchet,'' on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. The Applicable percentages are as follows:

---------------------------------------------------------------------------------
AGE                                               APPLICABLE PERCENTAGE
---------------------------------------------------------------------------------
45-59                                                     4.0%
---------------------------------------------------------------------------------
60-75                                                     5.0%
---------------------------------------------------------------------------------
76-85                                                     6.0%
---------------------------------------------------------------------------------
86 and older                                              7.0%
---------------------------------------------------------------------------------

We will recalculate the Guaranteed annual withdrawal amount on each contract date anniversary and as of the date of any subsequent contribution or Excess withdrawal, as described below under ''Effect of Excess withdrawals'' and ''Subsequent contributions.'' The withdrawal amount is guaranteed never to decrease as long as there are no Excess withdrawals.

Your Guaranteed annual withdrawals are not cumulative. If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

The withdrawal charge, if applicable under your Accumulator(R) Series contract, is waived for withdrawals up to the Guaranteed annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See ''Withdrawal charge'' in ''Charges and expenses'' later in this Prospectus.

EFFECT OF EXCESS WITHDRAWALS

An Excess withdrawal is caused when you withdraw more than your Guaranteed annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, the entire amount of that withdrawal and each subsequent withdrawal in that contract year are considered Excess withdrawals.

An Excess withdrawal can cause a significant reduction in both your GWBL benefit base and your Guaranteed annual withdrawal amount. If you make an Excess withdrawal, we will recalculate your GWBL benefit base and the Guaranteed annual withdrawal amount, as follows:

..   The GWBL benefit base is reset as of the date of the Excess withdrawal to equal the LESSER of: (i) the GWBL benefit base immediately prior to the Excess withdrawal and (ii) the account value immediately following the Excess withdrawal.

..   The Guaranteed annual withdrawal amount is recalculated to equal the
    Applicable percentage multiplied by the reset GWBL benefit base.

You should not purchase the contract if you plan to take withdrawals in excess of your Guaranteed annual withdrawal amount as such withdrawals may significantly reduce or eliminate the value of the GWBL benefit. If your account value is less than your GWBL benefit base (due, for example, to negative market performance), an Excess withdrawal, even one that is only slightly more than your Guaranteed annual withdrawal amount, can significantly reduce your GWBL benefit base and the Guaranteed annual withdrawal amount.

For example, assume your GWBL benefit base is $100,000 and your account value is $80,000 when you decide to begin taking withdrawals at age 65. Your Guaranteed annual withdrawal amount is equal to $5,000 (5.0% of $100,000). You take an initial withdrawal of $8,000. Since your GWBL benefit base is immediately reset to equal the lesser of your GWBL benefit base prior to the Excess withdrawal ($100,000) and your account value immediately following the Excess withdrawal ($80,000 minus $8,000), your GWBL benefit base is now $72,000. In addition, your Guaranteed annual withdrawal amount is reduced to $3,600 (5.0% of $72,000), instead of the original $5,000. See ''How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit'' in ''Accessing your money'' later in this Prospectus.

Withdrawal charges, if applicable under your Accumulator(R) Series contract, are applied to the amount of the withdrawal that exceeds the greater of (i) the Guaranteed annual withdrawal amount or (ii) the 10% free withdrawal amount. A withdrawal charge would not be applied in the example above since the $8,000 withdrawal (equal to 10% of the contract's account value as of the beginning of the contract year) falls within the 10% free withdrawal amount. Under the example above, additional withdrawals during the same contract year could result in a further reduction of the GWBL benefit base and the Guaranteed annual withdrawal amount, as well as an application of withdrawal charges, if applicable. See ''Withdrawal charge'' in ''Charges and expenses'' later in this Prospectus.

You should note that an Excess withdrawal that reduces your account value to zero terminates the contract, including all benefits, without value. See ''Effect of your account value falling to zero'' later in this section.

In general, if you purchase the contract as a traditional IRA, QP or TSA and participate in our Automatic RMD service, an automatic withdrawal under that program will not cause an Excess withdrawal, even if it exceeds your Guaranteed annual withdrawal amount. For more information, see ''Lifetime required minimum distribution withdrawals'' in ''Accessing your money'' later in this Prospectus. Loans are not available under Rollover TSA contracts if GWBL is elected.

                        CONTRACT FEATURES AND BENEFITS

ANNUAL RATCHET

Your GWBL benefit base is recalculated on each contract date anniversary to equal the greater of: (i) the account value and (ii) the most recent GWBL benefit base. If your account value is greater, we will ratchet up your GWBL benefit base to equal your account value. If your GWBL benefit base ratchets on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. Your Guaranteed annual withdrawal amount will also be increased, if applicable, to equal your Applicable percentage times your new GWBL benefit base.

If your GWBL benefit base ratchets, we will increase the charge for the benefit to the maximum charge permitted under the contract. Once we increase the charge, it is increased for the life of the contract. We will permit you to opt out of the ratchet if the charge increases. If you choose to opt out, your charge will stay the same but your GWBL benefit base will no longer ratchet. Upon request, we will permit you to accept a GWBL benefit base ratchet with the charge increase on a subsequent contract date anniversary. For a description of the charge increase, see ''Guaranteed withdrawal benefit for life benefit charge'' in ''Charges and expenses'' later in this Prospectus.

7% DEFERRAL BONUS

At no additional charge, in each contract year in which you have not taken a withdrawal, we will increase your GWBL benefit base by an amount equal to 7% of your total contributions. This 7% deferral bonus is applicable for the life of the contract, subject to certain restrictions.

We will apply the 7% deferral bonus to your GWBL benefit base on each contract date anniversary until you make a withdrawal from your contract. In a contract year following an Annual Ratchet (described above), the deferral bonus will be applied to your GWBL benefit base on each contract date anniversary until you make a withdrawal. However, no deferral bonus is applied on a contract date anniversary on which an Annual Ratchet occurs.

Once you make a withdrawal, we will not apply the deferral bonus in future years unless you meet one of the exceptions that would allow you to continue to receive the deferral bonus. Those exceptions are described as follows:

..   You are eligible to receive the 7% deferral bonus for any of your first ten contract years that you have not taken a withdrawal, even if you had taken a withdrawal in a prior year. For example, if you take your first withdrawal in the second contract year, you are still eligible to receive the deferral bonus in contract years three through ten. The deferral bonus is not applied in the contract year in which a withdrawal was made.

..   You are eligible to receive the 7% deferral bonus to your GWBL Benefit Base on a contract date anniversary during the ten years following an Annual Ratchet, as long as no withdrawal is made in the same contract year. If a withdrawal is made during this ten-year period, no deferral bonus is applied in the contract year in which the withdrawal was made.

If the Annual Ratchet occurs on any contract date anniversary, for the next and subsequent contract years, the deferral bonus will be 7% of the most recent ratcheted GWBL benefit base, plus any subsequent contributions. If the GWBL benefit base is reduced due to an Excess withdrawal, the 7% deferral bonus will be calculated using the reset GWBL benefit base, plus any applicable contributions. The 7% deferral bonus generally excludes contributions made in the prior 12 months. In the first contract year, the deferral bonus is determined using all contributions received in the first 90 days of the contract year.

On any contract date anniversary on which you are eligible for a 7% deferral bonus, we will calculate the applicable bonus amount. If, when added to the current GWBL benefit base, the amount is greater than your account value, that amount will become your new GWBL benefit base but, as this adjustment is the result of the 7% deferral bonus rather than the Annual Ratchet, a new ten-year period, as described above, is not started by this adjustment to the GWBL benefit base. If that amount is less than or equal to your account value, your GWBL benefit base will be ratcheted to equal your account value, and the 7% deferral bonus will not apply. If you opt out of the Annual Ratchet (as discussed immediately above), the 7% deferral bonus will still apply.

MATURITY DATE. The last deferral bonus will be applicable on the contract's maturity date. (See ''Annuity maturity date'' under ''Accessing your money'' later in this Prospectus.)

200% INITIAL GWBL BENEFIT BASE GUARANTEE

If you have not taken a withdrawal from the contract before the later of
(i) the tenth contract date anniversary, or (ii) the contract date anniversary following the owner's (or younger joint life's) attained age 70, the GWBL Benefit base will be increased to equal 200% of contributions made to the contract during the first 90 days, PLUS 100% of any subsequent contributions received after the first 90 days. There will be no increase if your GWBL benefit base already exceeds this initial GWBL Benefit base guarantee. This is the only time that this special increase to the GWBL Benefit base is available. However, you will continue to be eligible for the 7% deferral bonuses following this onetime increase.

SUBSEQUENT CONTRIBUTIONS

Subsequent contributions are not permitted after the later of: (i) the end of the first contract year and (ii) the date the first withdrawal is taken.

Anytime you make an additional contribution, your GWBL benefit base will be increased by the amount of the contribution. Your Guaranteed annual withdrawal amount will be equal to the Applicable percentage of the increased GWBL benefit base.

GWBL GUARANTEED MINIMUM DEATH BENEFIT

There are two guaranteed minimum death benefits available if you elect the GWBL option: (i) the GWBL Standard death benefit, which is available at no additional charge for owner issue ages 45-85 (issue ages 45-80 for Accumulator(R) Plus/SM/ contracts), and (ii) the GWBL Enhanced death benefit, which is available for an additional charge for owner issue ages 45-75. Please see Appendix VII later in this Prospectus to see if these guaranteed death benefits are available in your state.

The GWBL Standard death benefit is equal to the GWBL Standard death benefit base. The GWBL Standard death benefit base is equal to your initial contribution and any additional contributions less a deduction that reflects any withdrawals you make (see ''How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit'' in ''Accessing your money'' later in this Prospectus).

                        CONTRACT FEATURES AND BENEFITS

The GWBL Enhanced death benefit is equal to the GWBL Enhanced death benefit base.

Your initial GWBL Enhanced death benefit base is equal to your initial contribution and will increase or decrease, as follows:

..   Your GWBL Enhanced death benefit base increases by any subsequent contribution;

..   Your GWBL Enhanced death benefit base increases to equal your account value if your GWBL benefit base is ratcheted, as described above in this section;

..   Your GWBL Enhanced death benefit base increases by any 7% deferral bonus, as described above in this section;

..   Your GWBL Enhanced death benefit base increases by the onetime 200% Initial
    GWBL Benefit base guarantee, if applicable; and

..   Your GWBL Enhanced death benefit base decreases by an amount which reflects any withdrawals you make.

See ''How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit'' in ''Accessing your money'' later in this Prospectus.

The death benefit is equal to your account value (without adjustment for any otherwise applicable market value adjustment but adjusted for any pro rata optional benefit charges) as of the date we receive satisfactory proof of death, any required instructions for method of payment, information and forms necessary to effect payment or the applicable GWBL Guaranteed minimum death benefit on the date of the owner's death (adjusted for any subsequent withdrawals and associated withdrawal charges, if applicable), whichever provides a higher amount. For more information, see ''Withdrawal charge'' in ''Charges and expenses'' later in this Prospectus.

EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO

If your account value falls to zero due to an Excess withdrawal, we will terminate your contract and you will receive no further payments or benefits. If an Excess withdrawal results in a withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero.

However, if your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, please note the following:

..   Your Accumulator(R) Series contract terminates and you will receive a supplementary life annuity contract setting forth your continuing benefits. The owner of the Accumulator(R) Series contract will be the owner and annuitant. The successor owner, if applicable, will be the joint annuitant. If the owner is non-natural, the annuitant and joint annuitant, if applicable, will be the same as under your Accumulator(R) Series contract.

..   No subsequent contributions will be permitted.

..   If you were taking withdrawals through the ''Maximum payment plan,'' we will continue the scheduled withdrawal payments on the same basis.

..   If you were taking withdrawals through the ''Customized payment plan'' or in unscheduled partial withdrawals, we will pay the balance of the Guaranteed annual withdrawal amount for that contract year in a lump sum. Payment of the Guaranteed annual withdrawal amount will begin on the next contract date anniversary.

..   Payments will continue at the same frequency for Single or Joint life contracts, as applicable, or annually if automatic payments were not being made.

..   Any guaranteed minimum death benefit remaining under the original contract will be carried over to the supplementary life annuity contract. The death benefit will no longer grow and will be reduced on a dollar-for-dollar basis as payments are made. If there is any remaining death benefit upon the death of the owner and successor owner, if applicable, we will pay it to the beneficiary.

..   The charge for the Guaranteed withdrawal benefit for life and the GWBL
    Enhanced death benefit will no longer apply.

..   If at the time of your death the Guaranteed annual withdrawal amount was being paid to you as a supplementary life annuity contract, your beneficiary may not elect the Beneficiary continuation option.

OTHER IMPORTANT CONSIDERATIONS

..   This benefit is not appropriate if you do not intend to take withdrawals prior to annuitization.

..   Amounts withdrawn in excess of your Guaranteed annual withdrawal amount may be subject to a withdrawal charge, if applicable under your Accumulator(R) Series contract, as described in ''Charges and expenses'' later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year. Excess withdrawals can significantly reduce or completely eliminate the value of the GWBL and GWBL Enhanced death benefit. See ''Effect of Excess withdrawals'' above in this section and ''How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit'' in ''Accessing your money'' later in this Prospectus.

..   Withdrawals are not considered as annuity payments for tax purposes, and may be subject to an additional 10% Federal income tax penalty if they are taken before age 59 1/2. See ''Tax information'' later in this Prospectus.

..   All withdrawals reduce your account value and Guaranteed minimum death benefit. See ''How withdrawals are taken from your account value'' and ''How withdrawals affect your Guaranteed minimum death benefit'' in ''Accessing your money'' later in this Prospectus.

..   If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

..   The GWBL benefit terminates if the contract is continued under the beneficiary continuation option or under the Spousal continuation feature if the spouse is not the successor owner.

..   If you surrender your contract to receive its cash value and your cash value is greater than your Guaranteed annual withdrawal amount, all benefits under the contract will terminate, including the GWBL benefit.

                        CONTRACT FEATURES AND BENEFITS

..   If you transfer ownership of the contract, you terminate the GWBL benefit.
    See ''Transfers of ownership, collateral assignments, loans and borrowing'' in ''More information'' later in this Prospectus for more information.

..   Withdrawals are available under other annuity contracts we offer and the contract without purchasing a withdrawal benefit.

..   For IRA, QP and TSA contracts, if you have to take a required minimum distribution (''RMD'') and it is your first withdrawal under the contract, the RMD will be considered your ''first withdrawal'' for the purposes of establishing your GWBL Applicable percentage.

..   If you elect GWBL on a Joint life basis and subsequently get divorced, your divorce will not automatically terminate the contract. For both Joint life and Single life contracts, it is possible that the terms of your divorce decree could significantly reduce or completely eliminate the value of this benefit. Any withdrawal made for the purpose of creating another contract for your ex-spouse will reduce the benefit base(s) as described in ''How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit'' later in this Prospectus, even if pursuant to a divorce decree.

..   Before you name a beneficiary and if you are considering whether your joint owner/annuitant or beneficiary is treated as your spouse, please be advised that civil union partners and domestic partners are not treated as spouses for federal purposes; in the event of a conflict between state and federal law we follow federal law in the determination of spousal status. See "Payment of Death Benefit" under "Spousal continuation" later in this prospectus.

PRINCIPAL GUARANTEE BENEFITS

We offer two 10-year Principal guarantee benefits at an additional charge: the 100% Principal guarantee benefit and the 125% Principal guarantee benefit. You may only elect one Principal guarantee benefit (''PGB'').

100% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 100% Principal guarantee benefit is equal to your initial contribution and additional permitted contributions, adjusted for withdrawals. For
Accumulator(R) Plus/SM/ contracts, the guaranteed amount does not include any credits allocated to your contract.

Under the 100% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts) and the permitted variable investment options. See ''What are your investment options under the contract?'' earlier in this section.

125% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 125% Principal guarantee benefit is equal to 125% of your initial contribution and additional permitted contributions, adjusted for withdrawals. For
Accumulator(R) Plus/SM/ contracts, the guaranteed amount does not include any credits allocated to your contract.


Under the 125% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts), the EQ/AB Short Duration Government Bond Portfolio, the EQ/Moderate Allocation Portfolio and the EQ/Equity 500 Index Portfolio.


Under both Principal guarantee benefits, if, on the 10th contract date anniversary (or later if you've exercised a reset as explained below) (''benefit maturity date''), your account value is less than the guaranteed amount, we will increase your account value to equal the applicable guaranteed amount. Any such additional amounts added to your account value will be allocated pursuant to the allocation instructions for additional contributions we have on file. After the benefit maturity date, the guarantee will terminate.

You have the option to reset (within 30 days following each applicable contract date anniversary) the guaranteed amount to the account value or 125% of the account value, as applicable, as of your fifth and later contract date anniversaries. If you exercise this option, you are eligible for another reset on each fifth and later contract date anniversary after the last reset up to the contract date anniversary following an owner's 85th birthday (an owner's 80th birthday under Accumulator(R) Plus/SM/ contracts). If you elect to reset the guaranteed amount, your benefit maturity date will be extended to be the 10th contract date anniversary after the anniversary on which you reset the guaranteed amount. This extension applies each time you reset the guaranteed amount.

Neither PGB is available under Inherited IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts. If you elect either PGB, you may not elect the Guaranteed minimum income benefit, the Guaranteed withdrawal benefit for life, the systematic withdrawals option or the substantially equal withdrawals option. If you purchase a PGB, you may not make additional contributions to your contract after six months from the contract issue date.

If you are using your Accumulator(R) or Accumulator(R) Elite/SM/ contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your Principal guarantee benefit. See ''Owner and annuitant requirements'' earlier in this section.

If you are planning to take required minimum distributions from the contract, this benefit may not be appropriate. See ''Tax information'' later in this Prospectus. If you elect a PGB and change ownership of the contract, your PGB will automatically terminate, except under certain circumstances. See ''Transfers of ownership, collateral assignments, loans and borrowing'' in ''More information'' later in this Prospectus for more information.

Once you purchase a PGB, you may not voluntarily terminate this benefit. Your PGB will terminate if the contract terminates before the benefit maturity date, as defined below. If you die before the benefit maturity date and the contract continues, we will continue the PGB only if the contract can continue through the benefit maturity date. If the contract cannot so continue, we will terminate your PGB and the charge. See ''Non-spousal joint owner contract continuation'' in ''Payment of death benefit'' later in this Prospectus. The PGB will terminate upon the exercise of the beneficiary continuation option. See ''Payment of death benefit'' later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a charge for the Principal guarantee benefits (see ''Charges and expenses'' later in this Prospectus). You should note that the

                        CONTRACT FEATURES AND BENEFITS
purchase of a PGB is not appropriate if you want to make additional contributions to your contract beyond the first six months after your contract is issued.

The purchase of a PGB is also not appropriate if you plan on terminating your contract before the benefit maturity date. The purchase of a PGB may not be appropriate if you plan on taking withdrawals from your contract before the benefit maturity date. Withdrawals from your contract before the benefit maturity date reduce the guaranteed amount under a PGB on a pro rata basis. You should also note that if you intend to allocate a large percentage of your contributions to the guaranteed interest option, the purchase of a PGB may not be appropriate because of the guarantees already provided by this option at no additional charge. Please note that loans (applicable to TSA contracts only) are not permitted under either PGB.

From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain guaranteed benefits. See "Guaranteed benefit offers" later in this section for more information.

If you previously accepted an offer to terminate a guaranteed benefit, you no longer have an enhanced or the standard death benefit. Please refer to the terms of your offer for information about your remaining death benefit.

GUARANTEED BENEFIT OFFERS

From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain guaranteed benefits. Previously, we made offers to groups of contract owners that provided for an increase in account value in return for terminating their guaranteed death or income benefits. In the future, we may make additional offers to these and other groups of contract owners.

When we make an offer, we may vary the offer amount, up or down, among the same group of contract owners based on certain criteria such as account value, the difference between account value and any applicable benefit base, investment allocations and the amount and type of withdrawals taken. For example, for guaranteed benefits that have benefit bases that can be reduced on either a pro rata or dollar-for-dollar basis, depending on the amount of withdrawals taken, we may consider whether you have taken any withdrawal that has caused a pro rata reduction in your benefit base, as opposed to a dollar-for-dollar reduction. Also, we may increase or decrease offer amounts from offer to offer. In other words, we may make an offer to a group of contract owners based on an offer amount, and, in the future, make another offer based on a higher or lower offer amount to the remaining contract owners in the same group.

If you accept an offer that requires you to terminate a guaranteed benefit, we will no longer charge you for it, and you will not be eligible for any future offers related to that type of guaranteed benefit, even if such future offer would have included a greater offer amount or different payment or incentive.

If you accepted an offer to convert your Guaranteed minimum income benefit into the New Guaranteed withdrawal benefit for life (New GWBL), see Appendix XII for more information about the New GWBL and the Modified Death Benefit.

GUARANTEED BENEFIT LUMP SUM PAYMENT OPTION

The Guaranteed Benefit Lump Sum Payment option is currently available under the following limited circumstances.

   (1)If you elected a Guaranteed minimum income benefit ("GMIB"), and the no-lapse guarantee is in effect and your account value falls to zero, either due to a withdrawal that is not an Excess withdrawal or due to a deduction of charges;

                                      or

   (2)If you elected a Guaranteed withdrawal benefit for life ("GWBL") or elected a GMIB that converted to a GWBL, and your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges.

We reserve the right to terminate the availability of this option at any time. This option is not available under Rollover TSA contracts.

If your account value falls to zero, as described above, 1-2 business days thereafter we will send you a letter which will describe the options available to you, including the Guaranteed Benefit Lump Sum Payment option to make your election. In addition, the letter will include the following information:

   1. The Guaranteed Benefit Lump Sum offer is optional;

   2. If no action is taken, you will receive the stream of payments as promised under your contract;

   3. The amount and frequency of the stream of payments based on a single life annuity for GMIB or on the annuity option elected and applicable withdrawal rate for GWBL;

   4. The amount you would receive if you elect the Guaranteed Benefit Lump Sum offer;

   5. That the amount of the Guaranteed Benefit Lump Sum offer is less than the present value of the stream of payments;


   6. A description of the factors you should consider before accepting the Guaranteed Benefit Lump Sum offer;

   7. The reason we are making the Guaranteed Benefit Lump Sum offer; and


   8. That you may elect to receive a reduced series of income payments based on joint lives and can contact the customer services group to obtain the amount of a joint life annuity.

You will have no less than 30 days from the day your account value falls to zero to elect an option. If you elect the Guaranteed Benefit Lump Sum Payment option, you will receive the lump sum amount in a single payment.

If you elect the Guaranteed Benefit Lump Sum Payment, your contract and optional benefits will terminate, including any guaranteed minimum death benefit. If you do not make an election, we will automatically exercise your GMIB by issuing a supplementary annuity contract using the default option described in your contract. In the case of the GWBL, we will issue you a supplementary life annuity contract and any of the applicable benefits will continue.

                        CONTRACT FEATURES AND BENEFITS

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We will determine the Guaranteed Benefit Lump Sum Payment amount as of the day your account value fell to zero. The amount of a Guaranteed Benefit Lump Sum Payment will vary based on the factors described below.

We first determine the contract reserves attributable to your contract using standard actuarial calculations, which is a conservative measurement of present value. In general, the contract reserve is the present value of future benefit payments. In determining your contract reserve, we take into account the following factors:

  .   The owner/annuitant's life expectancy (based on gender and age);

  . The current annual payment for the GMIB, adjusted for any outstanding withdrawal charge or, in the case of the GWBL, the guaranteed annual withdrawal amount, in the form of a single life annuity;

  .   The interest rate at the time your account value fell to zero; and

  .   Any remaining guaranteed minimum death benefit under the GWBL feature.

The Guaranteed Benefit Lump Sum Payment is calculated based on a percentage of the contract reserve based on certain factors including, but not limited to, the current interest rate environment and GMIB utilization rates. We will use the percentage that is in effect at the time of your election. The percentage will range from 50% to 90% of the contract reserve. If your account value falls to zero, as described above, we will notify you then of the current percentage when we send you the letter describing the options available to you. If you have the GMIB, your payment will be reduced, as applicable, by any annual payments made since your account value fell to zero. If you have the GWBL, your payment will be reduced, as applicable, by any GWBL withdrawals made under a Customized payment plan or Maximum payment plan since your account value fell to zero. For information on how the Guaranteed Benefit Lump Sum Payment option works under certain hypothetical circumstances, please see Appendix XI.

In the event your account falls to zero, as described above, you should evaluate this payment option carefully. IF YOU ELECT THE GUARANTEED BENEFIT LUMP SUM PAYMENT OPTION, YOU WOULD NO LONGER HAVE THE ABILITY TO RECEIVE PERIODIC CASH PAYMENTS OVER YOUR LIFETIME UNDER THE GMIB AND/OR THE OPPORTUNITY TO TAKE CERTAIN GUARANTEED WITHDRAWALS AND KEEP ANY LEVEL OF GUARANTEED DEATH BENEFIT UNDER THE GWBL. When you purchased your contract you made a determination that the lifetime income stream available under the GMIB or the GWBL was important to you based on your personal circumstances. When considering this payment option, you should consider whether you still need the benefits of an ongoing lifetime income stream, given your personal and financial circumstances.

In addition, you should consider the following factors:

  . Whether, given your state of health, you believe you are likely to live to enjoy the future income benefits provided by the GMIB or the GWBL;

  . If you have the GWBL, whether it is important for you to leave a minimum death benefit to your beneficiaries as the election of the guaranteed lump sum option will terminate any guaranteed minimum death benefit, if still in effect; and

  . Whether a lump sum payment (which may be up to 50% less than the present value of the future stream of payments) is more important to you than a future stream of payments. See Hypothetical Illustration in Appendix XI.

  . Whether there are differences in tax consequences for taking a lump sum as opposed to receiving annuity payments.

In considering the factors above, and any other factors you believe are relevant, you may wish to consult with your financial professional or other advisor.

We believe that offering this payment option could be mutually beneficial to both us and to contract owners whose financial circumstances may have changed since they purchased the contract. If you elect the Guaranteed Benefit Lump Sum Payment option, you would immediately receive a lump sum payment rather than a stream of future payments over your lifetime. We would gain a financial benefit because we anticipate that providing a lump sum payment to you will be less costly to us than paying you periodic cash payments during your lifetime. The lump sum payment option may not be beneficial for everyone.

If you elect the Guaranteed Benefit Lump Sum Payment option it will be treated as a surrender of the contract and may be taxable and subject to tax penalties. For information on tax consequences, please see the section entitled "Tax information" in the Prospectus.

This payment option may not be available in all states. We may, in the future, suspend or terminate this payment option, or offer this payment option on more or less favorable terms upon advance notice to you.

INHERITED IRA BENEFICIARY CONTINUATION CONTRACT

(FOR ACCUMULATOR(R), ACCUMULATOR(R) ELITE/SM/ AND ACCUMULATOR(R) SELECT/SM/ CONTRACTS ONLY)

The contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected (''original IRA'') while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under ''Tax information.'' The contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. The contract is not suitable for beneficiaries electing the ''5-year rule.'' See ''Beneficiary continuation option for IRA and Roth IRA contracts'' under ''Beneficiary continuation option'' in ''Payment of death benefit'' later in this Prospectus. You should discuss with your tax adviser your own personal situation. The contract may not be available in all states. Please speak with your financial professional for further information.

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                        CONTRACT FEATURES AND BENEFITS

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The Inherited IRA is also available to non-spousal beneficiaries of deceased plan participants in qualified plans, 403(b) plans and governmental employer 457(b) plans (''Applicable Plan(s)''). In this discussion, unless otherwise indicated, references to ''deceased owner'' include ''deceased plan participant''; references to ''original IRA'' include ''the deceased plan participant's interest or benefit under the Applicable Plan'', and references to ''individual beneficiary of a traditional IRA'' include ''individual non-spousal beneficiary under an Applicable Plan.''

The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. In the case of a non-spousal beneficiary under a deceased plan participant's Applicable Plan, the Inherited IRA can only be purchased by a direct rollover of the death benefit under the Applicable Plan. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose. The contract must also contain the name of the deceased owner. In this discussion, ''you'' refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

..   You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

..   You must receive payments from the contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from the contract. However, for certain Inherited IRAs, if you maintain another IRA of the same type (traditional or Roth) of the same deceased owner and you are also taking distributions over your life from that inherited IRA, you may qualify to take an amount from that other inherited IRA which would otherwise satisfy the amount required to be distributed from the AXA Equitable Inherited IRA contract. If you choose not to take a payment from your Inherited IRA contract in any year, you must notify us in writing before we make the payment from the Inherited IRA contract, and we will not make any future payment unless you request in writing a reasonable time before we make such payment. If you choose to take a required payment from another inherited IRA, you are responsible for calculating the appropriate amount and reporting it on your income tax return. Please feel free to speak with your financial professional, or call our processing office, if you have any questions.

..   The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a ''see-through trust,'' the oldest beneficiary of the trust will be the annuitant.

..   An inherited IRA beneficiary continuation contract is not available for owners over age 70.

..   The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "Rules regarding contributions to your contract" in "Appendix X" for more information.

..   Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract. A non-spousal beneficiary under an Applicable Plan cannot make subsequent contributions to an Inherited IRA contract.

..   You may make transfers among the investment options.

..   You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges will apply as described in ''Charges and expenses'' later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM /contracts.

..   The Guaranteed minimum income benefit, Spousal continuation, special dollar cost averaging program, special money market dollar cost averaging program, automatic investment program, Principal guarantee benefits, the Guaranteed withdrawal benefit for life and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

..   If you die, we will pay to a beneficiary that you choose the greater of the account value or the applicable death benefit.

..   Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges will no longer apply (if applicable under your Accumulator(R) Series contract). If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. SINCE THE CONTRACTS ARE NO LONGER AVAILABLE TO NEW PURCHASERS, THIS CANCELLATION PROVISION IS NO LONGER APPLICABLE.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you

                        CONTRACT FEATURES AND BENEFITS
must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this ''free look'' period may be longer. Other state variations may apply. Please contact your financial professional and/or see Appendix VII to find out what applies in your state.

Generally, your refund will equal your account value (less loan reserve account under TSA contracts) under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct),
(ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options, and (iv) any interest in the account for special dollar cost averaging, through the date we receive your contract. Some states, however, require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii) or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only.

For Accumulator(R) Plus/SM/ contract owners, please note that you will forfeit the credit by exercising this right of cancellation.

We may require that you wait six months before you may apply for a contract with us again if:

..   you cancel your contract during the free look period; or

..   you change your mind before you receive your contract whether we have received your contribution or not.

Please see ''Tax information'' later in this Prospectus for possible consequences of cancelling your contract.

If you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your financial professional, can provide you with the cancellation instructions.

In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Please see ''Surrendering your contract to receive its cash value,'' later in this Prospectus. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see ''Tax information'' later in this Prospectus.

                        CONTRACT FEATURES AND BENEFITS

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2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your ''account value'' is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging (applies to Accumulator(R) and Accumulator(R) Elite/SM/ contracts only); and (v) the loan reserve account (applies to Rollover TSA contracts only).

Your contract also has a ''cash value.'' At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as any optional benefit charges; (ii) any applicable withdrawal charges (not applicable to Accumulator(R) Select/SM/ contracts); and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see ''Surrendering your contract to receive its cash value'' in ''Accessing your money'' later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by ''units.'' The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)mortality and expense risks;

(ii)administrative expenses; and

(iii)distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)increased to reflect additional contributions (plus the credit for Accumulator(R) Plus/SM /contracts);

(ii)decreased to reflect a withdrawal (plus withdrawal charges if applicable under your Accumulator(R) Series contract);

(iii)increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv)increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, Principal guarantee benefits, Guaranteed withdrawal benefit for life and/or Earnings enhancement benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

(FOR ACCUMULATOR(R) AND ACCUMULATOR(R) ELITE/SM/ CONTRACTS ONLY)

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.

EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO

Your account value will fall to zero and your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose your Guaranteed minimum income benefit, Guaranteed minimum death benefit and any other applicable guaranteed benefits, except as discussed below. If your account value is low, we strongly urge you to contact your financial professional or us to determine the appropriate course of action prior to your next contract date anniversary. Your options may include stopping withdrawals or exercising your Guaranteed minimum income benefit on your next contract date anniversary. If your contract was issued in Florida, you may be able to prevent termination of your contract by making a contribution under certain circumstances. Please call our processing office to determine if this applies to your contract.

                       DETERMINING YOUR CONTRACT'S VALUE

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--------------------------------------------------------------------------------
AS DESCRIBED LATER IN THIS PROSPECTUS, WE DEDUCT GUARANTEED BENEFIT AND ANNUAL ADMINISTRATIVE CHARGES FROM YOUR ACCOUNT VALUE ON YOUR CONTRACT DATE
ANNIVERSARY. IF YOU ELECTED THE GUARANTEED MINIMUM INCOME BENEFIT, YOU CAN ONLY EXERCISE THE BENEFIT DURING THE 30 DAY PERIOD FOLLOWING YOUR CONTRACT DATE ANNIVERSARY. THEREFORE, IF YOUR ACCOUNT VALUE IS NOT SUFFICIENT TO PAY FEES ON YOUR NEXT CONTRACT DATE ANNIVERSARY, YOUR CONTRACT WILL BE TERMINATED WITHOUT VALUE AND YOU WILL NOT HAVE AN OPPORTUNITY TO EXERCISE YOUR GUARANTEED MINIMUM INCOME BENEFIT UNLESS THE NO LAPSE GUARANTEE PROVISION UNDER YOUR CONTRACT IS STILL IN EFFECT.
--------------------------------------------------------------------------------

See Appendix VII later in this Prospectus for any state variations with regard to terminating your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE. In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see ''Contract features and benefits'' earlier in this Prospectus for information on this feature.

PRINCIPAL GUARANTEE BENEFITS. If you take no withdrawals, and your account value is insufficient to pay charges, we will not terminate your contract if you are participating in a PGB. Your contract will remain in force and we will pay your guaranteed amount at the benefit maturity date.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. If you elect the Guaranteed withdrawal benefit for life and your account value falls to zero due to an Excess withdrawal, we will terminate your contract, including any GWBL Enhanced death benefit, and you will receive no payment or supplementary life annuity contract, even if your GWBL benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, the benefit will still have value. See ''Contract features and benefits'' earlier in this Prospectus.

TERMINATION OF YOUR CONTRACT

Your contract, including any guaranteed benefits (except as noted below) you have elected, will terminate for any of the following reasons:

..   You surrender your contract. See "Surrendering your contract to receive its cash value" in Accessing your money" for more information.

..   You annuitize your contract, See "Your annuity payout options" in Accessing your money" for more information.

..   Your contract reaches its maturity date, which will never be later than the contract date anniversary following your 95th birthday, at which time the contract must be annuitized or paid out in a lump sum. See "Your Annuity maturity date" in "Accessing your money" later in this Prospectus.

..   Your account value is insufficient to pay any applicable charges when due.
    See "Effect of your account value falling to zero" earlier in this section for more information (including a description of the circumstances under which your contract may not terminate and/or certain guaranteed benefits will continue to have value even if your account value falls to zero.)

Under certain circumstances, your GWBL and its minimum death benefit will continue even if your contract terminates. See "Guaranteed withdrawal benefit for life ("GWBL")" in "Contracts features and benefits" earlier in this Prospectus for more information.

                       DETERMINING YOUR CONTRACT'S VALUE

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

..   You may not transfer any amount to the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM /contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM /and Accumulator(R) Select/SM /contracts).

..   You may not transfer to a fixed maturity option that has a rate to maturity of 3%.

..   If an owner or annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. Also, the maturity dates may be no later than the date annuity payments are to begin.

..   If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

..   For Accumulator(R) Plus/SM/, Accumulator(R) Elite/SM /and Accumulator(R)
    Select/SM /contract owners, a transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the account value being allocated to the guaranteed interest option, based on the account value as of the previous business day.

Some states may have additional transfer restrictions. Please see Appendix VII later in this Prospectus.

In addition, we reserve the right to restrict transfers into and among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the ''Disruptive transfer activity'' section below.

We may, at any time, change our transfer rules. We may also, at any time, exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under ''Allocating your contributions'' in ''Contract features and benefits'' earlier in this Prospectus) in any contract year is the greatest of:

(a)25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b)the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or

(c)25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing (using our specific form) through Online Account Access. You must send in all written transfer requests on the specific form we provide directly to our processing office. We will confirm all transfers in writing.

Please see ''Allocating your contributions'' in ''Contract features and benefits'' for more information about your role in managing your allocations.

OUR ADMINISTRATIVE PROCEDURES FOR CALCULATING YOUR ROLL-UP BENEFIT BASE FOLLOWING A TRANSFER

As explained under ''6 1/2% (or 6%, if applicable) Roll-Up to age 85 the Greater of 6% Roll-Up to age 85 enhanced death benefit or the Annual Ratchet to age 85 enhanced death benefit, the Greater of 6 1/2 Roll-Up to age 85 enhanced death benefit or the Annual Ratchet to age 85 enhanced death benefit AND for the Guaranteed minimum income benefit)'' earlier in the Prospectus, the higher Roll-Up rate (6.5% or 6%, or 4% in Washington) applies with respect to most investment options and amounts in the account for special dollar cost averaging (if available), but a lower Roll-Up rate (3%) applies with respect to the EQ/Money Market option (except amounts allocated to the account for special money market dollar cost averaging, if available), the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (the ''lower Roll-Up rate options''). The other investment options, to which the higher rate applies, are referred to as the ''higher Roll-Up rate options''. For more information about the roll-up rate applicable in Washington, see Appendix VII.

Your Roll-up benefit base is comprised of two segments, representing that portion of your benefit base, if any, that rolls up at 6% or 6 1/2% and the other portion that is rolling up at 3%. If you transfer account value from a 6% or 6 1/2% option to a 3% option, all or a portion of your benefit base will transfer from the 6% or 6 1/2% benefit base segment to the 3% benefit base segment. Similarly, if you transfer account value from a 3% option to a 6% or 6 1/2% option, all or a portion of your benefit base will transfer from the 3% segment to the 6% or 6 1/2% segment. To determine how much to transfer from one Roll-up benefit base segment to the other Roll-up benefit base segment, we use a pro rata calculation.

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

This means that we calculate the percentage of current account value in the investment options with a 6% or 6 1/2% roll-up rate that is being transferred to an investment option with a 3% roll-up (or vice versa) and transfer the same percentage of the Roll-up benefit base from one segment to the other segment. The effect of a transfer on your benefit base will vary depending on your particular circumstances, but it is important to note that the dollar amount of the transfer between your Roll-up benefit base segments is generally not the same as the dollar amount of the account value transfer.

..   For example, if your account value is $30,000 and has always been invested in 6% or 6 1/2% investment options, and your benefit base is $40,000 and is all rolling up at 6% or 6 1/2% , and you transfer 50% of your account value ($15,000) to the EQ/Money Market variable investment option (a 3% investment option), then we will transfer 50% of your benefit base ($20,000) from the 6% or 6 1/2% benefit base segment to the 3% benefit base segment. Therefore, immediately after the transfer, of your $40,000 benefit base, $20,000 will roll-up at 6% or 6 1/2% and $20,000 will roll-up at 3%. In this example , the amount of your Roll-up benefit base rolling up at 3% is more than the dollar amount of your transfer to a 3% investment option.

..   For an additional example, if your account value is $40,000 and has always been invested in 3% investment options, and your benefit base is $30,000 and is all rolling up at 3%, and you transfer 50% of your account value ($20,000) to a 6% or 6 1/2% investment option, then we will transfer 50% of your benefit base ($15,000) from the 3% benefit base segment to the 6% or 6 1/2% benefit base segment. Therefore, immediately after the transfer, of your $30,000 benefit base, $15,000 will roll-up at 6% or 6 1/2% and $15,000 will roll-up at 3%. In this example, the dollar amount of your benefit base rolling up at 6% or 6 1/2% is less than the dollar amount of your transfer to a 6% or 6 1/2% investment option.

If you elected a guaranteed death benefit that is available with a 3% Roll-Up benefit base only, your benefit base will not be impacted by transfers among investment options.

If you request withdrawals using our Dollar-for-Dollar Withdrawal Service and indicate you want to preserve your roll-up benefit base, the service will automatically account for any differing roll-up rates among your investment options. See "Dollar-for-dollar withdrawal service" in "Accessing your money" later in this Prospectus. Whether you request withdrawals through our Dollar-for-Dollar service or without using that service, you should consider the impact on any withdrawals on your benefit bases. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional ''market timing'' organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the ''trusts''). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

As of the date of this Prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an ''unaffiliated trust''). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and proce dures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.

When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

REBALANCING YOUR ACCOUNT VALUE

We currently offer two rebalancing programs that you can use to automatically reallocate your account value among your investment options. Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:

   (a)the percentage you want invested in each investment option (whole percentages only), and

   (b)how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date. If you elect quarterly rebalancing, the rebalancing in the last quarter of the contract year will occur on the contract date anniversary.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can also be made online through Online Account Access. See ''How to reach us'' in ''Who is AXA Equitable?'' earlier in this Prospectus. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
REBALANCING DOES NOT ASSURE A PROFIT OR PROTECT AGAINST LOSS. YOU SHOULD PERIODICALLY REVIEW YOUR ALLOCATION PERCENTAGES AS YOUR NEEDS CHANGE. YOU MAY WANT TO DISCUSS THE REBALANCING PROGRAM WITH YOUR FINANCIAL PROFESSIONAL BEFORE ELECTING THE PROGRAM.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. At any time, however, we may exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

If you select Option II, you will be subject to our rules regarding transfers from the guaranteed interest option to the variable investment options. These rules are described in ''Transferring your account value'' earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general dollar cost averaging or, in the case of Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contract owners, special money market dollar cost averaging.

If you elect a benefit that limits your variable investment options, those limitations will also apply to the rebalancing programs.

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table.

--------------------------------------------------------------------------------
ALL WITHDRAWALS REDUCE YOUR ACCOUNT VALUE ON A DOLLAR FOR DOLLAR BASIS. THE IMPACT OF WITHDRAWALS ON YOUR GUARANTEED BENEFITS IS DESCRIBED IN "'HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND PRINCIPAL GUARANTEE BENEFITS'' AND ''HOW WITHDRAWALS AFFECT YOUR GWBL AND GWBL GUARANTEED MINIMUM DEATH BENEFIT'' LATER IN THIS SECTION. WITHDRAWALS CAN POTENTIALLY CAUSE YOUR CONTRACT TO TERMINATE, AS DESCRIBED IN "EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO'' IN ''DETERMINING YOUR
CONTRACT'S VALUE'' EARLIER IN THIS PROSPECTUS.
--------------------------------------------------------------------------------

----------------------------------------------------------------
                                METHOD OF WITHDRAWAL
                     -------------------------------------------
                     AUTO-
                     MATIC                   PRE-AGE   LIFETIME
                     PAYMENT                  59 1/2   REQUIRED
                     PLANS                     SUB-     MINIMUM
                     (GWBL           SYSTE- STANTIALLY DISTRIBU-
   CONTRACT/(1)/     ONLY)   PARTIAL MATIC    EQUAL      TION
----------------------------------------------------------------
NQ                     Yes     Yes    Yes      No        No
----------------------------------------------------------------
Rollover IRA           Yes     Yes    Yes      Yes       Yes
----------------------------------------------------------------
Flexible Premium IRA   Yes     Yes    Yes      Yes       Yes
----------------------------------------------------------------
Roth Conversion IRA    Yes     Yes    Yes      Yes       No
----------------------------------------------------------------
Flexible Premium       Yes     Yes    Yes      Yes       No
Roth IRA
----------------------------------------------------------------
Inherited IRA          No      Yes    No       No        /(2)/
----------------------------------------------------------------
QP/(3)/                Yes     Yes    No       No        No
----------------------------------------------------------------
Rollover TSA/(4)/      Yes     Yes    Yes      No        Yes
----------------------------------------------------------------

(1)Please note that not all contract types are available under the Accumulator(R) Series of contracts.
(2)The contract pays out post-death required minimum distributions. See ''Inherited IRA beneficiary continuation contract'' in ''Contract features and benefits'' earlier in this Prospectus.
(3)All payments are made to the plan trust as the owner of the contract. See ''Appendix II: Purchase considerations for QP contracts'' later in this Prospectus.
(4)Employer or plan approval required for all transactions. Your ability to take withdrawals or loans from, or surrender your TSA contract may be limited. See Appendix IX -- ''Tax Sheltered Annuity contracts (TSAs)'' later in this Prospectus.

--------------------------------------------------------------------------------
ALL REQUESTS FOR WITHDRAWALS MUST BE MADE ON A SPECIFIC FORM THAT WE PROVIDE. PLEASE SEE ''HOW TO REACH US'' UNDER ''WHO IS AXA EQUITABLE?'' EARLIER IN THIS PROSPECTUS FOR MORE INFORMATION.
--------------------------------------------------------------------------------

AUTOMATIC PAYMENT PLANS

(FOR CONTRACTS WITH GWBL ONLY)

You may take automatic withdrawals under either the Maximum payment plan or the Customized payment plan, as described below. Under either plan, you may take withdrawals on a monthly, quarterly or annual basis. You may change the payment frequency of your withdrawals at any time, and the change will become effective on the next contract date anniversary.

You may elect either the Maximum payment plan or the Customized payment plan at any time. You must wait at least 28 days from contract issue before automatic payments begin. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary.

MAXIMUM PAYMENT PLAN. Our Maximum payment plan provides for the withdrawal of the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will increase on contract date anniversaries with any Annual Ratchet, 7% deferral bonus or by the one-time 200% Initial GWBL Benefit base guarantee.

If you elect the Maximum payment plan and start monthly or quarterly payments after the beginning of a contract year, the payments you take that year will be less than your Guaranteed annual withdrawal amount.

If you take a partial withdrawal while the Maximum payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.

CUSTOMIZED PAYMENT PLAN. Our Customized payment plan provides for the withdrawal of a fixed amount NOT GREATER than the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will not be increased on contract date anniversaries with any Annual Ratchet, 7% deferral bonus or by the one-time 200% Initial GWBL Benefit base guarantee. You must elect to change the scheduled payment amount.

It is important to note that if you elect the Customized payment plan and start monthly or quarterly withdrawals after the beginning of a contract year, you could select scheduled payment amounts that would cause an Excess withdrawal. If your selected scheduled payment would cause an Excess withdrawal, we will notify you. As discussed earlier in the Prospectus, Excess withdrawals may significantly reduce the value of the Guaranteed withdrawal benefit for life benefit. See ''Effect of Excess withdrawals'' in ''Contract features and benefits'' earlier in this Prospectus.

If you take a partial withdrawal while the Customized payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.

                             ACCESSING YOUR MONEY

DOLLAR-FOR-DOLLAR WITHDRAWAL SERVICE

If you have at least one guaranteed benefit where withdrawals reduce the benefit base on a dollar-for-dollar basis, you may request a one-time lump sum or systematic withdrawal through our Dollar-for-Dollar Withdrawal Service. Withdrawals under this automated withdrawal service will never result in a pro-rata reduction of the guaranteed benefit base, and will never terminate the no-lapse guarantee if your contract had the no-lapse guarantee prior to utilizing this service and provided that you do not take any withdrawals outside the service. Systematic withdrawals set up using the Dollar-for-Dollar Withdrawal Service adjust automatically to account for financial transactions that may otherwise have an adverse impact on your guaranteed benefits, and, for certain types of withdrawals, adjust automatically to increase the withdrawal amount.

Withdrawals under the Dollar-for-Dollar Withdrawal Service will continue, even if your account value is low, until you terminate the service by notifying us in writing. If your account value is low and you have guaranteed benefits, you should consider ending the Dollar-for-Dollar Withdrawal Service. Except in certain circumstances, if your account value falls to zero, your contract and any guaranteed benefits will be terminated. See "Effect of your account value falling to zero" in "Determining your contract's value" earlier in this Prospectus.

You may use the Dollar-for-Dollar Withdrawal Service to elect a one-time lump sum withdrawal or to enroll in systematic withdrawals at monthly, quarterly, or annual intervals. If you take withdrawals using this service, you must choose whether you want your withdrawal to be calculated to: (i) preserve the Roll-up benefit base as of the last contract date anniversary (or the benefit base as of the withdrawal transaction date); or (ii) take the full dollar-for-dollar withdrawal amount available under the contract to avoid a pro-rata reduction of the guaranteed benefit base.

..   ROLL-UP BENEFIT BASE PRESERVATION: You can request a withdrawal that will preserve the Roll-up benefit base as of the last contract anniversary or the withdrawal transaction date. In general, this amount will be less than the Roll-up rate times the last contract date anniversary benefit base. This calculation results from the fact that the Roll-up benefit base rolls up daily. If a withdrawal is taken on any day prior to the last day of the contract year, the daily roll-up rate will be applied going forward to the reduced benefit base. Therefore, the benefit base is only fully increased by an annual amount that equals the roll-up rate times the prior contract date anniversary benefit base if there have been no withdrawals during that year.

   Because the Roll-up benefit base no longer rolls up after age 85, any withdrawals you take after age 85 will always reduce your benefit base. If you wish to preserve your benefit base, you must stop taking withdrawals after age 85. For more information about the impact of withdrawals on your guaranteed benefits after age 85, see ''How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits'' in ''Accessing your money."

..   FULL DOLLAR-FOR-DOLLAR: You can request to withdraw the full dollar-for-dollar withdrawal amount. Full dollar-for-dollar withdrawals reduce the guaranteed benefit base and cause the value of the benefit base on the next contract date anniversary to be lower than the prior contract date anniversary, assuming no additional contributions or resets have occurred. In general, taking full dollar-for-dollar withdrawals will cause a reduction to the guaranteed benefit base over time and decrease the full dollar-for-dollar withdrawal amount available in subsequent contract years. The reduction in dollar-for-dollar amounts is due to amounts being withdrawn prior to earning the full year's annual compounded Roll-up rate. Although the benefit base will reduce over time, full dollar-for-dollar withdrawals taken through the service always reduce the benefit base in the amount of the withdrawal and never more than the withdrawal amount.

If you are over age 85, your Roll-up benefit base is no longer credited with the annual roll-up rate, so even withdrawals based on the Full dollar-for-dollar calculation will significantly reduce the value of your benefit. Every withdrawal you take will permanently reduce your Roll-up benefit base by at least the full amount of the withdrawal.

If you request a withdrawal calculation that preserves your roll up benefit base, the Dollar-for-Dollar Withdrawal Service adjusts for investment options to which a 3% Roll-up rate applies (the EQ/Money Market option except amounts allocated to the account for special money market dollar cost averaging (if applicable), the fixed maturity options, the guaranteed interest option, and the loan reserve account under Rollover TSA) (the "lower Roll-up options"). If you want to preserve your roll up benefit base and you elected a guaranteed benefit that provides a 6% (or greater) roll-up, allocations of account value to any lower Roll-up option will generally reduce the amount of withdrawals under the Dollar-for-Dollar Withdrawal Service.

We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary.

There is no charge to use the Dollar-for-Dollar Withdrawal Service. Currently, we do not charge for quotes from the Dollar-for-Dollar Withdrawal Service but reserve the right to charge for such quotes upon advance notice to you. Please speak with your financial professional or call us for additional information about the Dollar-for-Dollar Withdrawal Service.

PARTIAL WITHDRAWALS
(ALL CONTRACTS)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.

For all contracts except Accumulator(R) Select/SM/, partial withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount. For more information, see ''10% free withdrawal amount'' in ''Charges and expenses'' later in this Prospectus. Under Rollover TSA contracts, if a loan is outstanding, you may only take partial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

Any request for a partial withdrawal that results in an Excess withdrawal will terminate your participation in the Maximum payment plan or Customized payment plan. Any partial withdrawal request will terminate the systematic withdrawal option.

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SYSTEMATIC WITHDRAWALS
(ALL CONTRACTS EXCEPT INHERITED IRA AND QP)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

If the withdrawal charges on your contract have expired, you may elect a systematic withdrawal option in excess of percentages described in the preceding paragraph, up to 100% of your account value. HOWEVER, IF YOU ELECT A SYSTEMATIC WITHDRAWAL OPTION IN EXCESS OF THESE LIMITS, AND MAKE A SUBSEQUENT CONTRIBUTION TO YOUR CONTRACT, THE SYSTEMATIC WITHDRAWAL OPTION WILL BE TERMINATED. You may then elect a new systematic withdrawal option within the limits described in the preceding paragraph. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

If you have guaranteed benefits based on a Roll-up benefit base, and your aggregate systematic withdrawals during any contract year exceed your Roll-Up rate multiplied by your guaranteed benefit base as of your most recent contract date anniversary, your benefit base will be reduced on a pro rata basis and could result in a benefit base reduction that is greater than the withdrawal amount. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" later in this section.

If you elect our systematic withdrawal program, you may request to have your withdrawals made on any day of the month, subject to the following restrictions:

..   You must select a date that is more than three calendar days prior to your contract date anniversary; and

..   You cannot select the 29th, 30th or 31st.

If you do not select a date, we will make the withdrawals the same day of the month as the day we receive your request to elect the program, subject to the same restrictions listed above. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin. You must elect a date that is more than three calendar days prior to your contract date anniversary.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time.

For all contracts except Accumulator(R) Select/SM/, systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. Also, systematic withdrawals are not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.

If you are over age 85, your Annual Ratchet to age 85 and "Greater of" death benefit bases will no longer be eligible to increase. Any withdrawals after your 85th birthday will permanently reduce the value of your benefit.

SUBSTANTIALLY EQUAL WITHDRAWALS
(ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS)

We offer our ''substantially equal withdrawals option'' to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59 1/2. Substantially equal withdrawals are also referred to as ''72(t) exception withdrawals''. See ''Tax information'' later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. In such a case, a withdrawal charge may apply (if applicable under your Accumulator(R) Series contract). Once you begin to take substantially equal withdrawals, you should not (i) stop them;
(ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59 1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

If you have guaranteed benefits based on a Roll-up benefit base, and your aggregate substantially equal withdrawals during any contract year exceed your Roll-Up rate multiplied by your guaranteed benefit base as of your most recent contract date anniversary, your benefit base will be reduced on a pro rata basis and could result in a benefit base reduction that is greater than the withdrawal amount. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" later in this section.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age
59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or (iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.

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For all contracts except Accumulator(R) Select/SM/, substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the substantially equal withdrawal exceeds the free withdrawal amount (see ''10% free withdrawal amount'' in ''Charges and expenses'' later in this Prospectus).

Also, the substantially equal withdrawal program is not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.

If you are over age 85, your Annual Ratchet to age 85 and "Greater of" death benefit bases will no longer be eligible to increase. Any withdrawals after your 85th birthday will permanently reduce the value of your benefit.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(ROLLOVER IRA, FLEXIBLE PREMIUM IRA AND ROLLOVER TSA CONTRACTS ONLY -- SEE ''TAX INFORMATION'' AND APPENDIX IX LATER IN THIS PROSPECTUS)

We offer our ''automatic required minimum distribution (RMD) service'' to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply (if applicable under your Accumulator(R) Series contract).

Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected either a Guaranteed minimum death benefit associated with a Roll-Up benefit base or Guaranteed minimum income benefit, and amounts withdrawn from the contract to meet RMDs exceed your Roll-Up rate multiplied by your guaranteed benefit base as of your most recent contract date anniversary, your benefit base will be reduced on a pro rata basis and could result in a guaranteed benefit base reduction that is greater than the withdrawal amount. If you are over age 85, your Annual Ratchet to age 85 and "Greater of" death benefit bases will no longer be eligible to increase. Any withdrawals after your 85th birthday will permanently reduce the value of your benefit. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" later in this section.

Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to ''Tax information'' and Appendix IX later in this Prospectus.

This service is not available under QP contracts.

You may elect this service in the year in which you reach age 70 1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" and Appendix IX later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
FOR ROLLOVER IRA, FLEXIBLE PREMIUM IRA, AND ROLLOVER TSA CONTRACTS, WE WILL
SEND A FORM OUTLINING THE DISTRIBUTION OPTIONS AVAILABLE IN THE YEAR YOU 1/ NOT BEFORE THAT REACH AGE 70 1/2 (IF YOU HAVE BEGUN YOUR ANNUITY BEFORE THAT PAYMENTS TIME).
--------------------------------------------------------------------------------

We do not impose a withdrawal charge on minimum distribution withdrawals taken through our automatic RMD service except if, when added to a partial withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH GWBL. Generally, if you elect our automatic RMD service, any lifetime required minimum distribution payment we make to you under our automatic RMD service will not be treated as an Excess withdrawal.

If you elect either the Maximum payment plan or the Customized payment plan AND our automatic RMD service, we will make an extra payment, if necessary, on December 1st that will equal your lifetime required minimum distribution less all payments made through November 30th and any scheduled December payment. The combined automatic plan payments and lifetime required minimum distribution payment will not be treated as Excess withdrawals, if applicable. However, if you take any partial withdrawals in addition to your lifetime required minimum distribution and automatic payment plan payments, your applicable automatic payment plan will be terminated. Also, the partial withdrawal may cause an Excess withdrawal and may be subject to a withdrawal charge (if applicable under your Accumulator(R) Series contract). You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary. Further, your GWBL benefit base and Guaranteed annual withdrawal amount may be reduced. See ''Effect of Excess withdrawals'' in ''Contract features and benefits'' earlier in this Prospectus.

If you elect our automatic RMD service and elect to take your Guaranteed annual withdrawal amount in partial withdrawals without electing one of our available automatic payment plans, we will make a payment, if necessary, on December 1st that will equal your required minimum distribution less all withdrawals made through November 30th. If prior to December 1st you make a partial withdrawal that exceeds your Guaranteed annual withdrawal amount, but not your RMD amount, that partial withdrawal will be treated as an Excess withdrawal, as well as any subsequent partial withdrawals made during the same contract year. However, if by December 1st your withdrawals have not exceeded your RMD amount, the RMD payment we make to you will not be treated as an Excess withdrawal.

FOR CONTRACTS WITH THE GUARANTEED MINIMUM INCOME BENEFIT. The no lapse guarantee will not be terminated if a required minimum distribution payment using our automatic RMD service causes your cumulative withdrawals in the contract year to exceed 6 1/2% (or 6%, if applicable) of the Roll-Up benefit base (as of the beginning of the contract year), although such cumulative withdrawals will reduce your Guaranteed minimum income benefit base on a pro rata basis. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" later in this section.

Owners of tax-qualified contracts (IRA, TSA and QP) generally should not reset the Roll-Up benefit base if lifetime required minimum distributions must begin before the end of the new exercise waiting period. See ''Guaranteed minimum income benefit and the Roll-Up benefit base reset'' in ''Contract features and benefits'' earlier in this Prospectus.

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HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in the order of the earliest maturity date(s) first. For Accumulator(R) and Accumulator(R) Elite/SM/ contracts only, if the fixed maturity option amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. A market value adjustment will apply to withdrawals from the fixed maturity options.

You may choose to have your Customized payment plan scheduled payments, your systematic withdrawals or your substantially equal withdrawals taken from specific variable investment options and/or the guaranteed interest option. If you choose specific variable investment options and/or the guaranteed interest option, and the value in those selected option(s) drops below the requested withdrawal amount, the requested amount will be taken on a pro rata basis from all investment options on the business day after the withdrawal was scheduled to occur. All subsequent scheduled payments or withdrawals will be processed on a pro rata basis on the business day you initially elected.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND PRINCIPAL GUARANTEE BENEFITS

In general, withdrawals (including RMDs) will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

If your account value is greater than your benefit, a withdrawal will result in a reduction of your benefit that will be less than the withdrawal. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $20,000 before the withdrawal, it would be reduced by $8,000 ($20,000 X .40) and your new benefit after the withdrawal would be $12,000 ($20,000 - $8,000).

For purposes of calculating the adjustment to your guaranteed benefits, the amount of the withdrawal will include the amount of any applicable withdrawal charge. Using the example above, the $12,000 withdrawal would include the withdrawal amount paid to you and the amount of any applicable withdrawal charge deducted from your account value. For more information on the calculation of the charge, see ''Withdrawal charge'' later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

With respect to the Guaranteed minimum income benefit and the Greater of 6 1/2% (or 6% or 3%, as applicable) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, withdrawals (including any applicable withdrawal charges, if applicable) will reduce each of the benefits' 6 1/2% (or 6% or 3%, as applicable) Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6 1/2% (or 6% or 3%, as applicable) or less of the 6 1/2% (or 6% or 3%, as applicable) Roll-Up benefit base on the contract issue date or the most recent contract date anniversary, if later. For this purpose, in the first contract year, all contributions received in the first 90 days after contract issue will be considered to have been received on the first day of the contract year. In subsequent contract years, additional contributions made during a contract year do not affect the amount of the withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6 1/2% (or 6% or 3%, as applicable) of the benefit base on the most recent anniversary, that entire withdrawal (including RMDs) and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6 1/2% (or 6% or 3%, as applicable) Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

--------------------------------------------------------------------------------
PRO RATA WITHDRAWAL -- A WITHDRAWAL THAT REDUCES YOUR GUARANTEED BENEFIT BASE AMOUNT ON A PRO RATA BASIS. REDUCTION ON A PRO RATA BASIS MEANS THAT WE CALCULATE THE PERCENTAGE OF THE CURRENT ACCOUNT VALUE THAT IS BEING WITHDRAWN AND WE REDUCE THE BENEFIT BASE BY THAT PERCENTAGE. THE FOLLOWING EXAMPLE SHOWS HOW A PRO RATA WITHDRAWAL CAN REDUCE YOUR GUARANTEED BENEFIT BASE BY MORE THAN THE AMOUNT OF THE WITHDRAWAL: ASSUME YOUR ACCOUNT VALUE IS $30,000 AND YOU WITHDRAW $12,000, YOU HAVE WITHDRAWN 40% OF YOUR ACCOUNT VALUE. IF YOUR GUARANTEED BENEFIT BASE IS $40,000 BEFORE THE WITHDRAWAL, IT WOULD BE REDUCED
BY $16,000 ($40,000 X .40) TO $24,000 ($40,000 - $16,000) AFTER THE WITHDRAWAL.
--------------------------------------------------------------------------------

If you elected a guaranteed benefit that provides a 6% (or greater) roll-up, all or a portion of your Roll-up to age 85 benefit base may be rolling up at 3%, if all or a portion of your account value is currently allocated to one or more investment options to which a 3% roll-up rate applies. For more information about those investment options and the impact of transfer among investment options on your Roll-up to age 85 benefit base, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" earlier in this Prospectus and "Our administrative procedures for calculating your Roll-up benefit base following a transfer" in "Transferring your money among investment options" earlier in this Prospectus.

PRESERVING YOUR ROLL-UP BENEFIT BASE. If you are interested in withdrawals that preserve the Roll-up to age 85 benefit base as of the last contract anniversary or the withdrawal transaction date, or withdrawals that are equal to the full amount of the available dollar-for-dollar withdrawal, you should use our Dollar-for-Dollar Withdrawal Service. See "Dollar-for-dollar withdrawal service" in "Accessing your money" earlier in this Prospectus. The service adjusts for various factors in the calculation of a withdrawal, including the fact that the roll-up rate is applied on a daily basis (which means that if a withdrawal is taken on any day prior to the last day of the contract year, the roll-up rate will be applied going forward from the day of the withdrawal to a reduced benefit base) and the fact that the 3% Roll-up rate may apply to all or a portion of the benefit base. If you do not use the Dollar-for-Dollar Withdrawal Service, you may reduce your benefits more than you intend.

WITHDRAWALS AFTER AGE 85. If you are over age 85, your Annual Ratchet to age 85 and "Greater of" death benefit bases will no longer be eligible to increase. Any withdrawals after your 85th birthday will permanently reduce the value of your benefit. As a result, if you have a Guaranteed minimum death benefit based on a Roll-up to age 85 benefit base:

..   You can no longer take withdrawals and preserve the benefit base.

..   You should stop taking withdrawals if you wish to maintain the value of the benefit.

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..   If you want to continue taking withdrawals, you can ensure that those withdrawals will reduce your benefit base on a dollar-for-dollar rather than pro rata basis by enrolling in the full dollar-for-dollar withdrawal service, however, even dollar-for-dollar withdrawals can significantly reduce your Roll-up benefit base. See "Dollar-for-dollar withdrawal service" in "Accessing your money."

..   The maximum amount you are able to withdraw each year without triggering a pro rata reduction in your benefit base will decrease. If you do not enroll in the full dollar-for-dollar withdrawal service and want to ensure that your withdrawals reduce your benefit base on a dollar-for-dollar basis, you should make sure that the sum of your withdrawals in a contract year is equal to or less than the value of the applicable Roll-up rate times your benefit base on your most recent contract date anniversary.

If you have the Annual Ratchet to age 85 death benefit, the Annual Ratchet to age 85 benefit base is always reduced pro rata by withdrawals, regardless of your age. However, like the Roll-up benefit base, the Annual Ratchet to age 85 benefit base will no longer be eligible to increase. It will be permanently reduced by all withdrawals.

LOW ACCOUNT VALUE. Due to withdrawals and/or poor market performance, your account value could become insufficient to pay any applicable charges when due. This will cause your contract to terminate and could cause you to lose your Guaranteed minimum income benefit and any other guaranteed benefits. Please see "Effect of your account value falling to zero" in "Determining your contract's value" for more information.

HOW WITHDRAWALS AFFECT YOUR GWBL AND GWBL GUARANTEED MINIMUM DEATH BENEFIT

Your GWBL benefit base is not reduced by withdrawals until a withdrawal causes cumulative withdrawals in a contract year to exceed the Guaranteed annual withdrawal amount. Withdrawals that exceed the Guaranteed annual withdrawal amount, however, can significantly reduce your GWBL benefit base and Guaranteed annual withdrawal amount. For more information, see ''Effect of Excess withdrawals'' and ''Other important considerations'' under ''Guaranteed withdrawal benefit for life (''GWBL'')'' in ''Contract features and benefits'' earlier in this Prospectus.

Your GWBL Standard death benefit base is reduced by any withdrawal on a pro rata basis.

Your GWBL Enhanced death benefit base is reduced on a dollar-for- dollar basis by any withdrawal up to the Guaranteed annual withdrawal amount. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, your GWBL Enhanced death benefit base will be reduced on a pro rata basis. If the reduced GWBL Enhanced death benefit base is greater than your account value (after the Excess withdrawal), we will further reduce your GWBL Enhanced death benefit base to equal your account value.

For purposes of calculating your GWBL and GWBL Guaranteed minimum death benefit amount, the amount of the excess withdrawal will include the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information on calculation of the charge, see ''Withdrawal charge'' later in the Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) SelectSM contracts.

WITHDRAWALS TREATED AS SURRENDERS

If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. The rules in the preceding sentence do not apply if the Guaranteed minimum income benefit no lapse guarantee is in effect on your contract. See ''Surrendering your contract to receive its cash value'' below. For the tax consequences of withdrawals, see ''Tax information'' later in this Prospectus.

SPECIAL RULES FOR THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is an Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to an Excess withdrawal. In other words, if you take an Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero. Please also see ''Effect of your account value falling to zero'' in ''Determining your contract's value'' earlier in this Prospectus. Please also see ''Guaranteed withdrawal benefit for life (''GWBL'')'' in ''Contract features and benefits,'' earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

LOANS UNDER ROLLOVER TSA CONTRACTS

Loans under a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our ''automatic required minimum distribution (RMD) service'' or if you elect the GWBL option or a PGB.

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

..   It exceeds limits of federal income tax rules;

..   Interest and principal are not paid when due; or

..   In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)the date annuity payments begin,

(2)the date the contract terminates, and

(3)the date a death benefit is paid (the outstanding loan, including any accrued but unpaid loan interest, will be deducted from the death benefit amount).

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A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, See Appendix IX for a discussion of TSA contracts.

Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the ''loan reserve account.'' Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply. If such fixed maturity amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts).

For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records. For Accumulator(R) Plus/SM/ contracts, loan repayments are not considered contributions and therefore are not eligible for additional credits.

If you elected a guaranteed benefit that provides a 6% (or greater) roll-up, a loan will effectively reduce the growth rate of your guaranteed benefits because the Roll-up to age 85 benefit base rolls up at 3% with respect to amounts allocated to the loan reserve account. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" and "Our administrative procedures for calculating your Roll-up benefit base following a transfer" in "Transferring your money among investment options" earlier in this Prospectus.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while an owner is living (or for contracts with non-natural owners, while the annuitant is living) and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including the Guaranteed withdrawal benefit for life (if applicable), if your cash value is greater than your Guaranteed annual withdrawal amount remaining that year. If your cash value is not greater than your Guaranteed annual withdrawal amount remaining that year, then you will receive a supplementary life annuity contract. For more information, please see ''Effect of your account value falling to zero'' in ''Contract features and benefits'' earlier in this Prospectus. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect, the benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6 1/2% (or 6%, if applicable) of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see ''Effect of your account value falling to zero'' in ''Determining your contract's value'' and ''Guaranteed withdrawal benefit for life (''GWBL'')'' in ''Contract features and benefits'' earlier in this Prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See ''Your annuity payout options'' below. For the tax consequences of surrenders, see ''Tax information'' later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge, if applicable) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)the New York Stock Exchange is closed or restricts trading,

(2)the SEC determines that an emergency exists as a result of which sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable, or

(3)the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.


SIGNATURE GUARANTEE


As a protection against fraud, we require a signature guarantee (i.e., Medallion Signature Guarantee as required by us) for the following transaction requests:

..   disbursements, including but not limited to partial withdrawals, surrenders, transfers and exchanges, over $250,000;


..   any disbursement requested within 30 days of an address change;

..   any disbursement when we do not have an originating or guaranteed signature on file or where we question a signature or perceive any inconsistency between the signature on file and the signature on the request; or


..   any other transaction we require.

                             ACCESSING YOUR MONEY

We may change the specific requirements listed above, or add signature guarantees in other circumstances, at our discretion if we deem it necessary or appropriate to help protect against fraud. For current requirements, please refer to the requirements listed on the appropriate form or call us at the number listed in this prospectus.

You can obtain a Medallion Signature Guarantee from more than 7,000 financial institutions that participate in a Medallion Signature Guarantee program. The best source of a Medallion Signature Guarantee is a bank, brokerage firm or credit union with which you do business. A NOTARY PUBLIC CANNOT PROVIDE A MEDALLION SIGNATURE GUARANTEE. NOTARIZATION WILL NOT SUBSTITUTE FOR A MEDALLION SIGNATURE GUARANTEE.

YOUR ANNUITY PAYOUT OPTIONS

The following description assumes annuitization of your entire contract. For partial annuitization, see ''Partial Annuitization'' below.

Deferred annuity contracts such as those in the Accumulator(R) Series provide for conversion to payout status at or before the contract's ''maturity date.'' This is called "annuitization." You must annuitize by your annuity maturity date, as discussed later in this section. When your contract is annuitized, your Accumulator(R) Series contract and all its benefits, including any Guaranteed minimum death benefit and any other guaranteed benefits, will terminate. Your contract will be converted to a supplemental annuity payout contract (''payout option'') that provides periodic payments, as described in this section. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Series contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms, provided that your account value is greater than zero on the exercise date. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) Series contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. We may offer other payout options not outlined here. Your financial professional can provide details. Please see Appendix VII later in this Prospectus for variations that may apply in your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the owner's and annuitant's ages at contract issue. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see ''Guaranteed minimum income benefit'' in ''Contract features and benefits'' earlier in this Prospectus). If you elect the Guaranteed withdrawal benefit for life and choose to annuitize your contract before the maturity date, the Guaranteed withdrawal benefit for life will terminate without value even if your GWBL benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under GWBL. See ''Guaranteed withdrawal benefit for life (''GWBL'')'' in ''Contract features and benefits'' earlier in this Prospectus for further information.

---------------------------------------------------------------------------------
Fixed annuity payout options             .   Life annuity
                                         .   Life annuity with period certain
                                         .   Life annuity with refund certain
---------------------------------------------------------------------------------

..   LIFE ANNUITY: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

..   LIFE ANNUITY WITH PERIOD CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time (''period certain''), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

..   LIFE ANNUITY WITH REFUND CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life, and after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.

We guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION
(FOR THE PURPOSES OF THIS SECTION, PLEASE NOTE THAT WITHDRAWAL CHARGES DO NOT APPLY TO ACCUMULATOR(R) SELECT/SM/ CONTRACTS.)

The amount applied to purchase an annuity payout option varies depending on the payout option that you choose and the timing of your purchase as it relates to any withdrawal charges that apply under your Accumulator(R) Series contract. If amounts in a fixed maturity option are used to purchase any annuity payout option prior to the maturity date, a market value adjustment will apply.

There is no withdrawal charge imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain. If we are offering non-life contingent forms of annuities, the withdrawal charge will be imposed.

                             ACCESSING YOUR MONEY

PARTIAL ANNUITIZATION. Partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the life-contingent annuity payout options described here. We no longer offer a period certain option for partial annuitization. We require you to elect partial annuitization on the form we specify. Partial annuitization is not available for a guaranteed minimum income benefit under a contract. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See ''How withdrawals are taken from your account value'' earlier in this section and also the discussion of ''Partial Annuitization'' in ''Tax Information'' for more information.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the contract date or not earlier than five years from your Accumulator(R) Plus/SM/ contract date (in a limited number of jurisdictions this requirement may be more or less than five years). Please see Appendix VII later in this Prospectus for information on state variations. You can change the date your annuity payments are to begin at anytime. The date may not be later than the annuity maturity date described below.

For Accumulator(R) Plus/SM/ contracts, if you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VII later in this Prospectus for information on state variations.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments or with a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen. If you select an annuity payout option and payments have begun, no change can be made.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is based on the age of the original annuitant at contract issue and cannot be changed other than in conformance with applicable law even if you name a new annuitant. For contracts with joint annuitants, the maturity age is based on the older annuitant. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date. If you do not respond to the notice within the 30 days following the maturity date, your contract will be annuitized automatically as a life annuity. Please note that the aggregate payments you would receive from this form of annuity during the period certain may be less than the lump sum payment you would receive by surrendering your contract immediately prior to annuitization.

On the annuity maturity date, other than the Guaranteed withdrawal benefit for life and its associated minimum death benefit (as discussed below), any Guaranteed minimum death benefit and any other guaranteed benefits will terminate, and will not be carried over to your annuity payout contract.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

If you elect the Guaranteed withdrawal benefit for life and your contract is annuitized at maturity, we will offer an annuity payout option that guarantees you will receive payments for life that are at least equal to the Guaranteed annual withdrawal amount that you would have received under the Guaranteed withdrawal benefit for life. At annuitization, you will no longer be able to take withdrawals in addition to the payments under this annuity payout option.

You may be eligible to elect an alternate annuity payout option. If you are eligible and elect this option, beginning as of the maturity date and for each subsequent year, the annuity payout will be the higher of two amounts that are calculated as of each contract date anniversary. The annuity payout will be the higher of: (1) the Guaranteed annual withdrawal amount and (2) the amount that the contract owner would have received if the annuity account value had been applied to a life annuity without a period certain, using either (a) the guaranteed annuity rates specified in your contract, or (b) the applicable current individual annuity rates as of the contract date anniversary, applying the rate that provides a greater benefit to the payee.

The resulting periodic payments are distributed while the owner (and if applicable, while any joint owner or successor owner) is living. Each Guaranteed withdrawal benefit for life Maturity date annuity payment will reduce the minimum death benefit pro rata. When the Guaranteed withdrawal benefit for life Maturity date annuity payments begin, you will not be permitted to make any additional withdrawals. You may, however, surrender the contract at any time on or after the maturity date to receive the contract's remaining cash value.

As described in ''Contract features and benefits'' under ''Guaranteed withdrawal benefit for life (''GWBL''),'' these payments will have the potential to increase with favorable investment performance. Any remaining Guaranteed minimum death benefit value will be transferred to the annuity payout contract as your ''minimum death benefit.'' If an enhanced death benefit had been elected, its value as of the date the annuity payout contract is issued will become your minimum death benefit, and it will no longer increase.

The minimum death benefit will be reduced dollar-for-dollar by each payment, if it is based on the value of the enhanced death benefit, or it will be reduced pro rata by each payment, if it is based on the value of the standard death benefit. If you die while there is any minimum death benefit remaining, it will be paid to your beneficiary.

Please see Appendix VII later in this Prospectus for variations that may apply in your state.

                             ACCESSING YOUR MONEY

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

..   A mortality and expense risks charge

..   An administrative charge

..   A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

..   On each contract date anniversary -- an annual administrative charge, if applicable.

..   At the time you make certain withdrawals or surrender your contract -- a withdrawal charge (not applicable to Accumulator(R) Select/SM /contracts).

..   On each contract date anniversary -- a charge for each optional benefit that you elect: a death benefit (other than the Standard and GWBL Standard death benefit); the Guaranteed minimum income benefit; the Guaranteed withdrawal benefit for life; and the Earnings enhancement benefit.

..   On any contract date anniversary on which you are participating in a PGB --
    a charge for a PGB.

..   At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See ''Group or sponsored arrangements'' later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.

SEPARATE ACCOUNT ANNUAL EXPENSES

MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:

   Accumulator(R):                                                                     0.80%
   Accumulator(R) Plus/SM/:                                                            0.95%
   Accumulator(R) Elite/SM/:                                                           1.10%
   Accumulator(R) Select/SM/:                                                          1.10%

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. For Accumulator(R) Plus/SM /contracts, a portion of this charge also compensates us for the contract credit. For a discussion of the credit, see ''Credits'' in ''Contract features and benefits'' earlier in this Prospectus. We expect to make a profit from this charge.

If you previously accepted an offer to terminate a guaranteed benefit, charges for that benefit will have ceased. However, as stated in the terms of your offer, you should be aware that you will continue to pay the same mortality and expense risks charge as contract owners that have the standard death benefit, even though you no longer have the standard death benefit.

ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:

   Accumulator(R):                                                                     0.30%
   Accumulator(R) Plus/SM/:                                                            0.35%
   Accumulator(R) Elite/SM/:                                                           0.30%
   Accumulator(R) Select/SM/:                                                          0.25%

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. Below is the daily charge

                             CHARGES AND EXPENSES
shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:

   Accumulator(R):                                                                     0.20%
   Accumulator(R) Plus/SM/:                                                            0.25%
   Accumulator(R) Elite/SM/:                                                           0.25%
   Accumulator(R) Select/SM/:                                                          0.35%

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (if available) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts).

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

Please note that if you elected the Guaranteed minimum income benefit, you can only exercise the benefit during the 30 day period following your contract date anniversary. Therefore, if your account value is not sufficient to pay these charges and any other fees on your next contract date anniversary, your contract will be terminated without value and you will not have an opportunity to exercise your Guaranteed minimum income benefit unless the no lapse guarantee provision under your contract is still in effect. See "Effect of your account value falling to zero" in "Determining your contract's value" earlier in this Prospectus.

SPECIAL SERVICES CHARGES

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

WIRE TRANSFER CHARGE. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

EXPRESS MAIL CHARGE. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

DUPLICATE CONTRACT CHARGE. We charge $35 for providing a copy of your contract. The charge for this service can be paid (i) using a credit card acceptable to AXA Equitable, (ii) by sending a check to our processing office, or (iii) by any other means we make available to you.

WITHDRAWAL CHARGE

(FOR ACCUMULATOR(R), ACCUMULATOR(R) PLUS/SM/ AND ACCUMULATOR(R) ELITE/SM/ CONTRACTS ONLY )

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value. For more information about the withdrawal charge if you select an annuity payout option, see ''Your annuity payout options -- The amount applied to purchase an annuity payout option'' in ''Accessing your money'' earlier in the Prospectus. For Accumulator(R) Plus/SM/ contracts, a portion of this charge also compensates us for the contract credit. For a discussion of the credit, see ''Credits'' in ''Contract features and benefits'' earlier in this Prospectus. We expect to make a profit from this charge.

The withdrawal charge equals a percentage of the contributions withdrawn. For Accumulator(R) Plus/SM/ contracts, we do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

-------------------------------------------------------------------------
                    WITHDRAWAL CHARGE AS A % OF
                    CONTRIBUTION CONTRACT YEAR
-------------------------------------------------------------------------
                          1   2   3   4      5    6   7      8      9+
-------------------------------------------------------------------------
Accumulator(R)            7%  7%  6%  6%  5%      3%  1%  0%/(1)/ --
-------------------------------------------------------------------------
Accumulator(R) Plus/SM/   8%  8%  7%  7%  6%      5%  4%  3%      0%/(2)/
-------------------------------------------------------------------------
Accumulator(R) Elite/SM/  8%  7%  6%  5%  0%/(3)/ --  --  --      --
-------------------------------------------------------------------------

(1)Charge does not apply in the 8th and subsequent contract years following contribution.
(2)Charge does not apply in the 9th and subsequent contract years following contribution.
(3)Charge does not apply in the 5th and subsequent contract years following contribution.

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as ''contract year 1,'' and the withdrawal charge is reduced or expires on each applicable contract date anniversary. Amounts withdrawn that are not subject to the withdrawal charge are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See ''Tax information'' later in this Prospectus.

Please see Appendix VII later in this Prospectus for possible withdrawal charge schedule variations in your state.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay

                             CHARGES AND EXPENSES
withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

For purposes of calculating reductions in your guaranteed benefits and associated benefit bases, the withdrawal amount includes both the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information, see ''Guaranteed minimum death benefit and Guaranteed minimum income benefit base'' and ''How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit'' earlier in this Prospectus.

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. In the first contract year, the 10% free withdrawal amount is determined using all contributions received in the first 90 days of the contract year. Additional contributions during the contract year do not increase your 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.

For Accumulator(R) and Accumulator(R) Elite/SM/ NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract) and (2) the 10% free withdrawal amount defined above.

CERTAIN WITHDRAWALS. If you elected the Guaranteed minimum income benefit and/or the Greater of 6 1/2% (or 6%, if applicable) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6 1/2% (or 6%, if applicable) of the beginning of contract year 6 1/2% (or 6%, if applicable) Roll-Up to age 85 benefit base, even if such withdrawals exceed the free withdrawal amount. Also, a withdrawal charge does not apply to a withdrawal that exceeds 6 1/2% (or 6%, if applicable) of the beginning of contract year 6 1/2% (or 6%, if applicable) Roll-Up to age 85 benefit base as long as it does not exceed the free withdrawal amount. If you are age 76-80 at issue and elected the Greater of 3% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, this waiver applies to withdrawals up to 3% of the beginning of the contract year 3% Roll-Up to age 85 benefit base. If your withdrawal exceeds the amount described above, this waiver is not applicable to that withdrawal or to any subsequent withdrawals for the life of the contract.

If you elect the Guaranteed withdrawal benefit for life, we will waive any withdrawal charge for any withdrawals during the contract year up to the Guaranteed annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Also, a withdrawal charge does not apply to a withdrawal that exceeds the Guaranteed annual withdrawal amount as long as it does not exceed the free withdrawal amount. Withdrawal charges, if applicable, are applied to the amount of the withdrawal that exceeds both the free withdrawal amount and the Guaranteed annual withdrawal amount.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i)An owner (or older joint owner, if applicable) has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii)We receive proof satisfactory to us (including certification by a licensed physician) that an owner's (or older joint owner's, if applicable) life expectancy is six months or less; or

(iii)An owner (or older joint owner, if applicable) has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

   -- its main function is to provide skilled, intermediate, or custodial nursing care;

   -- it provides continuous room and board to three or more persons;

   -- it is supervised by a registered nurse or licensed practical nurse;

   -- it keeps daily medical records of each patient;

   -- it controls and records all medications dispensed; and

   -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) or
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base. Although the Annual Ratchet to age 85 death benefit will no longer increase after age 85, we will continue to deduct this charge as long as your enhanced death benefit is in effect.

GREATER OF 6 1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.80% of the greater of the 6 1/2% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base. Although this enhanced death benefit will no longer increase

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after age 85, we will continue to deduct this charge as long as your enhanced death benefit is in effect.

If you opt to reset your Roll-Up benefit base on any contract date anniversary, we will increase the charge for this enhanced death benefit to 0.95% of the applicable benefit base. You will be notified of the increased charge at the time we notify you of your eligibility to reset. The fee increase effective date will be the date on which the new charge becomes effective on your contract and is the first day of the contract year following the date on which the reset occurs. The increased charge is first assessed on the contract date anniversary that follows the fee increase effective date and on all contract date anniversaries thereafter unless a prorated charge becomes applicable earlier in the contract year. The fee increase will not apply to your contract if you have not reset since April 1, 2013 and you opt out of the reset option prior to your contract date anniversary.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.65% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

If you opt to reset your Roll-Up benefit base on your contract date anniversary, we will increase the charge for this enhanced death benefit to 0.80% of the applicable benefit base. You will be notified of the increased charge at the time we notify you of your eligibility to reset. The fee increase effective date will be the date on which the new charge becomes effective on your contract and is the first day of the contract year following the date on which the reset occurs. The increased charge is first assessed on the contract date anniversary that follows the fee increase effective date and on all contract date anniversaries thereafter unless a prorated charge becomes applicable earlier in the contract year. The fee increase will not apply to your contract if you have not reset since April 1, 2013 and you opt out of the reset option prior to your contract date anniversary.

GREATER OF 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.65% of the greater of the 3% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

GWBL ENHANCED DEATH BENEFIT. This death benefit is only available if you elect the GWBL option. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.30% of the GWBL Enhanced death benefit base.

HOW WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options (or, if applicable, the permitted variable investment options) and the guaranteed interest option on a pro rata basis (see Appendix VII later in this Prospectus to see if deducting these charges from the guaranteed interest option is permitted in your state). If those amounts are insufficient, we will deduct all or a portion of these charges from the fixed maturity options (if applicable) in the order of the earliest maturity date(s) first. A market value adjustment will apply to deductions from the fixed maturity options. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of these charges from the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts).

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of these charges for that year.

Please note that if you elected the Guaranteed minimum income benefit, you can only exercise the benefit during the 30 day period following your contract date anniversary. Therefore, if your account value is not sufficient to pay these charges and any other fees on your next contract date anniversary, your contract will be terminated without value and you will not have an opportunity to exercise your Guaranteed minimum income benefit unless the no lapse guarantee provision under your contract is still in effect. See "Effect of your account value falling to zero" in "Determining your contract's value" earlier in this Prospectus.

STANDARD DEATH BENEFIT AND GWBL STANDARD DEATH BENEFIT. There is no additional charge for these standard death benefits.

PRINCIPAL GUARANTEE BENEFITS CHARGE

If you purchase a PGB, we deduct a charge annually from your account value on each contract date anniversary on which you are participating in a PGB. The charge is equal to 0.50% of the account value for the 100% Principal guarantee benefit and 0.75% of the account value for the 125% Principal guarantee benefit. We will continue to deduct the charge until your benefit maturity date. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If such amounts are insufficient, we will deduct all or a portion of this charge from the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts).

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

If your account value is insufficient to pay this charge on your contract date anniversary, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under ''Effect of your account value falling to zero'' in ''Determining your contract's value'' earlier in this Prospectus.

GUARANTEED MINIMUM INCOME BENEFIT CHARGE

If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the owner (or older joint owner, if applicable) reaches age 85, whichever occurs first.

If you elect the Guaranteed minimum income benefit that includes the 6 1/2% Roll-Up benefit base, the charge is equal to 0.80% of the applicable benefit base on the contract date anniversary. If you elect the Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base, the charge is equal to 0.65% of the applicable benefit base.

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                             CHARGES AND EXPENSES

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If you opt to reset your Roll-Up benefit base on any contract date anniversary, we will increase the charge for this benefit up to a maximum of 1.10% for the benefit that includes the 6 1/2% Roll-Up benefit base or 0.95% for the benefit that includes the 6% Roll-Up benefit base. You will be notified of the increased charge at the time we notify you of your eligibility to reset. The fee increase effective date will be the date on which the new charge becomes effective on your contract and is the first day of the contract year following the date on which the reset occurs. The increased charge is first assessed on the contract date anniversary that follows the fee increase effective date and on all contract date anniversaries thereafter unless a prorated charge becomes applicable earlier in the contract year. The fee increase will not apply to your contract if you have not reset since April 1, 2013 and you opt out of the reset option prior to your contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state). If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment will apply to deductions from the fixed maturity options. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts).

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

Please note that you can only exercise the Guaranteed minimum income benefit during the 30 day period following your contract date anniversary. Therefore, if your account value is not sufficient to pay this charge and any other fees on your next contract date anniversary, your contract will be terminated without value and you will not have an opportunity to exercise your Guaranteed minimum income benefit unless the no lapse guarantee provision under your contract is still in effect. See "Effect of your account value falling to zero" in "Determining your contract's value" earlier in this Prospectus.

EARNINGS ENHANCEMENT BENEFIT CHARGE

If you elect the Earnings enhancement benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts).

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options. Although the value of your Earnings enhancement benefit will no longer increase after age 80, we will continue to deduct the charge for this benefit as long as it remains in effect.

Please note that if you elected the Guaranteed minimum income benefit, you can only exercise the benefit during the 30 day period following your contract date anniversary. Therefore, if your account value is not sufficient to pay this charge and any other fees on your next contract date anniversary, your contract will be terminated without value and you will not have an opportunity to exercise your Guaranteed minimum income benefit unless the no lapse guarantee provision under your contract is still in effect. See "Effect of your account value falling to zero" in "Determining your contract's value" earlier in this Prospectus.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE BENEFIT CHARGE

If you elect the Guaranteed withdrawal benefit for life (''GWBL''), we deduct a charge annually as a percentage of your GWBL benefit base on each contract date anniversary. If you elect the Single Life option, the charge is equal to 0.65%. If you elect the Joint Life option, the charge is equal to 0.80%. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option on a pro rata basis. (See Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state.) If those amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts).

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

GWBL BENEFIT BASE ANNUAL RATCHET CHARGE. If your GWBL benefit base ratchets, we will increase the charge at the time of an Annual Ratchet to the maximum charge permitted under the contract. The maximum charge for the Single Life option is 0.80%. The maximum charge for the Joint Life option is 0.95%. The fee increase effective date will be the date on which the new charge becomes effective on your contract and is the first day of the contract year following the date on which the reset occurs. The increased charge is first assessed on the contract date anniversary that follows the fee increase effective date and on all contract date anniversaries thereafter unless a prorated charge becomes applicable earlier in the contract year. We will permit you to opt out of the ratchet if the charge increases.

For Joint life contracts, if the successor owner or joint annuitant is dropped before you take your first withdrawal, we will adjust the charge at that time to reflect a Single life. If the successor owner or joint annuitant is dropped after withdrawals begin, the charge will continue based on a Joint life.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity pay-out option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

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                             CHARGES AND EXPENSES

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CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

..   Management fees.

..   12b-1 fees.

..   Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

..   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the ''underlying portfolios''). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge (if applicable under your Accumulator(R) Series contract) or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. If permitted under the terms of our exemptive order regarding the Accumulator(R) Plus/SM/ bonus feature, we may also change the crediting percentage that applies to contributions. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 (''ERISA'') or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

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                             CHARGES AND EXPENSES

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6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time during your lifetime and while the contract is in force. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. Under a contract with a non-natural owner that has joint annuitants, the surviving annuitant is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the plan trust. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. In either case, the death benefit is increased by any amount applicable under the Earnings enhancement benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Earnings enhancement benefit, as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. However, this is not the case if the sole primary beneficiary of your contract is your spouse and he or she decides to roll over the death benefit to another contract issued by us. See "Effect of the owner's death" below. For Accumulator(R) Plus/SM/ contracts, the account value used to determine the death benefit and the Earnings enhancement benefit will first be reduced by the amount of any credits applied in the one-year period prior to the owner's (or older joint owner's, if applicable) death. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the owner's (or older joint owner's, if applicable) death adjusted for any subsequent withdrawals. For Roll-over TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made. Payment of the death benefit terminates the contract.

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WHEN WE USE THE TERMS OWNER AND JOINT OWNER, WE INTEND THESE TO BE REFERENCES
TO ANNUITANT AND JOINT ANNUITANT, RESPECTIVELY, IF THE CONTRACT HAS A NON-NATURAL OWNER. IF THE CONTRACT IS JOINTLY OWNED OR IS ISSUED TO A NON-NATURAL OWNER AND THE GWBL HAS NOT BEEN ELECTED, THE DEATH BENEFIT IS PAYABLE UPON THE DEATH OF THE OLDER JOINT OWNER OR OLDER JOINT ANNUITANT, AS APPLICABLE. UNDER CONTRACTS WITH GWBL, THE TERMS OWNER AND SUCCESSOR OWNER ARE INTENDED TO BE REFERENCES TO ANNUITANT AND JOINT ANNUITANT, RESPECTIVELY, IF
THE CONTRACT HAS A NON-NATURAL OWNER.
--------------------------------------------------------------------------------

Subject to applicable laws and regulations, you may impose restrictions on the timing and manner of the payment of the death benefit to your beneficiary. For example, your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election.

You should be aware that (i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

In general, if the annuitant dies, the owner (or older joint owner, if applicable) will become the annuitant, and the death benefit is not payable. If the contract had joint annuitants, it will become a single annuitant contract.

EFFECT OF THE OWNER'S DEATH

In general, if the owner dies while the contract is in force, the contract terminates and the applicable death benefit is paid. If the contract is jointly owned, the death benefit is payable upon the death of the older owner. For Joint Life contracts with GWBL, the death benefit is paid to the beneficiary at the death of the second to die of the owner and successor owner. No death benefit will be payable upon or after the contract's Annuity maturity date, which will never be later than the contract date anniversary following your 95th birthday.

There are various circumstances, however, in which the contract can be continued by a successor owner or under a Beneficiary continuation option (''BCO''). For contracts with spouses who are joint owners, the surviving spouse will automatically be able to continue the contract under the ''Spousal continuation'' feature or under our Beneficiary continuation option, as discussed below. For contracts with non-spousal joint owners, the joint owner will be able to continue the contract as a successor owner subject to the limitations discussed below under ''Non-spousal joint owner contract continuation.''

If you are the sole owner, your surviving spouse may have the option to:

..   take the death benefit proceeds in a lump sum;

..   continue the contract as a successor owner under "Spousal continuation" (if your spouse is the sole primary beneficiary) or under our Beneficiary continuation option, as discussed below; or

..   roll the death benefit proceeds over into another contract.

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                           PAYMENT OF DEATH BENEFIT

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If your surviving spouse rolls over the death benefit proceeds into a contract issued by us, the amount of the death benefit will be calculated as of the date we receive all requirements necessary to issue your spouse's new contract. Any death proceeds will remain invested in this contract until your spouse's new contract is issued. The amount of the death benefit will be calculated to equal the greater of the account value (as of the date your spouse's new contract is issued) and the applicable guaranteed minimum death benefit (as of the date of your death). This means that the death benefit proceeds could vary up or down, based on investment performance, until your spouse's new contract is issued.

If the surviving joint owner is not the surviving spouse, or, for single owner contracts, if the beneficiary is not the surviving spouse, federal income tax rules generally require payments of amounts under the contract to be made within five years of an owner's death (the ''5-year rule''). In certain cases, an individual beneficiary or non-spousal surviving joint owner may opt to receive payments over his/her life (or over a period not in excess of his/her life expectancy) if payments commence within one year of the owner's death. Any such election must be made in accordance with our rules at the time of death. If the beneficiary of a contract with one owner or a younger non-spousal joint owner continues the contract under the 5-year rule, in general, all guaranteed benefits and their charges will end. If a PGB election is in effect upon your death with a benefit maturity date of less than five years from the date of death, it will remain in effect. For more information on non-spousal joint owner contract continuation, see the section immediately below.

NON-SPOUSAL JOINT OWNER CONTRACT CONTINUATION

Upon the death of either owner, the surviving joint owner becomes the sole owner.

Any death benefit (if the older owner dies first) or cash value (if the younger owner dies first) must be fully paid to the surviving joint owner within five years. The surviving owner may instead elect to receive a life annuity, provided payments begin within one year of the deceased owner's death. If the life annuity is elected, the contract and all benefits terminate.

If the older owner dies first, we will increase the account value to equal the Guaranteed minimum death benefit, if higher, and by the value of the Earnings enhancement benefit. The surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. For Accumulator(R) Plus/SM/ contracts, if any contributions are made during the one-year period prior to the owner's death, the account value will first be reduced by any credits applied to any such contributions.

If the contract continues, the Guaranteed minimum death benefit and charge and the Guaranteed minimum income benefit and charge will then be discontinued. Withdrawal charges, if applicable under your Accumulator(R) Series contract, will no longer apply, and no additional contributions will be permitted.

If the younger owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. If the contract continues, the death benefit is not payable, and the Guaranteed minimum death benefit and the Earnings enhancement benefit, if applicable, will continue without change. If the Guaranteed minimum income benefit cannot be exercised within the period required by federal tax laws, the benefit and charge will terminate as of the date we receive proof of death. Withdrawal charges, if applicable under your Accumulator(R) Series contract, will continue to apply and no additional contributions will be permitted.

Upon the death of either owner, if the surviving owner elects the 5-year rule and a PGB was in effect upon the owner's death with a maturity date of more than five years from the date of death, we will terminate the benefit and the charge.

SPOUSAL CONTINUATION

If you are the contract owner and your spouse is the sole primary beneficiary or you jointly own the contract with your younger spouse, or if the contract owner is a non-natural person and you and your younger spouse are joint annuitants, your spouse may elect to continue the contract as successor owner upon your death. Spousal beneficiaries (who are not also joint owners) must be 85 or younger as of the date of the deceased spouse's death in order to continue the contract under Spousal continuation. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

Upon your death, the younger spouse joint owner (for NQ contracts only) or the spouse beneficiary (under a Single owner contract) may elect to receive the death benefit, continue the contract under our Beneficiary continuation option (as discussed below in this section) or continue the contract, as follows:

..   As of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary, we will increase the account value to equal the elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit, and adjusted for any subsequent withdrawals. For Accumulator(R) Plus/SM /contracts, if any contributions are made during the one-year period prior to the owner's death, the account value will first be reduced by any credits applied to any such contributions. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

..   In general, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM /contract owners.

..   The applicable Guaranteed minimum death benefit option may continue as follows:

   -- If you elected either the Annual Ratchet to age 85 or the Greater of 6 1/2% (or 6%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, and if your surviving spouse is age 75 or younger on the date of your death, and you were age 84 or younger at death, the enhanced death benefit continues and will continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age

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      85. The charge for the enhanced death benefit will continue to apply, even after the enhanced death benefit no longer rolls up or is no longer eligible for resets. If you were age 85 or older at death, we will reinstate the Guaranteed minimum death benefit you elected. The benefit base (which had previously been frozen at age 85) will now continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85. The charge for the applicable Guaranteed minimum death benefit will continue to apply, even after the Guaranteed minimum death benefit no longer rolls up or is no longer eligible for resets.

   -- If you elected the Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, and your surviving spouse is age 80 or younger at the date of your death, and you were age 84 or younger at death, the enhanced death benefit continues and will grow according to its terms until the contract date anniversary following the surviving spouse's 85th birthday. The charge for the enhanced death benefit will continue to apply, even after the enhanced death benefit no longer rolls up or is no longer eligible for resets. If you were age 85 or older at death, we will reinstate the enhanced death benefit you elected. The benefit base (which had been previously frozen at age 85) will now continue to grow according to its terms until the contract date anniversary following the surviving spouse's 85th birthday. The charge for the enhanced death benefit will continue to apply, even after the enhanced death benefit no longer rolls up or is no longer eligible for resets.

   -- If the Guaranteed minimum death benefit continues, the Roll-Up benefit base reset, if applicable, will be based on the surviving spouse's age at the time of your death. The next available reset will be based on the contract issue date or last reset, as applicable.

   -- If you elected either the Annual Ratchet to age 85 or the Greater of the 6 1/2% (or 6%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit and your surviving spouse is age 76 or older on the date of your death, the enhanced death benefit will be frozen, which means:

     . On the date your spouse elects to continue the contract, the value of the enhanced death benefit will be set to equal the amount of the enhanced death benefit base on the date of your death. If your account value is higher than the enhanced death benefit base on the date of your death, the enhanced death benefit base WILL NOT BE INCREASED to equal your account value.

     . The enhanced death benefit will no longer be eligible to increase, and will be subject to pro rata reduction for any subsequent withdrawals.

     .   The charge for the enhanced death benefit will be discontinued.

     . Upon the death of your spouse, the beneficiary will receive, as of the date of death, the greater of the account value and the value of the Guaranteed minimum death benefit.

   -- If you elected the Greater of the 3% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit and your surviving spouse is 81 or older, the enhanced death benefit will be frozen, which means:

     . On the date your spouse elects to continue the contract, the value of the enhanced death benefit will be set to equal the amount of the enhanced death benefit base on the date of your death. If your account value is higher than the enhanced death benefit base on the date of your death, the enhanced death benefit base WILL NOT BE INCREASED to equal your account value.

     . The enhanced death benefit will no longer be eligible to increase, and will be subject to pro rata reduction for any subsequent withdrawals.

     .   The charge for the enhanced death benefit will be discontinued.

     . Upon the death of your spouse, the beneficiary will receive, as of the date of death, the greater of the account value and the value of the Guaranteed minimum death benefit.

   -- In all cases, whether the Guaranteed minimum death benefit continues or is discontinued, if your account value is lower than the Guaranteed minimum death benefit base on the date of your death, your account value WILL BE INCREASED to equal the Guaranteed minimum death benefit base.

   -- For single owner contracts with the GWBL Enhanced death benefit, we will discontinue the benefit and charge. However, we will freeze the GWBL Enhanced death benefit base as of the date of your death (less subsequent withdrawals), and pay it upon your spouse's death.

..   The Earnings enhancement benefit will be based on the surviving spouse's age at the date of the deceased spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit and charge will be discontinued.

..   If elected, PGB continues and is based on the same benefit maturity date and guaranteed amount that was guaranteed.

..   The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the surviving spouse's age at the date of the deceased spouse's death. See ''Guaranteed minimum income benefit'' in ''Contract features and benefits'' earlier in this Prospectus. If the GMIB continues, the charge for the GMIB will continue to apply.

..   If you elect the Guaranteed withdrawal benefit for life on a Joint life basis, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse. Withdrawal charges, if applicable under your Accumulator(R) Series contract, will continue to apply to all contributions made prior to the deceased spouse's death. No additional contributions will be permitted. If you elect the Guaranteed withdrawal benefit for life on a Single life basis, the benefit and charge will terminate.

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..   If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For jointly owned NQ contracts, if the younger spouse dies first no death benefit is paid, and the contract continues as follows:

..   The Guaranteed minimum death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit continue to be based on the older spouse's age for the life of the contract.

..   If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

..   If a PGB had been elected, the benefit continues and is based on the same benefit maturity date and guaranteed amount.

..   If you elect the Guaranteed withdrawal benefit for life, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse.

..   The withdrawal charge schedule remains in effect. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM /contracts.

If you divorce, Spousal continuation does not apply.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VII later in this Prospectus for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information. For Joint life contracts with GWBL, the beneficiary continuation option is only available after the death of the second owner.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit, adjusted for any subsequent withdrawals. For Accumulator(R) Plus/SM/ contracts, the account value will first be reduced by any credits applied in the one-year period prior to the owner's death.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70 1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in ''Tax information'' under ''Individual retirement arrangements (IRAs),'' the beneficiary may choose the ''5-year rule'' option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

..   The contract continues with your name on it for the benefit of your beneficiary.

..   The beneficiary replaces the deceased owner as annuitant.

..   This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

..   The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

..   Any partial withdrawal must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the

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                           PAYMENT OF DEATH BENEFIT
   deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. For purposes of this discussion, ''beneficiary'' refers to the successor owner. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as ''scheduled payments.'' The beneficiary may choose the ''5-year rule'' instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts:

..   This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

..   The beneficiary automatically replaces the existing annuitant.

..   The contract continues with your name on it for the benefit of your beneficiary.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

..   If the beneficiary chooses the ''5-year rule,'' withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

..   Any partial withdrawals must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

IF THE DECEASED IS THE OWNER OR THE OLDER JOINT OWNER:

..   As of the date we receive satisfactory proof of death and any required instructions, information and forms necessary to effect the Beneficiary continuation option, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value plus any amount applicable under the Earnings enhancement benefit adjusted for any subsequent withdrawals. For Accumulator(R) Plus/SM /contracts, the account value will first be reduced by any credits applied in a one-year period prior to the owner's death.

..   No withdrawal charges, if applicable under your Accumulator(R) Series contract, will apply to any withdrawals by the beneficiary.

IF THE DECEASED IS THE YOUNGER NON-SPOUSAL JOINT OWNER:

..   The annuity account value will not be reset to the death benefit amount.

..   The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free withdrawal amount will continue to apply to withdrawals but does not apply to surrenders. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM /contracts.

..   We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free withdrawal amount. See the ''Withdrawal charges'' in ''Charges and expenses'' earlier in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM /contracts.

                              -------------------

A surviving spouse should speak to his or her tax professional about whether Spousal continuation or the Beneficiary continuation option is appropriate for him or her. Factors to consider include but are not limited to the surviving spouse's age, need for immediate income and a desire to continue any Guaranteed benefits under the contract.

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7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Series contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. In addition to legislation enacted in December 2017, Congress may also consider further proposals to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. We also do not discuss the Employee Retirement Income Security Act of 1974 ("ERISA"), Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code ("QP contracts"). How these arrangements work, including special rules applicable to each, are noted in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits compared with the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs.

For this purpose additional annuity contract benefits may include, but are not limited to, various guaranteed benefits such as guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts, and Appendix IX later in this Prospectus for a discussion of TSA contracts.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

..   if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

..   if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

..   if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

..   if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a typical grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

The following applies to an annuitization of the entire contract. In certain cases, the contract can be partially annuitized. See "Partial Annuitization" below.

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                                TAX INFORMATION

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Annuitization under an Accumulator(R) Series contract occurs when your entire interest under the contract is or has been applied to one or more payout options intended to amortize amounts over your life or over a period certain generally limited by the period of your life expectancy. (We do not currently offer a period certain option without life contingencies.) Annuity payouts can also be determined on a joint life basis. After annuitization, no further contributions to the contract may be made, the annuity payout amount must be paid at least annually, and annuity payments cannot be stopped except by death or surrender (if permitted under the terms of the contract).

Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments GMIB payments and other annuitization payments available under your contract. We also include Guaranteed annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under ''Guaranteed withdrawal benefit for life (''GWBL'')'' in ''Contract features and benefits'' earlier in this Prospectus.

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments. If you have a loss on a variable annuity payout in a taxable year, you may be able to adjust the tax-free amount in subsequent years.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

Your rights to apply amounts under this contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to an annuity payout option we may offer at the time under the contract. If no affirmative choice is made, we will apply any remaining annuity value to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this contract constitutes an annuity contract under current federal tax rules.

PARTIAL ANNUITIZATION

The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date. We do not currently offer a period certain option without life contingencies.

WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

Collateral assignments are taxable to the extent of any earnings in the contract at the time any portion of the contract's value is assigned as collateral. Therefore, if you assign your contract as collateral for a loan with a third party after the contract is issued, you may have taxable income even though you receive no payments under the contract. AXA Equitable will report any income attributable to a collateral assignment on Form 1099-R. Also, if AXA Equitable makes payments or distributions to the assignee pursuant to directions under the collateral assignment agreement, any gains in such payments may be taxable to you and reportable on Form 1099-R even though you do not receive them.

TAXATION OF LIFETIME WITHDRAWALS IF YOU ELECT THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

We treat Guaranteed annual withdrawals and other withdrawals as non-annuity payments for income tax purposes as discussed above.

EARNINGS ENHANCEMENT BENEFIT

In order to enhance the amount of the death benefit to be paid at the owner's death, you may purchase an Earnings enhancement benefit rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Earnings enhancement benefit rider is not part of the contract. In such a case, the charges for the Earnings enhancement benefit rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59 1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).

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1035 EXCHANGES

You may purchase a nonqualified deferred annuity through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

..   the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

..   the owner and the annuitant are the same under the source contract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a "qualified long-term care contract" meeting all specified requirements under the Code or an annuity contract with a "qualified long-term care contract" feature (sometimes referred to as a "combination annuity" contract).

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a "qualified long-term care contract" or "combination annuity" in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

If you are purchasing your contract through a Section 1035 exchange, you should be aware that AXA Equitable cannot guarantee that the exchange from the source contract to the contract you are applying for will be treated as a Section 1035 exchange; the insurance company issuing the source contract controls the tax information reporting of the transaction as a Section 1035 exchange. Because information reports are not provided and filed until the calendar year after the exchange transaction, the insurance company issuing the source contract shows its agreement that the transaction is a 1035 exchange by providing to us the cost basis of the exchanged source contract when it transfers the money to us on your behalf.

Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.

Section 1035 exchanges are generally not available after the death of the owner. The destination contract must meet specific post-death payout requirements to prevent avoidance of the death of owner rules. See "Payment of death benefit".

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see ''Payment of death benefit'' earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the Beneficiary continuation option, the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   in the form of substantially equal periodic annuity payments for your life
    (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59 1/2.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

ADDITIONAL TAX ON NET INVESTMENT INCOME

Taxpayers who have modified adjusted gross income ("MAGI") over a specified amount and who also have specified net investment income in any year may have to pay an additional surtax of 3.8%. (This tax has been informally referred to as the "Net Investment Income Tax" or "NIIT"). For this purpose net investment income includes distributions from and payments under nonqualified annuity contracts. The threshold amount of MAGI varies by filing status: $200,000 for single filers; $250,000 for married taxpayers filing jointly, and $125,000 for married taxpayers filing separately. The tax applies to the lesser of a) the amount of MAGI over the applicable threshold amount or b) the net investment income. You should discuss with your tax adviser the potential effect of this tax.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the

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owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

''IRA'' stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

..   Traditional IRAs, typically funded on a pre-tax basis; and

..   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publications 590-A ("Contributions to Individual Retirement Arrangements (IRAs)") and 590-B ("Distributions from Individual Retirement Arrangements (IRAs)"). These publications are usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as a traditional IRA or Roth IRA. We also offered Inherited IRA contracts for payment of post-death required minimum distributions from traditional IRAs and Roth IRAs, respectively, in all Accumulator(R) Series contracts except Accumulator(R) Plus/SM/.

This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We describe the amount and types of charges that may apply to your contributions under ''Charges and expenses'' earlier in this Prospectus. We describe the method of calculating payments under ''Accessing your money'' earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

AXA Equitable has not applied for an opinion letter approving the respective forms of the traditional IRA and Roth IRA contracts for use as a traditional and Roth IRA, respectively. AXA Equitable has received opinion letters from the IRS approving the respective forms of the Accumulator(R) Series Inherited IRA beneficiary continuation contract for use as a traditional inherited IRA or inherited Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Series traditional Inherited IRA and Inherited Roth IRA contracts.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. SINCE THE CONTRACTS ARE NO LONGER AVAILABLE TO NEW PURCHASERS, THIS CANCELLATION PROVISION IS NO LONGER APPLICABLE.

You can cancel any version of the Accumulator(R) Series IRA contract (traditional IRA or Roth IRA) by following the directions in ''Your right to cancel within a certain number of days'' under ''Contract features and benefits'' earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

..   ''regular'' contributions out of earned income or compensation; or

..   tax-free ''rollover'' contributions; or

..   direct custodian-to-custodian transfers from other traditional IRAs
    (''direct transfers'').

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

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The initial contribution to your contract must have been a direct transfer or rollover, because the minimum initial contribution required to purchase an Accumulator(R) Elite/SM/, Accumulator(R) Plus/SM/ or Accumulator(R) Select/SM/ contract was greater than the maximum regular IRA contribution permitted for a taxable year. If permitted under your contract, subsequent contributions may also be regular contributions out of compensation.

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS


LIMITS ON CONTRIBUTIONS. The ''maximum regular contribution amount'' for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $6,000 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2019, after adjustment for cost-of-living changes. When your earnings are below $6,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.


If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional ''catch-up contributions'' of up to $1,000 to your traditional IRA.


SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $6,000, married individuals filing jointly can contribute up to $12,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $6,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $6,000 or 100% of ''earned income'' to a traditional IRA for a non-working spouse until the year in which the non-working spouse reaches age 70 1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70 1/2 at any time during the taxable year for which the contribution is made.


DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual's personal situation (including his/her spouse). IRS Publication 590-A, ''Contributions to Individual Retirement Arrangements (IRAs)'' which is updated annually and is available at www.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and the individual's income limits for determining contributions and deductions all may be adjusted annually for cost of living.


NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the non-working spouse's traditional IRA) may not, however, exceed the maximum $5,000 per person limit for the applicable taxable year ($6,000 for 2019 after adjustment). The dollar limit is $1,000 higher for people eligible to make age 50-70 1/2 ''catch-up'' contributions ($7,000 for 2019). You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See ''Withdrawals, payments and transfers of funds out of traditional IRAs'' later in this section for more information.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year. Make sure you designate the year for which you are making the contribution.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

..   qualified plans;

..   governmental employer 457(b) plans;

..   403(b) plans; and

..   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death

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beneficiary may also be able to make a direct rollover to an inherited IRA contract with special rules and restrictions under certain circumstances.

There are two ways to do rollovers:

..   Do it yourself:

   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

..   Direct rollover:

   You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

..   "required minimum distributions" after age 70 1/2 or retirement from service with the employer; or

..   substantially equal periodic payments made at least annually for your life
    (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

..   substantially equal periodic payments made for a specified period of 10 years or more; or

..   hardship withdrawals; or

..   corrective distributions that fit specified technical tax rules; or

..   loans that are treated as distributions; or

..   certain death benefit payments to a beneficiary who is not your surviving spouse; or

..   qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

Rollovers from an eligible retirement plan to a traditional IRA are not subject to the "one-per-year limit" noted later in this section.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. We call this the "one-per-year limit." It is the IRA owner's responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

..   regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

..   regular contributions to a traditional IRA made after you reach age 70 1/2;
    or

..   rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70 1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See IRS Publications 590-A and 590-B for further details.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

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TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible (after-tax) IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

..   the amount received is a withdrawal of certain excess contributions, as described in IRS Publications 590-A and 590-B; or

..   the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and direct transfer contributions to traditional IRAs" earlier in this section for more information.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

IRA DISTRIBUTIONS DIRECTLY TRANSFERRED TO CHARITY. Specified distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70 1/2 or older. We no longer permit you to direct AXA Equitable to make a distribution directly to a charitable organization you request, in accordance with an interpretation of recent non-tax regulatory changes.

REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed benefits. This could increase the amount required to be distributed from the contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date", which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS.   There are two
approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change.

If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

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ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, If you are taking account-based withdrawals from all of your traditional IRAs, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70 1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

SPOUSAL CONTINUATION

If the contract is continued under Spousal continuation, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

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BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions:

..   made on or after your death; or

..   made because you are disabled (special federal income tax definition); or

..   used to pay certain extraordinary medical expenses (special federal income tax definition); or

..   used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

..   used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

..   used to pay certain higher education expenses (special federal income tax definition); or

..   in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59 1/2.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

To meet the substantially equal periodic payments exception, you could elect the substantially equal withdrawals option. See "Substantially equal withdrawals" under "Accessing your money" earlier in the Prospectus. We will calculate the substantially equal annual payments using your choice of IRS-approved methods we offer. Although substantially equal withdrawals are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals begin, the distributions should not be stopped or changed until after the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals for purposes of determining whether the penalty applies.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."

The Accumulator(R) Series Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

..   regular after-tax contributions out of earnings; or

..   taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion rollover" contributions); or

..   tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans;
    or

..   tax-free direct custodian-to-custodian transfers from other Roth IRAs
    ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

The initial contribution to your contract must have been a direct transfer or rollover, because the minimum initial contribution required to purchase an Accumulator(R) Elite/SM/, Accumulator(R) Plus/SM/ or Accumulator(R) Select/SM/ contract was greater than the maximum regular IRA contribution permitted for a taxable year. If permitted under your contract, subsequent contributions may also be regular contributions out of compensation.

REGULAR CONTRIBUTIONS TO ROTH IRAS


LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $6,000 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2019, after adjustment for cost-of-living changes. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $6,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "Special rules for spouses" earlier in this section under traditional IRAs.


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If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. The amount of permissible contributions to Roth IRAs for any year depends on the individual's income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590-A, "Contributions to Individual Retirement Arrangements (IRAs)" for the rules applicable to the current year.

WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVERS AND DIRECT TRANSFER CONTRIBUTIONS TO ROTH IRAS WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

..   another Roth IRA;

..   a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

..   a "designated Roth contribution account" under a 401(k) plan, 403(b) plan, or governmental employer Section 457(b) plan (direct or 60-day); or

..   from non-Roth accounts under another eligible retirement plan, as described below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. We call this the "one-per-year limit." It is the Roth IRA owner's responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free. Even if you are under age 59 1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA. Conversion rollover contributions to Roth IRAs are not subject to the "one-per-year limit" noted earlier in this section.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the

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contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

Conversion rollover contributions to Roth IRAs cannot be recharacterized.

To recharacterize a contribution, you must use our forms.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

..   rollovers from a Roth IRA to another Roth IRA;

..   direct transfers from a Roth IRA to another Roth IRA;

..   qualified distributions from a Roth IRA; and

..   return of excess contributions or amounts recharacterized to a traditional
    IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includible in income:

..   you are age 59 1/2 or older; or

..   you die; or

..   you become disabled (special federal income tax definition); or

..   your distribution is a "qualified first-time homebuyer distribution"
    (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)Regular contributions.

(2)Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a)Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

   (b)Nontaxable portion.

(3)Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:

(1)All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2)All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.

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REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS TO ROTH IRAS

Generally the same as traditional IRA, except that regular contributions made after age 70 1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

TAX WITHHOLDING AND INFORMATION REPORTING

STATUS FOR INCOME TAX PURPOSES; FATCA. In order for us to comply with income tax withholding and information reporting rules which may apply to annuity contracts and tax-qualified or tax-favored plan participation, we request documentation of "status" for tax purposes. "Status" for tax purposes generally means whether a person is a "U S. person" or a foreign person with respect to the United States; whether a person is an individual or an entity, and if an entity, the type of entity. Status for tax purposes is best documented on the appropriate IRS Form or substitute certification form (IRS Form W-9 for a U.S. person or the appropriate type of IRS Form W-8 for a foreign person). If we do not have appropriate certification or documentation of a person's status for tax purposes on file, it could affect the rate at which we are required to withhold income tax, and penalties could apply. Information reporting rules could apply not only to specified transactions, but also to contract ownership. For example, under the Foreign Account Tax Compliance Act ("FATCA"), which applies to certain U.S.-source payments, and similar or related withholding and information reporting rules, we may be required to report contract values and other information for certain contractholders. For this reason we and our affiliates intend to require appropriate status documentation at purchase, change of ownership, and affected payment transactions, including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of recipient.

TAX WITHHOLDING. We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

..   We might have to withhold and/or report on amounts we pay under a free look or cancellation.

..   We are required to withhold on the gross amount of a distribution from a
    Roth IRA to the extent it is reasonable for us to believe that a distribution is includible in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable.

Special withholding rules apply to United States citizens residing outside of the United States, foreign recipients, and certain U.S. entity recipients which are treated as foreign because they fail to document their U.S. status before payment is made. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to United States persons living abroad and non-United States persons (including U.S. entities treated as foreign) prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. If the owner does not provide the owner's correct Taxpayer Identification Number, a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.

A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

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FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includible in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA contract. If a non-periodic distribution from a qualified plan or TSA contract is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.

SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

The plan administrator is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.

MANDATORY WITHHOLDING FROM TSA CONTRACTS AND QUALIFIED PLAN DISTRIBUTIONS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from TSA contracts and qualified plans are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions and communicating to the recipient whether the distribution is an eligible rollover distribution.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate account. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.

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8. More information

--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account
No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a ''unit investment trust.'' The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account No. 49 invests in shares issued by the corresponding Portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1)to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

(2)to combine any two or more variable investment options;

(3)to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4)to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5)to deregister Separate Account No. 49 under the Investment Company Act of
   1940;

(6)to restrict or eliminate any voting rights as to Separate Account No. 49;

(7)to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8)to limit or terminate contributions and limit transfers to any of the variable investment options and to limit the number of variable investment options you may elect.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as ''open-end management investment companies,'' more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.

The Trusts do not impose sales charges or ''loads'' for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust serves for the benefit of each Trust's shareholders. The Board of Trustees may take many actions regarding the Portfolios (for example, the Board of Trustees can establish additional Portfolios or eliminate existing Portfolios; change Portfolio investment objectives; and change Portfolio investment policies and strategies). In accordance with applicable law, certain of these changes may be implemented without a shareholder vote and, in certain instances, without advanced notice. More detailed information about certain actions subject to notice and shareholder vote for each Trust, and other information about the Portfolios, including portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2019 and the related price per $100 of maturity value were as shown below.



-------------------------------------------------------
 FIXED MATURITY
  OPTIONS WITH
 FEBRUARY 15TH
MATURITY DATE OF RATE TO MATURITY AS  PRICE PER $100 OF
 MATURITY YEAR   OF FEBRUARY 15, 2019  MATURITY VALUE
-------------------------------------------------------
      2020            3.00%/(1)/      $97.09
-------------------------------------------------------
      2021            3.00%/(1)/      $94.25
-------------------------------------------------------


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
-------------------------------------------------------
 FIXED MATURITY
  OPTIONS WITH
 FEBRUARY 15TH
MATURITY DATE OF RATE TO MATURITY AS  PRICE PER $100 OF
 MATURITY YEAR   OF FEBRUARY 15, 2019  MATURITY VALUE
-------------------------------------------------------
      2022            3.00%/(1)/      $91.51
-------------------------------------------------------
      2023            3.00%/(1)/      $88.84
-------------------------------------------------------
      2024            3.00%/(1)/      $86.25
-------------------------------------------------------
      2025            3.00%/(1)/      $83.73
-------------------------------------------------------
      2026            3.00%/(1)/      $81.30
-------------------------------------------------------
      2027            3.00%/(1)/      $78.93
-------------------------------------------------------
      2028            3.00%/(1)/      $76.63
-------------------------------------------------------
      2029              3.10%         $73.67
-------------------------------------------------------


(1)Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1)We determine the market adjusted amount on the date of the withdrawal as follows:

   (a)We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b)We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c)We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.

   (d)We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)We determine the fixed maturity amount as of the current date.

(3)We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the ''current rate to maturity'' in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the ''current rate to maturity'' will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a ''non-unitized'' separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or any guaranteed benefits with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims-paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or

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obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the New York State Department of Financial Services and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a ''covered security'' under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under ''How you can make your contributions'' under ''Contract features and benefits'' earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY

You may use our automatic investment program, or ''AIP,'' to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Rollover IRA, Roth Conversion IRA, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for QP, Inherited IRA beneficiary continuation (traditional IRA or Roth IRA) or Rollover TSA contracts. Please see Appendix VII later in this Prospectus to see if the automatic investment program is available in your state.

For NQ, Rollover IRA and Roth Conversion IRA contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. For Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount we will deduct is $50. Under the IRA contracts, these amounts are subject to the tax maximums. AIP additional contributions may be allocated to any of the variable investment options, the guaranteed interest option and available fixed maturity options, but not the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts). You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

For contracts with the Guaranteed withdrawal benefit for life, AIP will be automatically terminated after the later of: (i) the end of the first contract year, or (ii) the date the first withdrawal is taken. For contracts with PGB, AIP will be automatically terminated at the end of the first six months.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY


Our ''business day'' is generally any day the New York Stock Exchange (''NYSE'') is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the SEC. We may also close early due to such emergency conditions. Contributions will be applied and any


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other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

..   If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

   -- on a non-business day;

   -- after 4:00 p.m. Eastern Time on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

..   A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

..   If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

..   When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

..   If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions, and/or transfers, and may be commenced or terminated at any time without prior notice. If required by law, the ''closing time'' for such orders will be earlier than 4:00 p.m., Eastern Time.

CONTRIBUTIONS, CREDITS AND TRANSFERS

..   Contributions (and credits, for Accumulator(R) Plus/SM /contracts only)
    allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

..   Contributions (and credits, for Accumulator(R) Plus/SM /contracts only)
    allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

..   Contributions (and credits, for Accumulator(R) Plus/SM /contracts only)
    allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

..   Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM /contract owners only. Your financial professional can provide information or you can call our processing office.

..   Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

..   Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

..   Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

..   For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts, we have the right to vote on certain matters involving the Portfolios, such as:

..   the election of trustees; or

..   the formal approval of independent public accounting firms selected for each Trust; or

..   any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote. One effect of proportional voting is that a small number of contract owners may determine the outcome of a vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or variable life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they

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have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

CYBERSECURITY

We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized use or abuse of confidential customer information. Such systems failures and cyber-attacks affecting us, any third party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your account value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account unit values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cybersecurity risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyber-attacks or information security breaches in the future, we take reasonable steps to mitigate these risks and secure our systems from such failures and attacks.



STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.

FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office.

We may refuse to process a change of ownership of an NQ contract without appropriate documentation of status on IRS Form W-9 (or, if IRS Form W-9 cannot be provided because the entity is not a U.S. entity, on the appropriate type of Form W-8).

Following a change of ownership, the existing beneficiary designations will remain in effect until the new owner provides new designations.

If you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, the Earnings enhancement benefit, a PGB, and/or the Guaranteed withdrawal benefit for life (collectively, the ''Benefit''), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. The Benefit will not terminate if the ownership of the contract is transferred from a non-natural owner to an individual but the contract will continue to be based on the annuitant's life. The Benefit will also not terminate if you transfer your individually-owned contract to a trust held for your (or your and your immediate family's) benefit; the Benefit will continue to be based on your life. If you were not the annuitant under the individually-owned contract, you will become the annuitant when ownership is changed. Please speak with your financial professional for further information.

See Appendix VII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.

For limited transfers of ownership after the owner's death see ''Beneficiary continuation option'' in ''Payment of death benefit'' earlier in this Prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under Federal

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income tax rules. In the case of such a transfer that involves a surrender of your contract, we will impose a withdrawal charge, if one applies.

Loans are not available under your NQ contract.

In certain circumstances, you may collaterally assign all or a portion of the value of your NQ contract as security for a loan with a third party lender. The terms of the assignment are subject to our approval. The amount of the assignment may never exceed your account value on the day prior to the date we receive all necessary paperwork to effect the assignment. Only one assignment per contract is permitted, and any such assignment must be made prior to the first contract date anniversary. You must indicate that you have not purchased, and will not purchase, any other AXA Equitable (or affiliate's) NQ deferred annuity contract in the same calendar year that you purchase the contract.

A collateral assignment does not terminate your benefits under the contract. However, all withdrawals, distributions and benefit payments, as well as the exercise of any benefits, are subject to the assignee's prior approval and payment directions. We will follow such directions until AXA Equitable receives written notification satisfactory to us that the assignment has been terminated. If the owner or beneficiary fails to provide timely notification of the termination, it is possible that we could pay the assignee more than the amount of the assignment, or continue paying the assignee pursuant to existing directions after the collateral assignment has in fact been terminated. Our payment of any death benefit to the beneficiary will also be subject to the terms of the assignment until we receive written notification satisfactory to us that the assignment has been terminated.

In some cases, an assignment or change of ownership may have adverse tax consequences. See ''Tax information'' earlier in this Prospectus.

ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.

HOW DIVORCE MAY AFFECT YOUR GUARANTEED BENEFITS

Our optional benefits do not provide a cash value or any minimum account value. In the event that you and your spouse become divorced after you purchase a contract with a guaranteed benefit, we will not divide the benefit base as part of the divorce settlement or judgment. As a result of the divorce, we may be required to withdraw amounts from the account value to be paid to an ex-spouse. Any such withdrawal will be considered a withdrawal from the contract. This means that your guaranteed benefit will be reduced and a withdrawal charge may apply.

HOW DIVORCE MAY AFFECT YOUR JOINT LIFE GWBL

If you purchased the GWBL on a Joint Life basis and subsequently get divorced, your ex-spouse will not be eligible to receive payments under the GWBL. We will divide the contract in accordance with the divorce decree and replace the original contract with two single life contracts. The GWBL benefit base will not be split.

If the division of the contract occurs before any withdrawal has been made, the GWBL charge under the new contracts will be on a single life basis. The Applicable percentage for your guaranteed annual withdrawal amount will be based on each respective individual's age at the time of the first withdrawal and any subsequent Annual Ratchet.

If the division of the contract occurs after any withdrawal has been made, there is no change to either the GWBL charge (the charge will remain a Joint Life charge for each contract) or the Applicable percentage. The Applicable percentage that was in effect at the time of the split of the contracts may increase at the time an Annual Ratchet occurs based on each respective individual's age under their respective new contract.

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC (''AXA Advisors'') and AXA Distributors, LLC (''AXA Distributors'') (together, the ''Distributors''). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Equitable Holdings, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. (''FINRA''). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts may also be sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with AXA Distributors (''Selling broker-dealers'').

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see ''Fee table'' and ''Charges and expenses'' earlier in this Prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors (''contribution-based compensation''). The

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                               MORE INFORMATION
contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.20% of the account value of the contract sold (''asset-based compensation''). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expen allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. AXA Advisors may pay higher compensation on certain products in a class than others based on a group or sponsored arrangement, or between older and newer versions or series of the same contract. This practice is known as providing ''differential compensation.'' Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals and/or managerial personnel include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as ''overrides.'' For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA and other federal and state regulatory authorities, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you and, for certain accounts depending on applicable rules, that are in your best interest based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together ''compensation'') to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributors' Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributors' Selling broker-dealers. Contribution-based compensation will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.25% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. The Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial

                               MORE INFORMATION
intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as ''marketing allowances''). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain selling broker-dealers, AXA Distributors increases the marketing allowance as certain sales thresholds are met. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as ''compensation enhancements''). AXA Distributors also has entered into agreements with certain selling broker-dealers in which the selling broker-dealer agrees to sell certain AXA Equitable contracts exclusively.


These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2018) received additional payments. These additional payments ranged from $536.67 to $6,370,912.47. AXA Equitable and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corp.
Allstate Financial Services, LLC
American Portfolios Financial Services
Ameriprise Financial Services
BBVA Securities, Inc.
Cambridge Investment Research
Capital Investment Group
Centaurus Financial, Inc.
CETERA Financial Group
Citigroup Global Markets, Inc.
Citizens Investment Services
Commonwealth Financial Network
Community America Financial Solution
CUNA Brokerage Services
CUSO Financial Services, L.P.
DPL Financial Partners
Equity Services Inc.
Farmer's Financial Solution
Geneos Wealth Management
Gradient Securities, LLC
H. Beck, Inc.
H.D. Vest Investment Securities, Inc.
Huntleigh Securities Corp.
Independent Financial Group, LLC
Infinex Investments Inc.
Investment Professionals, Inc.
Janney Montgomery Scott LLC
Kestra Investment Services, LLC
Key Investment Services LLC
Ladenburg Thalmann Advisor Network, LLC
Lincoln Financial Advisors Corp.
Lincoln Financial Securities Corp.
Lincoln Investment Planning
Lion Street Financial
LPL Network
Lucia Securities, LLC
MML Investors Services, LLC
Morgan Stanley Smith Barney
Mutual of Omaha Investment Services, Inc.
Park Avenue Securities, LLC
PlanMember Securities Corp.
PNC Investments
Primerica Financial Services, Inc.
Prospera Financial Services
Questar Capital Corporation
Raymond James
RBC Capital Markets Corporation
Robert W Baird & Company
Santander Securities Corp.
SIGMA Financial Corporation
Signator Investors, Inc.
The Advisor Group (AIG)
U.S. Bank Center
UBS Financial Services, Inc.
Valmark Securities, Inc.
Voya Financial Advisors, Inc.
Wells Fargo

                               MORE INFORMATION

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2018 (the ''Annual Report'') is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washing-ton, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the ''Registration Statement''). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 (''Exchange Act''), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa.com.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.30%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDED DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2018    2017    2016    2015    2014    2013    2012    2011    2010    2009
------------------------------------------------------------------------------------------------------------------------
1290 VT GAMCO MERGERS & ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.94 $ 15.92 $ 15.19 $ 14.29 $ 14.11 $ 14.07 $ 12.84 $ 12.36 $ 12.36 $ 11.42
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,518   1,648   1,761   1,993   2,168   2,329   2,496   2,756   2,379   2,024
------------------------------------------------------------------------------------------------------------------------
1290 VT GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 97.17 $116.64 $101.78 $ 83.65 $ 89.88 $ 88.35 $ 64.35 $ 55.32 $ 58.08 $ 44.36
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,344   1,465   1,615   1,762   1,937   2,180   2,397   2,477   2,518   2,346
------------------------------------------------------------------------------------------------------------------------
1290 VT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 20.98 $ 22.23 $ 18.70 $ 17.23 $ 17.38 $ 15.50 $ 11.69 $ 10.14 $ 10.25 $  9.23
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       381     366     397     442     532     521     596     595     731     723
------------------------------------------------------------------------------------------------------------------------
AXA 400 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.44 $ 15.53 $ 13.65 $ 11.56 $ 12.09 $ 11.25      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,929   2,148   2,392   2,545   2,587   2,940      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
AXA 2000 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.36 $ 15.37 $ 13.68 $ 11.50 $ 12.27 $ 11.95      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,728   3,102   3,485   3,811   4,027   4,902      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 17.95 $ 19.92 $ 16.95 $ 15.78 $ 16.28 $ 15.75 $ 12.62 $ 11.20 $ 12.27 $ 10.99
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    28,158  30,721  33,032  36,661  39,289  44,531  50,003  53,670  56,888  58,442
------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.15 $ 13.54 $ 13.07 $ 12.86 $ 13.06 $ 12.90 $ 12.52 $ 12.13 $ 12.06 $ 11.39
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    11,329  13,229  14,968  16,854  18,363  22,105  29,364  27,990  27,081  27,962
------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.54 $ 15.29 $ 14.23 $ 13.77 $ 14.04 $ 13.79 $ 12.67 $ 11.96 $ 12.20 $ 11.34
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    10,808  12,321  13,574  15,269  17,404  20,527  24,316  25,466  27,334  27,256
------------------------------------------------------------------------------------------------------------------------
AXA GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 30.65 $ 35.36 $ 28.41 $ 27.55 $ 28.40 $ 28.30 $ 23.82 $ 20.63 $ 23.84 $ 21.67
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,948   4,373   4,842   5,354   5,872   6,808   5,796   6,176   6,593   6,856
------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.99 $ 17.85 $ 14.32 $ 14.48 $ 15.33 $ 16.57 $ 14.28 $ 12.44 $ 15.18 $ 14.08
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,661   8,332   9,043   9,920  10,461  11,698   5,469   5,782   5,762   5,399
------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.67 $ 17.80 $ 14.61 $ 14.70 $ 15.38 $ 16.78 $ 14.25 $ 12.29 $ 14.85 $ 14.19
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,806   3,009   3,329   3,560   3,651   3,891   4,356   4,719   4,897   4,627
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------------
                                                                    FOR THE YEARS ENDED DECEMBER 31,
                                         --------------------------------------------------------------------------------------
                                          2018    2017    2016     2015     2014     2013     2012     2011     2010     2009
-------------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP CORE MANAGED VOLATILITY
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 22.35 $ 24.20 $ 20.10 $  18.54 $  18.72 $  16.99 $  13.09 $  11.53 $  12.20 $  10.82
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,415   7,217   8,147    9,109    9,944   11,496      688      704      636      588
-------------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP GROWTH MANAGED VOLATILITY
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 27.77 $ 29.00 $ 22.74 $  21.83 $  21.26 $  19.39 $  14.51 $  12.93 $  13.60 $  12.04
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    11,994  13,590  15,197   17,268   19,370   22,792    4,339    4,629    1,994    1,863
-------------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP VALUE MANAGED VOLATILITY
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 17.74 $ 19.95 $ 17.76 $  15.60 $  16.47 $  14.87 $  11.37 $   9.94 $  10.61 $   9.54
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    13,243  14,640  16,323   18,206   20,281   23,486    4,186    4,541    4,942    5,376
-------------------------------------------------------------------------------------------------------------------------------
AXA MID CAP VALUE MANAGED VOLATILITY
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 23.17 $ 27.07 $ 24.42 $  21.03 $  22.08 $  20.18 $  15.36 $  13.12 $  14.68 $  12.15
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,616   5,138   5,680    6,390    7,044    8,025    6,944    7,540    8,296    9,184
-------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.25 $ 16.23 $ 14.80 $  14.24 $  14.55 $  14.31 $  12.82 $  11.94 $  12.39 $  11.42
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    53,205  59,491  66,003   74,759   83,289   96,339  111,818  118,023  126,015  127,613
-------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 17.65 $ 19.20 $ 16.93 $  15.99 $  16.41 $  16.02 $  13.55 $  12.31 $  13.12 $  11.92
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    74,366  81,792  89,897  101,038  110,962  127,540  147,400  159,713  169,708  175,685
-------------------------------------------------------------------------------------------------------------------------------
AXA/AB SHORT DURATION GOVERNMENT BOND
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.28 $  9.30 $  9.40 $   9.51 $   9.68 $   9.86       --       --       --       --
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,803   8,140   8,667    9,572   10,553   12,464       --       --       --       --
-------------------------------------------------------------------------------------------------------------------------------
AXA/AB SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 28.95 $ 31.85 $ 26.30 $  23.67 $  24.70 $  24.16 $  17.72 $  15.53 $  15.84 $  12.04
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,850   1,976   2,095    2,376    2,458    2,885    3,306    3,319    3,127    2,475
-------------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN BALANCED MANAGED VOLATILITY
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.77 $ 14.57 $ 13.42 $  12.31 $  12.87 $  12.27 $  10.85 $   9.89 $  10.01 $   9.11
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,096   7,885   8,423    9,179    9,683    9,336    9,124    8,799    9,074    9,627
-------------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.03 $ 17.47 $ 15.84 $  12.86 $  13.94 $  13.82 $  10.25 $   8.89 $   9.96 $   8.12
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,720   1,948   2,133    2,324    2,549    3,170    3,707    3,890    3,834    3,612
-------------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.75 $ 13.04 $ 11.49 $  10.63 $  11.08 $  10.64 $   8.75 $   7.73 $   8.19 $   7.52
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    22,677  25,261  27,853   31,440   34,062   38,322   44,245   47,962   51,107   53,600
-------------------------------------------------------------------------------------------------------------------------------
AXA/JANUS ENTERPRISE
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 23.97 $ 24.73 $ 19.59 $  20.74 $  22.24 $  22.69 $  16.59 $  15.46 $  16.97 $  13.00
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,706   2,924   3,241    3,592    4,045    4,640    5,514    5,727    5,277    4,560
-------------------------------------------------------------------------------------------------------------------------------
AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.96 $ 13.80 $ 11.53 $  11.09 $  11.54 $  11.57 $   9.23 $   7.84 $   8.66 $   8.13
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,262   3,711   4,152    4,660    4,830    4,902    4,757    4,890    5,019    5,026
-------------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



-----------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDED DECEMBER 31,
                                         ------------------------------------------------------------------------------
                                          2018    2017    2016    2015    2014    2013    2012    2011    2010    2009
-----------------------------------------------------------------------------------------------------------------------
EQ/CLEARBRIDGE SELECT EQUITY MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.16 $ 15.96 $ 14.16 $ 12.67 $ 13.15 $ 12.15 $  9.52 $  8.45 $  8.96 $ 8.11
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,001   2,234   2,518   2,843   3,146   3,620   4,269   4,724   5,245  5,808
-----------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 22.04 $ 23.71 $ 19.94 $ 18.09 $ 18.34 $ 16.58 $ 12.68 $ 11.11 $ 11.20 $ 9.79
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,265   3,604   3,907   4,327   4,508   5,166   5,761   6,092   6,298  6,300
-----------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.66 $ 10.77 $ 10.76 $ 10.75 $ 10.85 $ 10.73 $ 11.05 $ 10.85 $ 10.49 $10.05
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    14,340  15,361  16,060  16,903  17,759  19,216  11,514  10,017  10,201  9,215
-----------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 24.77 $ 26.40 $ 22.10 $ 20.13 $ 20.23 $ 18.15 $ 13.98 $ 12.29 $ 12.27 $10.87
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,352   9,043   9,452   9,467   9,607   9,644   9,443   9,406   9,058  8,430
-----------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.72 $ 10.78 $ 10.88 $ 10.97 $ 11.07 $ 11.05 $ 11.38 $ 11.42 $ 10.99 $10.68
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,793   3,211   3,571   3,594   3,611   4,075   5,806   5,722   4,344  4,131
-----------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.70 $ 16.37 $ 13.46 $ 13.34 $ 13.81 $ 15.03 $ 12.54 $ 10.93 $ 12.61 $12.14
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,043   6,187   6,310   6,793   6,509   6,582   6,533   6,997   7,476  7,762
-----------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 29.68 $ 30.77 $ 24.12 $ 22.98 $ 22.20 $ 20.04 $ 15.33 $ 13.54 $ 13.40 $11.71
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,025   3,167   3,301   3,323   2,957   2,586   2,095   2,019   1,820  1,648
-----------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.53 $ 11.71 $ 10.50 $  9.13 $  9.68 $  8.71 $  6.71 $  5.83 $  5.92 $ 5.24
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,661   6,310   6,860   7,455   7,885   6,966   6,475   7,147   3,116  2,573
-----------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 23.59 $ 27.07 $ 23.75 $ 20.06 $ 20.93 $ 19.45 $ 14.87 $ 12.87 $ 13.36 $10.76
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,654   3,989   4,295   4,635   4,545   4,905   5,124   5,047   5,233  5,325
-----------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.52 $  9.52 $  9.61 $  9.73 $  9.86 $  9.99 $ 10.12 $ 10.26 $ 10.39 $10.53
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,841   2,484   2,604   3,101   3,394   6,043   6,061   5,652   5,496  8,093
-----------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.85 $ 10.99 $ 10.98 $ 10.99 $ 11.11 $ 10.94 $ 11.34 $ 11.20 $ 11.21 $10.69
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    12,052  13,376  14,485  16,106  18,009  20,031   6,910   6,495   5,967  4,912
-----------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 24.21 $ 27.66 $ 24.58 $ 20.66 $ 21.94 $ 21.20 $ 15.63 $ 13.70 $ 14.46 $11.64
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,775   2,986   3,215   3,570   3,761   4,106   4,556   4,801   5,026  4,873
-----------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 33.94 $ 33.62 $ 24.48 $ 22.77 $ 21.70 $ 19.36 $ 14.47 $ 12.92 $ 13.76 $11.84
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,223   2,356   2,526   2,870   2,863   2,890   3,481   3,374   3,303  3,012
-----------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.70%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018.



------------------------------------------------------------------------------------------------------------------------
                                                                     FOR THE YEARS ENDING DECEMBER 31,
                                                   ---------------------------------------------------------------------
                                                    2018   2017   2016   2015   2014   2013   2012   2011   2010   2009
------------------------------------------------------------------------------------------------------------------------
1290 VT GAMCO MERGERS & ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------
   Unit value                                      $14.39 $15.40 $14.75 $13.94 $13.82 $13.83 $12.67 $12.25 $12.30 $11.41
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                              137    147    164    196    264    368    442    561    286    248
------------------------------------------------------------------------------------------------------------------------
1290 VT GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                                      $55.39 $66.75 $58.49 $48.26 $52.07 $51.39 $37.58 $32.44 $34.20 $26.23
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                              341    412    457    514    594    637    609    624    678    666
------------------------------------------------------------------------------------------------------------------------
1290 VT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------
   Unit value                                      $14.74 $15.68 $13.25 $12.25 $12.41 $11.11 $ 8.41 $ 7.33 $ 7.44 $ 6.72
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                              174    171    181    210    176    169    127    121    129    265
------------------------------------------------------------------------------------------------------------------------
AXA 400 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                      $13.14 $15.24 $13.45 $11.43 $12.01 $11.23     --     --     --     --
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                              485    549    555    621    772  1,319     --     --     --     --
------------------------------------------------------------------------------------------------------------------------
AXA 2000 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                      $13.06 $15.08 $13.48 $11.37 $12.19 $11.92     --     --     --     --
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                              588    687    774    887    887  1,025     --     --     --     --
------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                                      $17.72 $19.75 $16.87 $15.78 $16.34 $15.87 $12.77 $11.38 $12.51 $11.26
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                            3,441  3,770  4,204  4,914  4,910  5,337  5,804  6,354  7,808  8,367
------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                                      $12.36 $12.77 $12.38 $12.23 $12.48 $12.37 $12.06 $11.73 $11.71 $11.11
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                            2,267  2,519  3,193  3,118  3,498  4,156  6,559  7,073  6,707  7,276
------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                                      $13.66 $14.43 $13.48 $13.10 $13.41 $13.22 $12.20 $11.56 $11.85 $11.05
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                            1,987  2,105  2,415  2,602  3,128  3,311  4,368  4,888  4,498  4,925
------------------------------------------------------------------------------------------------------------------------
AXA GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                      $21.46 $24.86 $20.06 $19.53 $20.22 $20.22 $17.09 $14.86 $17.25 $15.74
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                              703    853    935  1,105  1,216  1,438  1,036  1,149  1,440  1,600
------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                      $11.85 $14.17 $11.41 $11.58 $12.32 $13.37 $11.57 $10.12 $12.39 $11.54
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                            1,524  1,716  1,902  2,110  2,384  2,740  1,808  2,069  2,230  2,278
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2018    2017    2016    2015    2014    2013    2012    2011    2010    2009
------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 17.14 $ 20.88 $ 17.21 $ 17.38 $ 18.26 $ 20.01 $ 17.06 $ 14.77 $ 17.93 $ 17.19
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)               472     543     587     667     708     630     751     843     914     984
------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.99 $ 17.39 $ 14.50 $ 13.43 $ 13.62 $ 12.41 $  9.60 $  8.49 $  9.02 $  8.03
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             1,881   2,139   2,469   2,846   3,196   3,676     277     284     330     367
------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP GROWTH MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 29.67 $ 31.11 $ 24.49 $ 23.61 $ 23.09 $ 21.14 $ 15.89 $ 14.21 $ 15.00 $ 13.34
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             1,851   2,112   2,387   2,804   3,163   4,038     924   1,071     204     249
------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 19.28 $ 21.78 $ 19.46 $ 17.16 $ 18.19 $ 16.49 $ 12.66 $ 11.12 $ 11.91 $ 10.76
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             2,265   2,579   2,900   3,293   3,718   4,641   1,671   1,875   2,059   2,313
------------------------------------------------------------------------------------------------------------------------
AXA MID CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 23.93 $ 28.08 $ 25.43 $ 21.99 $ 23.19 $ 21.28 $ 16.26 $ 13.95 $ 15.67 $ 13.01
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)               990   1,151   1,295   1,481   1,535   1,593   1,445   1,617   1,830   2,158
------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 53.07 $ 56.70 $ 51.94 $ 50.15 $ 51.47 $ 50.82 $ 45.70 $ 42.73 $ 44.54 $ 41.22
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             1,703   1,925   2,183   2,446   2,798   3,211   3,732   3,918   4,434   4,527
------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 16.59 $ 18.11 $ 16.04 $ 15.21 $ 15.67 $ 15.37 $ 13.05 $ 11.90 $ 12.74 $ 11.62
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)            10,600  11,869  13,349  15,224  17,113  19,057  20,839  22,802  24,916  27,631
------------------------------------------------------------------------------------------------------------------------
AXA/AB SHORT DURATION GOVERNMENT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.07 $  9.13 $  9.26 $  9.41 $  9.62 $  9.84      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             1,409   1,556   1,738   1,927   2,048   2,365      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
AXA/AB SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 33.87 $ 37.41 $ 31.02 $ 28.03 $ 29.37 $ 28.85 $ 21.24 $ 18.69 $ 19.14 $ 14.61
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)               337     357     401     473     497     423     427     418     455     346
------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN BALANCED MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.09 $ 13.92 $ 12.87 $ 11.86 $ 12.44 $ 11.91 $ 10.58 $  9.68 $  9.83 $  8.99
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             1,707   2,057   2,041   1,941   2,227   1,952   2,157   1,654   1,643   1,908
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2018    2017    2016    2015    2014    2013    2012    2011    2010    2009
------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.30 $ 16.69 $ 15.19 $ 12.38 $ 13.47 $ 13.42 $  9.99 $  8.70 $  9.79 $  8.01
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)               239     269     305     321     348     370     281     379     382     380
------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.21 $ 12.49 $ 11.05 $ 10.27 $ 10.74 $ 10.36 $  8.55 $  7.58 $  8.07 $  7.44
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             2,643   2,751   2,893   3,436   3,709   3,972   3,946   4,136   4,481   4,971
------------------------------------------------------------------------------------------------------------------------
AXA/JANUS ENTERPRISE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 22.68 $ 23.49 $ 18.68 $ 19.87 $ 21.38 $ 21.91 $ 16.09 $ 15.05 $ 16.59 $ 12.75
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)               443     502     525     656     786     835     870     927     889     885
------------------------------------------------------------------------------------------------------------------------
AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.37 $ 13.18 $ 11.06 $ 10.68 $ 11.16 $ 11.23 $  9.00 $  7.67 $  8.51 $  8.02
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             1,142   1,383   1,540   1,781   1,730   1,477     634     657     694     735
------------------------------------------------------------------------------------------------------------------------
EQ/CLEARBRIDGE SELECT EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.47 $ 15.24 $ 13.58 $ 12.20 $ 12.72 $ 11.79 $  9.28 $  8.27 $  8.80 $  8.00
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)               379     436     435     501     581     637     898   1,002   1,238   1,402
------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $368.21 $397.68 $335.80 $305.83 $311.29 $282.60 $217.02 $191.00 $193.27 $169.68
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)                26      29      32      35      38      42      41      45      55      60
------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.00 $ 13.20 $ 13.23 $ 13.27 $ 13.45 $ 13.36 $ 13.81 $ 13.62 $ 13.22 $ 12.71
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             2,228   2,201   2,538   2,714   2,721   2,894   1,402   1,354   1,424   1,504
------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 49.49 $ 52.97 $ 44.52 $ 40.71 $ 41.09 $ 37.00 $ 28.62 $ 25.27 $ 25.32 $ 22.52
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             1,462   1,508   1,590   1,648   1,794   2,025   1,509   1,194   1,278   1,432
------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 17.82 $ 17.98 $ 18.23 $ 18.46 $ 18.70 $ 18.74 $ 19.38 $ 19.52 $ 18.86 $ 18.41
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)               253     227     230     223     255     317     470     458     948     875
------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.78 $ 15.33 $ 12.65 $ 12.60 $ 13.09 $ 14.31 $ 11.98 $ 10.48 $ 12.15 $ 11.74
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             2,057   2,013   2,039   2,219   2,215   1,905   1,245   1,332    1511   1,714
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------
                                                                     FOR THE YEARS ENDING DECEMBER 31,
                                                   ---------------------------------------------------------------------
                                                    2018   2017   2016   2015   2014   2013   2012   2011   2010   2009
------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                                      $15.63 $16.27 $12.80 $12.25 $11.88 $10.77 $ 8.27 $ 7.33 $ 7.29 $ 6.39
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                            1,179  1,444  1,477  1,661  1,588  1,619    955    864    906  1,047
------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                                      $ 9.98 $11.14 $10.03 $ 8.76 $ 9.32 $ 8.42 $ 6.51 $ 5.68 $ 5.80 $ 5.15
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                            2,107  2,594  2,856  2,931  3,122  2,839  1,321  1,412    832    868
------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                                      $18.84 $21.71 $19.12 $16.22 $16.99 $15.86 $12.17 $10.57 $11.02 $ 8.92
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                            1,284  1,420  1,525  1,666  1,709  1,646  1,423  1,481  1,672  1,781
------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------
   Unit value                                      $23.77 $23.88 $24.20 $24.61 $25.04 $25.47 $25.91 $26.36 $26.82 $27.28
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                              259    264    321    334    350    426    514    623    729  1,227
------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                                      $15.06 $15.31 $15.36 $15.44 $15.67 $15.49 $16.13 $15.98 $16.06 $15.38
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                            1,470  1,608  1,739  2,008  2,174  2,473    765    816    941  1,133
------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                                      $25.78 $29.58 $26.39 $22.27 $23.74 $23.04 $17.05 $15.01 $15.91 $12.86
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                              568    600    647    696    761    821    733    734    850  1,024
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                      $27.09 $26.94 $19.70 $18.39 $17.60 $15.77 $11.83 $10.61 $11.34 $ 9.80
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                              446    479    439    525    503    487    572    579    705    766
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

Appendix II: Purchase considerations for QP contracts(1)

This information is provided for historical purposes only. The contracts are no longer available to new purchasers.

Trustees who are considering the purchase of an Accumulator(R) Series QP contract should discuss with their tax and ERISA advisers whether this is an appropriate investment vehicle for the employer's plan. There are significant issues in the purchase of an Accumulator(R) Series QP contract in a defined benefit plan. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the Guaranteed minimum income benefit and other guaranteed benefits, and the payment of death benefits in accordance with the requirements of the federal income tax rules. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Series QP contract or another annuity contract. Therefore, you should purchase an Accumulator(R) Series QP contract to fund a plan for the contract's features and benefits and not for tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles.

This QP contract accepts only transfer contributions from other investments within an existing qualified plan trust. We will not accept ongoing payroll contributions or contributions directly from the employer. For 401(k) plans, no employee after-tax contributions are accepted. A ''designated Roth contribution account'' is not available in the QP contract. Checks written on accounts held in the name of the employer instead of the plan or the trust will not be accepted. Only one additional transfer contribution may be made per contract year. The maximum contribution age is 75 (70, under Accumulator(R) Plus/SM/ contracts), or if later, the first contract date anniversary.

If amounts attributable to an excess or mistaken contribution must be withdrawn, any or all of the following may apply: (1) withdrawal charges;
(2) market value adjustments; or (3) benefit base adjustments to an optional benefit. If in a defined benefit plan the plan's actuary determines that an overfunding in the QP contract has occurred, then any transfers of plan assets out of the QP contract may also result in withdrawal charges, market value adjustments or benefit base adjustments on the amount being transferred.

In order to purchase the QP contract for a defined benefit plan, the plan's actuary will be required to determine a current dollar value of each plan participant's accrued benefit so that individual contracts may be established for each plan participant. We do not permit defined contribution or defined benefit plans to pool plan assets attributable to the accrued benefits of multiple plan participants.

For defined benefit plans, the maximum percentage of actuarial value of the plan participant's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant. AXA Equitable does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit.

All payments under the contract will be made to the plan trust owner. If the plan rolls over a contract into an IRA for the benefit of a former plan participant through a contract conversion, it is the plan's responsibility to adjust the value of the contract to the actuarial equivalent of the participant's benefit prior to the contract conversion.

AXA Equitable's only role is that of the issuer of the contract. AXA Equitable is not the plan administrator. AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan. AXA Equitable will never make payments under a QP contract to any person other than the plan trust owner.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70 1/2, trustees should consider:

..   whether required minimum distributions under QP contracts would cause withdrawals in excess of 6 1/2% (or 6%, as applicable) of the Guaranteed minimum income benefit Roll-Up benefit base;

..   that provisions in the Treasury Regulations on required minimum distributions require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed; and

..   that if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, payments will be made to the plan trust and may not be rollover eligible.

Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.
-------------
(1)QP contracts are available for Accumulator(R), Accumulator(R) Plus/SM/ and Accumulator(R) Elite/SM/ contracts owners only.

             APPENDIX II: PURCHASE CONSIDERATIONS FOR QP CONTRACTS

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 17, 2015 to a fixed maturity option with a maturity date of February 15, 2023 (eight years later) at a hypothetical rate to maturity of 4.00% (''h'' in the calculations below), resulting in a maturity value of $136,857 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2019(a) . Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

--------------------------------------------------------------------------------------------------------------------
                                                                             HYPOTHETICAL ASSUMED RATE TO MATURITY
                                                                             (''J'' IN THE CALCULATIONS BELOW)
                                                                             FEBRUARY 15, 2019
                                                                             ---------------------------------------
                                                                              2.00%               6.00%
--------------------------------------------------------------------------------------------------------------------
AS OF FEBRUARY 15, 2019 BEFORE WITHDRAWAL
(1) Market adjusted amount/(b)/                                              $126,428           $108,386
--------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount/(c)/                                               $116,973           $116,973
--------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                       $  9,454           $ (8,587)
--------------------------------------------------------------------------------------------------------------------
ON FEBRUARY 15, 2019 AFTER $50,000 WITHDRAWAL
(4) Portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                        $  3,739           $ (3,961)
--------------------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)  $ 46,261           $ 53,961
--------------------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                    $ 76,428           $ 58,386
--------------------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                         $ 70,712           $ 63,012
--------------------------------------------------------------------------------------------------------------------
(8) Maturity value/(d)/                                                      $ 82,732           $ 73,723
--------------------------------------------------------------------------------------------------------------------

You should note that in this example, if a withdrawal is made when rates have increased from 4.00% to 6.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 4.00% to 2.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)Number of days from the withdrawal date to the maturity date = D = 1,461

(b)Market adjusted amount is based on the following calculation:

Maturity value        =               $136,857               where j is either 2% or 6%
----------------------          -----------------------------
(1+j)/(D/365)/                   (1+j)/(1,461/365)/

(c)Fixed maturity amount is based on the following calculation:
Maturity value        =               $136,857
----------------------          -----------------------------
(1+h)/(D/365)/                  (1+0.04)/(1,461/365)/

(d)Maturity value is based on the following calculation:

   Fixed maturity amount x (1+h)/(D/365) /= ($70,712 or $63,012) x (1+0.04)/(1,461/365)/

                                     III-1

                 APPENDIX III: MARKET VALUE ADJUSTMENT EXAMPLE

Appendix IV: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contract is equal to the account value or, if greater, the enhanced death benefit, if elected.

The following illustrates the enhanced death benefit calculation for Accumulator(R), Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/ contracts. The enhanced death benefit calculation for Accumulator(R) Plus/SM/ contracts is illustrated on the next page. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an owner age 45 would be calculated as follows:

--------------------------------------------------------------------------------------------------------------------------
                                                                                                          GWBL ENHANCED
    END OF                        6 1/2% ROLL-UP TO AGE 85 6% ROLL-UP TO AGE 85 ANNUAL RATCHET TO AGE 85  DEATH BENEFIT
CONTRACT YEAR    ACCOUNT VALUE          BENEFIT BASE           BENEFIT BASE           BENEFIT BASE             BASE
--------------------------------------------------------------------------------------------------------------------------
      1             $105,000           $106,500/(4)/          $106,000/(6)/          $105,000/(1)/        $105,000/(7)/
--------------------------------------------------------------------------------------------------------------------------
      2             $115,500           $113,423/(3)/          $112,360/(5)/          $115,500/(1)/        $115,500/(7)/
--------------------------------------------------------------------------------------------------------------------------
      3             $129,360           $120,795/(3)/          $119,102/(5)/          $129,360/(1)/        $129,360/(7)/
--------------------------------------------------------------------------------------------------------------------------
      4             $103,488           $128,647/(3)/          $126,248/(5)/          $129,360/(2)/        $135,828/(8)/
--------------------------------------------------------------------------------------------------------------------------
      5             $113,837           $137,009/(4)/          $133,823/(6)/          $129,360/(2)/        $142,296/(8)/
--------------------------------------------------------------------------------------------------------------------------
      6             $127,497           $145,914/(4)/          $141,852/(6)/          $129,360/(2)/        $148,764/(8)/
--------------------------------------------------------------------------------------------------------------------------
      7             $127,497           $155,399/(4)/          $150,363/(6)/          $129,360/(2)/        $155,232/(8)/
--------------------------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

ANNUAL RATCHET TO AGE 85

(1)At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(2)At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.

GREATER OF 6 1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6 1/2% Roll-Up to age 85 or the Annual Ratchet to age 85.

(3)At the end of contract years 2 through 4, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(4)At the end of contract years 1 and 5 through 7, the enhanced death benefit will be based on the 6 1/2% Roll-Up to age 85.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

(5)At the end of contract years 2 through 4, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(6)At the end of contract years 1 and 5 through 7, the enhanced death benefit will be based on the 6% Roll-Up to age 85.

GWBL ENHANCED DEATH BENEFIT

This example assumes no withdrawals. The GWBL Enhanced death benefit is a guaranteed minimum death benefit that is only available if you elect the Guaranteed withdrawal benefit for life. If you plan to take withdrawals during any of the first seven contract years, this illustration is of limited usefulness to you.

(7)At the end of contract years 1 through 3, the GWBL Enhanced death benefit is equal to the current account value.

(8)At the end of contract years 4 through 7, the GWBL Enhanced death benefit is greater than the current account value.

                  APPENDIX IV: ENHANCED DEATH BENEFIT EXAMPLE

The following illustrates the enhanced death benefit calculation for Accumulator(R) Plus/SM/ contacts. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an owner age 45 would be calculated as follows:

-----------------------------------------------------------------------------------------------------------------------
                                                            6% ROLL-UP TO                              GWBL ENHANCED
    END OF                        6 1/2% ROLL-UP TO AGE 85  AGE 85 BENEFIT   ANNUAL RATCHET TO AGE 85  DEATH BENEFIT
CONTRACT YEAR    ACCOUNT VALUE         DEATH BENEFIT             BASE              BENEFIT BASE             BASE
-----------------------------------------------------------------------------------------------------------------------
      1             $109,200           $106,500/(3)/        $106,000/(5)/         $109,200/(1)/        $109,200/(7)/
-----------------------------------------------------------------------------------------------------------------------
      2             $120,120           $113,423/(3)/        $112,360/(5)/         $120,120/(1)/        $120,120/(7)/
-----------------------------------------------------------------------------------------------------------------------
      3             $134,534           $120,795/(3)/        $119,102/(5)/         $134,534/(1)/        $134,534/(7)/
-----------------------------------------------------------------------------------------------------------------------
      4             $107,628           $128,647/(3)/        $126,248/(5)/         $134,534/(2)/        $141,261/(8)/
-----------------------------------------------------------------------------------------------------------------------
      5             $118,390           $137,009/(4)/        $133,823/(5)/         $134,534/(2)/        $147,988/(8)/
-----------------------------------------------------------------------------------------------------------------------
      6             $132,597           $145,914/(4)/        $141,852/(6)/         $134,534/(2)/        $154,715/(8)/
-----------------------------------------------------------------------------------------------------------------------
      7             $132,597           $155,399/(4)/        $150,363/(6)/         $134,534/(2)/        $161,441/(8)/
-----------------------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

ANNUAL RATCHET TO AGE 85

(1)At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(2)At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.

GREATER OF 6 1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6 1/2% Roll-Up to age 85 or the Annual Ratchet to age 85.

(3)At the end of contract years 1 through 4, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(4)At the end of contract years 5 through 7, the enhanced death benefit will be based on the 6 1/2% Roll-Up to age 85.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

(5)At the end of contract years 1 through 5, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(6)At the end of contract years 6 and 7, the enhanced death benefit will be based on the 6% Roll-Up to age 85.

GWBL ENHANCED DEATH BENEFIT

This example assumes no withdrawals. The GWBL Enhanced death benefit is a guaranteed minimum death benefit that is only available if you elect the Guaranteed withdrawal benefit for life. If you plan to take withdrawals during any of the first seven contract years, this illustration is of limited usefulness to you.

(7)At the end of contract years 1 through 3, the GWBL Enhanced death benefit is equal to the current account value.

(8)At the end of contract years 4 through 7, the GWBL Enhanced death benefit is greater than the current account value.

                  APPENDIX IV: ENHANCED DEATH BENEFIT EXAMPLE

Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the ''Greater of 6 1/2% Roll-Up to age 85 or the Annual Ratchet to age 85'' enhanced death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for Accumulator(R), Accumulator(R) Plus/SM/, Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/ contracts, respectively. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution to variable investment options that roll-up at 6% only and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.25)% and 3.75% for Accumulator(R) contracts; (2.50)% and 3.50% for Accumulator(R) Plus/SM/ contracts; (2.60)% and 3.40% for Accumulator(R) Elite/SM/ contracts; and (2.65)% and 3.35% for Accumulator(R) Select/SM/ contracts at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the enhanced death benefit, the Earnings enhancement benefit, and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect the following contract charges: the ''Greater of 6 1/2% Roll-Up to age 85 or Annual Ratchet to age 85'' enhanced death benefit charge, the Earnings enhancement benefit charge, the Guaranteed minimum income benefit charge and any applicable administrative charge and withdrawal charge. The values shown under ''Lifetime annual guaranteed minimum income benefit'' reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An ''N/A'' in these columns indicates that the benefit is not exercisable in that year. A ''0'' under any of the death benefit and/or ''Lifetime annual guaranteed minimum income benefit'' columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised, and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.44%, (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.26% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in ''Fee table'' earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

                    APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6 1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   EARNINGS ENHANCEMENT BENEFIT
   GUARANTEED MINIMUM INCOME BENEFIT


--------------------------------------------------------------------------------------------------------------------------------

                                            GREATER OF 6 1/2% ROLL-UP
                                             TO AGE 85 OR                                 LIFETIME ANNUAL    LIFETIME ANNUAL
                                            ANNUAL RATCHET            TOTAL DEATH BENEFIT GUARANTEED MINIMUM GUARANTEED MINIMUM
    CONTRACT                                TO AGE 85 GUARANTEED      WITH THE EARNINGS   INCOME BENEFIT:    INCOME BENEFIT:
AGE   YEAR    ACCOUNT VALUE    CASH VALUE   MINIMUM DEATH BENEFIT     ENHANCEMENT BENEFIT GUARANTEED INCOME  HYPOTHETICAL INCOME
--------------------------------------------------------------------------------------------------------------------------------
               0%      6%      0%     6%      0%           6%           0%        6%        0%        6%       0%        6%
--------------------------------------------------------------------------------------------------------------------------------
60      0    100,000 100,000 93,000  93,000 100,000      100,000      100,000   100,000      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
61      1     95,704 101,683 88,704  94,683 106,500      106,500      109,100   109,100      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
62      2     91,408 103,312 84,408  96,312 113,423      113,423      118,792   118,792      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
63      3     87,106 104,878 81,106  98,878 120,795      120,795      129,113   129,113      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
64      4     82,790 106,372 76,790 100,372 128,647      128,647      140,105   140,105      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
65      5     78,452 107,783 73,452 102,783 137,009      137,009      151,812   151,812      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
66      6     74,084 109,098 71,084 106,098 145,914      145,914      164,280   164,280      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
67      7     69,677 110,307 68,677 109,307 155,399      155,399      177,558   177,558      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
68      8     65,223 111,395 65,223 111,395 165,500      165,500      191,699   191,699      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
69      9     60,712 112,348 60,712 112,348 176,257      176,257      206,760   206,760      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
70     10     56,135 113,149 56,135 113,149 187,714      187,714      222,799   222,799   10,287    10,287   10,287    10,287
--------------------------------------------------------------------------------------------------------------------------------
75     15     31,790 114,247 31,790 114,247 257,184      257,184      320,058   320,058   15,714    15,714   15,714    15,714
--------------------------------------------------------------------------------------------------------------------------------
80     20      3,966 108,361  3,966 108,361 352,365      352,365      453,310   453,310   24,172    24,172   24,172    24,172
--------------------------------------------------------------------------------------------------------------------------------
85     25          0  91,568      0  91,568       0      482,770            0   583,716        0    40,263        0    40,263
--------------------------------------------------------------------------------------------------------------------------------
90     30          0  87,497      0  87,497       0      482,770            0   583,716      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
95     35          0  82,688      0  82,688       0      482,770            0   583,716      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

                    APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) PLUS/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6 1/2% ROLL-UP TO AGE 85 AND ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   EARNINGS ENHANCEMENT BENEFIT
   GUARANTEED MINIMUM INCOME BENEFIT


--------------------------------------------------------------------------------------------------------------------------------

                                            GREATER OF 6 1/2% ROLL-UP
                                             TO AGE 85 OR                                 LIFETIME ANNUAL    LIFETIME ANNUAL
                                            ANNUAL RATCHET            TOTAL DEATH BENEFIT GUARANTEED MINIMUM GUARANTEED MINIMUM
    CONTRACT                                TO AGE 85 GUARANTEED      WITH THE EARNINGS   INCOME BENEFIT:    INCOME BENEFIT:
AGE   YEAR    ACCOUNT VALUE    CASH VALUE   MINIMUM DEATH BENEFIT     ENHANCEMENT BENEFIT GUARANTEED INCOME  HYPOTHETICAL INCOME
--------------------------------------------------------------------------------------------------------------------------------
               0%      6%      0%     6%      0%           6%           0%        6%        0%        6%       0%        6%
--------------------------------------------------------------------------------------------------------------------------------
60      0    104,000 104,000 96,000  96,000 100,000      100,000      100,000   100,000      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
61      1     99,341 105,559 91,341  97,559 106,500      106,500      109,100   109,100      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
62      2     94,704 107,057 86,704  99,057 113,423      113,423      118,792   118,792      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
63      3     90,080 108,483 83,080 101,483 120,795      120,795      129,113   129,113      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
64      4     85,463 109,829 78,463 102,829 128,647      128,647      140,105   140,105      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
65      5     80,842 111,083 74,842 105,083 137,009      137,009      151,812   151,812      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
66      6     76,211 112,234 71,211 107,234 145,914      145,914      164,280   164,280      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
67      7     71,559 113,269 67,559 109,269 155,399      155,399      177,558   177,558      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
68      8     66,878 114,175 63,878 111,175 165,500      165,500      191,699   191,699      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
69      9     62,158 114,937 62,158 114,937 176,257      176,257      206,760   206,760      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
70     10     57,388 115,540 57,388 115,540 187,714      187,714      222,799   222,799   10,287    10,287   10,287    10,287
--------------------------------------------------------------------------------------------------------------------------------
75     15     32,330 115,525 32,330 115,525 257,184      257,184      320,058   320,058   15,714    15,714   15,714    15,714
--------------------------------------------------------------------------------------------------------------------------------
80     20      4,190 108,359  4,190 108,359 352,365      352,365      453,310   453,310   24,172    24,172   24,172    24,172
--------------------------------------------------------------------------------------------------------------------------------
85     25          0  90,201      0  90,201       0      482,770            0   583,716        0    40,263        0    40,263
--------------------------------------------------------------------------------------------------------------------------------
90     30          0  84,707      0  84,707       0      482,770            0   583,716      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
95     35          0  78,296      0  78,296       0      482,770            0   583,716      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

                    APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) ELITE/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6 1/2% ROLL-UP OR ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   EARNINGS ENHANCEMENT BENEFIT
   GUARANTEED MINIMUM INCOME BENEFIT


--------------------------------------------------------------------------------------------------------------------------------

                                            GREATER OF 6 1/2% ROLL-UP
                                             TO AGE 85 OR                                 LIFETIME ANNUAL    LIFETIME ANNUAL
                                            ANNUAL RATCHET            TOTAL DEATH BENEFIT GUARANTEED MINIMUM GUARANTEED MINIMUM
    CONTRACT                                TO AGE 85 GUARANTEED      WITH THE EARNINGS   INCOME BENEFIT:    INCOME BENEFIT:
AGE   YEAR    ACCOUNT VALUE    CASH VALUE   MINIMUM DEATH BENEFIT     ENHANCEMENT BENEFIT GUARANTEED INCOME  HYPOTHETICAL INCOME
--------------------------------------------------------------------------------------------------------------------------------
               0%      6%      0%     6%      0%           6%           0%        6%        0%        6%       0%        6%
--------------------------------------------------------------------------------------------------------------------------------
60      0    100,000 100,000 92,000  92,000 100,000      100,000      100,000   100,000      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
61      1     95,355 101,334 87,355  93,334 106,500      106,500      109,100   109,100      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
62      2     90,736 102,598 83,736  95,598 113,423      113,423      118,792   118,792      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
63      3     86,135 103,782 80,135  97,782 120,795      120,795      129,113   129,113      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
64      4     81,543 104,877 76,543  99,877 128,647      128,647      140,105   140,105      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
65      5     76,953 105,871 76,953 105,871 137,009      137,009      151,812   151,812      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
66      6     72,355 106,753 72,355 106,753 145,914      145,914      164,280   164,280      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
67      7     67,741 107,510 67,741 107,510 155,399      155,399      177,558   177,558      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
68      8     63,101 108,128 63,101 108,128 165,500      165,500      191,699   191,699      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
69      9     58,425 108,593 58,425 108,593 176,257      176,257      206,760   206,760      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
70     10     53,703 108,889 53,703 108,889 187,714      187,714      222,799   222,799   10,287    10,287   10,287    10,287
--------------------------------------------------------------------------------------------------------------------------------
75     15     28,907 107,186 28,907 107,186 257,184      257,184      320,058   320,058   15,714    15,714   15,714    15,714
--------------------------------------------------------------------------------------------------------------------------------
80     20      1,142  98,072  1,142  98,072 352,365      352,365      453,310   453,310   24,172    24,172   24,172    24,172
--------------------------------------------------------------------------------------------------------------------------------
85     25          0  77,712      0  77,712       0      482,770            0   583,716        0    40,263        0    40,263
--------------------------------------------------------------------------------------------------------------------------------
90     30          0  69,736      0  69,736       0      482,770            0   583,716      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------
95     35          0  60,473      0  60,473       0      482,770            0   583,716      N/A       N/A      N/A       N/A
--------------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

                    APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) SELECT/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6 1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   EARNINGS ENHANCEMENT BENEFIT
   GUARANTEED MINIMUM INCOME BENEFIT


---------------------------------------------------------------------------------------------------------------------------------

                                             GREATER OF 6 1/2% ROLL-UP
                                              TO AGE 85 OR                                 LIFETIME ANNUAL    LIFETIME ANNUAL
                                             ANNUAL RATCHET            TOTAL DEATH BENEFIT GUARANTEED MINIMUM GUARANTEED MINIMUM
    CONTRACT                                 TO AGE 85 GUARANTEED      WITH THE EARNINGS   INCOME BENEFIT:    INCOME BENEFIT:
AGE   YEAR    ACCOUNT VALUE    CASH VALUE    MINIMUM DEATH BENEFIT     ENHANCEMENT BENEFIT GUARANTEED INCOME  HYPOTHETICAL INCOME
---------------------------------------------------------------------------------------------------------------------------------
               0%      6%      0%      6%      0%           6%           0%        6%        0%        6%       0%        6%
---------------------------------------------------------------------------------------------------------------------------------
60      0    100,000 100,000 100,000 100,000 100,000      100,000      100,000   100,000      N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
61      1     95,305 101,284  95,305 101,284 106,500      106,500      109,100   109,100      N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
62      2     90,640 102,496  90,640 102,496 113,423      113,423      118,792   118,792      N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
63      3     85,997 103,626  85,997 103,626 120,795      120,795      129,113   129,113      N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
64      4     81,366 104,665  81,366 104,665 128,647      128,647      140,105   140,105      N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
65      5     76,741 105,600  76,741 105,600 137,009      137,009      151,812   151,812      N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
66      6     72,111 106,421  72,111 106,421 145,914      145,914      164,280   164,280      N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
67      7     67,468 107,115  67,468 107,115 155,399      155,399      177,558   177,558      N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
68      8     62,802 107,668  62,802 107,668 165,500      165,500      191,699   191,699      N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
69      9     58,104 108,065  58,104 108,065 176,257      176,257      206,760   206,760      N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
70     10     53,363 108,291  53,363 108,291 187,714      187,714      222,799   222,799   10,287    10,287   10,287    10,287
---------------------------------------------------------------------------------------------------------------------------------
75     15     28,511 106,206  28,511 106,206 257,184      257,184      320,058   320,058   15,714    15,714   15,714    15,714
---------------------------------------------------------------------------------------------------------------------------------
80     20        761  96,661     761  96,661 352,365      352,365      453,310   453,310   24,172    24,172   24,172    24,172
---------------------------------------------------------------------------------------------------------------------------------
85     25          0  75,836       0  75,836       0      482,770            0   583,716        0    40,263        0    40,263
---------------------------------------------------------------------------------------------------------------------------------
90     30          0  67,364       0  67,364       0      482,770            0   583,716      N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
95     35          0  57,549       0  57,549       0      482,770            0   583,716      N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

                    APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

Appendix VI: Earnings enhancement benefit example

--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes the Earnings enhancement benefit for an owner age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. The calculation is as follows:

-----------------------------------------------------------------------------------------
                                        NO WITHDRAWAL $3,000 WITHDRAWAL $6,000 WITHDRAWAL
-----------------------------------------------------------------------------------------
A   INITIAL CONTRIBUTION                   100,000         100,000           100,000
-----------------------------------------------------------------------------------------
B   DEATH BENEFIT: prior to                104,000         104,000           104,000
    withdrawal./(1)/
-----------------------------------------------------------------------------------------
C   EARNINGS ENHANCEMENT BENEFIT            4,000           4,000             4,000
    EARNINGS: death benefit less net
    contributions (prior to the
    withdrawal in D).
    B MINUS A.
-----------------------------------------------------------------------------------------
D   WITHDRAWAL                                0             3,000             6,000
-----------------------------------------------------------------------------------------
E   EXCESS OF THE WITHDRAWAL OVER THE         0               0               2,000
    EARNINGS ENHANCEMENT BENEFIT
    EARNINGS
    GREATER OF D MINUS C OR ZERO
-----------------------------------------------------------------------------------------
F   NET CONTRIBUTIONS (adjusted for        100,000         100,000           98,000
    the withdrawal in D)
    A MINUS E
-----------------------------------------------------------------------------------------
G   DEATH BENEFIT (adjusted for the        104,000         101,000           98,000
    withdrawal in D)
    B MINUS D
-----------------------------------------------------------------------------------------
H   DEATH BENEFIT LESS NET                  4,000           1,000               0
    CONTRIBUTIONS
    G MINUS F
-----------------------------------------------------------------------------------------
I   EARNINGS ENHANCEMENT BENEFIT FACTOR      40%             40%               40%
-----------------------------------------------------------------------------------------
J   EARNINGS ENHANCEMENT BENEFIT            1,600            400                0
    H TIMES I
-----------------------------------------------------------------------------------------
K   DEATH BENEFIT: including the           105,600         101,400           98,000
    Earnings enhancement benefit
    G PLUS J
-----------------------------------------------------------------------------------------

(1)The death benefit is the greater of the account value or any applicable death benefit.

               APPENDIX VI: EARNINGS ENHANCEMENT BENEFIT EXAMPLE

Appendix VII: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------

Certain information is provided for historical purpose only. The contracts are no longer available to new purchasers. In addition, except as described below, we no longer accept contributions to the contracts, including contributions made through our automatic investment program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract or on your guaranteed benefits.

We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Florida. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.

The following information is a summary of the states where the Accumulator(R) Series contracts or certain features and/or benefits are either not available in the contracts or vary from the respective contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and cannot be added. Please contact your financial professional for more information about availability in your state. See also Appendix VIII later in this Prospectus for information about the availability of certain features under your contract.

STATES WHERE CERTAIN ACCUMULATOR(R) SERIES CONTRACTS' FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:

-------------------------------------------------------------------------------
 STATE      FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
-------------------------------------------------------------------------------
CALIFORNIA  See ''Contract features and       If you reside in the state of
            benefits''--''Your right to       California and you are age 60
            cancel within a certain number    and older at the time the
            of days''                         contract is issued, you may
                                              return your variable annuity
                                              contract within 30 days from the
                                              date that you receive it and
                                              receive a refund as described
                                              below.
                                              If you allocate your entire
                                              initial contribution to the
                                              EQ/Money Market option (and/or
                                              guaranteed interest option, if
                                              available), the amount of your
                                              refund will be equal to your
                                              contribution, unless you make a
                                              transfer, in which case the
                                              amount of your refund will be
                                              equal to your account value on
                                              the date we receive your request
                                              to cancel at our processing
                                              office. This amount could be
                                              less than your initial
                                              contribution. If the Principal
                                              guarantee benefit or Guaranteed
                                              withdrawal benefit for life is
                                              elected, the investment
                                              allocation during the 30 day
                                              free look period is limited to
                                              the guaranteed interest option.
                                              If you allocate any portion of
                                              your initial contribution to the
                                              variable investment options
                                              (other than the EQ/Money Market
                                              option) and/or fixed maturity
                                              options, your refund will be
                                              equal to your account value on
                                              the date we receive your request
                                              to cancel at our processing
                                              office.
-------------------------------------------------------------------------------
FLORIDA     See ''Contract features and       The following information
            benefits'' in ''Credits'' (For    replaces the second bullet of
            Accumulator(R) Plus/SM            the final set of bullets in this
            /contracts only)                  section:
                                              .   You may annuitize your
                                                  contract after thirteen
                                                  months, however, if you
                                                  elect to receive annuity
                                                  payments within five years
                                                  of the contract date, we
                                                  will recover the credit that
                                                  applies to any contribution
                                                  made in that five years. If
                                                  you start receiving annuity
                                                  payments after five years
                                                  from the contract date and
                                                  within three years of making
                                                  any contribution, we will
                                                  recover the credit that
                                                  applies to any contribution
                                                  made within the prior three
                                                  years.
-------------------------------------------------------------------------------

                                     VII-1

APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

----------------------------------------------------------------------------------------------
 STATE                     FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
----------------------------------------------------------------------------------------------
FLORIDA                    See ''Your right to cancel        If you reside in the state of
(CONTINUED)                within a certain number of        Florida and you are age 65 or
                           days'' in ''Contract features     older at the time the contract
                           and benefits''                    is issued, you may cancel your
                                                             variable annuity contract and
                                                             return it to us within 21 days
                                                             from the date that you receive
                                                             it. You will receive an
                                                             unconditional refund equal to
                                                             the cash surrender value
                                                             provided in the annuity
                                                             contract, plus any fees or
                                                             charges deducted from the
                                                             contributions or imposed under
                                                             the contract.

                                                             If you reside in the state of
                                                             Florida and you are age 64 or
                                                             younger at the time the contract
                                                             is issued, you may cancel your
                                                             variable annuity contract and
                                                             return it to us within 14 days
                                                             from the date that you receive
                                                             it. You will receive an
                                                             unconditional refund equal to
                                                             your contributions, including
                                                             any contract fees or charges.

                           See ''Withdrawal charge'' in      If you are age 65 and older at
                           ''Charges and expenses''          the time your contract is
                                                             issued, the applicable
                                                             withdrawal charge will not
                                                             exceed 10% of the amount
                                                             withdrawn. In addition, no
                                                             charge will apply after the end
                                                             of the 10th contract year or 10
                                                             years after a contribution is
                                                             made, whichever is later.
----------------------------------------------------------------------------------------------
ILLINOIS                   See ''Credits'' in ''Contract     The following information
                           features and benefits'' (For      replaces the second bullet of
                           Accumulator(R) Plus/SM            the final set of bullets in this
                           /contracts only)                  section:
                                                             .   You may annuitize your
                                                                 contract after twelve
                                                                 months, however, if you
                                                                 elect to receive annuity
                                                                 payments within five years
                                                                 of the contract date, we
                                                                 will recover the credit that
                                                                 applies to any contribution
                                                                 made in the first five
                                                                 years. If you start
                                                                 receiving annuity payments
                                                                 after five years from the
                                                                 contract date and within
                                                                 three years of making any
                                                                 contribution, we will
                                                                 recover the credit that
                                                                 applies to any contribution
                                                                 made within the prior three
                                                                 years.

                           See ''Loans under Rollover TSA    Your loan interest rate will not
                           contracts'' in ''Accessing your   exceed 8% (or any lower maximum
                           money''                           rate that may become required by
                                                             Illinois or federal law).

                           See ''Selecting an annuity        The following sentence replaces
                           payout option'' under ''Your      the first sentence of the second
                           annuity payout options'' in       paragraph in this section:
                           ''Accessing your money''

                                                             You can choose the date annuity
                                                             payments begin but it may not be
                                                             earlier than twelve months from
                                                             the Accumulator(R) Series
                                                             contract date.
----------------------------------------------------------------------------------------------
MASSACHUSETTS              Annual administrative charge      The annual administrative charge
                                                             will not be deducted from
                                                             amounts allocated to the
                                                             Guaranteed interest option.

                           See ''Disability, terminal        This section is deleted in its
                           illness or confinement to         entirety.
                           nursing home'' under
                           ''Withdrawal charge'' in
                           ''Charges and expenses'' (For
                           Accumulator(R), Accumulator(R)
                           Plus/SM /and Accumulator(R)
                           Elite/SM /contracts only)
----------------------------------------------------------------------------------------------
MISSISSIPPI                Automatic Investment Program      Not Available
(Applicable under
Accumulator(R),
Accumulator(R) Plus/SM
/and Accumulator(R)
Elite/SM/ contracts only)

                           QP (defined contribution and      Not Available
                           defined benefit) contracts

                           See ''How you can contribute to   Additional contributions can
                           your contract'' in ''Contract     only be made within the first
                           features and benefits'' and       year after the contract issue
                           "Appendix X"                      date. The 150% limit does not
                                                             apply.
----------------------------------------------------------------------------------------------

                                     VII-2

APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

-------------------------------------------------------------------------------
 STATE      FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
-------------------------------------------------------------------------------
The following information applies to Accumulator(R), Accumulator(R) Plus/SM/
and Accumulator(R) Elite/SM/ contracts sold in New Jersey from May 29, 2007 to
September 10, 2007 and Accumulator(R) Select/SM/ contracts sold in New Jersey from August 6, 2007 to September 10, 2007:
NEW JERSEY  ''Greater of 6 1/2% Roll-Up to    All references to this feature
            age 85 or Annual Ratchet to age   are deleted in their entirety.
            85 enhanced death benefit''       You have the choice of the
                                              following guaranteed minimum
                                              death benefits: the Greater of
                                              6% Roll-Up to age 85 or Annual
                                              Ratchet to age 85; the Greater
                                              of 3% Roll-Up to age 85 or
                                              Annual Ratchet to age 85; the
                                              Annual Ratchet to age 85; the
                                              Standard death benefit; the GWBL
                                              Standard death benefit; or the
                                              GWBL Enhanced death benefit.

            See ''Guaranteed minimum death    The charge for the Greater of 6%
            benefit charge'' in ''Fee table'' Roll-Up to age 85 or Annual
                                              Ratchet to age 85 is 0.60%
                                              The charge for the Greater of 3%
                                              Roll-Up to age 85 or Annual
                                              Ratchet to age 85 is 0.60%

            See ''Guaranteed minimum death    Footnote (5) (and all related
            benefit charge'' and              text) is deleted in its
            ''Guaranteed minimum income       entirety. We do not reserve the
            benefit charge'' in ''Fee table'' right to increase your charge if you reset your Greater of 6% to
                                              age 85 or Annual Ratchet to age
                                              85 enhanced death benefit and
                                              Guaranteed minimum income
                                              benefit Roll-Up benefit base.
            See ''Guaranteed minimum income   All references to resetting your
            benefit and the Roll-Up benefit   Roll-Up benefit base on each
            base reset'' in ''Contract        contract date anniversary are
            features and benefits''           deleted in their entirety here
                                              and throughout the Prospectus.
                                              Instead, if you elect the
                                              Guaranteed minimum income
                                              benefit alone or together with
                                              the Greater of 6% Roll-Up to age
                                              85 or Annual Ratchet to age 85
                                              enhanced death benefit, you will
                                              be eligible to reset the Roll-Up
                                              benefit base for these
                                              guaranteed benefits to equal the
                                              account value as of the 5th or
                                              later contract date anniversary.
                                              Each time you reset the Roll-Up
                                              benefit base, your Roll-Up
                                              benefit base will not be
                                              eligible for another reset for
                                              five years.

                                              The Guaranteed minimum income
                                              benefit that includes the 6 1/2%
                                              Roll-Up benefit base is not
                                              available in combination with
                                              the Greater of 6% Roll-Up to age
                                              85 or Annual Ratchet to age 85
                                              enhanced death benefit.

            See ''Guaranteed minimum income   The table showing the maximum
            benefit'' in ''Contract features  periods certain available under
            and benefits''                    the life with a period certain
                                              payout option is deleted in its
                                              entirety and replaced with the
                                              following:

                       -----------------------------------------------------------------
                                              LEVEL PAYMENTS
                       -----------------------------------------------------------------
                                                       PERIOD CERTAIN YEARS
                             OWNER'S         -------------------------------------------
                         AGE AT EXERCISE            IRAS                   NQ
                       -                     -------------------------------------------
                         75 and younger              10                    10
                               76                     9                    10
                               77                     8                    10
                               78                     7                    10
                               79                     7                    10
                               80                     7                    10
                               81                     7                     9
                               82                     7                     8
                               83                     7                     7
                               84                     6                     6
                               85                     5                     5
----------------------------------------------------------------------------------------

                                     VII-3

APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

---------------------------------------------------------------------------------
 STATE        FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
---------------------------------------------------------------------------------
NEW JERSEY    See ''Greater of 6% Roll-Up to    The second sentence of the first
(CONTINUED)   age 85 or Annual Ratchet to age   paragraph and the entire second
              85'' under ''Guaranteed minimum   paragraph are deleted in their
              death benefit charge'' in         entirety and replaced with the
              ''Charges and expenses''          following:
                                                The charge is equal to 0.60% of
                                                the Greater of the 6% Roll-Up to
                                                age 85 or the Annual Ratchet to
                                                age 85 benefit base.

              See ''Greater of 3% Roll-Up to    The second sentence is deleted
              age 85 or Annual Ratchet to age   in its entirety and replaced
              85'' under ''Guaranteed minimum   with the following:
              death benefit charge'' in
              ''Charges and expenses''

                                                The charge is equal to 0.60% of
                                                the Greater of the 3% Roll-up to
                                                age 85 or the Annual Ratchet to
                                                age 85 benefit base.

              See ''Guaranteed minimum income   The third paragraph is deleted
              benefit charge'' in ''Charges     in its entirety.
              and expenses''
---------------------------------------------------------------------------------
PENNSYLVANIA  Contributions                     Your contract refers to
                                                contributions as premiums.

              Special dollar cost averaging     In Pennsylvania, we refer to
              program (for Accumulator(R) and   this program as ''enhanced rate
              Accumulator(R) Elite/SM           dollar cost averaging.''
              /contracts only)

              See ''Disability, terminal        Item (iii) under this section is
              illness, or confinement to        deleted in its entirety.
              nursing home'' under
              ''Withdrawal charge'' in
              ''Charges and expenses'' (For
              Accumulator(R), Accumulator(R)
              Plus/SM /and Accumulator(R)
              Elite/SM /contracts only)
              Required disclosure for           Any person who knowingly and
              Pennsylvania customers            with intent to defraud any
                                                insurance company or other
                                                person files an application for
                                                insurance or statement of claim
                                                containing any materially false
                                                information or conceals for the
                                                purpose of misleading,
                                                information concerning any fact
                                                material thereto commits a
                                                fraudulent insurance act, which
                                                is a crime and subjects such
                                                person to criminal and civil
                                                penalties.
---------------------------------------------------------------------------------
PUERTO RICO   Beneficiary continuation option   Not Available
              (IRA)

              IRA, Roth IRA, Inherited IRA,     Not Available
              Rollover TSA and QP (Defined
              Benefit) contracts

              See ''How you can contribute to   Specific requirements for
              your contract'' in ''Contract     purchasing QP contracts in
              features and benefits'' and       Puerto Rico are outlined below
              "Appendix X" (For                 in ''Purchase considerations for
              Accumulator(R), Accumulator(R)    QP (Defined Contribution)
              Plus/SM /and Accumulator(R)       contracts in Puerto Rico''.
              Elite/SM /contracts only)

              See ''Exercise rules'' under      Exercise restrictions for the
              ''How you can contribute to your  GMIB on a Puerto Rico QPDC
              contract'' in ''Contract          contract are described below,
              features and benefits'' (For      under ''Purchase considerations
              Accumulator(R), Accumulator(R)    for QP (Defined Contribution)
              Plus/SM /and Accumulator(R)       contracts in Puerto Rico'', and
              Elite/SM /contracts only)         in your contract.

              See ''Transfers of ownership,     Transfers of ownership of QP
              collateral assignments, loans     contracts are governed by Puerto
              and borrowing'' in ''More         Rico law. Please consult your
              information'' (For                tax, legal or plan advisor if
              Accumulator(R), Accumulator(R)    you intend to transfer ownership
              Plus/SM /and Accumulator(R)       of your contract.
              Elite/SM/ contracts only)
---------------------------------------------------------------------------------

                                     VII-4

APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

--------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------
PUERTO RICO  ''Purchase considerations for QP  PURCHASE CONSIDERATIONS FOR QP
(CONTINUED)  (Defined Contribution) contracts  (DEFINED CONTRIBUTION) CONTRACTS in Puerto Rico'' -- this section  IN PUERTO RICO:
             replaces ''Appendix II: Purchase  Trustees who are considering the
             considerations for QP             purchase of an Accumulator(R)
             contracts'' in this Prospectus.   Series QP contract in Puerto
             (For Accumulator(R),              Rico should discuss with their
             Accumulator(R) Plus/SM/ and       tax, legal and plan advisors
             Accumulator(R) Elite/SM/          whether this is an appropriate
             contracts only)                   investment vehicle for the
                                               employer's plan. Trustees should
                                               consider whether the plan
                                               provisions permit the investment
                                               of plan assets in the QP
                                               contract, the Guaranteed minimum
                                               income benefit and other
                                               guaranteed benefits, and the
                                               payment of death benefits in
                                               accordance with the requirements
                                               of Puerto Rico income tax rules.
                                               The QP contract and this
                                               Prospectus should be reviewed in
                                               full, and the following factors,
                                               among others, should be noted.

                                               LIMITS ON CONTRACT OWNERSHIP:
                                               .   The QP contract is offered
                                                   only as a funding vehicle to
                                                   qualified plan trusts of
                                                   single participant defined
                                                   contribution plans that are
                                                   tax-qualified under Puerto
                                                   Rico law, not United States
                                                   law. The contract is not
                                                   available to US qualified
                                                   plans or to defined benefit
                                                   plans qualifying under
                                                   Puerto Rico law.

                                               .   The QP contract owner is the
                                                   qualified plan trust. The
                                                   annuitant under the contract
                                                   is the self-employed Puerto
                                                   Rico resident, who is the
                                                   sole plan participant.

                                               .   This product should not be
                                                   purchased if the self-
                                                   employed individual
                                                   anticipates having
                                                   additional employees become
                                                   eligible for the plan. We
                                                   will not allow additional
                                                   contracts to be issued for
                                                   participants other than the
                                                   original business owner.
                                               .   If the business that
                                                   sponsors the plan adds
                                                   another employee, no further
                                                   contributions may be made to
                                                   the contract. If the
                                                   employer moves the funds to
                                                   another funding vehicle that
                                                   can accommodate more than
                                                   one employee, this move
                                                   could result in surrender
                                                   charges, if applicable, and
                                                   the loss of guaranteed
                                                   benefits in the contract.

                                               LIMITS ON CONTRIBUTIONS:
                                               .   All contributions must be
                                                   direct transfers from other
                                                   investments within an
                                                   existing qualified plan
                                                   trust.

                                               .   Employer payroll
                                                   contributions are not
                                                   accepted.

                                               .   Only one additional transfer
                                                   contribution may be made per
                                                   contract year.

                                               .   Checks written on accounts
                                                   held in the name of the
                                                   employer instead of the plan
                                                   or the trustee will not be
                                                   accepted.

                                               .   As mentioned above, if a new
                                                   employee becomes eligible
                                                   for the plan, the trustee
                                                   will not be permitted to
                                                   make any further
                                                   contributions to the
                                                   contract established for the
                                                   original business owner.
--------------------------------------------------------------------------------

                                     VII-5

APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

--------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------
PUERTO RICO                                    LIMITS ON PAYMENTS:
(CONTINUED)                                    .   Loans are not available
                                                   under the contract.

                                               .   All payments are made to the
                                                   plan trust as owner, even
                                                   though the plan
                                                   participant/annuitant is the
                                                   ultimate recipient of the
                                                   benefit payment.

                                               .   AXA Equitable does no tax
                                                   reporting or withholding of
                                                   any kind. The plan
                                                   administrator or trustee
                                                   will be solely responsible
                                                   for performing or providing
                                                   for all such services.

                                               .   AXA Equitable does not offer
                                                   contracts that qualify as
                                                   IRAs under Puerto Rico law.
                                                   The plan trust will exercise
                                                   the GMIB and must continue
                                                   to hold the supplementary
                                                   contract for the duration of
                                                   the GMIB payments.

                                               PLAN TERMINATION:
                                               .   If the plan participant
                                                   terminates the business, and
                                                   as a result wishes to
                                                   terminate the plan, the
                                                   trust would have to be kept
                                                   in existence to receive
                                                   payments. This could create
                                                   expenses for the plan.

                                               .   If the plan participant
                                                   terminates the plan and the
                                                   trust is dissolved, or if
                                                   the plan trustee (which may
                                                   or may not be the same as
                                                   the plan participant) is
                                                   unwilling to accept payment
                                                   to the plan trust for any
                                                   reason, AXA Equitable would
                                                   have to change the contract
                                                   from a Puerto Rico QP to NQ
                                                   in order to make payments to
                                                   the individual as the new
                                                   owner. Depending on when
                                                   this occurs, it could be a
                                                   taxable distribution from
                                                   the plan, with a potential
                                                   tax of the entire account
                                                   value of the contract.
                                                   Puerto Rico income tax
                                                   withholding and reporting by
                                                   the plan trustee could apply
                                                   to the distribution
                                                   transaction.
                                               .   If the plan trust is
                                                   receiving GMIB payments and
                                                   the trust is subsequently
                                                   terminated, transforming the
                                                   contract into an
                                                   individually owned NQ
                                                   contract, the trustee would
                                                   be responsible for the
                                                   applicable Puerto Rico
                                                   income tax withholding and
                                                   reporting on the present
                                                   value of the remaining
                                                   annuity payment stream.

                                               .   AXA Equitable is a U.S.
                                                   insurance company, therefore
                                                   distributions under the NQ
                                                   contract could be subject to
                                                   United States taxation and
                                                   withholding on a ''taxable
                                                   amount not determined''
                                                   basis.
--------------------------------------------------------------------------------

                                     VII-6

APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

--------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------
PUERTO RICO  Tax information -- special rules  Income from NQ contracts we
(CONTINUED)  for NQ contracts                  issue is U.S. source. A Puerto
                                               Rico resident is subject to U.S.
                                               taxation on such U.S. source
                                               income. Only Puerto Rico source
                                               income of Puerto Rico residents
                                               is excludable from U.S.
                                               taxation. Income from NQ
                                               contracts is also subject to
                                               Puerto Rico tax. The calculation
                                               of the taxable portion of
                                               amounts distributed from a
                                               contract may differ in the two
                                               jurisdictions. Therefore, you
                                               might have to file both U.S. and
                                               Puerto Rico tax returns, showing
                                               different amounts of income from
                                               the contract for each tax
                                               return. Puerto Rico generally
                                               provides a credit against Puerto
                                               Rico tax for U.S. tax paid.
                                               Depending on your personal
                                               situation and the timing of the
                                               different tax liabilities, you
                                               may not be able to take full
                                               advantage of this credit.
                                               We require owners or
                                               beneficiaries of annuity
                                               contracts in Puerto Rico which
                                               are not individuals to document
                                               their status to avoid 30% FATCA
                                               withholding from U.S.-source
                                               income.
--------------------------------------------------------------------------------
TEXAS        See ''Annual administrative       The annual administrative charge
             charge'' in ''Charges and         will not be deducted from
             expenses''                        amounts allocated to the
                                               Guaranteed interest option.
--------------------------------------------------------------------------------
WASHINGTON   Guaranteed interest option        Not Available

             Investment simplifier --          Not Available
             Fixed-dollar option and Interest
             sweep option

             Fixed maturity options            Not Available

             Earnings enhancement benefit      Not Available

             Special dollar cost averaging     .   Available only at issue
             program (for Accumulator(R) and
             Accumulator(R) Elite/SM
             /contracts only)

                                               .   Subsequent contributions
                                                   cannot be used to elect new
                                                   programs. You may make
                                                   subsequent contributions to
                                                   the initial programs while
                                                   they are still running.

             ''Greater of 6 1/2% Roll-Up to    All references to these features
             age 85 or Annual Ratchet to age   are deleted in their entirety.
             85 enhanced death benefit'';      You have the choice of the
             ''Greater of 6% Roll-Up to age    following guaranteed minimum
             85 or Annual Ratchet to age 85    death benefits: the Greater of
             enhanced death benefit''; and     4% Roll-Up to age 85 or Annual
             ''GWBL Enhanced death benefit''   Ratchet to age 85 enhanced death
                                               benefit; the Greater of 3%
                                               Roll-Up to age 85 or Annual
                                               Ratchet to age 85 enhanced death
                                               benefit; the Annual Ratchet to
                                               age 85; the Standard death
                                               benefit; or the GWBL Standard
                                               death benefit.

             See ''Guaranteed minimum death    The charge for the Greater of 4%
             benefit charge'' in ''Fee         Roll-Up to age 85 or Annual
             table'' and in ''Charges and      Ratchet to age 85 is 0.65% and
             expenses''                        cannot be increased.

             See ''How you can contribute to   .   For contracts with GWBL, the
             your contract'' in ''Contract         $1,500,000 contribution
             features and benefits''               limit applies for all issue
                                                   ages.
                                               .   The second sentence of the
                                                   third paragraph is deleted.
                                                   The paragraph now reads:
                                                   ''We limit aggregate
                                                   contributions made after the
                                                   first contract year to 150%
                                                   of first-year
                                                   contributions.''
--------------------------------------------------------------------------------

                                     VII-7

APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

--------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------
WASHINGTON   See ''Guaranteed minimum death    .   If you elect the 6 1/2% (or
(CONTINUED)  benefit and Guaranteed minimum        6%, as applicable)
             income benefit base'' in              Guaranteed minimum income
             ''Contract features and               benefit with the Greater of
             benefits''                            4% Roll-Up to age 85 or
                                                   Annual Ratchet to age 85
                                                   enhanced death benefit, the
                                                   variable investment options
                                                   (including amounts allocated
                                                   to the account for special
                                                   money market dollar cost
                                                   averaging under
                                                   Accumulator(R) Plus/SM /and
                                                   Accumulator(R) Select/SM
                                                   /contracts but excluding all
                                                   other amounts allocated to
                                                   the EQ/Money Market variable
                                                   investment option) and the
                                                   account for special dollar
                                                   cost averaging (under
                                                   Accumulator(R) and
                                                   Accumulator(R) Elite/SM
                                                   /contracts only) will roll
                                                   up at an annual rate of
                                                   6 1/2% (or 6%, as
                                                   applicable) for the
                                                   Guaranteed minimum income
                                                   benefit base and 4% for the
                                                   4% Roll-Up to age 85 benefit
                                                   base.

                                               .   If you elect the Greater of
                                                   4% Roll-Up to age 85 or
                                                   Annual Ratchet to age 85
                                                   enhanced death benefit,
                                                   without a Guaranteed minimum
                                                   income benefit, the variable
                                                   investment options
                                                   (including amounts allocated
                                                   to the account for special
                                                   money market dollar cost
                                                   averaging under
                                                   Accumulator(R) Plus/SM /and
                                                   Accumulator(R) Select/SM
                                                   /contracts but excluding all
                                                   other amounts allocated to
                                                   the EQ/Money Market variable
                                                   investment option) and the
                                                   account for special dollar
                                                   cost averaging (under
                                                   Accumulator(R) and
                                                   Accumulator(R) Elite/SM
                                                   /contracts only) will roll
                                                   up at an annual rate of 4%
                                                   for the 4% Roll-Up to age 85
                                                   benefit base.

             See ''Guaranteed minimum income   Your ''Greater of 4% Roll-Up to
             benefit and the Roll-Up benefit   age 85 or Annual Ratchet to age
             base reset'' in ''Contract        85 enhanced death benefit''
             features and benefits''           benefit base will reset only if
                                               your account value is greater
                                               than your Guaranteed minimum
                                               income benefit Roll-Up benefit
                                               base.

             See ''How withdrawals affect      The first sentence of the third
             your Guaranteed minimum income    paragraph is replaced with the
             benefit and Guaranteed minimum    following:
             death benefit'' in ''Accessing
             your money''
                                               .   With respect to the 6 1/2%
                                                   (or 6%, as applicable)
                                                   Guaranteed minimum income
                                                   benefit, withdrawals
                                                   (including any applicable
                                                   withdrawal charges) will
                                                   reduce the 6 1/2% (or 6%, as
                                                   applicable) Roll-Up to age
                                                   85 benefit base on a
                                                   dollar-for-dollar basis, as
                                                   long as the sum of the
                                                   withdrawals in a contract
                                                   year is 6 1/2% (or 6%, as
                                                   applicable) or less of the
                                                   6 1/2% (or 6%, as
                                                   applicable) Roll-Up benefit
                                                   base on the contract issue
                                                   date or the most recent
                                                   contract date anniversary,
                                                   if later.

                                               .   With respect to the
                                                   Guaranteed minimum income
                                                   benefit and the Greater of
                                                   4% Roll-Up to age 85 or
                                                   Annual Ratchet to age 85
                                                   enhanced death benefit, if
                                                   elected in combination,
                                                   withdrawals (including any
                                                   applicable withdrawal
                                                   charges) will reduce each of
                                                   the benefits' Roll-Up to age
                                                   85 benefit base on a dollar-
                                                   for-dollar basis, as long as
                                                   the sum of the withdrawals
                                                   in a contract year is 6 1/2%
                                                   (or 6%, as applicable) or
                                                   less of the Guaranteed
                                                   minimum income benefit's
                                                   Roll-Up benefit base on the
                                                   contract issue date or the
                                                   most recent contract date
                                                   anniversary, if later.
--------------------------------------------------------------------------------

                                     VII-8

APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

--------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------
WASHINGTON                                     .   With respect to the Greater
(CONTINUED)                                        of 4% Roll-Up to age 85 or
                                                   Annual Ratchet to age 85
                                                   enhanced death benefit, if
                                                   elected without the
                                                   Guaranteed minimum income
                                                   benefit, withdrawals
                                                   (including any applicable
                                                   withdrawal charges) will
                                                   reduce the 4% Roll-Up to age
                                                   85 benefit base on a
                                                   dollar-for-dollar basis, as
                                                   long as the sum of the
                                                   withdrawals in a contract
                                                   year is 6% or less of the 4%
                                                   Roll-Up to age 85 benefit
                                                   base on the contract issue
                                                   date or the most recent
                                                   contract date anniversary,
                                                   if later.

                                               .   With respect to the Greater
                                                   of 3% Roll-Up to age 85 or
                                                   Annual Ratchet to age 85
                                                   enhanced death benefit,
                                                   withdrawals (including any
                                                   applicable withdrawal
                                                   charges) will reduce the 3%
                                                   Roll-Up to age 85 benefit
                                                   base on a dollar-for-dollar
                                                   basis, as long as the sum of
                                                   the withdrawals in a
                                                   contract year is 3% or less
                                                   of the 3% Roll-Up to age 85
                                                   enhanced death benefit base
                                                   on the contract issue date
                                                   or the most recent contract
                                                   date anniversary, if later.

             See ''Guaranteed minimum death    You have a choice of the
             benefit'' in ''Contract features  standard death benefit, the
             and benefits''                    Annual Ratchet to age 85
                                               enhanced death benefit, the
                                               Greater of 3% Roll-Up to age 85
                                               or Annual Ratchet to age 85
                                               enhanced death benefit, or the
                                               Greater of 4% Roll-Up to age 85
                                               or Annual Ratchet to age 85
                                               enhanced death benefit.

             See ''GWBL Guaranteed minimum     Only the GWBL Standard death
             death benefit'' under             benefit is available.
             ''Guaranteed withdrawal benefit
             for life (''GWBL'')'' in
             ''Contract features and
             benefits''

             See ''Annual administrative       The second paragraph of this
             charge'' in ''Charges and         section is replaced with the
             expenses''                        following: The annual
                                               administrative charge will be
                                               deducted from the value in the
                                               variable investment options on a
                                               pro rata basis. If those amounts
                                               are insufficient, we will deduct
                                               all or a portion of the charge
                                               from the account for special
                                               dollar cost averaging (for
                                               Accumulator(R) and
                                               Accumulator(R) Elite/SM
                                               /contracts) or the account for
                                               special money market dollar cost
                                               averaging (for Accumulator(R)
                                               Plus/SM /and Accumulator(R)
                                               Select/SM /contracts). If the
                                               contract is surrendered or
                                               annuitized or a death benefit is
                                               paid on a date other than a
                                               contract date anniversary, we
                                               will deduct a pro rata portion
                                               of that charge for the year.

             See ''10% free withdrawal         The 10% free withdrawal amount
             amount'' under ''Withdrawal       applies to full surrenders.
             charge'' in ''Charges and
             expenses'' (For Accumulator(R),
             Accumulator(R) Plus/SM /and
             Accumulator(R) Elite/SM
             /contracts only)

             See ''Certain withdrawals''       If you elect the Greater of 4%
             under ''Withdrawal charge'' in    Roll-Up to age 85 or Annual
             ''Charges and expenses'' (For     Ratchet to age 85 enhanced death
             Accumulator(R), Accumulator(R)    benefit without a Guaranteed
             Plus/SM /and Accumulator(R)       minimum income benefit, the
             Elite/SM /contracts only)         withdrawal charge will be waived
                                               for any withdrawal that,
                                               together with any prior
                                               withdrawals made during the
                                               contract year, does not exceed
                                               6% of the beginning of contract
                                               year 4% Roll-Up to age 85
                                               benefit base, even if such
                                               withdrawals exceed the free
                                               withdrawal amount.
--------------------------------------------------------------------------------

                                     VII-9

APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

--------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------
WASHINGTON   See ''Withdrawal charge'' in      The owner (or older joint owner,
(CONTINUED)  ''Charges and expenses'' under    if applicable) has qualified to
             ''Disability, terminal illness,   receive Social Security
             or confinement to nursing home''  disability benefits as certified
             (For Accumulator(R),              by the Social Security
             Accumulator(R) Plus/SM /and       Administration or a statement
             Accumulator(R) Elite/SM           from an independent U.S.
             /contracts only)                  licensed physician stating that
                                               the owner (or older joint owner,
                                               if applicable) meets the
                                               definition of total disability
                                               for at least 6 continuous months
                                               prior to the notice of claim.
                                               Such disability must be
                                               re-certified every 12 months.
--------------------------------------------------------------------------------

                                    VII-10

APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

Appendix VIII: Contract variations

--------------------------------------------------------------------------------

The contracts described in this Prospectus are no longer being sold. You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. The contract may have been available in your state past the approximate end date indicated below. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the ''Approximate Time Period'' below, the noted variation may apply to you.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.

------------------------------------------------------------------------------

 APPROXIMATE
 TIME
 PERIOD       FEATURE/BENEFIT      VARIATION
------------------------------------------------------------------------------
May           Guaranteed           At no additional charge, during the first
2007-February withdrawal benefit   ten contract years, in each year you have
2008          for life - 5%        not taken a withdrawal, we will increase
(through      deferral bonus       your GWBL benefit base by an amount equal
March                              to 5% of your total contributions. If the
2008 in                            Annual Ratchet (as discussed immediately
Nevada)                            above) occurs on any contract date
                                   anniversary, for the next and subsequent contract years, the bonus will be 5% of the most recent ratcheted GWBL benefit base plus any subsequent contributions. If the GWBL benefit base is reduced due to an Excess withdrawal, the 5% deferral bonus will be calculated using the reset GWBL benefit base plus any applicable contributions. The deferral bonus generally excludes contributions made in the prior 12 months. In the first contract year, the deferral bonus is determined using all contributions received in the first 90 days of the contract year. On any contract date anniversary on which you are eligible for a bonus, we will calculate the applicable bonus amount. If, when added to the current GWBL benefit base, the amount is greater than your account value, that amount will become your new
                                   GWBL benefit base. If that amount is less than or equal to your account value, your GWBL benefit base will be ratcheted to equal your account value, and the 5% deferral bonus will not apply. If you opt out of the Annual Ratchet (as discussed immediately above), the 5% deferral bonus will still apply.

              200% Initial GWBL    Not available
              benefit base
              guarantee

              Guaranteed annual    The Applicable percentages for the
              withdrawal amount    Guaranteed annual withdrawal amount are as
                                   follows:

                                     Age         Applicable percentage
                                     ---         ---------------------
                                     45-64       4.0%
                                     65-74       5.0%
                                     75-84       6.0%
                                     85 and      7.0%
                                     older

           Guaranteed withdrawal     If you
           benefit for life benefit  elect the
           charge                    Single
                                     Life
                                     option,
                                     the charge
                                     is equal
                                     to 0.60%.
                                     If you
                                     elect the
                                     Joint Life
                                     option,
                                     the charge
                                     is equal
                                     to 0.75%.

                                     The
                                     maximum
                                     charge for
                                     the Single
                                     Life
                                     option is
                                     0.75%.

                                     The
                                     maximum
                                     charge for
                                     the Joint
                                     Life
                                     option is
                                     0.90%

                                    VIII-1

                      APPENDIX VIII: CONTRACT VARIATIONS

-----------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD  FEATURE/BENEFIT           VARIATION
-----------------------------------------------------------------------------
                          How withdrawals affect    Your GWBL Standard death
                          your GWBL and GWBL        benefit base and GWBL
                          Guaranteed minimum death  Enhanced death benefit
                          benefit                   base are reduced on a
                                                    dollar-for-dollar basis
                                                    by any withdrawal up to
                                                    the Guaranteed annual
                                                    withdrawal amount. Once
                                                    a withdrawal causes
                                                    cumulative withdrawals
                                                    in a contract year to
                                                    exceed your Guaranteed
                                                    annual withdrawal
                                                    amount, your GWBL
                                                    Standard death benefit
                                                    base and GWBL Enhanced
                                                    death benefit base are
                                                    reduced on a pro rata
                                                    basis. If the reduced
                                                    GWBL Enhanced death
                                                    benefit base is greater
                                                    than your account value
                                                    (after the Excess
                                                    withdrawal), we will
                                                    further reduce your GWBL
                                                    Enhanced death benefit
                                                    base to equal your
                                                    account value.

                          Maximum payment plan      The amount of the
                                                    withdrawal will increase
                                                    following any Annual
                                                    Ratchet or 5% deferral
                                                    bonus.

                          Customized payment plan   The amount of the
                                                    withdrawal will not be
                                                    increased following any
                                                    Annual Ratchet or 5%
                                                    deferral bonus. You must
                                                    elect to change the
                                                    scheduled payment amount.

                          Annuity maturity date     The minimum death
                                                    benefit will be reduced
                                                    dollar-for-dollar by
                                                    each payment.
-----------------------------------------------------------------------------

                                    VIII-2

                      APPENDIX VIII: CONTRACT VARIATIONS

Appendix IX: Tax-sheltered annuity contracts (TSAs)

WE NO LONGER ACCEPT CONTRIBUTIONS TO THE CONTRACTS. Please see "How you can contribute to your contract" under "Contract features and benefits" earlier in this Prospectus for more information.

--------------------------------------------------------------------------------

GENERAL; FINAL REGULATIONS UNDER SECTION 403(B)

This Appendix reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as ''403(b) annuity contracts'' or ''Tax Sheltered Annuity'' contracts (''TSAs''). The discussion in this Appendix generally assumes that a TSA has 403(b) contract status or qualifies as a 403(b) contract. In 2007, the IRS and the Treasury Department published final Treasury Regulations under
Section 403(b) of the Code (''2007 Regulations''). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years. Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.

EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

LIMITATIONS ON INDIVIDUAL-INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 (''Rev. Rul. 90-24''), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual, and with the characterization of funds in the contract remaining the same as under the prior contract. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 are permitted only with plan or employer approval as described below.

CONTRIBUTIONS TO THE ACCUMULATOR(R) SERIES TSA CONTRACTS

We no longer accept contributions to TSA contracts. Contributions to an Accumulator(R) Series TSA contract had been extremely limited. AXA Equitable had permitted contributions to be made to an Accumulator(R) Series TSA contract only where AXA Equitable is an ''approved vendor'' under an employer's 403(b) plan. That is, some or all of the participants in the employer's 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must have agreed to share information with respect to the Accumulator(R) Series TSA contract and other funding vehicles under the plan.

AXA Equitable did not accept employer-remitted contributions. AXA Equitable did not accept contributions of after-tax funds, including designated Roth contributions, to the Accumulator(R) Series TSA contracts. We had accepted contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction. Previously, contributions must have been made in the form of a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a direct rollover from another eligible retirement plan.

DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Series Rollover TSA contract as not eligible for withdrawal until:

..   the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

..   the owner dies; or

..   the plan under which the Accumulator(R) Series TSA contract is purchased is terminated.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding described under ''Tax withholding and information reporting'' in the ''Tax Information'' section of the Prospectus. In addition, TSA contract distributions may be subject to additional tax penalties.

              APPENDIX IX: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to an Accumulator(R) Series Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments Guaranteed annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under ''Guaranteed withdrawal benefit for life (''GWBL'')'' in the ''Contract features and benefits'' in this Prospectus. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

(1)the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

(2)$50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

..   In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Series Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

..   All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

..   the loan does not qualify under the conditions above;

..   the participant fails to repay the interest or principal when due; or

..   in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default has been reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.

              APPENDIX IX: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an ''eligible rollover distribution'' from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. An Accumulator(R) Series IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, or contract exchange under the same 403(b) plan, are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS

The required minimum distribution rules applicable to 403(b) annuity contracts are generally the same as those applicable to traditional IRAs described in the ''Tax Information'' section of the Prospectus with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

..   For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

..   403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70 1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Series Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Series Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.

SPOUSAL CONSENT RULES

Your employer told us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59 1/2 . This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   to pay for certain extraordinary medical expenses (special federal income tax definition); or

..   in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

..   in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age). We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59 1/2.

              APPENDIX IX: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

Appendix X: Rules regarding contributions to your contract

--------------------------------------------------------------------------------

Any discussion of contributions relates only to additional contributions as we no longer offer this contract to new purchasers. With limited exceptions, we no longer accept contributions to the contracts. We currently continue to accept contributions to: (i) QP contracts; and (ii) all con-tracts, except TSA contracts, issued in the state of Florida. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.
-------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE                                                       NQ
-------------------------------------------------------------------------------------------------------------------------
ISSUE AGES           .   0-85 (ACCUMULATOR(R), ACCUMULATOR(R) ELITE/SM/ & ACCUMULATOR(R) SELECT/SM/)
                     .   0-80 (ACCUMULATOR(R) PLUS/SM/)
-------------------------------------------------------------------------------------------------------------------------
MINIMUM ADDITIONAL   .   $500
CONTRIBUTION AMOUNT  .   $100 monthly and $300 quarterly under our automatic investment program (additional)
-------------------------------------------------------------------------------------------------------------------------
SOURCE OF            .   After-tax money.
CONTRIBUTIONS        .   Paid to us by check or transfer of contract value in a tax-deferred exchange under Section 1035 of the Internal Revenue Code.
-------------------------------------------------------------------------------------------------------------------------
LIMITATIONS ON       .   No additional contributions may be made after attainment of age 86, or if later, the first
CONTRIBUTIONS/(1)/       contract date anniversary. (Accumulator(R), Accumulator(R) Elite/SM/ & Accumulator(R)
                         Select/SM/)
                     .   No additional contributions may be made after attainment of age 81 or, if later, the first contract date anniversary. (Accumulator(R) Plus/SM/)

-------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE                                                  ROLLOVER IRA
-------------------------------------------------------------------------------------------------------------------------
ISSUE AGES           .   20-85 (ACCUMULATOR(R), ACCUMULATOR(R) ELITE/SM/ & ACCUMULATOR(R) SELECT/SM/)
                     .   20-80 (ACCUMULATOR(R) PLUS/SM/ )
-------------------------------------------------------------------------------------------------------------------------
MINIMUM ADDITIONAL   .   $50
CONTRIBUTION AMOUNT  .   $100 monthly and $300 quarterly under our automatic investment program (additional) (subject to tax maximums)
-------------------------------------------------------------------------------------------------------------------------
SOURCE OF            .   Eligible rollover distributions from 403(b) plans, qualified plans, and governmental employer
CONTRIBUTIONS            457(b) plans.
                     .   Rollovers from another traditional individual retirement arrangement.
                     .   Direct custodian-to-custodian transfers from another traditional individual retirement arrangement.
                     .   Regular IRA contributions.
                     .   Additional catch-up contributions.
-------------------------------------------------------------------------------------------------------------------------
LIMITATIONS ON       .   No additional contributions may be made after attainment of age 86, or, if later, the first
CONTRIBUTIONS/(1)/       contract date anniversary. (Accumulator(R), Accumulator(R) Elite/SM/ & Accumulator(R)
                         Select/SM/)
                     .   No additional contributions after attainment of age 81 or, if later, the first contract date anniversary. (Accumulator(R) Plus/SM/)
                     .   Contributions made after age 70 1/2 must be net of required minimum distributions.
                     .   Although we accept regular IRA contributions (limited to $6,000) under Rollover IRA contracts, we intend that the contract be used primarily for rollover and direct transfer contributions.
                     .   Additional catch-up contributions of up to $1,000 per calendar year where the owner is at least age 50 but under age 70 1/2 at any time during the calendar year for which the contribution is made.
-------------------------------------------------------------------------------------------------------------------------

(1)Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VII earlier in this Prospectus to see if additional contributions are permitted in your state. If you are participating in a Principal guarantee benefit, contributions will only be permitted for the first six months after the contract is issued and no further contributions will be permitted for the life of the contract. For the Guaranteed withdrawal benefit for life option, additional contributions are not permitted after the later of: (i) the end of the first contract year, and (ii) the date you make your first withdrawal. In addition to the limitations described here, we also reserve the right to refuse to accept any contribution under the contract at any time.

          APPENDIX X: RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT

------------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE                                                    ROTH CONVERSION IRA
------------------------------------------------------------------------------------------------------------------------------
ISSUE AGES                .   20-85 (ACCUMULATOR(R), ACCUMULATOR(R) ELITE/SM/ & ACCUMULATOR(R) SELECT/SM/)
                          .   20-80 (ACCUMULATOR(R) PLUS/SM/)
------------------------------------------------------------------------------------------------------------------------------
MINIMUM ADDITIONAL        .   $50
CONTRIBUTION AMOUNT       .   $100 monthly and $300 quarterly under our automatic investment program (additional) (subject to tax maximums)
------------------------------------------------------------------------------------------------------------------------------
SOURCE OF CONTRIBUTIONS   .   Rollovers from another Roth IRA.
                          .   Rollovers from a "designated Roth contribution account" under specified retirement plans.
                          .   Conversion rollovers from a traditional IRA or other eligible retirement plan.
                          .   Direct transfers from another Roth IRA.
                          .   Regular Roth IRA contributions.
                          .   Additional catch-up contributions.
------------------------------------------------------------------------------------------------------------------------------
LIMITATIONS ON            .   No additional contributions may be made after attainment of age 86, or, if later, the first
CONTRIBUTIONS/(1)/            contract date anniversary. (Accumulator(R), Accumulator(R) Elite/SM/ & Accumulator(R)
                              Select/SM/)
                          .   No additional contributions may be made after attainment of age 81 or, if later, the first contract date anniversary. (Accumulator(R) Plus/SM/)
                          .   Conversion rollovers after age 70 1/2 must be net of required minimum distributions for the traditional IRA or other eligible retirement plan that is the source of the conversion rollover.
                          .   Although we accept Roth IRA contributions (limited to $6,000) under Roth IRA contracts, we intend that the contract be used primarily for rollover and direct transfer contributions.
                          .   Additional catch-up contributions of up to $1,000 per calendar year where the owner is at least age 50 at any time during the calendar year for which the contribution is made.

------------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE                       INHERITED IRA BENEFICIARY CONTINUATION CONTRACT (TRADITIONAL IRA OR ROTH IRA)
------------------------------------------------------------------------------------------------------------------------------
ISSUE AGES                .   0-70 (ACCUMULATOR(R), ACCUMULATOR(R) ELITE/SM/ & ACCUMULATOR(R) SELECT/SM/)
------------------------------------------------------------------------------------------------------------------------------
MINIMUM ADDITIONAL        .   $1,000
CONTRIBUTION AMOUNT
------------------------------------------------------------------------------------------------------------------------------
SOURCE OF CONTRIBUTIONS   .   Direct custodian-to-custodian transfers of your interest as a death beneficiary of the deceased owner's traditional individual retirement arrangement or Roth IRA to an IRA of the same type.
                          .   Non-spousal beneficiary direct rollover contributions may be made to an Inherited IRA contract under specified cir- cumstances from these "Applicable Plans": qualified plans, 403(b) plans and governmental employer 457(b) plans.
------------------------------------------------------------------------------------------------------------------------------
LIMITATIONS ON            .   No additional contributions after the first contract year.
CONTRIBUTIONS/(1)/        .   Any additional contributions must be from the same type of IRA of the same deceased owner.
                          .   No additional contributions are permitted to Inherited IRA contracts issued as a non-spousal beneficiary direct rollover from an Applicable Plan.

--------------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE                                                             QP
--------------------------------------------------------------------------------------------------------------------------------
ISSUE AGES                 .   20-75 (ACCUMULATOR(R) & ACCUMULATOR(R) ELITE/SM/)
                           .   20-70 (ACCUMULATOR(R) PLUS/SM/)
--------------------------------------------------------------------------------------------------------------------------------
MINIMUM ADDITIONAL         .   $500
CONTRIBUTION AMOUNT
--------------------------------------------------------------------------------------------------------------------------------
SOURCE OF CONTRIBUTIONS    .   Only transfer contributions from other investments within an existing qualified plan trust.
                           .   The plan must be qualified under Section 401(a) of the Internal Revenue Code.
                           .   For 401(k) plans, transferred contributions may not include any after-tax contributions, including designated Roth contributions.
--------------------------------------------------------------------------------------------------------------------------------
LIMITATIONS ON             .   A separate QP contract must be established for each plan participant.
CONTRIBUTIONS/(1)/         .   We do not accept regular on-going payroll contributions or contributions directly from the employer.
                           .   Only one additional transfer contribution may be made during a contract year.
                           .   No additional transfer contributions after the annuitant's attainment of age 76 (age 71 under
                               Accumulator(R) Plus/SM/ contracts) or if later, the first contract date anniversary.
                           .   Contributions after age 70 1/2 must be net of any required minimum distributions.
See Appendix II earlier in this Prospectus for a discussion of purchase considerations of QP contracts.
--------------------------------------------------------------------------------------------------------------------------------

(1)Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VII earlier in this Prospectus to see if additional contributions are permitted in your state. If you are participating in a Principal guarantee benefit, contributions will only be permitted for the first six months after the contract is issued and no further contributions will be permitted for the life of the contract. For the Guaranteed withdrawal benefit for life option, additional contributions are not permitted after the later of: (i) the end of the first contract year, and (ii) the date you make your first withdrawal. In addition to the limitations described here, we also reserve the right to refuse to accept any contribution under the contract at any time.

          APPENDIX X: RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT

------------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE                                   FLEXIBLE PREMIUM IRA (ACCUMULATOR(R) CONTRACTS ONLY)
------------------------------------------------------------------------------------------------------------------------------
ISSUE AGES                .   20-70
------------------------------------------------------------------------------------------------------------------------------
MINIMUM ADDITIONAL        .   $50
CONTRIBUTION AMOUNT       .   $50 monthly or quarterly under our automatic investment program (additional) (subject to tax maximums)
------------------------------------------------------------------------------------------------------------------------------
SOURCE OF CONTRIBUTIONS   .   Regular traditional IRA contributions.
                          .   Additional catch-up contributions.
                          .   Eligible rollover distributions from 403(b) plans, qualified plans, and governmental employer
                              457(b) plans.
                          .   Rollovers from another traditional individual retirement arrangement.
                          .   Direct custodian-to-custodian transfers from another traditional individual retirement arrangement.
------------------------------------------------------------------------------------------------------------------------------
LIMITATIONS ON            .   No regular IRA contributions in the calendar year you turn age 70 1/2 and thereafter.
CONTRIBUTIONS/(1)/        .   Regular contributions may not exceed $6,000.
                          .   Additional catch-up contributions of up to $1,000 per calendar year where the owner is at least age 50 but under age 70 1/2 at any time during the calendar year for which the contribution is made.
                          .   Although we accept rollover and direct transfer contributions under the Flexible Premium IRA contract, we intend that the contract be used for ongoing regular contributions.
                          .   No additional contributions may be made after attainment of age 86.
                          .   Additional contributions after age 70 1/2 must be net of required minimum distributions.


------------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE                                                 FLEXIBLE PREMIUM ROTH IRA
------------------------------------------------------------------------------------------------------------------------------
ISSUE AGES                .   20-85 (ACCUMULATOR(R))
------------------------------------------------------------------------------------------------------------------------------
MINIMUM ADDITIONAL        .   $50
CONTRIBUTION AMOUNT       .   $50 monthly or quarterly under our automatic investment program (additional) (subject to tax maximums)
------------------------------------------------------------------------------------------------------------------------------
SOURCE OF CONTRIBUTIONS   .   Regular Roth IRA contributions.
                          .   Additional catch-up contributions.
                          .   Rollovers from another Roth IRA.
                          .   Rollovers from a ''designated Roth contribution account'' under specified retirement plans.
                          .   Conversion rollovers from a traditional IRA or other eligible retirement plan.
                          .   Direct transfers from another Roth IRA.
------------------------------------------------------------------------------------------------------------------------------
LIMITATIONS ON            .   No additional contributions may be made after attainment of age 86, or, if later, the first
CONTRIBUTIONS/(1)/            contract date anniversary.
                          .   Contributions are subject to income limits and other tax rules.
                          .   Regular Roth IRA contributions may not exceed $6,000.
                          .   Additional catch-up contributions of up to $1,000 per calendar year where the owner is at least age 50 at any time during the calendar year for which the contribution is made.
                          .   Although we accept rollover and direct transfer contributions under the Flexible Premium Roth
                              IRA contract, we intend that the contract be used for ongoing regular Roth IRA contributions.
------------------------------------------------------------------------------------------------------------------------------

(1)Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VII earlier in this Prospectus to see if additional contributions are permitted in your state. If you are participating in a Principal guarantee benefit, contributions will only be permitted for the first six months after the contract is issued and no further contributions will be permitted for the life of the contract. For the Guaranteed withdrawal benefit for life option, additional contributions are not permitted after the later of: (i) the end of the first contract year, and (ii) the date you make your first withdrawal. In addition to the limitations described here, we also reserve the right to refuse to accept any contribution under the contract at any time.

See "Tax information" earlier in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" earlier in this Prospectus. Please review your contract for information on contribution limitations.

          APPENDIX X: RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT

Appendix XI: Guaranteed benefit lump sum payment option hypothetical illustrations

--------------------------------------------------------------------------------

EXAMPLE 1*. GMIB

Assume the contract owner is a 75 year old male who elected the GMIB at contract issue. Further assume the GMIB benefit base is $100,000 and the account value fell to zero, either due to a withdrawal that was not an Excess withdrawal or due to a deduction of charges. If the no lapse guarantee remains in effect, the contract owner would receive one the following:

--------------------------------------------------------------------------------------------
 IF THE TYPE OF ANNUITY IS/1/:                     THEN THE ANNUAL PAYMENT AMOUNT WOULD BE:
--------------------------------------------------------------------------------------------
A single life annuity                              $7,764.13
--------------------------------------------------------------------------------------------
A single life annuity with a maximum               $6,406.96
10-year period certain
--------------------------------------------------------------------------------------------
A joint life annuity                               $5,675.19
--------------------------------------------------------------------------------------------
A joint life annuity with a maximum                $5,561.69
10-year period certain
--------------------------------------------------------------------------------------------

1 These are the only annuity payout options available under the GMIB. Not all annuity payout options are available in all contract series.

In the alternative, the contract owner may elect to receive the Guaranteed Benefit Lump Sum Payment. The Guaranteed Benefit Lump Sum Payment would be equal to the following:

----------------------------------------------------------------------------------------
 IF THE PERCENTAGE OF                              THEN THE GUARANTEED BENEFIT LUMP SUM
 COMPUTED CONTRACT RESERVE IS:                     PAYMENT AMOUNT WOULD BE:
----------------------------------------------------------------------------------------
50%                                                $35,397.46
----------------------------------------------------------------------------------------
60%                                                $42,476.95
----------------------------------------------------------------------------------------
70%                                                $49,556.45
----------------------------------------------------------------------------------------
80%                                                $56,635.94
----------------------------------------------------------------------------------------
90%                                                $63,715.43
----------------------------------------------------------------------------------------

EXAMPLE 2*. GWBL -- WITH NO GUARANTEED MINIMUM OR ENHANCED DEATH BENEFIT

Assume the contract owner is a 75 year old male who elected the GWBL at contract issue. Also assume the contract has no guaranteed minimum or enhanced death benefit. Further assume the GWBL benefit base is $100,000 and the account value fell to zero, either due to a withdrawal that was not an Excess withdrawal or due to a deduction of charges. The contract owner would receive one the following:

-------------------------------------------------------------------------------------------------------
                                                   THEN THE GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA)
 IF THE APPLICABLE PERCENTAGE IS:                  WOULD BE:
-------------------------------------------------------------------------------------------------------
4.0%                                               $4,000.00
-------------------------------------------------------------------------------------------------------
5.0%                                               $5,000.00
-------------------------------------------------------------------------------------------------------
6.0%                                               $6,000.00
-------------------------------------------------------------------------------------------------------

In the alternative, the contract owner may elect to receive the Guaranteed Benefit Lump Sum Payment. The Guaranteed Benefit Lump Sum Payment would be equal to the following:

--------------------------------------------------------------------------------------------------------
                       AND THE GAWA IS $4,000:     AND THE GAWA IS $5,000:     AND THE GAWA IS $6,000:
IF THE PERCENTAGE OF THEN THE GUARANTEED BENEFIT THEN THE GUARANTEED BENEFIT THEN THE GUARANTEED BENEFIT
 COMPUTED CONTRACT     LUMP SUM PAYMENT AMOUNT     LUMP SUM PAYMENT AMOUNT     LUMP SUM PAYMENT AMOUNT
    RESERVE IS:               WOULD BE:                   WOULD BE:                   WOULD BE:
--------------------------------------------------------------------------------------------------------
        50%                  $19,025.75                  $23,782.19                  $28,538.63
--------------------------------------------------------------------------------------------------------
        60%                  $22,830.90                  $28,538.63                  $34,246.36
--------------------------------------------------------------------------------------------------------
        70%                  $26,636.05                  $33,295.07                  $39,954.08
--------------------------------------------------------------------------------------------------------
        80%                  $30,441.20                  $38,051.51                  $45,661.81
--------------------------------------------------------------------------------------------------------
        90%                  $34,246.36                  $42,807.94                  $51,369.53
--------------------------------------------------------------------------------------------------------

                                     XI-1

     APPENDIX XI: GUARANTEED BENEFIT LUMP SUM PAYMENT OPTION HYPOTHETICAL
                                 ILLUSTRATIONS

EXAMPLE 3*. GWBL -- WITH A GUARANTEED MINIMUM OR ENHANCED DEATH BENEFIT

Assume the same facts in Example 2 above; except that the contract includes a $100,000 guaranteed minimum or enhanced death benefit at the time the account value fell to zero.

--------------------------------------------------------------------------------------------------------
                                                   THEN THE GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA)
 IF THE APPLICABLE PERCENTAGE IS:                  WOULD BE:
--------------------------------------------------------------------------------------------------------
4.0%                                               $4,000.00
--------------------------------------------------------------------------------------------------------
5.0%                                               $5,000.00
--------------------------------------------------------------------------------------------------------
6.0%                                               $6,000.00
--------------------------------------------------------------------------------------------------------

In the alternative, the contract owner may elect to receive the Guaranteed Benefit Lump Sum Payment. The Guaranteed Benefit Lump Sum Payment would be equal to the following:

--------------------------------------------------------------------------------------------------------
                       AND THE GAWA IS $4,000:     AND THE GAWA IS $5,000:     AND THE GAWA IS $6,000:
IF THE PERCENTAGE OF THEN THE GUARANTEED BENEFIT THEN THE GUARANTEED BENEFIT THEN THE GUARANTEED BENEFIT
 COMPUTED CONTRACT     LUMP SUM PAYMENT AMOUNT     LUMP SUM PAYMENT AMOUNT     LUMP SUM PAYMENT AMOUNT
    RESERVE IS:               WOULD BE:                   WOULD BE:                   WOULD BE:
--------------------------------------------------------------------------------------------------------
        50%                  $31,602.39                  $35,561.38                  $39,341.92
--------------------------------------------------------------------------------------------------------
        60%                  $37,922.87                  $42,673.65                  $47,210.30
--------------------------------------------------------------------------------------------------------
        70%                  $44,243.34                  $49,785.93                  $55,078.69
--------------------------------------------------------------------------------------------------------
        80%                  $50,563.82                  $56,898.20                  $62,947.07
--------------------------------------------------------------------------------------------------------
        90%                  $56,884.30                  $64,010.48                  $70,815.46
--------------------------------------------------------------------------------------------------------

* These examples are hypothetical and are the result of a significant number of actuarial calculations using multiple market scenarios and many years of future projections. Examples 2 and 3 do not reflect GAWA payments made on a joint life basis. GAWA Payments made on a joint life basis would be lower. In addition, Examples 2 and 3 do not reflect reductions for any annual payments under a Customized payment plan or Maximum payment plan made since the account value fell to zero. The results are for illustrative purposes and are not intended to represent your particular situation. Your guaranteed annual payments or Guaranteed Benefit Lump Sum Payment amount may be higher or lower than the amounts shown.


                                     XI-2

     APPENDIX XI: GUARANTEED BENEFIT LUMP SUM PAYMENT OPTION HYPOTHETICAL
                                 ILLUSTRATIONS

Appendix XII: New Guaranteed Withdrawal Benefit for Life

--------------------------------------------------------------------------------

The information in this appendix is only applicable to contract holders who received and accepted an offer (the Conversion option) to convert their Guaranteed minimum income benefit into a guaranteed withdrawal benefit for life (New GWBL).

When you elected the Conversion option, we converted your Guaranteed minimum income benefit (the GMIB) into the New GWBL in return for terminating your GMIB and Guaranteed minimum death benefit (the GMDB) and accepting a modified death benefit (the Modified DB). The New GWBL and Modified DB are described below.

NEW GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

The New GWBL guarantees that you can take withdrawals up to a maximum amount per year (your "GUARANTEED ANNUAL WITHDRAWAL AMOUNT") without reducing your New GWBL benefit base. The New GWBL is currently only available to those owners who were eligible for and elected the Guaranteed Minimum Income Benefit to Guaranteed Withdrawal Benefit for Life Conversion Option. You may take withdrawals by electing one of our automated payment plans or by taking partial withdrawals. All withdrawals reduce your account value and may reduce your Modified DB. The restrictions on your choice of variable investment options due to your previous election of the GMIB will continue to apply after you convert to the New GWBL.

PLEASE NOTE:

..   If you plan to take withdrawals in excess of your Guaranteed annual withdrawal amount, those withdrawals may significantly reduce or eliminate the value of the benefit (see "EFFECT OF NEW GWBL EXCESS WITHDRAWALS" below).

..   If you are using your contract to fund a charitable remainder trust, you will have to take certain distribution amounts. Those distributions may adversely impact the benefit.

For traditional IRA contracts, you may take your lifetime required minimum distributions ("RMDs") without losing the value of the New GWBL benefit, provided you comply with the conditions described under "LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS" in "Effect of New GWBL Excess withdrawals" below, including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.

NEW GWBL BENEFIT BASE

Your initial "New GWBL benefit base" is determined as of the Effective Date and will be equal to your GMIB benefit base as of that date.

If you decide to defer taking withdrawals, your New GWBL benefit base will roll up daily (the "GWBL ROLL-UP") at the same annual Roll-Up rate that applied to your GMIB benefit base prior to the Effective Date, until the earlier of the date of your first withdrawal or the contract date anniversary following the owner (or annuitant, depending on your contract) reaching age 85. Once you take your first withdrawal or beginning on the contract date anniversary following age 85, your New GWBL benefit base will no longer roll up.

Your New GWBL benefit base is not reduced by withdrawals, except those withdrawals that cause total withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount ("NEW GWBL EXCESS WITHDRAWAL"). See "EFFECT OF NEW GWBL EXCESS WITHDRAWALS" below.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT

Your initial Guaranteed annual withdrawal amount is equal to a percentage (the "NEW GWBL WITHDRAWAL PERCENTAGE") of your GMIB benefit base on the contract date anniversary prior to your acceptance of the conversion option.

Any withdrawals taken during the contract year in which you convert to the New GWBL but prior to the date your conversion option election becomes effective will count towards your initial Guaranteed annual withdrawal amount. This means that if the sum of those withdrawals exceeds your initial Guaranteed annual withdrawal amount, any withdrawals you take prior to your next contract date anniversary will be New GWBL Excess withdrawals.

In each subsequent contract year, your Guaranteed annual withdrawal amount is recalculated on your contract date anniversary, and is equal to the New GWBL withdrawal percentage of your New GWBL benefit base on that date.

The New GWBL withdrawal percentage that will apply to your contract will be two percentage points higher than the annual Roll-Up rate we currently apply to your GMIB benefit base. If your GMIB annual Roll-Up rate is 6.0%, your New GWBL withdrawal percentage will be 8.0%.

Beginning with the contract year following the year in which you elect the conversion option, the Guaranteed annual withdrawal amount is guaranteed never to decrease for each year in which your account value does not fall to zero and there are no New GWBL Excess withdrawals. We will also recalculate your Guaranteed annual withdrawal amount as of the date of any New GWBL Excess withdrawal, as described in "EFFECT OF NEW GWBL EXCESS WITHDRAWALS" below.

                                     XII-1

           APPENDIX XII: NEW GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

Your Guaranteed annual withdrawals are not cumulative from year to year. If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year. The minimum withdrawal amount is generally $300.

Withdrawals will be taken pro rata from your investment options. See "HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE" in the "Accessing your money" section for more information.

The withdrawal charge, if applicable under your contract, is waived upon conversion to the New GWBL for all withdrawals going forward.

GWBL ROLL-UP

By electing the New GWBL, you are eligible for the GWBL Roll-Up, whereby we will increase your benefit base by a percentage of your benefit base that is equal to the annual GMIB Roll-Up rate that applied to your GMIB. (Investment options that rolled up at 3.0% for purposes of calculating your GMIB benefit base will continue to do so for purposes of calculating your New GWBL benefit base.) The GWBL Roll-Up is calculated and added to your New GWBL benefit base each day until you make a withdrawal from your contract. Once you make a withdrawal, the GWBL Roll-Up will no longer apply. The GWBL Roll-Up will also no longer apply after the contract date anniversary following your 85th birthday, even if you have never taken a withdrawal.

EFFECT OF NEW GWBL EXCESS WITHDRAWALS

A New GWBL Excess withdrawal is caused when you withdraw more than your Guaranteed annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, the portion of that withdrawal that exceeds the Guaranteed annual withdrawal amount and the entire amount of each subsequent withdrawal in that contract year are considered New GWBL Excess withdrawals.

A New GWBL Excess withdrawal can cause a significant reduction in both your New GWBL benefit base and your Guaranteed annual withdrawal amount. If you make a New GWBL Excess withdrawal, we will recalculate your New GWBL benefit base and the Guaranteed annual withdrawal amount, as follows:

..   The New GWBL benefit base is reduced pro rata by the portion of withdrawal that exceeds the Guaranteed annual withdrawal amount as of the date of the New GWBL Excess withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce the benefit base by the same percentage (as shown in the example below).

..   On your next contract date anniversary, your Guaranteed annual withdrawal amount is recalculated to equal the New GWBL withdrawal percentage multiplied by the recalculated New GWBL benefit base.

Please note that withdrawals in excess of your Guaranteed annual withdrawal amount may significantly reduce or eliminate the value of the New GWBL. If your account value is less than your New GWBL benefit base (due, for example, to negative market performance), a New GWBL Excess withdrawal, even one that is only slightly more than your Guaranteed annual withdrawal amount, can significantly reduce your New GWBL benefit base and the Guaranteed annual withdrawal amount.

EXAMPLE: Assume your New GWBL benefit base is $100,000, your New GWBL withdrawal percentage is 8.0% and your account value is $80,000 when you decide to begin taking withdrawals at age 65. Your Guaranteed annual withdrawal amount is equal to $8,000 (8.0% of $100,000). If you take an initial withdrawal of $12,000:

..   $8,000 of this withdrawal represents your Guaranteed annual withdrawal amount.

..   $4,000 of this withdrawal is a New GWBL Excess withdrawal, which is equal to 5.0% of your account value of $80,000 immediately prior to the withdrawal. Your New GWBL benefit base is immediately reduced by $5,000 ($100,000 x 5.0%) to $95,000. In addition, your Guaranteed annual withdrawal amount beginning in the next contract year is reduced to $7,600 (8.0% x $95,000), instead of the original $8,000.

You should note that a New GWBL Excess withdrawal that reduces your account value to zero terminates the contract, including all benefits, without value. See "EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO" later in this section.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS. In general, if you participate in our Automatic RMD service, an automatic withdrawal under that program will not cause a New GWBL Excess withdrawal, even if it exceeds your Guaranteed annual withdrawal amount.

If you elect either the Maximum payment plan or the Customized payment plan AND our Automatic RMD service, we will make an extra payment, if necessary, on each December 1/st/ that will equal your lifetime required minimum distribution less all payments made through November 30/th/ and any scheduled December payment. The combined automatic plan payments and lifetime required minimum distribution payment will not be treated as New GWBL Excess withdrawals, if applicable. However, if you take any partial withdrawals in addition to your lifetime required minimum distribution and automatic payment plan payments, your applicable automatic payment plan will be terminated. Also, the partial withdrawal may cause an New GWBL Excess withdrawal. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary. Further, your New GWBL benefit base and Guaranteed annual withdrawal amount may be reduced as described above.

                                     XII-2

           APPENDIX XII: NEW GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

If you elect our Automatic RMD service and elect to take your Guaranteed annual withdrawal amount in partial withdrawals without electing one of our available automatic payment plans, we will make a payment, if necessary, on each December 1/st/ that will equal your required minimum distribution less all withdrawals made through November 30/th/. If prior to December 1/st/ you make a partial withdrawal that exceeds your Guaranteed annual withdrawal amount, but not your RMD amount, that partial withdrawal will be treated as a New GWBL Excess withdrawal, as well as any subsequent partial withdrawals made during the same contract year. However, if by December 1/st/ your withdrawals have not exceeded your RMD amount, the RMD payment we make to you will not be treated as a New GWBL Excess withdrawal.

EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO

If your account value falls to zero due to a New GWBL Excess withdrawal, we will terminate your contract and you will receive no further payments or benefits. IF A NEW GWBL EXCESS WITHDRAWAL RESULTS IN A WITHDRAWAL THAT EQUALS MORE THAN 90% OF YOUR CASH VALUE OR REDUCES YOUR CASH VALUE TO LESS THAN $500, WE WILL TREAT YOUR REQUEST AS A SURRENDER OF YOUR CONTRACT EVEN IF YOUR GWBL BENEFIT BASE IS GREATER THAN ZERO, AND YOU WILL RECEIVE NO FURTHER PAYMENTS OR BENEFITS.

If your account value falls to zero, either due to a withdrawal or surrender that is not a New GWBL Excess withdrawal, your contract will terminate and you will be issued and receive annual payments under a supplementary life annuity contract, beginning on your next contract date anniversary. The amount of these payments will be based on your (or the younger spouse's, if applicable) age on the date the account value fell to zero, your New GWBL benefit base and the applicable annuity purchase factor. The annuity purchase factors are specified in your New GWBL contract endorsement, and are lower than the New GWBL percentage used for calculating your Guaranteed annual withdrawal amount.

Your supplementary life annuity contract will be automatically established as a Single life benefit contract. You can convert to a Joint life benefit contract by contacting us and adding a joint owner to the supplementary life annuity contract in writing any time before the later of the first payment is made or 30 days after the account value reached zero.

When the supplementary life annuity contract is issued, the owner of record under this contract will be the owner under the supplementary life annuity contract. The owner will also become the annuitant under the supplementary life annuity contract. Any joint owner under this contract will become the joint annuitant under the supplementary life annuity contract. If this contract is owned by a non-natural owner, the annuitant and joint annuitant, if applicable, generally remain the same under the supplementary life annuity contract.

If you were taking withdrawals through a "Maximum payment plan" or "Customized payment plan", your payment frequency will remain unchanged using the new payment amount. Any remaining balance of your new annual payment amount for the current contract year will be paid in a lump sum, and then your new payments will continue at the same frequency on your next contract date anniversary. If you were taking unscheduled partial withdrawals, we will pay any remaining balance of your new annual payment amount for the current contract year in a lump sum, and then continue your new payments on your next contract date anniversary.

At our discretion, we may make the Lump Sum Payment Option available to you if your account value falls to zero for any reason other than a New GWBL Excess withdrawal. If we make this option available to you, we will notify you and the lump sum will be paid only if you elect that option. See "GUARANTEED BENEFIT LUMP SUM PAYMENT OPTION" in the "Contract features and benefits" section for more information.

ANNUITIZATION AND MATURITY DATE

If you decide to annuitize your contract prior to your account value going to zero, we will apply the higher of (i) the current annuity purchase factors or
(ii) the guaranteed annuity purchase factors specified in your contract to your account value to determine your periodic payments.

Your contract has a maturity date, which is the contract date anniversary following your 95th birthday (or 90th birthday if you purchased your contract in New York). If your account value is greater than zero on the maturity date, your contract will terminate and a supplementary life annuity contract will be issued and your annual lifetime payments will begin on your next contract date anniversary and will continue until your death or your surviving spouse's death, if applicable. The amount of these payments will be based your New GWBL benefit base on the maturity date and the applicable annuity purchase factor specified in your New GWBL contract endorsement (which is lower than the New GWBL percentage used for calculating your Guaranteed annual withdrawal amount) or the current annuity purchase factor, whichever is higher.

NEW GUARANTEED WITHDRAWAL BENEFIT FOR LIFE CHARGE

We deduct a charge for New GWBL benefit annually as a percentage of your New GWBL benefit base on each contract date anniversary. The charge is established on the Effective Date and is equal to the GMIB charge on the Effective Date applied to your New GWBL benefit base. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option on a pro rata basis.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

OTHER IMPORTANT CONSIDERATIONS

..   This benefit is not appropriate if you do not intend to take withdrawals prior to annuitization.

..   Withdrawals are not considered as annuity payments for tax purposes, and may be subject to an additional 10% Federal income tax penalty if they are taken before age 59 1/2 unless you qualify for an exception. See in the "TAX INFORMATION" section for more information.

                                     XII-3

           APPENDIX XII: NEW GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

..   All withdrawals reduce your account value and may reduce your Modified DB.
    See "MODIFIED DEATH BENEFIT" below for more information.

..   The New GWBL benefit terminates if the contract is continued under the beneficiary continuation option. See "BENEFIT CONTINUATION OPTION" in the "Payment of death benefit" section.

..   If you elect the New GWBL on a Joint life basis and subsequently get divorced, your divorce will not automatically terminate the contract. For both Joint life and Single life contracts, it is possible that the terms of your divorce decree could significantly reduce or completely eliminate the value of this benefit. Any withdrawal made for the purpose of creating another contract for your ex-spouse will reduce the benefit base(s) as described in "EFFECT OF NEW GWBL EXCESS WITHDRAWALS" above, even if pursuant to a divorce decree.

MODIFIED DEATH BENEFIT

If you convert your GMIB, your GMDB will no longer be in effect and will be replaced by the "Modified DB". The value of your GMDB benefit base on the Effective Date will become your Modified DB benefit base. The Modified DB benefit base will not increase, even if you defer taking withdrawals under the New GWBL, and will be reduced as follows:

..   If you had a "Greater of" GMDB, until age 85 your Modified DB benefit base
    (i) will not be reduced by withdrawals you make up to the amount of your Guaranteed annual withdrawal amount; and (ii) will be reduced on a pro rata basis by the amount of any New GWBL Excess withdrawal. Beginning in the contract year in which you turn 85, your Modified DB benefit base will be reduced (i) on a dollar-for-dollar basis by withdrawals you make up to the amount of your Guaranteed annual withdrawal amount; and (ii) on a pro rata basis by the amount of any New GWBL Excess withdrawal.

   "Reduction on a pro rata basis" means that we calculate the percentage of your account value that is being withdrawn in excess of your Guaranteed annual withdrawal amount, and we reduce your Modified DB benefit base by that percentage. For example, assume your account value is $60,000, your Modified DB benefit base is $100,000 and your Guaranteed annual withdrawal amount is $8,000. If you withdraw $11,000, the $3,000 excess portion of that withdrawal represents 5.0% of your account value and will reduce your Modified DB benefit base benefit by 5.0%, or $5,000, to $95,000.

..   If you had the Standard or Annual Ratchet to age 85 death benefit, your death benefit will be reduced on a pro rata basis by any withdrawals you make.

The death benefit is equal to: (i) your account value (without adjustment for any otherwise applicable market value adjustment but adjusted for any pro rata optional benefit charges) as of the date we receive satisfactory proof of death, any required instructions for method of payment, information and forms necessary to effect payment, or (ii) the Modified DB benefit base amount on the date of the owner's death (adjusted for any subsequent withdrawals), whichever provides a higher amount.

MODIFIED DB CHARGE

The percentage charge you will pay for the Modified DB is as follows:

..   If you previously had the "Greater of" 6% (or 4%, if applicable) Roll-Up to age 85 GMDB for which you paid a charge of 0.80%, you will pay a reduced annual charge of 0.55% for the Modified DB beginning on your next contract date anniversary.

..   If you previously had the "Greater of" 6% (or 4%, if applicable) Roll-Up to age 85 GMDB for which you paid a charge of 0.65%, you will pay a reduced annual charge of 0.40% for the Modified DB beginning on your next contract date anniversary.

..   If you previously had the "Greater of" 6% (or 4%, if applicable) Roll-Up to age 85 GMDB for which you paid a charge of 0.60%, you will pay a reduced annual charge of 0.35% for the Modified DB beginning on your next contract date anniversary.

..   If you previously had the Annual Ratchet to age 85 death benefit, you will continue to pay the same annual charge of 0.25% for the Modified DB.

..   If you previously had the Standard death benefit (for which there is no charge), there is no annual charge for the Modified DB.

NEW GWBL AND MODIFIED DEATH BENEFIT TERMINATION

The New GWBL and Modified DB will automatically terminate if: (i) a New GWBL Excess withdrawal reduces your account value to zero, (ii) the contract is continued under the beneficiary continuation option, if applicable, (iii) all amounts under the contract are applied to an annuity benefit, (iv) except as provided below, you change the owner of the contract, (v) you make an assignment of the contract, (vi) termination is required by an endorsement to your contract, or (vii) the contract terminates for any other reason. The New GWBL and Modified DB will not terminate if either of the following occurs:

..   If the contract is owned by a non-natural owner and the owner is changed to an individual, the New GWBL and Modified DB will not terminate and the contract's benefits will continue to be determined by the annuitant, or joint annuitant, as applicable, at the time of ownership change.

..   If the contract is owned by an individual, and the owner is changed to a trust and the beneficial owner(s) remains the former owner or his or her family members, the New GWBL and Modified DB will not terminate and the contract's benefits continue to be determined by the original owner.

                                     XII-4

           APPENDIX XII: NEW GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                     PAGE

Who is AXA Equitable?                                 2

Unit Values                                           2

Custodian                                             2

Independent Registered Public Accounting Firm         2

Distribution of the Contracts                         2

Financial Statements                                  2

Condensed Financial Information                Appendix I


HOW TO OBTAIN AN ACCUMULATOR(R) SERIES STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547


----------------------------------------------------------------------------------
Please send me an Accumulator(R) Series SAI for SEPARATE ACCOUNT NO. 49
dated May 1, 2019.
----------------------------------------------------------------------------------
Name
----------------------------------------------------------------------------------
Address
----------------------------------------------------------------------------------
City                                                                   State  Zip



                                                           Accumulator '02/'04,
                                                          '06/'06.5, '07/'07.5,
                                                           8.0/8.2/8.3, 9.0 All
                                                                        #646204

                                               FILED PURSUANT TO RULE 424(B)(3)
                                                    REGISTRATION NO. 333-216770
The Accumulator(R) Series

A combination variable and fixed deferred annuity contract

PROSPECTUS DATED MAY 1, 2019

PLEASE READ AND KEEP THIS PROSPECTUS FOR FUTURE REFERENCE. IT CONTAINS IMPORTANT INFORMATION THAT YOU SHOULD KNOW BEFORE TAKING ANY ACTION UNDER YOUR CONTRACT. THIS PROSPECTUS SUPERSEDES ALL PRIOR PROSPECTUSES AND SUPPLEMENTS. YOU SHOULD READ THE PROSPECTUSES FOR EACH TRUST, WHICH CONTAIN IMPORTANT INFORMATION ABOUT THE PORTFOLIOS.

--------------------------------------------------------------------------------

WHAT IS THE ACCUMULATOR(R) SERIES?

The Accumulator(R) Series are deferred annuity contracts issued by AXA EQUITABLE LIFE INSURANCE COMPANY. The series consists of Accumulator(R), Accumulator(R) Plus/SM/, Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/. The contracts provide for the accumulation of retirement savings and for income. The contracts offer income and death benefit protection as well. They also offer a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our "investment options":
(i) variable investment options, (ii) the guaranteed interest option,
(iii) fixed maturity options, or (iv) the account for special dollar cost averaging or the account for special money market dollar cost averaging.//

This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the contract are changed after the date of this Prospectus in accordance with the contract, those changes will be described in a supplement to this Prospectus. You should carefully read this Prospectus in conjunction with any applicable supplements. The contracts may not have been available in all states. The contract should also be read carefully.

WITH LIMITED EXCEPTIONS, WE NO LONGER ACCEPT CONTRIBUTIONS TO THE CONTRACTS. WE CURRENTLY CONTINUE TO ACCEPT CONTRIBUTIONS TO: (I) QP CONTRACTS; AND (II) ALL CONTRACTS EXCEPT TSA CONTRACTS ISSUED IN THE STATE OF FLORIDA. REFERENCES TO CONTRIBUTIONS IN THIS PROSPECTUS ARE FOR THE BENEFIT OF CONTRACT OWNERS CURRENTLY ELIGIBLE TO CONTINUE MAKING CONTRIBUTIONS TO THE CONTRACTS.

Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not have been available at the time you purchased the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any application or contribution from you at any time, including after you purchase the contract.

VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
.. 1290 VT GAMCO Mergers & Acquisitions
.. 1290 VT GAMCO Small Company Value
.. 1290 VT Socially Responsible
.. EQ/400 Managed Volatility/(1)/
.. EQ/2000 Managed Volatility/(1)/
.. EQ/AB Short Duration Government Bond/(1)/
.. EQ/AB Small Cap Growth/(1)/
.. EQ/Aggressive Allocation/(1)/
.. EQ/ClearBridge Select Equity Managed Volatility
.. EQ/Common Stock Index
.. EQ/Conservative Allocation/(1)/
.. EQ/Conservative-Plus Allocation/(1)/
--------------------------------------------------------------------------------
-------------
+ The account for special dollar cost averaging is only available with Accumulator(R) and Accumulator(R) Elite/SM/ contracts. The account for special money market dollar cost averaging is only available with Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts.

VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
.. EQ/Core Bond Index
.. EQ/Equity 500 Index
.. EQ/Franklin Balanced Managed Volatility/(1)/
.. EQ/Franklin Small Cap Value Managed Volatility/(1)/
.. EQ/Franklin Templeton Allocation Managed Volatility/(1)/
.. EQ/Global Equity Managed Volatility/(1)/
.. EQ/Intermediate Government Bond
.. EQ/International Core Managed Volatility/(1)/
.. EQ/International Equity Index
.. EQ/International Value Managed Volatility/(1)/
.. EQ/Janus Enterprise/(1)/
.. EQ/Large Cap Core Managed Volatility/(1)/
.. EQ/Large Cap Growth Index
.. EQ/Large Cap Growth Managed Volatility/(1)/
.. EQ/Large Cap Value Index
.. EQ/Large Cap Value Managed Volatility/(1)/
.. EQ/Mid Cap Index
.. EQ/Mid Cap Value Managed Volatility/(1)/
.. EQ/Moderate Allocation/(1)/
.. EQ/Moderate-Plus Allocation/(1)/
.. EQ/Money Market
.. EQ/Quality Bond Plus
.. EQ/Small Company Index
.. EQ/Templeton Global Equity Managed Volatility/(1)/
.. Multimanager Technology
--------------------------------------------------------------------------------
(1)This is the variable investment option's new name. Please see "Portfolios of the Trusts" later in this prospectus for the variable investment option's former name which may continue to be used in certain documents for a period of time after the date of this prospectus.

You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions and allocations to any of the variable investment options and to limit the number of variable investment options which you may elect. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("Portfolio") of AXA Premier VIP Trust or EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.

You may also allocate amounts to the guaranteed interest option, the fixed maturity options, and, if applicable under your Accumulator(R) Series contract, the account for special dollar cost averaging, which are discussed later in this Prospectus. If you elect the Guaranteed withdrawal benefit for life or a Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, certain permitted variable investment options and, if applicable under your Accumulator(R) Series contract, the account for special dollar cost averaging. The permitted variable investment options are described later in this Prospectus.

TYPES OF CONTRACTS. We offer the contracts for use as:

..   A nonqualified annuity ("NQ") for after-tax contributions only.

..   An individual retirement annuity ("IRA"), either traditional IRA or Roth
    IRA.

THE SECURITIES AND EXCHANGE COMMISSION ("SEC") HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                                  '06/'06.5 All
                                                                        #646033

   We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

..   Traditional and Roth Inherited IRA beneficiary continuation contract
    ("Inherited IRA") (direct transfer contributions only).

..   An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).

..   An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") --
    ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required). We no longer accept contributions to TSA contracts.

Not all types of contracts are available with each version of the Accumulator(R) Series contracts. See "Rules regarding contributions to your contract" in "Appendix X" for more information.

CONTRACT VARIATIONS

These versions of the Accumulator(R) Series contracts are no longer being sold. This prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix VII later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.


Registration statements relating to this offering have been filed with the SEC. The statement of additional information ("SAI") dated May 1, 2019, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

ELECTRONIC DELIVERY OF SHAREHOLDER REPORTS (PURSUANT TO RULE 30E-3). Beginning on January 1, 2021, as permitted by regulations adopted by the SEC, paper copies of the shareholder reports for portfolio companies available under your contract will no longer be sent by mail, unless you specifically request paper copies of the reports from the Company or from your financial intermediary. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications electronically from the Company or your financial intermediary by calling 1-800-789-7771.

You may elect to receive all future reports in paper free of charge. You can inform the Company or your financial intermediary that you wish to continue receiving paper copies of your shareholder reports by calling 1-877-522-5035 or by sending an email request to EquitableFunds@dfinsolutions.com. Your election to receive reports in paper will apply to all portfolio companies available under your contract.

Contents of this Prospectus

--------------------------------------------------------------------------------


             Index of key words and phrases                      5
             Who is AXA Equitable?                               7
             How to reach us                                     8
             The Accumulator(R) Series at a glance -- key
               features                                         10

             ------------------------------------------------------
             FEE TABLE                                          13
             ------------------------------------------------------

             Examples                                           15
             Condensed financial information                    16

             ------------------------------------------------------
             1. CONTRACT FEATURES AND BENEFITS                  17
             ------------------------------------------------------
             How you can contribute to your contract            17
             Owner and annuitant requirements                   17
             How you can make your contributions                18
             What are your investment options under the
               contract?                                        18
             Portfolios of the Trusts                           20
             Allocating your contributions                      27
             Credits (FOR ACCUMULATOR(R) PLUS/SM/ CONTRACTS
               ONLY)                                            29
             Guaranteed minimum death benefit and Guaranteed
               minimum income benefit base                      30
             Annuity purchase factors                           33
             Guaranteed minimum income benefit option           33
             Guaranteed minimum death benefit                   36
             Guaranteed withdrawal benefit for life ("GWBL")    38
             Principal guarantee benefits                       41
             Guaranteed benefit offers                          42
             Guaranteed benefit lump sum payment option         42
             Inherited IRA beneficiary continuation contract    44
             Your right to cancel within a certain number of
               days                                             45

             ------------------------------------------------------
             2. DETERMINING YOUR CONTRACT'S VALUE               46
             ------------------------------------------------------
             Your account value and cash value                  46
             Your contract's value in the variable investment
               options                                          46
             Your contract's value in the guaranteed interest
               option                                           46
             Your contract's value in the fixed maturity
               options                                          46
             Your contract's value in the account for special
               dollar cost averaging                            46
             Effect of your account value falling to zero       46
             Termination of your contract                       47

-------------

"We," "our," "us" and the "Company" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                          CONTENTS OF THIS PROSPECTUS

             ------------------------------------------------------
             3. TRANSFERRING YOUR MONEY AMONG INVESTMENT
               OPTIONS                                          48
             ------------------------------------------------------
             Transferring your account value                    48
             Our administrative procedures for calculating
               your Roll-Up benefit base following a transfer   48
             Disruptive transfer activity                       49
             Rebalancing your account value                     50

             ------------------------------------------------------
             4. ACCESSING YOUR MONEY                            51
             ------------------------------------------------------
             Withdrawing your account value                     51
             How withdrawals are taken from your account value 54 How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death
               benefit and Principal guarantee benefits         55
             How withdrawals affect your GWBL and GWBL
               Guaranteed minimum death benefit                 56
             Withdrawals treated as surrenders                  56
             Loans under Rollover TSA contracts                 56
             Surrendering your contract to receive its cash
               value                                            57
             When to expect payments                            57
             Signature guarantee                                57
             Your annuity payout options                        58

             ------------------------------------------------------
             5. CHARGES AND EXPENSES                            60
             ------------------------------------------------------
             Charges that AXA Equitable deducts                 60
             Charges that the Trusts deduct                     64
             Group or sponsored arrangements                    64
             Other distribution arrangements                    64

             ------------------------------------------------------
             6. PAYMENT OF DEATH BENEFIT                        65
             ------------------------------------------------------
             Your beneficiary and payment of benefit            65
             Beneficiary continuation option                    67

             ------------------------------------------------------
             7. TAX INFORMATION                                 70
             ------------------------------------------------------
             Overview                                           70
             Contracts that fund a retirement arrangement       70
             Transfers among investment options                 70
             Taxation of nonqualified annuities                 70
             Individual retirement arrangements (IRAs)          72
             Traditional individual retirement annuities
               (traditional IRAs)                               73
             Roth individual retirement annuities (Roth IRAs)   78
             Tax withholding and information reporting          80
             Special rules for contracts funding qualified
               plans                                            81
             Impact of taxes to AXA Equitable                   81

             ------------------------------------------------------
             8. MORE INFORMATION                                82
             ------------------------------------------------------
             About Separate Account No. 49                      82
             About the Trusts                                   82
             About our fixed maturity options                   82
             About the general account                          83


             About other methods of payment                     84
             Dates and prices at which contract events occur    84
             About your voting rights                           85
             Cybersecurity                                      86
             Statutory compliance                               86
             About legal proceedings                            86
             Financial statements                               86
             Transfers of ownership, collateral assignments,
               loans and borrowing                              86
             About Custodial IRAs                               87
             How divorce may affect your guaranteed benefits    87
             How divorce may affect your Joint Life GWBL        87
             Distribution of the contracts                      87

             ------------------------------------------------------
             9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE 90
             ------------------------------------------------------


          ------------------------------------------------------------
          APPENDICES
          ------------------------------------------------------------
             I  --  Condensed financial information               I-1
            II  --  Purchase considerations for QP contracts     II-1
           III  --  Market value adjustment example             III-1
            IV  --  Enhanced death benefit example               IV-1
             V  --  Hypothetical illustrations                    V-1
            VI  --  Earnings enhancement benefit example         VI-1
           VII  --  State contract availability and/or
                      variations of certain features and
                      benefits                                  VII-1
          VIII  --  Contract variations                        VIII-1
            IX  --  Tax-sheltered annuity contracts (TSAs)       IX-1
             X  --  Rules regarding contributions to your
                      contract                                    X-1
            XI  --  Guaranteed benefit lump sum payout option
                      hypothetical illustrations                 XI-1
           XII  --  New Guaranteed withdrawal Benefit for Life  XII-1

          ------------------------------------------------------------
          STATEMENT OF ADDITIONAL INFORMATION
            Table of contents
          ------------------------------------------------------------

                          CONTENTS OF THIS PROSPECTUS

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.


                                                                 PAGE

        6% Roll-Up to age 85                                        31
        12 month dollar cost averaging                              28
        account for special dollar cost averaging                   27
        account value                                               46
        administrative charge                                       60
        annual administrative charge                                61
        Annual Ratchet                                              39
        Annual Ratchet to age 85 enhanced death benefit             31
        annuitant                                                   17
        annuitization                                               58
        annuity maturity date                                       59
        annuity payout options                                      58
        annuity purchase factors                                    33
        automatic annual reset program                              32
        automatic customized reset program                          32
        automatic investment program                                84
        beneficiary                                                 65
        Beneficiary continuation option ("BCO")                     65
        business day                                                84
        cash value                                                  46
        charges for state premium and other applicable taxes        64
        contract date                                               18
        contract date anniversary                                   18
        contract year                                               18
        contributions to Roth IRAs                                  78
           regular contributions                                73, 78
           rollovers and direct transfers                           78
           conversion contributions                                 79
        contributions to traditional IRAs                           73
           regular contributions                                    73
           rollovers and transfers                                  78
        credit                                                      29
        disability, terminal illness or confinement to nursing
          home                                                      62
        disruptive transfer activity                                49
        distribution charge                                         60
        Earnings enhancement benefit                                37
        Earnings enhancement benefit charge                         63
        ERISA                                                       64
        fixed-dollar option                                         29
        fixed maturity options                                      26
        Flexible Premium IRA                                         2
        Flexible Premium Roth IRA                                    2
        free look                                                   45
        free withdrawal amount                                      62
        general account                                             83
        general dollar cost averaging                               28
        guaranteed interest option                                  26
        Guaranteed minimum death benefit                            36
        Guaranteed minimum death benefit and Guaranteed
          minimum income benefit base                               30
        Guaranteed minimum death benefit/Guaranteed
          minimum income benefit roll-up benefit base
          reset option                                              32


                                                               PAGE

           Guaranteed minimum income benefit                      33
           Guaranteed minimum income benefit charge               63
           Guaranteed minimum income benefit "no lapse
             guarantee"                                           34
           Guaranteed withdrawal benefit for life ("GWBL")        38
           Guaranteed withdrawal benefit for life charge          64
           GWBL benefit base                                      38
           Inherited IRA                                           2
           investment options                                      1
           Investment simplifier                                  29
           IRA                                                     2
           IRS                                                    70
           lifetime required minimum distribution withdrawals     53
           loan reserve account                                   57
           loans under Rollover TSA                               56
           market adjusted amount                                 26
           market timing                                          49
           market value adjustment                                27
           maturity dates                                         26
           maturity value                                         26
           Mortality and expense risks charge                     60
           NQ                                                      2
           one-time reset option                                  32
           Online Account Access                                   8
           partial withdrawals                                    52
           permitted variable investment options                  18
           Portfolio                                               1
           Principal guarantee benefits                           41
           processing office                                    2, 8
           QP                                                      2
           rate to maturity                                       26
           rebalancing                                            50
           Rollover IRA                                            2
           Rollover TSA                                            2
           Roth Conversion IRA                                     2
           Roth IRA                                                2
           SAI                                                     2
           SEC                                                     1
           self-directed allocation                               27
           Separate Account No. 49                                82
           special dollar cost averaging                          28
           Spousal continuation                                   66
           standard death benefit                                 31
           substantially equal withdrawals                        53
           systematic withdrawals                                 52
           TSA                                                     2
           traditional IRA                                         2
           Trusts                                              1, 82
           unit                                                   46
           variable investment options                         1, 19
           wire transmittals and electronic applications          84
           withdrawal charge                                      61

                        INDEX OF KEY WORDS AND PHRASES

To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.

-----------------------------------------------------------------------------
 PROSPECTUS                            CONTRACT OR SUPPLEMENTAL MATERIALS
-----------------------------------------------------------------------------
fixed maturity options                 Guarantee Periods (Guaranteed Fixed
                                       Interest Accounts in supplemental
                                       materials)

variable investment options            Investment Funds

account value                          Annuity Account Value

rate to maturity                       Guaranteed Rates

unit                                   Accumulation Unit

Guaranteed minimum death benefit       Guaranteed death benefit

Guaranteed minimum income benefit      Guaranteed Income Benefit

Guaranteed withdrawal benefit for life Guaranteed withdrawal benefit

GWBL benefit base                      Guaranteed withdrawal benefit for
                                       life benefit base

Guaranteed annual withdrawal amount    Guaranteed withdrawal benefit for
                                       life Annual withdrawal amount

Excess withdrawal                      Guaranteed withdrawal benefit for
                                       life Excess withdrawal
-----------------------------------------------------------------------------

                        INDEX OF KEY WORDS AND PHRASES

Who is AXA Equitable?

--------------------------------------------------------------------------------



We are AXA Equitable Life Insurance Company ("AXA Equitable") a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable Life Insurance Company is an indirect wholly owned subsidiary of AXA Equitable Holdings, Inc. No company other than AXA Equitable has any legal responsibility to pay amounts that AXA Equitable owes under the contracts. AXA Equitable is solely responsible for paying all amounts owed to you under your contract.

AXA Equitable Holdings, Inc. and its consolidated subsidiaries managed approximately $618.6 billion in assets as of December 31, 2018. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

                             WHO IS AXA EQUITABLE?

HOW TO REACH US


Please communicate with us at the mailing addresses listed below for the purposes described. You can also use our Online Account Access system to access information about your account and to complete certain requests through the Internet. Certain methods of contacting us, such as by telephone or electronically, may be unavailable, delayed or discontinued. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:


 FOR CORRESPONDENCE WITH CHECKS:

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1577
  Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

 FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.

 REPORTS WE PROVIDE:

..   written confirmation of financial transactions;

..   statement of your account value at the close of each calendar year, and any calendar quarter in which there was a financial transaction; and

..   annual statement of your account value as of the close of the contract year, including notification of eligibility for GWBL deferral bonuses and eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.

 ONLINE ACCOUNT ACCESS SYSTEM:

Online Account Access is designed to provide this information through the Internet. You can obtain information on:

..   your current account value;

..   your current allocation percentages;

..   the number of units you have in the variable investment options;

..   the daily unit values for the variable investment options; and

..   performance information regarding the variable investment options.

You can also:

..   change your allocation percentages and/or transfer among the investment options;

..   elect to receive certain contract statements electronically;

..   enroll in, modify or cancel a rebalancing program;

..   change your address;

..   change your password; and

..   access Frequently Asked Questions and Service Forms.

Online Account Access are normally available seven days a week, 24 hours a day. You may access Online Account Access by visiting our website at www.axa.com. Of course, for reasons beyond our control, this service may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by the Internet are genuine. For example, we will require certain personal identification information before we will act on Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to this service if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

 CUSTOMER SERVICE REPRESENTATIVE:

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on the following business days:

..   Monday through Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

..   Friday from 8:30 a.m. until 5:30 p.m., Eastern time.

                             WHO IS AXA EQUITABLE?

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)authorization for telephone transfers by your financial professional;

(2)conversion of a traditional IRA to a Roth Conversion IRA or, depending on your contract, Flexible Premium Roth IRA contract;

(3)election of the automatic investment program;

(4)requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)spousal consent for loans under Rollover TSA contracts;

(6)requests for withdrawals or surrenders from Rollover TSA contracts (employer or plan approval required) and contracts with the Guaranteed withdrawal benefit for life ("GWBL");

(7)tax withholding elections (see withdrawal request form);

(8)election of the beneficiary continuation option;

(9)IRA contribution recharacterizations;

(10)Section 1035 exchanges;

(11)direct transfers and rollovers;

(12)exercise of the Guaranteed minimum income benefit;

(13)requests to reset your Roll-Up benefit base (for contracts that have both the Guaranteed minimum income benefit and the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit) by electing one of the following: onetime reset option, automatic annual reset program or automatic customized reset program;

(14)requests to opt out of or back into the Annual Ratchet of the Guaranteed withdrawal benefit for life ("GWBL") benefit base;

(15)death claims;

(16)change in ownership (NQ only, if available under your contract);

(17)purchase by, or change of ownership to, a non-natural owner;

(18)requests for enrollment in either our Maximum payment plan or Customized payment plan under the Guaranteed withdrawal benefit for life ("GWBL");

(19)requests to reset the guaranteed minimum value for contracts with a Principal guarantee benefit;

(20)transfers into and among the investment options; and

(21)withdrawal requests.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)beneficiary changes;

(2)contract surrender;

(3)general dollar cost averaging (including the fixed dollar and interest sweep options);

(4)12 month dollar cost averaging (for Accumulator(R) Select/SM/ contracts only); and

(5)special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts only).

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)automatic investment program;

(2)general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)12 month dollar cost averaging (for Accumulator(R) Select/SM/ contracts only);

(4)special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts only);

(5)substantially equal withdrawals;

(6)systematic withdrawals;

(7)the date annuity payments are to begin; and

(8)RMD payments from inherited IRAs.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION AT LEAST ONE CALENDAR DAY PRIOR TO YOUR CONTRACT DATE ANNIVERSARY:

(1)automatic annual reset program; and

(2)automatic customized reset program.

                              -------------------


You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take. Some requests may be completed online; you can use our Online Account Access system to contact us and to complete such requests through the Internet. In the future, we may require that certain requests be completed online.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.


EDELIVERY:

You can register to receive statements and other documents electronically. You can do so by visiting our website at www.axa.com.

                             WHO IS AXA EQUITABLE?

The Accumulator(R) Series at a glance -- key features

--------------------------------------------------------------------------------

FOUR CONTRACT SERIES  This Prospectus describes The Accumulator(R) Series contracts -- Accumulator(R), Accumulator(R) Plus/SM/,
                      Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/.
                      Each series provides for the accumulation of retirement savings and income, offers income and death benefit protection, and offers various payout options.

                      Each series provides a different charge structure. For details, please see the summary of the contract features below, the "Fee table" and "Charges and expenses" later in this Prospectus.

                      Each series is subject to different contribution rules, which are described in "Contribution amounts" later in this section and in "Rules regarding contributions to your contract" in "Appendix X" later in this Prospectus.

                      The chart below shows the availability of key features under each series of the contract.

                                      ACCUMULATOR(R)  ACCUMULATOR(R)  ACCUMULATOR(R)
                      ACCUMULATOR(R)  PLUS/SM/        ELITE/SM/       SELECT/SM/
-------------------------------------------------------------------------------------
Special dollar cost        Yes             No              Yes             No
averaging
-------------------------------------------------------------------------------------
12 month dollar cost       No              No              No              Yes
averaging
-------------------------------------------------------------------------------------
Credits                    No              Yes             No              No

                            Throughout the Prospectus, any differences among the contract series are identified.

                            You should work with your financial professional to decide which series of the contract may be appropriate for you
                            based on a thorough analysis of your particular insurance
                            needs, financial objectives, investment goals, time
                            horizons and risk tolerance.
----------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT     The Accumulator(R) Series' variable investment options
MANAGEMENT                  invest in different Portfolios managed by professional
                            investment advisers.
----------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS      .   Fixed maturity options ("FMOs") with maturities ranging
                                from approximately 1 to 10 years (subject to
                                availability).
                            .   Each fixed maturity option offers a guarantee of
                                principal and interest rate if you hold it to maturity.
                            ------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value
                            adjustment due to differences in interest rates. If you
                            withdraw or transfer only a portion of a fixed maturity
                            amount, this may increase or decrease any value that you
                            have left in that fixed maturity option. If you surrender
                            your contract, a market value adjustment also applies.
----------------------------------------------------------------------------------------
GUARANTEED INTEREST OPTION  .   Principal and interest guarantees.
                            .   Interest rates set periodically.
----------------------------------------------------------------------------------------
TAX CONSIDERATIONS          .   No tax on earnings inside the contract until you make
                                withdrawals from your contract or receive annuity
                                payments.
                            ------------------------------------------------------------
                            .   No tax on transfers among investment options inside the
                                contract. For more information, please see "How you can
                                contribute to your contract" in "Contract features and
                                benefits" later in this Prospectus.
                            ------------------------------------------------------------
                            If you are purchasing or contributing to an annuity
                            contract which is an Individual Retirement Annuity (IRA) or
                            Tax Sheltered Annuity (TSA), or to fund an employer
                            retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits
                            beyond those already provided by the Internal Revenue Code for these types of arrangements. Before purchasing or
                            contributing to one of the contracts, you should consider
                            whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the
                            relative features, benefits and costs of these annuities
                            compared with any other investment that you may use in
                            connection with your retirement plan or arrangement.
                            Depending on your personal situation, the contract's
                            guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
----------------------------------------------------------------------------------------
GUARANTEED MINIMUM          The Guaranteed minimum income benefit provides income
INCOME BENEFIT              protection for you during your life once you elect to
                            annuitize the contract.
----------------------------------------------------------------------------------------

             THE ACCUMULATOR(R) SERIES AT A GLANCE -- KEY FEATURES

-----------------------------------------------------------------------------------
GUARANTEED WITHDRAWAL  The Guaranteed withdrawal benefit for life option ("GWBL")
BENEFIT FOR LIFE       guarantees that you can take withdrawals up to a maximum
                       amount each contract year (your "Guaranteed annual
                       withdrawal amount") beginning at age 45 or later.
                       Withdrawals are taken from your account value and continue during your lifetime even if your account value falls to
                       zero (unless it is caused by a withdrawal that exceeds your
                       Guaranteed annual withdrawal amount).
-----------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS   Currently, with limited exceptions, we are not accepting
                       additional contributions to Accumulator(R) series
                       contracts. We currently continue to accept contributions
                       to: (i) QP contracts; and (ii) all contracts, except TSA,
                       issued in the state of Florida. Information regarding
                       contributions in this section is for the benefit of
                       contract owners currently eligible to continue making
                       contributions to the contracts.
                       The chart below shows the minimum initial and additional
                       contribution amounts under the contracts. Initial
                       contribution amounts are provided for informational
                       purposes only. Please see "How you can contribute to your
                       contract" under "Contract features and benefits" and "Rules regarding contributions to your contract" in "Appendix X"
                       for more information.

                                              ACCUMULATOR(R)      ACCUMULATOR(R)      ACCUMULATOR(R)
                           ACCUMULATOR(R)     PLUS/SM/            ELITE/SM/           SELECT/SM/
---------------------------------------------------------------------------------------------------------
NQ                         $5,000($500)/(1)/  $10,000($500)/(1)/  $10,000($500)/(1)/  $25,000($500)/(1)/
---------------------------------------------------------------------------------------------------------
Rollover IRA               $5,000($50)        $10,000($50)        $10,000($50)        $25,000($50)
---------------------------------------------------------------------------------------------------------
Flexible Premium IRA       $4,000($50)/(2)/   n/a                 n/a                 n/a
---------------------------------------------------------------------------------------------------------
Roth Conversion IRA        $5,000($50)        $10,000($50)        $10,000($50)        $25,000($50)
---------------------------------------------------------------------------------------------------------
Flexible Premium Roth IRA  $4,000($50)/(2)/   n/a                 n/a                 n/a
---------------------------------------------------------------------------------------------------------
Inherited IRA Beneficiary  $5,000($1,000)     n/a                 $10,000($1,000)     $25,000($1,000)
Continuation contract
(traditional IRA or Roth
IRA) ("Inherited IRA")
---------------------------------------------------------------------------------------------------------
QP                         $5,000($500)       $10,000($500)       $10,000($500)       n/a
---------------------------------------------------------------------------------------------------------
Rollover TSA/(3)/          $5,000($500)       $10,000($500)       $10,000($500)       $25,000($500)
---------------------------------------------------------------------------------------------------------
/(1)/$100 monthly and $300 quarterly under our automatic investment program.
/(2)/$50 monthly or quarterly under our automatic investment program.
/(3)/We no longer accept contributions to TSA contracts.

                                 .   Maximum contribution limitations apply to all
                                     contracts. For more information, please see "How you
                                     can contribute to your contract" in "Contract features
                                     and benefits" later in this Prospectus.
                                 ------------------------------------------------------------
                                 In general, contributions are limited to $1.5 million
                                 ($500,000 maximum for owners or annuitants who are age 81
                                 and older at contract issue) under all Accumulator(R)
                                 Series contracts with the same owner or annuitant. We
                                 generally limit aggregate contributions made after the
                                 first contract year to 150% of first-year contributions.
                                 Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions,
                                 including our rights to (i) change minimum and maximum
                                 contribution requirements and limitations, and (ii)
                                 discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit your transfers to any of the variable investment options and to limit the number of variable investment options which you may elect. For
                                 more information, please see "How you can contribute to
                                 your contract" in "Contract features and benefits" later in this Prospectus.
---------------------------------------------------------------------------------------------
CREDIT (ACCUMULATOR(R) PLUS/SM/  We allocate your contributions to your account value. We
CONTRACTS ONLY)                  allocate a credit to your account value at the same time
                                 that we allocate your contributions. The credit will apply to additional contribution amounts only to the extent that those amounts exceed total withdrawals from the contract.
                                 The amount of credit may be up to 5% of each contribution, depending on certain factors. The credit is subject to
                                 recovery by us in certain limited circumstances.
---------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY             .   Partial withdrawals
                                 .   Several withdrawal options on a periodic basis
                                 .   Loans under Rollover TSA contracts (employer or plan
                                     approval required)
                                 .   Contract surrender
                                 .   Maximum payment plan (only under contracts with GWBL)
                                 .   Customized payment plan (only under contracts with GWBL)
                                 You may incur a withdrawal charge (not applicable to
                                 Accumulator(R) Select/SM/ contracts) for certain
                                 withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty. Certain withdrawals
                                 will diminish the value of optional benefits.
---------------------------------------------------------------------------------------------

             THE ACCUMULATOR(R) SERIES AT A GLANCE -- KEY FEATURES

---------------------------------------------------------------------------------------
PAYOUT OPTIONS             .   Fixed annuity payout options
---------------------------------------------------------------------------------------
ADDITIONAL FEATURES        .   Guaranteed minimum death benefit options
                           .   Principal guarantee benefits
                           .   Dollar cost averaging
                           .   Automatic investment program
                           .   Account value rebalancing (quarterly, semiannually, and
                               annually)
                           .   Free transfers
                           .   Waiver of withdrawal charge for certain withdrawals,
                               disability, terminal illness, or confinement to a
                               nursing home (not applicable to Accumulator(R)
                               Select/SM/ contracts)
                           .   Earnings enhancement benefit, an optional death benefit
                               available under certain contracts
                           .   Spousal continuation
                           .   Beneficiary continuation option
                           .   Guaranteed minimum death benefit/Guaranteed minimum
                               income benefit roll-up benefit base reset
---------------------------------------------------------------------------------------
FEES AND CHARGES           Please see "Fee table" later in this section for complete
                           details.
---------------------------------------------------------------------------------------
OWNER AND ANNUITANT ISSUE  Please see "Rules regarding contributions to your contract"
AGES                       in "Appendix X" for owner and annuitant issue ages
                           applicable to your contract.
---------------------------------------------------------------------------------------
GUARANTEED BENEFIT OFFERS  From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain
                           guaranteed benefits. See "Guaranteed benefit offers" in
                           "Contract features and benefits" for more information.
---------------------------------------------------------------------------------------

THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS MAY VARY IN YOUR STATE; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS, IN ALL STATES OR FROM ALL SELLING BROKER-DEALERS. PLEASE SEE APPENDIX VII LATER IN THIS PROSPECTUS FOR MORE INFORMATION ON STATE AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The Prospectus should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

             THE ACCUMULATOR(R) SERIES AT A GLANCE -- KEY FEATURES

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

All features listed below may not have been available at the time you purchased your contract. See Appendix VIII later in this Prospectus for more information.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals, apply your cash value to certain payout options or request special services. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.

--------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of
contributions withdrawn (deducted if you                          ACCUMULATOR(R) ACCUMULATOR(R) ACCUMULATOR(R)
surrender your contract or make certain            ACCUMULATOR(R) PLUS/SM/       ELITE/SM/      SELECT/SM/
withdrawals or apply your cash value to certain    -------------- -------------- -------------- --------------
payout options)./(1)/                              7.00%          8.00%          8.00%          N/A

SPECIAL SERVICES CHARGES
..   Wire transfer charge       Current and Maximum Charge:  $90
..   Express mail charge        Current and Maximum Charge:  $35
..   Duplicate contract charge  Current and Maximum Charge:  $35/(2)/
---------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.
-----------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
-----------------------------------------------------------------------------------------------------
Maximum annual
administrative
charge/(3)/
   If your account
   value on a
   contract date
   anniversary is
   less than
   $50,000/(4)/         $30
   If your account
   value on a
   contract date
   anniversary is
   $50,000 or more      $0
-----------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF
DAILY NET ASSETS
-----------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT                       ACCUMULATOR(R)      ACCUMULATOR(R)       ACCUMULATOR(R)
ANNUAL EXPENSES:        ACCUMULATOR(R) PLUS/SM/            ELITE/SM/            SELECT/SM/
                        -----------    -----------         -----------          -----------
Mortality and
expense risks/(5)/      0.80%          0.95%               1.10%                1.10%
Administrative          0.30%          0.35%               0.30%                0.25%
Distribution            0.20%          0.25%               0.25%                0.35%
                        -----          -----               -----                -----
Total Separate
account annual
expenses                1.30%          1.55%               1.65%                1.70%
-----------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT ANY OF THE FOLLOWING OPTIONAL
BENEFITS
-----------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM
DEATH BENEFIT
CHARGE (Calculated
as a percentage of
the applicable
benefit base.
Deducted
annually/(3) /on
each contract date
anniversary for
which the benefit
is in effect.)

   Standard death
   benefit and GWBL
   Standard death
   benefit              No charge

   Annual Ratchet
   to age 85            0.25%

   Greater of 6%
   Roll-Up to age
   85 or Annual
   Ratchet to age 85    0.60% or 0.65%*

   GWBL Enhanced
   death benefit        0.30%

*  Please see Appendix VIII later in this Prospectus for more information on the charge applicable under your Accumulator(R) Series contract.
-----------------------------------------------------------------------------------------------------

                                   FEE TABLE

   Modified death benefit/(8)/ ("Modified DB")       No charge (if you previously had the Standard death benefit)
                                                     0.25% of the Annual Ratchet to age 85 benefit base (if you previously had the Annual Ratchet to age 85 death benefit)
                                                     0.40%/(9)/ or 0.35%/(10)/ of the Greater of 6% Roll-Up to age 85 benefit base or Annual Ratchet to age 85 benefit base, as applicable (if you previously had the Greater of 6% Roll-Up to age 85 death benefit)
-----------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL GUARANTEE BENEFITS CHARGE (Calculated
as a percentage of the account value. Deducted
annually/(3) /on each contract date anniversary
for which the benefit is in effect.)

   100% Principal guarantee benefit                  0.50%

   125% Principal guarantee benefit                  0.75%
-----------------------------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM INCOME BENEFIT CHARGE             0.65%
(Calculated as a percentage of the applicable
benefit base. Deducted annually/(3) /on each
contract date anniversary for which the benefit
is in effect.)
-----------------------------------------------------------------------------------------------------------------------------------
EARNINGS ENHANCEMENT BENEFIT CHARGE (Calculated      0.35%
as a percentage of the account value. Deducted
annually/(3) /on each contract date anniversary
for which the benefit is in effect.)
-----------------------------------------------------------------------------------------------------------------------------------
GUARANTEED WITHDRAWAL BENEFIT FOR LIFE BENEFIT       0.60% for the Single Life option
CHARGE (Calculated as a percentage of the GWBL       0.75% for the Joint Life option
benefit base. Deducted annually/(3)/ on each
contract date anniversary.)
-----------------------------------------------------------------------------------------------------------------------------------
If your GWBL benefit base ratchets, we will          0.75% for the Single Life option
increase your charge to:                             0.90% for the Joint Life option

Please see "Guaranteed withdrawal benefit for life" ("GWBL") in "Contract features and benefits" for more information about this feature, including its benefit base and the Annual Ratchet provision, and "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses," both later in this Prospectus.

-----------------------------------------------------------------------------------------------------------------------------
NEW GUARANTEED WITHDRAWAL BENEFIT FOR LIFE (NEW             The New GWBL percentage charge is the same percentage charge you
GWBL)/(11)/ CHARGE (Calculated as a percentage of the       previously paid for the GMIB.
applicable benefit base. Deducted annually/(12) /on each
contract date anniversary for which the benefit is in
effect.)
-----------------------------------------------------------------------------------------------------------------------------
NET LOAN INTEREST CHARGE -- ROLLOVER TSA CONTRACTS ONLY     2.00%/(6)/
(Calculated and deducted daily as a percentage of the
outstanding loan amount.)
-----------------------------------------------------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


-----------------------------------------------------------------------------------------------------------
PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
-----------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses (expenses that are deducted from Portfolio assets  Lowest Highest
including management fees, 12b-1 fees, service fees, and/or other expenses)/(7)/             0.58%  1.40%
-----------------------------------------------------------------------------------------------------------

                                   FEE TABLE

Notes:

(1)Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable:

   The withdrawal charge percentage we use is determined by the contract year in which you make the withdrawal or surrender your contract. For each contribution, we consider the contract year in which we receive that contribution to be "contract year 1")

                              Accumulator(R) Accumulator(R)
Contract Year  Accumulator(R)    Plus/SM/      Elite/SM/
-------------  -------------- -------------- --------------
     1........     7.00%          8.00%          8.00%
     2........     7.00%          8.00%          7.00%
     3........     6.00%          7.00%          6.00%
     4........     6.00%          7.00%          5.00%
     5........     5.00%          6.00%          0.00%
     6........     3.00%          5.00%          0.00%
     7........     1.00%          4.00%          0.00%
     8........     0.00%          3.00%          0.00%
     9+.......     0.00%          0.00%          0.00%

(2)This charge is currently waived. This waiver may be discontinued at any time, with or without notice.

(3)If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year.

(4)During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge, if applicable, is $30 for each contract year.

(5)These charges compensate us for certain risks we assume and expenses we incur under the contract. We expect to make a profit from these charges. For Accumulator(R) Plus/SM/ contracts, the charges also compensate us for the expense associated with the credit.

(6)We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.

(7)"Total Annual Portfolio Operating Expenses" may be based, in part, on estimated amounts of such expenses.

(8)Only applicable to contract holders who elected to convert their Guaranteed minimum income benefit into the New Guaranteed Benefit for Life. See Appendix XII for more information.

(9)Applicable if you were previously paying 0.65% for the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 death benefit.

(10)Applicable if you were previously paying 0.60% for the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 death benefit.

(11)Only applicable to contract holders who elected to convert their Guaranteed minimum income benefit into the New GWBL. See Appendix XII for more information.

(12)If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year.

EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The examples below show the expenses that a hypothetical contract owner (who has elected the enhanced death benefit that provides for the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 and the Earnings enhancement benefit with either the Guaranteed minimum income benefit (with the annual reset feature) or the 125% Principal guarantee benefit) would pay in the situations illustrated. All values in the expense examples were calculated with the Guaranteed minimum income benefit except for the EQ/Moderate Allocation portfolio. The EQ/Moderate Allocation portfolio is calculated with either the Guaranteed minimum income benefit or the 125% Principal guarantee benefit depending on which benefit yielded the higher expenses. These examples use an average annual administrative charge based on the charges paid in the prior calendar year which results in an estimated administrative charge calculated as a percentage of contract value, as follows: Accumulator(R) 0.006%; Accumulator(R) Plus/SM/ 0.011%; Accumulator(R) Elite/SM/ 0.014%; and Accumulator(R) Select/SM/ 0.005%.


The fixed maturity options, guaranteed interest option, the account for special dollar cost averaging (if applicable under your contract) and the 12 month dollar cost averaging program (if applicable under your contract) are not covered by these examples. However, the annual administrative charge, the withdrawal charge (if applicable under your contract) and the charge for any optional benefits do apply to the fixed maturity options, guaranteed interest option, the account for special dollar cost averaging and the 12 month dollar cost averaging program. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The examples assume that you invest $10,000 in the contract for the time periods indicated, and that your investment has a 5% return each year. The example for Accumulator(R) Plus/SM/ contracts assumes that a 4% credit was applied to your contribution. Other than the administrative charge (which is described immediately above), the examples also assume maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. These examples should not be considered a representation of past or future expenses for each option. Actual

                                   FEE TABLE
expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions your costs would be:


                                          ACCUMULATOR(R)
---------------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE CONTRACT AT THE END OF THE APPLICABLE
                                    END OF THE APPLICABLE TIME PERIOD               TIME PERIOD
---------------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS   5 YEARS  10 YEARS
---------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                       $1,159   $2,005    $2,892    $5,051    $459    $1,405    $2,392    $5,051
---------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                       $1,073   $1,752    $2,479    $4,281    $373    $1,152    $1,979    $4,281
---------------------------------------------------------------------------------------------------------------


                                     ACCUMULATOR(R) ELITE/SM/
---------------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE CONTRACT AT THE END OF THE APPLICABLE
                                    END OF THE APPLICABLE TIME PERIOD               TIME PERIOD
---------------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS   5 YEARS  10 YEARS
---------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                       $1,296   $2,114    $2,567    $5,366    $496    $1,514    $2,567    $5,366
---------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                       $1,210   $1,863    $2,161    $4,625    $410    $1,263    $2,161    $4,625
---------------------------------------------------------------------------------------------------------------


                                     ACCUMULATOR(R) PLUS/SM/
---------------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE CONTRACT AT THE END OF THE APPLICABLE
                                    END OF THE APPLICABLE TIME PERIOD               TIME PERIOD
---------------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS   5 YEARS  10 YEARS
---------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                       $1,299   $2,225    $3,189    $5,426    $499    $1,525    $2,589    $5,426
---------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                       $1,210   $1,964    $2,765    $4,645    $410    $1,264    $2,165    $4,645
---------------------------------------------------------------------------------------------------------------


                                    ACCUMULATOR(R) SELECT/SM/
------------------------------------------------------------------------------------------------------------
                                                                         IF YOU SURRENDER OR DO NOT
                                    IF YOU ANNUITIZE AT THE END OF THE SURRENDER YOUR CONTRACT AT THE END OF
                                        APPLICABLE TIME PERIOD           THE APPLICABLE TIME PERIOD
------------------------------------------------------------------------------------------------------------
                                    1 YEAR    3 YEARS 5 YEARS 10 YEARS 1 YEAR   3 YEARS   5 YEARS  10 YEARS
------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                        N/A      $1,877  $2,937   $5,752   $501    $1,527    $2,587    $5,402
------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                        N/A      $1,626  $2,532   $5,014   $414    $1,276    $2,182    $4,664
------------------------------------------------------------------------------------------------------------


For information on how your contract works under certain hypothetical circumstances, please see Appendix V at the end of this Prospectus.

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus or the Statement of Additional Information for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2018.

                                   FEE TABLE

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

Except as described below, we no longer accept contributions to the contracts, including contributions made through our automatic investment program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract or on your guaranteed benefits.

We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts, except TSA contracts, issued in the state of Florida. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.

The table in Appendix X summarizes our current rules regarding contributions to your contract, which rules are subject to change. We require a minimum contribution amount for each type of contract purchased. Maximum contribution limitations also apply. In some states, our rules may vary. Both the owner and annuitant named in the contract must meet the issue age requirements shown in the table and contributions are based on the age of the older of the original owner and annuitant.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit your transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

--------------------------------------------------------------------------------
WE HAVE EXERCISED OUR RIGHT TO DISCONTINUE ACCEPTANCE OF CONTRIBUTIONS TO THE CONTRACTS AS DESCRIBED ABOVE.
--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VII later in this Prospectus.

We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.

--------------------------------------------------------------------------------
THE "OWNER" IS THE PERSON WHO IS THE NAMED OWNER IN THE CONTRACT AND, IF AN INDIVIDUAL, IS THE MEASURING LIFE FOR DETERMINING, CONTRACT BENEFITS. THE "ANNUITANT" IS THE PERSON WHO IS THE MEASURING LIFE FOR DETERMINING THE CONTRACT'S MATURITY DATE. THE ANNUITANT IS NOT NECESSARILY THE CONTRACT OWNER. WHERE THE OWNER OF A CONTRACT IS NON-NATURAL, THE ANNUITANT IS THE MEASURING LIFE FOR DETERMINING CONTRACT BENEFITS.
--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. We do not permit partnerships or limited liability corporations to be owners of the Accumulator(R) Select/SM/ contract. We also reserve the right to prohibit the availability of the Accumulator(R) Select/SM/ contract to other non-natural owners. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Owners which are not individuals may be required to document their status to avoid 30% FATCA withholding from U.S.-source income.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.

For the Spousal continuation feature to apply, the spouses must either be joint owners, or, for Single life contracts, the surviving spouse must be the sole primary beneficiary. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules. Certain same sex civil union and domestic partners may not be eligible for tax benefits under federal law and in some circumstances will be required to take post-death distributions that dilute or eliminate the value of the contractual benefit.

Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts are not available for purchase by Charitable Remainder Trusts.

In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

Certain benefits under your contract, as described later in this Prospectus, are based on the age of the owner. If the owner of the contract is not a natural person, these benefits will be based on the age of the annuitant. If the contract is jointly owned and GWBL has not been elected, benefits are based on the age of the older joint owner. In this Prospectus, when we use the term "owner", we intend this to be a reference to the annuitant if the contract has a non-natural owner. If GWBL is elected, the terms "owner" and "successor

                        CONTRACT FEATURES AND BENEFITS
owner" are intended to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. We do not permit joint annuitants unless you elect the Guaranteed withdrawal benefit for life on a Joint Life basis, and the contract is owned by a non-natural owner. Under QP contracts, all benefits are based on the age of the annuitant.

PURCHASE CONSIDERATIONS FOR A CHARITABLE REMAINDER TRUST

(THIS SECTION ONLY APPLIES TO ACCUMULATOR(R) AND ACCUMULATOR(R) ELITE/SM/ CONTRACTS.)

If you are purchasing the contract to fund a charitable remainder trust and elect either the Guaranteed minimum income benefit ("GMIB") or the Guaranteed withdrawal benefit for life ("GWBL"), or an enhanced death benefit, you should strongly consider "split-funding": that is, the trust holds investments in addition to this Accumulator(R) Series contract. Charitable remainder trusts are required to take specific distributions. The charitable remainder trust annual withdrawal requirement may be equal to a percentage of the donated amount or a percentage of the current value of the donated amount. If your Accumulator(R) Series contract is the only source for such distributions, the payments you need to take may significantly reduce the value of those guaranteed benefits. Such amount may be greater than the annual increase in the GMIB, GWBL and/or the enhanced death benefit base and/or greater than the Guaranteed annual withdrawal amount under GWBL. See the discussion of these benefits later in this section.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

--------------------------------------------------------------------------------
THE "CONTRACT DATE" IS THE EFFECTIVE DATE OF A CONTRACT. THIS USUALLY IS THE BUSINESS DAY WE RECEIVE THE PROPERLY COMPLETED AND SIGNED APPLICATION, ALONG WITH ANY OTHER REQUIRED DOCUMENTS, AND YOUR INITIAL CONTRIBUTION. YOUR CONTRACT DATE WILL BE SHOWN IN YOUR CONTRACT. THE 12 MONTH PERIOD BEGINNING ON YOUR CONTRACT DATE AND EACH 12 MONTH PERIOD AFTER THAT DATE IS A "CONTRACT YEAR."
THE END OF EACH 12 MONTH PERIOD IS YOUR "CONTRACT DATE ANNIVERSARY." FOR EXAMPLE, IF YOUR CONTRACT DATE IS MAY 1, YOUR CONTRACT DATE ANNIVERSARY IS
APRIL 30.
--------------------------------------------------------------------------------

Your initial contribution must generally be accompanied by a completed application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information.

If your financial professional is with a selling broker-dealer other than AXA Advisors, your initial contribution must generally be accompanied by a completed application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you or your financial professional on your behalf, specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information.

--------------------------------------------------------------------------------

OUR "BUSINESS DAY" IS GENERALLY ANY DAY THE NEW YORK STOCK EXCHANGE IS OPEN FOR REGULAR TRADING AND GENERALLY ENDS AT 4:00 P.M. EASTERN TIME (OR AS OF AN EARLIER CLOSE OF REGULAR TRADING). A BUSINESS DAY DOES NOT INCLUDE A DAY ON WHICH WE ARE NOT OPEN DUE TO EMERGENCY CONDITIONS DETERMINED BY THE SEC. WE MAY ALSO CLOSE EARLY DUE TO SUCH EMERGENCY CONDITIONS. FOR MORE INFORMATION ABOUT OUR BUSINESS DAY AND OUR PRICING OF TRANSACTIONS, PLEASE SEE "DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
AS DESCRIBED LATER IN THIS PROSPECTUS, WE DEDUCT GUARANTEED BENEFIT AND ANNUAL ADMINISTRATIVE CHARGES FROM YOUR ACCOUNT VALUE ON YOUR CONTRACT DATE ANNIVERSARY. IF YOU ELECTED THE GUARANTEED MINIMUM INCOME BENEFIT, YOU CAN ONLY EXERCISE THE BENEFIT DURING THE 30 DAY PERIOD FOLLOWING YOUR CONTRACT DATE ANNIVERSARY. THEREFORE, IF YOUR ACCOUNT VALUE IS NOT SUFFICIENT TO PAY FEES ON YOUR NEXT CONTRACT DATE ANNIVERSARY, YOUR CONTRACT WILL TERMINATE WITHOUT VALUE AND YOU WILL NOT HAVE AN OPPORTUNITY TO EXERCISE YOUR GUARANTEED MINIMUM INCOME BENEFIT UNLESS THE NO LAPSE GUARANTEE PROVISION UNDER YOUR CONTRACT IS STILL IN EFFECT. SEE "EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO" IN "DETERMINING YOUR CONTRACT'S VALUE" LATER IN THIS PROSPECTUS.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options, and the account for special dollar cost averaging. If you elect the Guaranteed withdrawal benefit for life or the 100% Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging and the following variable investment options: the EQ/Aggressive Allocation Portfolio, the EQ/Conservative Allocation Portfolio, the EQ/Conservative-Plus Allocation Portfolio, the EQ/Moderate Allocation Portfolio, the EQ/Moderate-Plus Allocation Portfolio, the EQ/Franklin Templeton Allocation Managed Volatility Portfolio, the EQ/AB Short Duration Government Bond Portfolio and the EQ/Equity 500 Index Portfolio ("permitted variable investment options").

                        CONTRACT FEATURES AND BENEFITS

If you elect the 125% Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging, the EQ/Moderate Allocation Portfolio, the EQ/AB Short Duration Government Bond Portfolio and the EQ/Equity 500 Index Portfolio.


Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions, allocations and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

                        CONTRACT FEATURES AND BENEFITS

PORTFOLIOS OF THE TRUSTS

We offer affiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC ("AXA FMG"), a wholly owned subsidiary of AXA Equitable, serves as the investment adviser of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA FMG has entered into sub-advisory agreements with one or more other investment advisers (the "sub-advisers") to carry out investment decisions for the Portfolios. As such, among other responsibilities, AXA FMG oversees the activities of the sub-advisers and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.

You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from the Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. In addition, AXA FMG receives management fees and administrative fees in connection with the services it provides to the Portfolios.

As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments, as well as the Portfolios' investment management fees and administrative expenses, will reduce the underlying Portfolios' investment returns. AXA Equitable and/or its affiliates may profit from these fees and payments. AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.


Some Portfolios invest in other affiliated Portfolios (the "EQ Fund of Fund Portfolios"). The EQ Fund of Fund Portfolios offer contract owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the EQ Fund of Fund Portfolios by AXA FMG. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the EQ Fund of Fund Portfolios than certain other Portfolios available to you under your contract. Please see "Allocating your contributions" later in this section for more information about your role in managing your allocations.

As described in more detail in Portfolio prospectuses, the EQ Managed Volatility Portfolios may utilize a proprietary volatility management strategy developed by AXA FMG (the "EQ volatility management strategy"), and, in addition, certain EQ Fund of Fund Portfolios may invest in affiliated Portfolios that utilize this strategy. The EQ volatility management strategy uses futures and options, such as exchange-traded futures and options contracts on securities indices, to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility is above specific thresholds set for the Portfolio. When market volatility is increasing above the specific thresholds set for a Portfolio utilizing the EQ volatility management strategy, the adviser of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio's exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio's participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high. It may also impact the value of certain guaranteed benefits, as discussed below.

The EQ Managed Volatility Portfolios that include the EQ volatility management strategy as part of their investment objective and/or principal investment strategy, and the EQ Fund of Fund Portfolios that invest in Portfolios that use the EQ volatility management strategy, are identified below in the chart by a "(check mark)" under the column entitled "Volatility Management."

Portfolios that utilize the EQ volatility management strategy (or, in the case of certain EQ Fund of Fund Portfolios, invest in other Portfolios that use the EQ volatility management strategy) are designed to reduce the overall volatility of your account value and provide you with risk-adjusted returns over time. The reduction in volatility helps us manage the risks associated with providing guaranteed benefits during times of high volatility in the equity market. During rising markets, the EQ volatility management strategy, however, could result in your account value rising less than would have been the case had you been invested in a Portfolio that does not utilize the EQ volatility management strategy (or, in the case of the EQ Fund of Fund Portfolios, invest exclusively in other Portfolios that do not use the EQ volatility management strategy). THIS MAY EFFECTIVELY SUPPRESS THE VALUE OF GUARANTEED BENEFIT(S) THAT ARE ELIGIBLE FOR PERIODIC BENEFIT BASE RESETS BECAUSE YOUR BENEFIT BASE IS AVAILABLE FOR RESETS ONLY WHEN YOUR ACCOUNT VALUE IS HIGHER. Conversely, investing in investment options that feature a managed-volatility strategy may be helpful in a declining market when high market volatility triggers a reduction in the investment option's equity exposure because during these periods of high volatility, the risk of losses from investing in equity securities may increase. In these instances, your account value may decline less than would have been the case had you not been invested in investment options that feature a volatility management strategy.

Please see the underlying Portfolio prospectuses for more information in general, as well as more information about the EQ volatility management strategy. Please further note that certain other Portfolios may utilize volatility management techniques that differ from the EQ volatility management strategy. Such techniques could also impact your account value and guaranteed benefit(s), if any, in the same manner described above. Please see the Portfolio prospectuses for more information about the Portfolios' objective and strategies.

ASSET TRANSFER PROGRAM. Portfolio allocations in certain AXA variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program
(ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the EQ/Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined

                        CONTRACT FEATURES AND BENEFITS
mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in contracts with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract owners invested in that Portfolio:

   (a)By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio's investment performance and the ability of the sub-adviser to fully implement the Portfolio's investment strategy could be negatively affected; and


   (b)By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the EQ/Ultra Conservative Strategy Portfolio investment option and others may not. If the ATP causes significant transfers of total account value out of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.



-------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP
 TRUST -                                                                           INVESTMENT ADVISER
 CLASS B SHARES                                                                    (AND SUB-ADVISER(S),           VOLATILITY
 PORTFOLIO NAME        OBJECTIVE                                                   AS APPLICABLE)                 MANAGEMENT
-------------------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE          Seeks to achieve long-term capital appreciation.            .   AXA Equitable Funds        (check mark)
  ALLOCATION/(*)(1)/                                                                   Management Group, LLC
-------------------------------------------------------------------------------------------------------------------------------
EQ/CONSERVATIVE        Seeks to achieve a high level of current income.            .   AXA Equitable Funds        (check mark)
  ALLOCATION/(*)(2)/                                                                   Management Group, LLC
-------------------------------------------------------------------------------------------------------------------------------
                       Seeks current income and growth of capital, with a greater  .   AXA Equitable Funds        (check mark)
  EQ/CONSERVATIVE-PLUS emphasis on current income.                                     Management Group, LLC
  ALLOCATION/(*)(3)/
-------------------------------------------------------------------------------------------------------------------------------
EQ/MODERATE            Seeks to achieve long-term capital appreciation and         .   AXA Equitable Funds        (check mark)
  ALLOCATION/(*)(4)/   current income.                                                 Management Group, LLC
-------------------------------------------------------------------------------------------------------------------------------
EQ/MODERATE-PLUS       Seeks to achieve long-term capital appreciation and         .   AXA Equitable Funds        (check mark)
  ALLOCATION/(*)(5)/   current income, with a greater emphasis on capital              Management Group, LLC
                       appreciation.


----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST                                                              INVESTMENT ADVISER
 CLASS IB SHARES                                                                (AND SUB-ADVISER(S),           VOLATILITY
 PORTFOLIO NAME      OBJECTIVE                                                  AS APPLICABLE)                 MANAGEMENT
----------------------------------------------------------------------------------------------------------------------------
1290 VT GAMCO        Seeks to achieve capital appreciation.                     .   AXA Equitable Funds
  MERGERS &                                                                         Management Group, LLC
  ACQUISITIONS                                                                  .   GAMCO Asset Management,
                                                                                    Inc.
----------------------------------------------------------------------------------------------------------------------------
1290 VT GAMCO SMALL  Seeks to maximize capital appreciation.                    .   AXA Equitable Funds
  COMPANY VALUE                                                                     Management Group, LLC
                                                                                .   GAMCO Asset Management,
                                                                                    Inc.
----------------------------------------------------------------------------------------------------------------------------
1290 VT SOCIALLY     Seeks to achieve long-term capital appreciation.           .   AXA Equitable Funds
  RESPONSIBLE                                                                       Management Group, LLC
                                                                                .   BlackRock Investment
                                                                                    Management, LLC
----------------------------------------------------------------------------------------------------------------------------
EQ/400 MANAGED       Seeks to achieve long-term growth of capital with an       .   AllianceBernstein L.P.     (check mark)
  VOLATILITY/(*)(6)/ emphasis on risk-adjusted returns and managing volatility  .   AXA Equitable Funds
                     in the Portfolio.                                              Management Group, LLC
                                                                                .   BlackRock Investment
                                                                                    Management, LLC
----------------------------------------------------------------------------------------------------------------------------
EQ/2000 MANAGED      Seeks to achieve long-term growth of capital with an       .   AllianceBernstein L.P.     (check mark)
  VOLATILITY/(*)(7)/ emphasis on risk-adjusted returns and managing volatility  .   AXA Equitable Funds
                     in the Portfolio.                                              Management Group, LLC
                                                                                .   BlackRock Investment
                                                                                    Management, LLC
----------------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

---------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST                                                                   INVESTMENT ADVISER
 CLASS IB SHARES                                                                     (AND SUB-ADVISER(S),           VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                                      AS APPLICABLE)                 MANAGEMENT
---------------------------------------------------------------------------------------------------------------------------------
EQ/AB SHORT DURATION  Seeks to achieve a balance of current income and capital       .   AllianceBernstein L.P.
  GOVERNMENT          appreciation, consistent with a prudent level of risk.         .   AXA Equitable Funds
   BOND/(*)(8)/                                                                          Management Group, LLC
---------------------------------------------------------------------------------------------------------------------------------
EQ/AB SMALL CAP       Seeks to achieve long-term growth of capital.                  .   AllianceBernstein L.P.
  GROWTH/(*)(9)/                                                                     .   AXA Equitable Funds
                                                                                         Management Group, LLC
---------------------------------------------------------------------------------------------------------------------------------
EQ/CLEARBRIDGE        Seeks to achieve capital appreciation, which may               .   AXA Equitable Funds        (check mark)
  SELECT EQUITY       occasionally be short-term, with an emphasis on risk               Management Group, LLC
  MANAGED VOLATILITY  adjusted returns and managing volatility in the Portfolio.     .   BlackRock Investment
                                                                                         Management, LLC
                                                                                     .   ClearBridge Investments,
                                                                                         LLC
---------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK       Seeks to achieve a total return before expenses that           .   AllianceBernstein L.P.
  INDEX               approximates the total return performance of the Russell       .   AXA Equitable Funds
                      3000(R) Index, including reinvestment of dividends, at a risk      Management Group, LLC
                      level consistent with that of the Russell 3000(R) Index.
---------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX    Seeks to achieve a total return before expenses that           .   AXA Equitable Funds
                      approximates the total return performance of the                   Management Group, LLC
                      Bloomberg Barclays U.S. Intermediate Government/Credit         .   SSgA Funds Management,
                      Bond Index, including reinvestment of dividends, at a risk         Inc.
                      level consistent with that of the Bloomberg Barclays U.S.
                      Intermediate Government/Credit Bond Index.
---------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX   Seeks to achieve a total return before expenses that           .   AllianceBernstein L.P.
                      approximates the total return performance of the Standard      .   AXA Equitable Funds
                      & Poor's 500 Composite Stock Price Index, including                Management Group, LLC
                      reinvestment of dividends, at a risk level consistent with that of the Standard & Poor's 500 Composite Stock Price
                      Index.
---------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN           Seeks to maximize income while maintaining prospects for       .   AXA Equitable Funds        (check mark)
  BALANCED MANAGED    capital appreciation with an emphasis on risk-adjusted             Management Group, LLC
  VOLATILITY/(*)(10)/ returns and managing volatility in the Portfolio.              .   BlackRock Investment
                                                                                         Management, LLC
                                                                                     .   Franklin Advisers, Inc.
---------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN SMALL     Seeks to achieve long-term total return with an emphasis       .   AXA Equitable Funds        (check mark)
  CAP VALUE MANAGED   on risk-adjusted returns and managing volatility in the            Management Group, LLC
  VOLATILITY/(*)(11)/ Portfolio.                                                     .   BlackRock Investment
                                                                                         Management, LLC
                                                                                     .   Franklin Mutual Advisers,
                                                                                         LLC
---------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN           Primarily seeks capital appreciation and secondarily seeks     .   AXA Equitable Funds        (check mark)
  TEMPLETON           income.                                                            Management Group, LLC
  ALLOCATION
  MANAGED
  VOLATILITY/(*)(12)/
---------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL EQUITY      Seeks to achieve long-term capital appreciation with an        .   AXA Equitable Funds        (check mark)
  MANAGED             emphasis on risk-adjusted returns and managing volatility          Management Group, LLC
  VOLATILITY/(*)(13)/ in the Portfolio.                                              .   BlackRock Investment
                                                                                         Management, LLC
                                                                                     .   Morgan Stanley Investment
                                                                                         Management Inc.
                                                                                     .   OppenheimerFunds, Inc.
---------------------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

-------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST                                                                 INVESTMENT ADVISER
 CLASS IB SHARES                                                                   (AND SUB-ADVISER(S),           VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                                    AS APPLICABLE)                 MANAGEMENT
-------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE       Seeks to achieve a total return before expenses that         .   AXA Equitable Funds
  GOVERNMENT BOND     approximates the total return performance of the                 Management Group, LLC
                      Bloomberg Barclays U.S. Intermediate Government Bond         .   SSgA Funds Management,
                      Index, including reinvestment of dividends, at a risk level      Inc.
                      consistent with that of the Bloomberg Barclays U.S.
                      Intermediate Government Bond Index.
-------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL      Seeks to achieve long-term growth of capital with an         .   AXA Equitable Funds        (check mark)
  CORE MANAGED        emphasis on risk-adjusted returns and managing volatility        Management Group, LLC
  VOLATILITY/(*)(14)/ in the Portfolio.                                            .   BlackRock Investment
                                                                                       Management, LLC
                                                                                   .   EARNEST Partners, LLC
                                                                                   .   Federated Global
                                                                                       Investment Management
                                                                                       Corp.
                                                                                   .   Massachusetts Financial
                                                                                       Services Company d/b/a
                                                                                       MFS Investment Management
-------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL      Seeks to achieve a total return (before expenses) that       .   AllianceBernstein L.P.
  EQUITY INDEX        approximates the total return performance of a composite     .   AXA Equitable Funds
                      index comprised of 40% DJ Euro STOXX 50 Index, 25%               Management Group, LLC
                      FTSE 100 Index, 25% TOPIX Index, and 10% S&P/ASX 200
                      Index, including reinvestment of dividends, at a risk level consistent with that of the composite index.
-------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL      Seeks to provide current income and long-term growth of      .   AXA Equitable Funds        (check mark)
  VALUE MANAGED       income, accompanied by growth of capital with an                 Management Group, LLC
  VOLATILITY/(*)(15)/ emphasis on risk-adjusted returns and managing volatility    .   BlackRock Investment
                      in the Portfolio.                                                Management, LLC
                                                                                   .   Harris Associates L.P.
-------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS              Seeks to achieve capital growth.                             .   AXA Equitable Funds
  ENTERPRISE/(*)(16)/                                                                  Management Group, LLC
                                                                                   .   Janus Capital Management
                                                                                       LLC
-------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE     Seeks to achieve long-term growth of capital with an         .   AXA Equitable Funds        (check mark)
  MANAGED             emphasis on risk-adjusted returns and managing volatility        Management Group, LLC
  VOLATILITY/(*)(17)/ in the Portfolio.                                            .   BlackRock Investment
                                                                                       Management, LLC
                                                                                   .   Capital Guardian Trust
                                                                                       Company
                                                                                   .   Thornburg Investment
                                                                                       Management, Inc.
                                                                                   .   Vaughan Nelson Investment
                                                                                       Management
-------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH   Seeks to achieve a total return before expenses that         .   AllianceBernstein L.P.
  INDEX               approximates the total return performance of the Russell     .   AXA Equitable Funds
                      1000(R) Growth Index, including reinvestment of dividends        Management Group, LLC
                      at a risk level consistent with the Russell 1000(R) Growth
                      Index.
-------------------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST                                                                     INVESTMENT ADVISER
 CLASS IB SHARES                                                                       (AND SUB-ADVISER(S),  VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                                        AS APPLICABLE)        MANAGEMENT
--------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH   Seeks to provide long-term capital growth with an                .   AXA Equitable     (check mark)
  MANAGED             emphasis on risk-adjusted returns and managing volatility            Funds
  VOLATILITY/(*)(18)/ in the Portfolio.                                                    Management
                                                                                           Group, LLC
                                                                                       .   BlackRock
                                                                                           Investment
                                                                                           Management, LLC
                                                                                       .   HS Management
                                                                                           Partners, LLC
                                                                                       .   Loomis, Sayles
                                                                                           & Company, L.P.
                                                                                       .   Polen Capital
                                                                                           Management, LLC
                                                                                       .   T. Rowe Price
                                                                                           Associates, Inc.
--------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE    Seeks to achieve a total return before expenses that             .
  INDEX               approximates the total return performance of the Russell             AllianceBernstein
                      1000(R) Value Index, including reinvestment of dividends,            L.P.
                      at a risk level consistent with that of the Russell 1000(R)      .   AXA Equitable
                      Value Index.                                                         Funds
                                                                                           Management
                                                                                           Group, LLC
--------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE    Seeks to achieve long-term growth of capital with an             .                     (check mark)
  MANAGED             emphasis on risk-adjusted returns and managing volatility            AllianceBernstein
  VOLATILITY/(*)(19)/ in the Portfolio.                                                    L.P.
                                                                                       .   AXA Equitable
                                                                                           Funds
                                                                                           Management
                                                                                           Group, LLC
                                                                                       .   BlackRock
                                                                                           Investment
                                                                                           Management, LLC
                                                                                       .   Massachusetts
                                                                                           Financial
                                                                                           Services
                                                                                           Company d/b/a
                                                                                           MFS Investment
                                                                                           Management
--------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX      Seeks to achieve a total return before expenses that             .
                      approximates the total return performance of the                     AllianceBernstein
                      Standard & Poor's MidCap 400(R) Index, including                     L.P.
                      reinvestment of dividends, at a risk level consistent with that  .   AXA Equitable
                      of the Standard & Poor's MidCap 400(R) Index.                        Funds
                                                                                           Management
                                                                                           Group, LLC
--------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE      Seeks to achieve long-term capital appreciation with an          .   AXA Equitable     (check mark)
  MANAGED             emphasis on risk adjusted returns and managing volatility            Funds
  VOLATILITY/(*)(20)/ in the Portfolio.                                                    Management
                                                                                           Group, LLC
                                                                                       .   BlackRock
                                                                                           Investment
                                                                                           Management, LLC
                                                                                       .   Diamond Hill
                                                                                           Capital
                                                                                           Management, Inc.
                                                                                       .   Wellington
                                                                                           Management
                                                                                           Company, LLP
--------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET/(+)/  Seeks to obtain a high level of current income, preserve         .   AXA Equitable
                      its assets and maintain liquidity.                                   Funds
                                                                                           Management
                                                                                           Group, LLC
                                                                                       .   The Dreyfus
                                                                                           Corporation
--------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS  Seeks to achieve high current income consistent with             .
                      moderate risk to capital.                                            AllianceBernstein
                                                                                           L.P.
                                                                                       .   AXA Equitable
                                                                                           Funds
                                                                                           Management
                                                                                           Group, LLC
                                                                                       .   Pacific
                                                                                           Investment
                                                                                           Management
                                                                                           Company LLC
--------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY      Seeks to replicate as closely as possible (before expenses)      .
  INDEX               the total return of the Russell 2000(R) Index.                       AllianceBernstein
                                                                                           L.P.
                                                                                       .   AXA Equitable
                                                                                           Funds
                                                                                           Management
                                                                                           Group, LLC
--------------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

-----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST                                                               INVESTMENT ADVISER
 CLASS IB SHARES                                                                 (AND SUB-ADVISER(S),           VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                                  AS APPLICABLE)                 MANAGEMENT
-----------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL   Seeks to achieve long-term capital growth with an          .   AXA Equitable Funds        (check mark)
  EQUITY MANAGED      emphasis on risk adjusted returns and managing volatility      Management Group, LLC
  VOLATILITY/(*)(21)/ in the Portfolio.                                          .   BlackRock Investment
                                                                                     Management, LLC
                                                                                 .   Templeton Global Advisors
                                                                                     Limited
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER          Seeks to achieve long-term growth of capital.              .   AllianceBernstein L.P.
  TECHNOLOGY                                                                     .   Allianz Global Investors
                                                                                     U.S. LLC
                                                                                 .   AXA Equitable Funds
                                                                                     Management Group, LLC
                                                                                 .   Wellington Management
                                                                                     Company, LLP
-----------------------------------------------------------------------------------------------------------------------------


(+)The Portfolio operates as a "government money market fund." The Portfolio will invest at least 99.5% of its total assets in U.S. government securities, cash, and/or repurchase agreements that are fully collateralized by U.S. government securities or cash.
(*)This information reflects the variable investment option's name. The chart below reflects the variable investment option's former name which may continue to be used in certain documents for a period of time after the date of this prospectus. The number in the "FN" column corresponds with the number contained in the table above.



----------------------------------------------------------------
 FN   VARIABLE INVESTMENT OPTION NAME
----------------------------------------------------------------
(1)   AXA Aggressive Allocation
----------------------------------------------------------------
(2)   AXA Conservative Allocation
----------------------------------------------------------------
(3)   AXA Conservative-Plus Allocation
----------------------------------------------------------------
(4)   AXA Moderate Allocation
----------------------------------------------------------------
(5)   AXA Moderate-Plus Allocation
----------------------------------------------------------------
(6)   AXA 400 Managed Volatility
----------------------------------------------------------------
(7)   AXA 2000 Managed Volatility
----------------------------------------------------------------
(8)   AXA/AB Short Duration Government Bond
----------------------------------------------------------------
(9)   AXA/AB Small Cap Growth
----------------------------------------------------------------
(10)  AXA/Franklin Balanced Managed Volatility
----------------------------------------------------------------
(11)  AXA/Franklin Small Cap Value Managed Volatility
----------------------------------------------------------------
(12)  AXA/Franklin Templeton Allocation Managed Volatility
----------------------------------------------------------------
(13)  AXA Global Equity Managed Volatility
----------------------------------------------------------------
(14)  AXA International Core Managed Volatility
----------------------------------------------------------------
(15)  AXA International Value Managed Volatility
----------------------------------------------------------------
(16)  AXA/Janus Enterprise
----------------------------------------------------------------
(17)  AXA Large Cap Core Managed Volatility
----------------------------------------------------------------
(18)  AXA Large Cap Growth Managed Volatility
----------------------------------------------------------------
(19)  AXA Large Cap Value Managed Volatility
----------------------------------------------------------------
(20)  AXA Mid Cap Value Managed Volatility
----------------------------------------------------------------
(21)  AXA/Templeton Global Equity Managed Volatility
----------------------------------------------------------------


YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT 1-800-789-7771.

                        CONTRACT FEATURES AND BENEFITS

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)the minimum interest rate guaranteed over the life of the contract,

(2)the yearly guaranteed interest rate for the calendar year, and

(3)the current interest rate.

We set current interest rates periodically based upon our discretion and according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges (if applicable under your Accumulator(R) Series contract) and any optional benefit charges. See Appendix VII later in this Prospectus for state variations.


Depending on the state where your contract is issued, your lifetime minimum rate ranges from 1.00% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2019 is 1.00%. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers to and from the guaranteed interest option.

If you elected a guaranteed benefit that provides a 6% roll-up, an allocation to the guaranteed interest option will effectively reduce the growth rate of your guaranteed benefits because the Roll-up to age 85 benefit base rolls up at 3% with respect to amounts allocated to the guaranteed interest rate option. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" and "Our administrative procedures for calculating your Roll-up benefit base following a transfer" in "Transferring your money among investment options" later in this Prospectus.

FIXED MATURITY OPTIONS

We may offer fixed maturity options with maturity dates ranging from one to ten years. Also, we reserve the right to discontinue offering fixed maturity options at any time. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than twelve different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. Interest is earned at a guaranteed rate we set for each fixed maturity option, based on our discretion and according to our procedures ("rate to maturity"). The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VII later in this Prospectus to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
FIXED MATURITY OPTIONS GENERALLY RANGE FROM ONE TO TEN YEARS TO MATURITY.
--------------------------------------------------------------------------------

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

If you elected a guaranteed benefit that provides a 6% roll-up, an allocation to a fixed maturity option will effectively reduce the growth rate of your guaranteed benefits because the Roll-up to age 85 benefit base rolls up at 3% with respect to amounts allocated to a fixed maturity rate option. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" and "Our administrative procedures for calculating your Roll-up benefit base following a transfer" in "Transferring your money among investment options" later in this Prospectus.

FIXED MATURITY OPTIONS AND MATURITY DATES. We may offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for owner and annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Series contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from any of the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed below in "Allocating your contributions" would apply:

(a)transfer the maturity value into another available fixed maturity option, one or more of the variable investment options or the guaranteed interest option; or

                        CONTRACT FEATURES AND BENEFITS

(b)withdraw the maturity value (for all contracts except Accumulator(R) Select/SM/, there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2019, the next available maturity date was February 15, 2029. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a)the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b)the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

(THIS SECTION ONLY APPLIES TO ACCUMULATOR(R) AND ACCUMULATOR(R) ELITE/SM/ CONTRACTS.)

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically based on our discretion and according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than the lifetime minimum rate for the guaranteed interest option. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.

ALLOCATING YOUR CONTRIBUTIONS

You may choose between self-directed and dollar cost averaging to allocate your contributions under your contract. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option (subject to restrictions in certain states-see Appendix VII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. For Accumulator(R) Plus/SM/, Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/ contract owners, no more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. We reserve the right to restrict allocations to any variable investment option. If an owner or annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.

DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you

                        CONTRACT FEATURES AND BENEFITS
may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option.

--------------------------------------------------------------------------------
UNITS MEASURE YOUR VALUE IN EACH VARIABLE INVESTMENT OPTION.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING program. The special dollar cost averaging program is only available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners. Under the program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."


You may have your account value transferred to any of the variable investment options available under your contract. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life or the 100% Principal guarantee benefit. Only the EQ/Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months, during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of application to purchase the Accumulator(R) Series contract, a 60 day rate lock will apply from the date of application. Any contribution(s) received during this 60 day period will be credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) Series contract has been issued will be credited with the then current interest rate on the date the contribution is received by AXA Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.


We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th day of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only transfers that will be made from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time. We may, at any time, exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. Please see Appendix VII for more information on state availability or certain restrictions in your state.

You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

We may, at any time, exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

If you are participating in a Principal guarantee benefit, the general dollar cost averaging program is not available.

If you elect the Guaranteed withdrawal benefit for life, general dollar cost averaging is not available.

12 MONTH DOLLAR COST AVERAGING PROGRAM. The 12 month dollar cost averaging program is only available to Accumulator(R) Select/SM/ contract owners. You may dollar cost average from the EQ/Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described earlier in this Prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must allocate your entire initial contribution

                        CONTRACT FEATURES AND BENEFITS
into the EQ/Money Market option if you are selecting the 12 month dollar cost averaging program at application to purchase an Accumulator(R) Select/SM/ contract; thereafter, initial allocations to any new 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12 month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the EQ/Money Market option.

You may not transfer amounts to the EQ/Money Market option established for this program that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

You may not participate in the 12 month dollar cost averaging program if you elect the Guaranteed withdrawal benefit for life or a Principal guarantee benefit.

INVESTMENT SIMPLIFIER


FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life or the 100% Principal guarantee benefit. Only the EQ/Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.


In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging (available in Accumulator(R) and Accumulator(R) Elite/SM/ contracts only), the fixed dollar option does not offer enhanced rates. Also, this option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time. We may, at any time, exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.


INTEREST SWEEP OPTION. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life or the 100% Principal guarantee benefit. Only the EQ/Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office. We may, at any time, exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.


                              -------------------

You may not participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Under the Option I rebalancing program, you may participate in any of the dollar cost averaging programs except general dollar cost averaging, and for Accumulator(R) Select/SM/ contract owners, the 12 month dollar cost averaging program. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" immediately below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in all states. See Appendix VII later in this Prospectus for more information on state availability.

CREDITS (FOR ACCUMULATOR(R) PLUS/SM/ CONTRACTS ONLY)

A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same

                        CONTRACT FEATURES AND BENEFITS
investment options based on the same percentages used to allocate your contributions. We do not include credits in calculating any of your benefit bases under the contract, except to the extent that any credits are part of your account value, which is used to calculate the Annual Ratchet benefit bases or a Roll-up benefit base reset.

The amount of the credit will be 4%, 4.5% or 5% of each contribution based on the following breakpoints and rules:

               -------------------------------------------------
                                               CREDIT PERCENTAGE
               FIRST YEAR TOTAL CONTRIBUTIONS     APPLIED TO
                        BREAKPOINTS              CONTRIBUTIONS
               -------------------------------------------------
               Less than $500,000                      4%
               -------------------------------------------------
               $500,000-$999,999.99                   4.5%
               -------------------------------------------------
               $1 million or more                      5%
               -------------------------------------------------

The percentage of the credit is based on your total first year contributions. If you purchase a Principal guarantee benefit, you may not make additional contributions after the first six months. This credit percentage will be credited to your initial contribution and each additional contribution made in the first contract year (after adjustment as described below), as well as those in the second and later contract years. The credit will apply to additional contributions only to the extent that the sum of that contribution and prior contributions to which no credit was applied exceeds the total withdrawals made from the contract since the issue date.

For example, assume you make an initial contribution of $100,000 to your contract and your account value is credited with $4,000 (4% x $100,000). After that, you decide to withdraw $7,000 from your contract. Later, you make a subsequent contribution of $3,000. You receive no credit on your $3,000 contribution since it does not exceed your total withdrawals ($7,000). Further assume that you make another subsequent contribution of $10,000. At that time, your account value will be credited with $240 [4% x (10,000 + 3,000 - 7,000)].

Although the credit, as adjusted at the end of the first contract year, will be based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

..   Indication of intent: If you indicate in the application at the time you purchase your contract an intention to make additional contributions to meet one of the breakpoints (the "Expected First Year Contribution Amount") and your initial contribution is at least 50% of the Expected First Year Contribution Amount, your credit percentage will be as follows:

   -- For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage will be the percentage that applies to the Expected First Year Contribution Amount based on the table above.

   -- For any subsequent contribution that results in your total contributions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

   -- If at the end of the first contract year your total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The Excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

   -- The "Indication of intent" approach to first year contributions is not available in all states. Please see Appendix VII later in this Prospectus for information on state availability.

..   No indication of intent:

   -- For your initial contribution (if available in your state) we will apply the credit percentage based upon the above table.

   -- For any subsequent contribution that results in a higher applicable credit percentage (based on total contributions to date), we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

In addition to the recovery of any Excess Credit, we will recover all of the credit or a portion of the credit in the following situations:

..   If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" later in this Prospectus).

..   If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VII later in this Prospectus for information on state variations.

..   If the owner (or older joint owner, if applicable) dies during the one-year period following our receipt of a contribution to which a credit was applied, we will recover the amount of such credit. For Joint life GWBL contracts, we will only recover the credit if the second owner dies within the one-year period following a contribution.

We will recover any credit on a pro rata basis from the value in your variable investment options and guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturing date(s). A market value adjustment may apply to withdrawals from the fixed maturity options.

We do not consider credits to be contributions for purposes of any discussion in this Prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.

We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" later in this Prospectus. The charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.

GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section.

                        CONTRACT FEATURES AND BENEFITS

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit and the death benefits, as described in this section. The benefit base for the Guaranteed minimum income benefit and any enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    less

..   a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

6% ROLL-UP TO AGE 85 (USED FOR THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    plus

..   daily roll-up; less

..   a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

The effective annual roll-up rate credited to this benefit base is:

..   6% with respect to the variable investment options (including amounts allocated to the account for special dollar cost averaging under Accumulator(R) and Accumulator(R) Elite/SM/ contracts but excluding all other amounts allocated to the EQ/Money Market and EQ/Intermediate Government Bond variable investment options and monies allocated to the 12 month dollar cost averaging program under Accumulator(R) Select/SM/); the effective annual rate may be 4% in some states. Please see Appendix VII later in this Prospectus to see what applies in your state; and

..   3% with respect to the EQ/Intermediate Government Bond, EQ/Money Market,
    the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable). If you elected a guaranteed benefit that provides a 6% roll-up, an allocation to any investment option that rolls up at 3% will effectively reduce the growth rate of your guaranteed benefit. For more information, see "Our administrative procedures for calculating your Roll-up benefit base following a transfer" in "Transferring your money among investment options" later in this Prospectus.

The benefit base stops rolling up on the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday. For contracts with non-natural owners, the benefit base stops rolling up on the contract date anniversary following the annuitant's 85th birthday. However, even after the 6% Roll-Up to age 85 benefit base stops rolling up, any associated enhanced death benefit will remain in effect, and we will continue to deduct the charge for the benefit. If the contract owner subsequently dies while the contract is still in effect, we will pay a death benefit equal to the higher of the account value and the applicable benefit base amount.

Please see "Our administrative procedures for calculating your Roll-Up benefit base following a transfer" later in the Prospectus for more information about how we calculate your Roll-Up benefit base when you transfer account values between investment options with a higher roll-up rate (4-6%) and investment options with a lower roll-up rate (3%).

ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

..   your initial contribution to the contract (plus any additional contributions),

                                      or

..   your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you have taken a withdrawal from your contract, your benefit base will be reduced from the amount described above. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits"in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts. At any time after a withdrawal, your benefit base is equal to the greater of either:

..   your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal),

                                      or

..   your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).

                        CONTRACT FEATURES AND BENEFITS

Your Annual Ratchet to age 85 benefit base is no longer eligible to increase after the contract date anniversary following your 85th birthday. However, any associated enhanced death benefit will remain in effect, and we will continue to deduct the charge for the benefit. If the contract owner subsequently dies while the contract is still in effect, we will pay a death benefit equal to the higher of the account value and the applicable benefit base amount.

For contracts with non-natural owners, the last contract date anniversary a ratchet could occur is based on the annuitant's age.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised. For more information, see "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

In Washington a different roll-up rate applies to the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit. See Appendix VII later in this Prospectus.

GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value on any contract date anniversary until the contract date anniversary following age 75, if your contract has an annual reset. If your contract has a five year reset, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value on any 5th or later contract date anniversary until the contract date anniversary following age 75. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base. After the contract date anniversary following your 75th birthday, the "Greater of" GMDB and its associated charge will remain in effect but the Roll-up benefit base will no longer be eligible for resets.

We will notify you, generally in your annual account statement that we issue each year following your contract date anniversary, if the Roll-Up benefit base is eligible to be reset. If eligible, you will have 30 days from your contract date anniversary to request a reset. At any time, you may choose one of the three available reset methods: one-time reset option, automatic annual reset program or automatic customized reset program.

--------------------------------------------------------------------------------
ONE-TIME RESET OPTION -- RESETS YOUR ROLL-UP BENEFIT BASE ON A SINGLE CONTRACT DATE ANNIVERSARY.
AUTOMATIC ANNUAL RESET PROGRAM -- AUTOMATICALLY RESETS YOUR ROLL-UP BENEFIT
BASE ON EACH CONTRACT DATE ANNIVERSARY YOU ARE ELIGIBLE FOR A RESET.
AUTOMATIC CUSTOMIZED RESET PROGRAM -- AUTOMATICALLY RESETS YOUR ROLL-UP BENEFIT BASE ON EACH CONTRACT DATE ANNIVERSARY, IF ELIGIBLE, FOR THE PERIOD YOU DESIGNATE.
--------------------------------------------------------------------------------

If your request to reset your Roll-Up benefit base is received at our processing office more than 30 days after your contract date anniversary, your Roll-Up benefit base will reset on the next contract date anniversary if you are eligible for a reset.

One-time reset requests will be processed as follows:

   (i)if your request is received within 30 days following your contract date anniversary, your Roll-Up benefit base will be reset, if eligible, as of that contract date anniversary. If your benefit base was not eligible for a reset on that contract date anniversary, your one-time reset request will be terminated;

  (ii)if your request is received outside the 30 day period following your contract date anniversary, your Roll-Up benefit base will be reset, if eligible, on the next contract date anniversary. If your benefit base is not eligible for a reset, your one-time reset request will be terminated.

Once your one-time reset request is terminated, you must submit a new request in order to reset your benefit base.

If you wish to cancel your elected reset program, your request must be received by our processing office at least one business day prior to your contract date anniversary to terminate your reset program for such contract date anniversary. Cancellation requests received after this window will be applied the following year. A reset cannot be cancelled after it has occurred. For more information, see "How to reach us" earlier in this Prospectus. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset until the next contract date anniversary or for five years, depending upon the reset period available under your contract. Please see Appendix VIII later in this Prospectus for more information on the reset feature available under your contract. If after your death your spouse continues the contract and your contract has an annual reset, the benefit base will be eligible to be reset on each contract date anniversary, if applicable. However, if your contract has a five year reset, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is the contract date anniversary following owner (or older joint owner, if applicable) age 75. For contracts with non-natural owners, reset eligibility is based on the annuitant's age.

It is important to note that once you have reset your Roll-Up benefit base, a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of reset; you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See "Exercise rules" under "Guaranteed minimum income benefit option" below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.

If you are a traditional IRA, TSA or QP contract owner, before you reset your Roll-Up benefit base, please consider the effect of the 10-year exercise waiting period on your requirement to take lifetime required

                        CONTRACT FEATURES AND BENEFITS
minimum distributions with respect to the contract. If you must begin taking lifetime required minimum distributions during the 10-year waiting period, you may want to consider taking the annual lifetime required minimum distribution calculated for the contract from another permissible contract or funding vehicle. If you withdraw the lifetime required minimum distribution from the contract, and the required minimum distribution is more than 6% of the reset benefit base, the withdrawal would cause a pro rata reduction in the benefit base. Alternatively, resetting the benefit base to a larger amount would make it less likely that the required minimum distributions would exceed the 6% threshold. See "Lifetime required minimum distribution withdrawals" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money." Also, see "Required minimum distributions" under "Individual retirement arrangements (IRAs)" in "Tax information" and Appendix II -- "Purchase considerations for QP Contracts" as well as Appendix IX -- "Tax-sheltered annuity contracts (TSAs)" later in this Prospectus.

The Roll-Up benefit base for both the "Greater of" enhanced death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed in "Guaranteed minimum income benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus.

Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the owner's (and any joint owner's) age and sex in certain instances. Your contract may specify different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options.

GUARANTEED MINIMUM INCOME BENEFIT OPTION

The Guaranteed minimum income benefit is available if the owner is age 20 through 75 at the time the contract is issued. If the contract is jointly owned, the Guaranteed minimum income benefit will be calculated on the basis of the older owner's age. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.

If you are purchasing the contract as an Inherited IRA or if you elect a Principal guarantee benefit or the Guaranteed withdrawal benefit for life, the Guaranteed minimum income benefit is not available. If you are using the contract to fund a charitable remainder trust (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts only), you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your Guaranteed minimum income benefit. See "Owner and annuitant requirements" earlier in this section. For IRA, QP and Rollover TSA contracts, owners over age 60 at contract issue should consider the impact of the minimum distributions required by tax law in relation to the withdrawal limitations under the Guaranteed minimum income benefit. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits"in "Accessing your money"later in this Prospectus.

If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed pay-out option or a life with a period certain payout option. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the owner's age, as follows:

-----------------------------------------------------------------
                        LEVEL PAYMENTS
-----------------------------------------------------------------
                                     PERIOD CERTAIN YEARS
           OWNER'S             ----------------------------------
       AGE AT EXERCISE                     IRAS               NQ
-                              ----------------------------------
       75 and younger                       10                10
-----------------------------------------------------------------
             76                              9                10
-----------------------------------------------------------------
             77                              8                10
-----------------------------------------------------------------
             78                              7                10
-----------------------------------------------------------------
             79                              7                10
-----------------------------------------------------------------
             80                              7                10
-----------------------------------------------------------------
             81                              7                9
-----------------------------------------------------------------
             82                              7                8
-----------------------------------------------------------------
             83                              7                7
-----------------------------------------------------------------
             84                              6                6
-----------------------------------------------------------------
             85                              5                5
-----------------------------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
THE GUARANTEED MINIMUM INCOME BENEFIT SHOULD BE REGARDED AS A SAFETY NET ONLY.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base, less any applicable withdrawal charge remaining (if applicable under your Accumulator(R) Series contract), to GMIB guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors or base contract guaranteed annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with

                        CONTRACT FEATURES AND BENEFITS
regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. Your account value is never applied to the guaranteed annuity purchase factors under GMIB. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

Before you elect the Guaranteed minimum income benefit, you should consider the fact that it provides a form of insurance and is based on conservative actuarial factors. For certain contracts, the guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". In general, if your account value falls to zero (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days), the Guaranteed minimum income benefit will be exercised automatically, based on the owner's (or older joint owner's, if applicable) current age and benefit base, as follows:

..   You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including the Guaranteed minimum death benefit, any other guaranteed benefits and any account or cash values) will terminate.

..   You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

If your no lapse guarantee is no longer in effect and your account value subsequently falls to zero, your contract will terminate without value, and you will lose the Guaranteed minimum income benefit, Guaranteed minimum death benefit (if elected) and any other guaranteed benefits.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

..   If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

..   If your aggregate withdrawals during any contract year exceed 6% of the
    Roll-Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days);

..   Upon the contract date anniversary following the owner (or older joint owner, if applicable) reaching age 85.

Please note that if you participate in our Automatic RMD service, an automatic withdrawal under that program will not cause the no lapse guarantee to terminate even if a withdrawal causes your total contract year withdrawals to exceed 6% of your Roll-Up benefit base.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male owner age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Intermediate Government Bond, EQ/Money Market, the guaranteed interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.

-----------------------------------------------------------------------------------------------------
                                             GUARANTEED
                                           MINIMUM INCOME                  GUARANTEED MINIMUM
                                         BENEFIT -- ANNUAL                 INCOME BENEFIT --
                                         INCOME PAYABLE FOR              ANNUAL INCOME PAYABLE
            CONTRACT                    LIFE (FOR CONTRACTS             FOR LIFE (FOR CONTRACTS
              DATE                       WITH THE FIVE YEAR             WITH THE ANNUAL ROLL-UP
          ANNIVERSARY                   ROLL-UP BENEFIT BASE               BENEFIT BASE RESET
          AT EXERCISE                      RESET FEATURE)                      FEATURE).
-----------------------------------------------------------------------------------------------------
               10                             $11,891                           $10,065
-----------------------------------------------------------------------------------------------------
               15                             $18,597                           $15,266
-----------------------------------------------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice with your annual statement. The annual statement will illustrate how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit.

--------------------------------------------------------------------------------
WE DEDUCT GUARANTEED BENEFIT AND ANNUAL ADMINISTRATIVE CHARGES FROM YOUR
ACCOUNT VALUE ON YOUR CONTRACT DATE ANNIVERSARY, AND YOU CAN ONLY EXERCISE THE GUARANTEED MINIMUM INCOME BENEFIT, IF ELIGIBLE, DURING THE 30 DAY PERIOD FOLLOWING YOUR CONTRACT DATE ANNIVERSARY. THEREFORE, IF YOUR ACCOUNT VALUE IS NOT SUFFICIENT TO PAY FEES ON YOUR NEXT CONTRACT DATE ANNIVERSARY, YOUR
CONTRACT WILL TERMINATE AND YOU WILL NOT HAVE AN OPPORTUNITY TO EXERCISE YOUR GUARANTEED MINIMUM INCOME BENEFIT UNLESS THE NO LAPSE GUARANTEE PROVISION UNDER YOUR CONTRACT IS STILL IN EFFECT. SEE "EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO" IN "DETERMINING YOUR CONTRACT'S VALUE" LATER IN THIS PROSPECTUS.
--------------------------------------------------------------------------------

You must return your contract to us, along with all required information, within 30 days following your contract date anniversary in order to exercise this benefit. Upon exercising the GMIB, any Guaranteed minimum death benefit you elected will terminate without value.

                        CONTRACT FEATURES AND BENEFITS

Upon exercise of the Guaranteed minimum income benefit, the owner will become the annuitant, and the contract will be annuitized on the basis of the owner's life. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, the end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES. Eligibility to exercise the Guaranteed minimum income benefit is based on the owner's (or older joint owner's, if applicable) age as follows:

..   If you were at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

..   If you were at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after age 60.

..   If you were at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

To exercise the Guaranteed minimum income benefit:

   -- We must receive your notification in writing within 30 days following any contract date anniversary on which you are eligible; and

   -- Your account value must be greater than zero on the exercise date. See
      "Effect of your account value falling to zero" in "Determining your contract's value" for more information about the impact of insufficient account value on your ability to exercise the Guaranteed minimum income benefit.

Please note:

(i)the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your 85th birthday;

(ii)if you were age 75 when the contract was issued or the Roll-Up benefit base was reset, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your attainment of age 85;

(iii)for Accumulator(R) Series QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Series QP contract into an Accumulator(R) Series Rollover IRA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for the Plan participant to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv)for Accumulator(R) Series Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Series Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(v)if you reset the Roll-Up benefit base (as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(vi)a spouse beneficiary or younger spouse joint owner under Spousal continuation may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original owner could have exercised the benefit. In addition, the spouse beneficiary or younger spouse joint owner must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The spouse beneficiary or younger spouse joint owner's age on the date of the owner's death replaces the owner's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules;

(vii)if the contract is jointly owned and not an IRA contract, you can elect to have the Guaranteed minimum income benefit paid either: (a) as a joint life benefit, or (b) as a single life benefit paid on the basis of the older owner's age;

(viii)if the contract is an IRA contract, you can elect to have the Guaranteed minimum income benefit paid either: (a) as a joint life benefit, but only if the joint annuitant is your spouse or (b) as a single life benefit paid on the basis of the annuitant's age; and

(ix)if the contract is owned by a trust or other non-natural person, eligibility to elect or exercise the Guaranteed minimum income benefit is based on the annuitant's age, rather than the owner's.

See "Effect of the owner's death" under "Payment of death benefit" later in this Prospectus for more information.

If your account value is insufficient to pay applicable charges when due, your contract will terminate, which could cause you to lose your Guaranteed minimum income benefit. For more information, please see ''Effect of your account value falling to zero'' in ''Determining your contract's value" and the section entitled ''Charges and expenses'' later in this Prospectus.

For information about the impact of withdrawals on the Guaranteed minimum income benefit and any other guaranteed benefits you may

                        CONTRACT FEATURES AND BENEFITS
have elected, please see ''How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit'' in ''Accessing your money."

From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain guaranteed benefits. See "Guaranteed benefit offers" later in this section for more information. If you accepted an offer to convert your Guaranteed minimum income benefit into the New Guaranteed withdrawal benefit for life (New GWBL), see Appendix XII for more information about the New GWBL and the Modified Death Benefit.

If you previously accepted an offer to terminate a guaranteed benefit, you no longer have an enhanced or the standard death benefit. Please refer to the terms of your offer for information about your remaining death benefit.

GUARANTEED MINIMUM DEATH BENEFIT

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section.

Your contract provides a standard death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions, adjusted for any withdrawals (and any associated withdrawal charges, if applicable under your Accumulator(R) Series contract). The standard death benefit is the only death benefit available for owners (or older joint owners, if applicable) ages 76 through 85 at issue (ages 76 through 80 at issue for Accumulator(R) Plus/SM/ contracts). Once your contract is issued, you may not change or voluntarily terminate your death benefit.

If you elect one of the enhanced death benefits (not including the GWBL Enhanced death benefit), the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, information and forms necessary to effect payment, or your elected enhanced death benefit on the date of the owner's (or older joint owner's, if applicable) death, adjusted for any subsequent withdrawals (and associated withdrawal charges, if applicable under your Accumulator(R) Series contract), whichever provides the higher amount. See "Payment of death benefit" later in this Prospectus for more information.

The Annual Ratchet to age 85 and the "Greater of" enhanced death benefits have an additional charge. There is no charge for the Standard death benefit. Although the amount of your enhanced death benefit will no longer increase after age 85, we will continue to deduct this charge as long as your enhanced death benefit is in effect. See "Guaranteed minimum death benefit charge" in "Charges and expenses" for more information.

Any of the enhanced death benefits or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit.

If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. For contracts with non-natural owners, the death benefit will be payable upon the death of the annuitant. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.

If your contract terminates for any reason, your Guaranteed minimum death benefit will also terminate. See "Termination of your contract" in "Determining your contract's value" for information about the circumstances under which your contract will terminate.

For Accumulator(R) Plus/SM/ contracts, if the owner (or older joint owner, if applicable) dies during the one-year period following our receipt of a contribution, the account value used to calculate the applicable guaranteed minimum death benefit will not reflect any credits applied in the one-year period prior to death. For Joint life GWBL contracts, we will only recover the credit if the second owner dies within the one-year period following a contribution.

OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR OWNER (OR OLDER JOINT OWNER, IF APPLICABLE) AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS; 20 THROUGH 70 AT ISSUE OF FLEXIBLE PREMIUM IRA CONTRACTS; 0 THROUGH 70 AT ISSUE OF INHERITED IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS (20 THROUGH 70 AT ISSUE FOR ACCUMULATOR(R) PLUS/SM/ QP CONTRACTS). FOR CONTRACTS WITH NON-NATURAL OWNERS, THE AVAILABLE DEATH BENEFITS ARE BASED ON THE ANNUITANT'S AGE. SEE "RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT" IN "APPENDIX X" FOR MORE INFORMATION.

Subject to state availability, you may elect one of the following enhanced death benefits (see Appendix VII later in this Prospectus for state availability of these benefits):

..   Annual Ratchet to age 85.

..   The Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85.

These enhanced death benefits, together with the standard death benefit, comprise the Guaranteed minimum death benefits available under the contract.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

For information about the effect of withdrawals on your Guaranteed minimum death benefit, please see ''How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits'' in ''Accessing your money."

If you are using your Accumulator(R) or Accumulator(R) Elite/SM/ contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your enhanced death benefit. See "Owner and annuitant requirements" earlier in this section.

                        CONTRACT FEATURES AND BENEFITS

See Appendix IV later in this Prospectus for an example of how we calculate an enhanced death benefit.

You may have been the recipient of an offer that provided for an increase in your account value in return for terminating your Guaranteed minimum death benefit. If you accepted such an offer, your Guaranteed minimum death benefit has been replaced with the return of account value death benefit. If you did not accept an offer, your Guaranteed minimum death benefit is still in effect. See "Guaranteed benefit offers" later in this section for more information.

EARNINGS ENHANCEMENT BENEFIT

Subject to state and contract availability, if you are purchasing a contract under which the Earnings enhancement benefit is available, you may elect the benefit at the time you purchase your contract (see Appendix VII later in this Prospectus for state availability of these benefits). The Earnings enhancement benefit provides an additional death benefit as described below. See "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Earnings enhancement benefit in an NQ, IRA or Rollover TSA contract. Once you purchase the Earnings enhancement benefit, you may not voluntarily terminate the feature. If you elect the Guaranteed withdrawal benefit for life, the Earnings enhancement benefit is not available.

If you elect the Earnings enhancement benefit described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information. This benefit will also terminate if your contract terminates for any reason. See "Termination of your contract" in "Determining your contract's value" later in this Prospectus.

If the owner (or older joint owner, if applicable) is 70 or younger when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is 70 or younger when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 40% of:

the GREATER OF:

..   the account value, OR

..   any applicable death benefit

DECREASED BY:


..   total net contributions.


For purposes of calculating your Earnings enhancement benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the spouse beneficiary or younger spouse joint owner not continued the contract plus any subsequent contributions) adjusted for each withdrawal that exceeds your Earnings enhancement benefit earnings. "Net contributions" are reduced by the amount of that excess. Earnings enhancement benefit earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal, and (b) is the net contributions as adjusted by any prior withdrawals (for Accumulator(R) Plus/SM/ contracts, credit amounts are not included in "net contributions"); and
(ii) "Death benefit" is equal to the GREATER of the account value as of the date we receive satisfactory proof of death OR any applicable Guaranteed minimum death benefit as of the date of death.

For Accumulator(R) Plus/SM/ contracts, for purposes of calculating your Earnings enhancement benefit, if any contributions are made in the one-year period prior to death of the owner (or older joint owner, if applicable), the account value will not include any credits applied in the one-year period prior to death.

If the owner (or older joint owner, if applicable) is age 71 through 75 when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is between the ages of 71 and 75 when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 25% of:

the GREATER OF:

..   the account value, OR

..   any applicable death benefit

DECREASED BY:


..   total net contributions.


The value of the Earnings enhancement benefit is frozen on the first contract date anniversary after the owner (or older joint owner, if applicable) turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For contracts with non-natural owners, your eligibility to elect the Earnings enhancement benefit will be based on the annuitant's age.

For an example of how the Earnings enhancement benefit is calculated, please see Appendix VI.

Although the value of your Earnings enhancement benefit will no longer increase after age 80, we will continue to deduct the charge for this benefit as long as it remains in effect.

For contracts continued under Spousal continuation upon the death of the spouse (or older spouse, in the case of jointly owned contracts), the account value will be increased by the value of the Earnings enhancement benefit as of the date we receive due proof of death. The benefit will then be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. The spouse may also take the death benefit (increased by the Earnings enhancement benefit) in a lump sum. See "Spousal continuation" in "Payment of death benefit" later in this Prospectus for more information.

The Earnings enhancement benefit must be elected when the contract is first issued. Neither the owner nor the successor owner can add it after the contract has been issued. Ask your financial professional or see Appendix VII later in this Prospectus to see if this feature is available in your state.

                        CONTRACT FEATURES AND BENEFITS

You may have been the recipient of an offer that provided for an increase in your account value in return for terminating your Earnings Enhancement benefit. If you accepted such an offer, your Earnings Enhancement benefit has been replaced with the return of account value death benefit. If you did not accept an offer, your Earnings Enhancement benefit is still in effect. See "Guaranteed benefit offers" later in this section for more information.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE ("GWBL")

For an additional charge, the Guaranteed withdrawal benefit for life ("GWBL") guarantees that you can take withdrawals up to a maximum amount per year (your "Guaranteed annual withdrawal amount"). GWBL is only available at issue. This benefit is not available at issue ages younger than 45. GWBL is not available if you have elected the Guaranteed minimum income benefit, the Earnings enhancement benefit or one of our Principal guarantee benefits described later in this Prospectus. You may elect one of our automated payment plans or you may take partial withdrawals. All withdrawals reduce your account value and Guaranteed minimum death benefit. See "Accessing your money" later in this Prospectus for more information.

If you elect the GWBL, your investment options will be limited to the permitted variable investment options, the guaranteed interest option and the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts only). Please note that the 12 month dollar cost averaging program (for Accumulator(R) Select/SM/ contracts only) and our general dollar cost averaging program are not available if you elect the GWBL, but the investment simplifier program is available if you elect the GWBL. See "What are your investment options under the contract?" earlier in this section.

You may buy this benefit on a single life ("Single Life") or a joint life ("Joint Life") basis. Under a Joint Life contract, lifetime withdrawals are guaranteed for the life of both the owner and successor owner (or annuitant and joint annuitant, as applicable).

For Joint Life contracts, a successor owner may be named at contract issue only. The successor owner must be the owner's spouse. If you and the successor owner are no longer married, you may either: (i) drop the original successor owner or (ii) replace the original successor owner with your new spouse. This can only be done before the first withdrawal is made from the contract. After the first withdrawal, the successor owner can be dropped but cannot be replaced. If the successor owner is dropped after withdrawals begin, the charge will continue based on a Joint Life basis. For NQ contracts, you have the option to designate the successor owner as a joint owner.

For Joint Life contracts owned by a non-natural owner, a joint annuitant may be named at contract issue only. The annuitant and joint annuitant must be spouses. If the annuitant and joint annuitant are no longer married, you may either: (i) drop the joint annuitant or (ii) replace the original joint annuitant with the annuitant's new spouse. This can only be done before the first withdrawal. After the first withdrawal, the joint annuitant may be dropped but cannot be replaced. If the joint annuitant is dropped after withdrawals begin, the charge continues based on a Joint Life basis. Joint annuitants are not permitted under any other contracts.

This benefit is not available under an Inherited IRA contract. Joint Life QP and TSA contracts are not permitted in connection with this benefit. If you are using your Accumulator(R) or Accumulator(R) Elite/SM/ contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your guaranteed withdrawal benefit for life. See "Owner and annuitant requirements" earlier in this section.

The cost of the GWBL benefit will be deducted from your account value on each contract date anniversary. Please see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this Prospectus for a description of the charge.

You should not purchase this benefit if:

..   You plan to take withdrawals in excess of your Guaranteed annual withdrawal amount because those withdrawals may significantly reduce or eliminate the value of the benefit (see "Effect of Excess withdrawals" below in this section);

..   You are not interested in taking withdrawals prior to the contract's maturity date;

..   You are using the contract to fund a Rollover TSA or QP contract where withdrawal restrictions will apply; or

..   You plan to use it for withdrawals prior to age 59 1/2, as the taxable amount of the withdrawal will be includible in income and subject to an additional 10% federal income tax penalty, as discussed later in this Prospectus.

For traditional IRAs, TSA and QP contracts, you may take your lifetime required minimum distributions ("RMDs") without losing the value of the GWBL benefit, provided you comply with the conditions described under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus, including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.

From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain guaranteed benefits. See "Guaranteed benefit offers" later in this section for more information.

If you previously accepted an offer to terminate a guaranteed benefit, you no longer have an enhanced or the standard death benefit. Please refer to the terms of your offer for information about your remaining death benefit.

GWBL BENEFIT BASE

At issue, your GWBL benefit base is equal to your initial contribution and will increase or decrease, as follows:

..   Your GWBL benefit base increases by any subsequent contributions.

..   Your GWBL benefit base may be increased on each contract date anniversary, as described below under "Annual Ratchet" and "5% deferral bonus."

..   Your GWBL benefit base is not reduced by withdrawals except those withdrawals that cause total withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount ("Excess withdrawal"). See "Effect of Excess withdrawals" below in this section.

                        CONTRACT FEATURES AND BENEFITS

GUARANTEED ANNUAL WITHDRAWAL AMOUNT

Your initial Guaranteed annual withdrawal amount is equal to a percentage of the GWBL benefit base. The initial applicable percentage ("Applicable percentage") is based on the owner's age at the time of the first withdrawal. For Joint Life contracts, the initial Applicable percentage is based on the age of the owner or successor owner, whoever is younger at the time of the first withdrawal. For contracts held by non-natural owners, the initial Applicable percentage is based on either the annuitant's age or on the younger annuitant's age, if applicable, at the time of the first withdrawal. If your GWBL benefit base ratchets, as described below in this section under "Annual Ratchet," on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. The Applicable percentages are as follows:

----------------------------------
    AGE      APPLICABLE PERCENTAGE
----------------------------------
   45-64             4.0%
----------------------------------
   65-74             5.0%
----------------------------------
   75-84             6.0%
----------------------------------
85 and older         7.0%
----------------------------------

We will recalculate the Guaranteed annual withdrawal amount on each contract date anniversary and as of the date of any subsequent contribution or Excess withdrawal, as described below under "Effect of Excess withdrawals" and "Subsequent contributions." The withdrawal amount is guaranteed never to decrease as long as there are no Excess withdrawals.

Your Guaranteed annual withdrawals are not cumulative. If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

The withdrawal charge, if applicable under your Accumulator(R) Series contract, is waived for withdrawals up to the Guaranteed annual with drawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

EFFECT OF EXCESS WITHDRAWALS

An Excess withdrawal is caused when you withdraw more than your Guaranteed annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, the entire amount of that withdrawal and each subsequent withdrawal in that contract year are considered Excess withdrawals.

An Excess withdrawal can cause a significant reduction in both your GWBL benefit base and your Guaranteed annual withdrawal amount. If you make an Excess withdrawal, we will recalculate your GWBL benefit base and the Guaranteed annual withdrawal amount, as follows:

..   The GWBL benefit base is reset as of the date of the Excess with drawal to equal the LESSER of: (i) the GWBL benefit base immediately prior to the Excess withdrawal, and (ii) the account value immediately following the Excess withdrawal.

..   The Guaranteed annual withdrawal amount is recalculated to equal the
    Applicable percentage multiplied by the reset GWBL benefit base.

You should not purchase the contract if you plan to take withdrawals in excess of your Guaranteed annual withdrawal amount as such with drawals may significantly reduce or eliminate the value of the GWBL benefit. If your account value is less than your GWBL benefit base (due, for example, to negative market performance), an Excess withdrawal, even one that is only slightly more than your Guaranteed annual withdrawal amount, can significantly reduce your GWBL benefit base and the Guaranteed annual withdrawal amount.

For example, assume your GWBL benefit base is $100,000 and your account value is $80,000 when you decide to begin taking withdrawals at age 65. Your Guaranteed annual withdrawal amount is equal to $5,000 (5.0% of $100,000). You take an initial withdrawal of $8,000. Since your GWBL benefit base is immediately reset to equal the lesser of your GWBL benefit base prior to the Excess withdrawal ($100,000) and your account value immediately following the Excess withdrawal ($80,000 minus $8,000), your GWBL benefit base is now $72,000. In addition, your Guaranteed annual withdrawal amount is reduced to $3,600 (5.0% of $72,000), instead of the original $5,000. See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

Withdrawal charges, if applicable under your Accumulator(R) Series contract, are applied to the amount of the withdrawal that exceeds the greater of (i) the Guaranteed annual withdrawal amount or (ii) the 10% free withdrawal amount. A withdrawal charge would not be applied in the example above since the $8,000 withdrawal (equal to 10% of the contract's account value as of the beginning of the contract year) falls within the 10% free withdrawal amount. Under the example above, additional withdrawals during the same contract year could result in a further reduction of the GWBL benefit base and the Guaranteed annual withdrawal amount, as well as an application of withdrawal charges, if applicable. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

You should note that an Excess withdrawal that reduces your account value to zero terminates the contract, including all benefits, without value. See "Effect of your account value falling to zero " later in this section.

In general, if you purchase the contract as a traditional IRA, QP or TSA and participate in our Automatic RMD service, an automatic withdrawal under that program will not cause an Excess withdrawal, even if it exceeds your Guaranteed annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus. Loans are not available under Rollover TSA contracts if GWBL is elected.

ANNUAL RATCHET

Your GWBL benefit base is recalculated on each contract date anniversary to equal the greater of: (i) the account value and (ii) the most recent GWBL benefit base. If your account value is greater, we will ratchet up your GWBL benefit base to equal your account value. If your GWBL benefit base ratchets on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. Your Guaranteed annual withdrawal amount will also be increased, if applicable, to equal your Applicable percentage times your new GWBL benefit base.

If your GWBL benefit base ratchets, we will increase the charge for the benefit to the maximum charge permitted under the contract. Once we increase the charge, it is increased for the life of the contract. We

                        CONTRACT FEATURES AND BENEFITS
will permit you to opt out of the ratchet if the charge increases. If you choose to opt out, your charge will stay the same but your GWBL benefit base will no longer ratchet. Upon request, we will permit you to accept a GWBL benefit base ratchet with the charge increase on a subsequent contract date anniversary. For a description of the charge increase, see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this Prospectus.

5% DEFERRAL BONUS

At no additional charge, during the first ten contract years, in each year you have not taken a withdrawal, we will increase your GWBL benefit base by an amount equal to 5% of your total contributions. If the Annual Ratchet (as discussed immediately above) occurs on any contract date anniversary, for the next and subsequent contract years, the bonus will be 5% of the most recent ratcheted GWBL benefit base plus any subsequent contributions. If the GWBL benefit base is reduced due to an Excess withdrawal, the 5% deferral bonus will be calculated using the reset GWBL benefit base plus any applicable contributions. The deferral bonus generally excludes contributions made in the prior 12 months. In the first contract year, the deferral bonus is determined using all contributions received in the first 90 days of the contract year.

On any contract date anniversary on which you are eligible for a bonus, we will calculate the applicable bonus amount. If, when added to the current GWBL benefit base, the amount is greater than your account value, that amount will become your new GWBL benefit base. If that amount is less than or equal to your account value, your GWBL benefit base will be ratcheted to equal your account value, and the 5% deferral bonus will not apply. If you opt out of the Annual Ratchet (as discussed immediately above), the 5% deferral bonus will still apply.

SUBSEQUENT CONTRIBUTIONS

Subsequent contributions are not permitted after the later of: (i) the end of the first contract year, and (ii) the date the first withdrawal is taken.

Anytime you make an additional contribution, your GWBL benefit base will be increased by the amount of the contribution. Your Guaranteed annual withdrawal amount will be equal to the Applicable percentage of the increased GWBL benefit base.

GWBL GUARANTEED MINIMUM DEATH BENEFIT

There are two guaranteed minimum death benefits available if you elect the GWBL option: (i) the GWBL Standard death benefit, which is available at no additional charge for owner issue ages 45-85 (issue ages 45-80 for Accumulator(R) Plus/SM/ contracts), and (ii) the GWBL Enhanced death benefit, which is available for an additional charge for owner issue ages 45-75. Please see Appendix VII later in this Prospectus to see if these guaranteed death benefits are available in your state.

The GWBL Standard death benefit is equal to the GWBL Standard death benefit base. The GWBL Standard death benefit base is equal to your initial contribution and any additional contributions less a deduction that reflects any withdrawals you make (see "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

The GWBL Enhanced death benefit is equal to the GWBL Enhanced death benefit base.

Your initial GWBL Enhanced death benefit base is equal to your initial contribution and will increase or decrease, as follows:

..   Your GWBL Enhanced death benefit base increases by any subsequent contribution;

..   Your GWBL Enhanced death benefit base increases to equal your account value if your GWBL benefit base is ratcheted, as described above in this section;

..   Your GWBL Enhanced death benefit base increases by any 5% deferral bonus, as described above in this section; and

..   Your GWBL Enhanced death benefit base decreases by an amount which reflects any withdrawals you make.

See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

The death benefit is equal to your account value (adjusted for any pro rata optional benefit charges) as of the date we receive satisfactory proof of death, any required instructions for method of payment, information and forms necessary to effect payment or the applicable GWBL Guaranteed minimum death benefit on the date of the owner's death (adjusted for any subsequent withdrawals and associated withdrawal charges, if applicable), whichever provides a higher amount. For more information, see "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO

If your account value falls to zero due to an Excess withdrawal, we will terminate your contract and you will receive no further payments or benefits. If an Excess withdrawal results in a withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero.

However, if your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, please note the following:

..   Your Accumulator(R) Series contract terminates and you will receive a supplementary life annuity contract setting forth your continuing benefits. The owner of the Accumulator(R) Series contract will be the owner and annuitant. The successor owner, if applicable, will be the joint annuitant. If the owner is non-natural, the annuitant and joint annuitant, if applicable, will be the same as under your Accumulator(R) Series contract.

..   No subsequent contributions will be permitted.

..   If you were taking withdrawals through the "Maximum payment plan," we will continue the scheduled withdrawal payments on the same basis.

..   If you were taking withdrawals through the "Customized payment plan" or in unscheduled partial withdrawals, we will pay the balance of the Guaranteed annual withdrawal amount for that contract year in a lump sum. Payment of the Guaranteed annual withdrawal amount will begin on the next contract date anniversary.

..   Payments will continue at the same frequency for Single or Joint Life contracts, as applicable, or annually if automatic payments were not being made.

                        CONTRACT FEATURES AND BENEFITS

..   Any guaranteed minimum death benefit remaining under the original contract will be carried over to the supplementary life annuity contract. The death benefit will no longer grow and will be reduced on a dollar for dollar basis as payments are made. If there is any remaining death benefit upon the death of the owner and successor owner, if applicable, we will pay it to the beneficiary.

..   The charge for the Guaranteed withdrawal benefit for life and the GWBL
    Enhanced death benefit will no longer apply.

..   If at the time of your death the Guaranteed annual withdrawal amount was being paid to you as a supplementary life annuity contract, your beneficiary may not elect the Beneficiary continuation option.

OTHER IMPORTANT CONSIDERATIONS

..   This benefit is not appropriate if you do not intend to take withdrawals prior to annuitization.

..   Amounts withdrawn in excess of your Guaranteed annual withdrawal amount may be subject to a withdrawal charge, if applicable under your Accumulator(R) Series contract, as described in "Charges and expenses" later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year. Excess withdrawals can significantly reduce or completely eliminate the value of the GWBL and GWBL Enhanced death benefit. See "Effect of Excess withdrawals" above in this section and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

..   Withdrawals are not considered as annuity payments for tax purposes, and may be subject to an additional 10% Federal income tax penalty if they are taken before age 59 1/2. See "Tax information" later in this Prospectus.

..   All withdrawals reduce your account value and Guaranteed minimum death benefit. See "How withdrawals are taken from your account value" and "How withdrawals affect your Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

..   If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

..   The GWBL benefit terminates if the contract is continued under the beneficiary continuation option or under the Spousal continuation feature if the spouse is not the successor owner.

..   If you surrender your contract to receive its cash value and your cash value is greater than your Guaranteed annual withdrawal amount, all benefits under the contract will terminate, including the GWBL benefit.

..   If you transfer ownership of the contract, you terminate the GWBL benefit.
    See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.

..   Withdrawals are available under other annuity contracts we offer and the contract without purchasing a withdrawal benefit.

..   For IRA, QP and TSA contracts, if you have to take a required minimum distribution ("RMD") and it is your first withdrawal under the contract, the RMD will be considered your "first withdrawal" for the purposes of establishing your GWBL Applicable percentage.

..   If you elect GWBL on a Joint Life basis and subsequently get divorced, your divorce will not automatically terminate the contract. For both Joint Life and Single Life contracts, it is possible that the terms of your divorce decree could significantly reduce or completely eliminate the value of this benefit. Any withdrawal made for the purpose of creating another contract for your ex-spouse will reduce the benefit base(s) as described in "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" later in this Prospectus, even if pursuant to a divorce decree.

..   Before you name a beneficiary and if you are considering whether your joint owner/annuitant or beneficiary is treated as your spouse, please be advised that civil union partners and domestic partners are not treated as spouses for federal purposes; in the event of a conflict between state and federal law we follow federal law in the determination of spousal status. See "Payment of Death Benefit" under "Spousal continuation" later in this prospectus.

PRINCIPAL GUARANTEE BENEFITS

We offer two 10-year Principal guarantee benefits at an additional charge: the 100% Principal guarantee benefit and the 125% Principal guarantee benefit. You may only elect one Principal guarantee benefit ("PGB").

100% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 100% Principal guarantee benefit is equal to your initial contribution and additional permitted contributions, adjusted for withdrawals. For
Accumulator(R) Plus/SM/ contracts, the guaranteed amount does not include any credits allocated to your contract.

Under the 100% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special dollar cost averaging and the permitted variable investment options. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only.

125% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 125% Principal guarantee benefit is equal to 125% of your initial contribution and additional permitted contributions, adjusted for withdrawals. For
Accumulator(R) Plus/SM/ contracts, the guaranteed amount does not include any credits allocated to your contract.


Under the 125% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special dollar cost averaging, the EQ/Moderate Allocation Portfolio, the EQ/AB Short Duration Government Bond Portfolio and the EQ/Equity 500 Index Portfolio. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only.


Under both Principal guarantee benefits, if, on the 10th contract date anniversary (or later if you've exercised a reset as explained below) ("benefit maturity date"), your account value is less than the guaranteed amount, we will increase your account value to equal the applicable guaranteed amount. Any such additional amounts added

                        CONTRACT FEATURES AND BENEFITS
to your account value will be allocated pursuant to the allocation instructions for additional contributions we have on file. After the benefit maturity date, the guarantee will terminate.

You have the option to reset (within 30 days following each applicable contract date anniversary) the guaranteed amount to the account value or 125% of the account value, as applicable, as of your fifth and later contract date anniversaries. If you exercise this option, you are eligible for another reset on each fifth and later contract date anniversary after the last reset up to the contract date anniversary following an owner's 85th birthday (an owner's 80th birthday under Accumulator(R) Plus/SM/ contracts). If you elect to reset the guaranteed amount, your benefit maturity date will be extended to be the 10th contract date anniversary after the anniversary on which you reset the guaranteed amount. This extension applies each time you reset the guaranteed amount.

Neither PGB is available under Inherited IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts. If you elect either PGB, you may not elect the Guaranteed minimum income benefit, the Guaranteed withdrawal benefit for life, the systematic withdrawals option or the substantially equal withdrawals option. Also, for Accumulator(R) Select/SM/ contracts, the 12 month dollar cost averaging program is not available if you elect one of the PGB options. If you purchase a PGB, you may not make additional contributions to your contract after six months from the contract issue date.

If you are using your Accumulator(R) or Accumulator(R) Elite/SM/ contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your Principal guarantee benefit. See "Owner and annuitant requirements" earlier in this section.

If you are planning to take required minimum distributions from the contract, this benefit may not be appropriate. See "Tax information" later in this Prospectus. If you elect a PGB and change ownership of the contract, your PGB will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.

Once you purchase a PGB, you may not voluntarily terminate this benefit. Your PGB will terminate if the contract terminates before the benefit maturity date, as defined below. If you die before the benefit maturity date and the contract continues, we will continue the PGB only if the contract can continue through the benefit maturity date. If the contract cannot so continue, we will terminate your PGB and the charge. See "Non-spousal joint owner contract continuation" in "Payment of death benefit" later in this Prospectus. The PGB will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a charge for the Principal guarantee benefits (see "Charges and expenses" later in this Prospectus). You should note that the purchase of a PGB is not appropriate if you want to make additional contributions to your contract beyond the first six months after your contract is issued.

The purchase of a PGB is also not appropriate if you plan on terminating your contract before the benefit maturity date. The purchase of a PGB may not be appropriate if you plan on taking withdrawals from your contract before the benefit maturity date. Withdrawals from your contract before the benefit maturity date reduce the guaranteed amount under a PGB on a pro rata basis. You should also note that if you intend to allocate a large percentage of your contributions to the guaranteed interest option, the purchase of a PGB may not be appropriate because of the guarantees already provided by this option at no additional charge. Please note that loans (applicable to TSA contracts only) are not permitted under either PGB.

From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain guaranteed benefits. See "Guaranteed benefit offers" later in this section for more information.

If you previously accepted an offer to terminate a guaranteed benefit, you no longer have an enhanced or the standard death benefit. Please refer to the terms of your offer for information about your remaining death benefit.

GUARANTEED BENEFIT OFFERS

From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain guaranteed benefits. Previously, we made offers to groups of contract owners that provided for an increase in account value in return for terminating their guaranteed death or income benefits. In the future, we may make additional offers to these and other groups of contract owners.

When we make an offer, we may vary the offer amount, up or down, among the same group of contract owners based on certain criteria such as account value , the difference between account value and any applicable benefit base, investment allocations and the amount and type of withdrawals taken. For example, for guaranteed benefits that have benefit bases that can be reduced on either a pro rata or dollar-for-dollar basis, depending on the amount of withdrawals taken, we may consider whether you have taken any withdrawal that has caused a pro rata reduction in your benefit base, as opposed to a dollar-for-dollar reduction. Also, we may increase or decrease offer amounts from offer to offer. In other words, we may make an offer to a group of contract owners based on an offer amount, and, in the future, make another offer based on a higher or lower offer amount to the remaining contract owners in the same group.

If you accept an offer that requires you to terminate a guaranteed benefit, we will no longer charge you for it, and you will not be eligible for any future offers related to that type of guaranteed benefit, even if such future offer would have included a greater offer amount or different payment or incentive.

If you accepted an offer to convert your Guaranteed minimum income benefit into the New Guaranteed withdrawal benefit for life (New GWBL), see Appendix XII for more information about the New GWBL and the Modified Death Benefit.

GUARANTEED BENEFIT LUMP SUM PAYMENT OPTION

The Guaranteed Benefit Lump Sum Payment option is currently available under the following limited circumstances.

   (1)If you elected a Guaranteed minimum income benefit ("GMIB"), and the no-lapse guarantee is in effect and your account value falls to zero, either due to a withdrawal that is not an Excess withdrawal or due to a deduction of charges;

                                      or

   (2)If you elected a Guaranteed withdrawal benefit for life ("GWBL") or elected a GMIB that converted to a GWBL, and your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges.

                        CONTRACT FEATURES AND BENEFITS

We reserve the right to terminate the availability of this option at any time. This option is not available under Rollover TSA contracts.

If your account value falls to zero, as described above, 1-2 business days thereafter we will send you a letter which will describe the options available to you, including the Guaranteed Benefit Lump Sum Payment option to make your election. In addition, the letter will include the following information:

   1. The Guaranteed Benefit Lump Sum offer is optional;

   2. If no action is taken, you will receive the stream of payments as promised under your contract;

   3. The amount and frequency of the stream of payments based on a single life annuity for GMIB or on the annuity option elected and applicable withdrawal rate for GWBL;

   4. The amount you would receive if you elect the Guaranteed Benefit Lump Sum offer;

   5. That the amount of the Guaranteed Benefit Lump Sum offer is less than the present value of the stream of payments;


   6. A description of the factors you should consider before accepting the Guaranteed Benefit Lump Sum offer;

   7. The reason we are making the Guaranteed Benefit Lump Sum offer; and


   8. That you may elect to receive a reduced series of income payments based on joint lives and can contact the customer services group to obtain the amount of a joint life annuity.

You will have no less than 30 days from the day your account value falls to zero to elect an option. If you elect the Guaranteed Benefit Lump Sum Payment option, you will receive the lump sum amount in a single payment.

If you elect the Guaranteed Benefit Lump Sum Payment, your contract and optional benefits will terminate, including any guaranteed minimum death benefit. If you do not make an election, we will automatically exercise your GMIB by issuing a supplementary annuity contract using the default option described in your contract. In the case of the GWBL, we will issue you a supplementary life annuity contract and any of the applicable benefits will continue.

We will determine the Guaranteed Benefit Lump Sum Payment amount as of the day your account value fell to zero. The amount of a Guaranteed Benefit Lump Sum Payment will vary based on the factors described below.

We first determine the contract reserves attributable to your contract using standard actuarial calculations, which is a conservative measurement of present value. In general, the contract reserve is the present value of future benefit payments. In determining your contract reserve, we take into account the following factors:

..   The owner/annuitant's life expectancy (based on gender and age);

..   The current annual payment for the GMIB, adjusted for any outstanding withdrawal charge or, in the case of the GWBL, the guaranteed annual withdrawal amount, in the form of a single life annuity;

..   The interest rate at the time your account value fell to zero; and

..   Any remaining guaranteed minimum death benefit under the GWBL feature.

The Guaranteed Benefit Lump Sum Payment is calculated based on a percentage of the contract reserve based on certain factors including, but not limited to, the current interest rate environment and GMIB utilization rates. We will use the percentage that is in effect at the time of your election. The percentage will range from 50% to 90% of the contract reserve. If your account value falls to zero, as described above, we will notify you then of the current percentage when we send you the letter describing the options available to you. If you have the GMIB, your payment will be reduced, as applicable, by any annual payments made since your account value fell to zero. If you have the GWBL, your payment will be reduced, as applicable, by any GWBL withdrawals made under a Customized payment plan or Maximum payment plan since your account value fell to zero. For information on how the Guaranteed Benefit Lump Sum Payment option works under certain hypothetical circumstances, please see Appendix XI.

In the event your account falls to zero, as described above, you should evaluate this payment option carefully. IF YOU ELECT THE GUARANTEED BENEFIT LUMP SUM PAYMENT OPTION, YOU WOULD NO LONGER HAVE THE ABILITY TO RECEIVE PERIODIC CASH PAYMENTS OVER YOUR LIFETIME UNDER THE GMIB AND/OR THE OPPORTUNITY TO TAKE CERTAIN GUARANTEED WITHDRAWALS AND KEEP ANY LEVEL OF GUARANTEED DEATH BENEFIT UNDER THE GWBL. When you purchased your contract you made a determination that the lifetime income stream available under the GMIB or the GWBL was important to you based on your personal circumstances. When considering this payment option, you should consider whether you still need the benefits of an ongoing lifetime income stream, given your personal and financial circumstances.

In addition, you should consider the following factors:

..   Whether, given your state of health, you believe you are likely to live to enjoy the future income benefits provided by the GMIB or the GWBL;

..   If you have the GWBL, whether it is important for you to leave a minimum death benefit to your beneficiaries as the election of the guaranteed lump sum option will terminate any guaranteed minimum death benefit, if still in effect; and

..   Whether a lump sum payment (which may be up to 50% less than the present value of the future stream of payments) is more important to you than a future stream of payments. See Hypothetical Illustration in Appendix XI.

..   Whether there are differences in tax consequences for taking a lump sum as opposed to receiving annuity payments.

In considering the factors above, and any other factors you believe are relevant, you may wish to consult with your financial professional or other advisor.

We believe that offering this payment option could be mutually beneficial to both us and to contract owners whose financial circumstances may have changed since they purchased the contract. If you elect the Guaranteed Benefit Lump Sum Payment option,

                        CONTRACT FEATURES AND BENEFITS
you would immediately receive a lump sum payment rather than a stream of future payments over your lifetime. We would gain a financial benefit because we anticipate that providing a lump sum payment to you will be less costly to us than paying you periodic cash payments during your lifetime. The lump sum payment option may not be beneficial for everyone.

If you elect the Guaranteed Benefit Lump Sum Payment option it will be treated as a surrender of the contract and may be taxable and subject to tax penalties. For information on tax consequences, please see the section entitled "Tax information" in the Prospectus.

This payment option may not be available in all states. We may, in the future, suspend or terminate this payment option, or offer this payment option on more or less favorable terms upon advance notice to you.

INHERITED IRA BENEFICIARY CONTINUATION CONTRACT
(FOR ACCUMULATOR(R), ACCUMULATOR(R) ELITE/SM/ AND ACCUMULATOR(R) SELECT/SM/ CONTRACTS ONLY)

The contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the Inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information." The contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. The contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. The contract may not be available in all states. Please speak with your financial professional for further information.

The Inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the Inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the Inherited IRA beneficiary continuation contract.

The Inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the Inherited IRA beneficiary continuation contract:

..   You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

..   You must receive payments from the contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from the contract. However, for certain Inherited IRAs, if you maintain another IRA of the same type (traditional or Roth) of the same deceased owner and you are also taking distributions over your life from that inherited IRA, you may qualify to take an amount from that other inherited IRA which would otherwise satisfy the amount required to be distributed from the AXA Equitable Inherited IRA contract. If you choose not to take a payment from your Inherited IRA contract in any year, you must notify us in writing before we make the payment from the Inherited IRA contract, and we will not make any future payment unless you request in writing a reasonable time before we make such payment. If you choose to take a required payment from another inherited IRA, you are responsible for calculating the appropriate amount and reporting it on your income tax return. Please feel free to speak with your financial professional, or call our processing office, if you have any questions.

..   The beneficiary of the original IRA will be the annuitant under the
    Inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "see-through trust," the oldest beneficiary of the trust will be the annuitant.

..   An Inherited IRA beneficiary continuation contract is not available for owners over age 70.

..   The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "Rules regarding contributions to your contract" in "Appendix X" for more information.

..   Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.

..   You may make transfers among the investment options.

..   You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges will apply as described in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

..   The Guaranteed minimum income benefit, Spousal continuation, the special and 12 month dollar cost averaging programs (if available), automatic investment program, Principal guarantee benefits, the Guaranteed withdrawal benefit for life and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

..   If you die, we will pay to a beneficiary that you choose the greater of the account value or the applicable death benefit.

..   Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a

                        CONTRACT FEATURES AND BENEFITS
   lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges (if applicable under your Accumulator(R) Series contract) will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. SINCE THE CONTRACTS ARE NO LONGER AVAILABLE TO NEW PURCHASERS, THIS CANCELLATION PROVISION IS NO LONGER APPLICABLE.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional and/or see Appendix VII to find out what applies in your state.

Generally, your refund will equal your account value (less loan reserve account under Rollover TSA contracts) under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract, and (iv) any interest in the account for special dollar cost averaging, through the date we receive your contract. Some states, however, require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii) or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only.

For Accumulator(R) Plus/SM/ contract owners, please note that you will forfeit the credit by exercising this right of cancellation.

We may require that you wait six months before you may apply for a contract with us again if:

..   you cancel your contract during the free look period; or

..   you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

If you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your financial professional, can provide you with the cancellation instructions.

In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Please see "Surrendering your contract to receive its cash value," later in this Prospectus. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see "Tax information" later in this Prospectus.

                        CONTRACT FEATURES AND BENEFITS

2. Determining your contract's value

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YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging (applies to Accumulator(R) and Accumulator(R) Elite/SM/ contracts only); and (v) the loan reserve account (applies to Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as any optional benefit charges; (ii) any applicable withdrawal charges (not applicable to Accumulator(R) Select/SM/ contracts); and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)mortality and expense risks;

(ii)administrative expenses; and

(iii)distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)increased to reflect additional contributions (plus the credit for Accumulator(R) Plus/SM/ contracts);

(ii)decreased to reflect a withdrawal (plus withdrawal charges if applicable under your Accumulator(R) Series contract);

(iii)increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv)increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, Principal guarantee benefits, Guaranteed withdrawal benefit for life and/or Earnings enhancement benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

(FOR ACCUMULATOR(R) AND ACCUMULATOR(R) ELITE/SM/ CONTRACTS ONLY)

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.

EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO

Your account value will fall to zero and your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose your Guaranteed minimum income benefit, Guaranteed minimum death benefit and any other guaranteed benefits, except as discussed below. If your account value is low, we strongly urge you to contact your financial professional or us to determine the appropriate course of action prior to your next contract date anniversary. Your options may include making additional contributions, stopping withdrawals or exercising your Guaranteed minimum income benefit on your next contract date anniversary.

                       DETERMINING YOUR CONTRACT'S VALUE

--------------------------------------------------------------------------------
WE DEDUCT GUARANTEED BENEFIT AND ANNUAL ADMINISTRATIVE CHARGES FROM YOUR
ACCOUNT VALUE ON YOUR CONTRACT DATE ANNIVERSARY. IF YOU ELECTED THE GUARANTEED MINIMUM INCOME BENEFIT, YOU CAN ONLY EXERCISE THE BENEFIT DURING THE 30 DAY PERIOD FOLLOWING YOUR CONTRACT DATE ANNIVERSARY. THEREFORE, IF YOUR ACCOUNT VALUE IS NOT SUFFICIENT TO PAY FEES ON YOUR NEXT CONTRACT DATE ANNIVERSARY,
YOUR CONTRACT WILL TERMINATE WITHOUT VALUE AND YOU WILL NOT HAVE AN OPPORTUNITY TO EXERCISE YOUR GUARANTEED MINIMUM INCOME BENEFIT UNLESS THE NO LAPSE
GUARANTEE PROVISION UNDER YOUR CONTRACT IS STILL IN EFFECT.
--------------------------------------------------------------------------------

See Appendix VII later in this Prospectus for any state variations with regard to terminating your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE. In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.

PRINCIPAL GUARANTEE BENEFITS. If you take no withdrawals, and your account value is insufficient to pay charges, we will not terminate your contract if you are participating in a PGB. Your contract will remain in force and we will pay your guaranteed amount at the benefit maturity date.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. If you elect the Guaranteed withdrawal benefit for life and your account value falls to zero due to an Excess withdrawal, we will terminate your contract, including any Guaranteed minimum death benefit, and you will receive no payment or supplementary life annuity contract, even if your GWBL benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, the benefit will still have value. See "Contract features and benefits" earlier in this Prospectus.

TERMINATION OF YOUR CONTRACT

Your contract, including any guaranteed benefits (except as noted below) you have elected, will terminate for any of the following reasons:

..   You surrender your contract. See "Surrendering your contract to receive its cash value" in Accessing your money" for more information.

..   You annuitize your contract. See "Your annuity payout options" in Accessing your money" for more information.

..   Your contract reaches its maturity date, which will never be later than the contract date anniversary following your 95th birthday, at which time the contract must be annuitized or paid out in a lump sum. See "Your Annuity maturity date" in "Accessing your money" later in this Prospectus.

..   Your account value is insufficient to pay any applicable charges when due.
    See "Effect of your account value falling to zero" earlier in this section for more information.

Under certain circumstances, your GWBL and its minimum death benefit will continue even if your contract terminates. See "Guaranteed withdrawal benefit for life ("GWBL")" in "Contracts features and benefits" earlier in this Prospectus for more information.

                       DETERMINING YOUR CONTRACT'S VALUE

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

..   You may not transfer any amount to the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only.

..   You may not transfer to a fixed maturity option that has a rate to maturity of 3%.

..   For Accumulator(R) Select/SM/ contract owners, you may not transfer any amount to the 12 month dollar cost averaging program.

..   If an owner or annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. Also, the maturity dates may be no later than the date annuity payments are to begin.

..   If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

..   For Accumulator(R) Plus/SM/, Accumulator(R) Elite/SM/ and Accumulator(R)
    Select/SM/ contract owners, a transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.

Some states may have additional transfer restrictions. Please see Appendix VII later in this Prospectus.

In addition, we reserve the right to restrict transfers into and among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

We may, at any time, change our transfer rules. We may also, at any time, exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

   (a)25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

   (b)the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or

   (c)25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing (using our specific form) through Online Account Access. You must send in all written transfer requests on the specific form we provide directly to our processing office. We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

OUR ADMINISTRATIVE PROCEDURES FOR CALCULATING YOUR ROLL-UP BENEFIT BASE FOLLOWING A TRANSFER

As explained under "6% Roll-Up to age 85 (used for the Greater of 6% (4% in Washington) Roll-Up to age 85 enhanced death benefit or the Annual Ratchet to age 85 enhanced death benefit AND for the Guaranteed minimum income benefit)" earlier in the Prospectus, the higher Roll-Up rate (6% or 4% for only the 4% Roll-Up to age 85 death benefit base in Washington) applies with respect to most investment options and amounts in the account for special dollar cost averaging (if available), but a lower Roll-Up rate (3%) applies with respect to the EQ/Intermediate Government Bond option, the EQ/Money Market option (except amounts in the 12 month dollar cost averaging program, if available), the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (the "lower Roll-Up rate options"). The other investment options, to which the higher rate applies, are referred to as the "higher Roll-Up rate options". For more information about the Roll-Up rate applicable in Washington, see Appendix VII.

Your Roll-up benefit base is comprised of two segments, representing that portion of your benefit base, if any, that rolls up at 6% and the other portion that is rolling up at 3%. If you transfer account value from a 6% option to a 3% option, all or a portion of your benefit base will transfer from the 6% benefit base segment to the 3% benefit base segment. Similarly, if you transfer account value from a 3% option to a 6% option, all or a portion of your benefit base will transfer from the 3% segment to the 6% segment. To determine how much to transfer from one Roll-up benefit base segment to the other Roll-up benefit base segment, we use a pro rata calculation.

This means that we calculate the percentage of current account value in the investment options with a 6% roll-up rate that is being

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS transferred to an investment option with a 3% roll-up (or vice versa) and transfer the same percentage of the Roll-up benefit base from one segment to the other segment. The effect of a transfer on your benefit base will vary depending on your particular circumstances, but it is important to note that the dollar amount of the transfer between your Roll-up benefit base segments is generally not the same as the dollar amount of the account value transfer.

..   For example, if your account value is $30,000 and has always been invested in 6% investment options, and your benefit base is $40,000 and is all rolling up at 6%, and you transfer 50% of your account value ($15,000) to the EQ/Money Market variable investment option (a 3% investment option), then we will transfer 50% of your benefit base ($20,000) from the 6% benefit base segment to the 3% benefit base segment. Therefore, immediately after the transfer, of your $40,000 benefit base, $20,000 will roll-up at 6% and $20,000 will roll-up at 3%. In this example , the amount of your Roll-up benefit base rolling up at 3% is more than the dollar amount of your transfer to a 3% investment option.

..   For an additional example, if your account value is $40,000 and has always been invested in 3% investment options, and your benefit base is $30,000 and is all rolling up at 3%, and you transfer 50% of your account value ($20,000) to a 6% investment option, then we will transfer 50% of your benefit base ($15,000) from the 3% benefit base segment to the 6% benefit base segment. Therefore, immediately after the transfer, of your $30,000 benefit base, $15,000 will roll-up at 6% and $15,000 will roll-up at 3%. In this example, the dollar amount of your benefit base rolling up at 6% is less than the dollar amount of your transfer to a 6% investment option.

If you request withdrawals using our Dollar-for-Dollar Withdrawal Service and indicate you want to preserve your roll-up benefit base, the service will automatically account for any differing roll-up rates among your investment options. See "Dollar-for-dollar withdrawal service" in "Accessing your money" later in this Prospectus. Whether you request withdrawals through our Dollar-for-Dollar service or without using that service, you should consider the impact on any withdrawals on your benefit bases. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading.

Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

As of the date of this Prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an "unaffiliated trust"). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.

When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

REBALANCING YOUR ACCOUNT VALUE

We currently offer two rebalancing programs that you can use to automatically reallocate your account value among your investment options. Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:

   (a)the percentage you want invested in each investment option (whole percentages only), and

   (b)how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date. If you elect rebalancing, the rebalancing in the last quarter of the contract year will occur on the contract date anniversary.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can be made online through Online Account Access. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
REBALANCING DOES NOT ASSURE A PROFIT OR PROTECT AGAINST LOSS. YOU SHOULD PERIODICALLY REVIEW YOUR ALLOCATION PERCENTAGES AS YOUR NEEDS CHANGE. YOU MAY WANT TO DISCUSS THE REBALANCING PROGRAM WITH YOUR FINANCIAL PROFESSIONAL BEFORE ELECTING THE PROGRAM.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. At any time, however, we may exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

If you select Option II, you will be subject to our rules regarding transfers from the guaranteed interest option to the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general dollar cost averaging or, in the case of Accumulator(R) Select/SM/ contract owners, 12 month dollar cost averaging.

If you elect a benefit that limits your variable investment options, those limitations will also apply to the rebalancing programs.

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table.

--------------------------------------------------------------------------------
ALL WITHDRAWALS REDUCE YOUR ACCOUNT VALUE ON A DOLLAR FOR DOLLAR BASIS. THE IMPACT OF WITHDRAWALS ON YOUR GUARANTEED BENEFITS IS DESCRIBED IN "'HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND PRINCIPAL GUARANTEE BENEFITS'' AND ''HOW WITHDRAWALS AFFECT YOUR GWBL AND GUARANTEED MINIMUM DEATH BENEFIT'' LATER IN THIS SECTION. WITHDRAWALS CAN POTENTIALLY CAUSE YOUR CONTRACT TO TERMINATE, AS DESCRIBED IN "EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO'' IN ''DETERMINING YOUR
CONTRACT'S VALUE'' EARLIER IN THIS PROSPECTUS.
--------------------------------------------------------------------------------

METHOD OF WITHDRAWAL

---------------------------------------------------------------------
                          AUTO-
                          MATIC                   PRE-AGE   LIFETIME
                          PAYMENT                  59 1/2   REQUIRED
                          PLANS                     SUB-     MINIMUM
                          (GWBL           SYSTE- STANTIALLY DISTRIBU-
     CONTRACT/(1)/        ONLY)   PARTIAL MATIC    EQUAL      TION
---------------------------------------------------------------------
NQ                          Yes     Yes    Yes      No        No
---------------------------------------------------------------------
Rollover IRA                Yes     Yes    Yes      Yes       Yes
---------------------------------------------------------------------
Flexible Premium IRA        Yes     Yes    Yes      Yes       Yes
---------------------------------------------------------------------
Roth Conversion IRA         Yes     Yes    Yes      Yes       No
---------------------------------------------------------------------
Flexible Premium Roth IRA   Yes     Yes    Yes      Yes       No
---------------------------------------------------------------------
Inherited IRA               No      Yes    No       No         /(2)/
---------------------------------------------------------------------
QP/(3)/                     Yes     Yes    No       No        No
---------------------------------------------------------------------
Rollover TSA/(4)/           Yes     Yes    Yes      No        Yes
---------------------------------------------------------------------

(1)Please note that not all contract types are available under the Accumulator(R) Series of contracts.
(2)The contract pays out post-death required minimum distributions. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.
(3)All payments are made to the plan trust as the owner of the contract. See "Appendix II: Purchase considerations for QP contracts" later in this Prospectus.
(4)Employer or plan approval required for all transactions. Your ability to take withdrawals or loans from, or surrender your TSA contract may be limited. See Appendix IX -- "Tax Sheltered Annuity contracts (TSAs)" later in this Prospectus.

--------------------------------------------------------------------------------
ALL REQUESTS FOR WITHDRAWALS MUST BE MADE ON A SPECIFIC FORM THAT WE PROVIDE. PLEASE SEE "HOW TO REACH US" UNDER "WHO IS AXA EQUITABLE?" EARLIER IN THIS PROSPECTUS FOR MORE INFORMATION.
--------------------------------------------------------------------------------

DOLLAR-FOR-DOLLAR WITHDRAWAL SERVICE

If you have at least one guaranteed benefit where withdrawals reduce the benefit base on a dollar-for-dollar basis, you may request a one-time lump sum or systematic withdrawal through our Dollar-for-Dollar Withdrawal Service. Withdrawals under this automated withdrawal service will never result in a pro-rata reduction of the guaranteed benefit base, and will never terminate the no-lapse guarantee if your contract had the no-lapse guarantee prior to utilizing this service and provided that you do not take any withdrawals outside the service. Systematic withdrawals set up using the Dollar-for-Dollar Withdrawal Service adjust automatically to account for financial transactions that may otherwise have an adverse impact on your guaranteed benefits, and, for certain types of withdrawals, adjust automatically to increase the withdrawal amount.

Withdrawals under the Dollar-for-Dollar Withdrawal Service will continue, even if your account value is low, until you terminate the service by notifying us in writing. If your account value is low and you have guaranteed benefits, you should consider ending the Dollar-for-Dollar Withdrawal Service. Except in certain circumstances, if your account value falls to zero, your contract and any guaranteed benefits will be terminated. See "Effect of your account value falling to zero" in "Determining your contract's value" earlier in this Prospectus.

You may use the Dollar-for-Dollar Withdrawal Service to elect a one-time lump sum withdrawal or to enroll in systematic withdrawals at monthly, quarterly, or annual intervals. If you take withdrawals using this service, you must choose whether you want your withdrawal to be calculated to: (i) preserve the Roll-up benefit base as of the last contract date anniversary (or the benefit base as of the withdrawal transaction date); or (ii) take the full dollar-for-dollar withdrawal amount available under the contract to avoid a pro-rata reduction of the guaranteed benefit base.

..   ROLL-UP BENEFIT BASE PRESERVATION: You can request a withdrawal that will preserve the Roll-up benefit base as of the last contract anniversary or the withdrawal transaction date. In general, this amount will be less than the Roll-up rate times the last contract date anniversary benefit base. This calculation results from the fact that the Roll-up benefit base rolls up daily. If a withdrawal is taken on any day prior to the last day of the contract year, the daily roll-up rate will be applied going forward to the reduced benefit base. Therefore, the benefit base is only fully increased by an annual amount that equals the roll-up rate times the prior contract date anniversary benefit base if there have been no withdrawals during that year.

   Because the Roll-up benefit base no longer rolls up after age 85, any withdrawals you take after age 85 will always reduce your benefit base. If you wish to preserve your benefit base, you must stop taking withdrawals after age 85. For more information about the impact of withdrawals on your guaranteed benefits after age 85, see ''How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits'' in ''Accessing your money."

..   FULL DOLLAR-FOR-DOLLAR: You can request to withdraw the full dollar-for-dollar withdrawal amount. Full dollar-for-dollar withdrawals reduce the guaranteed benefit base and cause the value of the benefit base on the next contract date anniversary to be

                             ACCESSING YOUR MONEY
   lower than the prior contract date anniversary, assuming no additional contributions or resets have occurred. In general, taking full dollar-for-dollar withdrawals will cause a reduction to the guaranteed benefit base over time and decrease the full dollar-for-dollar withdrawal amount available in subsequent contract years. The reduction in dollar-for-dollar amounts is due to amounts being withdrawn prior to earning the full year's annual compounded Roll-up rate. Although the benefit base will reduce over time, full dollar-for-dollar withdrawals taken through the service always reduce the benefit base in the amount of the withdrawal and never more than the withdrawal amount.

If you are over age 85, your Roll-up benefit base is no longer credited with the annual roll-up rate, so even withdrawals based on the Full dollar-for-dollar calculation will significantly reduce the value of your benefit. Every withdrawal you take will permanently reduce your Roll-up benefit base by at least the full amount of the withdrawal.

If you request a withdrawal calculation that preserves your roll up benefit base, the Dollar-for-Dollar Withdrawal Service adjusts for investment options to which a 3% Roll-up rate applies (the EQ/Money Market option except amounts allocated to the account for special money market dollar cost averaging (if applicable), the fixed maturity options, the guaranteed interest option, and the loan reserve account under Rollover TSA) (the "lower Roll-up options"). If you want to preserve your roll up benefit base and you elected a guaranteed benefit that provides a 6% roll-up, allocations of account value to any lower Roll-up option will generally reduce the amount of withdrawals under the Dollar-for-Dollar Withdrawal Service.

We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary.

There is no charge to use the Dollar-for-Dollar Withdrawal Service. Currently, we do not charge for quotes from the Dollar-for-Dollar Withdrawal Service but reserve the right to charge for such quotes upon advance notice to you. Please speak with your financial professional or call us for additional information about the Dollar-for-Dollar Withdrawal Service.

PARTIAL WITHDRAWALS
(ALL CONTRACTS)

You may take partial withdrawals from your account value at any time. The minimum amount you may withdraw is $300.

Partial withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount. For more information, see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus.

Any request for a partial withdrawal that results in an Excess withdrawal will terminate your participation in the Maximum payment plan or Customized payment plan. Any partial withdrawal request will terminate the systematic withdrawal option.

AUTOMATIC PAYMENT PLANS
(FOR CONTRACTS WITH GWBL ONLY)

You may take automatic withdrawals under either the Maximum payment plan or the Customized payment plan, as described below. Under either plan, you may take withdrawals on a monthly, quarterly or annual basis. You may change the payment frequency of your withdrawals at any time, and the change will become effective on the next contract date anniversary.

You may elect either the Maximum payment plan or the Customized payment plan at any time. You must wait at least 28 days from contract issue before automatic payments begin. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary.

MAXIMUM PAYMENT PLAN. Our Maximum payment plan provides for the withdrawal of the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will increase following any Annual Ratchet or 5% deferral bonus.

If you elect the Maximum payment plan and start monthly or quarterly payments after the beginning of a contract year, the payments you take that year will be less than your Guaranteed annual withdrawal amount.

If you take a partial withdrawal while the Maximum payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.

CUSTOMIZED PAYMENT PLAN. Our Customized payment plan provides for the withdrawal of a fixed amount not greater than the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will not be increased following any Annual Ratchet or 5% deferral bonus. You must elect to change the scheduled payment amount.

It is important to note that if you elect the Customized payment plan and start monthly or quarterly withdrawals after the beginning of a contract year, you could select scheduled payment amounts that would cause an Excess withdrawal. If your selected scheduled payment would cause an Excess withdrawal, we will notify you. As discussed earlier in the Prospectus, Excess withdrawals may significantly reduce the value of the Guaranteed withdrawal benefit for life benefit. See "Effect of Excess withdrawals" in "Contract features and benefits" earlier in this Prospectus.

If you take a partial withdrawal while the Customized payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.

SYSTEMATIC WITHDRAWALS
(ALL CONTRACTS EXCEPT INHERITED IRA AND QP)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

If the withdrawal charges on your contract have expired, you may elect a systematic withdrawal option in excess of percentages described in the preceding paragraph, up to 100% of your account value. HOWEVER, IF YOU ELECT A SYSTEMATIC WITHDRAWAL OPTION IN EXCESS OF THESE LIMITS, AND MAKE A SUBSEQUENT CONTRIBUTION TO YOUR CONTRACT, THE SYSTEMATIC WITHDRAWAL OPTION WILL BE TERMINATED. You may then elect a new systematic withdrawal option within

                             ACCESSING YOUR MONEY
the limits described in the preceding paragraph. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

If you have guaranteed benefits based on a Roll-up benefit base and your aggregate systematic withdrawals during any contract year exceed your Roll-Up rate multiplied by your guaranteed benefit base as of your most recent contract date anniversary, your benefit base will be reduced on a pro rata basis and could result in a guaranteed benefit base reduction that is greater than the withdrawal amount. See "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" later in this section.

If you elect our systematic withdrawal program, you may request to have your withdrawals made on any day of the month, subject to the following restrictions:

..   You must select a date that is more than three calendar days prior to your contract date anniversary; and

..   You cannot select the 29th, 30th or 31st.

If you do not select a date, we will make the withdrawals the same day of the month as the day we receive your request to elect the program, subject to the same restrictions listed above. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin. You must elect a date that is more than three calendar days prior to your contract date anniversary.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time.

For all contracts except Accumulator(R) Select/SM/, systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. Also, systematic withdrawals are not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.

If you are over age 85, your Annual Ratchet to age 85 and "Greater of" death benefit bases will no longer be eligible to increase. Any withdrawals after your 85th birthday will permanently reduce the value of your benefit.

SUBSTANTIALLY EQUAL WITHDRAWALS
(ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS)

We offer our ''substantially equal withdrawals option'' to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59 1/2. Substantially equal withdrawals are also referred to as ''72(t) exception withdrawals''. See ''Tax information'' later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. In such a case, a withdrawal charge may apply (if applicable under your Accumulator(R) Series contract). Once you begin to take substantially equal withdrawals, you should not (i) stop them;
(ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59 1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

If you have guaranteed benefits based on a Roll-up benefit base and your aggregate substantially equal withdrawals during any contract year exceed your Roll-Up rate multiplied by your guaranteed benefit base as of your most recent contract date anniversary, your benefit base will be reduced on a pro rata basis and could result in a guaranteed benefit base reduction that is greater than the withdrawal amount. See "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" later in this section.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age
59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or (iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.

For all contracts except Accumulator(R) Select/SM/, substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the substantially equal withdrawal exceeds the free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus).

Also, the substantially equal withdrawal program is not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.

If you are over age 85, your Annual Ratchet to age 85 and "Greater of" death benefit bases will no longer be eligible to increase. Any withdrawals after your 85th birthday will permanently reduce the value of your benefit.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(ROLLOVER IRA, FLEXIBLE PREMIUM IRA AND ROLLOVER TSA CONTRACTS ONLY -- SEE "TAX INFORMATION" AND APPENDIX IX LATER IN THIS PROSPECTUS)

We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal

                             ACCESSING YOUR MONEY
income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply (if applicable under your Accumulator(R) Series contract). Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected either the Guaranteed minimum death benefit based on a Roll-up benefit base or Guaranteed minimum income benefit, and amounts withdrawn from the contract to meet RMDs exceed your Roll-Up rate multiplied by your guaranteed benefit base as of your most recent contract date anniversary, your benefit base will be reduced on a pro rata basis and could result in a guaranteed benefit base reduction that is greater than the withdrawal amount. If you are over age 85, your Annual Ratchet to age 85 and "Greater of" death benefit bases will no longer be eligible to increase. Any withdrawals after your 85th birthday will permanently reduce the value of your benefit. See "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" later in this section.

Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to ''Tax information'' and Appendix IX later in this Prospectus.

You may elect this service in the year in which you reach age 70 1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" and Appendix IX later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
FOR ROLLOVER IRA, FLEXIBLE PREMIUM IRA, AND ROLLOVER TSA CONTRACTS, WE WILL
SEND A FORM OUTLINING THE DISTRIBUTION OPTIONS AVAILABLE IN THE YEAR YOU REACH AGE 70 1/2 (IF YOU HAVE NOT BEGUN YOUR ANNUITY PAYMENTS BEFORE THAT TIME).
--------------------------------------------------------------------------------

We do not impose a withdrawal charge on minimum distribution withdrawals taken through our automatic RMD service except if, when added to a partial withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH GWBL. Generally, if you elect our automatic RMD service, any lifetime required minimum distribution payment we make to you under our automatic RMD service will not be treated as an Excess withdrawal.

If you elect either the Maximum payment plan or the Customized payment plan AND our automatic RMD service, we will make an extra payment, if necessary, on December 1st that will equal your lifetime required minimum distribution less all payments made through November 30th and any scheduled December payment. The combined automatic plan payments and lifetime required minimum distribution payment will not be treated as Excess withdrawals, if applicable. However, if you take any partial withdrawals in addition to your lifetime required minimum distribution and automatic payment plan payments, your applicable automatic payment plan will be terminated. The partial withdrawals may cause an Excess withdrawal and may be subject to a withdrawal charge (if applicable under your Accumulator(R) Series contract). You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary. Further, your GWBL benefit base and Guaranteed annual withdrawal amount may be reduced. See "Effect of Excess withdrawals" in "Contract features and benefits" earlier in this Prospectus.

If you elect our automatic RMD service and elect to take your Guaranteed annual withdrawal amount in partial withdrawals without electing one of our available automatic payment plans, we will make a payment, if necessary, on December 1st that will equal your required minimum distribution less all withdrawals made through November 30th. If prior to December 1st you make a partial withdrawal that exceeds your Guaranteed annual withdrawal amount, but not your RMD amount, that partial withdrawal will be treated as an Excess withdrawal, as well as any subsequent partial withdrawals made during the same contract year. However, if by December 1st your withdrawals have not exceeded your RMD amount, the RMD payment we make to you will not be treated as an Excess withdrawal.

FOR CONTRACTS WITH THE GUARANTEED MINIMUM INCOME BENEFIT. The no lapse guarantee will not be terminated if a required minimum distribution payment using our automatic RMD service causes your cumulative withdrawals in the contract year to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year), although such cumulative withdrawals will reduce your Guaranteed minimum income benefit base on a pro rata basis). See "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" later in this section.

Owners of tax-qualified contracts (IRA, TSA and QP) generally should not reset the Roll-Up benefit base if lifetime required minimum distributions must begin before the end of the new exercise waiting period. See "Guaranteed minimum death benefit/Guaranteed minimum income benefit Roll-Up benefit base reset" in "Contract features and benefits" earlier in this Prospectus.

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in the order of the earliest maturity date(s) first. For Accumulator(R)and Accumulator(R) Elite/SM/ contracts only, if the fixed maturity option amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. A market value adjustment will apply to withdrawals from the fixed maturity options.

You may choose to have your Customized payment plan scheduled payments, your systematic withdrawals or your substantially equal withdrawals taken from specific variable investment options and/or the guaranteed interest option. If you choose specific variable investment options and/or the guaranteed interest option, and the value in those selected option(s) drops below the requested withdrawal amount, the requested amount will be taken on a pro rata basis from all investment

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




options on the business day after the withdrawal was scheduled to occur. All subsequent scheduled payments or withdrawals will be processed on a pro rata basis on the business day you initially elected.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND PRINCIPAL GUARANTEE BENEFITS

In general, withdrawals (including RMDs) will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

If your account value is greater than your benefit, a withdrawal will result in a reduction of your benefit that will be less than the withdrawal. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $20,000 before the withdrawal, it would reduced by $8,000 ($20,000 x .40) and your new benefit after the withdrawal would be $12,000 ($20,000 - $8,000).

For purposes of calculating the adjustment to your guaranteed benefits, the amount of the withdrawal will include the amount of any applicable withdrawal charge. Using the example above, the $12,000 withdrawal would include the withdrawal amount paid to you and the amount of any applicable withdrawal charge deducted from your account value. For more information on the calculation of the charge, see "Withdrawal charge" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

With respect to the Guaranteed minimum income benefit and the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, withdrawals (including any applicable withdrawal charges, if applicable) will reduce each of the benefits' 6% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll-Up benefit base on the contract issue date or the most recent contract date anniversary, if later. For this purpose, in the first contract year, all contributions received in the first 90 days after contract issue will be considered to have been received on the first day of the contract year. In subsequent contract years, additional contributions made during a contract year do not affect the amount of the withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal (including
RMDs) and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

--------------------------------------------------------------------------------
PRO RATA WITHDRAWAL -- A WITHDRAWAL THAT REDUCES YOUR GUARANTEED BENEFIT BASE AMOUNT ON A PRO RATA BASIS. REDUCTION ON A PRO RATA BASIS MEANS THAT WE CALCULATE THE PERCENTAGE OF THE CURRENT ACCOUNT VALUE THAT IS BEING WITHDRAWN AND WE REDUCE THE BENEFIT BASE BY THAT PERCENTAGE. THE FOLLOWING EXAMPLE SHOWS HOW A PRO RATA WITHDRAWAL CAN REDUCE YOUR GUARANTEED BENEFIT BASE BY MORE THAN THE AMOUNT OF THE WITHDRAWAL: ASSUME YOUR ACCOUNT VALUE IS $30,000 AND YOU WITHDRAW $12,000, YOU HAVE WITHDRAWN 40% OF YOUR ACCOUNT VALUE. IF YOUR GUARANTEED BENEFIT BASE IS $40,000 BEFORE THE WITHDRAWAL, IT WOULD BE REDUCED
BY $16,000 ($40,000 X .40) TO $24,000 ($40,000 -$16,000) AFTER THE WITHDRAWAL.
--------------------------------------------------------------------------------

If you elected a guaranteed benefit that provides a 6% roll-up, all or a portion of your Roll-up to age 85 benefit base may be rolling up at 3%, if all or a portion of your account value is currently allocated to one or more investment options to which a 3% roll-up rate applies. For more information about those investment options and the impact of transfer among investment options on your Roll-up to age 85 benefit base, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" earlier in this Prospectus and "Our administrative procedures for calculating your Roll-up benefit base following a transfer" in "Transferring your money among investment options" earlier in this Prospectus.

PRESERVING YOUR ROLL-UP BENEFIT BASE. If you are interested in withdrawals that preserve the Roll-up to age 85 benefit base as of the last contract anniversary or the withdrawal transaction date, or withdrawals that are equal to the full amount of the available dollar-for-dollar withdrawal, you should use our Dollar-for-Dollar Withdrawal Service. See "Dollar-for-dollar withdrawal service" in "Accessing your money" earlier in this Prospectus. The service adjusts for various factors in the calculation of a withdrawal, including the fact that the roll-up rate is applied on a daily basis (which means that if a withdrawal is taken on any day prior to the last day of the contract year, the roll-up rate will be applied going forward from the day of the withdrawal to a reduced benefit base) and the fact that the 3% Roll-up rate may apply to all or a portion of the benefit base. If you do not use the Dollar-for-Dollar Withdrawal Service, you may reduce your benefits more than you intend.

WITHDRAWALS AFTER AGE 85. If you are over age 85, your Annual Ratchet to age 85 and "Greater of" death benefit bases will no longer be eligible to increase. Any withdrawals after your 85th birthday will permanently reduce the value of your benefit.

As a result, if you have a Guaranteed minimum death benefit based on a Roll-up to age 85 benefit base:

..   You can no longer take withdrawals and preserve the benefit base.

..   You should stop taking withdrawals if you wish to maintain the value of the benefit.

..   If you want to continue taking withdrawals, you can ensure that those withdrawals will reduce your benefit base on a dollar-for-dollar rather than pro rata basis by enrolling in the full dollar-for-dollar withdrawal service, however, even dollar-for-dollar withdrawals can significantly reduce your Roll-up benefit base. See "Dollar-for-dollar withdrawal service" in "Accessing your money."

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..   The maximum amount you are able to withdraw each year without triggering a pro rata reduction in your benefit base will decrease. If you do not enroll in the full dollar-for-dollar withdrawal service and want to ensure that your withdrawals reduce your benefit base on a dollar-for-dollar basis, you should make sure that the sum of your withdrawals in a contract year is equal to or less than the value of the applicable Roll-up rate times your benefit base on your most recent contract date anniversary.

If you have the Annual Ratchet to age 85 death benefit, the Annual Ratchet to age 85 benefit base is always reduced pro rata by withdrawals, regardless of your age. However, like the Roll-up benefit base, the Annual Ratchet to age 85 benefit base will no longer be eligible to increase. It will be permanently reduced by all withdrawals.

LOW ACCOUNT VALUE. Due to withdrawals and/or poor market performance, your account value could become insufficient to pay any applicable charges when due. This will cause your contract to terminate and could cause you to lose your Guaranteed minimum income benefit and any other guaranteed benefits. Please see "Effect of your account value falling to zero" in "Determining your contract's value" for more information.

HOW WITHDRAWALS AFFECT YOUR GWBL AND GWBL GUARANTEED MINIMUM DEATH BENEFIT

Your GWBL benefit base is not reduced by withdrawals until a withdrawal causes cumulative withdrawals in a contract year to exceed the Guaranteed annual withdrawal amount. Withdrawals that exceed the Guaranteed annual withdrawal amount, however, can significantly reduce your GWBL benefit base and Guaranteed annual withdrawal amount. For more information, see "Effect of Excess withdrawals" and "Other important considerations" under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus.

Your GWBL Standard death benefit base and GWBL Enhanced death benefit base are reduced on a dollar-for-dollar basis up to the Guaranteed annual withdrawal amount. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, however, your GWBL Standard death benefit base and GWBL Enhanced death benefit base are reduced on a pro rata basis. If the reduced GWBL Enhanced death benefit base is greater than your account value (after the Excess withdrawal), we will further reduce your GWBL Enhanced death benefit base to equal your account value.

For purposes of calculating your GWBL and GWBL Guaranteed minimum death benefit amount, the amount of the Excess withdrawal will include the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information on calculation of the charge, see "Withdrawal charge" later in the Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

WITHDRAWALS TREATED AS SURRENDERS

If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. The rules in the preceding sentence do not apply if the Guaranteed minimum income benefit no lapse guarantee is in effect on your contract. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

SPECIAL RULES FOR THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is an Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to an Excess withdrawal. In other words, if you take an Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero. Please also see "Effect of your account value falling to zero" in "Determining your contract's value" earlier in this Prospectus. Please also see "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

LOANS UNDER ROLLOVER TSA CONTRACTS

Loans under a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service" or if you elect the GWBL option or a PGB.

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

..   It exceeds limits of federal income tax rules;

..   Interest and principal are not paid when due; or

..   In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)the date annuity payments begin,

(2)the date the contract terminates, and

(3)the date a death benefit is paid (the outstanding loan, including any accrued but unpaid loan interest, will be deducted from the death benefit amount).

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A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, see Appendix IX for a discussion of TSA contracts.

Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the "loan reserve account." Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply. For Accumulator(R) and Accumulator(R) Elite/SM/ contracts only, if such fixed maturity amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging.

For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records. For Accumulator(R) Plus/SM/ contracts, loan repayments are not considered contributions and therefore are not eligible for additional credits.

If you elected a guaranteed benefit that provides a 6% roll-up, a loan will effectively reduce the growth rate of your guaranteed benefits because the Roll-up to age 85 benefit base rolls up at 3% with respect to amounts allocated to the loan reserve account. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" and "Our administrative procedures for calculating your Roll-up benefit base following a transfer" in "Transferring your money among investment options" earlier in this Prospectus.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while an owner is living (or for contracts with non-natural owners, while the annuitant is living) and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including the Guaranteed withdrawal benefit for life (if applicable), if your cash value is greater than your Guaranteed annual withdrawal amount remaining that year. If your cash value is not greater than your Guaranteed annual withdrawal amount remaining that year, then you will receive a supplementary life annuity contract. For more information, please see "Effect of your account value falling to zero" in "Contract features and benefits" earlier in this Prospectus. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect, the benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Effect of your account value falling to zero" in "Determining your contract's value" and "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge, if applicable) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)the New York Stock Exchange is closed or restricts trading,

(2)the SEC determines that an emergency exists as a result of sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable, or

(3)the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.


SIGNATURE GUARANTEE


As a protection against fraud, we require a signature guarantee (i.e., Medallion Signature Guarantee as required by us) for the following transaction requests:

..   disbursements, including but not limited to partial withdrawals, surrenders, transfers and exchanges, over $250,000;


..   any disbursement requested within 30 days of an address change;


..   any disbursement when we do not have an originating or guaranteed signature on file or where we question a signature or

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   perceive any inconsistency between the signature on file and the signature on the request; or


..   any other transaction we require.

We may change the specific requirements listed above, or add signature guarantees in other circumstances, at our discretion if we deem it necessary or appropriate to help protect against fraud. For current requirements, please refer to the requirements listed on the appropriate form or call us at the number listed in this prospectus.

You can obtain a Medallion Signature Guarantee from more than 7,000 financial institutions that participate in a Medallion Signature Guarantee program. The best source of a Medallion Signature Guarantee is a bank, brokerage firm or credit union with which you do business. A NOTARY PUBLIC CANNOT PROVIDE A MEDALLION SIGNATURE GUARANTEE. NOTARIZATION WILL NOT SUBSTITUTE FOR A MEDALLION SIGNATURE GUARANTEE.

YOUR ANNUITY PAYOUT OPTIONS

The following description assumes annuitization of your entire contract. For partial annuitization, see "Partial annuitization" below.

Deferred annuity contracts such as those in the Accumulator(R) Series provide for conversion to payout status at or before the contract's "maturity date." This is called "annuitization." You must annuitize by your annuity maturity date, as discussed later in this section. When your contract is annuitized, your Accumulator(R) Series contract and all its benefits, including any Guaranteed minimum death benefit and any other guaranteed benefits, will terminate. Your contract will be converted to a supplemental annuity payout contract ("payout option") that provides periodic payments as described in this section. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Series contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms, provided that your account value is greater than zero on the exercise date. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) Series contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. We may offer other payout options not outlined here. Your financial professional can provide details.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the owner's and annuitant's ages at contract issue. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect the Guaranteed withdrawal benefit for life and choose to annuitize your contract before the maturity date, the Guaranteed withdrawal benefit for life will terminate without value even if your GWBL benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under GWBL. See "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus for further information.

---------------------------------------------------------------------------------
Fixed annuity payout options             .   Life annuity
                                         .   Life annuity with period certain
                                         .   Life annuity with refund certain
---------------------------------------------------------------------------------

..   LIFE ANNUITY: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

..   LIFE ANNUITY WITH PERIOD CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

..   LIFE ANNUITY WITH REFUND CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life, and after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.

We guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

(FOR THE PURPOSES OF THIS SECTION, PLEASE NOTE THAT WITHDRAWAL CHARGES DO NOT APPLY TO ACCUMULATOR(R) SELECT/SM/ CONTRACTS.)

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The amount applied to purchase an annuity payout option varies depending on the payout option that you choose and the timing of your purchase as it relates to any withdrawal charges that apply under your Accumulator(R) Series contract. If amounts in a fixed maturity option are used to purchase any annuity payout option prior to the maturity date, a market value adjustment will apply.

There is no withdrawal charge imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain. If we are offering non-life contingent forms of annuities, the withdrawal charge will be imposed.

PARTIAL ANNUITIZATION. Partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the life-contingent annuity payout options described here. We no longer offer a period certain option for partial annuitization. We require you to elect partial annuitization on the form we specify. Partial annuitization is not available for a guaranteed minimum income benefit under a contract. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See "How withdrawals are taken from your account value" earlier in this section and also the discussion of "Partial annuitization" in "Tax information" for more information.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from your contract date or not earlier than five years from your Accumulator(R) Plus/SM/ contract date (in a limited number of jurisdictions this requirement may be more or less than five years). You can change the date your annuity payments are to begin at any time. The date may not be later than the annuity maturity date described below.

For Accumulator(R) Plus/SM/ contracts, if you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VII later in this Prospectus for information on state variations.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments or with a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen. If you select an annuity payout option and payments have begun, no change can be made.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is based on the age of the original annuitant at contract issue and cannot be changed other than in conformance with applicable law even if you name a new annuitant. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date. If you do not respond to the notice within the 30 days following the maturity date, your contract will be annuitized automatically as a life annuity. Please note that the aggregate payments you would receive from this form of annuity during the period certain may be less than the lump sum payment you would receive by surrendering your contract immediately prior to annuitization.

On the annuity maturity date, other than the Guaranteed withdrawal benefit for life and its associated minimum death benefit (as discussed below), any Guaranteed minimum death benefit and any other guaranteed benefits will terminate, and will not be carried over to your annuity payout contract.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

If you elect the Guaranteed withdrawal benefit for life and your contract is annuitized at maturity, we will offer an annuity payout option that guarantees you will receive payments for life that are at least equal to what you would have received under the Guaranteed withdrawal benefit for life. At annuitization, you will no longer be able to take withdrawals in addition to the payments under this annuity pay-out option. You will still be able to surrender the contract at any time for any remaining account value. As described in "Contract features and benefits" under "Guaranteed withdrawal benefit for life ("GWBL")," these payments will have the potential to increase with favorable investment performance. Any remaining Guaranteed minimum death benefit value will be transferred to the annuity payout contract as your "minimum death benefit." If the enhanced death benefit had been elected, its value as of the date the annuity payout contract is issued will become your minimum death benefit, and it will continue to ratchet annually if your account value is greater than your minimum death benefit base. The minimum death benefit will be reduced dollar-for-dollar by each payment. If you die while there is any minimum death benefit remaining, it will be paid to your beneficiary.

Please see Appendix VII later in this Prospectus for variations that may apply in your state.

                             ACCESSING YOUR MONEY

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

..   A mortality and expense risks charge

..   An administrative charge

..   A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

..   On each contract date anniversary -- an annual administrative charge, if applicable.

..   At the time you make certain withdrawals or surrender your contract -- a withdrawal charge (not applicable to Accumulator(R) Select/SM/ contracts).

..   On each contract date anniversary -- a charge for each optional benefit you elect: a death benefit (other than the Standard and GWBL Standard death benefit); the Guaranteed minimum income benefit; the Guaranteed withdrawal benefit for life; and the Earnings enhancement benefit.

..   On any contract date anniversary on which you are participating in a PGB --
    a charge for a PGB.

..   At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

SEPARATE ACCOUNT ANNUAL EXPENSES

MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:

   Accumulator(R):             0.80%
   Accumulator(R) Plus/SM/:    0.95%
   Accumulator(R) Elite/SM/:   1.10%
   Accumulator(R) Select/SM/:  1.10%

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

For Accumulator(R) PlusSM contracts, a portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.

If you previously accepted an offer to terminate a guaranteed benefit, charges for that benefit will have ceased. However, as stated in the terms of your offer, you should be aware that you will continue to pay the same mortality and expense risks charge as contract owners that have the standard death benefit, even though you no longer have the standard death benefit.

ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:

   Accumulator(R):             0.30%
   Accumulator(R) Plus/SM/:    0.35%
   Accumulator(R) Elite/SM/:   0.30%
   Accumulator(R) Select/SM/:  0.25%

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of

                             CHARGES AND EXPENSES
our sales expenses under the contracts. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:

   Accumulator(R):             0.20%
   Accumulator(R) Plus/SM/:    0.25%
   Accumulator(R) Elite/SM/:   0.25%
   Accumulator(R) Select/SM/:  0.35%

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (if available) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging or the account for 12 month dollar cost averaging, as applicable. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only and the account for 12 month dollar cost averaging is available for Accumulator(R) Select/SM/ contract owners only.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

Please note that if you elected the Guaranteed minimum income benefit, you can only exercise the benefit during the 30 day period following your contract date anniversary. Therefore, if your account value is not sufficient to pay these charges and any other fees on your next contract date anniversary, your contract will be terminated without value and you will not have an opportunity to exercise your Guaranteed minimum income benefit unless the no lapse guarantee provision under your contract is still in effect. See "Effect of your account value falling to zero" in "Determining your contract's value" earlier in this Prospectus.

SPECIAL SERVICES CHARGES

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

WIRE TRANSFER CHARGE. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

EXPRESS MAIL CHARGE. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

DUPLICATE CONTRACT CHARGE. We charge $35 for providing a copy of your contract. The charge for this service can be paid (i) using a credit card acceptable to AXA Equitable, (ii) by sending a check to our processing office, or (iii) by any other means we make available to you.

WITHDRAWAL CHARGE
(FOR ACCUMULATOR(R), ACCUMULATOR(R) PLUS/SM/ AND ACCUMULATOR(R) ELITE/SM/ CONTRACTS ONLY )

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value. For more information about the withdrawal charge if you select an annuity payout option, see "Your annuity payout options -- The amount applied to purchase an annuity payout option" in "Accessing your money" earlier in the Prospectus. For Accumulator(R) Plus/SM/ contracts, a portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.

The withdrawal charge equals a percentage of the contributions withdrawn. For Accumulator(R) Plus/SM/ contracts, we do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

----------------------------------------------------------------------------
        WITHDRAWAL CHARGE AS A % OF CONTRIBUTION CONTRACT YEAR
----------------------------------------------------------------------------
                             1   2   3   4      5    6   7      8       9
----------------------------------------------------------------------------
Accumulator(R)               7%  7%  6%  6%  5%      3%  1%  0%/(1)/ --
----------------------------------------------------------------------------
Accumulator(R) Plus/SM/      8%  8%  7%  7%  6%      5%  4%  3%      0%/(2)/
----------------------------------------------------------------------------
Accumulator(R) Elite/SM/     8%  7%  6%  5%  0%/(3)/ --  --  --      --
----------------------------------------------------------------------------

(1)Charge does not apply in the 8th and subsequent contract years following contribution.
(2)Charge does not apply in the 9th and subsequent contract years following contribution.
(3)Charge does not apply in the 5th and subsequent contract years following contribution.

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1" and the withdrawal charge is reduced or expires on each applicable contract date anniversary. Amounts withdrawn that are not subject to the withdrawal charge are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

Please see Appendix VII later in this Prospectus for possible withdrawal charge schedule variations in your state.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the

                             CHARGES AND EXPENSES
amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

For purposes of calculating reductions in your guaranteed benefits and associated benefit bases, the withdrawal amount includes both the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" earlier in this Prospectus.

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. In the first contract year, the 10% free withdrawal amount is determined using all contributions received in the first 90 days of the contract year. Additional contributions during the contract year do not increase your 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.

For Accumulator(R) and Accumulator(R) Elite/SM/ NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract) and (2) the 10% free withdrawal amount defined above.

CERTAIN WITHDRAWALS. If you elected the Guaranteed minimum income benefit and/or the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6% of the beginning of contract year 6% Roll-Up to age 85 benefit base, even if such withdrawals exceed the free withdrawal amount. Also, a withdrawal charge does not apply to a withdrawal that exceeds 6% of the beginning of contract year 6% Roll-Up to age 85 benefit base as long as it does not exceed the free withdrawal amount. If your withdrawal exceeds the amount described above, this waiver is not applicable to that withdrawal nor to any subsequent withdrawal for the life of the contract.

If you elect the Guaranteed withdrawal benefit for life, we will waive any withdrawal charge for any withdrawals during the contract year up to the Guaranteed annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Also, a withdrawal charge does not apply to a withdrawal that exceeds the Guaranteed annual withdrawal amount as long as it does not exceed the free withdrawal amount. Withdrawal charges, if applicable, are applied to the amount of the withdrawal that exceeds both the free withdrawal amount and the Guaranteed annual withdrawal amount.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME.

The withdrawal charge also does not apply if:

(i)An owner (or older joint owner, if applicable) has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii)We receive proof satisfactory to us (including certification by a licensed physician) that an owner's (or older joint owner's, if applicable) life expectancy is six months or less; or

(iii)An owner (or older joint owner, if applicable) has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

   -- its main function is to provide skilled, intermediate, or custodial nursing care;

   -- it provides continuous room and board to three or more persons;

   -- it is supervised by a registered nurse or licensed practical nurse;

   -- it keeps daily medical records of each patient;

   -- it controls and records all medications dispensed; and

   -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) or
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base. Although the Annual Ratchet to age 85 death benefit will no longer increase after age 85, we will continue to deduct this charge as long as your enhanced death benefit is in effect.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to either 0.65% or 0.60% of the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 benefit base, depending upon when and where you purchased your contract. Please see Appendix VIII later in this Prospectus for more information on the Guaranteed minimum death benefit charge applicable to your contract. Although this enhanced death benefit will no longer increase after age 85, we will continue to deduct this charge as long as your enhanced death benefit is in effect.

GWBL ENHANCED DEATH BENEFIT. This death benefit is only available if you elect the GWBL option. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.30% of the GWBL Enhanced death benefit base.

                             CHARGES AND EXPENSES

HOW WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options (or, if applicable, the permitted variable investment options) and the guaranteed interest option on a pro rata basis (see Appendix VII later in this Prospectus to see if deducting these charges from the guaranteed interest option is permitted in your state). If those amounts are insufficient, we will deduct all or a portion of these charges from the fixed maturity options (if applicable) in the order of the earliest maturity date(s) first. A market value adjustment will apply to deductions from the fixed maturity options. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of these charges from the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of these charges for that year.

Please note that you can only exercise the Guaranteed minimum income benefit during the 30 day period following your contract date anniversary. Therefore, if your account value is not sufficient to pay this charge and any other fees on your next contract date anniversary, your contract will be terminated without value and you will not have an opportunity to exercise your Guaranteed minimum income benefit unless the no lapse guarantee provision under your contract is still in effect. See "Effect of your account value falling to zero" in "Determining your contract's value" earlier in this Prospectus.

STANDARD DEATH BENEFIT AND GWBL STANDARD DEATH BENEFIT. There is no additional charge for these standard death benefits.

PRINCIPAL GUARANTEE BENEFITS CHARGE

If you purchase a PGB, we deduct a charge annually from your account value on each contract date anniversary on which you are participating in a PGB. The charge is equal to 0.50% of the account value for the 100% Principal guarantee benefit and 0.75% of the account value for the 125% Principal guarantee benefit. We will continue to deduct the charge until your benefit maturity date. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If such amounts are insufficient, we will deduct all or a portion of this charge from the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

GUARANTEED MINIMUM INCOME BENEFIT CHARGE

If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the owner (or older joint owner, if applicable) reaches age 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state). If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment will apply to deductions from the fixed maturity options. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

Please note that you can only exercise the Guaranteed minimum income benefit during the 30 day period following your contract date anniversary. Therefore, if your account value is not sufficient to pay this charge and any other fees on your next contract date anniversary, your contract will be terminated without value and you will not have an opportunity to exercise your Guaranteed minimum income benefit unless the no lapse guarantee provision under your contract is still in effect. See "Effect of your account value falling to zero" in "Determining your contract's value" earlier in this Prospectus.

EARNINGS ENHANCEMENT BENEFIT CHARGE

If you elect the Earnings enhancement benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only. Although the value of your Earnings enhancement benefit will no longer increase after age 80, we will continue to deduct the charge for this benefit as long as it remains in effect.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

Please note that you can only exercise the Guaranteed minimum income benefit during the 30 day period following your contract date anniversary. Therefore, if your account value is not sufficient to pay this charge and any other fees on your next contract date anniversary, your contract will be terminated without value and you will not have an opportunity to exercise your Guaranteed minimum income benefit unless the no lapse guarantee provision under your contract is still in effect. See "Effect of your account value falling to zero" in "Determining your contract's value earlier in this Prospectus."

                             CHARGES AND EXPENSES

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE BENEFIT CHARGE

If you elect the Guaranteed withdrawal benefit for life ("GWBL"), we deduct a charge annually as a percentage of your GWBL benefit base on each contract date anniversary. If you elect the Single Life option, the charge is equal to 0.60%. If you elect the Joint Life option, the charge is equal to 0.75%. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option on a pro rata basis. (See Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state.) If those amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

GWBL BENEFIT BASE ANNUAL RATCHET CHARGE. If your GWBL benefit base ratchets, we will increase the charge at the time of an Annual Ratchet to the maximum charge permitted under the contract. The maximum charge for the Single Life option is 0.75%. The maximum charge for the Joint Life option is 0.90%. The increased charge, if any, will apply as of the contract date anniversary on which your GWBL benefit base ratchets and on all contract date anniversaries thereafter. We will permit you to opt out of the ratchet if the charge increases.

For Joint Life contracts, if the successor owner or joint annuitant is dropped before you take your first withdrawal, we will adjust the charge at that time to reflect a Single Life. If the successor owner or joint annuitant is dropped after withdrawals begin, the charge will continue based on a Joint Life basis.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity pay-out option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

..   Management fees.

..   12b-1 fees.

..   Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

..   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge (if applicable under your Accumulator(R) Series contract) or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. If permitted under the terms of our exemptive order regarding the Accumulator(R) Plus/SM/ bonus feature, we may also change the crediting percentage that applies to contributions. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

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                             CHARGES AND EXPENSES

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6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time during your lifetime and while the contract is in-force. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the plan trust. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. In either case, the death benefit is increased by any amount applicable under the Earnings enhancement benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Earnings enhancement benefit, as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. However, this is not the case if the sole primary beneficiary of your contract is your spouse and he or she decides to roll over the death benefit to another contract issued by us. See "Effect of the owner's death" below. For Accumulator(R) Plus/SM/ contracts, the account value used to determine the death benefit and the Earnings enhancement benefit will first be reduced by the amount of any credits applied in the one-year period prior to the owner's (or older joint owner's, if applicable) death. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the owner's (or older joint owner's, if applicable) death adjusted for any subsequent withdrawals. For Roll-over TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made. Payment of the death benefit terminates the contract.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

In general, if the annuitant dies, the owner (or older joint owner, if applicable) will become the annuitant, and the death benefit is not payable.

EFFECT OF THE OWNER'S DEATH

In general, if the owner dies while the contract is in force, the contract terminates and the applicable death benefit is paid. If the contract is jointly owned, the death benefit is payable upon the death of the older owner. If the contract has a non-natural owner, the death benefit is payable upon the death of the annuitant. For Joint Life contracts with GWBL, the death benefit is paid to the beneficiary at the death of the second to die of the owner and successor owner, or the annuitant and joint annuitant, as applicable. No death benefit will be payable upon or after the contract's Annuity maturity date, which will never be later than the contract date anniversary following your 95th birthday.

There are various circumstances, however, in which the contract can be continued by a successor owner or under a Beneficiary continuation option ("BCO"). For contracts with spouses who are joint owners, the surviving spouse will automatically be able to continue the contract under the "Spousal continuation" feature or under our Beneficiary continuation option, as discussed below. For contracts with non-spousal joint owners, the joint owner will be able to continue the contract as a successor owner subject to the limitations discussed below under "Non-spousal joint owner contract continuation."

If you are the sole owner, your surviving spouse may have the option to:

..   take the death benefit proceeds in a lump sum;

..   continue the contract as a successor owner under "Spousal continuation" (if your spouse is the sole primary beneficiary) or under our Beneficiary continuation option, as discussed below; or

..   roll the death benefit proceeds over into another contract.

If your surviving spouse rolls over the death benefit proceeds into a contract issued by us, the amount of the death benefit will be calculated as of the date we receive all requirements necessary to issue your spouse's new contract. Any death proceeds will remain invested in this contract until your spouse's new contract is issued. The amount of the death benefit will be calculated to equal the greater of the account value (as of the date your spouse's new contract is issued) and the applicable guaranteed minimum death benefit (as of the date of your death). This means that the death benefit proceeds could vary up or down, based on investment performance, until your spouse's new contract is issued.

                                      65

                           PAYMENT OF DEATH BENEFIT

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If the beneficiary is not the surviving spouse or if the surviving joint owner is not the surviving spouse, federal income tax rules generally require payments of amounts under the contract to be made within five years of an owner's death (the "5-year rule"). In certain cases, an individual beneficiary or non-spousal surviving joint owner may opt to receive payments over his/her life (or over a period not in excess of his/her life expectancy) if payments commence within one year of the owner's death. Any such election must be made in accordance with our rules at the time of death. If the beneficiary of a contract with one owner or a younger non-spousal joint owner continues the contract under the 5-year rule, in general, all guaranteed benefits and their charges will end. If a PGB election is in effect upon your death with a benefit maturity date of less than five years from the date of death, it will remain in effect. For more information on non-spousal joint owner contract continuation, see the section immediately below.

NON-SPOUSAL JOINT OWNER CONTRACT CONTINUATION

Upon the death of either owner, the surviving joint owner becomes the sole owner.

Any death benefit (if the older owner dies first) or cash value (if the younger owner dies first) must be fully paid to the surviving joint owner within five years. The surviving owner may instead elect to receive a life annuity, provided payments begin within one year of the deceased owner's death. If the life annuity is elected, the contract and all benefits terminate.

If the older owner dies first, we will increase the account value to equal the Guaranteed minimum death benefit, if higher, and by the value of the Earnings enhancement benefit. The surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. For Accumulator(R) PlusSM contracts, if any contributions are made during the one-year period prior to the owner's death, the account value will first be reduced by any credits applied to any such contributions.

If the contract continues, the Guaranteed minimum death benefit and charge and the Guaranteed minimum income benefit and charge will then be discontinued. Withdrawal charges, if applicable under your Accumulator(R) Series contract, will no longer apply, and no additional contributions will be permitted.

If the younger owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. If the contract continues, the death benefit is not payable, and the Guaranteed minimum death benefit and the Earnings enhancement benefit, if applicable, will continue without change. If the Guaranteed minimum income benefit cannot be exercised within the period required by federal tax laws, the benefit and charge will terminate as of the date we receive proof of death. Withdrawal charges, if applicable under your Accumulator(R) Series contract, will continue to apply and no additional contributions will be permitted.

Upon the death of either owner, if the surviving owner elects the 5-year rule and a PGB was in effect upon the owner's death with a maturity date of more than five years from the date of death, we will terminate the benefit and the charge.

SPOUSAL CONTINUATION

If you are the contract owner and your spouse is the sole primary beneficiary or you jointly own the contract with your spouse, your spouse may elect to continue the contract as successor owner upon your death. Spousal beneficiaries (who are not also joint owners) must be 85 or younger as of the date of the deceased spouse's death in order to continue the contract under Spousal continuation. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

The younger spouse joint owner (for NQ contracts only) or the spouse beneficiary (under a Single owner contract), may elect to receive the death benefit or continue the contract, as follows:

..   As of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary, we will increase the account value to equal the elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit, and adjusted for any subsequent withdrawals. For Accumulator(R) Plus/SM/ contracts, if any contributions are made during the one- year period prior to the owner's death, the account value will first be reduced by any credits applied to any such contributions. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

..   In general, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

..   The applicable Guaranteed minimum death benefit option may continue as follows:

   -- If the surviving spouse is age 75 or younger on the date of your death, and you were age 84 or younger at death, the Guaranteed minimum death benefit you elected continues and will continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85. The charge for the applicable Guaranteed minimum death benefit will continue to apply, even after the Guaranteed minimum death benefit no longer rolls up or is no longer eligible for resets.

   -- If the surviving spouse is age 75 or younger on the date of your death, and you were age 85 or older at death, we will reinstate the Guaranteed minimum death benefit you elected. The benefit base (which had previously been frozen at age 85) will now continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85. The charge for the applicable Guaranteed minimum death benefit will continue to apply, even after the Guaranteed minimum death benefit no longer rolls up or is no longer eligible for resets.

   -- If the Guaranteed minimum death benefit continues, the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset, if applicable, will

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                           PAYMENT OF DEATH BENEFIT

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      be based on the surviving spouse's age at the time of your death. The next available reset will be based on the contract issue date or last reset, as applicable.

   -- If the surviving spouse is age 76 or over on the date of your death, the Guaranteed minimum death benefit will be frozen, which means:

     . On the date your spouse elects to continue the contract, the value of the Guaranteed minimum death benefit will be set to equal the amount of the Guaranteed minimum death benefit base on the date of your death. If your account value is higher than the Guaranteed minimum death benefit base on the date of your death, the Guaranteed minimum death benefit base WILL NOT BE INCREASED to equal your account value.

     . The Guaranteed minimum death benefit will no longer be eligible to increase, and will be subject to pro rata reduction for any subsequent withdrawals.

     . The charge for the Guaranteed minimum death benefit will be discontinued.

     . Upon the death of your spouse, the beneficiary will receive, as of the date of death, the greater of the account value and the value of the Guaranteed minimum death benefit.

   -- In all cases, whether the Guaranteed minimum death benefit continues or is discontinued, if your account value is lower than the Guaranteed minimum death benefit base on the date of your death, your account value WILL BE INCREASED to equal the Guaranteed minimum death benefit base.

   -- For single owner contracts with the GWBL Enhanced death benefit, we will discontinue the benefit and charge. However, we will freeze the GWBL Enhanced death benefit base as of the date of your death (less subsequent withdrawals), and pay it upon your spouse's death.

..   The Earnings enhancement benefit will be based on the surviving spouse's age at the date of the deceased spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit and charge will be discontinued.

..   If elected, PGB continues and is based on the same benefit maturity date and guaranteed amount that was guaranteed.

..   The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the surviving spouse's age at the date of the deceased spouse's death. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus. If the GMIB continues, the charge for the GMIB will continue to apply.

..   If you elect the Guaranteed withdrawal benefit for life on a Joint Life basis, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse. Withdrawal charges, if applicable under your Accumulator(R) Series contract, will continue to apply to all contributions made prior to the deceased spouse's death. No additional contributions will be permitted. If you elect the Guaranteed withdrawal benefit for life on a Single Life basis, the benefit and charge will terminate.

..   If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For jointly owned NQ contracts, if the younger spouse dies first no death benefit is paid, and the contract continues as follows:

..   The Guaranteed minimum death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit continue to be based on the older spouse's age for the life of the contract.

..   If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant.

..   If a PGB had been elected, the benefit continues and is based on the same benefit maturity date and guaranteed amount.

..   If you elect the Guaranteed withdrawal benefit for life, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse.

..   The withdrawal charge schedule remains in effect. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

If you divorce, Spousal continuation does not apply.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VII later in this Prospectus for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information. For Joint Life contracts with GWBL, the beneficiary continuation option is only available after the death of the second owner.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and

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                           PAYMENT OF DEATH BENEFIT

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forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit, adjusted for any subsequent withdrawals. For Accumulator (R) PlusSM contracts, the account value will first be reduced by any credits applied in the one-year period prior to the owner's death.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70 1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

..   The contract continues with your name on it for the benefit of your beneficiary.

..   The beneficiary replaces the deceased owner as annuitant.

..   This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

..   The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

..   Any partial withdrawal must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. For purposes of this discussion, "beneficiary" refers to the successor owner. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts:

..   This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

..   The beneficiary automatically replaces the existing annuitant.

..   The contract continues with your name on it for the benefit of yourbeneficiary.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

..   If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

..   Any partial withdrawals must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

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..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

IF THE DECEASED IS THE OWNER OR THE OLDER JOINT OWNER:

..   As of the date we receive satisfactory proof of death and any required instructions, information and forms necessary to effect the Beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value plus any amount applicable under the Earnings enhancement benefit adjusted for any subsequent withdrawals. For Accumulator(R) Plus/SM/ contracts, the account value will first be reduced by any credits applied in a one-year period prior to the owner's death.

..   No withdrawal charges, if applicable under your Accumulator(R) Series contract, will apply to any withdrawals by the beneficiary.

IF THE DECEASED IS THE YOUNGER NON-SPOUSAL JOINT OWNER:

..   The annuity account value will not be reset to the death benefit amount.

..   The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free withdrawal amount will continue to apply to withdrawals but does not apply to surrenders. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

..   We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free withdrawal amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.


                              -------------------

A surviving spouse should speak to his or her tax professional about whether Spousal continuation or the Beneficiary continuation option is appropriate for him or her. Factors to consider include but are not limited to the surviving spouse's age, need for immediate income and a desire to continue any Guaranteed benefits under the contract.

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7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Series contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. In addition to legislation enacted in December 2017, Congress may also consider further proposals to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. We also do not discuss the Employee Retirement Income Security Act of 1974 ("ERISA"). Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits compared with the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs.

For this purpose additional annuity contract benefits may include, but are not limited to, various guaranteed benefits such as guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts, and Appendix IX later in this Prospectus for a discussion of TSA contracts.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

..   if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

..   if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

..   if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

..   if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a typical grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

The following applies to an annuitization of the entire contract. In certain cases, the contract can be partially annuitized. See "Partial annuitization" below.

Annuitization under an Accumulator(R) Series contract occurs when your entire interest under the contract is or has been applied to one or more payout options intended to amortize amounts over your life

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or over a period certain generally limited by the period of your life expectancy. (We do not currently offer a period certain option without life contingencies.) Annuity payouts can also be determined on a joint life basis. After annuitization, no further contributions to the contract may be made, the annuity payout amount must be paid at least annually, and annuity payments cannot be stopped except by death or surrender (if permitted under the terms of the contract).

Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments GMIB payments and other annuitization payments available under your contract. We also include Guaranteed annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus.

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments. If you have a loss on a variable annuity payout in a taxable year, you may be able to adjust the tax-free amount in subsequent years.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

Your rights to apply amounts under this contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to an annuity payout option we may offer at the time under the contract. If no affirmative choice is made, we will apply any remaining annuity value to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this contract constitutes an annuity contract under current federal tax rules.

PARTIAL ANNUITIZATION

The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date. We do not currently offer a period certain option without life contingencies.

WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

TAXATION OF LIFETIME WITHDRAWALS IF YOU ELECT THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

We treat Guaranteed annual withdrawals and other withdrawals as non-annuity payments for income tax purposes as discussed above.

EARNINGS ENHANCEMENT BENEFIT

In order to enhance the amount of the death benefit to be paid at the owner's death, you may purchase an Earnings enhancement benefit rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Earnings enhancement benefit rider is not part of the contract. In such a case, the charges for the Earnings enhancement benefit rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59 1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).

1035 EXCHANGES

You may purchase a nonqualified deferred annuity contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

..   the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

..   the owner and the annuitant are the same under the source contract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a "qualified long-term care contract" meeting all specified requirements under the Code or an annuity contract with a "qualified long-term care contract" feature (sometimes referred to as a "combination annuity" contract).

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.


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An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a "qualified long-term care contract" or "combination annuity" in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

If you are purchasing your contract through a Section 1035 exchange, you should be aware that AXA Equitable cannot guarantee that the exchange from the source contract to the contract you are applying for will be treated as a Section 1035 exchange; the insurance company issuing the source contract controls the tax information reporting of the transaction as a Section 1035 exchange. Because information reports are not provided and filed until the calendar year after the exchange transaction, the insurance company issuing the source contract shows its agreement that the transaction is a 1035 exchange by providing to us the cost basis of the exchanged source contract when it transfers the money to us on your behalf.

Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.

Section 1035 exchanges are generally not available after the death of the owner. The destination contract must meet specific post-death payout requirements to prevent avoidance of the death of owner rules. See "Payment of death benefit".

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the Beneficiary continuation option, the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   in the form of substantially equal periodic annuity payments at least annually over your life (or life expectancy), or the joint lives of you and your beneficiary (or joint life expectancies), using an IRS-approved distribution method. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59 1/2.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

ADDITIONAL TAX ON NET INVESTMENT INCOME

Taxpayers who have modified adjusted gross income ("MAGI") over a specified amount and who also have specified net investment income in any year may have to pay an additional surtax of 3.8%. (This tax has been informally referred to as the "Net Investment Income Tax" or "NIIT"). For this purpose net investment income includes distributions from and payments under nonqualified annuity contracts. The threshold amount of MAGI varies by filing status: $200,000 for single filers; $250,000 for married taxpayers filing jointly, and $125,000 for married taxpayers filing separately. The tax applies to the lesser of a) the amount of MAGI over the applicable threshold amount or b) the net investment income. You should discuss with your tax adviser the potential effect of this tax.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks

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and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

..   Traditional IRAs, typically funded on a pre-tax basis; and

..   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publications 590-A ("Contributions to Individual Retirement Arrangements (IRAs)") and 590-B ("Distributions from Individual Retirement Arrangements (IRAs)"). These publications are usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as a traditional IRA or Roth IRA. We also offered Inherited IRA contracts for payment of post-death required minimum distributions from traditional IRAs and Roth IRAs, respectively, in all Accumulator(R) Series contracts except Accumulator(R) Plus/SM/.

This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

AXA Equitable has received opinion letters from the IRS approving the respective forms of the Accumulator(R) Series traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively, and the respective forms of the Accumulator(R) Series Inherited IRA beneficiary continuation contract for use as a traditional inherited IRA or inherited Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Series traditional and Roth IRA contracts.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. SINCE THE CONTRACTS ARE NO LONGER AVAILABLE TO NEW PURCHASERS, THIS CANCELLATION PROVISION IS NO LONGER APPLICABLE.

You can cancel either type of the Accumulator(R) Series IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may generally make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

..   "regular" contributions out of earned income or compensation; or

..   tax-free "rollover" contributions; or

..   direct custodian-to-custodian transfers from other traditional IRAs
    ("direct transfers").

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

The initial contribution to your contract must have been a direct transfer or rollover, because the minimum initial contribution required to purchase an Accumulator(R) Elite/SM/, Accumulator(R) Plus/SM/ or Accumulator(R) Select/SM/ contract was greater than the maximum regular IRA contribution permitted for a taxable year. If permitted under your contract, subsequent contributions may also be regular contributions out of compensation.

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS


LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $6,000 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2019, after adjustment cost-of-living changes. When your earnings are below $6,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.


If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch-up contributions" of up to $1,000 to your traditional IRA.


SPECIAL RULES FOR SPOUSES. If you are married and file a joint federal income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $6,000, married individuals filing jointly can contribute up to $12,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be


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less if earned income is less and the other spouse has made IRA contributions.
No more than a combined total of $6,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $6,000 or 100% of "earned income" to a traditional IRA for a non-working spouse until the year in which the non-working spouse reaches age 70 1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age
70 1/2 at any time during the taxable year for which the contribution is made.


DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favoredretirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual's personal situation (including his/her spouse). IRS Publication 590-A, "Contributions to Individual Retirement Arrangements (IRAs)" which is updated annually and is available at www.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and the individual's income limits for determining contributions and deductions all may be adjusted annually for cost of living.


NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the non-working spouse's traditional IRA) may not, however, exceed the maximum $5,000 per person limit for the applicable taxable year ($6,000 for 2019 after adjustment). The dollar limit is $1,000 higher for people eligible to make age 50-70 1/2 catch-up contributions ($7,000 for 2019). You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year. Make sure you designate the year for which you are making the contribution.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

..   qualified plans;

..   governmental employer 457(b) plans;

..   403(b) plans; and

..   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA contract with special rules and restrictions under certain circumstances.

There are two ways to do rollovers:

..   Do it yourself:

   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

..   Direct rollover:

   You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

..   "required minimum distributions" after age 70 1/2 or retirement from service with the employer; or

..   substantially equal periodic payments made at least annually for your life
    (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

..   substantially equal periodic payments made for a specified period of 10 years or more; or

..   hardship withdrawals; or

..   corrective distributions that fit specified technical tax rules; or

..   loans that are treated as distributions; or

..   certain death benefit payments to a beneficiary who is not your surviving spouse; or

..   qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.


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You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

Rollovers from an eligible retirement plan to a traditional IRA are not subject to the "one-per-year limit" noted later in this section.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. We call this the "one-per-year limit." It is the IRA owner's responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

..   regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

..   regular contributions to a traditional IRA made after you reach age 70 1/2;
    or

..   rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70 1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See IRS Publications 590-A and 590-B for further details.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible (after-tax) IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

..   the amount received is a withdrawal of certain excess contributions, as described in IRS Publications 590-A and 590-B; or

..   the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and direct transfer contributions to traditional IRAs" earlier in this section for more information.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

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Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

IRA DISTRIBUTIONS DIRECTLY TRANSFERRED TO CHARITY. Specified distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70 1/2 or older. We no longer permit you to direct AXA Equitable to make a distribution directly to a charitable organization you request, in accordance with an interpretation of recent non-tax regulatory changes.

REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed benefits. This could increase the amount required to be distributed from the contract if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st -- April 1st). Distributions must start no later than your "Required Beginning Date", which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions --"account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, if you are taking account-based withdrawals from all of your traditional IRAs, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout

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at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70 1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

SPOUSAL CONTINUATION

If the contract is continued under Spousal continuation, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions:

..   made on or after your death; or

..   made because you are disabled (special federal income tax definition); or

..   used to pay certain extraordinary medical expenses (special federal income tax definition); or

..   used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

..   used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

..   used to pay certain higher education expenses (special federal income tax definition); or

..   in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59 1/2.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

To meet the substantially equal periodic payment exception, you could elect the substantially equal withdrawal option. See "Substantially equal withdrawals" under "Accessing your money" earlier in this Prospectus. We will calculate the substantially equal annual payments using your choice of IRS-approved methods we offer. Although substantially equal withdrawals are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals begin, the distributions should not be stopped or changed until after the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option.

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Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals for purposes of determining whether the penalty applies.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."

The Accumulator(R) Series Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS

Individuals may generally make four different types of contributions to a Roth
IRA:

..   regular after-tax contributions out of earnings; or

..   taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion rollover" contributions); or

..   tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans;
    or

..   tax-free direct custodian-to-custodian transfers from other Roth IRAs
    ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

The initial contribution to your contract must have been a direct transfer or rollover, because the minimum initial contribution required to purchase an Accumulator(R) Elite/SM/, Accumulator(R) Plus/SM/ or Accumulator(R) Select/SM/ contract was greater than the maximum regular IRA contribution permitted for a taxable year. If permitted under your contract, subsequent contributions may also be regular contributions out of compensation.

REGULAR CONTRIBUTIONS TO ROTH IRAS


LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $6,000 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2019, after adjustment for cost-of-living changes. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $6,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "Special rules for spouses" earlier in this section under traditional IRAs.


If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. The amount of permissible contributions to Roth IRAs for any year depends on the individual's income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590-A, "Contributions to Individual Retirement Arrangements (IRAs)" for the rules applicable to the current year.

WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO ROTH IRAS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

..   another Roth IRA;

..   a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

..   a "designated Roth contribution account" under a 401(k) plan, 403(b) plan, or a governmental employer Section 457(b) plan (direct or 60-day); or

..   from non-Roth accounts under another eligible retirement plan, as described below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth

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IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. We call this the "one-per-year limit." It is the Roth IRA owner's responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free. Even if you are under age 59 1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA. Conversion rollover contributions to Roth IRAs are not subject to the "one-per-year limit" noted earlier in this section.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

Conversion rollover contributions to Roth IRAs cannot be recharacterized.

To recharacterize a contribution, you must use our forms.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

..   rollovers from a Roth IRA to another Roth IRA;

..   direct transfers from a Roth IRA to another Roth IRA;

..   qualified distributions from a Roth IRA; and

..   return of excess contributions or amounts recharacterized to a traditional
    IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includible in income:

..   you are age 59 1/2 or older; or

..   you die; or

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..   you become disabled (special federal income tax definition); or

..   your distribution is a "qualified first-time homebuyer distribution"
    (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)Regular contributions.

(2)Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a)Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

   (b)Nontaxable portion.

(3)Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:

(1)All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2)All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS TO ROTH IRAS

Generally the same as traditional IRA, except that regular contributions made after age 70 1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

TAX WITHHOLDING AND INFORMATION REPORTING

STATUS FOR INCOME TAX PURPOSES; FATCA. In order for us to comply with income tax withholding and information reporting rules which may apply to annuity contracts and tax-qualified or tax-favored plan participation, we request documentation of "status" for tax purposes. "Status" for tax purposes generally means whether a person is a "U S. person" or a foreign person with respect to the United States; whether a person is an individual or an entity, and if an entity, the type of entity. Status for tax purposes is best documented on the appropriate IRS Form or substitute certification form (IRS Form W-9 for a U.S. person or the appropriate type of IRS Form W-8 for a foreign person). If we do not have appropriate certification or documentation of a person's status for tax purposes on file, it could affect the rate at which we are required to withhold income tax, and penalties could apply. Information reporting rules could apply not only to specified transactions, but also to contract ownership. For example, under the Foreign Account Tax Compliance Act ("FATCA"), which applies to certain U.S.-source payments, and similar or related withholding and information reporting rules, we may be required to report contract values and other information for certain contractholders. For this reason we and our affiliates intend to require appropriate status documentation at purchase, change of ownership, and affected payment transactions, including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of recipient.

TAX WITHHOLDING. We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of

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withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

..   We might have to withhold and/or report on amounts we pay under a free look or cancellation.

..   We are required to withhold on the gross amount of a distribution from a
    Roth IRA to the extent it is reasonable for us to believe that a distribution is includible in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable.

Special withholding rules apply to United States citizens residing outside of the United States, foreign recipients, and certain U. S. entity recipients which are treated as foreign because they fail to document their U.S. status before payment is made. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to United States persons living abroad and non-United States persons (including U.S. entities treated as foreign) prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. If the owner does not provide the owner's correct Taxpayer Identification Number, a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.

A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includible in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA contract. If a non-periodic distribution from a qualified plan or TSA contract is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.

SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

The plan administrator is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.

MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from qualified plans and TSA contracts are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions and communicating to the recipient whether the distribution is an eligible rollover distribution.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate account. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.

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8. More information

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ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account
No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account No. 49 invests in shares issued by the corresponding Portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1)to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

(2)to combine any two or more variable investment options;

(3)to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4)to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5)to deregister Separate Account No. 49 under the Investment Company Act of
   1940;

(6)to restrict or eliminate any voting rights as to Separate Account No. 49;

(7)to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies;

(8)to limit or terminate contributions and limit transfers to any of the variable investment options; and

(9)to limit the number of variable investment options you may elect.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust serves for the benefit of each Trust's shareholders. The Board of Trustees may take many actions regarding the Portfolios (for example, the Board of Trustees can establish additional Portfolios or eliminate existing Portfolios; change Portfolio investment objectives; and change Portfolio investment policies and strategies). In accordance with applicable law, certain of these changes may be implemented without a shareholder vote and, in certain instances, without advanced notice. More detailed information about certain actions subject to notice and shareholder vote for each Trust, and other information about the Portfolios, including portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2019 and the related price per $100 of maturity value were as shown below:



-------------------------------------------------------
 FIXED MATURITY
  OPTIONS WITH
 FEBRUARY 15TH
MATURITY DATE OF RATE TO MATURITY AS  PRICE PER $100 OF
 MATURITY YEAR   OF FEBRUARY 15, 2019  MATURITY VALUE
-------------------------------------------------------
      2020            3.00%/(1)/      $97.09
-------------------------------------------------------
      2021            3.00%/(1)/      $94.25
-------------------------------------------------------


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
-------------------------------------------------------
 FIXED MATURITY
  OPTIONS WITH
 FEBRUARY 15TH
MATURITY DATE OF RATE TO MATURITY AS  PRICE PER $100 OF
 MATURITY YEAR   OF FEBRUARY 15, 2019  MATURITY VALUE
-------------------------------------------------------
      2022            3.00%/(1)/      $91.51
-------------------------------------------------------
      2023            3.00%/(1)/      $88.84
-------------------------------------------------------
      2024            3.00%/(1)/      $86.25
-------------------------------------------------------
      2025            3.00%/(1)/      $83.73
-------------------------------------------------------
      2026            3.00%/(1)/      $81.30
-------------------------------------------------------
      2027            3.00%/(1)/      $78.93
-------------------------------------------------------
      2028            3.00%/(1)/      $76.63
-------------------------------------------------------
      2029              3.10%         $73.67
-------------------------------------------------------


(1)Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1)We determine the market adjusted amount on the date of the withdrawal as follows:

   (a)We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b)We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c)We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.

   (d)We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)We determine the fixed maturity amount as of the current date.

(3)We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "non-unitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or any guaranteed benefits with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims-paying ability. Assets in the general account are

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not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative. For Accumulator(R) Plus/SM/ contracts, credits allocated to your account value are funded from our general account.

The general account is subject to regulation and supervision by the New York State Department of Financial Services and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account . The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, Inherited IRA Beneficiary Continuation (traditional IRA or Roth IRA) or Rollover TSA contracts. Please see Appendix VII later in this Prospectus to see if the automatic investment program is available in your state.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. Under the IRA contracts, these amounts are subject to the tax maximums. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

For contracts with the Guaranteed withdrawal benefit for life, AIP will be automatically terminated after the later of: (i) the end of the first contract year, or (ii) the date the first withdrawal is taken. For contracts with PGB, AIP will be automatically terminated at the end of the first six months.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY


Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the SEC. We may also close


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early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

..   If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

   -- on a non-business day;

   -- after 4:00 p.m. Eastern Time on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

..   A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

..   If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

..   When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

..   If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions, and/or transfers, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.

CONTRIBUTIONS, CREDITS AND TRANSFERS

..   Contributions (and credits, for Accumulator(R) Plus/SM/ contracts only)
    allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

..   Contributions (and credits, for Accumulator(R) Plus/SM/ contracts only)
    allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

..   Contributions (and credits, for Accumulator(R) Plus/SM/ contracts only)
    allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

..   Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only. Your financial professional can provide information or you can call our processing office.

..   Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

..   Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

..   Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

..   For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts, we have the right to vote on certain matters involving the Portfolios, such as:

..   the election of trustees; or

..   the formal approval of independent public accounting firms selected for each Trust; or

..   any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote. One effect of proportional voting is that a small number of contract owners may determine the outcome of a vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or variable life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit

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they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

CYBERSECURITY

We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized use or abuse of confidential customer information. Such systems failures and cyber-attacks affecting us, any third party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your account value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account unit values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cybersecurity risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyber-attacks or information security breaches in the future, we take reasonable steps to mitigate these risks and secure our systems from such failures and attacks.



STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.

FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office.

We may refuse to process a change of ownership of an NQ contract without appropriate documentation of status on IRS Form W-9 (or, if IRS Form W-9 cannot be provided because the entity is not a U.S. entity, on the appropriate type of Form W-8).

Following a change of ownership, the existing beneficiary designations will remain in effect until the new owner provides new designations.

You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, the Earnings enhancement benefit, a PGB, and/or the Guaranteed withdrawal benefit for life (collectively, the "Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. However, the Benefit will not terminate if the ownership of the contract is transferred from a non-natural owner to an individual but the contract will continue to be based on the annuitant's life. Please speak with your financial professional for further information.

See Appendix VII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself.

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Loans are not available (except for Rollover TSA contracts, subject to plan or employer approval) and you cannot assign IRA and QP contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under Federal income tax rules. In the case of such a transfer that involves a surrender of your contract, we will impose a withdrawal charge, if one applies.

ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.

HOW DIVORCE MAY AFFECT YOUR GUARANTEED BENEFITS

Our optional benefits do not provide a cash value or any minimum account value. In the event that you and your spouse become divorced after you purchase a contract with a guaranteed benefit, we will not divide the benefit base as part of the divorce settlement or judgment. As a result of the divorce, we may be required to withdraw amounts from the account value to be paid to an ex-spouse. Any such withdrawal will be considered a withdrawal from the contract. This means that your guaranteed benefit will be reduced and a withdrawal charge may apply.

HOW DIVORCE MAY AFFECT YOUR JOINT LIFE GWBL

If you purchased the GWBL on a Joint Life basis and subsequently get divorced, we will divide the contract as near as is practicable in accordance with the divorce decree and replace the original contract with two Single life contracts.

If the division of the contract occurs before any withdrawal has been made, the Applicable percentage for your guaranteed annual withdrawal amount will be based on each respective individual's age at the time of the first withdrawal and any subsequent Annual Ratchet. The GWBL charge under the new contracts will be on a Single life basis. The GWBL benefit base will not be split.

If the division of the contract occurs after any withdrawal has been made, there is no change to either the GWBL charge (the charge will remain a Joint Life charge for each contract) or the Applicable percentage. The Joint life Applicable percentage that was in effect at the time of the split of the contracts may increase at the time an Annual Ratchet occurs based on each respective individual's age under their respective new contract.

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Equitable Holdings, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts may also be sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with AXA Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.20% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time,

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




exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. AXA Advisors may pay higher compensation on certain products in a class than others based on a group or sponsored arrangement, or between older and newer versions or series of the same contract. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals and/or managerial personnel include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA and other federal and state regulatory authorities, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you and, for certain accounts depending on application rules, that are in your best interest, based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributors' Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributors' Selling broker-dealers. Contribution-based compensation will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.25% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support

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services, including some that may benefit the contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain selling broker-dealers, AXA Distributors increases the marketing allowance as certain sales thresholds are met. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). AXA Distributors also has entered into agreements with certain selling broker-dealers in which the selling broker-dealer agrees to sell certain AXA Equitable contracts exclusively.


These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2018) received additional payments. These additional payments ranged from $536.67 to $6,370,912.47. AXA Equitable and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corp.
Allstate Financial Services, LLC
American Portfolios Financial Services
Ameriprise Financial Services
BBVA Securities, Inc.
Cambridge Investment Research
Capital Investment Group
Centaurus Financial, Inc.
CETERA Financial Group
Citigroup Global Markets, Inc.
Citizens Investment Services
Commonwealth Financial Network
Community America Financial Solution
CUNA Brokerage Services
CUSO Financial Services, L.P.
DPL Financial Partners
Equity Services Inc.
Farmer's Financial Solution
Geneos Wealth Management
Gradient Securities, LLC
H. Beck, Inc.
H.D. Vest Investment Securities, Inc.
Huntleigh Securities Corp.
Independent Financial Group, LLC
Infinex Investments Inc.
Investment Professionals, Inc.
Janney Montgomery Scott LLC
Kestra Investment Services, LLC
Key Investment Services LLC
Ladenburg Thalmann Advisor Network, LLC
Lincoln Financial Advisors Corp.
Lincoln Financial Securities Corp.
Lincoln Investment Planning
Lion Street Financial
LPL Network
Lucia Securities, LLC
MML Investors Services, LLC
Morgan Stanley Smith Barney
Mutual of Omaha Investment Services, Inc.
Park Avenue Securities, LLC
PlanMember Securities Corp.
PNC Investments
Primerica Financial Services, Inc.
Prospera Financial Services
Questar Capital Corporation
Raymond James
RBC Capital Markets Corporation
Robert W Baird & Company
Santander Securities Corp.
SIGMA Financial Corporation
Signator Investors, Inc.
The Advisor Group (AIG)
U.S. Bank Center
UBS Financial Services, Inc.
Valmark Securities, Inc.
Voya Financial Advisors, Inc.
Wells Fargo


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9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2018 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa.com.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.30%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDED DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2018    2017    2016    2015    2014    2013    2012    2011    2010    2009
------------------------------------------------------------------------------------------------------------------------
1290 VT GAMCO MERGERS & ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.94 $ 15.92 $ 15.19 $ 14.29 $ 14.11 $ 14.07 $ 12.84 $ 12.36 $ 12.36 $ 11.42
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,518   1,648   1,761   1,993   2,168   2,329   2,496   2,756   2,379   2,024
------------------------------------------------------------------------------------------------------------------------
1290 VT GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 97.17 $116.64 $101.78 $ 83.65 $ 89.88 $ 88.35 $ 64.35 $ 55.32 $ 58.08 $ 44.36
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,344   1,465   1,615   1,762   1,937   2,180   2,397   2,477   2,518   2,346
------------------------------------------------------------------------------------------------------------------------
1290 VT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 20.98 $ 22.23 $ 18.70 $ 17.23 $ 17.38 $ 15.50 $ 11.69 $ 10.14 $ 10.25 $  9.23
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       381     366     397     442     532     521     596     595     731     723
------------------------------------------------------------------------------------------------------------------------
AXA 400 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.44 $ 15.53 $ 13.65 $ 11.56 $ 12.09 $ 11.25 $ 15.01 $ 13.17 $ 14.49 $ 11.57
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,929   2,148   2,392   2,545   2,587   2,940   2,105   2,147   2,136   1,900
------------------------------------------------------------------------------------------------------------------------
AXA 2000 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.36 $ 15.37 $ 13.68 $ 11.50 $ 12.27 $ 11.95      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,728   3,102   3,485   3,811   4,027   4,902      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 17.95 $ 19.92 $ 16.95 $ 15.78 $ 16.28 $ 15.75 $ 12.62 $ 11.20 $ 12.27 $ 10.99
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    28,158  30,721  33,032  36,661  39,289  44,531  50,003  53,670  56,888  58,442
------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.15 $ 13.54 $ 13.07 $ 12.86 $ 13.06 $ 12.90 $ 12.52 $ 12.13 $ 12.06 $ 11.39
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    11,329  13,229  14,968  16,854  18,363  22,105  29,364  27,990  27,081  27,962
------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.54 $ 15.29 $ 14.23 $ 13.77 $ 14.04 $ 13.79 $ 12.67 $ 11.96 $ 12.20 $ 11.34
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    10,808  12,321  13,574  15,269  17,404  20,527  24,316  25,466  27,334  27,256
------------------------------------------------------------------------------------------------------------------------
AXA GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 30.65 $ 35.36 $ 28.41 $ 27.55 $ 28.40 $ 28.30 $ 23.82 $ 20.63 $ 23.84 $ 21.67
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,948   4,373   4,842   5,354   5,872   6,808   5,796   6,176   6,593   6,856
------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.99 $ 17.85 $ 14.32 $ 14.48 $ 15.33 $ 16.57 $ 14.28 $ 12.44 $ 15.18 $ 14.08
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,661   8,332   9,043   9,920  10,461  11,698   5,469   5,782   5,762   5,399
------------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.67 $ 17.80 $ 14.61 $ 14.70 $ 15.38 $ 16.78 $ 14.25 $ 12.29 $ 14.85 $ 14.19
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,806   3,009   3,329   3,560   3,651   3,891   4,356   4,719   4,897   4,627
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------------
                                                                    FOR THE YEARS ENDED DECEMBER 31,
                                         --------------------------------------------------------------------------------------
                                          2018    2017    2016     2015     2014     2013     2012     2011     2010     2009
-------------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP CORE MANAGED VOLATILITY
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 22.35 $ 24.20 $ 20.10 $  18.54 $  18.72 $  16.99 $  13.09 $  11.53 $  12.20 $  10.82
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,415   7,217   8,147    9,109    9,944   11,496      688      704      636      588
-------------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP GROWTH MANAGED VOLATILITY
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 27.77 $ 29.00 $ 22.74 $  21.83 $  21.26 $  19.39 $  14.51 $  12.93 $  13.60 $  12.04
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    11,994  13,590  15,197   17,268   19,370   22,792    4,339    4,629    1,994    1,863
-------------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP VALUE MANAGED VOLATILITY
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 17.74 $ 19.95 $ 17.76 $  15.60 $  16.47 $  14.87 $  11.37 $   9.94 $  10.61 $   9.54
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    13,243  14,640  16,323   18,206   20,281   23,486    4,186    4,541    4,942    5,376
-------------------------------------------------------------------------------------------------------------------------------
AXA MID CAP VALUE MANAGED VOLATILITY
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 23.17 $ 27.07 $ 24.42 $  21.03 $  22.08 $  20.18 $  15.36 $  13.12 $  14.68 $  12.15
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,616   5,138   5,680    6,390    7,044    8,025    6,944    7,540    8,296    9,184
-------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.25 $ 16.23 $ 14.80 $  14.24 $  14.55 $  14.31 $  12.82 $  11.94 $  12.39 $  11.42
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    53,205  59,491  66,003   74,759   83,289   96,339  111,818  118,023  126,015  127,613
-------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 17.65 $ 19.20 $ 16.93 $  15.99 $  16.41 $  16.02 $  13.55 $  12.31 $  13.12 $  11.92
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    74,366  81,792  89,897  101,038  110,962  127,540  147,400  159,713  169,708  175,685
-------------------------------------------------------------------------------------------------------------------------------
AXA/AB SHORT DURATION GOVERNMENT BOND
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.28 $  9.30 $  9.40 $   9.51 $   9.68 $   9.86 $   9.37 $   9.36 $   9.50 $   9.54
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,803   8,140   8,667    9,572   10,553   12,464   15,752   16,930   17,862   18,851
-------------------------------------------------------------------------------------------------------------------------------
AXA/AB SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 28.95 $ 31.85 $ 26.30 $  23.67 $  24.70 $  24.16 $  17.72 $  15.53 $  15.84 $  12.04
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,850   1,976   2,095    2,376    2,458    2,885    3,306    3,319    3,127    2,475
-------------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN BALANCED MANAGED VOLATILITY
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.77 $ 14.57 $ 13.42 $  12.31 $  12.87 $  12.27 $  10.85 $   9.89 $  10.01 $   9.11
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,096   7,885   8,423    9,179    9,683    9,336    9,124    8,799    9,074    9,627
-------------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.03 $ 17.47 $ 15.84 $  12.86 $  13.94 $  13.82 $  10.25 $   8.89 $   9.96 $   8.12
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,720   1,948   2,133    2,324    2,549    3,170    3,707    3,890    3,834    3,612
-------------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.75 $ 13.04 $ 11.49 $  10.63 $  11.08 $  10.64 $   8.75 $   7.73 $   8.19 $   7.52
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    22,677  25,261  27,853   31,440   34,062   38,322   44,245   47,962   51,107   53,600
-------------------------------------------------------------------------------------------------------------------------------
AXA/JANUS ENTERPRISE
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 23.97 $ 24.73 $ 19.59 $  20.74 $  22.24 $  22.69 $  16.59 $  15.46 $  16.97 $  13.00
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,706   2,924   3,241    3,592    4,045    4,640    5,514    5,727    5,277    4,560
-------------------------------------------------------------------------------------------------------------------------------
AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
-------------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.96 $ 13.80 $ 11.53 $  11.09 $  11.54 $  11.57 $   9.23 $   7.84 $   8.66 $   8.13
-------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,262   3,711   4,152    4,660    4,830    4,902    4,757    4,890    5,019    5,026
-------------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



-----------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDED DECEMBER 31,
                                         ------------------------------------------------------------------------------
                                          2018    2017    2016    2015    2014    2013    2012    2011    2010    2009
-----------------------------------------------------------------------------------------------------------------------
EQ/CLEARBRIDGE SELECT EQUITY MANAGED VOLATILITY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.16 $ 15.96 $ 14.16 $ 12.67 $ 13.15 $ 12.15 $  9.52 $  8.45 $  8.96 $ 8.11
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,001   2,234   2,518   2,843   3,146   3,620   4,269   4,724   5,245  5,808
-----------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 22.04 $ 23.71 $ 19.94 $ 18.09 $ 18.34 $ 16.58 $ 12.68 $ 11.11 $ 11.20 $ 9.79
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,265   3,604   3,907   4,327   4,508   5,166   5,761   6,092   6,298  6,300
-----------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.66 $ 10.77 $ 10.76 $ 10.75 $ 10.85 $ 10.73 $ 11.05 $ 10.85 $ 10.49 $10.05
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    14,340  15,361  16,060  16,903  17,759  19,216  11,514  10,017  10,201  9,215
-----------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 24.77 $ 26.40 $ 22.10 $ 20.13 $ 20.23 $ 18.15 $ 13.98 $ 12.29 $ 12.27 $10.87
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,352   9,043   9,452   9,467   9,607   9,644   9,443   9,406   9,058  8,430
-----------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.72 $ 10.78 $ 10.88 $ 10.97 $ 11.07 $ 11.05 $ 11.38 $ 11.42 $ 10.99 $10.68
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,793   3,211   3,571   3,594   3,611   4,075   5,806   5,722   4,344  4,131
-----------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.70 $ 16.37 $ 13.46 $ 13.34 $ 13.81 $ 15.03 $ 12.54 $ 10.93 $ 12.61 $12.14
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,043   6,187   6,310   6,793   6,509   6,582   6,533   6,997   7,476  7,762
-----------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 29.68 $ 30.77 $ 24.12 $ 22.98 $ 22.20 $ 20.04 $ 15.33 $ 13.54 $ 13.40 $11.71
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,025   3,167   3,301   3,323   2,957   2,586   2,095   2,019   1,820  1,648
-----------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.53 $ 11.71 $ 10.50 $  9.13 $  9.68 $  8.71 $  6.71 $  5.83 $  5.92 $ 5.24
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,661   6,310   6,860   7,455   7,885   6,966   6,475   7,147   3,116  2,573
-----------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 23.59 $ 27.07 $ 23.75 $ 20.06 $ 20.93 $ 19.45 $ 14.87 $ 12.87 $ 13.36 $10.76
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,654   3,989   4,295   4,635   4,545   4,905   5,124   5,047   5,233  5,325
-----------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.52 $  9.52 $  9.61 $  9.73 $  9.86 $  9.99 $ 10.12 $ 10.26 $ 10.39 $10.53
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,841   2,484   2,604   3,101   3,394   6,043   6,061   5,652   5,496  8,093
-----------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.85 $ 10.99 $ 10.98 $ 10.99 $ 11.11 $ 10.94 $ 11.34 $ 11.20 $ 11.21 $10.69
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    12,052  13,376  14,485  16,106  18,009  20,031   6,910   6,495   5,967  4,912
-----------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 24.21 $ 27.66 $ 24.58 $ 20.66 $ 21.94 $ 21.20 $ 15.63 $ 13.70 $ 14.46 $11.64
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,775   2,986   3,215   3,570   3,761   4,106   4,556   4,801   5,026  4,873
-----------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 33.94 $ 33.62 $ 24.48 $ 22.77 $ 21.70 $ 19.36 $ 14.47 $ 12.92 $ 13.76 $11.84
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,223   2,356   2,526   2,870   2,863   2,890   3,481   3,374   3,303  3,012
-----------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.70%


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018.



--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDED DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2018   2017   2016   2015   2014   2013   2012   2011   2010   2009
--------------------------------------------------------------------------------------------------------------
1290 VT GAMCO MERGERS & ACQUISITIONS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $14.39 $15.40 $14.75 $13.94 $13.82 $13.83 $12.67 $12.25 $12.30 $11.41
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      137    147    164    196    264    368    442    561    286    248
--------------------------------------------------------------------------------------------------------------
1290 VT GAMCO SMALL COMPANY VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $55.39 $66.75 $58.49 $48.26 $52.07 $51.39 $37.58 $32.44 $34.20 $26.23
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      341    412    457    514    594    637    609    624    678    666
--------------------------------------------------------------------------------------------------------------
1290 VT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $14.74 $15.68 $13.25 $12.25 $12.41 $11.11 $ 8.41 $ 7.33 $ 7.44 $ 6.72
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      174    171    181    210    176    169    127    122    129    265
--------------------------------------------------------------------------------------------------------------
AXA 400 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $13.14 $15.24 $13.45 $11.43 $12.01 $11.23 $11.70 $10.31 $11.39 $ 9.13
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      485    549    555    621    772  1,319  1,046    736    783    810
--------------------------------------------------------------------------------------------------------------
AXA 2000 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $13.06 $15.08 $13.48 $11.37 $12.19 $11.92     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      588    687    774    887    887  1,025     --     --     --     --
--------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------
   Unit value                            $17.72 $19.75 $16.87 $15.78 $16.34 $15.87 $12.77 $11.38 $12.51 $11.26
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    3,441  3,770  4,204  4,914  4,910  5,337  5,804  6,354  7,808  8,367
--------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------
   Unit value                            $12.36 $12.77 $12.38 $12.23 $12.48 $12.37 $12.06 $11.73 $11.71 $11.11
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,267  2,519  3,193  3,118  3,498  4,156  6,559  7,073  6,707  7,276
--------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------
   Unit value                            $13.66 $14.43 $13.48 $13.10 $13.41 $13.22 $12.20 $11.56 $11.85 $11.05
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,987  2,105  2,415  2,602  3,128  3,311  4,368  4,888  4,498  4,925
--------------------------------------------------------------------------------------------------------------
AXA GLOBAL EQUITY MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $21.46 $24.86 $20.06 $19.53 $20.22 $20.22 $17.09 $14.86 $17.25 $15.74
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      703    853    935  1,105  1,216  1,438  1,036  1,149  1,440  1,600
--------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL CORE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $11.85 $14.17 $11.41 $11.58 $12.32 $13.37 $11.57 $10.12 $12.39 $11.54
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,524  1,716  1,902  2,110  2,384  2,740  1,808  2,069  2,230  2,278
--------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $17.14 $20.88 $17.21 $17.38 $18.26 $20.01 $17.06 $14.77 $17.93 $17.19
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      472    543    587    667    708    630    751    843    914    984
--------------------------------------------------------------------------------------------------------------
AXA LARGE CAP CORE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $15.99 $17.39 $14.50 $13.43 $13.62 $12.41 $ 9.60 $ 8.49 $ 9.02 $ 8.03
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,881  2,139  2,469  2,846  3,196  3,676    277    284    330    367
--------------------------------------------------------------------------------------------------------------
AXA LARGE CAP GROWTH MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $29.67 $31.11 $24.49 $23.61 $23.09 $21.14 $15.89 $14.21 $15.00 $13.34
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,851  2,112  2,387  2,804  3,163  4,038    924  1,071    204    249
--------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDED DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2018    2017    2016    2015    2014    2013    2012    2011    2010    2009
------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 19.28 $ 21.78 $ 19.46 $ 17.16 $ 18.19 $ 16.49 $ 12.66 $ 11.12 $ 11.91 $ 10.76
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,265   2,579   2,900   3,293   3,718   4,641   1,671   1,875   2,059   2,313
------------------------------------------------------------------------------------------------------------------------
AXA MID CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 23.93 $ 28.08 $ 25.43 $ 21.99 $ 23.19 $ 21.28 $ 16.26 $ 13.95 $ 15.67 $ 13.01
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       990   1,151   1,295   1,481   1,535   1,593   1,445   1,617   1,830   2,158
------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 53.07 $ 56.70 $ 51.94 $ 50.15 $ 51.47 $ 50.82 $ 45.70 $ 42.73 $ 44.54 $ 41.22
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,703   1,925   2,183   2,446   2,798   3,211   3,732   3,918   4,434   4,527
------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 16.59 $ 18.11 $ 16.04 $ 15.21 $ 15.67 $ 15.37 $ 13.05 $ 11.90 $ 12.74 $ 11.62
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    10,600  11,869  13,349  15,224  17,113  19,057  20,839  22,803  24,916  27,631
------------------------------------------------------------------------------------------------------------------------
AXA/AB SHORT DURATION GOVERNMENT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.07 $  9.13 $  9.26 $  9.41 $  9.62 $  9.84 $ 10.41 $ 10.44 $ 10.64 $ 10.73
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,409   1,556   1,738   1,927   2,048   2,365   2,316   5,586   3,294   3,673
------------------------------------------------------------------------------------------------------------------------
AXA/AB SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 33.87 $ 37.41 $ 31.02 $ 28.03 $ 29.37 $ 28.85 $ 21.24 $ 18.69 $ 19.14 $ 14.61
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       337     357     401     473     497     423     427     418     455     346
------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN BALANCED MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.09 $ 13.92 $ 12.87 $ 11.86 $ 12.44 $ 11.91 $ 10.58 $  9.68 $  9.83 $  8.99
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,707   2,057   2,041   1,941   2,227   1,952   2,157   1,654   1,643   1,908
------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.30 $ 16.69 $ 15.19 $ 12.38 $ 13.47 $ 13.42 $  9.99 $  8.70 $  9.79 $  8.01
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       239     269     305     321     348     370     281     379     382     380
------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.21 $ 12.49 $ 11.05 $ 10.27 $ 10.74 $ 10.36 $  8.55 $  7.58 $  8.07 $  7.44
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,643   2,751   2,893   3,436   3,709   3,972   3,946   4,136   4,481   4,971
------------------------------------------------------------------------------------------------------------------------
AXA/JANUS ENTERPRISE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 22.68 $ 23.49 $ 18.68 $ 19.87 $ 21.38 $ 21.91 $ 16.09 $ 15.05 $ 16.59 $ 12.75
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       443     502     525     656     786     835     870     927     889     885
------------------------------------------------------------------------------------------------------------------------
AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.37 $ 13.18 $ 11.06 $ 10.68 $ 11.16 $ 11.23 $  9.00 $  7.67 $  8.51 $  8.02
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,142   1,383   1,540   1,781   1,730   1,477     634     657     694     735
------------------------------------------------------------------------------------------------------------------------
EQ/CLEARBRIDGE SELECT EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.47 $ 15.24 $ 13.58 $ 12.20 $ 12.72 $ 11.79 $  9.28 $  8.27 $  8.80 $  8.00
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       379     436     435     501     581     637     898   1,002   1,238   1,402
------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $368.21 $397.68 $335.80 $305.83 $311.29 $282.60 $217.02 $191.00 $193.27 $169.68
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        26      29      32      35      38      42      41      45      55      60
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDED DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2018   2017   2016   2015   2014   2013   2012   2011   2010   2009
--------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $13.00 $13.20 $13.23 $13.27 $13.45 $13.36 $13.81 $13.62 $13.22 $12.71
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,228  2,201  2,538  2,714  2,721  2,894  1,402  1,354  1,424  1,504
--------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $49.49 $52.97 $44.52 $40.71 $41.09 $37.00 $28.62 $25.27 $25.32 $22.52
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,462  1,508  1,590  1,648  1,794  2,025  1,509  1,194  1,278  1,432
--------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND
--------------------------------------------------------------------------------------------------------------
   Unit value                            $17.82 $17.98 $18.23 $18.46 $18.70 $18.74 $19.38 $19.52 $18.86 $18.41
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      253    227    230    223    255    317    470    458    948    875
--------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $12.78 $15.33 $12.65 $12.60 $13.09 $14.31 $11.98 $10.48 $12.15 $11.74
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,057  2,013  2,039  2,219  2,215  1,905  1,245  1,332  1,511  1,714
--------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $15.63 $16.27 $12.80 $12.25 $11.88 $10.77 $ 8.27 $ 7.33 $ 7.29 $ 6.39
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,179  1,444  1,477  1,661  1,588  1,619    955    864    906  1,047
--------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.98 $11.14 $10.03 $ 8.76 $ 9.32 $ 8.42 $ 6.51 $ 5.68 $ 5.80 $ 5.15
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,107  2,594  2,856  2,931  3,122  2,839  1,321  1,412    832    868
--------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $18.84 $21.71 $19.12 $16.22 $16.99 $15.86 $12.17 $10.57 $11.02 $ 8.92
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,284  1,420  1,525  1,666  1,709  1,646  1,423  1,481  1,672  1,781
--------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
--------------------------------------------------------------------------------------------------------------
   Unit value                            $23.77 $23.88 $24.20 $24.61 $25.04 $25.47 $25.91 $26.36 $26.82 $27.28
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      259    264    321    334    350    426    514    623    729  1,227
--------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $15.06 $15.31 $15.36 $15.44 $15.67 $15.49 $16.13 $15.98 $16.06 $15.38
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,470  1,608  1,739  2,008  2,174  2,473    765    816    941  1,133
--------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $25.78 $29.58 $26.39 $22.27 $23.74 $23.04 $17.05 $15.01 $15.91 $12.86
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      568    600    647    696    761    821    733    734    850  1,024
--------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $27.09 $26.94 $19.70 $18.39 $17.60 $15.77 $11.83 $10.61 $11.34 $ 9.80
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      446    479    439    525    503    487    572    579    705    766
--------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

Appendix II: Purchase considerations for QP contracts(1)

This information is provided for historical purposes only. The contracts are no longer available to new purchasers.

--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Accumulator(R) Series QP contract should discuss with their tax and ERISA advisers whether this is an appropriate investment vehicle for the employer's plan. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the Guaranteed minimum income benefit and other guaranteed benefits, and the payment of death benefits in accordance with the requirements of the federal income tax rules. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Series QP contract or another annuity contract. Therefore, you should purchase an Accumulator(R) Series QP contract to fund a plan for the contract's features and benefits and not for tax deferral after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles.

We will not accept defined benefit plans. This QP contract accepts only transfer contributions from other investments within an existing qualified plan trust. We will not accept ongoing payroll contributions or other contributions from the employer. For 401(k) plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract. Checks written on accounts held in the name of the employer instead of the plan or the trust will not be accepted. Only one additional transfer contribution may be made per contract year. The maximum contribution age is 75 (70, under Accumulator(R) Plus/SM/ contracts), or if later, the first contract anniversary.

If amounts attributable to an excess or mistaken contribution must be withdrawn, any or all of the following may apply: (1) withdrawal charges;
(2) market value adjustments; or (3) benefit base adjustments to an optional benefit.

AXA Equitable's only role is that of the issuer of the contract. AXA Equitable is not the plan administrator. AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan. AXA Equitable will never make payments under a QP contract to any person other than the plan trust owner.

Given that required minimum distributions must generally commence from the plan for participants after age 70 1/2, trustees should consider:

..   whether required minimum distributions under QP contracts would cause withdrawals in excess of 6% of the Guaranteed minimum income benefit Roll-Up benefit base;

..   that provisions in the Treasury Regulations on required minimum distributions require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed; and

..   that if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, payments will be made to the plan trust and may not be rollover eligible.

Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisors whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.
-------------
(1)QP contracts are available for Accumulator(R), Accumulator(R) Plus/SM/ and Accumulator(R) Elite/SM/ contracts owners only.

             APPENDIX II: PURCHASE CONSIDERATIONS FOR QP CONTRACTS

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 17, 2015 to a fixed maturity option with a maturity date of February 15, 2023 (eight years later) at a hypothetical rate to maturity of 4.00% ("h" in the calculation below), resulting in a maturity value of $136,857 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2019(a). Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

-------------------------------------------------------------------------------------------------------------------------
                                                                             HYPOTHETICAL ASSUMED RATE TO MATURITY/(J)/
                                                                             ("J" IN THE CALCULATION BELOW)
                                                                             FEBRUARY 15, 2019
                                                                             --------------------------------------------
                                                                              2.00%                 6.00%
-------------------------------------------------------------------------------------------------------------------------
AS OF FEBRUARY 15, 2019 BEFORE WITHDRAWAL
(1) Market adjusted amount/(b)/                                              $126,428             $108,386
-------------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount/(c)/                                               $116,973             $116,973
-------------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                       $  9,454             $ (8,587)
-------------------------------------------------------------------------------------------------------------------------
ON FEBRUARY 15, 2019 AFTER $50,000 WITHDRAWAL
(4) Portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                        $  3,739             $ (3,961)
-------------------------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)  $ 46,261             $ 53,961
-------------------------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                    $ 76,428             $ 58,386
-------------------------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                         $ 70,712             $ 63,012
-------------------------------------------------------------------------------------------------------------------------
(8) Maturity value/(d)/                                                      $ 82,732             $ 73,723
-------------------------------------------------------------------------------------------------------------------------

You should note that in this example, if a withdrawal is made when rates have increased from 4.00% to 6.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 4.00% to 2.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)Number of days from the withdrawal date to the maturity date = D = 1,461

(b)Market adjusted amount is based on the following calculation:

Maturity value  =        $136,857       where j is either 2% or 6%
----------------    --------------------
(1+j)/(D/365)/      (1+j)/(1,461/365)/

(c)Fixed maturity amount is based on the following calculation:

Maturity value  =         $136,857
----------------    -----------------------
(1+h)/(D/365)/      (1+0.04)/(1,461/365)/

(d)Maturity value is based on the following calculation:

   Fixed maturity amount x (1+h)/(D/365)/  = ($70,712 or $63,012) x (1+0.04)/(1,461/365)/

                                     III-1

                 APPENDIX III: MARKET VALUE ADJUSTMENT EXAMPLE

Appendix IV: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contract is equal to the account value or, if greater, the enhanced death benefit, if elected.

The following illustrates the enhanced death benefit calculation for Accumulator(R), Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/ contracts. The enhanced death benefit calculation for Accumulator(R) Plus/SM/ contracts is illustrated on the next page. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond, EQ/Money Market, EQ/PIMCO Ultra Short Bond, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an owner age 45 would be calculated as follows:

--------------------------------------------------------------------------------------------------------
                                                                ANNUAL RATCHET TO
                                          6% ROLL-UP TO AGE 85       AGE 85            GWBL ENHANCED
END OF CONTRACT YEAR    ACCOUNT VALUE        BENEFIT BASE         BENEFIT BASE      DEATH BENEFIT BASE
--------------------------------------------------------------------------------------------------------
         1                $105,000           $106,000/(4)/        $105,000/(1)/        $105,000/(5)/
--------------------------------------------------------------------------------------------------------
         2                $115,500           $112,360/(3)/        $115,500/(1)/        $115,500/(5)/
--------------------------------------------------------------------------------------------------------
         3                $129,360           $119,102/(3)/        $129,360/(1)/        $129,360/(5)/
--------------------------------------------------------------------------------------------------------
         4                $103,488           $126,248/(3)/        $129,360/(2)/        $135,828/(6)/
--------------------------------------------------------------------------------------------------------
         5                $113,837           $133,823/(4)/        $129,360/(2)/        $142,296/(6)/
--------------------------------------------------------------------------------------------------------
         6                $127,497           $141,852/(4)/        $129,360/(2)/        $148,764/(6)/
--------------------------------------------------------------------------------------------------------
         7                $127,497           $150,363/(4)/        $129,360/(2)/        $155,232/(6)/
--------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

ANNUAL RATCHET TO AGE 85

(1)At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(2)At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

(3)At the end of contract years 2 through 4, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(4)At the end of contract years 1 and 5 through 7, the enhanced death benefit will be based on the 6% Roll-Up to age 85.

GWBL ENHANCED DEATH BENEFIT

This example assumes no withdrawals. The GWBL Enhanced death benefit is a guaranteed minimum death benefit that is only available if you elect the Guaranteed withdrawal benefit for life. If you plan to take withdrawals during any of the first seven contract years, this illustration is of limited usefulness to you.

(5)At the end of contract years 1 through 3, the GWBL Enhanced death benefit is equal to the current account value.

(6)At the end of contract years 4 through 7, the GWBL Enhanced death benefit is greater than the current account value.

                  APPENDIX IV: ENHANCED DEATH BENEFIT EXAMPLE

The following illustrates the enhanced death benefit calculation for Accumulator(R) Plus/SM/ contracts. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond, EQ/Money Market, EQ/PIMCO Ultra Short Bond, the guaranteed interest option or the fixed maturity options) , no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an owner age 45 would be calculated as follows:

--------------------------------------------------------------------------------------------------------
                                                                ANNUAL RATCHET TO
                                           6% ROLL-UP TO AGE           AGE             GWBL ENHANCED
END OF CONTRACT YEAR    ACCOUNT VALUE       85 BENEFIT BASE      85 BENEFIT BASE    DEATH BENEFIT BASE
--------------------------------------------------------------------------------------------------------
         1                $109,200           $106,000/(3)/        $109,200/(1)/        $109,200/(5)/
--------------------------------------------------------------------------------------------------------
         2                $120,120           $112,360/(3)/        $120,120/(1)/        $120,120/(5)/
--------------------------------------------------------------------------------------------------------
         3                $134,534           $119,102/(3)/        $134,534/(1)/        $134,534/(5)/
--------------------------------------------------------------------------------------------------------
         4                $107,628           $126,248/(3)/        $134,534/(3)/        $141,261/(6)/
--------------------------------------------------------------------------------------------------------
         5                $118,390           $133,823/(3)/        $134,534/(2)/        $147,988/(6)/
--------------------------------------------------------------------------------------------------------
         6                $132,597           $141,852/(4)/        $134,534/(2)/        $154,715/(6)/
--------------------------------------------------------------------------------------------------------
         7                $132,597           $150,363/(4)/        $134,534/(2)/        $161,441/(6)/
--------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

ANNUAL RATCHET TO AGE 85

(1)At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(2)At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

(3)At the end of contract years 1 through 5, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(4)At the end of contract years 6 and 7, the enhanced death benefit will be based on the 6% Roll-Up to age 85.

GWBL ENHANCED DEATH BENEFIT

This example assumes no withdrawals. The GWBL Enhanced death benefit is a guaranteed minimum death benefit that is only available if you elect the Guaranteed withdrawal benefit for life. If you plan to take withdrawals during any of the first seven contract years, this illustration is of limited usefulness to you.

(5)At the end of contract years 1 through 3, the GWBL Enhanced death benefit is equal to the current account value.

(6)At the end of contract years 4 through 7, the GWBL Enhanced death benefit is greater than the current account value.

                  APPENDIX IV: ENHANCED DEATH BENEFIT EXAMPLE

Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85" enhanced death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for Accumulator(R), Accumulator(R) Plus/SM/, Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/ contracts, respectively. The tables illustrate the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution to variable investment options that roll-up at 6% only and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.25)%, 3.75% for Accumulator(R) contracts; (2.50)% and 3.50% for Accumulator(R) Plus/SM/ contracts; (2.60)% and 3.40% for Accumulator(R) Elite/SM/ contracts; and (2.65)% and 3.35% for Accumulator(R) Select/SM/ contracts at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the enhanced death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect the following contract charges: the "Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85" enhanced death benefit charge, the Earnings enhancement benefit charge, the Guaranteed minimum income benefit charge and any applicable administrative charge and withdrawal charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.44%, (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.26% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

                    APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   EARNINGS ENHANCEMENT BENEFIT
   GUARANTEED MINIMUM INCOME BENEFIT


----------------------------------------------------------------------------------------------------------------------------
                                            GREATER OF 6% ROLL-UP
                                             TO AGE 85 OR                             LIFETIME ANNUAL    LIFETIME ANNUAL
                                            ANNUAL RATCHET        TOTAL DEATH BENEFIT GUARANTEED MINIMUM GUARANTEED MINIMUM
    CONTRACT                                TO AGE 85 GUARANTEED  WITH THE EARNINGS   INCOME BENEFIT:    INCOME BENEFIT:
AGE   YEAR    ACCOUNT VALUE    CASH VALUE   MINIMUM DEATH BENEFIT ENHANCEMENT BENEFIT GUARANTEED INCOME  HYPOTHETICAL INCOME
----------------------------------------------------------------------------------------------------------------------------
               0%      6%      0%     6%      0%         6%         0%        6%        0%        6%       0%        6%
----------------------------------------------------------------------------------------------------------------------------
60      0    100,000 100,000 93,000  93,000 100,000    100,000    100,000   100,000      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
61      1     96,030 102,009 89,030  95,009 106,000    106,000    108,400   108,400      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
62      2     92,080 104,003 85,080  97,003 112,360    112,360    117,304   117,304      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
63      3     88,145 105,977 82,145  99,977 119,102    119,102    126,742   126,742      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
64      4     84,219 107,925 78,219 101,925 126,248    126,248    136,747   136,747      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
65      5     80,296 109,841 75,296 104,841 133,823    133,823    147,352   147,352      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
66      6     76,371 111,717 73,371 108,717 141,852    141,852    158,593   158,593      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
67      7     72,436 113,546 71,436 112,546 150,363    150,363    170,508   170,508      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
68      8     68,487 115,320 68,487 115,320 159,385    159,385    183,139   183,139      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
69      9     64,515 117,029 64,515 117,029 168,948    168,948    196,527   196,527      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
70     10     60,515 118,665 60,515 118,665 179,085    179,085    210,719   210,719    9,814     9,814    9,814     9,814
----------------------------------------------------------------------------------------------------------------------------
75     15     39,760 125,340 39,760 125,340 239,656    239,656    295,518   295,518   14,643    14,643   14,643    14,643
----------------------------------------------------------------------------------------------------------------------------
80     20     16,995 128,209 16,995 128,209 320,714    320,714    408,999   408,999   22,001    22,001   22,001    22,001
----------------------------------------------------------------------------------------------------------------------------
85     25          0 124,886      0 124,886       0    429,187          0   517,472        0    35,794        0    35,794
----------------------------------------------------------------------------------------------------------------------------
90     30          0 132,591      0 132,591       0    429,187          0   517,472      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
95     35          0 141,692      0 141,692       0    429,187          0   517,472      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

                    APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) PLUS/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   EARNINGS ENHANCEMENT BENEFIT
   GUARANTEED MINIMUM INCOME BENEFIT


----------------------------------------------------------------------------------------------------------------------------
                                            GREATER OF 6% ROLL-UP
                                             TO AGE 85 OR                             LIFETIME ANNUAL    LIFETIME ANNUAL
                                            ANNUAL RATCHET        TOTAL DEATH BENEFIT GUARANTEED MINIMUM GUARANTEED MINIMUM
    CONTRACT                                TO AGE 85 GUARANTEED  WITH THE EARNINGS   INCOME BENEFIT:    INCOME BENEFIT:
AGE   YEAR    ACCOUNT VALUE    CASH VALUE   MINIMUM DEATH BENEFIT ENHANCEMENT BENEFIT GUARANTEED INCOME  HYPOTHETICAL INCOME
----------------------------------------------------------------------------------------------------------------------------
               0%      6%      0%     6%      0%         6%         0%        6%        0%        6%       0%        6%
----------------------------------------------------------------------------------------------------------------------------
60      0    104,000 104,000 96,000  96,000 100,000    100,000    100,000   100,000      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
61      1     99,667 105,885 91,667  97,885 106,000    106,000    108,400   108,400      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
62      2     95,375 107,747 87,375  99,747 112,360    112,360    117,304   117,304      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
63      3     91,116 109,580 84,116 102,580 119,102    119,102    126,742   126,742      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
64      4     86,886 111,377 79,886 104,377 126,248    126,248    136,747   136,747      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
65      5     82,678 113,132 76,678 107,132 133,823    133,823    147,352   147,352      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
66      6     78,485 114,837 73,485 109,837 141,852    141,852    158,593   158,593      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
67      7     74,300 116,486 70,300 112,486 150,363    150,363    170,508   170,508      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
68      8     70,117 118,069 67,117 115,069 159,385    159,385    183,139   183,139      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
69      9     65,929 119,577 65,929 119,577 168,948    168,948    196,527   196,527      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
70     10     61,727 121,001 61,727 121,001 179,085    179,085    210,719   210,719    9,814     9,814    9,814     9,814
----------------------------------------------------------------------------------------------------------------------------
75     15     40,197 126,455 40,197 126,455 239,656    239,656    295,518   295,518   14,643    14,643   14,643    14,643
----------------------------------------------------------------------------------------------------------------------------
80     20     17,013 127,829 17,013 127,829 320,714    320,714    408,999   408,999   22,001    22,001   22,001    22,001
----------------------------------------------------------------------------------------------------------------------------
85     25          0 122,751      0 122,751       0    429,187          0   517,472        0    35,794        0    35,794
----------------------------------------------------------------------------------------------------------------------------
90     30          0 128,405      0 128,405       0    429,187          0   517,472      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
95     35          0 135,003      0 135,003       0    429,187          0   517,472      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------

THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

                    APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) ELITE/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   EARNINGS ENHANCEMENT BENEFIT
   GUARANTEED MINIMUM INCOME BENEFIT


----------------------------------------------------------------------------------------------------------------------------
                                            GREATER OF 6% ROLL-UP
                                             TO AGE 85 OR                             LIFETIME ANNUAL    LIFETIME ANNUAL
                                            ANNUAL RATCHET        TOTAL DEATH BENEFIT GUARANTEED MINIMUM GUARANTEED MINIMUM
    CONTRACT                                TO AGE 85 GUARANTEED  WITH THE EARNINGS   INCOME BENEFIT:    INCOME BENEFIT:
AGE   YEAR    ACCOUNT VALUE    CASH VALUE   MINIMUM DEATH BENEFIT ENHANCEMENT BENEFIT GUARANTEED INCOME  HYPOTHETICAL INCOME
----------------------------------------------------------------------------------------------------------------------------
               0%      6%      0%     6%      0%         6%         0%        6%        0%        6%       0%        6%
----------------------------------------------------------------------------------------------------------------------------
60      0    100,000 100,000 92,000  92,000 100,000    100,000    100,000   100,000      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
61      1     95,681 101,660 87,681  93,660 106,000    106,000    108,400   108,400      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
62      2     91,407 103,288 84,407  96,288 112,360    112,360    117,304   117,304      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
63      3     87,170 104,878 81,170  98,878 119,102    119,102    126,742   126,742      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
64      4     82,965 106,423 77,965 101,423 126,248    126,248    136,747   136,747      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
65      5     78,786 107,916 78,786 107,916 133,823    133,823    147,352   147,352      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
66      6     74,625 109,351 74,625 109,351 141,852    141,852    158,593   158,593      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
67      7     70,475 110,718 70,475 110,718 150,363    150,363    170,508   170,508      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
68      8     66,331 112,010 66,331 112,010 159,385    159,385    183,139   183,139      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
69      9     62,184 113,217 62,184 113,217 168,948    168,948    196,527   196,527      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
70     10     58,027 114,328 58,027 114,328 179,085    179,085    210,719   210,719    9,814     9,814    9,814     9,814
----------------------------------------------------------------------------------------------------------------------------
75     15     36,732 118,052 36,732 118,052 239,656    239,656    295,518   295,518   14,643    14,643   14,643    14,643
----------------------------------------------------------------------------------------------------------------------------
80     20     13,884 117,394 13,884 117,394 320,714    320,714    408,999   408,999   22,001    22,001   22,001    22,001
----------------------------------------------------------------------------------------------------------------------------
85     25          0 109,963      0 109,963       0    429,187          0   517,472        0    35,794        0    35,794
----------------------------------------------------------------------------------------------------------------------------
90     30          0 112,891      0 112,891       0    429,187          0   517,472      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------
95     35          0 116,291      0 116,291       0    429,187          0   517,472      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------

THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

                    APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) SELECT/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   EARNINGS ENHANCEMENT BENEFIT
   GUARANTEED MINIMUM INCOME BENEFIT


-----------------------------------------------------------------------------------------------------------------------------
                                             GREATER OF 6% ROLL-UP
                                              TO AGE 85 OR                             LIFETIME ANNUAL    LIFETIME ANNUAL
                                             ANNUAL RATCHET        TOTAL DEATH BENEFIT GUARANTEED MINIMUM GUARANTEED MINIMUM
    CONTRACT                                 TO AGE 85 GUARANTEED  WITH THE EARNINGS   INCOME BENEFIT:    INCOME BENEFIT:
AGE   YEAR    ACCOUNT VALUE    CASH VALUE    MINIMUM DEATH BENEFIT ENHANCEMENT BENEFIT GUARANTEED INCOME  HYPOTHETICAL INCOME
-----------------------------------------------------------------------------------------------------------------------------
               0%      6%      0%      6%      0%         6%         0%        6%        0%        6%       0%        6%
-----------------------------------------------------------------------------------------------------------------------------
60      0    100,000 100,000 100,000 100,000 100,000    100,000    100,000   100,000      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
61      1     95,631 101,610  95,631 101,610 106,000    106,000    108,400   108,400      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
62      2     91,311 103,186  91,311 103,186 112,360    112,360    117,304   117,304      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
63      3     87,031 104,721  87,031 104,721 119,102    119,102    126,742   126,742      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
64      4     82,787 106,209  82,787 106,209 126,248    126,248    136,747   136,747      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
65      5     78,572 107,643  78,572 107,643 133,823    133,823    147,352   147,352      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
66      6     74,378 109,016  74,378 109,016 141,852    141,852    158,593   158,593      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
67      7     70,199 110,319  70,199 110,319 150,363    150,363    170,508   170,508      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
68      8     66,027 111,544  66,027 111,544 159,385    159,385    183,139   183,139      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
69      9     61,856 112,681  61,856 112,681 168,948    168,948    196,527   196,527      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
70     10     57,678 113,720  57,678 113,720 179,085    179,085    210,719   210,719    9,814     9,814    9,814     9,814
-----------------------------------------------------------------------------------------------------------------------------
75     15     36,317 117,040  36,317 117,040 239,656    239,656    295,518   295,518   14,643    14,643   14,643    14,643
-----------------------------------------------------------------------------------------------------------------------------
80     20     13,462 115,909  13,462 115,909 320,714    320,714    408,999   408,999   22,001    22,001   22,001    22,001
-----------------------------------------------------------------------------------------------------------------------------
85     25          0 107,938       0 107,938       0    429,187          0   517,472        0    35,794        0    35,794
-----------------------------------------------------------------------------------------------------------------------------
90     30          0 110,251       0 110,251       0    429,187          0   517,472      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
95     35          0 112,931       0 112,931       0    429,187          0   517,472      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------

THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

                    APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

Appendix VI: Earnings enhancement benefit example

--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes the Earnings enhancement benefit for an owner age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. The calculation is as follows:

-----------------------------------------------------------------------------------------
                                        NO WITHDRAWAL $3,000 WITHDRAWAL $6,000 WITHDRAWAL
-----------------------------------------------------------------------------------------
A   INITIAL CONTRIBUTION                   100,000         100,000           100,000
-----------------------------------------------------------------------------------------
B   DEATH BENEFIT: prior to                104,000         104,000           104,000
    withdrawal./(1)/
-----------------------------------------------------------------------------------------
C   EARNINGS ENHANCEMENT BENEFIT            4,000           4,000             4,000
    EARNINGS: death benefit less net
    contributions (prior to the
    withdrawal in D). B MINUS A.
-----------------------------------------------------------------------------------------
D   WITHDRAWAL                                0             3,000             6,000
-----------------------------------------------------------------------------------------
E   EXCESS OF THE WITHDRAWAL OVER THE         0               0               2,000
    EARNINGS
    ENHANCEMENT BENEFIT
    EARNINGS GREATER OF D MINUS C OR
    ZERO
-----------------------------------------------------------------------------------------
F   NET CONTRIBUTIONS (adjusted for        100,000         100,000           98,000
    the withdrawal in D) A MINUS E
-----------------------------------------------------------------------------------------
G   DEATH BENEFIT (adjusted for the        104,000         101,000           98,000
    withdrawal in D) B MINUS D
-----------------------------------------------------------------------------------------
H   DEATH BENEFIT LESS NET                  4,000           1,000               0
    CONTRIBUTIONS G MINUS F
-----------------------------------------------------------------------------------------
I   EARNINGS ENHANCEMENT BENEFIT FACTOR      40%             40%               40%
-----------------------------------------------------------------------------------------
J   EARNINGS ENHANCEMENT BENEFIT H          1,600            400                0
    TIMES I
-----------------------------------------------------------------------------------------
K   DEATH BENEFIT: including the           105,600         101,400           98,000
    Earnings enhancement benefit G
    PLUS J
-----------------------------------------------------------------------------------------

(1)The death benefit is the greater of the account value or any applicable death benefit.

               APPENDIX VI: EARNINGS ENHANCEMENT BENEFIT EXAMPLE

Appendix VII: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------

Certain information is provided for historical purpose only. The contracts are no longer available to new purchasers. In addition, except as described below, we no longer accept contributions to the contracts, including contributions made through our automatic investment program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract or on your guaranteed benefits.

We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Florida. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.

The following information is a summary of the states where the Accumulator(R) Series contracts or certain features and/or benefits in the contracts are either not available or vary from the respective contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and cannot be added. Please contact your financial professional for more information about availability in your state. See also Appendix VIII later in this Prospectus for information about the availability of certain features under your contract.

STATES WHERE CERTAIN ACCUMULATOR(R) SERIES CONTRACTS' FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:

-------------------------------------------------------------------------------
 STATE      FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
-------------------------------------------------------------------------------
CALIFORNIA  See "Contract features and        If you reside in the state of
            benefits"--"Your right to cancel  California and you are age 60 within a certain number of days"  and older at the time the contract is issued, you may
                                              return your variable annuity
                                              contract within 30 days from the
                                              date that you receive it and
                                              receive a refund as described
                                              below. This is also referred to
                                              as the "free look" period.

                                              If you allocate your entire
                                              initial contribution to the
                                              EQ/Money Market option (and/or
                                              guaranteed interest option, if
                                              available), the amount of your
                                              refund will be equal to your
                                              contribution, unless you make a
                                              transfer, in which case the
                                              amount of your refund will be
                                              equal to your account value on
                                              the date we receive your request
                                              to cancel at our processing
                                              office. This amount could be
                                              less than your initial
                                              contribution. If the Principal
                                              guarantee benefit or Guaranteed
                                              withdrawal benefit for life is
                                              elected, the investment
                                              allocation during the 30 day
                                              free look period is limited to
                                              the guaranteed interest option.
                                              If you allocate any portion of
                                              your initial contribution to the
                                              variable investment options
                                              (other than the EQ/Money Market
                                              option) and/or fixed maturity
                                              options, your refund will be
                                              equal to your account value on
                                              the date we receive your request
                                              to cancel at our processing
                                              office.

                                              "RETURN OF CONTRIBUTION" FREE
                                              LOOK TREATMENT AVAILABLE THROUGH
                                              CERTAIN SELLING BROKERS-DEALERS

                                              Certain selling broker-dealers
                                              offer an allocation method
                                              designed to preserve your right
                                              to a return of your
                                              contributions during the free
                                              look period. At the time of
                                              application, you will instruct
                                              your financial professional as
                                              to how your initial contribution
                                              and any subsequent contributions
                                              should be treated for the
                                              purpose of maintaining your free
                                              look right under the contract.
                                              Please consult your financial
                                              professional to learn more about
                                              the availability of "return of
                                              contribution" free look
                                              treatment.
-------------------------------------------------------------------------------

                                     VII-1

APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

------------------------------------------------------------------------------------------------
 STATE                       FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------
CALIFORNIA                                                     If you choose "return of
(CONTINUED)                                                    contribution" free look
                                                               treatment of your contract, we
                                                               will allocate your entire
                                                               contribution and any subsequent
                                                               contributions made during the
                                                               40-day period following the
                                                               Contract Date, to the EQ/Money
                                                               Market investment option. In the
                                                               event you choose to exercise
                                                               your free look right under the
                                                               contract, you will receive a
                                                               refund equal to your
                                                               contributions.

                                                               If you choose the "return of
                                                               contribution" free look
                                                               treatment and your contract is
                                                               still in effect on the 40th day
                                                               (or next Business Day) following
                                                               the contract date, we will
                                                               automatically reallocate your
                                                               account value to the investment
                                                               options chosen on your
                                                               application.

                                                               Any transfers made prior to the
                                                               expiration of the 30-day free
                                                               look will terminate your right
                                                               to "return of contribution"
                                                               treatment in the event you
                                                               choose to exercise your free
                                                               look right under the contract.
                                                               Any transfer made prior to the
                                                               40th day following the contract
                                                               date will cancel the automatic
                                                               reallocation on the 40th day (or
                                                               next business day) following the
                                                               Contract Date described above.
                                                               If you do not want AXA Equitable
                                                               to perform this scheduled one-
                                                               time re-allocation, you must
                                                               call one of our customer service
                                                               representatives at 1 (800)
                                                               789-7771 before the 40th day
                                                               following the contract date to
                                                               cancel.
------------------------------------------------------------------------------------------------
FLORIDA                      See "Contract features and        The following information
                             benefits" in "Credits"(For        replaces the second bullet of
                             Accumulator(R) Plus/SM/           the final set of bullets in this
                             contracts only)                   section:
                                                               .   You may annuitize your
                                                                   contract after thirteen
                                                                   months, however, if you
                                                                   elect to receive annuity
                                                                   payments within five years
                                                                   of the contract date, we
                                                                   will recover the credit that
                                                                   applies to any contribution
                                                                   made in that five years. If
                                                                   you start receiving annuity
                                                                   payments after five years
                                                                   from the contract date and
                                                                   within three years of making
                                                                   any contribution, we will
                                                                   recover the credit that
                                                                   applies to any contribution
                                                                   made within the prior three
                                                                   years.

                             See "Your right to cancel within  If you reside in the state of
                             a certain number of days" in      Florida and you are age 65 or
                             "Contract features and benefits"  older at the time the contract is issued, you may cancel your
                                                               variable annuity contract and
                                                               return it to us within 21 days
                                                               from the date that you receive
                                                               it. You will receive an
                                                               unconditional refund equal to
                                                               the cash surrender value
                                                               provided in the annuity
                                                               contract, plus any fees or
                                                               charges deducted from the
                                                               contributions or imposed under
                                                               the contract.

                                                               If you reside in the state of
                                                               Florida and you are age 64 or
                                                               younger at the time the contract
                                                               is issued, you may cancel your
                                                               variable annuity contract and
                                                               return it to us within 14 days
                                                               from the date that you receive
                                                               it. You will receive an
                                                               unconditional refund equal to
                                                               your contributions, including
                                                               any contract fees or charges.
------------------------------------------------------------------------------------------------
OREGON                       See "We require that the          The following is added: (20)
(For Accumulator(R),         following types of                requests for required minimum
Accumulator(R) Plus/SM/      communications be on specific     distributions, other than
and Accumulator(R)           forms we provide for that         pursuant to our automatic RMD
Elite/SM/ contracts only --  purpose:" in "Who is AXA          service.
Accumulator(R) Select/SM/    Equitable?"
contracts not available)
------------------------------------------------------------------------------------------------

                                     VII-2

APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

---------------------------------------------------------------------------------
 STATE        FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
---------------------------------------------------------------------------------

OREGON        Flexible Premium IRA, Flexible    Not Available
(CONTINUED)   Premium Roth IRA and QP contracts

              Fixed maturity options            Not Available

              Automatic investment program      Not Available

              Special dollar cost averaging     .   Available only during the
              program (For Accumulator(R) and       first contract year.
              Accumulator(R) Elite/SM/
              contracts only)                   .   Subsequent contributions
                                                    cannot be used to elect new
                                                    programs after the first
                                                    contract year. You may make
                                                    subsequent contributions to
                                                    the initial programs while
                                                    they are still running.

              See "How you can contribute to    Additional contributions are
              your contract" in "Contract       limited to the first year after
              features and benefits" and        the contract issue date only.
              "Rules regarding contributions
              to your contract" in "Appendix X"

              See "Guaranteed minimum death     The Roll-Up benefit base is
              benefit/Guaranteed minimum        eligible for reset beginning on
              income benefit roll-up benefit    the fifth contract date
              base reset" in "Contract          anniversary and on each fifth or
              features and benefits"            later contract date anniversary
                                                after a reset.

              See "Lifetime required minimum    The following replaces the third
              distribution withdrawals" under   paragraph: We generally will not
              "Withdrawing your account value"  impose a withdrawal charge on
              in "Accessing your money"         minimum distribution withdrawals
                                                even if you are not enrolled in
                                                our automatic RMD service except
                                                if, when added to a lump sum
                                                withdrawal previously taken in
                                                the same contract year, the
                                                minimum distribution withdrawals
                                                exceed the 10% free withdrawal
                                                amount. In order to avoid a
                                                withdrawal charge in connection
                                                with minimum distribution
                                                withdrawals outside of our
                                                automatic RMD service, you must
                                                notify us using our request
                                                form. Such minimum distribution
                                                withdrawals must be based solely
                                                on your contract's account value.

              See "Selecting an annuity payout  FOR ACCUMULATOR(R) CONTRACTS: An
              option" under "Your annuity       annuity commencement date
              payout options" in "Accessing     earlier than seven years from
              your money"                       the contract issue date may not
                                                be elected.
                                                FOR ACCUMULATOR(R) ELITE/SM/
                                                CONTRACTS: An annuity
                                                commencement date earlier than
                                                four years from the contract
                                                issue date may not be elected.
                                                FOR ACCUMULATOR(R) PLUS/SM/
                                                CONTRACTS: An annuity
                                                commencement date earlier than
                                                eight years from the contract
                                                issue date may not be elected.

              See "Greater of 6% Roll-Up to     The charge is equal to 0.60% of
              age 85 or Annual Ratchet to age   the Greater of 6% Roll-Up to age
              85" under "Guaranteed minimum     85 or Annual Ratchet to age 85
              death benefit charge" in          benefit base.
              "Charges and expenses"

              See "Disability, terminal         Item (i) under this section is
              illness, or confinement to        deleted in its entirety
              nursing home" under "Withdrawal
              charge" in "Charges and expenses"
---------------------------------------------------------------------------------
PENNSYLVANIA  Contributions                     Your contract refers to
                                                contributions as premiums.

              Special dollar cost averaging     In Pennsylvania, we refer to
              program                           this program as "enhanced rate
              (For Accumulator(R) and           dollar cost averaging."
              Accumulator(R) Elite/SM/
              contracts only)

              See "Disability, terminal         Item (iii) under this section is
              illness, or confinement to        deleted in its entirety.
              nursing home" under "Withdrawal
              charge" in "Charges and
              expenses" (For Accumulator(R),
              Accumulator(R) Plus/SM/ and
              Accumulator(R) Elite/SM/
              contracts only)

              Required disclosure for           Any person who knowingly and
              Pennsylvania customers            with intent to defraud any
                                                insurance company or other
                                                person files an application for
                                                insurance or statement of claim
                                                containing any materially false
                                                information or conceals for the
                                                purpose of misleading,
                                                information concerning any fact
                                                material thereto commits a
                                                fraudulent insurance act, which
                                                is a crime and subjects such
                                                person to criminal and civil
                                                penalties.
---------------------------------------------------------------------------------

                                     VII-3

APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

--------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------
PUERTO RICO  IRA, Roth IRA, Inherited IRA, QP  Not Available
             and Rollover TSA contracts

             Beneficiary continuation option   Not Available
             (IRA)

             Tax Information -- Special rules  Income from NQ contracts we
             for NQ contracts                  issue is U.S. source. A Puerto
                                               Rico resident is subject to U.S.
                                               taxation on such U.S. source
                                               income. Only Puerto Rico source
                                               income of Puerto Rico residents
                                               is excludable from U.S.
                                               taxation. Income from NQ
                                               contracts is also subject to
                                               Puerto Rico tax. The calculation
                                               of the taxable portion of
                                               amounts distributed from a
                                               contract may differ in the two
                                               jurisdictions. Therefore, you
                                               might have to file both U.S. and
                                               Puerto Rico tax returns, showing
                                               different amounts of income from
                                               the contract for each tax
                                               return. Puerto Rico generally
                                               provides a credit against Puerto
                                               Rico tax for U.S. tax paid.
                                               Depending on your personal
                                               situation and the timing of the
                                               different tax liabilities, you
                                               may not be able to take full
                                               advantage of this credit.

                                               We require owners or
                                               beneficiaries of annuity
                                               contracts in Puerto Rico which
                                               are not individuals to document
                                               their status to avoid 30% FATCA
                                               withholding from U.S.-source
                                               income.
--------------------------------------------------------------------------------
TEXAS        See "Charges that AXA Equitable   We will deduct the annual
             deducts" under "Annual            administrative charge on a pro
             administrative charge" in         rata basis but only from your
             "Charges and expenses"            value in the variable investment
                                               options. We will not deduct this
                                               charge from your value in the
                                               guaranteed interest option.
--------------------------------------------------------------------------------
WASHINGTON   Guaranteed interest option        Not Available

             Investment simplifier --          Not Available
             Fixed-dollar option and Interest
             sweep option

             Fixed maturity options            Not Available

             Earnings enhancement benefit      Not Available

             Special dollar cost averaging     .   Available only at issue
             program
             (For Accumulator(R) and           .   Subsequent contributions
             Accumulator(R) Elite/SM/              cannot be used to elect new
             contracts only)                       programs. You may make
                                                   subsequent contributions to
                                                   the initial programs while
                                                   they are still running.

             "Greater of 6% Roll-Up to age 85  All references to this feature
             or Annual Ratchet to age 85       are deleted in their entirety.
             enhanced death benefit"           You have the choice of the
                                               following guaranteed minimum
                                               death benefits: the Greater of
                                               4% Roll-Up to age 85 or Annual
                                               Ratchet to age 85; the Annual
                                               Ratchet to age 85; the Standard
                                               death benefit; the GWBL Enhanced
                                               death benefit; or the GWBL
                                               Standard death benefit.

             See "Guaranteed minimum death     The charge for the Greater of 4%
             benefit charge" in "Fee table"    Roll-Up to age 85 or Annual
             and in "Charges and expenses"     Ratchet to age 85 is 0.60%

             See "Guaranteed minimum death     .   If you elect the 6%
             benefit and Guaranteed minimum        Guaranteed minimum income
             income benefit base" in               benefit with the Greater of
             "Contract features and benefits"      4% Roll-Up to age 85 or
                                                   Annual Ratchet to age 85
                                                   enhanced death benefit, the
                                                   variable investment options
                                                   (other than those variable
                                                   investment options that roll
                                                   up at 3%), the account for
                                                   special dollar cost
                                                   averaging program and the
                                                   account for 12 month dollar
                                                   cost averaging will roll up
                                                   at an annual rate of 6% for
                                                   the Guaranteed minimum
                                                   income benefit base and 4%
                                                   for the 4% Roll-Up to age 85
                                                   benefit base.
--------------------------------------------------------------------------------

                                     VII-4

APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

--------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------
WASHINGTON                                     .   If you elect the Greater of
(CONTINUED)                                        4% Roll-Up to age 85 or
                                                   Annual Ratchet to age 85
                                                   enhanced death benefit,
                                                   without the Guaranteed
                                                   minimum income benefit, the
                                                   variable investment options
                                                   (other than those variable
                                                   investment options that roll
                                                   up at 3%), the account for
                                                   special dollar cost
                                                   averaging program and the
                                                   account for 12 month dollar
                                                   cost averaging will roll up
                                                   at an annual rate of 4% for
                                                   the 4% Roll-Up to age 85
                                                   benefit base.

             See "Guaranteed minimum death     Your "Greater of 4% Roll-Up to
             benefit/Guaranteed minimum        age 85 or Annual Ratchet to age
             income benefit roll-up benefit    85 enhanced death benefit"
             base reset" in "Contract          benefit base will reset only if
             features and benefits"            your account value is greater
                                               than your Guaranteed minimum
                                               income benefit roll-up benefit
                                               base.

             See "Guaranteed minimum death     You have a choice of the
             benefit" in "Contract features    Standard death benefit, the
             and benefits"                     Annual Ratchet to age 85
                                               enhanced death benefit, or the
                                               Greater of 4% Roll-Up to age 85
                                               or Annual Ratchet to age 85
                                               enhanced death benefit.

             See "Annual administrative        The second paragraph of this
             charge" in "Charges and expenses" section is replaced with the following:

                                               FOR ACCUMULATOR(R) AND
                                               ACCUMULATOR(R) ELITE/SM/
                                               contracts:

                                               The annual administrative charge
                                               will be deducted from the value
                                               in the variable investment
                                               options on a pro rata basis. If
                                               those amounts are insufficient,
                                               we will deduct all or a portion
                                               of the charge from the account
                                               for special dollar cost
                                               averaging. If the contract is
                                               surrendered or annuitized or a
                                               death benefit is paid on a date
                                               other than a contract date
                                               anniversary, we will deduct a
                                               pro rata portion of that charge
                                               for the year.

                                               FOR ACCUMULATOR(R) SELECT/SM/
                                               contracts:

                                               The annual administrative charge
                                               will be deducted from the value
                                               in the variable investment
                                               options on a pro rata basis. If
                                               those amounts are insufficient,
                                               we will deduct all or a portion
                                               of the charge from the account
                                               for 12 month dollar cost
                                               averaging. If the contract is
                                               surrendered or annuitized or a
                                               death benefit is paid on a date
                                               other than a contract date
                                               anniversary, we will deduct a
                                               pro rata portion of that charge
                                               for the year.
                                               FOR ACCUMULATOR(R) PLUS/SM/
                                               contracts:
                                               The annual administrative charge
                                               will be deducted from the value
                                               in the variable investment
                                               options on a pro rata basis. If
                                               the contract is surrendered or
                                               annuitized or a death benefit is
                                               paid on a date other than a
                                               contract date anniversary, we
                                               will deduct a pro rata portion
                                               of that charge for the year.

-----------------------------------------------

                                     VII-5

APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

--------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------
WASHINGTON   See "How withdrawals affect your  The first sentence of the third
(CONTINUED)  Guaranteed minimum income         paragraph is replaced with the
             benefit, Guaranteed minimum       following:
             death benefit and Principal       With respect to the Guaranteed
             guarantee benefits" in            minimum income benefit and the
             "Accessing your money"            Greater of 4% Roll-Up to age 85
                                               or Annual Ratchet to age 85
                                               enhanced death benefit,
                                               withdrawals (including any
                                               applicable withdrawal charges)
                                               will reduce each of the
                                               benefits' Roll-Up to age 85
                                               benefit base on a
                                               dollar-for-dollar basis, as long
                                               as the sum of the withdrawals in
                                               a contract year is 6% or less of
                                               each benefit's Roll-Up benefit
                                               base on the contract issue date
                                               or the most recent contract date
                                               anniversary, if later. With
                                               respect to the Greater of 4%
                                               Roll-Up to age 85 or Annual
                                               Ratchet to age 85 enhanced death
                                               benefit, if elected without the
                                               Guaranteed minimum income
                                               benefit, withdrawals (including
                                               any applicable withdrawal
                                               charges) will reduce the 4%
                                               Roll-Up to age 85 benefit base
                                               on a dollar-for-dollar basis, as
                                               long as the sum of the
                                               withdrawals in a contract year
                                               is 6% or less of the 4% Roll-Up
                                               to age 85 benefit base on the
                                               contract issue date or the most
                                               recent contract date
                                               anniversary, if later.

             See "10% free withdrawal amount"  The 10% free withdrawal amount
             under "Withdrawal charge" in      applies to full surrenders.
             "Charges and expenses" (For
             Accumulator(R), Accumulator(R)
             Plus/SM/ and Accumulator(R)
             Elite/SM/ contracts only)

             See "Certain withdrawals" under   If you elect the Greater of 4%
             "Withdrawal charge" in "Charges   Roll-Up to age 85 or Annual
             and expenses" (For                Ratchet to age 85 enhanced death
             Accumulator(R), Accumulator(R)    benefit without a Guaranteed
             Plus/SM/ and Accumulator(R)       minimum income benefit, the
             Elite/SM/ contracts only)         withdrawal charge will be waived
                                               for any withdrawal that,
                                               together with any prior
                                               withdrawals made during the
                                               contract year, does not exceed
                                               6% of the beginning of contract
                                               year 4% Roll-Up to age 85
                                               benefit base, even if such
                                               withdrawals exceed the free
                                               withdrawal amount.

             See "Withdrawal charge" in        The owner (or older joint owner,
             "Charges and expenses" under      if applicable) has qualified to
             "Disability, terminal illness,    receive Social Security
             or confinement to nursing home"   disability benefits as certified
             (For Accumulator(R),              by the Social Security
             Accumulator(R) Plus/SM/ and       Administration or a statement
             Accumulator(R) Elite/SM/          from an independent U.S.
             contracts only)                   licensed physician stating that
                                               the owner (or older joint owner,
                                               if applicable) meets the
                                               definition of total disability
                                               for at least 6 continuous months
                                               prior to the notice of claim.
                                               Such disability must be
                                               re-certified every 12 months.
--------------------------------------------------------------------------------

                                     VII-6

APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES
                                 AND BENEFITS

Appendix VIII: Contract variations

--------------------------------------------------------------------------------

The contracts described in this Prospectus are no longer sold. You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. The contract may have been available in your state past the approximate end date indicated below. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the "Approximate Time Period" below, the noted variation may apply to you.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.

-----------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD  FEATURE/BENEFIT           VARIATION
-----------------------------------------------------------------------------
July 10, 2006 -           Greater of 6% Roll-Up to  The fee for this benefit
January 15, 2007          age 85 or Annual Ratchet  is 0.60%.
                          to age 85 enhanced death
                          benefit

                          Guaranteed minimum death  The Roll-Up benefit base
                          benefit/                  is eligible for reset
                          Guaranteed minimum        beginning on the fifth
                          income benefit roll-up    contract date
                          benefit base reset        anniversary and on each
                                                    fifth or later contract
                                                    date anniversary after a
                                                    reset.
-----------------------------------------------------------------------------

January 16, 2007-present  Greater of 6% Roll-Up to  The fee for this benefit age 85 or Annual Ratchet is 0.65%./(1)/ to age 85 enhanced death benefit

                          Guaranteed minimum death  The Roll-Up benefit base
                          benefit/ Guaranteed       is eligible for reset
                          minimum income benefit    annually./(1)/
                          roll-up benefit base
                          reset
-----------------------------------------------------------------------------
(1)This charge and feature are not available to contracts issued in Oregon.

                                    VIII-1

                      APPENDIX VIII: CONTRACT VARIATIONS

Appendix IX: Tax-sheltered annuity contracts (TSAs)

WE NO LONGER ACCEPT CONTRIBUTIONS TO THE CONTRACTS. Please see "How you can contribute to your contract" under "Contract features and benefits" earlier in this Prospectus for more information.

--------------------------------------------------------------------------------

GENERAL; FINAL REGULATIONS UNDER SECTION 403(B)

This Appendix reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity" contracts ("TSAs"). The discussion in this Appendix generally assumes that a TSA has 403(b) contract status or qualifies as a 403(b) contract. In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under
Section 403(b) of the Code, and the contracts issued to fund such plans. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years. Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.

EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

LIMITATIONS ON INDIVIDUAL-INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 ("Rev. Rul. 90-24"), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual, and with the characterization of funds in the contract remaining the same as under the prior contract. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 are permitted only with plan or employer approval as described below.

CONTRIBUTIONS TO THE ACCUMULATOR(R) SERIES TSA CONTRACTS

We no longer accept contributions to TSA contracts. Contributions to an Accumulator(R) Series TSA contract had been extremely limited. AXA Equitable had permitted contributions to be made to an Accumulator(R) Series TSA contract only where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer's 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must have agreed to share information with respect to the Accumulator(R) Series TSA contract and other funding vehicles under the plan.

AXA Equitable did not accept employer-remitted contributions. AXA Equitable did not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) Series TSA contracts. We had accepted contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction. Previously, contributions must have been made in the form of a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a direct rollover from another eligible retirement plan.

DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Series Rollover TSA contract as not eligible for withdrawal until:

..   the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

..   the owner dies; or

..   the plan under which the Accumulator(R) Series TSA contract is purchased is terminated.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding described under "Tax withholding and information reporting" in the "Tax Information" section of the Prospectus. In addition, TSA contract distributions may be subject to additional tax penalties.

              APPENDIX IX: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to an Accumulator(R) Series Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments Guaranteed annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in the "Contract features and benefits" in this Prospectus. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

(1)the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

(2)$50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

..   In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Series Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

..   All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

..   the loan does not qualify under the conditions above;

..   the participant fails to repay the interest or principal when due; or

..   in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default has been reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.

              APPENDIX IX: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. An Accumulator(R) Series IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, or contract exchange under the same 403(b) plan, are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS

The required minimum distribution rules applicable to 403(b) annuity contracts are generally the same as those applicable to traditional IRAs described in the "Tax Information" section of the Prospectus with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

..   For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

..   403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70 1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Series Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Series Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.

SPOUSAL CONSENT RULES

Your employer told us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   to pay for certain extraordinary medical expenses (special federal income tax definition); or

..   in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

..   in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age). We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59 1/2.

              APPENDIX IX: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

Appendix X: Rules regarding contributions to your contract

With limited exceptions, we no longer accept contributions to the contracts. We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts, except TSA contracts, issued in the state of Florida. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE                                                       NQ
-------------------------------------------------------------------------------------------------------------------------
ISSUE AGES           .   0-85 (ACCUMULATOR(R), ACCUMULATOR(R) ELITE/SM/ & ACCUMULATOR(R) SELECT/SM/)
                     .   0-80 (ACCUMULATOR(R) PLUS/SM/)
-------------------------------------------------------------------------------------------------------------------------
MINIMUM ADDITIONAL   .   $500
CONTRIBUTION AMOUNT  .   $100 monthly and $300 quarterly under our automatic investment program (additional)
-------------------------------------------------------------------------------------------------------------------------
SOURCE OF            .   After-tax money.
CONTRIBUTIONS        .   Paid to us by check or transfer of contract value in a tax-deferred exchange under Section 1035 of the Internal Revenue Code.
-------------------------------------------------------------------------------------------------------------------------
LIMITATIONS ON       .   No additional contributions may be made after attainment of age 86, or if later, the first
CONTRIBUTIONS/(1)/       contract date anniversary. (Accumulator(R), Accumulator(R) Elite/SM/ & Accumulator(R)
                         Select/SM/)
                     .   No additional contributions may be made after attainment of age 81 or, if later, the first contract date anniversary. (Accumulator(R) Plus/SM/)

-------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE                                                  ROLLOVER IRA
-------------------------------------------------------------------------------------------------------------------------
ISSUE AGES           .   20-85 (ACCUMULATOR(R), ACCUMULATOR(R) ELITE/SM/ & ACCUMULATOR(R) SELECT/SM/)
                     .   20-80 (ACCUMULATOR(R) PLUS/SM/ )
-------------------------------------------------------------------------------------------------------------------------
MINIMUM ADDITIONAL   .   $50
CONTRIBUTION AMOUNT  .   $100 monthly and $300 quarterly under our automatic investment program (additional) (subject to tax maximums)
-------------------------------------------------------------------------------------------------------------------------
SOURCE OF            .   Eligible rollover distributions from 403(b) plans, qualified plans, and governmental employer
CONTRIBUTIONS            457(b) plans.
                     .   Rollovers from another traditional individual retirement arrangement.
                     .   Direct custodian-to-custodian transfers from another traditional individual retirement arrangement.
                     .   Regular IRA contributions.
                     .   Additional catch-up contributions.
-------------------------------------------------------------------------------------------------------------------------
LIMITATIONS ON       .   No additional contributions may be made after attainment of age 86, or, if later, the first
CONTRIBUTIONS/(1)/       contract date anniversary. (Accumulator(R), Accumulator(R) Elite/SM/ & Accumulator(R)
                         Select/SM/)
                     .   No additional contributions after attainment of age 81 or, if later, the first contract date anniversary. (Accumulator(R) Plus/SM/)
                     .   Contributions made after age 70 1/2 must be net of required minimum distributions.
                     .   Although we accept regular IRA contributions (limited to $6,000) under Rollover IRA contracts, we intend that the contract be used primarily for rollover and direct transfer contributions.
                     .   Additional catch-up contributions of up to $1,000 per calendar year where the owner is at least age 50 but under age 70 1/2 at any time during the calendar year for which the contribution is made.

-------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE                                               ROTH CONVERSION IRA
-------------------------------------------------------------------------------------------------------------------------
ISSUE AGES           .   20-85 (ACCUMULATOR(R), ACCUMULATOR(R) ELITE/SM/ & ACCUMULATOR(R) SELECT/SM/)
                     .   20-80 (ACCUMULATOR(R) PLUS/SM/)
-------------------------------------------------------------------------------------------------------------------------
MINIMUM ADDITIONAL   .   $50
CONTRIBUTION AMOUNT  .   $100 monthly and $300 quarterly under our automatic investment program (additional) (subject to tax maximums)
-------------------------------------------------------------------------------------------------------------------------

-------------
(1)Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VII earlier in this Prospectus to see if additional contributions are permitted in your state. If you are participating in a Principal guarantee benefit, contributions will only be permitted for the first six months after the contract is issued and no further contributions will be permitted for the life of the contract. For the Guaranteed withdrawal benefit for life option, additional contributions are not permitted after the later of: (i) the end of the first contract year, and (ii) the date you make your first withdrawal. In addition to the limitations described here, we also reserve the right to refuse to accept any contribution under the contract at any time.

          APPENDIX X: RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT

------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE                                        ROTH CONVERSION IRA (CONTINUED)
------------------------------------------------------------------------------------------------------------------------
SOURCE OF           .   Rollovers from another Roth IRA.
CONTRIBUTIONS       .   Rollovers from a "designated Roth contribution account" under specified retirement plans.
                    .   Conversion rollovers from a traditional IRA or other eligible retirement plan.
                    .   Direct transfers from another Roth IRA.
                    .   Regular Roth IRA contributions.
                    .   Additional catch-up contributions.
------------------------------------------------------------------------------------------------------------------------
LIMITATIONS ON      .   No additional rollover or direct contributions after attainment of age 81, or, if later, the
CONTRIBUTIONS/(1)/      first contract date anniversary. (ACCUMULATOR(R))
                    .   No additional rollover or direct contributions after attainment of age 81 or, if later, the first contract date anniversary. (ACCUMULATOR(R) PLUS/SM/)
                    .   No additional rollover or direct transfer contributions after attainment of age 86 or, If later, the first contract date anniversary (ACCUMULATOR(R) ELITE/SM/ & ACCUMULATOR(R)
                        SELECT/SM/).
                    .   Conversion rollovers after age 70 1/2 must be net of required minimum distributions for the traditional IRA or other eligible retirement plan that is the source of the conversion rollover.
                    .   Although we accept Roth IRA contributions (limited to $6,000) under Roth IRA contracts, we intend that the contract be used primarily for rollover and direct transfer contributions.
                    .   Additional catch-up contributions of up to $1,000 per calendar year where the owner is at least age 50 at any time during the calendar year for which the contribution is made.

-------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE                  INHERITED IRA BENEFICIARY CONTINUATION CONTRACT (TRADITIONAL IRA OR ROTH IRA)
-------------------------------------------------------------------------------------------------------------------------
ISSUE AGES           .   0-70 (ACCUMULATOR(R), ACCUMULATOR(R) ELITE/SM/ & ACCUMULATOR(R) SELECT/SM/)
-------------------------------------------------------------------------------------------------------------------------
MINIMUM ADDITIONAL   .   $1,000
CONTRIBUTION AMOUNT
-------------------------------------------------------------------------------------------------------------------------
SOURCE OF            .   Direct custodian-to-custodian transfers of your interest as a death beneficiary of the deceased
CONTRIBUTIONS            owner's traditional individual retirement arrangement or Roth IRA to an IRA of the same type.
                     .   Non-spousal beneficiary direct rollover contributions may be made to an Inherited IRA contract under specified cir- cumstances from these "Applicable Plans": qualified plans, 403(b) plans and governmental employer 457(b) plans.
-------------------------------------------------------------------------------------------------------------------------
LIMITATIONS ON       .   Any additional contributions must be from the same type of IRA of the same deceased owner.
CONTRIBUTIONS/(1)/

-------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE                                                       QP
-------------------------------------------------------------------------------------------------------------------------
ISSUE AGES           .   20-75 (ACCUMULATOR(R) & ACCUMULATOR(R) ELITE/SM/)
                     .   20-70 (ACCUMULATOR(R) PLUS/SM/)
-------------------------------------------------------------------------------------------------------------------------
MINIMUM ADDITIONAL   .   $500
CONTRIBUTION AMOUNT
-------------------------------------------------------------------------------------------------------------------------
SOURCE OF            .   Only transfer contributions from other investments within an existing qualified plan trust.
CONTRIBUTIONS        .   The plan must be qualified under Section 401(a) of the Internal Revenue Code.
                     .   For 401(k) plans, transferred contributions may not include any after-tax contributions, including designated Roth contributions.
-------------------------------------------------------------------------------------------------------------------------
LIMITATIONS ON       .   A separate QP contract must be established for each plan participant.
CONTRIBUTIONS/(1)/   .   We do not accept regular on-going payroll contributions or contributions directly from the employer.
                     .   Only one additional transfer contribution may be made during a contract year.
                     .   No additional transfer contributions after the annuitant's attainment of age 76 (age 71 under
                         Accumulator(R) Plus/SM/ contracts) or if later, the first contract date anniversary.
                     .   Contributions after age 70 1/2 must be net of any required minimum distributions.
                     .   We do not accept contributions from defined benefit plans.
See Appendix II earlier in this Prospectus for a discussion of purchase considerations of QP contracts.
-------------------------------------------------------------------------------------------------------------------------

-------------
(1)Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VII earlier in this Prospectus to see if additional contributions are permitted in your state. If you are participating in a Principal guarantee benefit, contributions will only be permitted for the first six months after the contract is issued and no further contributions will be permitted for the life of the contract. For the Guaranteed withdrawal benefit for life option, additional contributions are not permitted after the later of: (i) the end of the first contract year, and (ii) the date you make your first withdrawal. In addition to the limitations described here, we also reserve the right to refuse to accept any contribution under the contract at any time.

          APPENDIX X: RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT

------------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE                                                   FLEXIBLE PREMIUM IRA
------------------------------------------------------------------------------------------------------------------------------
ISSUE AGES                .   20-70 (ACCUMULATOR(R))
------------------------------------------------------------------------------------------------------------------------------
MINIMUM ADDITIONAL        .   $50
CONTRIBUTION AMOUNT       .   $50 monthly or quarterly under our automatic investment program (additional) (subject to tax maximums)
------------------------------------------------------------------------------------------------------------------------------
SOURCE OF CONTRIBUTIONS   .   Regular traditional IRA contributions.
                          .   Additional catch-up contributions.
                          .   Eligible rollover distributions from 403(b) plans, qualified plans, and governmental employer
                              457(b) plans.
                          .   Rollovers from another traditional individual retirement arrangement.
                          .   Direct custodian-to-custodian transfers from another traditional individual retirement arrangement.
------------------------------------------------------------------------------------------------------------------------------
LIMITATIONS ON            .   No regular IRA contributions in the calendar year you turn age 70 1/2 and thereafter.
CONTRIBUTIONS/(1)/        .   Regular contributions may not exceed $6,000.
                          .   Additional catch-up contributions of up to $1,000 per calendar year where the owner is at least age 50 but under age 70 1/2 at any time during the calendar year for which the contribution is made.
                          .   Although we accept rollover and direct transfer contributions under the Flexible Premium IRA contract, we intend that the contract be used for ongoing regular contributions.
                          .   Rollover and direct transfer contributions may be made up to attainment of age 86.
                          .   Rollover and direct transfer contributions after age 70 1/2 must be net of required minimum distributions.


------------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE                                                 FLEXIBLE PREMIUM ROTH IRA
------------------------------------------------------------------------------------------------------------------------------
ISSUE AGES                .   20-85 (ACCUMULATOR(R))
------------------------------------------------------------------------------------------------------------------------------
MINIMUM ADDITIONAL        .   $50
CONTRIBUTION AMOUNT       .   $50 monthly or quarterly under our automatic investment program (additional) (subject to tax maximums)
------------------------------------------------------------------------------------------------------------------------------
SOURCE OF CONTRIBUTIONS   .   Regular Roth IRA contributions.
                          .   Additional catch-up contributions.
                          .   Rollovers from another Roth IRA.
                          .   Rollovers from a ''designated Roth contribution account'' under specified retirement plans.
                          .   Conversion rollovers from a traditional IRA or other eligible retirement plan.
                          .   Direct transfers from another Roth IRA.
------------------------------------------------------------------------------------------------------------------------------
LIMITATIONS ON            .   No additional contributions may be made after attainment of age 86, or, if later, the first
CONTRIBUTIONS/(1)/            contract date anniversary.
                          .   Contributions are subject to income limits and other tax rules.
                          .   Regular Roth IRA contributions may not exceed $6,000.
                          .   Additional catch-up contributions of up to $1,000 per calendar year where the owner is at least age 50 at any time during the calendar year for which the contribution is made.
                          .   Although we accept rollover and direct transfer contributions under the Flexible Premium Roth
                              IRA contract, we intend that the contract be used for ongoing regular Roth IRA contributions.
------------------------------------------------------------------------------------------------------------------------------

(1)Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VII earlier in this Prospectus to see if additional contributions are permitted in your state. If you are participating in a Principal guarantee benefit, contributions will only be permitted for the first six months after the contract is issued and no further contributions will be permitted for the life of the contract. For the Guaranteed withdrawal benefit for life option, additional contributions are not permitted after the later of: (i) the end of the first contract year, and (ii) the date you make your first withdrawal. In addition to the limitations described here, we also reserve the right to refuse to accept any contribution under the contract at any time.

See "Tax information" earlier in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" earlier in this Prospectus. Please review your contract for information on contribution limitations.

          APPENDIX X: RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT

Appendix XI: Guaranteed benefit lump sum payment option hypothetical illustrations

--------------------------------------------------------------------------------

EXAMPLE 1*. GMIB

Assume the contract owner is a 75 year old male who elected the GMIB at contract issue. Further assume the GMIB benefit base is $100,000 and the account value fell to zero, either due to a withdrawal that was not an Excess withdrawal or due to a deduction of charges. If the no lapse guarantee remains in effect, the contract owner would receive one the following:

--------------------------------------------------------------------------------------------
 IF THE TYPE OF ANNUITY IS/1/:                     THEN THE ANNUAL PAYMENT AMOUNT WOULD BE:
--------------------------------------------------------------------------------------------
A single life annuity                              $7,764.13
--------------------------------------------------------------------------------------------
A single life annuity with a maximum               $6,406.96
10-year period certain
--------------------------------------------------------------------------------------------
A joint life annuity                               $5,675.19
--------------------------------------------------------------------------------------------
A joint life annuity with a maximum                $5,561.69
10-year period certain
--------------------------------------------------------------------------------------------

(1)These are the only annuity payout options available under the GMIB. Not all annuity payout options are available in all contract series.

In the alternative, the contract owner may elect to receive the Guaranteed Benefit Lump Sum Payment. The Guaranteed Benefit Lump Sum Payment would be equal to the following:

----------------------------------------------------------------------------------------
 IF THE PERCENTAGE OF                              THEN THE GUARANTEED BENEFIT LUMP SUM
 COMPUTED CONTRACT RESERVE IS:                     PAYMENT AMOUNT WOULD BE:
----------------------------------------------------------------------------------------
50%                                                $35,397.46
----------------------------------------------------------------------------------------
60%                                                $42,476.95
----------------------------------------------------------------------------------------
70%                                                $49,556.45
----------------------------------------------------------------------------------------
80%                                                $56,635.94
----------------------------------------------------------------------------------------
90%                                                $63,715.43
----------------------------------------------------------------------------------------

EXAMPLE 2*. GWBL -- WITH NO GUARANTEED MINIMUM OR ENHANCED DEATH BENEFIT

Assume the contract owner is a 75 year old male who elected the GWBL at contract issue. Also assume the contract has no guaranteed minimum or enhanced death benefit. Further assume the GWBL benefit base is $100,000 and the account value fell to zero, either due to a withdrawal that was not an Excess withdrawal or due to a deduction of charges. The contract owner would receive one the following:

-------------------------------------------------------------------------------------------------------
                                                   THEN THE GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA)
 IF THE APPLICABLE PERCENTAGE IS:                  WOULD BE:
-------------------------------------------------------------------------------------------------------
4.0%                                               $4,000.00
-------------------------------------------------------------------------------------------------------
5.0%                                               $5,000.00
-------------------------------------------------------------------------------------------------------
6.0%                                               $6,000.00
-------------------------------------------------------------------------------------------------------

In the alternative, the contract owner may elect to receive the Guaranteed Benefit Lump Sum Payment. The Guaranteed Benefit Lump Sum Payment would be equal to the following:

--------------------------------------------------------------------------------------------------------
                       AND THE GAWA IS $4,000:     AND THE GAWA IS $5,000:     AND THE GAWA IS $6,000:
IF THE PERCENTAGE OF THEN THE GUARANTEED BENEFIT THEN THE GUARANTEED BENEFIT THEN THE GUARANTEED BENEFIT
 COMPUTED CONTRACT     LUMP SUM PAYMENT AMOUNT     LUMP SUM PAYMENT AMOUNT     LUMP SUM PAYMENT AMOUNT
    RESERVE IS:               WOULD BE:                   WOULD BE:                   WOULD BE:
--------------------------------------------------------------------------------------------------------
        50%                  $19,025.75                  $23,782.19                  $28,538.63
--------------------------------------------------------------------------------------------------------
        60%                  $22,830.90                  $28,538.63                  $34,246.36
--------------------------------------------------------------------------------------------------------
        70%                  $26,636.05                  $33,295.07                  $39,954.08
--------------------------------------------------------------------------------------------------------
        80%                  $30,441.20                  $38,051.51                  $45,661.81
--------------------------------------------------------------------------------------------------------
        90%                  $34,246.36                  $42,807.94                  $51,369.53
--------------------------------------------------------------------------------------------------------

                                     XI-1

     APPENDIX XI: GUARANTEED BENEFIT LUMP SUM PAYMENT OPTION HYPOTHETICAL
                                 ILLUSTRATIONS

EXAMPLE 3*. GWBL -- WITH A GUARANTEED MINIMUM OR ENHANCED DEATH BENEFIT

Assume the same facts in Example 2 above; except that the contract includes a $100,000 guaranteed minimum or enhanced death benefit at the time the account value fell to zero.

--------------------------------------------------------------------------------------------------------
                                                   THEN THE GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA)
 IF THE APPLICABLE PERCENTAGE IS:                  WOULD BE:
--------------------------------------------------------------------------------------------------------
4.0%                                               $4,000.00
--------------------------------------------------------------------------------------------------------
5.0%                                               $5,000.00
--------------------------------------------------------------------------------------------------------
6.0%                                               $6,000.00
--------------------------------------------------------------------------------------------------------

In the alternative, the contract owner may elect to receive the Guaranteed Benefit Lump Sum Payment. The Guaranteed Benefit Lump Sum Payment would be equal to the following:

--------------------------------------------------------------------------------------------------------
                       AND THE GAWA IS $4,000:     AND THE GAWA IS $5,000:     AND THE GAWA IS $6,000:
IF THE PERCENTAGE OF THEN THE GUARANTEED BENEFIT THEN THE GUARANTEED BENEFIT THEN THE GUARANTEED BENEFIT
 COMPUTED CONTRACT     LUMP SUM PAYMENT AMOUNT     LUMP SUM PAYMENT AMOUNT     LUMP SUM PAYMENT AMOUNT
    RESERVE IS:               WOULD BE:                   WOULD BE:                   WOULD BE:
--------------------------------------------------------------------------------------------------------
        50%                  $31,602.39                  $35,561.38                  $39,341.92
--------------------------------------------------------------------------------------------------------
        60%                  $37,922.87                  $42,673.65                  $47,210.30
--------------------------------------------------------------------------------------------------------
        70%                  $44,243.34                  $49,785.93                  $55,078.69
--------------------------------------------------------------------------------------------------------
        80%                  $50,563.82                  $56,898.20                  $62,947.07
--------------------------------------------------------------------------------------------------------
        90%                  $56,884.30                  $64,010.48                  $70,815.46
--------------------------------------------------------------------------------------------------------

* These examples are hypothetical and are the result of a significant number of actuarial calculations using multiple market scenarios and many years of future projections. Examples 2 and 3 do not reflect GAWA payments made on a joint life basis. GAWA Payments made on a joint life basis would be lower. In addition, Examples 2 and 3 do not reflect reductions for any annual payments under a Customized payment plan or Maximum payment plan made since the account value fell to zero. The results are for illustrative purposes and are not intended to represent your particular situation. Your guaranteed annual payments or Guaranteed Benefit Lump Sum Payment amount may be higher or lower than the amounts shown.

                                     XI-2

     APPENDIX XI: GUARANTEED BENEFIT LUMP SUM PAYMENT OPTION HYPOTHETICAL
                                 ILLUSTRATIONS

Appendix XII: New Guaranteed Withdrawal Benefit for Life

--------------------------------------------------------------------------------

The information in this appendix is only applicable to contract holders who received and accepted an offer (the Conversion option) to convert their Guaranteed minimum income benefit into a guaranteed withdrawal benefit for life (New GWBL).

When you elected the Conversion option, we converted your Guaranteed minimum income benefit (the GMIB) into the New GWBL in return for terminating your GMIB and Guaranteed minimum death benefit (the GMDB) and accepting a modified death benefit (the Modified DB). The New GWBL and Modified DB are described below.

NEW GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

The New GWBL guarantees that you can take withdrawals up to a maximum amount per year (your "GUARANTEED ANNUAL WITHDRAWAL AMOUNT") without reducing your New GWBL benefit base. The New GWBL is currently only available to those owners who were eligible for and elected the Guaranteed Minimum Income Benefit to Guaranteed Withdrawal Benefit for Life Conversion Option. You may take withdrawals by electing one of our automated payment plans or by taking partial withdrawals. All withdrawals reduce your account value and may reduce your Modified DB. The restrictions on your choice of variable investment options due to your previous election of the GMIB will continue to apply after you convert to the New GWBL.

PLEASE NOTE:

..   If you plan to take withdrawals in excess of your Guaranteed annual withdrawal amount, those withdrawals may significantly reduce or eliminate the value of the benefit (see "EFFECT OF NEW GWBL EXCESS WITHDRAWALS" below).

..   If you are using your contract to fund a charitable remainder trust, you will have to take certain distribution amounts. Those distributions may adversely impact the benefit.

For traditional IRA contracts, you may take your lifetime required minimum distributions ("RMDs") without losing the value of the New GWBL benefit, provided you comply with the conditions described under "LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS" in "Effect of New GWBL Excess withdrawals" below, including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.

NEW GWBL BENEFIT BASE

Your initial "New GWBL benefit base" is determined as of the Effective Date and will be equal to your GMIB benefit base as of that date.

If you decide to defer taking withdrawals, your New GWBL benefit base will roll up daily (the "GWBL ROLL-UP") at the same annual Roll-Up rate that applied to your GMIB benefit base prior to the Effective Date, until the earlier of the date of your first withdrawal or the contract date anniversary following the owner (or annuitant, depending on your contract) reaching age 85. Once you take your first withdrawal or beginning on the contract date anniversary following age 85, your New GWBL benefit base will no longer roll up.

Your New GWBL benefit base is not reduced by withdrawals, except those withdrawals that cause total withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount ("NEW GWBL EXCESS WITHDRAWAL"). See "EFFECT OF NEW GWBL EXCESS WITHDRAWALS" below.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT

Your initial Guaranteed annual withdrawal amount is equal to a percentage (the "NEW GWBL WITHDRAWAL PERCENTAGE") of your GMIB benefit base on the contract date anniversary prior to your acceptance of the conversion option.

Any withdrawals taken during the contract year in which you convert to the New GWBL but prior to the date your conversion option election becomes effective will count towards your initial Guaranteed annual withdrawal amount. This means that if the sum of those withdrawals exceeds your initial Guaranteed annual withdrawal amount, any withdrawals you take prior to your next contract date anniversary will be New GWBL Excess withdrawals.

In each subsequent contract year, your Guaranteed annual withdrawal amount is recalculated on your contract date anniversary, and is equal to the New GWBL withdrawal percentage of your New GWBL benefit base on that date.

The New GWBL withdrawal percentage that will apply to your contract will be two percentage points higher than the annual Roll-Up rate we currently apply to your GMIB benefit base. If your GMIB annual Roll-Up rate is 6.0%, your New GWBL withdrawal percentage will be 8.0%.

Beginning with the contract year following the year in which you elect the conversion option, the Guaranteed annual withdrawal amount is guaranteed never to decrease for each year in which your account value does not fall to zero and there are no New GWBL Excess withdrawals. We will

                                     XII-1

           APPENDIX XII: NEW GUARANTEED WITHDRAWAL BENEFIT FOR LIFE also recalculate your Guaranteed annual withdrawal amount as of the date of any New GWBL Excess withdrawal, as described in "EFFECT OF NEW GWBL EXCESS WITHDRAWALS" below.

Your Guaranteed annual withdrawals are not cumulative from year to year. If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year. The minimum withdrawal amount is generally $300.

Withdrawals will be taken pro rata from your investment options. See "HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE" in the "Accessing your money" section for more information.

The withdrawal charge, if applicable under your contract, is waived upon conversion to the New GWBL for all withdrawals going forward.

GWBL ROLL-UP

By electing the New GWBL, you are eligible for the GWBL Roll-Up, whereby we will increase your benefit base by a percentage of your benefit base that is equal to the annual GMIB Roll-Up rate that applied to your GMIB. (Investment options that rolled up at 3.0% for purposes of calculating your GMIB benefit base will continue to do so for purposes of calculating your New GWBL benefit base.) The GWBL Roll-Up is calculated and added to your New GWBL benefit base each day until you make a withdrawal from your contract. Once you make a withdrawal, the GWBL Roll-Up will no longer apply. The GWBL Roll-Up will also no longer apply after the contract date anniversary following your 85th birthday, even if you have never taken a withdrawal.

EFFECT OF NEW GWBL EXCESS WITHDRAWALS

A New GWBL Excess withdrawal is caused when you withdraw more than your Guaranteed annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, the portion of that withdrawal that exceeds the Guaranteed annual withdrawal amount and the entire amount of each subsequent withdrawal in that contract year are considered New GWBL Excess withdrawals.

A New GWBL Excess withdrawal can cause a significant reduction in both your New GWBL benefit base and your Guaranteed annual withdrawal amount. If you make a New GWBL Excess withdrawal, we will recalculate your New GWBL benefit base and the Guaranteed annual withdrawal amount, as follows:

..   The New GWBL benefit base is reduced pro rata by the portion of withdrawal that exceeds the Guaranteed annual withdrawal amount as of the date of the New GWBL Excess withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce the benefit base by the same percentage (as shown in the example below).

..   On your next contract date anniversary, your Guaranteed annual withdrawal amount is recalculated to equal the New GWBL withdrawal percentage multiplied by the recalculated New GWBL benefit base.

Please note that withdrawals in excess of your Guaranteed annual withdrawal amount may significantly reduce or eliminate the value of the New GWBL. If your account value is less than your New GWBL benefit base (due, for example, to negative market performance), a New GWBL Excess withdrawal, even one that is only slightly more than your Guaranteed annual withdrawal amount, can significantly reduce your New GWBL benefit base and the Guaranteed annual withdrawal amount.

EXAMPLE: Assume your New GWBL benefit base is $100,000, your New GWBL withdrawal percentage is 8.0% and your account value is $80,000 when you decide to begin taking withdrawals at age 65. Your Guaranteed annual withdrawal amount is equal to $8,000 (8.0% of $100,000). If you take an initial withdrawal of $12,000:

..   $8,000 of this withdrawal represents your Guaranteed annual withdrawal amount.

..   $4,000 of this withdrawal is a New GWBL Excess withdrawal, which is equal to 5.0% of your account value of $80,000 immediately prior to the withdrawal. Your New GWBL benefit base is immediately reduced by $5,000 ($100,000 x 5.0%) to $95,000. In addition, your Guaranteed annual withdrawal amount beginning in the next contract year is reduced to $7,600 (8.0% x $95,000), instead of the original $8,000.

You should note that a New GWBL Excess withdrawal that reduces your account value to zero terminates the contract, including all benefits, without value. See "EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO" later in this section.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS. In general, if you participate in our Automatic RMD service, an automatic withdrawal under that program will not cause a New GWBL Excess withdrawal, even if it exceeds your Guaranteed annual withdrawal amount.

If you elect either the Maximum payment plan or the Customized payment plan AND our Automatic RMD service, we will make an extra payment, if necessary, on each December 1st that will equal your lifetime required minimum distribution less all payments made through November 30th and any scheduled December payment. The combined automatic plan payments and lifetime required minimum distribution payment will not be treated as New GWBL Excess withdrawals, if applicable. However, if you take any partial withdrawals in addition to your lifetime required minimum distribution and automatic payment plan payments, your applicable automatic payment plan will be terminated. Also, the partial withdrawal may cause an New GWBL Excess withdrawal. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary. Further, your New GWBL benefit base and Guaranteed annual withdrawal amount may be reduced as described above.

                                     XII-2

           APPENDIX XII: NEW GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

If you elect our Automatic RMD service and elect to take your Guaranteed annual withdrawal amount in partial withdrawals without electing one of our available automatic payment plans, we will make a payment, if necessary, on each December 1st that will equal your required minimum distribution less all withdrawals made through November 30/th/. If prior to December 1/st/ you make a partial withdrawal that exceeds your Guaranteed annual withdrawal amount, but not your RMD amount, that partial withdrawal will be treated as a New GWBL Excess withdrawal, as well as any subsequent partial withdrawals made during the same contract year. However, if by December 1/st/ your withdrawals have not exceeded your RMD amount, the RMD payment we make to you will not be treated as a New GWBL Excess withdrawal.

EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO

If your account value falls to zero due to a New GWBL Excess withdrawal, we will terminate your contract and you will receive no further payments or benefits. IF A NEW GWBL EXCESS WITHDRAWAL RESULTS IN A WITHDRAWAL THAT EQUALS MORE THAN 90% OF YOUR CASH VALUE OR REDUCES YOUR CASH VALUE TO LESS THAN $500, WE WILL TREAT YOUR REQUEST AS A SURRENDER OF YOUR CONTRACT EVEN IF YOUR GWBL BENEFIT BASE IS GREATER THAN ZERO, AND YOU WILL RECEIVE NO FURTHER PAYMENTS OR BENEFITS.

If your account value falls to zero, either due to a withdrawal or surrender that is not a New GWBL Excess withdrawal, your contract will terminate and you will be issued and receive annual payments under a supplementary life annuity contract, beginning on your next contract date anniversary. The amount of these payments will be based on your (or the younger spouse's, if applicable) age on the date the account value fell to zero, your New GWBL benefit base and the applicable annuity purchase factor. The annuity purchase factors are specified in your New GWBL contract endorsement, and are lower than the New GWBL percentage used for calculating your Guaranteed annual withdrawal amount.

Your supplementary life annuity contract will be automatically established as a Single life benefit contract. You can convert to a Joint life benefit contract by contacting us and adding a joint owner to the supplementary life annuity contract in writing any time before the later of the first payment is made or 30 days after the account value reached zero.

When the supplementary life annuity contract is issued, the owner of record under this contract will be the owner under the supplementary life annuity contract. The owner will also become the annuitant under the supplementary life annuity contract. Any joint owner under this contract will become the joint annuitant under the supplementary life annuity contract. If this contract is owned by a non-natural owner, the annuitant and joint annuitant, if applicable, generally remain the same under the supplementary life annuity contract.

If you were taking withdrawals through a "Maximum payment plan" or "Customized payment plan", your payment frequency will remain unchanged using the new payment amount. Any remaining balance of your new annual payment amount for the current contract year will be paid in a lump sum, and then your new payments will continue at the same frequency on your next contract date anniversary. If you were taking unscheduled partial withdrawals, we will pay any remaining balance of your new annual payment amount for the current contract year in a lump sum, and then continue your new payments on your next contract date anniversary.

At our discretion, we may make the Lump Sum Payment Option available to you if your account value falls to zero for any reason other than a New GWBL Excess withdrawal. If we make this option available to you, we will notify you and the lump sum will be paid only if you elect that option. See "GUARANTEED BENEFIT LUMP SUM PAYMENT OPTION" in the "Contract features and benefits" section for more information.

ANNUITIZATION AND MATURITY DATE

If you decide to annuitize your contract prior to your account value going to zero, we will apply the higher of (i) the current annuity purchase factors or
(ii) the guaranteed annuity purchase factors specified in your contract to your account value to determine your periodic payments.

Your contract has a maturity date, which is the contract date anniversary following your 95th birthday (or 90th birthday if you purchased your contract in New York). If your account value is greater than zero on the maturity date, your contract will terminate and a supplementary life annuity contract will be issued and your annual lifetime payments will begin on your next contract date anniversary and will continue until your death or your surviving spouse's death, if applicable. The amount of these payments will be based your New GWBL benefit base on the maturity date and the applicable annuity purchase factor specified in your New GWBL contract endorsement (which is lower than the New GWBL percentage used for calculating your Guaranteed annual withdrawal amount) or the current annuity purchase factor, whichever is higher.

NEW GUARANTEED WITHDRAWAL BENEFIT FOR LIFE CHARGE

We deduct a charge for New GWBL benefit annually as a percentage of your New GWBL benefit base on each contract date anniversary. The charge is established on the Effective Date and is equal to the GMIB charge on the Effective Date applied to your New GWBL benefit base. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option on a pro rata basis.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

OTHER IMPORTANT CONSIDERATIONS

..   This benefit is not appropriate if you do not intend to take withdrawals prior to annuitization.

..   Withdrawals are not considered as annuity payments for tax purposes, and may be subject to an additional 10% Federal income tax penalty if they are taken before age 59 1/2 unless you qualify for an exception. See in the "TAX INFORMATION" section for more information.

..   All withdrawals reduce your account value and may reduce your Modified DB.
    See "MODIFIED DEATH BENEFIT" below for more information.

                                     XII-3

           APPENDIX XII: NEW GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

..   The New GWBL benefit terminates if the contract is continued under the beneficiary continuation option. See "BENEFIT CONTINUATION OPTION" in the "Payment of death benefit" section.

..   If you elect the New GWBL on a Joint life basis and subsequently get divorced, your divorce will not automatically terminate the contract. For both Joint life and Single life contracts, it is possible that the terms of your divorce decree could significantly reduce or completely eliminate the value of this benefit. Any withdrawal made for the purpose of creating another contract for your ex-spouse will reduce the benefit base(s) as described in "EFFECT OF NEW GWBL EXCESS WITHDRAWALS" above, even if pursuant to a divorce decree.

MODIFIED DEATH BENEFIT

If you convert your GMIB, your GMDB will no longer be in effect and will be replaced by the "Modified DB". The value of your GMDB benefit base on the Effective Date will become your Modified DB benefit base. The Modified DB benefit base will not increase, even if you defer taking withdrawals under the New GWBL, and will be reduced as follows:

..   If you had a "Greater of" GMDB, until age 85 your Modified DB benefit base
    (i) will not be reduced by withdrawals you make up to the amount of your Guaranteed annual withdrawal amount; and (ii) will be reduced on a pro rata basis by the amount of any New GWBL Excess withdrawal. Beginning in the contract year in which you turn 85, your Modified DB benefit base will be reduced (i) on a dollar-for-dollar basis by withdrawals you make up to the amount of your Guaranteed annual withdrawal amount; and (ii) on a pro rata basis by the amount of any New GWBL Excess withdrawal.

   "Reduction on a pro rata basis" means that we calculate the percentage of your account value that is being withdrawn in excess of your Guaranteed annual withdrawal amount, and we reduce your Modified DB benefit base by that percentage. For example, assume your account value is $60,000, your Modified DB benefit base is $100,000 and your Guaranteed annual withdrawal amount is $8,000. If you withdraw $11,000, the $3,000 excess portion of that withdrawal represents 5.0% of your account value and will reduce your Modified DB benefit base benefit by 5.0%, or $5,000, to $95,000.

..   If you had the Standard or Annual Ratchet to age 85 death benefit, your death benefit will be reduced on a pro rata basis by any withdrawals you make.

The death benefit is equal to: (i) your account value (without adjustment for any otherwise applicable market value adjustment but adjusted for any pro rata optional benefit charges) as of the date we receive satisfactory proof of death, any required instructions for method of payment, information and forms necessary to effect payment, or (ii) the Modified DB benefit base amount on the date of the owner's death (adjusted for any subsequent withdrawals), whichever provides a higher amount.

MODIFIED DB CHARGE

The percentage charge you will pay for the Modified DB is as follows:

..   If you previously had the "Greater of" 6% (or 4%, if applicable) Roll-Up to age 85 GMDB for which you paid a charge of 0.80%, you will pay a reduced annual charge of 0.55% for the Modified DB beginning on your next contract date anniversary.

..   If you previously had the "Greater of" 6% (or 4%, if applicable) Roll-Up to age 85 GMDB for which you paid a charge of 0.65%, you will pay a reduced annual charge of 0.40% for the Modified DB beginning on your next contract date anniversary.

..   If you previously had the "Greater of" 6% (or 4%, if applicable) Roll-Up to age 85 GMDB for which you paid a charge of 0.60%, you will pay a reduced annual charge of 0.35% for the Modified DB beginning on your next contract date anniversary.

..   If you previously had the Annual Ratchet to age 85 death benefit, you will continue to pay the same annual charge of 0.25% for the Modified DB.

..   If you previously had the Standard death benefit (for which there is no charge), there is no annual charge for the Modified DB.

NEW GWBL AND MODIFIED DEATH BENEFIT TERMINATION

The New GWBL and Modified DB will automatically terminate if: (i) a New GWBL Excess withdrawal reduces your account value to zero, (ii) the contract is continued under the beneficiary continuation option, if applicable, (iii) all amounts under the contract are applied to an annuity benefit, (iv) except as provided below, you change the owner of the contract, (v) you make an assignment of the contract, (vi) termination is required by an endorsement to your contract, or (vii) the contract terminates for any other reason. The New GWBL and Modified DB will not terminate if either of the following occurs:

..   If the contract is owned by a non-natural owner and the owner is changed to an individual, the New GWBL and Modified DB will not terminate and the contract's benefits will continue to be determined by the annuitant, or joint annuitant, as applicable, at the time of ownership change.

..   If the contract is owned by an individual, and the owner is changed to a trust and the beneficial owner(s) remains the former owner or his or her family members, the New GWBL and Modified DB will not terminate and the contract's benefits continue to be determined by the original owner.

                                     XII-4

           APPENDIX XII: NEW GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                  PAGE

Who is AXA Equitable?                              2

Unit Values                                        2

Custodian                                          2

Independent Registered Public Accounting Firm      2

Distribution of the Contracts                      2

Financial Statements                               2

Condensed Financial Information                Appendix I


HOW TO OBTAIN AN ACCUMULATOR(R) SERIES STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547


----------------------------------------------------------------------------------
Please send me an Accumulator(R) Series SAI for SEPARATE ACCOUNT NO. 49
dated May 1, 2019.
----------------------------------------------------------------------------------
Name
----------------------------------------------------------------------------------
Address
----------------------------------------------------------------------------------
City                                                                   State  Zip



                               Accumulator '02/'04, '06/'06.5, '07/'07.5, 8.0/8.2/8.3, 9.0
                                                                                       All
                                                                                   #646204

                                               FILED PURSUANT TO RULE 424(B)(3)
                                                    REGISTRATION NO. 333-216770

The Accumulator(R) Series

A combination variable and fixed deferred annuity contract

PROSPECTUS DATED MAY 1, 2019

PLEASE READ AND KEEP THIS PROSPECTUS FOR FUTURE REFERENCE. IT CONTAINS IMPORTANT INFORMATION THAT YOU SHOULD KNOW BEFORE TAKING ANY ACTION UNDER YOUR CONTRACT. THIS PROSPECTUS SUPERSEDES ALL PRIOR PROSPECTUSES AND SUPPLEMENTS. YOU SHOULD READ THE PROSPECTUSES FOR EACH TRUST, WHICH CONTAIN IMPORTANT INFORMATION ABOUT THE PORTFOLIOS.

--------------------------------------------------------------------------------

WHAT IS THE ACCUMULATOR(R) SERIES?

The Accumulator(R) Series are deferred annuity contracts issued by AXA EQUITABLE LIFE INSURANCE COMPANY. The series consists of Accumulator(R), Accumulator(R) Plus/SM/, Accumulator(R) Elite/SM/, and Accumulator(R) Select/SM/. The contracts provide for the accumulation of retirement savings and for income. The contracts offer income and death benefit protection as well. They also offer a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options or the account for special dollar cost averaging* ("investment options").

This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the contract are changed after the date of this Prospectus in accordance with the contract, those changes will be described in a supplement to this Prospectus. You should carefully read this Prospectus in conjunction with any applicable supplements. The contract should also be read carefully.

WITH LIMITED EXCEPTIONS, WE NO LONGER ACCEPT CONTRIBUTIONS TO THE CONTRACTS. WE CURRENTLY CONTINUE TO ACCEPT CONTRIBUTIONS TO: (I) QP CONTRACTS; AND (II) ALL CONTRACTS, EXCEPT TSA CONTRACTS, ISSUED IN THE STATE OF MARYLAND. REFERENCES TO CONTRIBUTIONS IN THIS PROSPECTUS ARE FOR THE BENEFIT OF CONTRACT OWNERS CURRENTLY ELIGIBLE TO CONTINUE MAKING CONTRIBUTIONS TO THE CONTRACTS.

Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VIII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not have been available at the time you purchased the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any contribution from you at any time, including after you purchase the contract.

VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
.. 1290 VT GAMCO Mergers & Acquisitions
.. 1290 VT GAMCO Small Company Value
.. 1290 VT Socially Responsible
.. EQ/400 Managed Volatility/(1)/
.. EQ/2000 Managed Volatility/(1)/
.. EQ/AB Short Duration Government Bond/(1)/
.. EQ/AB Small Cap Growth/(1)/
.. EQ/Aggressive Allocation/(1)/
.. EQ/ClearBridge Select Equity Managed Volatility
.. EQ/Common Stock Index
.. EQ/Conservative Allocation/(1)/
.. EQ/Conservative-Plus Allocation/(1)/
.. EQ/Core Bond Index
.. EQ/Equity 500 Index
.. EQ/Franklin Balanced Managed Volatility/(1)/
.. EQ/Franklin Small Cap Value Managed Volatility/(1)/
.. EQ/Franklin Templeton Allocation Managed Volatility/(1)/
.. EQ/Global Equity Managed Volatility/(1)/
.. EQ/Intermediate Government Bond
.. EQ/International Core Managed Volatility/(1)/
.. EQ/International Equity Index
.. EQ/International Value Managed Volatility/(1)/
--------------------------------------------------------------------------------
-------------
* The account for special dollar cost averaging is only available with Accumulator(R) and Accumulator(R) Elite/SM/ contracts.

.. EQ/Janus Enterprise/(1)/
.. EQ/Large Cap Core Managed Volatility/(1)/
.. EQ/Large Cap Growth Index
.. EQ/Large Cap Growth Managed Volatility/(1)/
.. EQ/Large Cap Value Index
.. EQ/Large Cap Value Managed Volatility/(1)/
.. EQ/Mid Cap Index
.. EQ/Mid Cap Value Managed Volatility/(1)/
.. EQ/Moderate Allocation/(1)/
.. EQ/Moderate-Plus Allocation/(1)/
.. EQ/Money Market
.. EQ/Quality Bond Plus
.. EQ/Small Company Index
.. EQ/Templeton Global Equity Managed Volatility/(1)/
.. Multimanager Technology
--------------------------------------------------------------------------------
(1)This is the variable investment option's new name. Please see "Portfolios of the Trusts" later in this prospectus for the variable investment option's former name which may continue to be used in certain documents for a period of time after the date of this prospectus.

You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities Portfolio ("Portfolio") of AXA Premier VIP Trust or EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.

You may also allocate amounts to the guaranteed interest option and the fixed maturity option, and the account for special dollar cost averaging, which are discussed later in this Prospectus.

TYPES OF CONTRACTS.  Contracts were offered for use as:

..   A nonqualified annuity ("NQ") for after-tax contributions only.

..   An individual retirement annuity ("IRA"), either traditional IRA ("Rollover
    IRA" or "Flexible Premium IRA") or Roth IRA ("Roth Conversion IRA" or "Flexible Premium Roth IRA" ).

..   Traditional and Roth inherited IRA beneficiary continuation contract
    ("Inherited IRA") (direct transfer contributions only).

..   An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).

..   An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") --
    ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required). We no longer accept contributions to TSA contracts.

Not all types of contracts are available with each version of the Accumulator(R) Series contracts. See "Rules regarding contributions to your contract" in Appendix XI for more information.

THE SECURITIES AND EXCHANGE COMMISSION ("SEC") HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                                    '02/'04 All
                                                                        #646041

Registration statements relating to this offering have been filed with the SEC. The statement of additional information ("SAI") dated May 1, 2019, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.


THE CONTRACT IS NO LONGER AVAILABLE FOR NEW PURCHASERS. These versions of the Accumulator(R) series contracts are no longer being sold. This Prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix IX later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.


ELECTRONIC DELIVERY OF SHAREHOLDER REPORTS (PURSUANT TO RULE 30E-3). Beginning on January 1, 2021, as permitted by regulations adopted by the SEC, paper copies of the shareholder reports for portfolio companies available under your contract will no longer be sent by mail, unless you specifically request paper copies of the reports from the Company or from your financial intermediary. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications electronically from the Company or your financial intermediary by calling 1-800-789-7771.

You may elect to receive all future reports in paper free of charge. You can inform the Company or your financial intermediary that you wish to continue receiving paper copies of your shareholder reports by calling 1-877-522-5035 or by sending an email request to EquitableFunds@dfinsolutions.com. Your election to receive reports in paper will apply to all portfolio companies available under your contract.

Contents of this Prospectus

--------------------------------------------------------------------------------



             ------------------------------------------------------
             NOT ALL OF THE FEATURES LISTED ARE AVAILABLE UNDER
             ALL CONTRACTS OR IN ALL STATES.
             ------------------------------------------------------

             Index of key words and phrases                      5
             Who is AXA Equitable?                               7
             How to reach us                                     8
             The Accumulator(R) Series at a glance -- key
               features                                         10

             ------------------------------------------------------
             FEE TABLE                                          13
             ------------------------------------------------------

             Example                                            15
             Condensed financial Information                    16

             ------------------------------------------------------
             1. CONTRACT FEATURES AND BENEFITS                  17
             ------------------------------------------------------
             How you can contribute to your contract            17
             Owner and annuitant requirements                   17
             How you can make your contributions                17
             What are your investment options under the
               contract?                                        18
             Portfolios of the Trusts                           19
             Allocating your contributions                      26
             Credits (for Accumulator(R) Plus/SM/ contracts
               only)                                            30
             Guaranteed minimum death benefit and Guaranteed
               minimum income benefit base                      31
             Annuity purchase factors                           33
             Guaranteed minimum income benefit option           33
             Guaranteed minimum death benefit                   36
             Principal Protector/SM/                            38
             Guaranteed benefit offers                          41
             Guaranteed benefit lump sum payment option         41
             Inherited IRA beneficiary continuation contract
               (for Accumulator(R), Accumulator(R) Elite/SM/,
               and Select/SM/ contracts only)                   42
             Your right to cancel within a certain number of
               days                                             43

             ------------------------------------------------------
             2. DETERMINING YOUR CONTRACT'S VALUE               44
             ------------------------------------------------------
             Your account value and cash value                  44
             Your contract's value in the variable investment
               options                                          44
             Your contract's value in the guaranteed interest
               option                                           44
             Your contract's value in the fixed maturity
               options                                          44
             Your contract's value in the account for special
               dollar cost averaging (for Accumulator(R) and
               Accumulator(R) Elite/SM/ contracts only)         44
             Effect of your account value falling to zero       44
             Termination of your contract                       45


-------------

"We," "our," "us" and the "Company" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                          CONTENTS OF THIS PROSPECTUS

             ------------------------------------------------------
             3. TRANSFERRING YOUR MONEY AMONG INVESTMENT
               OPTIONS                                          46
             ------------------------------------------------------
             Transferring your account value                    46
             Our administrative procedures for calculating
               your Roll-Up benefit base following a transfer   46
             Disruptive transfer activity                       47
             Rebalancing your account value                     48

             ------------------------------------------------------
             4. ACCESSING YOUR MONEY                            49
             ------------------------------------------------------
             Withdrawing your account value                     49
             How withdrawals are taken from your account value 52 How withdrawals (and transfers out of the Special
               10 year fixed maturity option) affect your
               Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal
               benefit option 2                                 52
             How withdrawals affect Principal Protector/SM/     53
             Withdrawals treated as surrenders                  53
             Loans under Rollover TSA contracts                 54
             Surrendering your contract to receive its cash
               value                                            54
             When to expect payments                            55
             Signature guarantee                                55
             Your annuity payout options                        55

             ------------------------------------------------------
             5. CHARGES AND EXPENSES                            57
             ------------------------------------------------------
             Charges that AXA Equitable deducts                 57
             Charges that the Trusts deduct                     62
             Group or sponsored arrangements                    62
             Other distribution arrangements                    62

             ------------------------------------------------------
             6. PAYMENT OF DEATH BENEFIT                        63
             ------------------------------------------------------
             Your beneficiary and payment of benefit            63
             How death benefit payment is made                  64
             Beneficiary continuation option                    66

             ------------------------------------------------------
             7. TAX INFORMATION                                 70
             ------------------------------------------------------
             Overview                                           70
             Contracts that fund a retirement arrangement       70
             Transfers among investment options                 70
             Taxation of nonqualified annuities                 70
             Individual retirement arrangements (IRAs)          72
             Traditional individual retirement annuities
               (traditional IRAs)                               73
             Roth individual retirement annuities (Roth IRAs)   78
             Tax withholding and information reporting          80
             Special rules for contracts funding qualified
               plans                                            81
             Impact of taxes to AXA Equitable                   81

             ------------------------------------------------------
             8. MORE INFORMATION                                82
             ------------------------------------------------------
             About Separate Account No. 49                      82
             About the Trusts                                   82
             About our fixed maturity options                   82
             About the general account                          83


             About other methods of payment                     84
             Dates and prices at which contract events occur    84
             About your voting rights                           85
             Cybersecurity                                      85
             Statutory compliance                               86
             About legal proceedings                            86
             Financial statements                               86
             Transfers of ownership, collateral assignments,
               loans and borrowing                              86
             How divorce may affect your guaranteed benefits    86
             Distribution of the contracts                      87

             ------------------------------------------------------
             9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE 90
             ------------------------------------------------------

             ------------------------------------------------------
             APPENDICES
             ------------------------------------------------------

             I  --  Condensed financial information               I-1
            II  --  Purchase considerations for QP contracts     II-1
           III  --  Market value adjustment example             III-1
            IV  --  Enhanced death benefit example               IV-1
             V  --  Hypothetical Illustrations                    V-1
            VI  --  Guaranteed principal benefit example         VI-1
           VII  --  Protection Plus/SM/ example                 VII-1
          VIII  --  State contract availability and/or
                      variations of certain features and
                      benefits                                 VIII-1
            IX  --  Contract Variations                          IX-1
             X  --  Tax-sheltered annuity contracts (TSAs)        X-1
            XI  --  Rules regarding contributions to your
                      contract                                   XI-1
           XII  --  Guaranteed benefit lump sum payment
                      option hypothetical Illustration          XII-1
          XIII  --  New Guaranteed withdrawal Benefit for Life XIII-1

          ------------------------------------------------------------
          STATEMENT OF ADDITIONAL INFORMATION
            Table of contents
          ------------------------------------------------------------

                          CONTENTS OF THIS PROSPECTUS

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.


                                                                   PAGE

      6% Roll-Up to age 85 enhanced death benefit                     31
      12 month dollar cost averaging                                  29
      account for special dollar cost averaging                       26
      account value                                                   44
      administrative charge                                           57
      annual administrative charge                                    58
      Annual Ratchet to age 85 enhanced death benefit              31,32
      annuitant                                                       17
      annuitization                                                   55
      annuity maturity date                                           56
      annuity payout options                                          55
      annuity purchase factors                                        33
      automatic investment program                                    84
      beneficiary                                                     63
      Beneficiary continuation option ("BCO")                         66
      benefit base                                                    31
      business day                                                    84
      cash value                                                      44
      charges for state premium and other applicable taxes            61
      contract date                                                   18
      contract date anniversary                                       18
      contract year                                                   18
      Contributions to Roth IRAs                                      78
         regular contributions                                        78
         rollovers and transfers                                      78
         conversion contributions                                     79
      contributions to traditional IRAs                               73
         regular contributions                                        73
         rollovers and direct transfers                               74
      credit                                                          30
      disability, terminal illness or confinement to nursing home     59
      disruptive transfer activity                                    47
      distribution charge                                             58
      ERISA                                                           62
      Fixed-dollar option                                             29
      fixed maturity options                                          25
      free look                                                       43
      free withdrawal amount                                          59
      general account                                                 83
      General dollar cost averaging                                   29
      guaranteed interest option                                      25
      Guaranteed minimum death benefit                                36
      Guaranteed minimum death benefit and Guaranteed
        minimum income benefit base                                   31
      Guaranteed minimum death benefit charge                         59
      Guaranteed minimum death benefit/guaranteed minimum
        income benefit roll-up benefit base reset option              32
      Guaranteed minimum income benefit                               33
      Guaranteed minimum income benefit "no lapse guarantee"          34
      Guaranteed minimum income benefit charge                        33


                                                               PAGE

           Guaranteed principal benefits                          27
           Inherited IRA                                       1, 42
           IRA                                                 1, 72
           IRS                                                    70
           Investment options                                      1
           Investment simplifier                                  29
           lifetime required minimum distribution withdrawals     51
           loan reserve account                                   54
           loans under Rollover TSA                               54
           market adjusted amount                                 25
           market value adjustment                                26
           market timing                                          47
           maturity dates                                         25
           maturity value                                         25
           Mortality and expense risks charge                     57
           NQ                                                      1
           Online Account Access                                   8
           Optional step up charge                                61
           partial withdrawals                                    50
           Portfolio                                               1
           Principal assurance                                    27
           processing office                                       2
           Principal Protector/SM/                                38
           Principal Protector/SM/ charge                         61
           Protection Plus/SM/                                    37
           Protection Plus/SM/ charge                             61
           QP                                                      1
           rate to maturity                                       25
           Rebalancing                                            48
           Rollover IRA                                            1
           Rollover TSA                                            1
           Roth Conversion IRA                                     1
           Roth IRA                                            1, 78
           SAI                                                     2
           SEC                                                     1
           self-directed allocation                               26
           Separate Account No. 49                                82
           Special dollar cost averaging                          28
           Spousal protection                                     65
           Standard death benefit                                 31
           substantially equal withdrawals                        51
           Successor owner and annuitant                          64
           systematic withdrawals                                 50
           TSA                                                     1
           traditional IRA                                        73
           Trusts                                              1, 82
           unit                                                   44
           variable investment options                         1, 18
           wire transmittals and electronic applications          84
           withdrawal charge                                      58

                        INDEX OF KEY WORDS AND PHRASES

To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Also, depending on when you purchased your contract, some of these may not apply to you or may be named differently under your contract. Your financial professional can provide further explanation about your contract or supplemental materials.

-----------------------------------------------------------------------------
 PROSPECTUS                            CONTRACT OR SUPPLEMENTAL MATERIALS
-----------------------------------------------------------------------------
fixed maturity options                 Guarantee Periods (Guaranteed Fixed
                                       Interest Accounts in supplemental
                                       materials)

variable investment options            Investment Funds

account value                          Annuity Account Value

rate to maturity                       Guaranteed Rates

Unit                                   Accumulation Unit

Guaranteed minimum death benefit       Guaranteed death benefit

Guaranteed minimum income benefit      Guaranteed Income Benefit or Living
                                       Benefit

guaranteed interest option             Guaranteed Interest Account

Principal Protector/SM/                Guaranteed withdrawal benefit

GWB benefit base                       Principal Protector/SM/ benefit base

GWB Annual withdrawal amount           Principal Protector/SM/ Annual
                                       withdrawal amount

GWB Annual withdrawal option           Principal Protector/SM/ Annual
                                       withdrawal option

GWB Excess withdrawal                  Principal Protector/SM/ Excess
                                       withdrawal
-----------------------------------------------------------------------------

                        INDEX OF KEY WORDS AND PHRASES

Who is AXA Equitable?

--------------------------------------------------------------------------------



We are AXA Equitable Life Insurance Company ("AXA Equitable") a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable Life Insurance Company is an indirect wholly owned subsidiary of AXA Equitable Holdings, Inc. No company other than AXA Equitable has any legal responsibility to pay amounts that AXA Equitable owes under the contracts. AXA Equitable is solely responsible for paying all amounts owed to you under your contract.

AXA Equitable Holdings, Inc. and its consolidated subsidiaries managed approximately $618.6 billion in assets as of December 31, 2018. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

                             WHO IS AXA EQUITABLE?

HOW TO REACH US


Please communicate with us at the mailing addresses listed below for the purposes described. You can also use our Online Account Access system to access information about your account and to complete certain requests through the Internet. Certain methods of contacting us, such as by telephone or electronically, may be unavailable, delayed or discontinued. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:


 FOR CORRESPONDENCE WITH CHECKS:

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1577
  Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

 FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.

 REPORTS WE PROVIDE:

..   written confirmation of financial transactions;

..   statement of your account value at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

..   annual statement of your account value as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.

 ONLINE ACCOUNT ACCESS SYSTEM:

Online Account Access is designed to provide this information through the Internet. You can obtain information on:

..   your current account value;

..   your current allocation percentages;

..   the number of units you have in the variable investment options;

..   rates to maturity for the fixed maturity options;

..   the daily unit values for the variable investment options; and

..   performance information regarding the variable investment options.

You can also:

..   change your allocation percentages and/or transfer among the variable investment options;

..   elect to receive certain contract statements electronically;

..   enroll in, modify or cancel a rebalancing program;

..   change your address;

..   change your password; and

..   access Frequently Asked Questions and Service Forms.

Online Account Access is normally available seven days a week, 24 hours a day. You may access Online Account Access by visiting our website at www.axa.com. Of course, for reasons beyond our control, this service may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by the Internet are genuine. For example, we will require certain personal identification information before we will act on Internet instructions and we will provide written confirmation of any transfers. If we do not employ reasonable procedures to confirm the genuineness of Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to this service if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

 CUSTOMER SERVICE REPRESENTATIVE:

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on the following business days:

..   Monday through Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

..   Friday from 8:30 a.m. until 5:30 p.m., Eastern time.

                             WHO IS AXA EQUITABLE?

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)authorization for telephone transfers by your financial professional;

(2)conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;

(3)election of the automatic investment program;

(4)requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)spousal consent for loans under Rollover TSA contracts;

(6)requests for withdrawals or surrenders from Rollover TSA contracts;

(7)tax withholding elections (see withdrawal request form);

(8)election of the beneficiary continuation option;

(9)IRA contribution recharacterizations;

(10)Section 1035 exchanges;

(11)direct transfers and rollovers;

(12)exercise of the Guaranteed minimum income benefit;

(13)requests to reset your Roll-Up benefit base (for certain contracts with both the Guaranteed minimum income benefit and the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit);

(14)requests to step up your Guaranteed withdrawal benefit ("GWB") benefit base, if applicable, under the Optional step up provision;

(15)requests to terminate or reinstate your GWB, if applicable, under the Beneficiary continuation option, if applicable;

(16)death claims;

(17)purchase by, or change of ownership to, a non-natural person;

(18)change in ownership (NQ only), if available under your contract;

(19)enrollment in our "automatic required minimum distribution (RMD) service;"

(20)transfers into and among the investment options; and

(21)requests for withdrawals.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)beneficiary changes;

(2)contract surrender;

(3)general dollar cost averaging (including the fixed dollar and interest sweep options);

(4)12 month dollar cost averaging (for Accumulator(R) Select/SM/ contracts only); and

(5)special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts).

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)automatic investment program;

(2)general dollar cost averaging (including the fixed dollar amount and interest sweep options);

(3)12 month dollar cost averaging (for Accumulator(R) Select/SM/ contracts only);

(4)special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts);

(5)substantially equal withdrawals;

(6)systematic withdrawals;

(7)the date annuity payments are to begin; and

(8)RMD payments from inherited IRAs.

                              -------------------


You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take. Some requests may be completed online; you can use our Online Account Access system to contact us and to complete such requests through the Internet. In the future, we may require that certain requests be completed online.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.


EDELIVERY:

You can register to receive statements and other documents electronically. You can do so by visiting our website at www.axa.com.

                             WHO IS AXA EQUITABLE?

The Accumulator(R) Series at a glance -- key features

--------------------------------------------------------------------------------

(NOT ALL OF THE FEATURES LISTED ARE AVAILABLE UNDER ALL CONTRACTS OR IN ALL
STATES.)

----------------------------------------------------------------------------------
FOUR CONTRACT SERIES  This Prospectus describes The Accumulator(R) Series contracts -- Accumulator(R), Accumulator(R) Plus/SM/,
                      Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/.
                      Each series provides for the accumulation of retirement
                      savings and income, offers income and death benefit
                      protection, and offers various payout options.

                      Each series provides a different charge structure. For details, please see the summary of the contract features below, the "Fee table" and "Charges and expenses" later in this Prospectus.

                      Each series is subject to different contribution rules, which are described in "Contribution amounts" later in this section and in "Rules regarding contributions to your contract" in "Appendix XI" later in this Prospectus.

                      The chart below shows the availability of key features under each series of the contract.

                     ACCUMULATOR(R)  ACCUMULATOR(R)  ACCUMULATOR(R)  ACCUMULATOR(R)
                                     PLUS/SM/        ELITE/SM/       SELECT/SM/
------------------------------------------------------------------------------------
Special dollar cost       Yes             No              Yes             No
averaging
------------------------------------------------------------------------------------
Credits                   No              Yes             No              No

                            Throughout the Prospectus, any differences among the contract series are identified.

                            You should work with your financial professional to decide which series of the contract may be appropriate for you
                            based on a thorough analysis of your particular insurance
                            needs, financial objectives, investment goals, time
                            horizons and risk tolerance.
----------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT     .   The Accumulator(R) Series variable investment options
MANAGEMENT                      invest in different Portfolios managed by professional
                                investment advisers.
----------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS      .   Fixed maturity options ("FMOs") with maturities ranging
                                from approximately 1 to 10 years (subject to
                                availability).
                            .   Each fixed maturity option offers a guarantee of
                                principal and interest rate if you hold it to maturity.
                            .   Special 10 year fixed maturity option (available under
                                Guaranteed principal benefit option 2 only). The
                                Special 10 year fixed maturity option will no longer be
                                available upon maturity of the current Special 10 year
                                fixed maturity option in September 2014.
                            ------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value
                            adjustment due to differences in interest rates. If you
                            withdraw or transfer only a portion of a fixed maturity
                            amount, this may increase or decrease any value that you
                            have left in that fixed maturity option. If you surrender
                            your contract, a market value adjustment also applies.
----------------------------------------------------------------------------------------
GUARANTEED INTEREST OPTION  .   Principal and interest guarantees.
                            .   Interest rates set periodically.
----------------------------------------------------------------------------------------
ACCOUNT FOR SPECIAL DOLLAR  Available for dollar cost averaging all or a portion of any
COST AVERAGING              eligible contribution to your contract.
----------------------------------------------------------------------------------------
TAX CONSIDERATIONS          .   No tax on earnings inside the contract until you make
                                withdrawals from your contract or receive annuity
                                payments.
                            .   No tax on transfers among variable investment options
                                inside the contract.
                            ------------------------------------------------------------
                            You should be aware that annuity contracts that were
                            purchased as an Individual Retirement Annuity (IRA) or Tax
                            Sheltered Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), do not provide tax deferral
                            benefits beyond those already provided by the Internal
                            Revenue Code for these types of arrangements. Before you
                            purchased your contract, you should have considered its
                            features and benefits beyond tax deferral, as well as its
                            features, benefits and costs relative to any other
                            investment that you may have chosen in connection with your retirement plan or arrangement, to determine whether it
                            would meet your needs and goals. Depending on your personal situation, the contract's guaranteed benefits may have
                            limited usefulness because of required minimum
                            distributions ("RMDs").
----------------------------------------------------------------------------------------
GUARANTEED MINIMUM          The Guaranteed minimum income benefit provides income
INCOME BENEFIT (OR "LIVING  protection for you during the annuitant's life once you
BENEFIT")                   elect to annuitize the contract.
----------------------------------------------------------------------------------------

             THE ACCUMULATOR(R) SERIES AT A GLANCE -- KEY FEATURES

-------------------------------------------------------------------------------------
PRINCIPAL PROTECTOR/SM/  Principal Protector/SM/ is our optional Guaranteed withdrawal benefit ("GWB"), which provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each
                         contract year, your total withdrawals do not exceed a
                         specified amount. This feature may not have been available under your contract.
-------------------------------------------------------------------------------------

CONTRIBUTION AMOUNTS  Currently, with limited exceptions, we are not accepting additional contributions to
                      Accumulator(R) series contracts. We currently continue to accept contributions to: (i)
                      QP contracts; and (ii) all contracts, except TSA contracts, issued in the state of
                      Maryland. We no longer accept contributions to TSA contracts. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.
                      ---------------------------------------------------------------------------------------
                      .   Initial     $10,000 ($25,000 for Accumulator(R) Select/SM/ contracts)
                          minimum:
                      .   Additional  $500 (NQ, QP and Rollover TSA contracts)
                          minimum:    $100 monthly and $300 quarterly under our automatic investment program
                                      (NQ contracts)
                                      $1,000 (Inherited IRA contracts)
                                      $50 (IRA contracts)
                      ---------------------------------------------------------------------------------------
                      For Flexible Premium IRA and Flexible Premium Roth IRA contracts:
                      .   Initial     $2,000
                          minimum:
                      .   Additional  $50
                          minimum:
                      ---------------------------------------------------------------------------------------

                                 .   Maximum contribution limitations apply to all
                                     contracts. For more information, please see "How you
                                     can contribute to your contract" in "Contract features
                                     and benefits" later in this Prospectus.
                                 ------------------------------------------------------------
                                 In general, contributions are limited to $1.5 million
                                 ($500,000 for certain owners or annuitants who are age 81
                                 and older at contract issue). Upon advance notice to you,
                                 we may exercise certain rights we have under the contract
                                 regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and
                                 limitations, and (ii) discontinue acceptance of
                                 contributions. Further, we may at any time exercise our
                                 rights to limit or terminate your contributions. Currently, with limited exceptions, we are not accepting additional
                                 contributions to Accumulator(R) series contracts. For more information, please see "How you can contribute to your
                                 contract" in "Contract features and benefits" later in this
                                 Prospectus.
---------------------------------------------------------------------------------------------
CREDIT (ACCUMULATOR(R) PLUS/SM/  We allocate your contributions to your account value. We
CONTRACTS ONLY)                  allocate a credit to your account value at the same time
                                 that we allocate your contributions. The credit will apply to additional contribution amounts only to the extent that those amounts exceed total withdrawals from the contract.
                                 The amount of credit may be up to 5% of each contribution, depending on certain factors. The credit is subject to
                                 recovery by us in certain limited circumstances. Please see
                                 Appendix IX later in this Prospectus for more information
                                 about contract variations relating to credit and credit
                                 recovery.
---------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY             .   Partial withdrawals
                                 .   Several withdrawal options on a periodic basis
                                 .   Loans under Rollover TSA contracts (employer or plan
                                     approval required)
                                 .   Contract surrender
                                 You may incur a withdrawal charge for certain withdrawals
                                 or if you surrender your contract. You may also incur
                                 income tax and a tax penalty. Certain withdrawals will
                                 diminish the value of optional benefits.
---------------------------------------------------------------------------------------------
PAYOUT OPTIONS                   .   Fixed annuity payout options
---------------------------------------------------------------------------------------------
ADDITIONAL FEATURES/(1)/         .   Guaranteed minimum death benefit options
                                 .   Guaranteed principal benefit options (including
                                     Principal assurance)
                                 .   Dollar cost averaging
                                 .   Automatic investment program
                                 .   Account value rebalancing (quarterly, semiannually, and
                                     annually)
                                 .   Free transfers
                                 .   Waiver of withdrawal charge for disability, terminal
                                     illness, confinement to a nursing home and certain
                                     other withdrawals
                                 .   Protection Plus/SM/, an optional death benefit
                                     available under certain contracts (subject to state
                                     availability)
                                 .   Spousal protection (not available under certain
                                     contracts)
                                 .   Successor owner/annuitant
                                 .   Beneficiary continuation option
                                 .   Guaranteed minimum income benefit no lapse guarantee
                                     (available under contracts with applications that were
                                     signed and submitted on or after January 1, 2005
                                     subject to state availability)
                                 .   Guaranteed minimum death benefit/guaranteed minimum
                                     income benefit roll-up benefit base reset (available
                                     under contracts with applications that were signed and
                                     submitted on or after October 1, 2005 subject to state
                                     availability)
---------------------------------------------------------------------------------------------

-------------
(1)Not all features are available under all contracts. Please see Appendix IX later in this Prospectus for more information.

             THE ACCUMULATOR(R) SERIES AT A GLANCE -- KEY FEATURES

---------------------------------------------------------------------------------------
FEES AND CHARGES           Please see "Fee Table" later in this section for complete
                           details.
---------------------------------------------------------------------------------------
OWNER AND ANNUITANT ISSUE  Please see "Rules regarding contributions to your contract"
AGES                       in "Appendix X" for owner and annuitant issue ages
                           applicable to your contract.
---------------------------------------------------------------------------------------
GUARANTEED BENEFIT OFFERS  From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain
                           guaranteed benefits. See "Guaranteed benefit offers" in
                           "Contract features and benefits" for more information.
---------------------------------------------------------------------------------------

THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS MAY VARY IN YOUR STATE; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS, IN ALL STATES OR FROM ALL SELLING BROKER-DEALERS. PLEASE SEE APPENDIX VIII LATER IN THIS PROSPECTUS FOR MORE INFORMATION ON STATE AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The Prospectus should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

             THE ACCUMULATOR(R) SERIES AT A GLANCE -- KEY FEATURES

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus. The fees and charges shown in this section are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix IX later in this Prospectus for the fees and charges that apply under your contract.

All features listed below may not be currently available. See Appendix IX later in this Prospectus for more information.

The first table describes fees and expenses that you will pay at the time you surrender the contract or if you make certain withdrawals, apply your cash value to certain payout options or request special services. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.

--------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of
contributions withdrawn (deducted if you
surrender your contract or make certain                           ACCUMULATOR(R) ACCUMULATOR(R) ACCUMULATOR(R)
withdrawals or apply your cash value to certain    ACCUMULATOR(R) PLUS/SM/       ELITE/SM/      SELECT/SM/
payout options)./(1)/                              7.00%          8.00%          8.00%          N/A

SPECIAL SERVICES CHARGES

..   Wire transfer charge                           Current and Maximum Charge:   $90

..   Express mail charge                            Current and Maximum Charge:   $35

..   Duplicate contract charge                      Current and Maximum Charge:   $35/(2)/
--------------------------------------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.

----------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT
 DATE ANNIVERSARY
----------------------------------------------------------------
Maximum annual administrative charge/(3)/

   If your account value on a contract date               $30
   anniversary is less than $50,000/(4)/

   If your account value on a contract date               $0
   anniversary is $50,000 or more

---------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
---------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:                                 ACCUMULATOR(R) ACCUMULATOR(R) ACCUMULATOR(R)
                                                   ACCUMULATOR(R) PLUS/SM/       ELITE/SM/      SELECT/SM/
                                                   -----------    -              -              -
Mortality and expense risks/(5)/                   0.75%          0.90%          1.10%          1.10%
Administrative                                     0.30%          0.35%          0.30%          0.25%
Distribution                                       0.20%          0.25%          0.25%          0.35%
                                                   -----          -----          -----          -----
Total Separate account annual expenses             1.25%          1.50%          1.65%          1.70%

-------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU
 ELECT ANY OF THE FOLLOWING OPTIONAL BENEFITS
-------------------------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM DEATH BENEFIT CHARGE (Calculated as
a percentage of the applicable benefit base. Deducted
annually/(3) /on each contract date anniversary for
which the benefit is in effect.)

   Standard death benefit                                  No Charge

   Annual Ratchet to age 85                                0.30% of the Annual Ratchet to age 85 benefit base (maximum);
                                                           0.25% (current)

   6% Roll-Up to age 85                                    0.45% of the 6% Roll-Up to age 85 benefit base

   Greater of 5% Roll-Up to age 85 or Annual Ratchet       0.50% of the Greater of 5% Roll-Up to age 85 benefit base or the
   to age 85                                               Annual Ratchet to age 85 benefit base, as applicable

   Greater of 6% Roll-Up to age 85 or Annual Ratchet       0.60% of the Greater of 6% Roll-Up to age 85 benefit base or the Ann
   to age 85                                               Ratchet to age 85 benefit base, as applicable

                                   FEE TABLE


   Modified death benefit/(8)/             No charge (if you previously had the Standard death benefit)
   ("Modified DB")                         0.25% of the Annual Ratchet to age 85 benefit base (if you previously had the Annual Ratchet to age 85 death benefit)
                                           0.35% of the Greater of 6% Roll-Up to age 85 benefit base or the
                                           Annual Ratchet to age 85 benefit base, as applicable (if you previously had the Greater of 6% Roll-Up to age 85 death benefit)

------------------------------------------------------------------------------------------------------
GUARANTEED PRINCIPAL BENEFIT CHARGE FOR OPTION 2
(Calculated as a percentage of the account value.
Deducted annually/(3)/ on the first 10 contract date
anniversaries.)                                         0.50%
------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM INCOME BENEFIT (OR "LIVING
BENEFIT") CHARGE (Calculated as a percentage of the
applicable benefit base. Deducted annually/(3)/ on
each contract date anniversary for which the benefit
is in effect.)                                          0.65%
------------------------------------------------------------------------------------------------------
PROTECTION PLUS/SM/ BENEFIT CHARGE (Calculated as a
percentage of the account value. Deducted
annually/(3)/ on each contract date anniversary for
which the benefit is in effect.)                        0.35%
------------------------------------------------------------------------------------------------------
PRINCIPAL PROTECTOR/SM/ BENEFIT CHARGE (Calculated as
a percentage of the account value. Deducted
annually/(3)/ on each contract date anniversary,        0.35% for the 5% GWB Annual withdrawal option
provided your GWB benefit base is greater than zero.)   0.50% for the 7% GWB Annual withdrawal option

If you "step up" your GWB benefit base, we reserve the
right to increase your charge up to:                    0.60% for the 5% GWB Annual withdrawal option

                                                        0.80% for the 7% GWB Annual withdrawal option

Please see "Principal Protector/SM/" in "Contract features and benefits" for more information about this feature, including its benefit base and the Optional step up provision, and "Principal Protector/SM /charge" in "Charges and expenses," both later in this Prospectus, for more information about when the charge applies.

------------------------------------------------------------------------------------------------------------------------------
NEW GUARANTEED WITHDRAWAL BENEFIT FOR LIFE (NEW          The New GWBL percentage charge is the same percentage charge you
GWBL)/(9)/ CHARGE (Calculated as a percentage of the     previously paid for the GMIB.
applicable benefit base. Deducted annually/(10)/ on
each contract date anniversary for which the benefit is
in effect.)

---------------------------------------------------------------------
NET LOAN INTEREST CHARGE -- ROLLOVER TSA CONTRACTS
ONLY (Calculated and deducted daily as a percentage of
the outstanding loan amount.)                           2.00%/(6)/

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


-----------------------------------------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
-----------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses (expenses that are deducted from Portfolio assets  Lowest Highest
including management fees, 12b-1 fees, service fees, and/or other expenses)/(7)/             0.58%  1.40%
-----------------------------------------------------------------------------------------------------------


Notes:

(1)Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable.

                                   FEE TABLE

   The withdrawal charge percentage we use is determined by the contract year in which you make the withdrawal or surrender your contract. For each contribution, we consider the contract year in which we receive that contribution to be "contract year 1")

                              Accumulator(R) Accumulator(R)
Contract Year  Accumulator(R)       Plus/SM/      Elite/SM/
-------------  -------------- -------------- --------------
     1........     7.00%          8.00%          8.00%
     2........     7.00%          8.00%          7.00%
     3........     6.00%          7.00%          6.00%
     4........     6.00%          7.00%          5.00%
     5........     5.00%          6.00%          0.00%
     6........     3.00%          5.00%          0.00%
     7........     1.00%          4.00%          0.00%
     8........     0.00%          3.00%          0.00%
     9+.......     0.00%          0.00%          0.00%

(2)This charge is currently waived. This waiver may be discontinued at any time, with or without notice.

(3)If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year. If you are an existing contract owner, this pro rata deduction may not apply for any optional benefit charges under your contract. See Appendix IX later in this Prospectus for more information. For Principal Protector/SM /only (if available), if the contract and benefit are continued under the Beneficiary continuation option with Principal Protector/SM/, the pro rata deduction for the Principal Protector/SM/ charge is waived.

(4)During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, if applicable, the charge is $30 for each contract year.

(5)These charges compensate us for certain risks we assume and expenses we incur under the contract. We expect to make a profit from these charges. For Accumulator(R) Plus/SM/ contracts, the charges also compensate us for the expense associated with the credit.

(6)We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.

(7)"Total Annual Portfolio Operating Expenses" may be based, in part, on estimated amounts of such expenses.

(8)Only applicable to contract holders who elected to convert their Guaranteed minimum income benefit into the New Guaranteed Benefit for Life. See Appendix XIII for more information.

(9)Only applicable to contract holders who elected to convert their Guaranteed minimum income benefit into the New GWBL. See Appendix XIII for more information.

(10)If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year.

EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The examples below show the expenses that a hypothetical contract owner (who has elected the Guaranteed minimum income benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 and Protection Plus/SM/) would pay in the situations illustrated. These examples use an average annual administrative charge based on the charges paid in the prior calendar year which results in an estimated administrative charge calculated as a percentage of contract value, as follows:
Accumulator(R) 0.006%; Accumulator(R) Plus/SM/ 0.011%; Accumulator(R) Elite/SM/ 0.014%; and Accumulator(R) Select/SM/ 0.005%.


The fixed maturity options, guaranteed interest option, the 12 month dollar cost averaging program, and the account for special dollar cost averaging (if applicable under your contract) are not covered by these examples. However, the annual administrative charge, the withdrawal charge (if applicable under your contract) and the charge for any optional benefits do apply to the fixed maturity options, guaranteed interest option, the 12 month dollar cost averaging program, and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The examples assume that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The example for Accumulator(R) Plus/SM/ contracts also assumes that a 4% credit was applied to your contribution. Other than the administrative charge (which is described immediately above) the examples also assume maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

                                   FEE TABLE

Although your actual cost may be higher or lower, based on these assumptions, your cost would be:


                                            ACCUMULATOR(R)
---------------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE CONTRACT AT THE END OF THE APPLICABLE
                                    END OF THE APPLICABLE TIME PERIOD               TIME PERIOD
---------------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS   5 YEARS  10 YEARS
---------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                       $1,148   $1,973    $2,839    $4,945    $448    $1,373    $2,339    $4,945
---------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                       $1,062   $1,720    $2,425    $4,169    $362    $1,120    $1,925    $4,169
---------------------------------------------------------------------------------------------------------------


                                       ACCUMULATOR(R) ELITE/SM/
---------------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE CONTRACT AT THE END OF THE APPLICABLE
                                    END OF THE APPLICABLE TIME PERIOD               TIME PERIOD
---------------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS   5 YEARS  10 YEARS
---------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                       $1,291   $2,098    $2,539    $5,307    $491    $1,498    $2,539    $5,307
---------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                       $1,205   $1,846    $2,133    $4,564    $405    $1,246    $2,133    $4,564
---------------------------------------------------------------------------------------------------------------


                                        ACCUMULATOR(R) PLUS/SM/
---------------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE CONTRACT AT THE END OF THE APPLICABLE
                                    END OF THE APPLICABLE TIME PERIOD               TIME PERIOD
---------------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS   5 YEARS  10 YEARS
---------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                       $1,289   $2,193    $3,135    $5,320    $489    $1,493    $2,535    $5,320
---------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                       $1,200   $1,931    $2,710    $4,533    $400    $1,231    $2,110    $4,533
---------------------------------------------------------------------------------------------------------------


                                       ACCUMULATOR(R) SELECT/SM/
------------------------------------------------------------------------------------------------------------
                                                                         IF YOU SURRENDER OR DO NOT
                                    IF YOU ANNUITIZE AT THE END OF THE SURRENDER YOUR CONTRACT AT THE END OF
                                        APPLICABLE TIME PERIOD           THE APPLICABLE TIME PERIOD
------------------------------------------------------------------------------------------------------------
                                    1 YEAR    3 YEARS 5 YEARS 10 YEARS 1 YEAR   3 YEARS   5 YEARS  10 YEARS
------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                        N/A      $1,860  $2,909   $5,693   $495    $1,510    $2,559    $5,343
------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                        N/A      $1,609  $2,504   $4,953   $409    $1,259    $2,154    $4,603
------------------------------------------------------------------------------------------------------------


For information on how your contract works under certain hypothetical circumstances, please see Appendix V at the end of this Prospectus.

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus or the Statement of Additional Information for the unit values and the number of units outstanding as the end of the periods shown for each of the variable investment options available as of December 31, 2018.

                                   FEE TABLE

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

Except as described below, we no longer accept contributions to the contracts, including contributions made through our automatic investment program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract or on your guaranteed benefits.

We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts, except TSA contracts, issued in the state of Maryland. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.

The table in Appendix XI summarizes our current rules regarding contributions to your contract, which rules are subject to change. We require a minimum contribution amount for each type of contract purchased. Maximum contribution limitations also apply. In some states, our rules may vary. Both the owner and annuitant named in the contract must meet the issue age requirements shown in the table and contributions are based on the age of the older of the original owner and annuitant.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions.

--------------------------------------------------------------------------------
WE HAVE EXERCISED OUR RIGHT TO DISCONTINUE ACCEPTANCE OF CONTRIBUTIONS TO THE CONTRACTS AS DESCRIBED ABOVE.
--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VIII later in this Prospectus.

--------------------------------------------------------------------------------
THE "ANNUITANT" IS THE PERSON WHO IS THE MEASURING LIFE FOR DETERMINING
CONTRACT BENEFITS. THE ANNUITANT IS NOT NECESSARILY THE CONTRACT OWNER.
--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Owners which are not individuals may be required to document their status to avoid 30% FATCA withholding from U.S.-source income.

If the Spousal protection feature is available under your contract and is elected, the spouses must be joint owners, one of the spouses must be the annuitant and both must be named as the only primary beneficiaries. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

In general we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.

Under QP contracts, the owner must be the qualified plan trust and the annuitant must be the plan participant/employee. See Appendix II later in this Prospectus for more information on QP contracts.

PURCHASE CONSIDERATIONS FOR A CHARITABLE REMAINDER TRUST

(THIS SECTION ONLY APPLIES TO ACCUMULATOR(R) AND ACCUMULATOR(R) ELITE/SM/ CONTRACTS.)

If you are purchasing the contract to fund a charitable remainder trust and elect either the Guaranteed minimum income benefit (''GMIB'') or an enhanced death benefit, you should strongly consider ''split-funding'': that is the trust holds investments in addition to this Accumulator(R) Series contract. Charitable remainder trusts are required to take specific distributions. The charitable remainder trust annual withdrawal requirement may be equal to a percentage of the donated amount or a percentage of the current value of the donated amount. If your Accumulator(R) Series contract is the only source for such distributions, the payments you need to take may significantly reduce the value of those guaranteed benefits. Such amount may be greater than the annual increase in the GMIB and/or the enhanced death benefit base. See the discussion of these benefits later in this section.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept

                        CONTRACT FEATURES AND BENEFITS
third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealer, are discussed in detail in "More information" later in this Prospectus.

--------------------------------------------------------------------------------
THE "CONTRACT DATE" IS THE EFFECTIVE DATE OF A CONTRACT. THIS USUALLY IS THE BUSINESS DAY WE RECEIVE THE PROPERLY COMPLETED AND SIGNED APPLICATION, ALONG WITH ANY OTHER REQUIRED DOCUMENTS, AND YOUR INITIAL CONTRIBUTION. YOUR CONTRACT DATE WILL BE SHOWN IN YOUR CONTRACT. THE 12-MONTH PERIOD BEGINNING ON YOUR CONTRACT DATE AND EACH 12-MONTH PERIOD AFTER THAT DATE IS A "CONTRACT YEAR."
THE END OF EACH 12-MONTH PERIOD IS YOUR "CONTRACT DATE ANNIVERSARY." FOR EXAMPLE, IF YOUR CONTRACT DATE IS MAY 1, YOUR CONTRACT DATE ANNIVERSARY IS
APRIL 30.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
AS DESCRIBED LATER IN THIS PROSPECTUS, WE DEDUCT GUARANTEED BENEFIT AND ANNUAL ADMINISTRATIVE CHARGES FROM YOUR ACCOUNT VALUE ON YOUR CONTRACT DATE ANNIVERSARY. IF YOU ELECTED THE GUARANTEED MINIMUM INCOME BENEFIT, YOU CAN ONLY EXERCISE THE BENEFIT DURING THE 30 DAY PERIOD FOLLOWING YOUR CONTRACT DATE ANNIVERSARY. THEREFORE, IF YOUR ACCOUNT VALUE IS NOT SUFFICIENT TO PAY FEES ON YOUR NEXT CONTRACT DATE ANNIVERSARY, YOUR CONTRACT WILL TERMINATE WITHOUT VALUE AND YOU WILL NOT HAVE AN OPPORTUNITY TO EXERCISE YOUR GUARANTEED MINIMUM INCOME BENEFIT UNLESS THE NO LAPSE GUARANTEE PROVISION UNDER YOUR CONTRACT IS STILL IN EFFECT. SEE "EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO" IN "DETERMINING YOUR CONTRACT'S VALUE" LATER IN THIS PROSPECTUS.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

OUR "BUSINESS DAY" IS GENERALLY ANY DAY THE NEW YORK STOCK EXCHANGE IS OPEN FOR REGULAR TRADING AND GENERALLY ENDS AT 4:00 P.M. EASTERN TIME (OR AS OF AN EARLIER CLOSE OF REGULAR TRADING). A BUSINESS DAY DOES NOT INCLUDE A DAY ON WHICH WE ARE NOT OPEN DUE TO EMERGENCY CONDITIONS DETERMINED BY THE SEC. WE MAY ALSO CLOSE EARLY DUE TO SUCH EMERGENCY CONDITIONS. FOR MORE INFORMATION ABOUT OUR BUSINESS DAY AND OUR PRICING OF TRANSACTIONS, PLEASE SEE "DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR."

--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options, and the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions.

                        CONTRACT FEATURES AND BENEFITS

PORTFOLIOS OF THE TRUSTS

We offer affiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC ("AXA FMG"), a wholly owned subsidiary of AXA Equitable, serves as the investment adviser of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA FMG has entered into sub-advisory agreements with one or more other investment advisers (the "sub-advisers") to carry out investment decisions for the Portfolios. As such, among other responsibilities, AXA FMG oversees the activities of the sub-advisers and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.

You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from the Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. In addition, AXA FMG receives management fees and administrative fees in connection with the services it provides to the Portfolios.

As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments, as well as the Portfolios' investment management fees and administrative expenses, will reduce the underlying Portfolios' investment returns. AXA Equitable and/or its affiliates may profit from these fees and payments. AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.


Some Portfolios invest in other affiliated Portfolios (the "EQ Fund of Fund Portfolios"). The EQ Fund of Fund Portfolios offer contract owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the EQ Fund of Fund Portfolios by AXA FMG. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the EQ Fund of Fund Portfolios than certain other Portfolios available to you under your contract. Please see "Allocating your contributions" later in this section for more information about your role in managing your allocations.

As described in more detail in the Portfolio prospectuses, the EQ Managed Volatility Portfolios may utilize a proprietary volatility management strategy developed by AXA FMG (the "EQ volatility management strategy"), and, in addition, certain EQ Fund of Fund Portfolios may invest in affiliated Portfolios that utilize this strategy. The EQ volatility management strategy uses futures and options, such as exchange-traded futures and options contracts on securities indices, to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility is above specific thresholds set for the Portfolio. When market volatility is increasing above the specific thresholds set for a Portfolio utilizing the EQ volatility management strategy, the adviser of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio's exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio's participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high. It may also impact the value of certain guaranteed benefits, as discussed below.

The EQ Managed Volatility Portfolios that include the EQ volatility management strategy as part of their investment objective and/or principal investment strategy, and the EQ Fund of Fund Portfolios that invest in Portfolios that use the EQ volatility management strategy, are identified below in the chart by a "(check mark)" under the column entitled "Volatility Management."

Portfolios that utilize the EQ volatility management strategy (or, in the case of certain EQ Fund of Fund Portfolios, invest in other Portfolios that use the EQ volatility management strategy) are designed to reduce the overall volatility of your account value and provide you with risk-adjusted returns over time. The reduction in volatility helps us manage the risks associated with providing guaranteed benefits during times of high volatility in the equity market. During rising markets, the EQ volatility management strategy, however, could result in your account value rising less than would have been the case had you been invested in a Portfolio that does not utilize the EQ volatility management strategy (or, in the case of the EQ Fund of Fund Portfolios, invest exclusively in other Portfolios that do not use the EQ volatility management strategy). THIS MAY EFFECTIVELY SUPPRESS THE VALUE OF GUARANTEED BENEFIT(S) THAT ARE ELIGIBLE FOR PERIODIC BENEFIT BASE RESETS BECAUSE YOUR BENEFIT BASE IS AVAILABLE FOR RESETS ONLY WHEN YOUR ACCOUNT VALUE IS HIGHER. Conversely, investing in investment options that feature a managed-volatility strategy may be helpful in a declining market when high market volatility triggers a reduction in the investment option's equity exposure because during these periods of high volatility, the risk of losses from investing in equity securities may increase. In these instances, your account value may decline less than would have been the case had you not been invested in investment options that feature a volatility management strategy.

Please see the underlying Portfolio prospectuses for more information in general, as well as more information about the EQ volatility management strategy. Please further note that certain other Portfolios may utilize volatility management techniques that differ from the EQ volatility management strategy. Such techniques could also impact your account value and guaranteed benefit(s), if any, in the same manner described above. Please see the Portfolio prospectuses for more information about the Portfolios' objective and strategies.

ASSET TRANSFER PROGRAM. Portfolio allocations in certain AXA variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program
(ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the EQ/Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in contracts with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract owners invested in that Portfolio:

                        CONTRACT FEATURES AND BENEFITS

   (a)By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio's investment performance and the ability of the sub-adviser to fully implement the Portfolio's investment strategy could be negatively affected; and


   (b)By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the EQ/Ultra Conservative Strategy Portfolio investment option and others may not. If the ATP causes significant transfers of total account value out of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.



---------------------------------------------------------------------------------------------------------------------------------

 AXA PREMIER VIP TRUST                                                               INVESTMENT ADVISER (AND
 CLASS B SHARES                                                                      SUB-ADVISER(S),                VOLATILITY
 PORTFOLIO NAME         OBJECTIVE                                                    AS APPLICABLE)                 MANAGEMENT
---------------------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE           Seeks to achieve long-term capital appreciation.             .   AXA Equitable Funds        (check mark)
  ALLOCATION/(*)(1)/                                                                     Management Group, LLC
---------------------------------------------------------------------------------------------------------------------------------
EQ/CONSERVATIVE         Seeks to achieve a high level of current income.             .   AXA Equitable Funds        (check mark)
  ALLOCATION/(*)(2)/                                                                     Management Group, LLC
---------------------------------------------------------------------------------------------------------------------------------
                        Seeks to achieve current income and growth of capital,       .   AXA Equitable Funds        (check mark)
  EQ/CONSERVATIVE-PLUS  with a greater emphasis on current income.                       Management Group, LLC
  ALLOCATION/(*)(3)/
---------------------------------------------------------------------------------------------------------------------------------
EQ/MODERATE             Seeks to achieve long-term capital appreciation and current  .   AXA Equitable Funds        (check mark)
  ALLOCATION/(*)(4)/    income.                                                          Management Group, LLC
---------------------------------------------------------------------------------------------------------------------------------
EQ/MODERATE-PLUS        Seeks to achieve long-term capital appreciation and current  .   AXA Equitable Funds        (check mark)
  ALLOCATION/(*)(5)/    income, with a greater emphasis on capital appreciation.         Management Group, LLC


----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST                                                              INVESTMENT ADVISER
 CLASS IB SHARES                                                                (AND SUB-ADVISER(S),           VOLATILITY
 PORTFOLIO NAME      OBJECTIVE                                                  AS APPLICABLE)                 MANAGEMENT
----------------------------------------------------------------------------------------------------------------------------
1290 VT GAMCO        Seeks to achieve capital appreciation.                     .   AXA Equitable Funds
  MERGERS &                                                                         Management Group, LLC
  ACQUISITIONS                                                                  .   GAMCO Asset Management,
                                                                                    Inc.
----------------------------------------------------------------------------------------------------------------------------
1290 VT GAMCO SMALL  Seeks to maximize capital appreciation.                    .   AXA Equitable Funds
  COMPANY VALUE                                                                     Management Group, LLC
                                                                                .   GAMCO Asset Management,
                                                                                    Inc.
----------------------------------------------------------------------------------------------------------------------------
1290 VT SOCIALLY     Seeks to achieve long-term capital appreciation.           .   AXA Equitable Funds
  RESPONSIBLE                                                                       Management Group, LLC
                                                                                .   BlackRock Investment
                                                                                    Management, LLC
----------------------------------------------------------------------------------------------------------------------------
EQ/400 MANAGED       Seeks to achieve long-term growth of capital with an       .   AllianceBernstein L.P.     (check mark)
  VOLATILITY/(*)(6)/ emphasis on risk-adjusted returns and managing volatility  .   AXA Equitable Funds
                     in the Portfolio.                                              Management Group, LLC
                                                                                .   BlackRock Investment
                                                                                    Management, LLC
----------------------------------------------------------------------------------------------------------------------------
EQ/2000 MANAGED      Seeks to achieve long-term growth of capital with an       .   AllianceBernstein L.P.     (check mark)
  VOLATILITY/(*)(7)/ emphasis on risk-adjusted returns and managing volatility  .   AXA Equitable Funds
                     in the Portfolio.                                              Management Group, LLC
                                                                                .   BlackRock Investment
                                                                                    Management, LLC
----------------------------------------------------------------------------------------------------------------------------
EQ/AB SHORT DURATION Seeks to achieve a balance of current income and capital   .   AllianceBernstein L.P.
  GOVERNMENT         appreciation, consistent with a prudent level of risk.     .   AXA Equitable Funds
   BOND/(*)(8)/                                                                     Management Group, LLC
----------------------------------------------------------------------------------------------------------------------------
EQ/AB SMALL CAP      Seeks to achieve long-term growth of capital.              .   AllianceBernstein L.P.
  GROWTH/(*)(9)/                                                                .   AXA Equitable Funds
                                                                                    Management Group, LLC
----------------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

-----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST                                                                        INVESTMENT ADVISER
 CLASS IB SHARES                                                                          (AND SUB-ADVISER(S),  VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                                           AS APPLICABLE)        MANAGEMENT
-----------------------------------------------------------------------------------------------------------------------------
EQ/CLEARBRIDGE        Seeks to achieve capital appreciation, which may                    .   AXA Equitable     (check mark)
  SELECT EQUITY       occasionally be short-term, with an emphasis on risk                    Funds
  MANAGED VOLATILITY  adjusted returns and managing volatility in the Portfolio.              Management
                                                                                              Group, LLC
                                                                                          .   BlackRock
                                                                                              Investment
                                                                                              Management, LLC
                                                                                          .   ClearBridge
                                                                                              Investments, LLC
-----------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK       Seeks to achieve a total return before expenses that                .
  INDEX               approximates the total return performance of the Russell                AllianceBernstein
                      3000(R) Index, including reinvestment of dividends, at a risk           L.P.
                      level consistent with that of the Russell 3000(R) Index.            .   AXA Equitable
                                                                                              Funds
                                                                                              Management
                                                                                              Group, LLC
-----------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX    Seeks to achieve a total return before expenses that                .   AXA Equitable
                      approximates the total return performance of the Bloomberg              Funds
                      Barclays U.S. Intermediate Government/Credit Bond Index,                Management
                      including reinvestment of dividends, at a risk level consistent         Group, LLC
                      with that of the Bloomberg Barclays U.S. Intermediate               .   SSgA Funds
                      Government/Credit Bond Index.                                           Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX   Seeks to achieve a total return before expenses that                .
                      approximates the total return performance of the                        AllianceBernstein
                      Standard & Poor's 500 Composite Stock Index, including                  L.P.
                      reinvestment of dividends, at a risk level consistent with          .   AXA Equitable
                      that of the Standard & Poor's 500 Composite Stock                       Funds
                      Index.                                                                  Management
                                                                                              Group, LLC
-----------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN           Seeks to maximize income while maintaining prospects for            .   AXA Equitable     (check mark)
  BALANCED MANAGED    capital appreciation with an emphasis on risk-adjusted                  Funds
  VOLATILITY/(*)(10)/ returns and managing volatility in the Portfolio.                       Management
                                                                                              Group, LLC
                                                                                          .   BlackRock
                                                                                              Investment
                                                                                              Management, LLC
                                                                                          .   Franklin
                                                                                              Advisers, Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN SMALL     Seeks to achieve long-term total return with an emphasis            .   AXA Equitable     (check mark)
  CAP VALUE MANAGED   on risk-adjusted returns and managing volatility in the                 Funds
  VOLATILITY/(*)(11)/ Portfolio.                                                              Management
                                                                                              Group, LLC
                                                                                          .   BlackRock
                                                                                              Investment
                                                                                              Management, LLC
                                                                                          .   Franklin Mutual
                                                                                              Advisers, LLC
-----------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN           Primarily seeks capital appreciation and secondarily seeks          .   AXA Equitable     (check mark)
  TEMPLETON           income.                                                                 Funds
  ALLOCATION                                                                                  Management
  MANAGED                                                                                     Group, LLC
  VOLATILITY/(*)(12)/
-----------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL EQUITY      Seeks to achieve long-term capital appreciation with an             .   AXA Equitable     (check mark)
  MANAGED             emphasis on risk-adjusted returns and managing volatility               Funds
  VOLATILITY/(*)(13)/ in the Portfolio.                                                       Management
                                                                                              Group, LLC
                                                                                          .   BlackRock
                                                                                              Investment
                                                                                              Management, LLC
                                                                                          .   Morgan Stanley
                                                                                              Investment
                                                                                              Management Inc.
                                                                                          .
                                                                                              OppenheimerFunds,
                                                                                              Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE       Seeks to achieve a total return before expenses that                .   AXA Equitable
  GOVERNMENT BOND     approximates the total return performance of the Bloomberg              Funds
                      Barclays U.S. Intermediate Government Bond Index, including             Management
                      reinvestment of dividends, at a risk level consistent with that of      Group, LLC
                      the Bloomberg Barclays U.S. Intermediate Government Bond            .   SSgA Funds
                      Index.                                                                  Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

---------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST                                                                      INVESTMENT ADVISER
 CLASS IB SHARES                                                                        (AND SUB-ADVISER(S),  VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                                         AS APPLICABLE)        MANAGEMENT
---------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL      Seeks to achieve long-term growth of capital with an              .   AXA Equitable     (check mark)
  CORE MANAGED        emphasis on risk-adjusted returns and managing volatility             Funds
  VOLATILITY/(*)(14)/ in the Portfolio.                                                     Management
                                                                                            Group, LLC
                                                                                        .   BlackRock
                                                                                            Investment
                                                                                            Management, LLC
                                                                                        .   EARNEST
                                                                                            Partners, LLC
                                                                                        .   Federated
                                                                                            Global
                                                                                            Investment
                                                                                            Management Corp.
                                                                                        .   Massachusetts
                                                                                            Financial
                                                                                            Services
                                                                                            Company d/b/a
                                                                                            MFS Investment
                                                                                            Management
---------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL      Seeks to achieve a total return (before expenses) that            .
  EQUITY INDEX        approximates the total return performance of a composite              AllianceBernstein
                      index comprised of 40% DJ Euro STOXX 50 Index, 25%                    L.P.
                      FTSE 100 Index, 25% TOPIX Index, and 10% S&P/ASX 200              .   AXA Equitable
                      Index, including reinvestment of dividends, at a risk level           Funds
                      consistent with that of the composite index.                          Management
                                                                                            Group, LLC
---------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL      Seeks to provide current income and long-term growth of           .   AXA Equitable     (check mark)
  VALUE MANAGED       income, accompanied by growth of capital with an                      Funds
  VOLATILITY/(*)(15)/ emphasis on risk-adjusted returns and managing volatility             Management
                      in the Portfolio.                                                     Group, LLC
                                                                                        .   BlackRock
                                                                                            Investment
                                                                                            Management, LLC
                                                                                        .   Harris
                                                                                            Associates L.P.
---------------------------------------------------------------------------------------------------------------------------
EQ/JANUS              Seeks to achieve capital growth.                                  .   AXA Equitable
  ENTERPRISE/(*)(16)/                                                                       Funds
                                                                                            Management
                                                                                            Group, LLC
                                                                                        .   Janus Capital
                                                                                            Management LLC
---------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE     Seeks to achieve long-term growth of capital with an              .   AXA Equitable     (check mark)
  MANAGED             emphasis on risk-adjusted returns and managing volatility             Funds
  VOLATILITY/(*)(17)/ in the Portfolio.                                                     Management
                                                                                            Group, LLC
                                                                                        .   BlackRock
                                                                                            Investment
                                                                                            Management, LLC
                                                                                        .   Capital
                                                                                            Guardian Trust
                                                                                            Company
                                                                                        .   Thornburg
                                                                                            Investment
                                                                                            Management, Inc.
                                                                                        .   Vaughan Nelson
                                                                                            Investment
                                                                                            Management
---------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH   Seeks to achieve a total return before expenses that              .
  INDEX               approximates the total return performance of the Russell 1000(R)      AllianceBernstein
                      Growth Index, including reinvestment of dividends at a risk           L.P.
                      level consistent with the Russell 1000(R) Growth Index.           .   AXA Equitable
                                                                                            Funds
                                                                                            Management
                                                                                            Group, LLC
---------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH   Seeks to provide long-term capital growth with an                 .   AXA Equitable     (check mark)
  MANAGED             emphasis on risk-adjusted returns and managing volatility             Funds
  VOLATILITY/(*)(18)/ in the Portfolio.                                                     Management
                                                                                            Group, LLC
                                                                                        .   BlackRock
                                                                                            Investment
                                                                                            Management, LLC
                                                                                        .   HS Management
                                                                                            Partners, LLC
                                                                                        .   Loomis, Sayles
                                                                                            & Company, L.P.
                                                                                        .   Polen Capital
                                                                                            Management, LLC
                                                                                        .   T. Rowe Price
                                                                                            Associates, Inc.
---------------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

-----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST                                                                    INVESTMENT ADVISER
 CLASS IB SHARES                                                                      (AND SUB-ADVISER(S),      VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                                       AS APPLICABLE)            MANAGEMENT
-----------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE    Seeks to achieve a total return before expenses that            .   AllianceBernstein
  INDEX               approximates the total return performance of the Russell            L.P.
                      1000(R) Value Index, including reinvestment of dividends, at a  .   AXA Equitable Funds
                      risk level consistent with that of the Russell 1000(R) Value        Management Group, LLC
                      Index.
-----------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE    Seeks to achieve long-term growth of capital with an            .   AllianceBernstein     (check mark)
  MANAGED             emphasis on risk-adjusted returns and managing volatility           L.P.
  VOLATILITY/(*)(19)/ in the Portfolio.                                               .   AXA Equitable Funds
                                                                                          Management Group, LLC
                                                                                      .   BlackRock Investment
                                                                                          Management, LLC
                                                                                      .   Massachusetts
                                                                                          Financial Services
                                                                                          Company d/b/a MFS
                                                                                          Investment Management
-----------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX      Seeks to achieve a total return before expenses that            .   AllianceBernstein
                      approximates the total return performance of the                    L.P.
                      Standard & Poor's MidCap 400(R) Index, including                .   AXA Equitable Funds
                      reinvestment of dividends, at a risk level consistent with          Management Group, LLC
                      that of the Standard & Poor's MidCap 400(R) Index.
-----------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE      Seeks to achieve long-term capital appreciation with an         .   AXA Equitable Funds   (check mark)
  MANAGED             emphasis on risk adjusted returns and managing volatility           Management Group, LLC
  VOLATILITY/(*)(20)/ in the Portfolio.                                               .   BlackRock Investment
                                                                                          Management, LLC
                                                                                      .   Diamond Hill Capital
                                                                                          Management, Inc.
                                                                                      .   Wellington
                                                                                          Management Company,
                                                                                          LLP
-----------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET/(+)/  Seeks to obtain a high level of current income, preserve its    .   AXA Equitable Funds
                      assets and maintain liquidity.                                      Management Group, LLC
                                                                                      .   The Dreyfus
                                                                                          Corporation
-----------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS  Seeks to achieve high current income consistent with            .   AllianceBernstein
                      moderate risk to capital.                                           L.P.
                                                                                      .   AXA Equitable Funds
                                                                                          Management Group, LLC
                                                                                      .   Pacific Investment
                                                                                          Management Company
                                                                                          LLC
-----------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY      Seeks to replicate as closely as possible (before expenses)     .   AllianceBernstein
  INDEX               the total return of the Russell 2000(R) Index.                      L.P.
                                                                                      .   AXA Equitable Funds
                                                                                          Management Group, LLC
-----------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL   Seeks to achieve long-term capital growth with an               .   AXA Equitable Funds   (check mark)
  EQUITY MANAGED      emphasis on risk adjusted returns and managing volatility           Management Group, LLC
  VOLATILITY/(*)(21)/ in the Portfolio.                                               .   BlackRock Investment
                                                                                          Management, LLC
                                                                                      .   Templeton Global
                                                                                          Advisors Limited
-----------------------------------------------------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST                                                  INVESTMENT ADVISER
 CLASS IB SHARES                                                    (AND SUB-ADVISER(S),      VOLATILITY
 PORTFOLIO NAME      OBJECTIVE                                      AS APPLICABLE)            MANAGEMENT
---------------------------------------------------------------------------------------------------------
MULTIMANAGER         Seeks to achieve long-term growth of capital.  .   AllianceBernstein
  TECHNOLOGY                                                            L.P.
                                                                    .   Allianz Global
                                                                        Investors U.S. LLC
                                                                    .   AXA Equitable Funds
                                                                        Management Group, LLC
                                                                    .   Wellington
                                                                        Management Company,
                                                                        LLP
---------------------------------------------------------------------------------------------------------



(+)The Portfolio operates as a "government money market fund." The Portfolio will invest at least 99.5% of its total assets in U.S. government securities, cash, and/or repurchase agreements that are fully collateralized by U.S. government securities or cash
(*)This information reflects the variable investment option's name. The chart below reflects the variable investment option's former name which may continue to be used in certain documents for a period of time after the date of this prospectus. The number in the "FN" column corresponds with the number contained in the table above.



-----------------------------------------------------------
 FN   VARIABLE INVESTMENT OPTION NAME
-----------------------------------------------------------
(1)   AXA Aggressive Allocation
-----------------------------------------------------------
(2)   AXA Conservative Allocation
-----------------------------------------------------------
(3)   AXA Conservative-Plus Allocation
-----------------------------------------------------------
(4)   AXA Moderate Allocation
-----------------------------------------------------------
(5)   AXA Moderate-Plus Allocation
-----------------------------------------------------------
(6)   AXA 400 Managed Volatility
-----------------------------------------------------------
(7)   AXA 2000 Managed Volatility
-----------------------------------------------------------
(8)   AXA/AB Short Duration Government Bond
-----------------------------------------------------------
(9)   AXA/AB Small Cap Growth
-----------------------------------------------------------
(10)  AXA/Franklin Balanced Managed Volatility
-----------------------------------------------------------
(11)  AXA/Franklin Small Cap Value Managed Volatility
-----------------------------------------------------------
(12)  AXA/Franklin Templeton Allocation Managed Volatility
-----------------------------------------------------------
(13)  AXA Global Equity Managed Volatility
-----------------------------------------------------------
(14)  AXA International Core Managed Volatility
-----------------------------------------------------------
(15)  AXA International Value Managed Volatility
-----------------------------------------------------------
(16)  AXA/Janus Enterprise
-----------------------------------------------------------
(17)  AXA Large Cap Core Managed Volatility
-----------------------------------------------------------
(18)  AXA Large Cap Growth Managed Volatility
-----------------------------------------------------------
(19)  AXA Large Cap Value Managed Volatility
-----------------------------------------------------------
(20)  AXA Mid Cap Value Managed Volatility
-----------------------------------------------------------
(21)  AXA/Templeton Global Equity Managed Volatility
-----------------------------------------------------------


YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT 1-800-789-7771.

                        CONTRACT FEATURES AND BENEFITS

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)the minimum interest rate guaranteed over the life of the contract,

(2)the yearly guaranteed interest rate for the calendar year, and

(3)the current interest rate.

We set current interest rates periodically based on our discretion and according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges and any optional benefit charges. See Appendix VIII later in this Prospectus for state variations.


Depending on the state where your contract was issued, your lifetime minimum ranges from 1.50% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2019 is 1.50%, 2.25%, 2.75% or 3.00%, depending on your lifetime minimum rate. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers from the guaranteed interest option.

If you elected a guaranteed benefit that provides a 5% (or greater) roll-up, an allocation to the guaranteed interest option will effectively reduce the growth rate of your guaranteed benefits because the Roll-up to age 85 benefit base rolls up at 3% with respect to amounts allocated to the guaranteed interest rate option. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" and "Our administrative procedures for calculating your Roll-up benefit base following a transfer" in "Transferring your money among investment options" later in this Prospectus.

FIXED MATURITY OPTIONS

We may offer fixed maturity options with maturity dates ranging from one to ten years. Also, we reserve the right to discontinue offering fixed maturity options at any time. We will not accept allocations to a fixed maturity option if, on the date the contribution or transfer is to be applied, the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers, even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. Interest is earned at a guaranteed rate we set for each fixed maturity option, based on our discretion and according to our procedures ("rate to maturity"). The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VIII later in this Prospectus to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
FIXED MATURITY OPTIONS GENERALLY RANGE FROM ONE TO TEN YEARS TO MATURITY.
--------------------------------------------------------------------------------

Under the Special 10 year fixed maturity option (which is available only under contracts that offer GPB Option 2), additional contributions will have the same maturity date as your initial contribution (See "The guaranteed principal benefits," below). The Special 10 year fixed maturity option will no longer be available upon maturity of the current Special 10 year fixed maturity option in September 2013. The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

If you elected a guaranteed benefit that provides a 5% (or greater) roll-up, an allocation to a fixed maturity option will effectively reduce the growth rate of your guaranteed benefits because the Roll-up to age 85 benefit base rolls up at 3% with respect to amounts allocated to a fixed maturity rate option. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" and "Our administrative procedures for calculating your Roll-up benefit base following a transfer" in "Transferring your money among investment options" later in this Prospectus.

FIXED MATURITY OPTIONS AND MATURITY DATES. We may offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you applied for an Accumulator(R) Series contract, a 60-day rate lock-in was applied from the date the application was signed. Any contributions received and designated for a fixed maturity option during that period received the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever had been greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from any of the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

                        CONTRACT FEATURES AND BENEFITS

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a)transfer the maturity value into another available fixed maturity option, one or more of the variable investment options or the guaranteed interest option; or

(b)withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2019, the next available maturity date was February 15, 2029. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for withdrawal charges, if any) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a)the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b)the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amounts of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

(THIS SECTION ONLY APPLIES TO ACCUMULATOR(R) AND ACCUMULATOR(R) ELITE/SM/ CONTRACTS.)

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically based on our discretion and according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you selected was shown in your contract for an initial contribution. The rate will never be less than the lifetime minimum rate for the guaranteed interest option. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, the guaranteed principal benefits (at contract issue only), or dollar cost averaging. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option (subject to restrictions in certain states -- see Appendix VIII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. If you are an existing contract owner, this restriction may not apply. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.

                        CONTRACT FEATURES AND BENEFITS

THE GUARANTEED PRINCIPAL BENEFITS (INCLUDING PRINCIPAL ASSURANCE)

We offered a Guaranteed principal benefit ("GPB") with two options. See Appendix VIII later in this Prospectus for more information on state availability and Appendix IX for contract variation and/or availability of these benefits. You could only elect one of the GPBs. Neither GPB was available under Inherited IRA contracts. We did not offer either GPB when the rate to maturity for the applicable fixed maturity option was 3%. Both GPB options allow you to allocate a portion of your total contributions to the variable investment options, while ensuring that your account value will at least equal your contributions adjusted for withdrawals and transfers on a specified date. GPB Option 2 generally provides you with the ability to allocate more of your contributions to the variable investment options than could be allocated using GPB Option 1 (also known as Principal assurance). If you elected either GPB, you could not elect the Guaranteed minimum income benefit, Principal Protector/SM/, the systematic withdrawals option or the substantially equal withdrawals option. However, certain contract owners who elected GPB are not subject to these restrictions. See Appendix IX for information on what applies under your contract.

You could elect GPB Option 1 only if the annuitant was age 80 or younger when the contract was issued (after age 75, only the 7-year fixed maturity option was available; for QP the annuitant must be age 70 or younger when the contract was issued). You could elect GPB Option 2 only if the annuitant was age 75 (70 for QP contracts) or younger when the contract was issued. GPB Option 2 is not available for purchase with any Flexible Premium IRA contract whether traditional or Roth. If you purchased an IRA, QP or Rollover TSA contract, before you either purchased GPB Option 2 or elected GPB Option 1 with a maturity year that would extend beyond the year in which you will reach age
70 1/2, you should have considered whether your value in the variable investment options, guaranteed interest option and permissible funds outside the contract are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus. If you elected GPB Option 2 and change ownership of the contract, GPB Option 2 will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

GUARANTEED PRINCIPAL BENEFIT OPTION 1 (UNDER CERTAIN CONTRACTS, THIS FEATURE IS CALLED "PRINCIPAL ASSURANCE"). GPB Option 1 was available at contract issue only. Under GPB Option 1, you selected a fixed maturity option at the time you signed your application. We specified a portion of your initial contribution (plus, for Accumulator(R) Plus/SM/ contracts, any applicable portion of the credit we pay) and allocated it to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution (plus, for Accumulator(R) Plus/SM/ contracts, any credit paid under your contract) on the fixed maturity option's maturity date. The percentage of your contribution allocated to the fixed maturity option was calculated based upon the rate to maturity then in effect for the fixed maturity option you chose. Your contract contains information on the amount of your contribution allocated to the fixed maturity option. The maturity date you selected generally could not be later than 10 years, or earlier than 7 years from your contract date. If you were to make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under GPB Option 1. You allocated the remainder of your initial contribution to the variable investment options and guaranteed interest option however you chose, as permitted under your contract (unless you elected a dollar cost averaging program, in which case the remainder of your initial contribution was allocated to the dollar cost averaging program). Upon the maturity date of the fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." There is no charge for GPB Option 1.

FOR ACCUMULATOR(R) PLUS/SM/ CONTRACTS ONLY: If GPB option 1 continues under the successor owner/annuitant feature, the account value will be reduced by the amount of any Credit attributable to any contributions made within one year of your death. If any portion of the Credit must be recovered from the fixed maturity option selected under GPB Option 1, the amount in the fixed maturity option may not grow to equal your initial contribution plus any applicable credit under GPB option 1.

GUARANTEED PRINCIPAL BENEFIT OPTION 2. GPB Option 2 was only available at contract issue. IF YOU PURCHASED GPB OPTION 2, YOU MAY NOT MAKE ADDITIONAL CONTRIBUTIONS TO YOUR CONTRACT AFTER SIX MONTHS FROM THE CONTRACT ISSUE DATE OR AT ANY EARLIER TIME IF AT SUCH TIME THE THEN APPLICABLE RATE TO MATURITY ON THE SPECIAL 10 YEAR FIXED MATURITY OPTION IS 3%. The Special 10 year fixed maturity option will no longer be available upon maturity of the current special 10 year fixed maturity option in September 2014. Therefore, any discussion in this Prospectus that involves any additional contributions after the first six months will be inapplicable. This feature was not available under all contracts.

We have specified the portion of your initial contribution (including, for Accumulator(R) Plus/SM/ contracts, any applicable portion of the credit we pay), and any additional permitted contributions, to be allocated to a Special 10 year fixed maturity option. Your contract contains information on the percentage of applicable contributions allocated to the Special 10 year fixed maturity option. You may allocate the rest of your contributions among the investment options (other than the Special 10 year fixed maturity option) however you choose, as permitted under your contract and other than the Investment simplifier (unless you elect a dollar cost averaging program, in which case all contributions, other than amounts allocated to the Special 10 year fixed maturity option, must be allocated to the dollar cost averaging program). The Special 10 year fixed maturity option will earn interest at the specified rate to maturity then in effect.

If on the 10th contract date anniversary, your annuity account value is less than the amount that is guaranteed under GPB Option 2, we will increase your annuity account value to be equal to the guaranteed amount under GPB Option 2. Any such additional amounts added to your annuity account value will be allocated to the EQ/Money Market investment option. After the maturity date of the Special 10 year fixed maturity option, the guarantee under GPB Option 2 will terminate. Upon the maturity date of the Special 10 year fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." The guaranteed amount under GPB Option 2 is equal to your initial contribution adjusted for any additional permitted contributions (excluding, for Accumulator(R) Plus/SM/ contracts, any credit applied to your contract), transfers out of the Special 10 year fixed maturity option and withdrawals from the contract (see "How

                        CONTRACT FEATURES AND BENEFITS
withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus). Any transfers or withdrawals from the Special 10 year fixed maturity option will also be subject to a market value adjustment (see "Market value adjustment" under "Fixed maturity options" above in this section).

If you purchased the Guaranteed principal benefit option 2, you cannot voluntarily terminate this benefit. GPB Option 2 will terminate if the contract terminates before the maturity date of the Special 10 year fixed maturity option. If the owner and the annuitant are different people and the owner dies before the maturity date of the Special 10 year fixed maturity option, we will continue GPB Option 2 only if the contract can continue through the maturity date of the Special 10 year fixed maturity option. If the contract cannot so continue, we will terminate GPB Option 2. GPB Option 2 will continue where there is a successor owner/annuitant.

FOR ACCUMULATOR(R) PLUS/SM/ CONTRACTS ONLY: However, the account value will be reduced by the amount of any Credit attributable to any contributions made within one year of your death. If any portion of the Credit must be recovered from the Special 10-year fixed maturity option, the fixed maturity amount would be affected; however, the guaranteed amount under GPB option 2 will not be affected. GPB Option 2 will terminate upon the exercise of the beneficiary continuation option.

See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a fee associated with GPB Option 2 (see "Charges and expenses" later in this Prospectus). You should note that the purchase of GPB Option 2 would not have been appropriate if you wanted to make additional contributions to your contract beyond the first six months after your contract was issued. If you later decide that you would like to make additional contributions to the Accumulator(R) Series contract, we may permit you to purchase another contract. If we do, however, you should note that we do not reduce or waive any of the charges on the new contract, nor do we guarantee that the features available under the contract will be available under the new contract. This means that you might end up paying more with respect to certain charges than if you had simply purchased a single contract (for example, the administrative charge).

The purchase of GPB Option 2 also would not have been appropriate if you planned on terminating your contract before the maturity date of the Special 10 year fixed maturity option. In addition, because we prohibit contributions to your contract after the first six months, certain contract benefits that are dependent upon contributions or account value will be limited (for example, the amount of your credit (for Accumulator(R) Plus/SM/ contracts), the Guaranteed death benefits and Protection Plus). You should also note that if you intended to allocate a large percentage of your contributions to the guaranteed interest option or other fixed maturity options, the purchase of GPB Option 2 would not have been appropriate because of the guarantees already provided by these options. In addition, for Accumulator(R) Plus/SM/ contracts, please note that GPB Option 2 protects only contributions (not including the credit), and therefore your account value would have to decline in an amount greater than the credit in order for the benefit to apply. An example of the effect of GPB Option 1 and GPB Option 2 on your annuity contract is included in Appendix VI later in this Prospectus.

DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option.

--------------------------------------------------------------------------------
UNITS MEASURE YOUR VALUE IN EACH VARIABLE INVESTMENT OPTION.
--------------------------------------------------------------------------------

(THIS SECTION ONLY APPLIES TO ACCUMULATOR(R) AND ACCUMULATOR(R) ELITE/SM /CONTRACTS)

SPECIAL DOLLAR COST AVERAGING PROGRAM. The special dollar cost averaging program is only available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners. Under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as ''enhanced rate dollar cost averaging.'' If you elect Principal Protector/SM/, you may not participate in the special dollar cost averaging program.

You may have your account value transferred to any of the variable investment options available under your contract. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months, during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of application to purchase the Accumulator(R) Series contract, a 60 day rate lock will apply from the date of application. Any contribution(s) received during this 60 day period will be credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) Series contract has been issued will be credited with the then current interest rate on the date the contribution is received by AXA Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for

                        CONTRACT FEATURES AND BENEFITS
special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th day of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only transfers that will be made from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time. We may, at any time, exercise our rights to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

(THIS SECTION ONLY APPLIES TO ACCUMULATOR(R) SELECT/SM/ CONTRACTS)

12 MONTH DOLLAR COST AVERAGING PROGRAM. You may dollar cost average from the EQ/Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described earlier in this Prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must allocate your entire initial contribution into the EQ/Money Market option if you are selecting the 12 month dollar cost averaging program at application to purchase an Accumulator(R) Select/SM/ contract; thereafter, initial allocations to any new 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12 month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the EQ/Money Market option.

You may not transfer amounts to the EQ/Money Market option established for this program that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

INVESTMENT SIMPLIFIER

FIXED-DOLLAR OPTION. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging (available only with Accumulator(R) and Accumulator(R) Elite/SM/ contracts only), this option does not offer enhanced rates. Also, this option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

                        CONTRACT FEATURES AND BENEFITS

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

INTEREST SWEEP OPTION. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. On the last day of each month, we check to see whether you have at least $7,500 in the guaranteed interest option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

                              -------------------

You may not currently participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. For Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts, only investment simplifier is available with the Option I rebalancing program. For Accumulator(R) and Accumulator(R) Elite/SM/ contracts, under the Option 1 rebalancing program you may participate in any of the dollar cost averaging programs except general dollar cost averaging. If you elect a GPB, you may also elect the 12 month dollar cost averaging program (for Accumulator(R) Select/SM/ contracts only) or General dollar cost averaging program. If you elect either of these programs, everything other than amounts allocated to the fixed maturity option under the GPB must be allocated to that dollar cost averaging program. You may still elect the Investment simplifier for amounts transferred from investment options (other than the fixed maturity option under the GPB you have elected), and, for GPB Option 1, you may also elect Investment simplifier for subsequent contributions. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits see "Guaranteed minimum death benefit and Guaranteed minimum income benefit (or the "Living Benefit") base" below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in all states. See Appendix VIII later in this Prospectus for more information on state availability.

CREDITS (FOR ACCUMULATOR(R) PLUS/SM/ CONTRACTS ONLY)

A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same investment options based on the same percentages used to allocate your contributions. If you elected Principal Protector/SM/ the credit amounts attributable to your contributions are not included for purposes of calculating your Guaranteed withdrawal benefit ("GWB") (see "Principal Protector/SM/" later in this Prospectus for more information) benefit base.

The amount of the credit will be 4%, 4.5% or 5% of each contribution based on the following breakpoints and rules:

            -------------------------------------------------------
                                                 CREDIT PERCENTAGE
            FIRST YEAR TOTAL CONTRIBUTIONS/(1)/     APPLIED TO
                       BREAKPOINTS               CONTRIBUTIONS/(2)/
            -------------------------------------------------------
                  Less than $500,000                     4%
            -------------------------------------------------------
                  $500,000-$999,999.99                  4.5%
            -------------------------------------------------------
                  $1 million or more                     5%
            -------------------------------------------------------

(1)First year total contributions means your total contributions made in the first contract year.
(2)If you already own an Accumulator(R) Plus contract, the credit percentages applied to your contributions may be higher. See Appendix IX for the credit percentages that apply to your contract.

The percentage of the credit is based on your first year total contributions. If you purchased GPB Option 2, you may not make additional contributions after the first six months. This credit percentage is credited to your initial contribution and each additional contribution made in the first contract year (after adjustment as described below), as well as those in the second and later contract years. The credit is applied to an additional contribution only to the extent that the sum of that contribution and all prior contributions to which no Credit was applied exceeds the total withdrawals made from the contract since the issue date./(1)/ Although the credit, as adjusted at the end of the first contract year, is based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

..   Indication of intent: If you indicated in the application at the time you purchased your contract an intention to make additional contributions to meet one of the breakpoints (the "Expected First Year Contribution Amount") and your initial contribution was at least 50% of the Expected First Year Contribution Amount, your credit percentage is as follows:

   -- For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage is the percentage that applies to the Expected First Year Contribution Amount based on the table above.

   -- For any subsequent contribution that results in your total contributions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

   -- If at the end of the first contract year your total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The Excess Credit is equal to the difference between the credit that was actually applied
-------------
(1)Appendix IX later in this Prospectus for contract variations.
(2)The amount we return to you upon exercise of this right to cancel will not include any credit or the amount of charges deducted prior to cancellation but will reflect, except in states where we are required to return the amount of your contributions, any investment gain or loss in the variable investment options associated with your contributions and with the full amount of the credit.

                        CONTRACT FEATURES AND BENEFITS
      based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

   -- The "Indication of intent" approach to first year contributions is not available in all states. Please see Appendix VIII later in this Prospectus for information on state availability.

..   No indication of intent:

   -- For your initial contribution (if available in your state), we applied the credit percentage based upon the above table.

   -- For any subsequent contribution that results in a higher applicable credit percentage (based on total contributions to date), we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

In addition to the recovery of any Excess Credit, we will recover all of the credit or a portion of the credit in the following situations:

..   If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" later in this Prospectus)/(2)/

..   If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VIII later in this Prospectus for information on state variations.

..   If the annuitant dies during the one-year period following our receipt of a contribution to which a credit was applied, we will recover the amount of such Credit./(1)/ See "Guaranteed principal benefit option 1" and "Guaranteed principal benefit option 2" earlier in this section;
    "Guaranteed minimum death benefit,""Principal Protector/SM/" and "Protection Plus/SM/" later in this section; and "Your beneficiary and payment of benefit"; "Successor owner and annuitant"; "Spousal protection"; and "Beneficiary continuation option" in "Payment of death benefit," later in this Prospectus.

We will recover any credit on a pro rata basis from the value in your variable investment options and guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, the fixed maturity options in order of the earliest maturing date(s), any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the Special 10 year fixed maturity option (if applicable). A market value adjustment may apply to withdrawals from the fixed maturity options.

We do not consider credits to be contributions for purposes of any discussion in this Prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.

We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" later in this Prospectus. The charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should have considered this possibility before you purchased the contract.

GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit (known as the "Living Benefit" under certain existing contracts) and the death benefits, as described in this section. The benefit base for the Guaranteed minimum income benefit and an enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    less

..   a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

6% (OR 5%) ROLL-UP TO AGE 85 (USED FOR THE 6% ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    plus

..   daily roll-up; less

..   a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

The effective annual roll-up rate credited to this benefit base is:

..   6% (or 5%) with respect to the variable investment options (other than
    EQ/Intermediate Government Bond and EQ/Money Market) and, for Accumulator(R) Select/SM/ contracts, monies allocated to the 12 month dollar cost averaging program, and, for Accumulator(R) and Accumulator(R) Elite/SM/ contracts, the account for special dollar cost averaging; the effective annual rate is 4% in Washington. Please see Appendix VIII later in this Prospectus to see what roll-up rate applies in your state or Appendix IX for what applies to your contract; and

                        CONTRACT FEATURES AND BENEFITS

..   3% with respect to the EQ/Intermediate Government Bond and EQ/Money Market,
    the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable). If you elected a guaranteed benefit that provides a 5% (or greater) roll-up, an allocation to any investment option that rolls up at 3% will effectively reduce the growth rate of your guaranteed benefit. For more information, see "Our administrative procedures for calculating your Roll-up benefit base following a transfer" in "Transferring your money among investment options" later in this Prospectus.

The benefit base stops rolling up after the contract date anniversary following the annuitant's 85th birthday. However, even after the 6% (or 5%) Roll-Up to age 85 benefit base stops rolling up, any associated enhanced death benefit will remain in effect, and we will continue to deduct the charge for the benefit. If the contract owner subsequently dies while the contract is still in effect, we will pay a death benefit equal to the higher of the account value and the applicable benefit base.

Please see "Our administrative procedures for calculating your Roll-Up benefit base following a transfer" later in the Prospectus for more information about how we calculate your Roll-Up benefit base when you transfer account values between investment options with a higher Roll-Up rate (4-6%) and investment options with a lower Roll-Up rate (3%).

ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

..   your initial contribution to the contract (plus any additional contributions),

                                      or

..   your highest account value on any contract date anniversary up to the contract date anniversary following the annuitant's (or older joint annuitant's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you have taken a withdrawal from your contract, your benefit base will be reduced from the amount described above. See "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. At any time after a withdrawal, your benefit base is equal to the greater of either:

..   your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal),

                                      or

..   your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the annuitant's (or older joint annuitant's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).

Your Annual Ratchet to age 85 benefit base is no longer eligible to increase after the contract date anniversary following your 85th birthday. However, any associated enhanced death benefit will remain in effect, and we will continue to deduct the charge for the benefit. If the contract owner subsequently dies while the contract is still in effect, we will pay a death benefit equal to the higher of the account value and the applicable benefit base amount.

GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% (or 5%) Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised. For more information, see "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value as of the 5th or later contract date anniversary. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.

We will notify you, generally in your annual statement of your contract values that we issue each year following your contract date anniversary, if the Roll-Up benefit base is eligible to be reset. If eligible, you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. Each time you reset the Roll-Up benefit base your Roll-Up benefit will not be eligible for another reset for five years. If after your death your spouse continues the contract as Successor owner/annuitant, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is annuitant age 75. After the contract date anniversary following your 75th birthday, the 6% Roll-up to age 85 and "Greater of" GMDB and its associated charge will remain in effect but the Roll-up benefit base will no longer be eligible for resets.

It is important to note that once you have reset your Roll-Up benefit base, a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of reset; you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See "Exercise rules" under "Guaranteed minimum income benefit option" below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.

                        CONTRACT FEATURES AND BENEFITS

The Roll-Up benefit base for both the Greater of enhanced death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.

For information about whether the Guaranteed death benefit/ Guaranteed minimum income benefit roll-up benefit base reset is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset is also subject to state approval. Please contact see Appendix VIII for more information about availability in your state.

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed under "Guaranteed minimum income benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. Your contract specifies different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.

GUARANTEED MINIMUM INCOME BENEFIT OPTION/(1)/

(DEPENDING ON WHEN YOU PURCHASED YOUR CONTRACT, THIS BENEFIT MAY BE CALLED THE "LIVING BENEFIT." SEE APPENDIX IX LATER IN THIS PROSPECTUS FOR MORE INFORMATION.)

The Guaranteed minimum income benefit was available if the annuitant was age 20 through 75 at the time the contract was issued. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.

This feature is not available if you elected a GPB option or Principal Protector/SM/ or if you purchased the contract as an Inherited IRA. Depending on when you purchased your contract, the Guaranteed minimum income benefit rider may have been available with Principal assurance.

If you purchased the contract to fund a charitable remainder trust, you must take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your guaranteed minimum income benefit. See ''Owner and annuitant requirements'' earlier in this section. If the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised. If the owner and annuitant are different in an NQ contract, there may be circumstances where the benefit may not be exercisable after an owner's death.
-------------
(1)Depending on when you purchased your contract, this benefit may be called the "Living Benefit." Accordingly, if applicable, all references to the Guaranteed minimum income benefit in this Prospectus and any related registration statement documents are references to the Living Benefit.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed pay-out option or a life with a period certain payout option. Depending on when you purchased your contract, your options may be different. See Appendix IX later in this Prospectus for more information. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit.

The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:

---------------------------------------------------------------------------------------------------------
                                           LEVEL PAYMENTS
---------------------------------------------------------------------------------------------------------
                                                         PERIOD CERTAIN YEARS
     ANNUITANT'S AGE AT         -------------------------------------------------------------------------
          EXERCISE                          IRAS                                  NQ
-                               -------------------------------------------------------------------------

       75 and younger                        10                                   10

             76                               9                                   10

             77                               8                                   10

             78                               7                                   10

             79                               7                                   10

             80                               7                                   10

             81                               7                                    9

             82                               7                                    8

             83                               7                                    7

             84                               6                                    6

             85                               5                                    5
---------------------------------------------------------------------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
THE GUARANTEED MINIMUM INCOME BENEFIT SHOULD BE REGARDED AS A SAFETY NET ONLY. IT PROVIDES INCOME PROTECTION IF YOU ELECT AN INCOME PAYOUT WHILE THE ANNUITANT IS ALIVE.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base less, any applicable withdrawal charge remaining, to GMIB guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors or base contract guaranteed annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. Your account value is never applied to the guaranteed annuity purchase factors under GMIB. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

                        CONTRACT FEATURES AND BENEFITS

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

The Guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". Subject to state availability, in general, if your account value falls to zero, (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base as of the beginning of the contract year), the Guaranteed minimum income benefit will be exercised automatically, based on the annuitant's current age and benefit base, as follows:

..   You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including the Guaranteed minimum death benefit, any other guaranteed benefits and any account or cash values) will terminate.

..   You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

..   If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

..   If your aggregate withdrawals during any contract year exceed 6% of the
    Roll-Up benefit base (as of the beginning of the contract year);

..   On the contract date anniversary following the annuitant's 85th birthday.

If the no lapse guarantee is no longer in effect and your account value subsequently falls to zero, your contract will terminate without value, and you will lose the Guaranteed minimum income benefit.

For information about whether the Guaranteed minimum income benefit no lapse guarantee is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum income benefit no lapse guarantee is dependent on when, and in what state, you purchased your contract. Please see Appendices VIII and IX, later in this Prospectus.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Intermediate Government Bond, EQ/Money Market, the guaranteed interest option, the fixed maturity options (including the Special 10 year fixed maturity option, if available) or the loan reserve account under Rollover TSA contracts.

-------------------------------------------------------------
                                    GUARANTEED MINIMUM
        CONTRACT DATE            INCOME BENEFIT -- ANNUAL
   ANNIVERSARY AT EXERCISE        INCOME PAYABLE FOR LIFE
-------------------------------------------------------------
             10                           $11,891
-------------------------------------------------------------
             15                           $18,597
-------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice with your annual statement. The annual statement will illustrate how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit.

--------------------------------------------------------------------------------
WE DEDUCT GUARANTEED BENEFIT AND ANNUAL ADMINISTRATIVE CHARGES FROM YOUR
ACCOUNT VALUE ON YOUR CONTRACT DATE ANNIVERSARY, AND YOU CAN ONLY EXERCISE THE GUARANTEED MINIMUM INCOME BENEFIT, IF ELIGIBLE, DURING THE 30 DAY PERIOD FOLLOWING YOUR CONTRACT DATE ANNIVERSARY. THEREFORE, IF YOUR ACCOUNT VALUE IS NOT SUFFICIENT TO PAY FEES ON YOUR NEXT CONTRACT DATE ANNIVERSARY, YOUR
CONTRACT WILL TERMINATE AND YOU WILL NOT HAVE AN OPPORTUNITY TO EXERCISE YOUR GUARANTEED MINIMUM INCOME BENEFIT UNLESS THE NO LAPSE GUARANTEE, IF AVAILABLE UNDER YOUR CONTRACT, IS STILL IN EFFECT. SEE "EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO" IN "DETERMINING YOUR CONTRACT'S VALUE" LATER IN THIS PROSPECTUS.
--------------------------------------------------------------------------------

You must return your contract to us along with all required information within 30 days following your contract date anniversary in order to exercise this benefit. Upon exercising the GMIB, any Guaranteed minimum death benefit you elected will terminate without value. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payment contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES. You will be eligible to exercise the Guaranteed minimum income benefit during your life and the annuitant's life, as follows:

..   If the annuitant was at least age 20 and not older than age 44 when the contract was issued, you are eligible to exercise the

                        CONTRACT FEATURES AND BENEFITS

   Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

..   If the annuitant was at least age 45 and not older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

..   If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

..   To exercise the Guaranteed minimum income benefit:

   -- We must receive your notification in writing within 30 days following any contract date anniversary on which you are eligible; and

   -- Your account value must be greater than zero on the exercise date. See
      "Effect of your account value falling to zero" in "Determining your contract's value" for more information about the impact of insufficient account value on your ability to exercise the Guaranteed minimum income benefit.

Please note:

(i)the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;

(ii)if the annuitant was age 75 when the contract was issued or the Roll-Up benefit base was reset, if applicable, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's attainment of age 85.

(iii)for Accumulator(R), Accumulator(R) Elite/SM/, and Accumulator(R) Plus/SM/ QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the QP contract into an Accumulator(R) Rollover IRA. This process must be completed within the 30-day time frame following the contract date anniversary in order for the Plan participant to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee (if available), a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv)for Accumulator(R) Series Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a roll-over of the TSA contract to an Accumulator(R) Series Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;/(1)/
-------------
(1)For Accumulator(R) Select/SM/ contracts, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, a rollover into an IRA will not be effected and payments will be made directly to the trustee.

(v)if you reset the Roll-Up benefit base (if available and as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(vi)a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original annuitant could have exercised the benefit. In addition, the successor owner/annuitant must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. Both the original owner/annuitant and the successor owner/annuitant must have been under age 85 at the time of the original owner/annuitant 's death in order for the Guaranteed minimum income benefit to continue. The original contract issue date will continue to apply for purposes of the exercise rules. If Spousal Protection is available under your contract and is elected, and the spouse who is the annuitant dies, the above rules apply if the contract is continued by the surviving spouse as the successor owner annuitant; and

(vii)if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

..   A successor owner who is not the annuitant may not be able to exercise the
    Guaranteed minimum income benefit without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract date anniversary on which you could exercise the benefit.

..   If the successor owner is the annuitant, the Guaranteed minimum income benefit continues only if the benefit could be exercised under the rules described above on a contract date anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the Guaranteed minimum income benefit cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

..   If you designate your surviving spouse as successor owner, the Guaranteed minimum income benefit continues and your surviving spouse may exercise the benefit according to the rules described above, even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

..   A successor owner or beneficiary that is a trust or other non-natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

(viii)if the contract is jointly owned and not an IRA contract, you can elect to have the Guaranteed minimum income benefit paid either: (a) as a joint life benefit or (b) as a single life benefit paid on the basis of the older owner's age; and

                        CONTRACT FEATURES AND BENEFITS

(ix)if the contract is an IRA contract, you can elect to have the Guaranteed minimum income benefit paid either: (a) as a joint life benefit, but only if the joint annuitant is your spouse or (b) as a single life benefit paid on the basis of the annuitant's age.

See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this Prospectus for more information.

If your account value is insufficient to pay applicable charges when due, your contract will terminate, which could cause you to lose your Guaranteed minimum income benefit. For more information, please see ''Effect of your account value falling to zero'' in ''Determining your contract's value" and the section entitled ''Charges and expenses'' later in this Prospectus.

For information about the impact of withdrawals on the Guaranteed minimum income benefit and any other guaranteed benefits you may have elected, please see ''How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits'' in ''Accessing your money."

Please see both "Effect of your account value falling to zero" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain guaranteed benefits. See "Guaranteed benefit offers" later in this section for more information. If you accepted an offer to convert your Guaranteed minimum income benefit into the New Guaranteed withdrawal benefit for life (New GWBL), see Appendix XIII for more information about the New GWBL and the Modified Death Benefit.

If you previously accepted an offer to terminate a guaranteed benefit, you no longer have an enhanced or the standard death benefit. Please refer to the terms of your offer for information about your remaining death benefit.

GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a standard death benefit. If you did not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions (adjusted for any withdrawals and any withdrawal charges, and any taxes that apply). The standard death benefit was the only death benefit available for annuitants who were ages 76 to 85 at issue. The applicable issue ages may be different for certain contract owners, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus for more information. Once your contract has been issued, you may not change or voluntarily terminate your death benefit.

If you elected one of the enhanced death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected enhanced death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals, withdrawal charges and taxes that apply) whichever provides the higher amount. If you elected the Spousal protection option, if available, the Guaranteed minimum death benefit is based on the age of the older spouse, who may or may not be the annuitant, for the life of the contract. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

Any of the enhanced death benefits or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit. The Annual Ratchet to age 85, the 6% Roll-up to age 85 and the "Greater of" enhanced death benefits have an additional charge. There is no charge for the Standard death benefit. Although the amount of your enhanced death benefit will no longer increase after age 85, we will continue to deduct this charge as long as your enhanced death benefit is in effect. See "Guaranteed minimum death benefit charge" in "Charges and expenses" for more information.

If your contract terminates for any reason, your Guaranteed minimum death benefit will also terminate. See "Termination of your contract" in "Determining your contract's value" for information about the circumstances under which your contract will terminate.

For Accumulator(R) Plus/SM/ contracts, if the annuitant dies during the one-year period following our receipt of a contribution, the account value used to calculate the applicable guaranteed minimum death benefit will not reflect any Credits applied in the one-year period prior to death.

OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANTS AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS; 0 THROUGH 70 AT ISSUE OF INHERITED IRA CONTRACTS AND 20 THROUGH 70 AT ISSUE OF QP AND FLEXIBLE PREMIUM IRA CONTRACTS. DEPENDING ON WHEN YOU PURCHASED YOUR CONTRACT, YOUR AVAILABLE ISSUE AGES MAY HAVE BEEN OLDER AT THE TIME YOU PURCHASED YOUR CONTRACT.

Subject to state and contract availability (please see Appendix VIII for state availability of these benefits and Appendix IX for contract variations later in this Prospectus), the following enhanced death benefits were available:

..   ANNUAL RATCHET TO AGE 85

..   6% ROLL-UP TO AGE 85

..   THE GREATER OF 5% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

..   THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

These enhanced death benefits, together with the standard death benefit, comprise the Guaranteed minimum death benefits available under the contract.

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                        CONTRACT FEATURES AND BENEFITS

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Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

If you elected Principal Protector/SM/, only the standard death benefit and the Annual Ratchet to Age 85 enhanced death benefit were available.

For information about the effect of withdrawals on your Guaranteed minimum death benefit, please see ''How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2'' in ''Accessing your money."

If you are using the contract to fund a charitable remainder trust, you must take certain distribution amounts. You should consider split funding so that those distributions do not adversely impact your enhanced death benefit. See ''Owner and annuitant requirements'' earlier in this section.

See Appendix IV later in this Prospectus for an example of how we calculate an enhanced minimum death benefit.

You may have been the recipient of an offer that provided for an increase in your account value in return for terminating your Guaranteed minimum death benefit. If you accepted such an offer, your Guaranteed minimum death benefit has been replaced with the return of account value death benefit. If you did not accept an offer, your Guaranteed minimum death benefit is still in effect. See "Guaranteed benefit offers" later in this section for more information.

PROTECTION PLUS/SM/

The following section provides information about the Protection Plus/SM/ option, which was only available at the time you purchased your contract. If Protection Plus/SM/ was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently. Protection Plus/SM/ is an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of having purchased the Protection Plus/SM/ feature in an NQ, IRA or Rollover TSA contract. If you purchased the Protection Plus/SM/ feature, you may not voluntarily terminate the feature. If you elected Principal Protector/SM/, the Protection Plus/SM/ feature is not available.

If the annuitant was 70 or younger when we issued your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant and Protection Plus/SM/ had been elected at issue), the death benefit will be:

the GREATER of:

..   the account value OR

..   any applicable death benefit

INCREASED BY:

..   such death benefit less total net contributions, multiplied by 40%.

For purposes of calculating your Protection Plus/SM /benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) adjusted for each withdrawal that exceeds your Protection Plus/SM/ earnings. "Net contributions" are reduced by the amount of that excess. Protection Plus/SM/ earnings are equal to (a) minus (b) where
(a) is the greater of the account value and the death benefit immediately prior to the withdrawal and (b) is the net contributions as adjusted by any prior withdrawals (for Accumulator(R) Plus/SM/ contracts, credit amounts are not included in "net contributions"); and (ii) "Death benefit" is equal to the GREATER of the account value as of the date we receive satisfactory proof of death OR any applicable Guaranteed minimum death benefit as of the date of death. If you are an existing contract owner and not a new purchaser, your net contributions may be reduced on a pro rata basis to reflect withdrawals (including withdrawal charges and any TSA loans). For information about what applies to your contract, see Appendix IX later in this Prospectus.

For Accumulator(R) Plus/SM/ contracts, for purposes of calculating the Protection Plus/SM/ benefit, if any contributions are made in the one-year period prior to death of the annuitant, the account value will not include any Credits applied in the one-year period prior to death.

If the annuitant was age 71 through 75 (this age may be higher for certain contract owners, depending on when you purchased your contract) when we issued your contract (or if the successor owner/ annuitant is between the ages of 71 and 75 when he or she becomes the successor owner/annuitant and Protection Plus/SM/ had been elected at issue), the death benefit will be:

the GREATER of:

..   the account value OR

..   any applicable death benefit

INCREASED BY:

..   such death benefit (as described above) less total net contributions, multiplied by 25%.

The value of the Protection Plus/SM/ death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For an example of how the Protection Plus/SM/ death benefit is calculated, please see Appendix VII.

Although the value of your Protection Plus benefit will no longer increase after age 80, we will continue to deduct the charge for this benefit as long as it remains in effect.

If you elected Spousal protection, the Protection Plus/SM/ benefit is based on the age of the older spouse, who may or may not be the annuitant. Upon the death of the non-annuitant spouse, the account value will be increased by the value of the Protection Plus/SM/ benefit as of the date we receive due proof of death. Upon the death of the annuitant, the value of the Protection Plus/SM/ benefit is either added to the death benefit payment

                                      37

                        CONTRACT FEATURES AND BENEFITS

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or to the account value if Successor owner/annuitant is elected. If the surviving spouse elects to continue the contract, the benefit will be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract if the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

Ask your financial professional or see Appendix VIII later in this Prospectus to see if this feature was available in your state.

The Protection Plus/SM/ feature will terminate if your contract terminates for any reason. See "Termination of your contract" in "Determining your contract's value" later in this Prospectus.

You may have been the recipient of an offer that provided for an increase in your account value in return for terminating your Protection Plus/SM/ benefit. If you accepted such an offer, your Protection Plus/SM/ benefit has been replaced with the return of account value death benefit. If you did not accept an offer, your Protection Plus/SM/ benefit is still in effect. See "Guaranteed benefit offers" later in this section for more information.

PRINCIPAL PROTECTOR/SM/

The following section provides information about the Principal Protector/SM/ option, which was only available at the time you purchased your contract. If Principal Protector/SM/ was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently.

As described below, Principal Protector/SM/ provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed your GWB Annual withdrawal amount. Principal Protector/SM/ is not an automated withdrawal program. You may request a withdrawal through any of our available withdrawal methods. See "Withdrawing your account value" in "Accessing your money" later in this Prospectus. All withdrawals reduce your account value and the guaranteed minimum death benefit.

Principal Protector/SM/ could be elected at contract issue, for an additional charge, if the annuitant was age 0 through 85 for NQ contracts or age 20 through 75 for all IRA contracts. Please see "Principal Protector/SM/ charge" in "Charges and expenses" later in this Prospectus for a description of the charge and when it applies. If you elected this benefit, you cannot terminate it.

Depending on when you purchased your contract, this feature may not be available. See Appendix IX later in this Prospectus for more information.

If you die, and your beneficiary elects the Beneficiary continuation option, if available, your beneficiary may continue Principal Protector/SM/ provided that the beneficiary was 75 or younger on the original contract date. If the beneficiary was older, Principal Protector/SM/ will terminate without value even if the GWB benefit base is greater than zero. In the case of multiple beneficiaries, any beneficiary older than 75 may not continue Principal Protector/SM/ and that beneficiary's portion of the GWB benefit base will terminate without value, even if it was greater than zero. The ability to continue Principal Protector/SM/ under the Beneficiary continuation option is subject to state availability. If it was approved in your state, it was added to your contract if you had already elected GWB. See "Beneficiary continuation option" under "Payment of death benefit" later in the Prospectus for more information on continuing Principal Protector/SM/ under the Beneficiary continuation option.

If you purchased the contract as a TSA or QP or Inherited IRA, Principal Protector/SM/ was not available. This benefit was also not available if you elected the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 and Annual Ratchet to Age 85 enhanced death benefit, Protection Plus/SM/, or GPB Option 1 or GPB Option 2 (or, for Accumulator(R) and Accumulator(R) Elite/SM/ contracts, the special dollar cost averaging program). For more information, please see Appendix IX later in this Prospectus.

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of the benefit. See "Effect of GWB Excess withdrawals" below. For traditional IRAs, the Principal Protector/SM/ makes provision for you to take lifetime required minimum distributions ("RMDs") without losing the value of the Principal Protector/SM/ guarantee, provided you comply with the conditions under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus, including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, including utilization of our Automatic RMD service, this benefit may have limited usefulness for you. Please consult your tax adviser.

YOUR GWB BENEFIT BASE

At issue, your GWB benefit base is equal to your initial contribution and will increase or decrease, as follows:

..   Your GWB benefit base increases by the dollar amount of any additional contributions.

..   Your GWB benefit base decreases by the dollar amount of withdrawals.

..   Your GWB benefit base may be further decreased if a withdrawal is taken in excess of your GWB Annual withdrawal amount.

..   Your GWB benefit base may also be increased under the Optional step up provision.

..   Your GWB benefit base may also be increased under the one time step up applicable with the Beneficiary continuation option.

Each of these events is described in detail below. Once your GWB benefit base is depleted, you may continue to make withdrawals from your account value, but they are not guaranteed under Principal Protector/SM/.

For Accumulator(R) Plus/SM/ contracts, credit amounts attributable to your contributions are not included for purposes of calculating your GWB benefit base.

YOUR GWB ANNUAL WITHDRAWAL AMOUNT

Your GWB Annual withdrawal amount is equal to either 5% or 7% ("Applicable percentage"), as applicable, of your initial GWB benefit base, and is the maximum amount that you can withdraw each year without making a GWB Excess withdrawal, as described below. When you purchased your contract, you chose between two available GWB Annual withdrawal options:

..   7% GWB ANNUAL WITHDRAWAL OPTION

..   5% GWB ANNUAL WITHDRAWAL OPTION

The GWB Annual withdrawal amount may decrease as a result of a GWB Excess withdrawal and may increase as a result of an Automatic

                        CONTRACT FEATURES AND BENEFITS
reset, additional contributions or a "step up" of the GWB benefit base; each of these transactions are discussed below in detail. Once you elect a GWB Annual withdrawal option, it cannot be changed.

Your GWB Annual withdrawal amounts are not cumulative. If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

The withdrawal charge, if applicable, is waived for withdrawals up to the GWB Annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

EFFECT OF GWB EXCESS WITHDRAWALS

A GWB Excess withdrawal is caused when you withdraw more than your GWB Annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your GWB Annual withdrawal amount, the entire amount of the withdrawal and each subsequent withdrawal in that contract year are GWB Excess withdrawals.

A GWB Excess withdrawal can cause a significant reduction in both your GWB benefit base and your GWB Annual withdrawal amount. If you make a GWB Excess withdrawal, we will recalculate your GWB benefit base and the GWB Annual withdrawal amount. As of the date of the GWB Excess withdrawal, the GWB benefit base is first reduced by the dollar amount of the withdrawal (including any applicable withdrawal charge), and the reduced GWB benefit base and the GWB Annual withdrawal amount are then further adjusted, as follows:

..   If the account value after the deduction of the withdrawal is less than the
    GWB benefit base, then the GWB benefit base is reset equal to the account value.

..   If the account value after the deduction of the withdrawal is greater than or equal to the GWB benefit base, then the GWB benefit base is not adjusted further.

..   The GWB Annual withdrawal amount equals the lesser of: (i) the Applicable percentage of the adjusted GWB benefit base and (ii) the GWB Annual withdrawal amount prior to the GWB Excess withdrawal.

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of Principal Protector/SM/. If your account value is less than your GWB benefit base (due, for example, to negative market performance), a GWB Excess withdrawal, even one that is only slightly more than your GWB Annual withdrawal amount, can significantly reduce your GWB benefit base and the GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume in contract year four that your account value is $80,000, you have not made any prior withdrawals, and you request an $8,000 withdrawal. Your $100,000 benefit base is first reduced by $8,000 to now equal $92,000. Your GWB benefit base is then further reduced to equal the new account value: $72,000 ($80,000 minus $8,000). In addition, your GWB Annual withdrawal amount is reduced to $5,040 (7% of $72,000), instead of the original $7,000.

Withdrawal charges, if applicable, are applied to the amount of the withdrawal exceeding the Guaranteed annual withdrawal amount, assuming the Guaranteed annual withdrawal amount is greater than the 10% free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Using the example above, if the $8,000 withdrawal is a withdrawal of contributions subject to the withdrawal charge, the withdrawal charge would apply to the $3,000 (the amount of the withdrawal charge above the Guaranteed annual withdrawal amount of $5,000). See "Certain withdrawals" in "Charges and expenses" later in this Prospectus.

You should further note that a GWB Excess withdrawal that reduces your account value to zero eliminates any remaining value in your GWB benefit base. See "Effect of your account value falling to zero" in "Determining your contract value" later in this Prospectus.

In general, if you purchase the contract as a traditional IRA and participate in our Automatic RMD service, and you do not take any other withdrawals, an automatic withdrawal under that program will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus.

If you die, and your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option, and chooses scheduled payments, such payments will not cause a GWB Excess withdrawal, provided no additional withdrawals are taken. If your beneficiary chooses the "5-year rule" instead of scheduled payments, this waiver does not apply and a GWB Excess withdrawal may occur if withdrawals exceed the GWB Annual withdrawal amounts.

EFFECT OF AUTOMATIC RESET

If you take no withdrawals in the first five contract years, the Applicable percentage to determine your GWB Annual withdrawal amount will be automatically reset at no additional charge. The Applicable percentage under the 7% GWB Annual withdrawal option will be increased to 10%, and the Applicable percentage under the 5% GWB Annual withdrawal option will be increased to 7%. The Applicable percentage is automatically reset on your fifth contract date anniversary, and your GWB Annual withdrawal amount will be recalculated.

If you die before the fifth contract date anniversary, and your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option, if available, the Automatic reset will apply on the fifth contract date anniversary if you have not taken any withdrawals and: (1) your beneficiary chooses scheduled payments and payments have not yet started; or, (2) if your beneficiary chooses the "5-year rule" option and has not taken withdrawals. See "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus.

EFFECT OF ADDITIONAL CONTRIBUTIONS

Anytime you make an additional contribution, we will recalculate your GWB benefit base and your GWB Annual withdrawal amount. Your GWB benefit base will be increased by the amount of the contribution (for Accumulator(R) Plus/SM/ contracts, credit amounts are not included) and your GWB Annual withdrawal amount will be equal to the greater of (i) the Applicable percentage of the new GWB benefit base, or (ii) the GWB Annual withdrawal amount in effect immediately prior to the additional contribution.

If you die, and your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option, no additional contributions will be permitted.

                                      39

                        CONTRACT FEATURES AND BENEFITS

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OPTIONAL STEP UP PROVISION

Except as stated below, any time after the fifth contract date anniversary, you may request a step up in the GWB benefit base to equal your account value. If your GWB benefit base is higher than the account value as of the date we receive your step up request, no step up will be made. If a step up is made, we may increase the charge for the benefit. For a description of the charge increase, see "Principal Protector/SM/ charge" in "Charges and expenses" later in this Prospectus. Once you elect to step up the GWB benefit base, you may not do so again for five complete contract years from the next contract date anniversary. Under both the Spousal protection and the successor owner annuitant features, upon the first death, the surviving spouse must wait five complete contract years from the last step up or from contract issue, whichever is later, to be eligible for a step up.

As of the date of your GWB benefit base step up, your GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and (ii) your GWB Applicable percentage applied to your stepped up GWB benefit base.

It is important to note that a step up in your GWB benefit base may not increase your GWB Annual withdrawal amount. In that situation, the effect of the step up is only to increase your GWB benefit base and support future withdrawals. We will process your step up request even if it does not increase your GWB Annual withdrawal amount, and we will increase the Principal Protector/SM/ charge, if applicable. In addition, you will not be eligible to request another step up for five complete contract years. After processing your request, we will send you a confirmation showing the amount of your GWB benefit base and your GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume you take withdrawals of $7,000 in each of the first five contract years, reducing the GWB benefit base to $65,000. After five contract years, further assume that your account value is $92,000, and you elect to step up the GWB benefit base from $65,000 to $92,000. The GWB Annual withdrawal amount is recalculated to equal the greater of 7% of the new GWB benefit base, which is $6,440 (7% of $92,000), or the current GWB Annual withdrawal amount, $7,000. Therefore, following the step up, even though your GWB benefit base has increased, your GWB Annual withdrawal amount does not increase and remains $7,000.

The Optional step up provision is not available once your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option. However, if you die, and your beneficiary continues Principal ProtectorSM under the Beneficiary continuation option, the GWB benefit base will be stepped up to equal the account value, if higher as of the transaction date that we receive the Beneficiary continuation option election. For Accumulator(R) Plus/SM/ contracts, the account value will be reduced by any Credits applied to contributions made within one year prior to your death before the comparison with the GWB benefit base, for purposes of the GWB benefit base step up. As of the date of the GWB benefit base step up (if applicable) your beneficiary's GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and (ii) your GWB Applicable percentage applied to the stepped up GWB benefit base. This is a onetime step up at no additional charge.

OTHER IMPORTANT CONSIDERATIONS

..   Principal Protector/SM /protects your principal only through withdrawals.
    Your account value may be less than your total contributions.

..   You can take withdrawals under your contract without purchasing Principal
    Protector/SM/. In other words, you do not need this benefit to make withdrawals.

..   Amounts withdrawn in excess of your GWB Annual withdrawal amount may be subject to a withdrawal charge, if applicable, as described in "Charges and expenses" later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year.

..   Withdrawals made under Principal Protector/SM/ will be treated, for tax purposes, in the same way as other withdrawals under your contract.

..   All withdrawals are subject to all of the terms and conditions of the contract. Principal Protector/SM/ does not change the effect of withdrawals on your account value or guaranteed minimum death benefit; both are reduced by withdrawals whether or not you elect Principal Protector/SM/. See "How withdrawals are taken from your account value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.

..   If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

..   GWB Excess withdrawals can significantly reduce or completely eliminate the value of this benefit. See "Effect of GWB Excess withdrawals" above in this section and "Withdrawing your account value" in "Accessing your money" later in this Prospectus.

..   If you surrender your contract to receive its cash value, all benefits under the contract will terminate, including Principal Protector/SM/ if your cash value is greater than your GWB Annual withdrawal amount. Therefore, when surrendering your contract, you should seriously consider the impact on Principal Protector/SM/ when you have a GWB benefit base that is greater than zero.

..   If you die and your beneficiary elects the Beneficiary continuation option, then your beneficiary should consult with a tax adviser before choosing to use the "5-year rule." The "5-year rule" is described in "Payment of death benefit" under "Beneficiary continuation option" later in this Prospectus. The GWB benefit base may be adversely affected if the beneficiary makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost.

From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain guaranteed benefits. See "Guaranteed benefit offers" later in this section for more information.

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                        CONTRACT FEATURES AND BENEFITS

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If you previously accepted an offer to terminate a guaranteed benefit, you no longer have an enhanced or the standard death benefit. Please refer to the terms of your offer for information about your remaining death benefit.

GUARANTEED BENEFIT OFFERS

From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain guaranteed benefits. Previously, we made offers to groups of contract owners that provided for an increase in account value in return for terminating their guaranteed death or income benefits. In the future, we may make additional offers to these and other groups of contract owners.

When we make an offer, we may vary the offer amount, up or down, among the same group of contract owners based on certain criteria such as account value, the difference between account value and any applicable benefit base, investment allocations and the amount and type of withdrawals taken. For example, for guaranteed benefits that have benefit bases that can be reduced on either a pro rata or dollar-for-dollar basis, depending on the amount of withdrawals taken, we may consider whether you have taken any withdrawal that has caused a pro rata reduction in your benefit base, as opposed to a dollar-for-dollar reduction. Also, we may increase or decrease offer amounts from offer to offer. In other words, we may make an offer to a group of contract owners based on an offer amount, and, in the future, make another offer based on a higher or lower offer amount to the remaining contract owners in the same group.

If you accept an offer that requires you to terminate a guaranteed benefit, we will no longer charge you for it, and you will not be eligible for any future offers related to that type of guaranteed benefit, even if such future offer would have included a greater offer amount or different payment or incentive.

If you accepted an offer to convert your Guaranteed minimum income benefit into the New Guaranteed withdrawal benefit for life (New GWBL), see Appendix XIII for more information about the New GWBL and the Modified Death Benefit.

GUARANTEED BENEFIT LUMP SUM PAYMENT OPTION

The Guaranteed Benefit Lump Sum Payment option is currently available under limited circumstances. It is available to you if you elected a Guaranteed minimum income benefit ("GMIB"), and the no-lapse guarantee is in effect and your account value falls to zero, either due to a withdrawal that is not an Excess withdrawal or due to a deduction of charges.

We reserve the right to terminate the availability of this option at any time. This option is not available under Rollover TSA contracts.

If your account value falls to zero, as described above, 1-2 business days thereafter we will send you a letter which will describe the options available to you, including the Guaranteed Benefit Lump Sum Payment option to make your election. In addition, the letter will include the following information:

   1. The Guaranteed Benefit Lump Sum offer is optional;

   2. If no action is taken, you will receive the stream of payments as promised under your contract;

   3. The amount and frequency of the stream of payments based on a single life annuity payout;

   4. The amount you would receive if you elect the Guaranteed Benefit Lump Sum offer;

   5. That the amount of the Guaranteed Benefit Lump Sum offer is less than the present value of the stream of payments;


   6. A description of the factors you should consider before accepting the Guaranteed Benefit Lump Sum offer;

   7. The reason we are making the Guaranteed Benefit Lump Sum offer; and


   8. That you may elect to receive a reduced series of income payments based on joint lives and can contact the customer services group to obtain the amount of a joint life annuity.

You will have no less than 30 days from the day your account value falls to zero to elect an option. If you elect the Guaranteed Benefit Lump Sum Payment option, you will receive the lump sum amount in a single payment.

If you elect the Guaranteed Benefit Lump Sum Payment, your contract and optional benefits will terminate, including any guaranteed minimum death benefit. If you do not make an election, we will automatically exercise your GMIB by issuing a supplementary annuity contract using the default option described in your contract.

We will determine the Guaranteed Benefit Lump Sum Payment amount as of the day your account value fell to zero. The amount of a Guaranteed Benefit Lump Sum Payment will vary based on the factors described below.

We first determine the contract reserves attributable to your contract using standard actuarial calculations, which is a conservative measurement of present value. In general, the contract reserve is the present value of future benefit payments. In determining your contract reserve, we take into account the following factors:

  .   The owner/annuitant's life expectancy (based on gender and age);

  . The current annual payment for the GMIB in the form of a single life annuity, adjusted for any outstanding withdrawal charge; and

  .   The interest rate at the time your account value fell to zero.

The Guaranteed Benefit Lump Sum Payment is calculated based on a percentage of the contract reserve based on certain factors including, but not limited to, the current interest rate environment and GMIB utilization rates we will use the percentage that is in effect at the time of your election. The percentage will range from 50% to 90% of the contract reserve. If your account value falls to zero, as described above, we will notify you then of the current percentage when we send you the letter describing the options available to you. Your payment will be reduced, as applicable, by any annual payments made since your account value fell to zero. For information on how the Guaranteed Benefit Lump Sum Payment option works under certain hypothetical circumstances, please see Appendix XII.

In the event your account falls to zero, as described above, you should evaluate this payment option carefully. IF YOU ELECT THE

                        CONTRACT FEATURES AND BENEFITS

GUARANTEED BENEFIT LUMP SUM PAYMENT OPTION, YOU WOULD NO LONGER HAVE THE ABILITY TO RECEIVE PERIODIC CASH PAYMENTS OVER YOUR LIFETIME UNDER THE GMIB. When you purchased your contract you made a determination that the lifetime income stream available under the GMIB was important to you based on your personal circumstances. When considering this payment option, you should consider whether you still need the benefits of an ongoing lifetime income stream, given your personal and financial circumstances.

In addition, you should consider the following factors:

  . Whether, given your state of health, you believe you are likely to live to enjoy the future income benefits provided by the GMIB; and

  . Whether a lump sum payment (which may be up to 50% less than the present value of the future stream of payments) is more important to you than a future stream of payments. See Hypothetical Illustrations in Appendix XII.

  . Whether there are differences in tax consequences for taking a lump sum as opposed to receiving annuity payments.

In considering the factors above, and any other factors you believe are relevant, you may wish to consult with your financial professional or other advisor.

We believe that offering this payment option could be mutually beneficial to both us and to contract owners whose financial circumstances may have changed since they purchased the contract. If you elect the Guaranteed Benefit Lump Sum Payment option, you would immediately receive a lump sum payment rather than a stream of future payments over your lifetime. We would gain a financial benefit because we anticipate that providing a lump sum payment to you will be less costly to us than paying you periodic cash payments during your lifetime. The lump sum payment option may not be beneficial for everyone.

If you elect the Guaranteed Benefit Lump Sum Payment option it will be treated as a surrender of the contract and may be taxable and subject to tax penalties. For information on tax consequences, please see the section entitled "Tax information" in the Prospectus.

This payment option may not be available in all states. We may, in the future, suspend or terminate this payment option, or offer this payment option on more or less favorable terms upon advance notice to you. In addition, depending on when you purchased your contract, this option may not be available. See Appendix IX later in this Prospectus for contract variations.

INHERITED IRA BENEFICIARY CONTINUATION CONTRACT

(FOR ACCUMULATOR(R), ACCUMULATOR(R) ELITE/SM/, AND ACCUMULATOR(R) SELECT/SM/ CONTRACTS ONLY )

The contract was available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected "original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information." The contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. The contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. The contract may not have been available in all states. Please speak with your financial professional for further information.

Depending on when you purchased your contract, the contract may not have been available. See Appendix IX later in this Prospectus for more information.

The inherited IRA beneficiary continuation contract could only have been purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries are treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract could have been purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

..   You must receive payments at least annually (but may have elected to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

..   You must receive payments from the contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from the contract. However, for certain Inherited IRAs, if you maintain another IRA of the same type (traditional or Roth) of the same deceased owner and you are also taking distributions over your life from that Inherited IRA, you may qualify to take an amount from that other Inherited IRA which would otherwise satisfy the amount required to be distributed from the AXA Equitable Inherited IRA contract. If you choose not to take a payment from your Inherited IRA contract in any year, you must notify us in writing before we make the payment from the Inherited IRA contract, and we will not make any future payment unless you request in writing a reasonable time before we make such payment. If you choose to take a required payment from another Inherited IRA, you are responsible for calculating the appropriate amount and reporting it on your income tax return. Please feel free to speak with your financial professional, or call our processing office, if you have any questions.

                        CONTRACT FEATURES AND BENEFITS

..   The beneficiary of the original IRA is the annuitant under the inherited
    IRA beneficiary continuation contract. In the case where the beneficiary is a "see-through trust," the oldest beneficiary of the trust is the annuitant.

..   An inherited IRA beneficiary continuation contract was not available for annuitants over age 70.

..   The initial contribution had to be a direct transfer from the deceased owner's original IRA and was subject to minimum contribution amounts. See "Rules regarding contributions to your contract" in "Appendix XI" for more information.

..   Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.

..   You may make transfers among the investment options.

..   You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges if applicable under your contract, will apply as described in "Charges and expenses" later in this Prospectus.

..   The Guaranteed minimum income benefit, successor owner/ annuitant feature,
    12 month dollar cost averaging program (if applicable), special dollar cost averaging program (if applicable), automatic investment program, GPB Options 1 and 2, Principal Protector/SM /and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

..   If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

..   Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges (if applicable under your contract) will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. SINCE THE CONTRACT IS NO LONGER AVAILABLE TO NEW PURCHASERS, THIS CANCELLATION PROVISION IS NO LONGER APPLICABLE.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional to find out what applies in your state.

Generally, your refund will equal your account value (less loan reserve account under Rollover TSA contracts) under the contract on the day we receive notification to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct),
(ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options, and, for Accumulator(R) and Accumulator(R) Elite/SM/ contracts, (iv) any interest in the account for special dollar cost averaging through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii) or, if applicable, (iv) above). For any IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. For Accumulator(R) Plus/SM/ contracts, please note that you will forfeit the credit by exercising this right of cancellation.

We may require that you wait six months before you may apply for a contract with us again if:

..   you cancel your contract during the free look period; or

..   you change your mind before you receive your contract, whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA contract or Flexible Premium Roth IRA contract and return to a Rollover IRA contract or Flexible Premium IRA contract, whichever applies. Our processing office or your financial professional can provide you with the cancellation instructions.

                        CONTRACT FEATURES AND BENEFITS

2. Determining your contract's value

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YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total value of the values you have in: (i) the variable investment options; (ii) the guaranteed interest account; (iii) market adjusted amounts in the fixed maturity options; (iv) for Accumulator(R) and Accumulator(R) Elite/SM/ contracts, the account for special dollar cost averaging; and (v) the loan reserve account (applies for Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) the total amount or a pro rata portion of the annual administrative charge as well as any optional benefit charges(1); (ii) any applicable withdrawal charge; and
(iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)mortality and expense risks;

(ii)administrative expenses; and

(iii)distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)increased to reflect additional contributions and, for Accumulator(R) Plus/SM/ contracts, the credit;

(ii)decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii)increased to reflect transfer into, or decreased to reflect transfer out of, a variable investment option; or

(iv)increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.
-------------
(1)Depending on when you purchased your contract, your account value will be reduced by a pro rata portion of the administrative charge only. See Appendix IX later in this Prospectus for more information.

In addition, if applicable, when we deduct the enhanced death benefit, guaranteed minimum income benefit, GPB Option 2, Principal Protector/SM/ and/or Protection Plus/SM/ benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest account at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

(FOR ACCUMULATOR(R) AND ACCUMULATOR(R) ELITE/SM/ CONTRACTS ONLY)

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.

EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO

Your account value will fall to zero and your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose your Guaranteed minimum income benefit, Guaranteed minimum death benefit and any other applicable guaranteed benefits, except as discussed below. If your account value is low, we strongly urge you to contact your financial professional or us to determine the appropriate course of action prior to your next contract date anniversary. Your options may include stopping withdrawals or exercising your Guaranteed minimum income benefit on your next contract date anniversary. If your contract was issued in Maryland, you may be able to prevent termination of your contract by making a contribution under certain circumstances. Please call our processing office to determine if this applies to your contract.

                       DETERMINING YOUR CONTRACT'S VALUE

--------------------------------------------------------------------------------
WE DEDUCT GUARANTEED BENEFIT AND ANNUAL ADMINISTRATIVE CHARGES FROM YOUR
ACCOUNT VALUE ON YOUR CONTRACT DATE ANNIVERSARY. IF YOU ELECTED THE GUARANTEED MINIMUM INCOME BENEFIT, YOU CAN ONLY EXERCISE THE BENEFIT DURING THE 30 DAY PERIOD FOLLOWING YOUR CONTRACT DATE ANNIVERSARY. THEREFORE, IF YOUR ACCOUNT VALUE IS NOT SUFFICIENT TO PAY FEES ON YOUR NEXT CONTRACT DATE ANNIVERSARY,
YOUR CONTRACT WILL TERMINATE WITHOUT VALUE AND YOU WILL NOT HAVE AN OPPORTUNITY TO EXERCISE YOUR GUARANTEED MINIMUM INCOME BENEFIT UNLESS THE NO LAPSE
GUARANTEE PROVISION UNDER YOUR CONTRACT IS STILL IN EFFECT.
--------------------------------------------------------------------------------

See Appendix VIII later in this Prospectus for any state variations with regard to the termination of your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE (NOT AVAILABLE UNDER ALL CONTRACTS). In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.

PRINCIPAL PROTECTOR/SM/ (NOT AVAILABLE UNDER ALL CONTRACTS). If you elected Principal Protector/SM/ and your account value falls to zero due to a GWB Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary annuity contract, as discussed below, even if your GWB benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not a GWB Excess withdrawal or due to a deduction of charges, please note the following:

..   If your GWB benefit base equals zero, we will terminate your contract and make no payment.

..   If your GWB benefit base is greater than zero but less than or equal to the balance of your GWB Annual withdrawal amount, if any, for that contract year, we will terminate your contract and pay you any remaining GWB benefit base.

..   If your GWB benefit base is greater than the balance of your remaining GWB
    Annual withdrawal amount, if any, for that contract year, we will pay you your GWB Annual withdrawal amount balance and terminate your contract, and we will pay you your remaining GWB benefit base as an annuity benefit, as described below.

..   If the Beneficiary continuation option is elected (not available in all states), and the account value falls to zero while there is a remaining GWB benefit base, we will make payments to the beneficiary as follows:

   -- If the beneficiary had elected scheduled payments we will continue to make scheduled payments over remaining life expectancy until the GWB benefit base is zero, and the Principal Protector/SM/ charge will no longer apply.

   -- If the beneficiary had elected the "5-year rule" and the GWB benefit base is greater than the remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay the beneficiary the GWB Annual withdrawal amount balance. We will continue to pay the beneficiary the remaining GWB Annual withdrawal amount each year until the GWB benefit base equals zero, or the contract terminates at the end of the fifth contract year, whichever comes first. Any remaining GWB benefit base at the end of the fifth contract year will terminate without value.

ANNUITY BENEFIT. If the contract terminates and the remaining GWB benefit base is to be paid in installments, we will issue you an annuity benefit contract and make annual payments equal to your GWB Annual withdrawal amount on your contract date anniversary beginning on the next contract date anniversary, until the cumulative amount of such payments equals the remaining GWB benefit base (as of the date the contract terminates). The last installment payment may be smaller than the previous installment payments in order for the total of such payments to equal the remaining GWB benefit base.

The annuity benefit supplemental contract will carry over the same owner, annuitant and beneficiary as under your contract. If you die before receiving all of your payments, we will make any remaining payments to your beneficiary. The charge for Principal Protector/SM/ will no longer apply.

If at the time of your death the GWB Annual withdrawal amount was being paid to you as an annuity benefit, your beneficiary may not elect the Beneficiary continuation option.

TERMINATION OF YOUR CONTRACT

Your contract, including any guaranteed benefits you have elected, will terminate for any of the following reasons:

..   You surrender your contract. See "Surrendering your contract to receive its cash value" in Accessing your money" for more information.

..   You annuitize your contract. See "Your annuity payout options" in
    "Accessing your money" for more information.

..   Your contract reaches its maturity date, which will never be later than the contract date anniversary following your 95th birthday, at which time the contract must be annuitized or paid out in a lump sum. See "Your Annuity maturity date" in "Accessing your money" later in this Prospectus.

..   Your account value is insufficient to pay any applicable charges when due.
    See "Effect of your account value falling to zero" earlier in this section for more information.

                       DETERMINING YOUR CONTRACT'S VALUE

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the variable investment options, subject to the following:

..   You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

..   If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

..   If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your GPB.

..   A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day. If you are an existing contract owner, this restriction may not apply. See Appendix IX later in this Prospectus for contract variations.

..   No transfers are permitted into the Special 10 year fixed maturity option
    (if available).

..   For Accumulator(R) and Accumulator(R) Elite/SM/ contracts, you may not transfer any amount to the account for special dollar cost averaging.

..   For Accumulator(R) Select/SM/ contracts, you may not transfer any amount to the 12 month dollar cost averaging program.

In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option, the interest sweep option and dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a)25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b)the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or

(c)25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing (using our specific form) through Online Account Access. You must send in all written transfer requests on the specific form we provide directly to our processing office. We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

OUR ADMINISTRATIVE PROCEDURES FOR CALCULATING YOUR ROLL-UP BENEFIT BASE FOLLOWING A TRANSFER

As explained under "6% (or 5%) Roll-Up to age 85 (used for the 6% Roll-Up to age 85 enhanced death benefit AND the Greater of 6% (or 5%) Roll-Up to age 85 enhanced death benefit or the Annual Ratchet to age 85 enhanced death benefit AND for the Guaranteed minimum income benefit)" earlier in the Prospectus, the higher Roll-Up rate (5% or 6%, or 4% in Washington) applies with respect to most investment options, and, for Accumulator(R) and Accumulator(R) Elite/SM/ contracts, amounts in the account for special dollar cost averaging but a lower Roll-Up rate (3%) applies with respect to the EQ/Intermediate Government Bond option, the EQ/Money Market option (for Accumulator(R) Select/SM/ contracts, not including any amounts allocated to the 12 month dollar cost averaging program), the fixed maturity options, the Special 10 year fixed maturity option (if applicable), the guaranteed interest option and the loan reserve account under Rollover TSA (the "lower Roll-Up rate options"). The other investment options, to which the higher rate applies, are referred to as the "higher Roll-Up rate options". For more information about Roll-Up rates applicable in various states and for various contract versions, see Appendices VIII and IX.

Your Roll-Up benefit base is comprised of two segments, representing that portion of your benefit base, if any, that rolls up at the higher rate and the other portion that is rolling up at 3%. If you transfer account value from a higher Roll-Up rate option to a lower Roll-Up rate option, all or a portion of your benefit base will transfer from the higher rate benefit base segment to the lower rate benefit base segment. Similarly, if you transfer account value from a lower Roll-Up rate option to a higher Roll-Up rate option, all or a portion of your benefit base will transfer from the lower rate segment to the higher rate segment. To determine how much to transfer from one Roll-Up benefit base segment to the other Roll-Up benefit base segment, we use a dollar-for-dollar calculation.

This means that we generally transfer an amount from one Roll-Up benefit base segment to the other Roll-Up benefit base segment in

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS the same dollar amount as the transfer of account value. The effect of a transfer on your benefit base will vary depending on your particular circumstances.

..   For example, if your account value is $45,000 and has always been invested in the higher Roll-Up rate options, and your benefit base is $30,000 and is all rolling up at the higher rate, and you transfer $15,000 of your account value to the EQ/Money Market variable investment option (a lower Roll-Up rate option), then we will transfer $15,000 from the higher rate benefit base segment to the lower rate benefit base segment. Therefore, immediately after the transfer, of your $30,000 benefit base, $15,000 will continue to roll-up at the higher rate and $15,000 will roll-up at the lower rate.

..   For an additional example, if your account value is $30,000 and has always been invested in lower Roll-Up rate options, and your benefit base is $45,000 and is all rolling up at the lower rate, and you transfer $15,000 of your account value (which is entirely invested in lower Roll-Up rate options) to a higher Roll-Up rate option, then we will transfer $15,000 of your benefit base from the lower rate benefit base segment to the higher rate benefit base segment. Therefore, immediately after the transfer, of your $45,000 benefit base, $15,000 will continue to roll-up at the higher rate and $30,000 will roll-up at the lower rate.

..   Similarly, using the same example as immediately above, if you transferred all of your account value ($30,000) to a higher Roll-Up rate option, $30,000 will be transferred to the higher rate benefit base segment. Immediately after the transfer, of your $45,000 benefit base, $30,000 will roll-up at the higher rate and $15,000 will continue to roll-up at the lower rate. Therefore, it is possible that some of your benefit base will roll-up at the lower rate even after you transfer all of your account value to the higher Roll-Up rate options.

If you request withdrawals using our Dollar-for-Dollar Withdrawal Service and indicate you want to preserve your roll-up benefit base, the service will automatically account for any differing roll-up rates among your investment options. See "Dollar-for-dollar withdrawal service" in "Accessing your money" later in this Prospectus. Whether you request withdrawals through our Dollar-for-Dollar service or without using that service, you should consider the impact on any withdrawals on your benefit bases. See "How withdrawals (and transfers out of the 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a Portfolio to maintain larger amounts of cash or to liquidate Portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a Portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the Portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a Portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of Portfolio investments may impede efficient Portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of Portfolio securities. Similarly, a Portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than Portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting Portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how Portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, "the trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of Portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each Portfolio on a daily basis. On any day when a Portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its Portfolios. Please see the prospectuses for the trusts for more information.

As of the date of this Prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an "unaffiliated trust"). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.

When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, no trust available under the contract had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

REBALANCING YOUR ACCOUNT VALUE

We offer rebalancing, which you can use to automatically reallocate your account value among your investment options. We currently offer two options:
"Option I" and "Option II." Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:

(a)the percentage you want invested in each investment option (whole percentages only), and

(b)how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can also be made online through Online Account Access. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
REBALANCING DOES NOT ASSURE A PROFIT OR PROTECT AGAINST LOSS. YOU SHOULD PERIODICALLY REVIEW YOUR ALLOCATION PERCENTAGES AS YOUR NEEDS CHANGE. YOU MAY WANT TO DISCUSS THE REBALANCING PROGRAM WITH YOUR FINANCIAL PROFESSIONAL BEFORE ELECTING THE PROGRAM.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

If you select Option II, you will be subject to our rules regarding transfers between the guaranteed interest option and the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general dollar cost averaging or, for Accumulator(R) Select/SM/ contracts, in 12 month dollar cost averaging.

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of your contract's current cash value, we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the potential tax consequences of withdrawals, see "Tax information" later in this Prospectus.

--------------------------------------------------------------------------------
ALL WITHDRAWALS REDUCE YOUR ACCOUNT VALUE ON A DOLLAR FOR DOLLAR BASIS. THE IMPACT OF WITHDRAWALS ON YOUR GUARANTEED BENEFITS IS DESCRIBED IN "HOW WITHDRAWALS (AND TRANSFERS OUT OF THE SPECIAL 10 YEAR FIXED MATURITY OPTION) AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED PRINCIPAL BENEFIT OPTION 2" AND ''HOW WITHDRAWALS AFFECT PRINCIPAL PROTECTOR" LATER IN THIS SECTION. WITHDRAWALS CAN POTENTIALLY CAUSE YOUR CONTRACT TO TERMINATE, AS DESCRIBED IN "EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO'' IN ''DETERMINING YOUR CONTRACT'S VALUE'' EARLIER IN THIS PROSPECTUS.
--------------------------------------------------------------------------------

------------------------------------------------------------------
                                      METHOD OF WITHDRAWAL
                               -----------------------------------
                                               PRE-AGE   LIFETIME
                                                59 1/2   REQUIRED
                                                 SUB-     MINIMUM
                                       SYSTE- STANTIALLY DISTRIBU-
   CONTRACT                    PARTIAL MATIC    EQUAL      TION
------------------------------------------------------------------
NQ                               Yes    Yes      No        No
------------------------------------------------------------------
Rollover IRA                     Yes    Yes      Yes       Yes
------------------------------------------------------------------
Flexible Premium IRA/(1)/        Yes    Yes      Yes       Yes
------------------------------------------------------------------
Roth Conversion IRA              Yes    Yes      Yes       No
------------------------------------------------------------------
Flexible Premium Roth IRA/(1)/   Yes    Yes      Yes       No
------------------------------------------------------------------
Inherited IRA                    No     No       No        /(2)/
------------------------------------------------------------------
QP/(3)/                          Yes    No       No        No
------------------------------------------------------------------
Rollover TSA/(4)/                Yes    Yes      No        Yes
------------------------------------------------------------------

(1)Flexible Premium IRA contracts and Flexible Premium Roth IRA contracts are only available with Accumulator(R) contracts.
(2)The contract pays out post-death required minimum distributions. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus. Inherited IRA contracts are not available with Accumulator(R) Plus/SM/ contracts.
(3)All payments are made to the plan trust as the owner of the contract. See "Appendix II: Purchase considerations for QP contracts" later in this Prospectus. QP contracts are not available with Accumulator(R) Select/SM/ contracts.
(4)Employer or plan approval is required for all transactions. Your ability to take withdrawals or loans from, or surrender your TSA contract may be limited. See Appendix X --"Tax Sheltered Annuity contracts (TSAs)" later in this Prospectus.

--------------------------------------------------------------------------------
ALL REQUESTS FOR WITHDRAWALS MUST BE MADE ON A SPECIFIC FORM THAT WE PROVIDE. PLEASE SEE "HOW TO REACH US" UNDER "WHO IS AXA EQUITABLE?" EARLIER IN THIS PROSPECTUS FOR MORE INFORMATION.
--------------------------------------------------------------------------------

DOLLAR-FOR-DOLLAR WITHDRAWAL SERVICE

If you have at least one guaranteed benefit where withdrawals reduce the benefit base on a dollar-for-dollar basis, you may request a one-time lump sum or systematic withdrawal through our Dollar-for-Dollar Withdrawal Service. Withdrawals under this automated withdrawal service will never result in a pro-rata reduction of the guaranteed benefit base, and will never terminate the no-lapse guarantee if your contract had the no-lapse guarantee prior to utilizing this service and provided that you do not take any withdrawals outside the service. Systematic withdrawals set up using the Dollar-for-Dollar Withdrawal Service adjust automatically to account for financial transactions that may otherwise have an adverse impact on your guaranteed benefits, and, for certain types of withdrawals, adjust automatically to increase the withdrawal amount.

Withdrawals under the Dollar-for-Dollar Withdrawal Service will continue, even if your account value is low, until you terminate the service by notifying us in writing. If your account value is low and you have guaranteed benefits, you should consider ending the Dollar-for-Dollar Withdrawal Service. Except in certain circumstances, if your account value falls to zero, your contract and any guaranteed benefits will be terminated. See "Effect of your account value falling to zero" in "Determining your contract's value" earlier in this Prospectus.

You may use the Dollar-for-Dollar Withdrawal Service to elect a one-time lump sum withdrawal or to enroll in systematic withdrawals at monthly, quarterly, or annual intervals. If you take withdrawals using this service, you must choose whether you want your withdrawal to be calculated to: (i) preserve the Roll-up benefit base as of the last contract date anniversary (or the benefit base as of the withdrawal transaction date); or (ii) take the full dollar-for-dollar withdrawal amount available under the contract to avoid a pro-rata reduction of the guaranteed benefit base.

..   ROLL-UP BENEFIT BASE PRESERVATION: You can request a withdrawal that will preserve the Roll-up benefit base as of the last contract anniversary or the withdrawal transaction date. In general, this amount will be less than the Roll-up rate times the last contract date anniversary benefit base. This calculation results from the fact that the Roll-up benefit base rolls up daily. If a withdrawal is taken on any day prior to the last day of the contract year, the daily roll-up rate will be applied going forward to the reduced benefit base. Therefore, the benefit base is only fully increased by an annual amount that equals the roll-up rate times the prior contract date anniversary benefit base if there have been no withdrawals during that year.

   Because the Roll-up benefit base no longer rolls up after age 85, any withdrawals you take after age 85 will always reduce your benefit base. If you wish to preserve your benefit base, you must stop taking withdrawals after age 85. For more information about the impact of withdrawals on your guaranteed benefits after age 85, see ''How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2'' in "Accessing your money."

                             ACCESSING YOUR MONEY

..   FULL DOLLAR-FOR-DOLLAR: You can request to withdraw the full dollar-for-dollar withdrawal amount. Full dollar-for-dollar withdrawals reduce the guaranteed benefit base and cause the value of the benefit base on the next contract date anniversary to be lower than the prior contract date anniversary, assuming no additional contributions or resets have occurred. In general, taking full dollar-for-dollar withdrawals will cause a reduction to the guaranteed benefit base over time and decrease the full dollar-for-dollar withdrawal amount available in subsequent contract years. The reduction in dollar-for-dollar amounts is due to amounts being withdrawn prior to earning the full year's annual compounded Roll-up rate. Although the benefit base will reduce over time, full dollar-for-dollar withdrawals taken through the service always reduce the benefit base in the amount of the withdrawal and never more than the withdrawal amount.

If you are over age 85, your Roll-up benefit base is no longer credited with the annual roll-up rate, so even withdrawals based on the full dollar-for-dollar calculation will significantly reduce the value of your benefit. Every withdrawal you take will permanently reduce your Roll-up benefit base by at least the full amount of the withdrawal.

If you request a withdrawal calculation that preserves your roll up benefit base, the Dollar-for-Dollar Withdrawal Service adjusts for investment options to which a 3% Roll-up rate applies (the EQ/Money Market option except amounts allocated to the account for special money market dollar cost averaging (if applicable), the fixed maturity options, the guaranteed interest option, and the loan reserve account under Rollover TSA) (the "lower Roll-up options"). If you want to preserve your roll up benefit base and you elected a guaranteed benefit that provides a 5% (or greater) roll-up, allocations of account value to any lower Roll-up option will generally reduce the amount of withdrawals under the Dollar-for-Dollar Withdrawal Service.

We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary.

There is no charge to use the Dollar-for-Dollar Withdrawal Service. Currently, we do not charge for quotes from the Dollar-for-Dollar Withdrawal Service but reserve the right to charge for such quotes upon advance notice to you. Please speak with your financial professional or call us for additional information about the Dollar-for-Dollar Withdrawal Service.

PARTIAL WITHDRAWALS
(ALL CONTRACTS)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.

Except for Accumulator(R) Select/SM/ contracts, partial withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). If you already own your contract, the applicable free withdrawal percentage may be higher. See Appendix IX later in this Prospectus for the free withdrawal amount that applies to your contract. Under Rollover TSA contracts, if a loan is outstanding, you may only take partial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(ALL CONTRACTS EXCEPT INHERITED IRA AND QP CONTRACTS)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election. If you already own your contract, the applicable percentages may be higher. See Appendix IX later in this Prospectus for information on what applies to your contract.

For contracts other than Accumulator(R) Select/SM/ contracts, if the withdrawal charges on your contract have expired, you may elect a systematic withdrawal option in excess of percentages described in the preceding paragraph, up to 100% of your account value. However, if you elect a systematic withdrawal option in excess of these limits, and make a subsequent contribution to your contract, the systematic withdrawal option will be terminated. You may then elect a new systematic withdrawal option within the limits described in the preceding paragraph.

If you have guaranteed benefits based on a Roll-up benefit base and your aggregate systematic withdrawals during any contract year exceed your Roll-Up rate multiplied by your guaranteed benefit base as of your most recent contract date anniversary (or in the first contract year, multiplied by all contributions received in the first 90 days), your benefit base will be reduced on a pro rata basis. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" later in this section.

If you elect our systematic withdrawal program, you may request to have your withdrawals made on any day of the month, subject to the following restrictions:

..   you must select a date that is more than three calendar days prior to your contract date anniversary; and

..   you cannot select the 29th, 30th or 31st.

If you do not select a date, we will make the withdrawals the same day of the month as the day we receive your request to elect the program, subject to the same restrictions listed above.

You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin. You must elect a date that is more than three calendar days prior to your contract date anniversary.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time.

                             ACCESSING YOUR MONEY

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For contracts other than Accumulator(R) Select/SM/ contracts, systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. This option is not available if you have elected a guaranteed principal benefit -- this restriction may not apply to certain contract owners, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information.

If you are over age 85, your Annual Ratchet to age 85, 6% Roll-up to age 85 and "Greater of" death benefit bases will no longer be eligible to increase. Any withdrawals after your 85th birthday will permanently reduce the value of your benefit.

SUBSTANTIALLY EQUAL WITHDRAWALS
(ALL CONTRACTS EXCEPT QP CONTRACTS, NQ CONTRACTS, INHERITED IRA CONTRACTS, AND ROLLOVER TSA CONTRACTS)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59 1/2. Substantially equal withdrawals are also referred to as "72(t) exception withdrawals". See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not (i) stop them; (ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59 1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

If you have guaranteed benefits based on a Roll-up benefit base and your aggregate substantially equal withdrawals during any contract year exceed your Roll-Up rate multiplied by your guaranteed benefit base as of your most recent contract date anniversary, your benefit base will be reduced on a pro rata basis. See "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" later in this section.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age
59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or (iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.

For contracts other than Accumulator(R) Select/SM/ contracts, substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the substantially equal withdrawal exceeds the free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus).

Depending on when you purchased your contract, this option may not be available if you have elected a guaranteed principal benefit. If you are an existing contract owner, this restriction may not apply to all contract owners. See Appendix IX later in this Prospectus for contract variations.

If you are over age 85, your Annual Ratchet to age 85, 6% Roll-up to age 85 and "Greater of" death benefit bases will no longer be eligible to increase. Any withdrawals after your 85th birthday will permanently reduce the value of your benefit.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(ROLLOVER IRA, FLEXIBLE PREMIUM IRA AND ROLLOVER TSA CONTRACTS ONLY -- SEE "TAX INFORMATION" AND APPENDIX X LATER IN THIS PROSPECTUS)

We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply.

Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as a Guaranteed minimum death benefit based on a Roll-up benefit base or Guaranteed minimum income benefit, and amounts withdrawn from the contract to meet RMDs exceed your Roll-Up rate multiplied by your guaranteed benefit base as of your most recent contract date anniversary, your benefit base will be reduced on a pro rata basis and could result in a guaranteed benefit base reduction that is greater than the withdrawal amount. If you are over age 85, your Annual Ratchet to age 85, 6% Roll-up to age 85 and "Greater of" death benefit bases will no longer be eligible to increase. Any withdrawals after your 85th birthday will permanently reduce the value of your benefit. See "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" later in this section.

Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" and Appendix X later in this Prospectus.

You may elect this service in the year in which you reach age 70 1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" and Appendix X later in this Prospectus for your specific type of retirement arrangement.

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--------------------------------------------------------------------------------
FOR ROLLOVER IRA, FLEXIBLE PREMIUM IRA, AND ROLLOVER TSA CONTRACTS, WE WILL
SEND A FORM OUTLINING THE DISTRIBUTION OPTIONS AVAILABLE IN THE YEAR YOU REACH AGE 70 1/2 (IF YOU HAVE NOT BEGUN YOUR ANNUITY PAYMENTS BEFORE THAT TIME).
--------------------------------------------------------------------------------

For contracts other than Accumulator(R) Select/SM/ contracts, we do not impose a withdrawal charge on minimum distribution withdrawals taken through our automatic RMD service except if, when added to a partial withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH PRINCIPAL PROTECTOR/SM/. If you elected Principal Protector/SM/, provided no other withdrawals are taken during a contract year in which you participate in our Automatic RMD service, an automatic withdrawal using our service will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. If you take any other withdrawal while you participate in the service, however, this GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, you must elect and maintain participation in our Automatic RMD service at your required beginning date, or the contract date, if your required beginning date has occurred before the contract was purchased. See "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus for further information.

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest account. If there is insufficient value or no value in the variable investment options and the guaranteed interest account, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option, if applicable), in the order of the earliest maturity date(s) first. For Accumulator(R) and Accumulator(R) Elite/SM/ contracts, if the fixed maturity option amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option (if applicable). A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option).

You may choose to have your systematic withdrawals or your substantially equal withdrawals taken from specific variable investment options and/or the guaranteed interest option. If you choose specific variable investment options and/or the guaranteed interest option, and the value in those selected option(s) drops below the requested withdrawal amount, the requested amount will be taken on a pro rata basis from all investment options on the business day after the withdrawal was scheduled to occur. All subsequent scheduled withdrawals will be processed on a pro rata basis on the business day you initially elected.

HOW WITHDRAWALS (AND TRANSFERS OUT OF THE SPECIAL 10 YEAR FIXED MATURITY OPTION) AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED PRINCIPAL BENEFIT OPTION 2

--------------------------------------------------------------------------------
PRO RATA WITHDRAWAL -- A WITHDRAWAL THAT REDUCES YOUR GUARANTEED BENEFIT BASE AMOUNT ON A PRO RATA BASIS. REDUCTION ON A PRO RATA BASIS MEANS THAT WE CALCULATE THE PERCENTAGE OF THE CURRENT ACCOUNT VALUE THAT IS BEING WITHDRAWN AND WE REDUCE THE BENEFIT BASE BY THAT PERCENTAGE. THE FOLLOWING EXAMPLE SHOWS HOW A PRO RATA WITHDRAWAL CAN REDUCE YOUR GUARANTEED BENEFIT BASE BY MORE THAN THE AMOUNT OF THE WITHDRAWAL: ASSUME YOUR ACCOUNT VALUE IS $30,000 AND YOU WITHDRAW $12,000, YOU HAVE WITHDRAWN 40% OF YOUR ACCOUNT VALUE. IF YOUR GUARANTEED BENEFIT BASE IS $40,000 BEFORE THE WITHDRAWAL, IT WOULD BE REDUCED
BY $16,000 ($40,000 X .40) TO $24,000 ($40,000 - $16,000) AFTER THE WITHDRAWAL.
--------------------------------------------------------------------------------

If your account value is greater than your benefit, a withdrawal will result in a reduction of your benefit that will be less than the withdrawal. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $20,000 before the withdrawal, it would be reduced by $8,000 ($20,000 X .40) and your new benefit after the withdrawal would be $12,000 ($20,000 - $8,000).

Transfers out of the Special 10 year fixed maturity option will reduce GPB Option 2 on a pro rata basis. In addition, if you make a contract withdrawal from the Special 10 year fixed maturity option, we will reduce your GPB Option 2 in a similar manner; however, the reduction will reflect both a transfer out of the Special 10 year fixed maturity option and a withdrawal from the contract. Therefore, the reduction in GPB Option 2 is greater when you take a contract withdrawal from the Special 10 year fixed maturity option than it would be if you took the withdrawal from another investment option.

Similar to the example above, if your account value is $30,000 and you withdraw $12,000 from the Special 10 year fixed maturity option, you have withdrawn 40% of your account value. If your GPB Option 2 benefit was $40,000 before the withdrawal, the reduction to reflect the transfer out of the Special 10 year fixed maturity option would equal $16,000 ($40,000 x .40). The amount used to calculate the reduction to reflect the withdrawal from the contract is $24,000 ($40,000 - $16,000). The reduction to reflect the withdrawal would equal $9,600 ($24,000 x .40), and your new benefit after the withdrawal would be $14,400 ($24,000 - $9,600).

For purposes of calculating the adjustment to your guaranteed benefits, the amount of the withdrawal will include the amount of any applicable withdrawal charge. Using the example above, the $12,000 withdrawal would include the withdrawal amount paid to you and the amount of any applicable withdrawal charge deducted from your account value. For more information on the calculation of the charge, see "Withdrawal charge" later in the Prospectus.

With respect to the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit and the 6% Roll-Up to age 85 death benefit, withdrawals (including any applicable withdrawal charges) will reduce each of the benefits' 6% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll-Up benefit base on the most recent contract date anniversary. Additional contributions made during the contract year do not affect the amount of the withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year

                             ACCESSING YOUR MONEY
to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

The effect of withdrawals on your Guaranteed minimum income benefit and Guaranteed minimum death benefit (including the Greater of 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit) may be different. See Appendix IX later in this Prospectus for information on what applies to your contract.

If you elected a guaranteed benefit that provides a 5% (or greater) roll-up, all or a portion of your Roll-up to age 85 benefit base may be rolling up at 3%, if all or a portion of your account value is currently allocated to one or more investment options to which a 3% roll-up rate applies. For more information about those investment options and the impact of transfer among investment options on your Roll-up to age 85 benefit base, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" earlier in this Prospectus and "Our administrative procedures for calculating your Roll-up benefit base following a transfer" in "Transferring your money among investment options" earlier in this Prospectus.

PRESERVING YOUR ROLL-UP BENEFIT BASE. If you are interested in withdrawals that preserve the Roll-up to age 85 benefit base as of the last contract anniversary or the withdrawal transaction date, or withdrawals that are equal to the full amount of the available dollar-for-dollar withdrawal, you should use our Dollar-for-Dollar Withdrawal Service. See "Dollar-for-dollar withdrawal service" in "Accessing your money" earlier in this Prospectus. The service adjusts for various factors in the calculation of a withdrawal, including the fact that the roll-up rate is applied on a daily basis (which means that if a withdrawal is taken on any day prior to the last day of the contract year, the roll-up rate will be applied going forward from the day of the withdrawal to a reduced benefit base) and the fact that the 3% Roll-up rate may apply to all or a portion of the benefit base. If you do not use the Dollar-for-Dollar Withdrawal Service, you may reduce your benefits more than you intend.

WITHDRAWALS AFTER AGE 85. If you are over age 85, your Annual Ratchet to age 85, 6% Roll-up to age 85 and "Greater of" death benefit bases will no longer be eligible to increase. Any withdrawals after your 85th birthday will permanently reduce the value of your benefit. As a result, if you have a Guaranteed minimum death benefit based on a Roll-up to age 85 benefit base:

..   You can no longer take withdrawals and preserve the benefit base.

..   You should stop taking withdrawals if you wish to maintain the value of the benefit.

..   If you want to continue taking withdrawals, you can ensure that those withdrawals will reduce your benefit base on a dollar-for-dollar rather than pro rata basis by enrolling in the full dollar-for-dollar withdrawal service. See "Dollar-for-dollar withdrawal service" in "Accessing your money."

..   The maximum amount you are able to withdraw each year without triggering a pro rata reduction in your benefit base will decrease. If you do not enroll in the full dollar-for-dollar withdrawal service and want to ensure that your withdrawals reduce your benefit base on a dollar-for-dollar basis, you should make sure that the sum of your withdrawals in a contract year is equal to or less than the value of the applicable Roll-up rate times your benefit base on your most recent contract date anniversary.

If you have the Annual Ratchet to age 85 death benefit, the Annual Ratchet to age 85 benefit base is always reduced pro rata by withdrawals, regardless of your age. However, like the Roll-up benefit base, the Annual Ratchet to age 85 benefit base will no longer be eligible to increase. It will be permanently reduced by all withdrawals.

LOW ACCOUNT VALUE. Due to withdrawals and/or poor market performance, your account value could become insufficient to pay any applicable charges when due. This will cause your contract to terminate and could cause you to lose your Guaranteed minimum income benefit and any other guaranteed benefits. Please see "Effect of your account value falling to zero" in "Determining your contract's value" for more information.

HOW WITHDRAWALS AFFECT PRINCIPAL PROTECTOR/SM/

If you elected Principal Protector/SM/, if available, any withdrawal reduces your GWB benefit base by the amount of the withdrawal. In addition, a GWB Excess withdrawal can significantly reduce your GWB Annual withdrawal amount and further reduce your GWB benefit base. For more information, see "Effect of GWB Excess withdrawals" and "Other important considerations" under "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus.

WITHDRAWALS TREATED AS SURRENDERS

If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. Also, under certain contracts, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. If you are an existing contract owner, the rules in the preceding sentence may not apply under your contract or if the Guaranteed minimum income benefit no lapse guarantee is available and in effect on your contract. See Appendix IX later in this Prospectus for information. See also "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

SPECIAL RULES FOR PRINCIPAL PROTECTOR/SM/ (IF AVAILABLE). If you elected Principal Protector/SM/, all withdrawal methods described above can be used. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is a GWB Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to a GWB Excess withdrawal. In other words, if you take a GWB Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWB benefit base is greater than zero. Please also see "Effect of your account value falling to zero" in "Determining your contract value" earlier in this Prospectus. Please also see "Principal Protector/SM/" in "Contract features and benefits,"

                             ACCESSING YOUR MONEY
earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

LOANS UNDER ROLLOVER TSA CONTRACTS

Loans from a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service."

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

..   It exceeds limits of federal income tax rules;

..   Interest and principal are not paid when due; or

..   In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of the loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)the date annuity payments begin,

(2)the date the contract terminates, and

(3)the date a death benefit is paid (the outstanding loan including any accrued and unpaid loan interest, will be deducted from the death benefit amounts).

A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VIII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, see Appendix X for a discussion of TSA contracts.

Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. For Accumulator(R) and Accumulator(R) Elite/SM/ contracts, if the fixed maturity option amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option (if applicable). A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option). If the amounts are withdrawn from the Special 10 year fixed maturity option, the guaranteed benefit will be adversely affected. See "Guaranteed principal benefit option 2" in "Contract features and benefits" earlier in this Prospectus.

For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records. For Accumulator(R) Plus/SM/ contracts, loan repayments are not considered contributions and therefore are not eligible for additional credits.

If you elected a guaranteed benefit that provides a 5% (or greater) roll-up, a loan will effectively reduce the growth rate of your guaranteed benefits because the Roll-up to age 85 benefit base rolls up at 3% with respect to amounts allocated to the loan reserve account. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" and "Our administrative procedures for calculating your Roll-up benefit base following a transfer" in "Transferring your money among investment options" earlier in this Prospectus.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including Principal Protector/SM/ (if applicable), if your cash value is greater than your GWB Annual withdrawal amount. If you have a GWB benefit base greater than zero, you should consider the impact of a contract surrender on the Principal Protector/SM/ benefit. If your surrender request does not constitute a GWB Excess withdrawal, you may be eligible for additional benefits. If, however, your surrender request constitutes a GWB Excess withdrawal, you will lose those benefits. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect under your contract, the Guaranteed minimum income benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Annuity benefit" under "Effect of your account value falling to zero" in "Determining your contract value" and "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus.

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You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)the New York Stock Exchange is closed or restricts trading,

(2)the SEC determines that an emergency exists as a result of which sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3)the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest account and fixed maturity options and, for Accumulator(R) and Accumulator(R) Elite/SM/ contracts, the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


SIGNATURE GUARANTEE


As a protection against fraud, we require a signature guarantee (i.e., Medallion Signature Guarantee as required by us) for the following transaction requests:

..   disbursements, including but not limited to partial withdrawals, surrenders, transfers and exchanges, over $250,000;


..   any disbursement requested within 30 days of an address change;

..   any disbursement when we do not have an originating or guaranteed signature on file or where we question a signature or perceive any inconsistency between the signature on file and the signature on the request; or


..   any other transaction we require.

We may change the specific requirements listed above, or add signature guarantees in other circumstances, at our discretion if we deem it necessary or appropriate to help protect against fraud. For current requirements, please refer to the requirements listed on the appropriate form or call us at the number listed in this prospectus.

You can obtain a Medallion Signature Guarantee from more than 7,000 financial institutions that participate in a Medallion Signature Guarantee program. The best source of a Medallion Signature Guarantee is a bank, brokerage firm or credit union with which you do business. A NOTARY PUBLIC CANNOT PROVIDE A MEDALLION SIGNATURE GUARANTEE. NOTARIZATION WILL NOT SUBSTITUTE FOR A MEDALLION SIGNATURE GUARANTEE.

YOUR ANNUITY PAYOUT OPTIONS

The following description assumes annuitization of your entire contract. For partial annuitization, see "Partial annuitization" below.

Deferred annuity contracts such as the Accumulator(R) Series provide for conversion to payout status at or before the contract's "maturity date." This is called "annuitization." You must annuitize by your annuity maturity date, as discussed later in this section. When your contract is annuitized, your Accumulator(R) Series contract and all its benefits, including any Guaranteed minimum death benefit and any other guaranteed benefits, terminate. Your contract will be converted to a supplemental annuity payout contract ("payout option") that provides periodic payments for life as described in this section. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Series contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms, provided that your account value is greater than zero on the exercise date. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) Series contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. We may offer other payout options not outlined here. Your financial professional can provide details. Please see Appendix VIII later in this Prospectus for variations that may apply to your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age when the contract was issued. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect Principal Protector/SM/ and choose to annuitize your contract before the maturity date, Principal Protector/SM/ will terminate without value even if your GWB benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under Principal Protector/SM/. See "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus for further information.

-----------------------------------------------------------------
Fixed annuity payout options  .   Life annuity
                              .   Life annuity with period
                                  certain
                              .   Life annuity with refund
                                  certain
-----------------------------------------------------------------

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                             ACCESSING YOUR MONEY

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..   LIFE ANNUITY: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

..   LIFE ANNUITY WITH PERIOD CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

..   LIFE ANNUITY WITH REFUND CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.

We guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments. If amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date, a market value adjustment will apply.

For contracts other than Accumulator(R) Select/SM/ contracts, there is no withdrawal charge imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain. If we are offering non-life contingent forms of annuities, the withdrawal charge, if any, will be imposed.

PARTIAL ANNUITIZATION. Partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the life-contingent annuity payout options described here. We no longer offer a period certain option for partial annuitization. We require you to elect partial annuitization on the form we specify. Partial annuitization is not available for a guaranteed minimum income benefit under a contract. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See "How withdrawals are taken from your account value" earlier in this section and also the discussion of "Partial annuitization" in "Tax information" for more information.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin from the Accumulator(R) Series contract. Generally, the date annuity payments begin may not be earlier than thirteen months from the Accumulator(R) Series contract date. However, for Accumulator(R) Plus/SM/ contracts, the date annuity payments begin may not be earlier than five years (in a limited number of jurisdictions this requirement may be more or less than five years) from the contract date. Please see Appendix VIII later in this Prospectus for information on state variations. You can change the date your annuity payments are to begin at any time. The date may not be later than the annuity maturity date described below.

For Accumulator(R) Plus/SM/ contracts, if you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VIII later in this Prospectus for information on state variations.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen. If you select an annuity payout option and payments have begun, no change can be made.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date. If you do not respond to the notice within the 30 days following the maturity date, your contract will be annuitized automatically as a life annuity. Please note that the aggregate payments you would receive from this form of annuity during the period certain is likely to be less than the lump sum payment you would receive by surrendering your contract immediately prior to annuitization.

On the annuity maturity date, Principal Protector (as discussed below), any Guaranteed minimum death benefit and any other guaranteed benefits will terminate, and will not be carried over to your annuity payout contract.

PRINCIPAL PROTECTOR

If you elected Principal Protector/SM/ and your contract is annuitized at maturity, we will offer an annuity payout option for life that guarantees you will receive payments that are at least equal to what you would have received under Principal Protector until the point at which your GWB Benefit Base is depleted. After your GWB Benefit Base is depleted, you will continue to receive periodic payments while you are living. The amount of each payment will be the same as the payment amount that you would have received if you had applied your account value on the maturity date to purchase a life annuity at the annuity purchase rate guaranteed in your contract; this payment amount may be more or less than your GWB Annual Withdrawal amount.

Please see Appendix VIII later in this Prospectus for variations that may apply in your state.

                             ACCESSING YOUR MONEY

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

..   A mortality and expense risks charge

..   An administrative charge

..   A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

..   On each contract date anniversary -- an annual administrative charge, if applicable.

..   For contracts other than Accumulator(R) Select/SM/ contracts, at the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

..   On each contract date anniversary -- a charge for each optional benefit that you have elected: a death benefit (other than the Standard death benefit); the Guaranteed minimum income benefit; Principal Protector/SM/; and Protection Plus/SM/.

..   On the first 10 contract date anniversaries -- a charge for GPB Option 2, if you have elected this optional benefit.

..   At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. The fees and charges described are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix IX for the fees and charges that apply under your contract. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.

SEPARATE ACCOUNT ANNUAL EXPENSES

MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:

   Accumulator(R):                                                                     0.75%
   Accumulator(R) Plus/SM/:                                                            0.90%
   Accumulator(R) Elite/SM/:                                                           1.10%
   Accumulator(R) Select/SM/:                                                          1.10%

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

For Accumulator(R) Plus/SM /contracts, a portion of this charge also compensates us for the contract credit. For a discussion of the credit, see ''Credits'' in ''Contract features and benefits'' earlier in this Prospectus. We expect to make a profit from this charge.

If you previously accepted an offer to terminate a guaranteed benefit, charges for that benefit will have ceased. However, as stated in the terms of your offer, you should be aware that you will continue to pay the same mortality and expense risks charge as contract owners that have the standard death benefit, even though you no longer have the standard death benefit.

ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:

   Accumulator(R):                                                                     0.30% or 0.25%/(1)/
   Accumulator(R) Plus/SM/:                                                            0.35% or 0.25%/(1)/
   Accumulator(R) Elite/SM/:                                                           0.30% or 0.25%/(1)/
   Accumulator(R) Select/SM/:                                                          0.25%

(1)See Appendix IX later in this Prospectus for the charge that applies to your contract

                             CHARGES AND EXPENSES

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:

   Accumulator(R):                                                                     0.20%
   Accumulator(R) Plus/SM/:                                                            0.25%
   Accumulator(R) Elite/SM/:                                                           0.25%
   Accumulator(R) Select/SM/:                                                          0.35%

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. For Accumulator(R) and Accumulator(R) Elite/SM/ contracts, if such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option (if applicable). If the contract is surrendered or annuitized or a death benefit is paid on a date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

Please note that if you elected the Guaranteed minimum income benefit, you can only exercise the benefit during the 30 day period following your contract date anniversary. Therefore, if your account value is not sufficient to pay these charges and any other fees on your next contract date anniversary, your contract will be terminated without value and you will not have an opportunity to exercise your Guaranteed minimum income benefit unless the no lapse guarantee provision under your contract is still in effect. See "Effect of your account value falling to zero" in "Determining your contract's value" earlier in this Prospectus.

SPECIAL SERVICES CHARGES

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For contracts other than Accumulator(R) Select/SM/ contracts, for certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

WIRE TRANSFER CHARGE. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

EXPRESS MAIL CHARGE. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

DUPLICATE CONTRACT CHARGE. We charge $35 for providing a copy of your contract. The charge for this service can be paid (i) using a credit card acceptable to AXA Equitable, (ii) by sending a check to our processing office, or (iii) by any other means we make available to you.

WITHDRAWAL CHARGE

(THIS SECTION DOES NOT APPLY TO ACCUMULATOR(R) SELECT/SM/ CONTRACTS)

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value. For Accumulator(R) Plus/SM/ contracts, a portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits" earlier in this Prospectus. We expect to make a profit from this charge. For more information about the withdrawal charge if you select an annuity payout option, see "Your annuity payout options -- The amount applied to purchase an annuity payout option" in "Accessing your money" earlier in the Prospectus.

The withdrawal charge equals a percentage of the contributions withdrawn. For Accumulator(R) Plus/SM/ contracts, we do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

-------------------------------------------------------------------------
                    WITHDRAWAL CHARGE AS A % OF
                    CONTRIBUTION CONTRACT YEAR
-------------------------------------------------------------------------
                          1   2   3   4      5    6   7      8      9+
-------------------------------------------------------------------------
Accumulator(R)            7%  7%  6%  6%  5%      3%  1%  0%/(1)/ --
-------------------------------------------------------------------------
Accumulator(R) Plus/SM/   8%  8%  7%  7%  6%      5%  4%  3%      0%/(2)/
-------------------------------------------------------------------------
Accumulator(R) Elite/SM/  8%  7%  6%  5%  0%/(3)/ --  --  --      --
-------------------------------------------------------------------------

(1)Charge does not apply in the 8th and subsequent contract years following contribution.
(2)Charge does not apply in the 9th and subsequent contract years following contribution.
(3)Charge does not apply in the 5th and subsequent contract years following contribution.

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1" and the withdrawal charge is reduced or expires on each applicable contract date anniversary. Amounts withdrawn that are not subject to the withdrawal charge are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

Please see Appendix VIII later in this prospectus for possible withdrawal charge schedule variations.

                             CHARGES AND EXPENSES

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each variable investment option. The withdrawal charge helps cover our sales expenses.

For purposes of calculating reductions in your guaranteed benefits and associated benefit bases, the withdrawal amount includes both the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit (or the "Living Benefit") base" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" earlier in the Prospectus.

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. In the first contract year, the 10% free withdrawal amount is determined using all contributions received in the first 90 days of the contract year. Additional contributions during the contract year do not increase your 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.

For Accumulator(R) and Accumulator(R) Elite/SM/ contracts, for NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract), and (2) the 10% free withdrawal amount defined above.

If you elected Principal Protector/SM/, we will waive any withdrawal charge for any withdrawal during the contract year up to the GWB Annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Withdrawal charges are applied to the amount of the withdrawal that exceeds the GWB Annual withdrawal amount.

The applicable free withdrawal amount percentage may be higher for certain contract owners, depending on when you purchased your contract. See Appendix IX later in this Prospectus for the free withdrawal amount that applies under your contract.

CERTAIN WITHDRAWALS. If you elected the Guaranteed minimum income benefit and/or the Greater of 6% Roll-Up to age 85 or the annual ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6% of the beginning of contract year 6% to age 85 Roll-Up benefit base, even if such withdrawals exceed the free withdrawal amount. Also, a withdrawal charge does not apply to a withdrawal that exceeds 6% of the beginning of contract year 6% to age 85 Roll-Up benefit base as long as it does not exceed the free withdrawal amount. If your withdrawal exceeds the amount described above, this waiver is not applicable to that withdrawal, or to any subsequent withdrawal for the life of the contract.

See Appendix IX later in this Prospectus to see if this waiver of the withdrawal charge applies under your contract.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i)The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii)We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii)The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is
     (a) approved by Medicare as a provider of skilled nursing care service, or
     (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

   -- its main function is to provide skilled, intermediate, or custodial nursing care;

   -- it provides continuous room and board to three or more persons;

   -- it is supervised by a registered nurse or licensed practical nurse;

   -- it keeps daily medical records of each patient;

   -- it controls and records all medications dispensed; and

   -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i),
(ii) or (iii) above existed at the time a contribution was remitted or if the condition that began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elected the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base. If you are an existing contract owner, the charge may be as much as 0.30% of the Annual Ratchet to age 85 benefit base. Please see Appendix IX later in this Prospectus or your contract for more information. Although the Annual Ratchet to age 85 death benefit will no longer increase after age 85, we will continue to deduct this charge as long as your enhanced death benefit is in effect.

GREATER OF 5% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.50% of the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

                             CHARGES AND EXPENSES

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base. For certain contract owners, your charge may be less, depending on when you purchased your contract. Although this enhanced death benefit will no longer increase after age 85, we will continue to deduct this charge as long as your enhanced death benefit is in effect. Please see Appendix IX later in this Prospectus or your contract for more information.

6% ROLL-UP TO AGE 85. If you elected the 6% Roll-Up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll-Up to age 85 benefit base. Although this enhanced death benefit will no longer increase after age 85, we will continue to deduct this charge as long as your enhanced death benefit is in effect.

HOW WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting these charges from the guaranteed interest account is permitted in your state) on a pro rata basis. If these amounts are insufficient, we will deduct all or a portion of these charges from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. For Accumulator(R) and Accumulator(R) Elite/SM/ contracts, if such fixed maturity option amounts are insufficient, we will deduct all or a portion of these charges from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option (if applicable). If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

Please note that if you elected the Guaranteed minimum income benefit, you can only exercise the benefit during the 30 day period following your contract date anniversary. Therefore, if your account value is not sufficient to pay these charges and any other fees on your next contract date anniversary, your contract will be terminated without value and you will not have an opportunity to exercise your Guaranteed minimum income benefit unless the no lapse guarantee provision under your contract is still in effect. See "Effect of your account value falling to zero" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset option.

STANDARD DEATH BENEFIT. There is no additional charge for the standard death benefit.

GUARANTEED PRINCIPAL BENEFIT OPTION 2

If you purchased GPB Option 2, we deduct a charge annually from your account value on the first 10 contract date anniversaries. The charge is equal 0.50% of the account value. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct any remaining portion of the charge from amounts in any fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. For Accumulator(R) and Accumulator(R) Elite/SM/ contracts, if such fixed maturity option amounts are insufficient, we will deduct all or a portion of these charges from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option (if applicable). If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Effect of your account value falling to zero" in "Determining your contract's value" earlier in this Prospectus.

GUARANTEED MINIMUM INCOME BENEFIT (THE "LIVING BENEFIT") CHARGE

If you elected the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary. For certain contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus or your contract for more information.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. (See Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state.) If those amounts are still insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. For Accumulator(R) and Accumulator(R) Elite/SM/ contracts, if such fixed maturity option amounts are still insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option, if available).

Please note that you can only exercise the Guaranteed minimum income benefit during the 30 day period following your contract date

                             CHARGES AND EXPENSES
anniversary. Therefore, if your account value is not sufficient to pay this charge and any other fees on your next contract date anniversary, your contract will be terminated without value and you will not have an opportunity to exercise your Guaranteed minimum income benefit unless the no lapse guarantee provision under your contract is still in effect. See "Effect of your account value falling to zero" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option or for the Guaranteed minimum income benefit no lapse guarantee. This option is not available under all contracts.

PROTECTION PLUS/SM/ CHARGE

If you elected Protection Plus/SM/, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. For Accumulator(R) and Accumulator(R) Elite/SM/ contracts, if such fixed maturity option amounts are still insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option (if applicable). If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. If you are an existing contract owner, this pro rata deduction may not apply under your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

Although the value of your Protection Plus benefit will no longer increase after age 80, we will continue to deduct the charge for this benefit as long as it remains in effect.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Effect of your account value falling to zero" in "Determining your contract's value" earlier in this Prospectus.

Please note that you can only exercise the Guaranteed minimum in-come benefit during the 30 day period following your contract date anniversary. Therefore, if your account value is not sufficient to pay this charge and any other fees on your next contract date anniversary, your contract will be terminated without value and you will not have an opportunity to exercise your Guaranteed minimum income benefit unless the no lapse guarantee provision under your contract is still in effect. See "Effect of your account value falling to zero" in "Determining your contract's value."

PRINCIPAL PROTECTOR/SM /CHARGE

If you elected Principal Protector/SM/, we deduct a charge annually as a percentage of your account value on each contract date anniversary. If you elect the 5% GWB Annual withdrawal option, the charge is equal to 0.35%. If you elect the 7% GWB Annual withdrawal option, the charge is equal to 0.50%. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (See Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. If you die, and your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option we will not deduct a pro rata portion of the charge upon your death. However, the Principal Protector/SM/ charge will continue. A market value adjustment will apply to deductions from the fixed maturity options.

If your GWB benefit base falls to zero but your contract is still in force, the charge will be suspended as of the next contract date anniversary. The charge will be reinstated, as follows: (i) if you make a subsequent contribution, we will reinstate the charge that was in effect at the time your GWB benefit base became depleted, (ii) if you elect to exercise the Optional step up provision, we will reinstate a charge, as discussed immediately below, and (iii) if your beneficiary elects the Beneficiary continuation option and reinstates the Principal Protector/SM/ benefit with a one time step up, we will reinstate the charge that was in effect when the GWB benefit base fell to zero.

If your beneficiary elects the Beneficiary continuation option, and is eligible to continue Principal Protector/SM/, the benefit and the charge will continue unless your beneficiary tells us to terminate the benefit at the time of election.

OPTIONAL STEP UP CHARGE. Every time you elect the Optional step up, we reserve the right to raise the benefit charge at the time of the step up. The maximum charge for Principal Protector/SM/ with a 5% GWB Annual withdrawal option is 0.60%. The maximum charge for Principal Protector/SM/ with a 7% GWB Annual withdrawal amount option is 0.80%. The increased charge, if any, will apply as of the next contract date anniversary following the step up and on all contract anniversaries thereafter.

If you die and your beneficiary elects the Beneficiary continuation option, if available, a one time step up only (at no additional charge) is applicable. For more information on the Optional step up, one time step up and Automatic reset provisions, see "Principal Protector/SM/" in "Contract features and benefits."

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Effect of your account value falling to zero" in "Determining your contract's value" earlier in this Prospectus.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

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                             CHARGES AND EXPENSES

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CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

..   Management fees.

..   12b-1 fees.

..   Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

..   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge (if applicable) or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to 12b-1 fees. For Accumulator(R) Plus/SM/ contracts, if permitted under the terms of our exemptive order regarding Accumulator(R) Plus/SM/ bonus feature, we may also change the crediting percentage that applies to contributions. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We may also establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recom- mending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


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                             CHARGES AND EXPENSES

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6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designated your beneficiary when you applied for your contract. You may change your beneficiary at any time during your lifetime and while the contract is in-force. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the plan trust. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Protection Plus/SM/ feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. However, this is not the case if the sole primary beneficiary of your contract is your spouse and he or she decides to roll over the death benefit to another contract issued by us. See "Effect of the annuitant's death" below. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made. Payment of the death benefit terminates the contract.

For Accumulator(R) Plus contracts, the account value used to determine the death benefit and Protection Plus/SM/ benefit will first be reduced by the amount of any Credits applied in the one-year period prior to the annuitant's death.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary. No death benefit will be payable upon or after the contract's Annuity maturity date, which will never be later than the contract date anniversary following your 95th birthday.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse who is the sole primary beneficiary of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The Successor owner/ annuitant feature is only available under NQ and individually-owned IRA contracts (other than Inherited IRAs). See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

If you are the sole annuitant, your surviving spouse may have the option to:

..   take the death benefit proceeds in a lump sum;

..   continue the contract as a successor owner under "Spousal continuation" (if your spouse is the sole primary beneficiary) or under our Beneficiary continuation option, as discussed below; or

..   roll the death benefit proceeds over into another contract.

If your surviving spouse rolls over the death benefit proceeds into a contract issued by us, the amount of the death benefit will be calculated as of the date we receive all requirements necessary to issue your spouse's new contract. Any death proceeds will remain invested in this contract until your spouse's new contract is issued. The amount of the death benefit will be calculated to equal the greater of the account value (as of the date your spouse's new contract is issued) and the applicable guaranteed minimum death benefit (as of the date of your death). This means that the death benefit proceeds could vary up or down, based on investment performance, until your spouse's new contract is issued.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death for purposes of receiving required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time

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                           PAYMENT OF DEATH BENEFIT
during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Guaranteed minimum income benefit and you are the owner, but not the annuitant. Because the payments under the Guaranteed minimum income benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Guaranteed minimum income benefit, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Guaranteed minimum income benefit, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise rules" under "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

..   The cash value of the contract must be fully paid to the successor owner
    (new owner) within five years after your death (the "5-year rule"), or in a joint ownership situation, the death of the first owner to die.

..   If Principal Protector/SM/ was elected and if the "5-year rule" is elected and the successor owner dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value. The successor owner should consult with a tax adviser before choosing to use the "5-year rule." The GWB benefit base may be adversely affected if the successor owner makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost. If you elected Principal Protector/SM/, the successor owner has the option to terminate the benefit and charge upon receipt by us of due proof of death and notice to discontinue the benefit; otherwise, the benefit and charge will automatically continue.

..   The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

..   A successor owner should consider naming a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed later under "Beneficiary continuation option" below.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. Payment of the death benefit in a lump sum terminates all rights and any applicable guarantees under the contract, including Guaranteed minimum income benefit, GPB Options 1 and 2, and Principal Protector/SM/. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant. The successor owner/annuitant must be 85 or younger as of the date of the non-surviving spouse's death.

The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions and information, and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal your elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than your account value, plus any amount applicable under the Protection Plus/SM/ feature, and adjusted for any subsequent withdrawals. For Accumulator(R) Plus/SM/ contracts, if any contributions are made during the one-year period prior to your death, the account value will first be reduced by any Credits applied to any such contributions. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, for all contracts except Accumulator(R) Select/SM/ contracts, withdrawal charges will no longer apply to contributions made before your death, though withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/ annuitant feature.

We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

..   If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/annuitant was age 84 or younger at death, the Guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following

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                           PAYMENT OF DEATH BENEFIT
   the date the successor owner/annuitant reaches age 85. The charge for the applicable Guaranteed minimum death benefit will continue to apply, even after the Guaranteed minimum death benefit no longer rolls up or is no longer eligible for resets.

..   If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85. The charge for the applicable Guaranteed minimum death benefit will continue to apply, even after the Guaranteed minimum death benefit no longer rolls up or is no longer eligible for resets.

..   If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will be frozen, which means:

  . On the date your spouse elects to continue the contract, the value of the Guaranteed minimum death benefit will be set to equal the amount of the Guaranteed minimum death benefit base on the date of your death. If your account value is higher than the Guaranteed minimum death benefit base on the date of your death, the Guaranteed minimum death benefit base WILL NOT BE INCREASED to equal your account value.

  . The Guaranteed minimum death benefit will no longer be eligible to increase, and will be subject to pro rata reduction for any subsequent withdrawals.

  .   The charge for the Guaranteed minimum death benefit will be discontinued.

  . Upon the death of your spouse, the beneficiary will receive, as of the date of death, the greater of the account value and the value of the Guaranteed minimum death benefit.

-- In all cases, whether the Guaranteed minimum death benefit continues or is discontinued, if your account value is lower than the Guaranteed minimum death benefit base on the date of your death, your account value WILL BE INCREASED to equal the Guaranteed minimum death benefit base.

If you purchased your contract prior to September 2003, different rules may apply. Please see Appendix IX later in this prospectus for more information.

If you elected Principal Protector/SM/, the benefit and charge will remain in effect. If the GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector/SM/ charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For information on the operation of the successor owner/annuitant feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum income benefit" under "Guaranteed minimum income benefit option" in "Contract features and benefits," earlier in this Prospectus. For information on the operation of this feature with Protection Plus/SM/, see "Protection Plus/SM/" in "Guaranteed minimum death benefit" under "Contract features and benefits," earlier in this Prospectus.

SPOUSAL PROTECTION

SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account value to equal the Guaranteed minimum death benefit, if higher, and by the value of any Protection Plus/SM/ benefit, if elected, upon the death of either spouse. This account value "step up" occurs even if the surviving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you had the right to elect the Spousal protection option at the time you purchased your contract at no additional charge. Both spouses must have been between the ages of 20 and 70 at the time the contract was issued and must each have been named the primary beneficiary in the event of the other's death.

The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 guaranteed minimum death benefits and the Protection Plus/SM/ benefit, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant. However, for purposes of the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option, the last age at which the benefit base may be reset is based on the annuitant's age, not the older spouse's age.

If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, including the value of the Protection Plus/SM/ benefit, or, if eligible, continue the contract as the sole owner/ annuitant by electing the successor owner/annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:

..   As of the date we receive due proof of the spouse's death, the account value will be reset to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher, increased by the value of the Protection Plus/SM/ benefit. For Accumulator(R) Plus/SM/ contracts, if the annuitant spouse dies, the account value will first be reduced by any Credits applied in the one-year period prior to the death of either spouse.

..   The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/ annuitant.

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                           PAYMENT OF DEATH BENEFIT

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   On the contract date anniversary following the date the older spouse would have reached age 85 (or if the older spouse was age 85 or older on the date of the older spouse's death), the Guaranteed minimum death benefit will no longer be eligible to increase, and will be subject to pro rata reduction for any subsequent withdrawals. The charge for the Guaranteed minimum death benefit will continue.

..   The Protection Plus/SM/ benefit will now be based on the surviving spouse's age at the date of the non-surviving spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit and charge will be discontinued even if the surviving spouse is the older spouse (upon whose age the benefit was originally based).

..   The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the successor owner/annuitant, if applicable. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus. If the GMIB continues, the charge for the GMIB will continue to apply.

..   If the annuitant dies first, any withdrawal charges will no longer apply to any contributions made prior to the annuitant's death. If the non-annuitant spouse dies first, the withdrawal charge schedule, if any, remains in effect with regard to all contributions.

..   If you elected Principal Protector/SM/, the benefit and charge will remain in effect. If your GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector/SM/ charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus.

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce, but do not change the owner or primary beneficiary, Spousal protection continues.

Depending on when you purchased your contract, this feature may not be available to you. See Appendix IX later in this Prospectus for more information about your contract.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VIII later in this Prospectus for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit, if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus/SM/ feature, adjusted for any subsequent withdrawals. For Accumulator(R) Plus/SM/ contracts, if you die during the one-year period following our receipt of a contribution, the account value will first be reduced by any Credits applied to such contribution.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70 1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs')," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

..   The contract continues with your name on it for the benefit of your beneficiary.

..   This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector/SM/ (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will

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   stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector/SM/ may continue to apply.

..   The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

..   Any partial withdrawal must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

..   If you had elected Principal Protector/SM/, your spousal beneficiary may not continue Principal Protector/SM/, and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector/SM/ should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector/SM/ and non-spousal beneficiaries may continue with Principal Protector/SM/. In this case, the spouse's portion of the GWB benefit base will terminate without value.

..   If you had elected Principal Protector/SM/, your non-spousal beneficiary may continue the benefit, as follows:

   -- The beneficiary was 75 or younger on the original contract date.

   -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

   -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector/SM/ is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. For Accumulator(R) Plus/SM/ contracts, if you die during the one-year period following our receipt of a contribution to which a Credit was applied, the account value will first be reduced by any Credits applied to such contribution before comparison with the GWB benefit base for purposes of any GWB benefit base step up. If the beneficiary chooses not to reinstate the Principal Protector/SM/ at the time the Beneficiary continuation option is elected, Principal Protector/SM/ will terminate.

   -- If there are multiple beneficiaries each beneficiary's interest in the GWB benefit base will be separately accounted for.

   -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector/SM/ even if the account value is less than $5,000.

   -- If scheduled payments are elected, the beneficiary's scheduled payments will be calculated, using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

   -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

   -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect the scheduled payments rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

..   This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

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..   The contract continues with your name on it for the benefit of your beneficiary.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector/SM/ (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector/SM/ may continue to apply.

..   If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

..   Any partial withdrawals must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

..   If you had elected Principal Protector/SM/, your spousal beneficiary may not continue Principal Protector/SM/, and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector/SM/ should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that you must be the owner and annuitant and your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector/SM/ and non-spousal beneficiaries may continue with Principal Protector/SM/. In this case, the spouse's portion of the GWB benefit base will terminate without value.

..   If the non-spousal beneficiary chooses scheduled payments under "Withdrawal
    Option 1," as discussed above in this section, Principal Protector/SM/ may not be continued and will automatically terminate without value even if the GWB benefit base is greater than zero.

..   If you had elected Principal Protector/SM/, your non-spousal beneficiary may continue the benefit, as follows:

   -- The beneficiary was 75 or younger on the original contract date.

   -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

   -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector/SM/ is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. For Accumulator(R) Plus contracts, if you die during the one-year period following our receipt of a contribution to which a Credit was applied, the account value will first be reduced by any Credits applied to such contribution before comparison with the GWB benefit base for purposes of any GWB benefit base step up. If the beneficiary chooses not to reinstate the Principal Protector/SM/ at the time the Beneficiary continuation option is elected, Principal Protector/SM/ will terminate.

   -- If there are multiple beneficiaries, each beneficiary's interest in the GWB benefit base will be separately accounted for.

   -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector/SM/ even if the account value is less than $5,000.

   -- If scheduled payments under "Withdrawal Option 2" is elected, the beneficiary's scheduled payments will be calculated using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

   -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

   -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect scheduled payments under "Withdrawal Option 2" rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

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If you are both the owner and annuitant:

..   As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus/SM/ feature, adjusted for any subsequent withdrawals. For Accumulator(R) Plus contracts, if you die during the one-year period following our receipt of a contribution, the account value will first be reduced by any Credits applied to such contribution.

..   No withdrawal charges, if any, will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

..   If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

..   The annuity account value will not be reset to the death benefit amount.

..   The contract's withdrawal charge schedule, if any, will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

..   We do not impose a withdrawal charge (if applicable) on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

..   The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

..   If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

..   If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.

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7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Series contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. In addition to legislation enacted in December 2017, Congress may also consider further proposals to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. We also do not discuss the Employee Retirement Income Security Act of 1974 (ERISA). Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code ("QP contracts"). How these arrangements work, including special rules applicable to each, are noted in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits compared with the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, various guaranteed benefits such as guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts, and Appendix X at the end of this Prospectus for a discussion of TSA contracts.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

..   if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

..   if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

..   if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

..   if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a typical grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

The following applies to an annuitization of the entire contract. In certain cases, the contract can be partially annuitized. See "Partial annuitization" below.

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                                TAX INFORMATION

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Annuitization under an Accumulator(R) Series contract occurs when your entire interest under the contract is or has been applied to one or more payout options intended to amortize amounts over your life or over a period certain generally limited by the period of your life expectancy. (We do not currently offer a period certain option without life contingencies.) Annuity payouts can also be determined on a joint life basis. After annuitization, no further contributions to the contract may be made, the annuity payout amount must be paid at least annually, and annuity payments cannot be stopped except by death or surrender (if permitted under the terms of the contract).

Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments GMIB payments and other annuitization payments available under your contract.

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments. If you have a loss on a variable annuity payout in a taxable year, you may be able to adjust the tax-free amount in subsequent years.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

Your rights to apply amounts under this contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to an annuity payout option we may offer at the time under the contract. If no affirmative choice is made, we will apply any remaining annuity value to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this contract constitutes an annuity contract under current federal tax rules.

PARTIAL ANNUITIZATION

The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date. We do not currently offer a period certain option without life contingencies.

WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

PROTECTION PLUS/SM/ FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may have purchased a Protection Plus/SM/ rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus/SM/ rider is not part of the contract. In such a case, the charges for the Protection Plus/SM/ rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age
59 1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).

1035 EXCHANGES

You may purchase a nonqualified deferred annuity contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

..   the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

..   the owner and the annuitant are the same under the source contract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a "qualified long-term care contract" meeting all specified requirements under the Code or an annuity contract with a "qualified long-term care contract" feature (sometimes referred to as a "combination annuity" contract).

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred

                                TAX INFORMATION
basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a "qualified long-term care contract" or "combination annuity" in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

If you are purchasing your contract through a Section 1035 exchange, you should be aware that AXA Equitable cannot guarantee that the exchange from the source contract to the contract you are applying for will be treated as a Section 1035 exchange; the insurance company issuing the source contract controls the tax information reporting of the transaction as a Section 1035 exchange. Because information reports are not provided and filed until the calendar year after the exchange transaction, the insurance company issuing the source contract shows its agreement that the transaction is a 1035 exchange by providing to us the cost basis of the exchanged source contract when it transfers the money to us on your behalf.

Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.

Section 1035 exchanges are generally not available after the death of the owner. The destination contract must meet specific post-death payout requirements to prevent avoidance of the death of owner rules. See "Payment of death benefit".

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the Beneficiary continuation option, the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1/2, penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   in the form of substantially equal periodic annuity payments at least annually over your life (or life expectancy), or the joint lives of you and your beneficiary (or joint life expectancies) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

ADDITIONAL TAX ON NET INVESTMENT INCOME

Taxpayers who have modified adjusted gross income ("MAGI") over a specified amount and who also have specified net investment income in any year may have to pay an additional surtax of 3.8%. (This tax has been informally referred to as the "Net Investment Income Tax" or "NIIT"). For this purpose net investment income includes distributions from and payments under nonqualified annuity contracts. The threshold amount of MAGI varies by filing status: $200,000 for single filers; $250,000 for married taxpayers filing jointly, and $125,000 for married taxpayers filing separately. The tax applies to the lesser of a) the amount of MAGI over the applicable threshold amount or b) the net investment income. You should discuss with your tax adviser the potential effect of this tax.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

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There are two basic types of IRAs, as follows:

..   Traditional IRAs, typically funded on a pre-tax basis; and

..   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publications 590-A ("Contributions to Individual Retirement Arrangements (IRAs)") and 590-B ("Distributions from Individual Retirement Arrangements (IRAs)"). These publications are usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as a traditional IRA or Roth IRA. For Accumulator(R) Series contracts except Accumulator(R) Plus/SM/, we also offered inherited IRA contracts for payment of post-death required minimum distributions from traditional IRAs and Roth IRAs, respectively.

This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

AXA Equitable had received an opinion letter from the IRS approving the respective forms of the Accumulator(R) Series traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Series traditional and Roth IRA contracts.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. SINCE THE CONTRACT IS NO LONGER AVAILABLE TO NEW PURCHASERS, THIS CANCELLATION PROVISION IS NO LONGER APPLICABLE.

You can cancel either type of the Accumulator(R) Series IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may generally make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

..   "regular" contributions out of earned income or compensation; or

..   tax-free "rollover" contributions; or

..   direct custodian-to-custodian transfers from other traditional IRAs
    ("direct transfers").

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

The initial contribution to your contract must have been a direct transfer or rollover, because the minimum initial contribution required to purchase an Accumulator(R) Series contract was greater than the maximum regular IRA contribution permitted for a taxable year. If permitted under your contract, subsequent contributions may also be regular contributions out of compensation.

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS


LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $6,000 is the maximum amount that you may contribute to all IRAs (traditional and Roth IRAs) for 2019, after adjustment for cost-of-living changes. When your earnings are below $6,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.


If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch-up contributions" of up to $1,000 to your traditional IRA.


SPECIAL RULES FOR SPOUSES. If you are married and file a joint federal income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $6,000, married individuals filing jointly can contribute up to $12,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less


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if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $6,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $6,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the non-working spouse reaches age 70 1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age
70 1/2 at any time during the taxable year for which the contribution is made.


DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual's personal situation (including his/her spouse). IRS Publication 590-A, "Contributions to Individual Retirement Arrangements (IRAs)" which is updated annually and is available at www.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and the individual's income limits for determining contributions and deductions all may be adjusted annually for cost of living.


NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the non-working spouse's traditional IRA) may not, however, exceed the maximum $5,000 per person limit for the applicable taxable year ($6,000 for 2019 after adjustment). The dollar limit is $1,000 higher for people eligible to make age 50-70 1/2 "catch-up" contributions ($7,000 for 2019). You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year. Make sure you designate the year for which you are making the contribution.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

..   qualified plans;

..   governmental employer 457(b) plans;

..   403(b) plans; and

..   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA contract with special rules and restrictions under certain circumstances.

There are two ways to do rollovers:

..   Do it yourself:
   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

..   Direct rollover:
   You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

..   "required minimum distributions" after age 70 1/2 or retirement from service with the employer; or

..   substantially equal periodic payments made at least annually for your life
    (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

..   substantially equal periodic payments made for a specified period of 10 years or more; or

..   hardship withdrawals; or

..   corrective distributions that fit specified technical tax rules; or

..   loans that are treated as distributions; or

..   certain death benefit payments to a beneficiary who is not your surviving spouse; or

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..   qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

Rollovers from an eligible retirement plan to a traditional IRA are not subject to the "one-per-year limit" noted later in this section.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. We call this the "one-per-year limit." It is the IRA owner's responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

..   regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

..   regular contributions to a traditional IRA made after you reach age 70 1/2;
    or

..   rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70 1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See Publications 590-A and 590-B for further details.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible (after-tax) IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

..   the amount received is a withdrawal of certain excess contributions, as described in IRS Publications 590-A and 590-B; or

..   the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and direct transfer contributions to traditional IRAs" earlier in this section for more information.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA

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cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

IRA DISTRIBUTIONS DIRECTLY TRANSFERRED TO CHARITY. Specified distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70 1/2 or older. We no longer permit you to direct AXA Equitable to make a distribution directly to a charitable organization you request, in accordance with an interpretation of recent non-tax regulatory changes.

REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed benefits. This could increase the amount required to be distributed from the contract if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1/2

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date", which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, if you are taking account-based withdrawals from all of your traditional IRAs, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a

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50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70 1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

SUCCESSOR OWNER AND ANNUITANT

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions:

..   made on or after your death; or

..   made because you are disabled (special federal income tax definition); or

..   used to pay certain extraordinary medical expenses (special federal income tax definition); or

..   used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

..   used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

..   used to pay certain higher education expenses (special federal income tax definition); or

..   in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

To meet the substantially equal periodic payment exception, you could elect the substantially equal withdrawals option. See "Substantially equal withdrawals" under "Accessing your money"

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earlier in this Prospectus. We will calculate the substantially equal annual payments, using your choice of IRS-approved methods we offer. Although substantially equal withdrawals are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals begin, the distributions should not be stopped or changed until after the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals for purposes of determining whether the penalty applies.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."

The Accumulator(R) Series Roth IRA contracts are designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS. Individuals may generally make four different types of contributions to a Roth IRA:

..   regular after-tax contributions out of earnings; or

..   taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion rollover" contributions); or

..   tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans;
    or

..   tax-free direct custodian-to-custodian transfers from other Roth IRAs
    ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

The initial contribution to your contract must have been a direct transfer or rollover, because the minimum initial contribution required to purchase an Accumulator(R) Series contract was greater than the maximum regular IRA contribution permitted for a taxable year. If permitted under your contract, subsequent contributions may also be regular contributions out of compensation.

REGULAR CONTRIBUTIONS TO ROTH IRAS


LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $6,000 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2019, after adjustment for cost-of-living changes. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $6,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "special rules for spouses" earlier in this section under traditional IRAs.


If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. The amount of permissible contributions to Roth IRAs for any year depends on the individual's income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publications 590-A, ''Contributions to Individual Retirement Arrangements (IRAs)'' for the rules applicable to the current year.

WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO ROTH IRAS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

..   another Roth IRA;

..   a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

..   a "designated Roth contribution account" under a 401(k) plan, 403(b) plan, or governmental employer Section 457(b) plan (direct or 60-day); or

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..   from non-Roth accounts under another eligible retirement plan, as described below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. We call this the "one-per-year limit." It is the Roth IRA owner's responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax-free. Even if you are under age 59 1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA. Conversion rollover contributions to Roth IRAs are not subject to the "one-per-year limit" noted earlier in this section.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

Conversion rollover contributions to Roth IRAs cannot be recharacterized.

To recharacterize a contribution, you must use our forms.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed. Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

..   rollovers from a Roth IRA to another Roth IRA;

..   direct transfers from a Roth IRA to another Roth IRA;

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..   qualified distributions from a Roth IRA; and

..   return of excess contributions or amounts recharacterized to a traditional
    IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

..   you are age 59 1/2 or older; or

..   you die; or

..   you become disabled (special federal income tax definition); or

..   your distribution is a "qualified first-time homebuyer distribution"
    (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)Regular contributions.

(2)Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a)Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

   (b)Nontaxable portion.

(3)Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:

(1)All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2)All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS TO ROTH IRAS

Generally the same as traditional IRA, except that regular contributions made after age 70 1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

TAX WITHHOLDING AND INFORMATION REPORTING

STATUS FOR INCOME TAX PURPOSES; FATCA. In order for us to comply with income tax withholding and information reporting rules which may apply to annuity contracts and tax-qualified or tax-favored plan participation, we request documentation of "status" for tax purposes. "Status" for tax purposes generally means whether a person is a "U S. person" or a foreign person with respect to the United States; whether a person is an individual or an entity, and if an entity, the type of entity. Status for tax purposes is best documented on the appropriate IRS Form or substitute certification form (IRS Form W-9 for a U.S. person or the appropriate type of IRS Form W-8 for a foreign person). If we do not have appropriate certification or documentation of a person's status for tax purposes on file, it could affect the rate at which we are required to withhold income tax, and penalties could apply. Information reporting rules could apply not only to specified transactions, but also to contract ownership. For example, under the Foreign Account Tax Compliance Act ("FATCA"), which applies to certain U.S.-source payments, and similar or related withholding and information reporting rules, we may

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be required to report contract values and other information for certain contractholders. For this reason we and our affiliates intend to require appropriate status documentation at purchase, change of ownership, and affected payment transactions, including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of recipient.

TAX WITHHOLDING. We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

..   We might have to withhold and/or report on amounts we pay under a free look or cancellation.

..   We are required to withhold on the gross amount of a distribution from a
    Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable.

Special withholding rules apply to United States citizens residing outside of the United States, foreign recipients, and certain U.S. entity recipients which are treated as foreign because they fail to document their U.S. status before payment is made. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to United States persons living abroad and non-United States persons (including U.S. entities treated as foreign) prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. If the owner does not provide the owner's correct Taxpayer Identification Number, a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.

A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA contract. If a non-periodic distribution from a qualified plan or TSA contract is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.

SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

The plan administrator is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.

MANDATORY WITHHOLDING FROM TSA CONTRACTS AND QUALIFIED PLAN DISTRIBUTIONS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from TSA contracts and qualified plans are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions and communicating to the recipient whether the distribution is an eligible rollover distribution.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate account. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.

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8. More information

--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account
No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account No. 49 invests in shares issued by the corresponding Portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1)to add variable investment options to, or to remove variable investment options from Separate Account No. 49, or to add other separate accounts;

(2)to combine any two or more variable investment options;

(3)to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4)to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5)to deregister Separate Account No. 49 under the Investment Company Act of
   1940;

(6)to restrict or eliminate any voting rights as to Separate Account No. 49; and

(7)to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust serves for the benefit of each Trust's shareholders. The Board of Trustees may take many actions regarding the Portfolios (for example, the Board of Trustees can establish additional Portfolios or eliminate existing Portfolios; change Portfolio investment objectives; and change Portfolio investment policies and strategies). In accordance with applicable law, certain of these changes may be implemented without a shareholder vote and, in certain instances, without advanced notice. More detailed information about certain actions subject to notice and shareholder vote for each Trust, and other information about the Portfolios, including portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this prospectus, or in their respective SAIs, which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2019 and the related price per $100 of maturity value were as shown below:



-------------------------------------------------------
 FIXED MATURITY
  OPTIONS WITH
 FEBRUARY 15TH
MATURITY DATE OF RATE TO MATURITY AS  PRICE PER $100 OF
 MATURITY YEAR   OF FEBRUARY 15, 2019  MATURITY VALUE
-------------------------------------------------------
      2020            3.00%/(1)/      $97.09
-------------------------------------------------------
      2021            3.00%/(1)/      $94.25
-------------------------------------------------------
      2022            3.00%/(1)/      $91.51
-------------------------------------------------------
      2023            3.00%/(1)/      $88.84
-------------------------------------------------------
      2024            3.00%/(1)/      $86.25
-------------------------------------------------------
      2025            3.00%/(1)/      $83.73
-------------------------------------------------------
      2026            3.00%/(1)/      $81.30
-------------------------------------------------------
      2027            3.00%/(1)/      $78.93
-------------------------------------------------------
      2028            3.00%/(1)/      $76.63
-------------------------------------------------------
      2029              3.10%         $73.67
-------------------------------------------------------


(1)Since these rates to maturity are 3%, no amounts could have been allocated to these options.


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HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1)We determine the market adjusted amount on the date of the withdrawal as follows:

   (a)We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b)We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c)We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.

   (d)We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)We determine the fixed maturity amount as of the current date.

(3)We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "non-unitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or any guaranteed benefits with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims-paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative. For Accumulator(R) Plus/SM/ contracts, credits allocated to your account value are funded from our general account.

The general account is subject to regulation and supervision by the New York State Department of Financial Services and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have

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not been registered and are not required to be registered under the Securities
Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account . The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accepted the wire order and essential information, a contract generally was not issued until we received and accepted a properly completed application. In certain cases, we may have issued a contract based on information provided through certain broker-dealers with whom we have established electronic facilities. In any such cases, you must have signed our Acknowledgement of Receipt form.

Where we required a signed application, the above procedures did not apply and no financial transactions were permitted until we received the signed application and issued the contract. Where we issued a contract based on information provided through electronic facilities, we required an Acknowledgement of Receipt form. Financial transactions were only permitted if you requested them in writing, signed the request and had the signature guaranteed, until we received the signed Acknowledgement of Receipt form. After a contract is issued, additional contributions are allowed by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, Inherited IRA Beneficiary Continuation (traditional IRA or Roth IRA) or Rollover TSA contracts, nor is it available with GPB Option 2. Please see Appendix VIII later in this Prospectus to see if the automatic investment program is available in your state.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options but not, for Accumulator(R) and Accumulator(R) Elite contracts, the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY


Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the SEC. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.


..   If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day;

   -- on a non-business day;

   -- after 4:00 p.m. Eastern Time on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

..   A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

..   If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

..   When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

..   If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is

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   considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions, and/or transfers, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 pm, Eastern Time.

CONTRIBUTIONS, CREDITS, AND TRANSFERS

..   Contributions and, for Accumulator(R) Plus/SM/ contracts, credits allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

..   Contributions and, for Accumulator(R) Plus/SM/ contracts, credits allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

..   Contributions and, for Accumulator(R) Plus/SM/ contracts, credits allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

..   For Accumulator(R) and Accumulator(R) Elite/SM/ contracts, initial contributions allocated to the account for special dollar cost averaging received the interest rate in effect on that business day. At certain times, we may have offered the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information, or you can call our processing office.

..   Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

..   Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

..   Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

..   For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the Portfolios, such as:

..   the election of trustees;

..   the formal approval of independent public accounting firms selected for each Trust; or

..   any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote. One effect of proportional voting is that a small number of contract owners may determine the outcome of a vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners. One result of proportional voting is that a small number of contract owners may control the outcome of a vote.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

CYBERSECURITY

We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized use or abuse of confidential customer information. Such systems failures and cyber-attacks affecting us, any third party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your account value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account unit values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us

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and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cybersecurity risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyber-attacks or information security breaches in the future, we take reasonable steps to mitigate these risks and secure our systems from such failures and attacks.



STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.

FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

We may refuse to process a change of ownership of an NQ contract without appropriate documentation of status on IRS Form W-9 (or, if IRS Form W-9 cannot be provided because the entity is not a U.S. entity, on the appropriate type of Form W-8).

Following a change of ownership, the existing beneficiary designations will remain in effect until the new owner provides new designations.

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, Protection Plus/SM/ death benefit, Guaranteed principal benefit option 2 and/or the Principal Protector/SM/ (collectively, the "Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. For certain contract owners, this restriction may not apply to you, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. However, the Benefit will not terminate if the ownership of the contract is transferred to: (i) a family member (as defined in the contract); (ii) a trust created for the benefit of a family member or members; (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information. See Appendix VIII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available (except for Rollover TSA contracts) and you cannot assign Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.

ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.

HOW DIVORCE MAY AFFECT YOUR GUARANTEED BENEFITS

Our optional benefits do not provide a cash value or any minimum account value. In the event that you and your spouse become divorced after you purchase a contract with a guaranteed benefit, we will not divide the benefit base as part of the divorce settlement or

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judgment. As a result of the divorce, we may be required to withdraw amounts from the account value to be paid to an ex-spouse. Any such withdrawal will be considered a withdrawal from the contract. This means that your guaranteed benefit will be reduced and a withdrawal charge may apply.

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Equitable Holdings, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts may also be sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with AXA Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to (a) 0.60% of the account value of the contract sold for Accumulator(R) and Accumulator(R) Plus/SM/ contracts; (b) 1.20% of the account value of the contract sold for Accumulator(R) Elite/SM/ contracts; and (c) 1.00% of the account value of the contract sold for Accumulator(R) Select/SM/ contracts ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. AXA Advisors may pay higher compensation on certain products in a class than others based on a group or sponsored arrangement, or between older and newer versions or series of the same contract. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals and/or managerial personnel include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company

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not affiliated with AXA Equitable. However, under applicable rules of FINRA and other federal and state regulatory authorities, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you and, for certain accounts depending on applicable rules, that are in your best interest, based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributors' Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributors' Selling broker-dealers. Contribution-based compensation will generally not exceed (a) 6.75% for Accumulator(R) Plus/SM/ contracts; (b) 7.50% for Accumulator(R) contracts; (c) 6.50% for Accumulator(R) Elite/SM/ contracts; and (d) 2.00% for Accumulator(R) Select/SM/ contracts, of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.25% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain selling broker-dealers, AXA Distributors increases the marketing allowance as certain sales thresholds are met. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). AXA Distributors also has entered into agreements with certain selling broker-dealers in which the selling broker-dealer agrees to sell certain AXA Equitable contracts exclusively.


These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2018) received additional payments. These additional payments ranged from $536.67 to $6,370,912.47. AXA Equitable and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corp.
Allstate Financial Services, LLC
American Portfolios Financial Services
Ameriprise Financial Services
BBVA Securities, Inc.
Cambridge Investment Research
Capital Investment Group
Centaurus Financial, Inc.
CETERA Financial Group
Citigroup Global Markets, Inc.
Citizens Investment Services
Commonwealth Financial Network
Community America Financial Solution
CUNA Brokerage Services
CUSO Financial Services, L.P.
DPL Financial Partners
Equity Services Inc.
Farmer's Financial Solution
Geneos Wealth Management
Gradient Securities, LLC
H. Beck, Inc.
H.D. Vest Investment Securities, Inc.
Huntleigh Securities Corp.
Independent Financial Group, LLC

                               MORE INFORMATION

Infinex Investments Inc.
Investment Professionals, Inc.
Janney Montgomery Scott LLC
Kestra Investment Services, LLC
Key Investment Services LLC
Ladenburg Thalmann Advisor Network, LLC
Lincoln Financial Advisors Corp.
Lincoln Financial Securities Corp.
Lincoln Investment Planning
Lion Street Financial
LPL Network
Lucia Securities, LLC
MML Investors Services, LLC
Morgan Stanley Smith Barney
Mutual of Omaha Investment Services, Inc.
Park Avenue Securities, LLC
PlanMember Securities Corp.
PNC Investments
Primerica Financial Services, Inc.
Prospera Financial Services
Questar Capital Corporation
Raymond James
RBC Capital Markets Corporation
Robert W Baird & Company
Santander Securities Corp.
SIGMA Financial Corporation
Signator Investors, Inc.
The Advisor Group (AIG)
U.S. Bank Center
UBS Financial Services, Inc.
Valmark Securities, Inc.
Voya Financial Advisors, Inc.
Wells Fargo

                               MORE INFORMATION

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2018 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa.com.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Appendix I: Condensed financial information

--------------------------------------------------------------------------------
The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.20%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018.



--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDING DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2018   2017   2016   2015   2014   2013   2012   2011   2010   2009
--------------------------------------------------------------------------------------------------------------
1290 VT GAMCO MERGERS & ACQUISITIONS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $15.43 $16.42 $15.65 $14.71 $14.51 $14.45 $13.18 $12.67 $12.66 $11.68
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      370    418    453    480    578    634    560    601    480    338
--------------------------------------------------------------------------------------------------------------
1290 VT GAMCO SMALL COMPANY VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $64.63 $77.49 $67.56 $55.47 $59.53 $58.46 $42.54 $36.53 $38.31 $29.24
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      432    492    541    581    664    755    770    800    930    996
--------------------------------------------------------------------------------------------------------------
1290 VT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $16.26 $17.21 $14.46 $13.31 $13.41 $11.95 $ 9.00 $ 7.81 $ 7.88 $ 7.09
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      236    266    270    316    338    343    337    355    388    416
--------------------------------------------------------------------------------------------------------------
AXA 400 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $13.52 $15.60 $13.70 $11.59 $12.11 $11.26 $12.37 $10.85 $11.92 $ 9.51
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,025  2,333  2,576  2,771  3,020  3,394  2,661  2,966  3,508  4,099
--------------------------------------------------------------------------------------------------------------
AXA 2000 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $13.44 $15.44 $13.73 $11.53 $12.29 $11.96     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,957  3,290  3,663  4,030  4,526  5,212     --     --     --     --
--------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------
   Unit value                            $17.27 $19.15 $16.27 $15.14 $15.60 $15.07 $12.07 $10.70 $11.71 $10.48
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,871  1,935  1,999  2,106  2,369  2,693  2,990  3,379  3,530  3,887
--------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------
   Unit value                            $12.73 $13.09 $12.63 $12.42 $12.60 $12.42 $12.05 $11.66 $11.59 $10.93
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,365  2,532  3,023  3,376  3,172  3,614  4,015  4,265  4,403  4,898
--------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------
   Unit value                            $13.85 $14.55 $13.53 $13.08 $13.32 $13.07 $12.00 $11.31 $11.53 $10.70
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,823  1,873  1,922  2,087  2,616  2,927  3,050  3,130  3,479  3,293
--------------------------------------------------------------------------------------------------------------
AXA GLOBAL EQUITY MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $23.92 $27.56 $22.13 $21.43 $22.08 $21.97 $18.48 $15.99 $18.45 $16.76
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,367  1,502  1,641  1,801  2,037  2,362  1,958  2,235  2,647  3,162
--------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL CORE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $13.10 $15.58 $12.48 $12.61 $13.34 $14.40 $12.40 $10.79 $13.15 $12.18
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    3,865  4,160  4,497  4,798  5,179  5,773  3,841  4,273  4,597  4,895
--------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $19.13 $23.18 $19.02 $19.11 $19.97 $21.78 $18.47 $15.91 $19.21 $18.33
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,263  1,366  1,560  1,656  1,766  1,941  2,246  2,505  2,817  3,102
--------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



----------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                         -----------------------------------------------------------------------------
                                          2018   2017    2016    2015    2014    2013    2012   2011    2010    2009
----------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP CORE MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $17.70 $ 19.15 $ 15.89 $ 14.64 $ 14.77 $ 13.39 $10.30 $  9.07 $  9.58 $  8.50
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    6,852   7,835   8,768   9,781  10,955  12,581  1,486   1,662   1,909   2,214
----------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP GROWTH MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $33.11 $ 34.55 $ 27.06 $ 25.96 $ 25.25 $ 23.01 $17.20 $ 15.31 $ 16.08 $ 14.22
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,793   6,717   7,550   8,377   9,484  10,932  1,523   1,698     953   1,109
----------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP VALUE MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $21.45 $ 24.10 $ 21.42 $ 18.80 $ 19.83 $ 17.88 $13.66 $ 11.94 $ 12.73 $ 11.43
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    9,346  10,473  11,657  12,928  14,333  16,294  8,898  10,066  11,451  13,118
----------------------------------------------------------------------------------------------------------------------
AXA MID CAP VALUE MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $26.71 $ 31.19 $ 28.10 $ 24.17 $ 25.36 $ 23.15 $17.61 $ 15.03 $ 16.79 $ 13.88
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,882   3,233   3,577   3,915   4,325   4,854  3,697   4,139   4,716   5,762
----------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $62.72 $ 66.66 $ 60.76 $ 58.37 $ 59.60 $ 58.55 $52.39 $ 48.74 $ 50.54 $ 46.54
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,834   1,985   2,169   2,426   2,711   3,004  3,278   3,607   3,855   4,129
----------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $16.20 $ 17.60 $ 15.50 $ 14.62 $ 15.00 $ 14.63 $12.36 $ 11.22 $ 11.94 $ 10.84
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,366   5,890   6,515   7,378   8,339   8,844  9,009  10,152  11,126  11,520
----------------------------------------------------------------------------------------------------------------------
AXA/AB SHORT DURATION GOVERNMENT BOND
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.34 $  9.34 $  9.44 $  9.54 $  9.70 $  9.87 $10.83 $ 10.80 $ 10.95 $ 10.99
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,446   1,511   1,794   2,071   2,255   2,649  3,076   3,309   3,480   4,278
----------------------------------------------------------------------------------------------------------------------
AXA/AB SMALL CAP GROWTH
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $37.81 $ 41.54 $ 34.28 $ 30.81 $ 32.12 $ 31.39 $22.99 $ 20.14 $ 20.51 $ 15.58
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      817     865     971   1,100   1,188   1,346  1,541   1,671   1,894   2,049
----------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN BALANCED MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $13.94 $ 14.74 $ 13.56 $ 12.43 $ 12.97 $ 12.36 $10.92 $  9.94 $ 10.05 $  9.14
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,679   1,975   2,117   2,179   2,592   2,499  2,080   1,633   1,752   2,199
----------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $15.22 $ 17.67 $ 16.01 $ 12.98 $ 14.05 $ 13.93 $10.31 $  8.94 $ 10.00 $  8.15
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      183     247     364     214     238     244    287     343     323     341
----------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $11.89 $ 13.18 $ 11.60 $ 10.72 $ 11.17 $ 10.72 $ 8.80 $  7.76 $  8.22 $  7.54
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      809     845     876     902   1,032   1,022    856   1,065   1,052   1,026
----------------------------------------------------------------------------------------------------------------------
AXA/JANUS ENTERPRISE
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $24.30 $ 25.05 $ 19.82 $ 20.97 $ 22.46 $ 22.89 $16.73 $ 15.57 $ 17.07 $ 13.06
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      554     623     658     809     914   1,034  1,228   1,343   1,445   1,227
----------------------------------------------------------------------------------------------------------------------
AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                            $12.11 $ 13.96 $ 11.65 $ 11.20 $ 11.64 $ 11.66 $ 9.29 $  7.88 $  8.70 $  8.15
----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      807     864     887   1,062   1,023     881    405     434     468     503
----------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2018    2017    2016    2015    2014    2013    2012    2011    2010    2009
------------------------------------------------------------------------------------------------------------------------
EQ/CLEARBRIDGE SELECT EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.34 $ 16.14 $ 14.30 $ 12.79 $ 13.27 $ 12.24 $  9.58 $  8.49 $  9.00 $  8.14
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       241     257     273     321     378     455     464     576     673     848
------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $457.70 $491.82 $413.19 $374.43 $379.18 $342.50 $261.69 $229.14 $230.69 $201.51
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       109     129     142     155     169     185     201     228     264     301
------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.46 $ 14.60 $ 14.57 $ 14.54 $ 14.66 $ 14.48 $ 14.90 $ 14.62 $ 14.12 $ 13.51
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,038   7,059   7,392   8,203   8,942   9,615   5,212   5,404   6,327   7,161
------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 56.14 $ 59.77 $ 49.98 $ 45.48 $ 45.67 $ 40.92 $ 31.49 $ 27.66 $ 27.58 $ 24.40
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,320   2,646   2,947   3,125   3,447   3,661   3,746   4,013   4,445   4,963
------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 20.51 $ 20.59 $ 20.77 $ 20.93 $ 21.09 $ 21.03 $ 21.64 $ 21.69 $ 20.85 $ 20.25
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       698     784     850     931   1,020   1,180   1,293   1,594   1,698   2,027
------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.42 $ 17.20 $ 14.13 $ 13.99 $ 14.47 $ 15.73 $ 13.11 $ 11.41 $ 13.16 $ 12.66
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,330   2,688   2,862   2,861   2,845   2,918   2,737   2,985   3,362   3,842
------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 17.27 $ 17.88 $ 14.00 $ 13.33 $ 12.86 $ 11.60 $  8.86 $  7.82 $  7.73 $  6.75
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,034   2,142   2,332   2,574   2,503   2,716   2,513   2,718   3,063   3,809
------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.67 $ 11.85 $ 10.62 $  9.23 $  9.77 $  8.78 $  6.75 $  5.86 $  5.95 $  5.26
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,184   1,324   1,542   1,407   1,623   1,308   1,036   1,237     463     382
------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 20.68 $ 23.70 $ 20.77 $ 17.53 $ 18.27 $ 16.97 $ 12.95 $ 11.20 $ 11.61 $  9.35
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,943   3,330   3,770   3,937   4,246   4,771   5,036   5,483   6,242   7,234
------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 28.75 $ 28.73 $ 28.96 $ 29.31 $ 29.67 $ 30.03 $ 30.40 $ 30.77 $ 31.14 $ 31.51
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       449     478     506     539     629     699     934   1,109   1,161   1,674
------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 17.12 $ 17.31 $ 17.28 $ 17.28 $ 17.45 $ 17.17 $ 17.78 $ 17.53 $ 17.53 $ 16.70
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,939   4,304   4,606   5,037   5,684   6,236   2,036   2,206   2,529   2,934
------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 28.68 $ 32.73 $ 29.06 $ 24.40 $ 25.88 $ 24.98 $ 18.40 $ 16.11 $ 16.99 $ 13.67
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       933   1,057   1,170   1,260   1,353   1,504   1,635   1,831   2,150   2,399
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 29.53 $ 29.22 $ 21.25 $ 19.75 $ 18.80 $ 16.76 $ 12.51 $ 11.16 $ 11.87 $ 10.21
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,116   1,276   1,287   1,338   1,440   1,493   1,699   1,743   1,987   2,254
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.70%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018.



--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDED DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2018   2017   2016   2015   2014   2013   2012   2011   2010   2009
--------------------------------------------------------------------------------------------------------------
1290 VT GAMCO MERGERS & ACQUISITIONS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $14.39 $15.40 $14.75 $13.94 $13.82 $13.83 $12.67 $12.25 $12.30 $11.41
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      137    147    164    196    264    368    442    561    286    248
--------------------------------------------------------------------------------------------------------------
1290 VT GAMCO SMALL COMPANY VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $55.39 $66.75 $58.49 $48.26 $52.07 $51.39 $37.58 $32.44 $34.20 $26.23
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      341    412    457    514    594    637    609    624    678    666
--------------------------------------------------------------------------------------------------------------
1290 VT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $14.74 $15.68 $13.25 $12.25 $12.41 $11.11 $ 8.41 $ 7.33 $ 7.44 $ 6.72
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      174    171    181    210    176    169    127    122    129    265
--------------------------------------------------------------------------------------------------------------
AXA 400 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $13.14 $15.24 $13.45 $11.43 $12.01 $11.23 $11.70 $10.31 $11.39 $ 9.13
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      485    549    555    621    772  1,319  1,046    736    783    810
--------------------------------------------------------------------------------------------------------------
AXA 2000 MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $13.06 $15.08 $13.48 $11.37 $12.19 $11.92     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      588    687    774    887    887  1,025     --     --     --     --
--------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------
   Unit value                            $17.72 $19.75 $16.87 $15.78 $16.34 $15.87 $12.77 $11.38 $12.51 $11.26
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    3,441  3,770  4,204  4,914  4,910  5,337  5,804  6,354  7,808  8,367
--------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------
   Unit value                            $12.36 $12.77 $12.38 $12.23 $12.48 $12.37 $12.06 $11.73 $11.71 $11.11
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,267  2,519  3,193  3,118  3,498  4,156  6,559  7,073  6,707  7,276
--------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------
   Unit value                            $13.66 $14.43 $13.48 $13.10 $13.41 $13.22 $12.20 $11.56 $11.85 $11.05
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,987  2,105  2,415  2,602  3,128  3,506  4,368  4,888  4,498  4,925
--------------------------------------------------------------------------------------------------------------
AXA GLOBAL EQUITY MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $21.46 $24.86 $20.06 $19.53 $20.22 $20.22 $17.09 $14.86 $17.25 $15.74
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      703    853    935  1,105  1,216  1,438  1,036  1,149  1,440  1,600
--------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL CORE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $11.85 $14.17 $11.41 $11.58 $12.32 $13.37 $11.57 $10.12 $12.42 $11.54
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,524  1,716  1,902  2,110  2,384  2,740  1,808  2,069  2,230  2,278
--------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL VALUE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $17.14 $20.88 $17.21 $17.38 $18.26 $20.01 $17.06 $14.77 $17.93 $17.19
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      472    543    587    667    708    630    751    843    914    984
--------------------------------------------------------------------------------------------------------------
AXA LARGE CAP CORE MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $15.99 $17.39 $14.50 $13.43 $13.62 $12.41 $ 9.60 $ 8.49 $ 9.02 $ 8.03
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,881  2,139  2,469  2,846  3,196  3,676    277    284    330    367
--------------------------------------------------------------------------------------------------------------
AXA LARGE CAP GROWTH MANAGED VOLATILITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $29.67 $31.11 $24.49 $23.61 $23.09 $21.14 $15.89 $14.21 $15.00 $13.34
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,851  2,112  2,387  2,804  3,163  4,038    924  1,072    204    249
--------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDED DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2018    2017    2016    2015    2014    2013    2012    2011    2010    2009
------------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 19.28 $ 21.78 $ 19.46 $ 17.16 $ 18.19 $ 16.49 $ 12.66 $ 11.12 $ 11.91 $ 10.76
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,265   2,579   2,900   3,293   3,718   4,641   1,671   1,875   2,059   2,313
------------------------------------------------------------------------------------------------------------------------
AXA MID CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 23.93 $ 28.08 $ 25.43 $ 21.99 $ 23.19 $ 21.28 $ 16.26 $ 13.95 $ 15.67 $ 13.01
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       990   1,151   1,295   1,481   1,535   1,593   1,445   1,617   1,830   2,158
------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 53.07 $ 56.70 $ 51.94 $ 50.15 $ 51.47 $ 50.82 $ 45.70 $ 42.73 $ 44.54 $ 41.22
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,703   1,925   2,183   2,446   2,798   3,211   3,732   3,918   4,435   4,527
------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 16.59 $ 18.11 $ 16.04 $ 15.21 $ 15.67 $ 15.37 $ 13.05 $ 11.90 $ 12.74 $ 11.62
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    10,600  11,869  13,349  15,224  17,113  19,057  20,839  22,803  24,916  27,631
------------------------------------------------------------------------------------------------------------------------
AXA/AB SHORT DURATION GOVERNMENT BOND
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.07 $  9.13 $  9.26 $  9.41 $  9.62 $  9.84 $ 10.41 $ 10.44 $ 10.64 $ 10.73
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,409   1,556   1,738   1,927   2,048   2,365   2,316   5,586   3,294   3,673
------------------------------------------------------------------------------------------------------------------------
AXA/AB SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 33.87 $ 37.41 $ 31.02 $ 28.03 $ 29.37 $ 28.85 $ 21.24 $ 18.69 $ 19.14 $ 14.61
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       337     357     401     473     497     423     427     418     455     346
------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN BALANCED MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.09 $ 13.92 $ 12.87 $ 11.86 $ 12.44 $ 11.91 $ 10.58 $  9.68 $  9.83 $  8.99
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,707   2,057   2,041   1,941   2,227   1,952   2,157   1,654   1,643   1,908
------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.30 $ 16.69 $ 15.19 $ 12.38 $ 13.47 $ 13.42 $  9.99 $  8.70 $  9.79 $  8.01
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       239     269     305     321     348     370     281     379     382     380
------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.21 $ 12.49 $ 11.05 $ 10.27 $ 10.74 $ 10.36 $  8.55 $  7.58 $  8.07 $  7.44
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,643   2,751   2,893   3,436   3,709   3,972   3,946   4,136   4,481   4,971
------------------------------------------------------------------------------------------------------------------------
AXA/JANUS ENTERPRISE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 22.68 $ 23.49 $ 18.68 $ 19.87 $ 21.38 $ 21.91 $ 16.09 $ 15.05 $ 16.59 $ 12.75
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       443     502     525     656     786     835     870     927     889     885
------------------------------------------------------------------------------------------------------------------------
AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.37 $ 13.18 $ 11.06 $ 10.68 $ 11.16 $ 11.23 $  9.00 $  7.67 $  8.52 $  8.02
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,142   1,383   1,540   1,781   1,730   1,477     634     657     694     735
------------------------------------------------------------------------------------------------------------------------
EQ/CLEARBRIDGE SELECT EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.47 $ 15.24 $ 13.58 $ 12.20 $ 12.72 $ 11.79 $  9.28 $  8.27 $  8.80 $  8.00
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       379     436     435     501     581     637     898   1,002   1,238   1,402
------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $368.21 $397.68 $335.80 $305.83 $311.29 $282.60 $217.02 $191.00 $193.27 $169.68
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        26      29      32      35      38      42      41      45      55      60
------------------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDED DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2018   2017   2016   2015   2014   2013   2012   2011   2010   2009
--------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $13.00 $13.20 $13.23 $13.27 $13.45 $13.36 $13.81 $13.62 $13.22 $12.71
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,228  2,201  2,538  2,714  2,721  2,894  1,402  1,354  1,424  1,504
--------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $49.49 $52.97 $44.52 $40.71 $41.09 $37.00 $28.62 $25.27 $25.32 $22.52
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,462  1,508  1,590  1,648  1,794  2,025  1,509  1,194  1,278  1,432
--------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND
--------------------------------------------------------------------------------------------------------------
   Unit value                            $17.82 $17.98 $18.23 $18.46 $18.70 $18.74 $19.38 $19.52 $18.86 $18.41
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      253    227    230    223    255    317    470    458    948    875
--------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $12.78 $15.33 $12.65 $12.60 $13.09 $14.31 $11.98 $10.48 $12.15 $11.74
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,057  2,013  2,039  2,219  2,215  1,905  1,245  1,332  1,511  1,714
--------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $15.63 $16.27 $12.80 $12.25 $11.88 $10.77 $ 8.27 $ 7.33 $ 7.29 $ 6.39
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,179  1,444  1,477  1,661  1,588  1,619    955    864    906  1,047
--------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.98 $11.14 $10.03 $ 8.76 $ 9.32 $ 8.42 $ 6.51 $ 5.68 $ 5.80 $ 5.15
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,107  2,594  2,856  2,931  3,122  2,839  1,321  1,412    832    868
--------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $18.84 $21.71 $19.12 $16.22 $16.99 $15.86 $12.17 $10.57 $11.02 $ 8.92
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,284  1,420  1,525  1,666  1,709  1,646  1,423  1,481  1,672  1,781
--------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
--------------------------------------------------------------------------------------------------------------
   Unit value                            $23.77 $23.88 $24.20 $24.61 $25.04 $25.47 $25.91 $26.36 $26.82 $27.28
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      259    264    321    334    350    426    514    623    729  1,227
--------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $15.06 $15.31 $15.36 $15.44 $15.67 $15.49 $16.13 $15.98 $16.06 $15.38
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,470  1,608  1,739  2,008  2,174  2,473    765    816    941  1,133
--------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $25.78 $29.58 $26.39 $22.27 $23.74 $23.04 $17.05 $15.01 $15.91 $12.86
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      568    600    647    696    761    821    733    734    850  1,024
--------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $27.09 $26.94 $19.70 $18.39 $17.60 $15.77 $11.83 $10.61 $11.34 $ 9.80
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      446    479    439    525    503    487    572    579    705    766
--------------------------------------------------------------------------------------------------------------

                  APPENDIX I: CONDENSED FINANCIAL INFORMATION

Appendix II: Purchase considerations for QP contracts/(1)/

--------------------------------------------------------------------------------

This information is provided for historical purposes only. The contract is no longer available to new purchasers.

Trustees who are considering the purchase of an Accumulator(R) Series QP contract should discuss with their tax and ERISA advisers whether this is an appropriate investment vehicle for the employer's plan. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the Guaranteed minimum income benefit and other guaranteed benefits, and the payment of death benefits in accordance with the requirements of the federal income tax rules. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Series QP contract or another annuity contract. Therefore, you should purchase an Accumulator(R) Series QP contract to fund a plan for the contract's features and benefits and not for tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles.

We will not accept defined benefit plans. This QP contract accepts only transfer contributions from other investments within an existing qualified plan trust. We will not accept ongoing payroll contributions or other contributions from the employer. For 401(k) plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract. Checks written on accounts held in the name of the employer instead of the plan or the trust will not be accepted. Only one additional transfer contribution may be made per contract year. The maximum contribution age is 70 or if later, the first contract anniversary.

If amounts attributable to an excess or mistaken contribution must be withdrawn, any or all of the following may apply: (1) withdrawal charges;
(2) market value adjustments; or (3) benefit base adjustments to an optional benefit.

AXA Equitable's only role is that of the issuer of the contract. AXA Equitable is not the plan administrator. AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan. AXA Equitable will never make payments under a QP contract to any person other than the plan trust owner.

Given that required minimum distributions must generally commence from the plan for participants after age 70 1/2, trustees should consider:

..   whether required minimum distributions under QP contracts would cause withdrawals in excess of 6% of the Guaranteed minimum income benefit Roll-Up benefit base;

..   that provisions in the Treasury Regulations on required minimum distributions require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed; and

..   that if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, payments will be made to the plan trust and may not be rollover eligible.

Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisors whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.
-------------
(1)QP contracts are available for Accumulator(R), Accumulator(R) Plus/SM/, and Accumulator(R) Elite/SM/ contract owners only.

             APPENDIX II: PURCHASE CONSIDERATIONS FOR QP CONTRACTS

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 17, 2015 to a fixed maturity option with a maturity date of February 15, 2023 (eight years later) at a hypothetical rate to maturity of 4.00% ("h" in the calculations below), resulting in a maturity value of $136,857 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2019/(a)/ .

------------------------------------------------------------------------------------------------------------------
                                                                             HYPOTHETICAL ASSUMED RATE TO MATURITY
                                                                             ("J" IN THE CALCULATIONS BELOW)
                                                                             FEBRUARY 15, 2019
                                                                             -------------------------------------
                                                                              2.00%               6.00%
------------------------------------------------------------------------------------------------------------------
AS OF FEBRUARY 15, 2019 BEFORE WITHDRAWAL
(1) Market adjusted amount/(b)/                                              $126,428           $108,386
------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount/(c)/                                               $116,973           $116,973
------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                       $  9,454           $ (8,587)
------------------------------------------------------------------------------------------------------------------
ON FEBRUARY 15, 2019 AFTER $50,000 WITHDRAWAL
(4) Portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                        $  3,739           $ (3,961)
------------------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)  $ 46,261           $ 53,961
------------------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                    $ 76,428           $ 58,386
------------------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                         $ 70,712           $ 63,012
------------------------------------------------------------------------------------------------------------------
(8) Maturity value/(d)/                                                      $ 82,732           $ 73,723
------------------------------------------------------------------------------------------------------------------

You should note that in this example, if a withdrawal is made when rates have increased from 4.00% to 6.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 4.00% to 2.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)Number of days from the withdrawal date to the maturity date = D = 1,461

(b)Market adjusted amount is based on the following calculation:

Maturity value        =               $136,857               where j is either 2% or 6%
----------------------          -----------------------------
(1+j)/(D/365)/                   (1+j)/(1,461/365)/

(c)Fixed maturity amount is based on the following calculation:
Maturity value        =               $136,857
----------------------          -----------------------------
(1+h)/(D/365)/                  (1+0.04)/(1,461/365)/

(d)Maturity value is based on the following calculation:

   Fixed maturity amount x (1+h)/(D/365)/  = ($70,712 or $63,012) x (1+0.04)/(1,461/365)/

                                     III-1

                 APPENDIX III: MARKET VALUE ADJUSTMENT EXAMPLE

Appendix IV: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contract is equal to the account value or, if greater, the enhanced death benefit, if elected.

The following illustrates the enhanced death benefit calculation for Accumulator(R), Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/ contracts. The enhanced death benefit calculation for Accumulator(R) Plus/SM/ contracts is illustrated on the next page. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond, EQ/Money Market, the guaranteed interest option or the fixed maturity options or the Special 10 year fixed maturity option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:

For all Accumulator(R) Series/SM/ contracts except Accumulator(R) Plus/SM/ contracts:

-----------------------------------------------------------------------------------
                                                                ANNUAL RATCHET TO
                                          6% ROLL-UP TO AGE 85       AGE 85
END OF CONTRACT YEAR    ACCOUNT VALUE        BENEFIT BASE         BENEFIT BASE
-----------------------------------------------------------------------------------
         1                $105,000           $106,000/(1)/        $105,000/(3)/
-----------------------------------------------------------------------------------
         2                $115,500           $112,360/(2)/        $115,500/(3)/
-----------------------------------------------------------------------------------
         3                $129,360           $119,102/(2)/        $129,360/(3)/
-----------------------------------------------------------------------------------
         4                $103,488           $126,248/(1)/        $129,360/(4)/
-----------------------------------------------------------------------------------
         5                $113,837           $133,823/(1)/        $129,360/(4)/
-----------------------------------------------------------------------------------
         6                $127,497           $141,852/(1)/        $129,360/(4)/
-----------------------------------------------------------------------------------
         7                $127,497           $150,363/(1)/        $129,360/(4)/
-----------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

6% ROLL-UP TO AGE 85

(1)At the end of contract years 1 and 4 through 7, the 6% Roll-Up to age 85 enhanced death benefit is greater than the current account value.

(2)At the end of contract years 2 and 3, the 6% Roll-Up to age 85 enhanced death benefit is equal to the current account value.

ANNUAL RATCHET TO AGE 85

(3)At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(4)At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.

GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown is the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

The following illustrates the enhanced death benefit calculation for Accumulator(R), Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/ contracts. The enhanced death benefit calculation for Accumulator(R) Plus/SM/ contracts is illustrated on the next page. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond, EQ/Money Market, the guaranteed interest option or the fixed maturity options or the Special 10 year fixed maturity option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:

-------------------------------------------------------------------------------------------------------
                                                      6% ROLL-UP TO AGE 85    ANNUAL RATCHET TO AGE 85
  END OF CONTRACT YEAR         ACCOUNT VALUE              BENEFIT BASE              BENEFIT BASE
-------------------------------------------------------------------------------------------------------
           1                      $109,200               $106,000/(2)/             $109,200/(3)/
-------------------------------------------------------------------------------------------------------
           2                      $120,120               $112,360/(2)/             $120,120/(3)/
-------------------------------------------------------------------------------------------------------
           3                      $134,534               $119,102/(2)/             $134,534/(3)/
-------------------------------------------------------------------------------------------------------
           4                      $107,628               $126,248/(1)/             $134,534/(4)/
-------------------------------------------------------------------------------------------------------
           5                      $118,390               $133,823/(1)/             $134,534/(4)/
-------------------------------------------------------------------------------------------------------
           6                      $132,597               $141,852/(1)/             $134,534/(4)/
-------------------------------------------------------------------------------------------------------
           7                      $132,597               $150,363/(1)/             $134,534/(4)/
-------------------------------------------------------------------------------------------------------

                  APPENDIX IV: ENHANCED DEATH BENEFIT EXAMPLE

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

6% ROLL-UP TO AGE 85

(1)At the end of contract years 4 through 7, the 6% Roll-Up to age 85 enhanced death benefit is greater than the current account value.

(2)At the end of contract years 1 through 3, the 6% Roll-Up to age 85 enhanced death benefit is equal to the current account value.

ANNUAL RATCHET TO AGE 85

(3)At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(4)At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.

GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown is the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

                  APPENDIX IV: ENHANCED DEATH BENEFIT EXAMPLE

Appendix V: Hypothetical Illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" Guaranteed minimum death benefit, the Protection Plus/SM/ benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for Accumulator(R), Accumulator(R) Plus/SM/, Accumulator(R) Elite/SM/, and Accumulator(R) Select/SM/ contracts, respectively. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution to variable investment options that roll-up at 6% only and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (2.20)% and 3.80% for the Accumulator(R) contracts; (2.45)% and 3.55% for Accumulator(R) Plus/SM /contracts; (2.60)% and 3.40% for Accumulator(R) Elite/SM/ contracts; and (2.65)% and 3.35% for Accumulator(R) Select/SM/ contracts at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, Protection Plus/SM/ benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect the following contract charges: the "Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" Guaranteed minimum death benefit charge, the Protection Plus/SM/ benefit charge, and the Guaranteed minimum income benefit charge and any applicable administrative charge and withdrawal charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.44%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.26% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

                    APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   PROTECTION PLUS/SM/
   GUARANTEED MINIMUM INCOME BENEFIT


---------------------------------------------------------------------------------------------------------------------------------
                                            GREATER OF 6% ROLL-UP
                                            TO AGE 85 OR THE                               LIFETIME ANNUAL    LIFETIME ANNUAL
                                            ANNUAL RATCHET                                 GUARANTEED MINIMUM GUARANTEED MINIMUM
    CONTRACT                                TO AGE 85 GUARANTEED  TOTAL DEATH BENEFIT      INCOME BENEFIT:    INCOME BENEFIT:
AGE   YEAR    ACCOUNT VALUE    CASH VALUE   MINIMUM DEATH BENEFIT WITH PROTECTION PLUS/SM/ GUARANTEED INCOME  HYPOTHETICAL INCOME
---------------------------------------------------------------------------------------------------------------------------------
               0%      6%      0%     6%      0%         6%         0%           6%          0%        6%       0%        6%
---------------------------------------------------------------------------------------------------------------------------------
60      0    100,000 100,000 93,000  93,000 100,000    100,000    100,000      100,000        N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
61      1     96,133 102,112 89,133  95,112 106,000    106,000    108,400      108,400        N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
62      2     92,284 104,216 85,284  97,216 112,360    112,360    117,304      117,304        N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
63      3     88,449 106,309 82,449 100,309 119,102    119,102    126,742      126,742        N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
64      4     84,623 108,385 78,623 102,385 126,248    126,248    136,747      136,747        N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
65      5     80,798 110,437 75,798 105,437 133,823    133,823    147,352      147,352        N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
66      6     76,971 112,459 73,971 109,459 141,852    141,852    158,593      158,593        N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
67      7     73,135 114,444 72,135 113,444 150,363    150,363    170,508      170,508        N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
68      8     69,283 116,385 69,283 116,385 159,385    159,385    183,139      183,139        N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
69      9     65,410 118,273 65,410 118,273 168,948    168,948    196,527      196,527        N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
70     10     61,508 120,099 61,508 120,099 179,085    179,085    210,719      210,719     10,584    10,584   10,584    10,584
---------------------------------------------------------------------------------------------------------------------------------
75     15     41,267 127,933 41,267 127,933 239,656    239,656    295,518      295,518     15,362    15,362   15,362    15,362
---------------------------------------------------------------------------------------------------------------------------------
80     20     19,075 132,382 19,075 132,382 320,714    320,714    408,999      408,999     21,841    21,841   21,841    21,841
---------------------------------------------------------------------------------------------------------------------------------
85     25          0 131,190      0 131,190       0    429,187          0      517,472          0    39,700        0    39,700
---------------------------------------------------------------------------------------------------------------------------------
90     30          0 141,546      0 141,546       0    429,187          0      517,472        N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------
95     35          0 153,807      0 153,807       0    429,187          0      517,472        N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A POLICY WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL POLICY YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

                    APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) PLUS/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   PROTECTION PLUS
   GUARANTEED MINIMUM INCOME BENEFIT


-----------------------------------------------------------------------------------------------------------------------------
                                            GREATER OF 6% ROLL-UP
                                            TO AGE 85 OR THE                           LIFETIME ANNUAL    LIFETIME ANNUAL
                                            ANNUAL RATCHET                             GUARANTEED MINIMUM GUARANTEED MINIMUM
    CONTRACT                                TO AGE 85 GUARANTEED  TOTAL DEATH BENEFIT  INCOME BENEFIT     INCOME BENEFIT
AGE   YEAR    ACCOUNT VALUE    CASH VALUE   MINIMUM DEATH BENEFIT WITH PROTECTION PLUS GUARANTEED INCOME  HYPOTHETICAL INCOME
-----------------------------------------------------------------------------------------------------------------------------
               0%      6%      0%     6%      0%         6%         0%         6%        0%        6%       0%        6%
-----------------------------------------------------------------------------------------------------------------------------
60      0    104,000 104,000 96,000  96,000 100,000    100,000    100,000    100,000      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
61      1     99,772 105,990 91,772  97,990 106,000    106,000    108,400    108,400      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
62      2     95,582 107,964 87,582  99,964 112,360    112,360    117,304    117,304      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
63      3     91,425 109,917 84,425 102,917 119,102    119,102    126,742    126,742      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
64      4     87,295 111,842 80,295 104,842 126,248    126,248    136,747    136,747      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
65      5     83,186 113,735 77,186 107,735 133,823    133,823    147,352    147,352      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
66      6     79,091 115,587 74,091 110,587 141,852    141,852    158,593    158,593      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
67      7     75,003 117,392 71,003 113,392 150,363    150,363    170,508    170,508      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
68      8     70,917 119,141 67,917 116,141 159,385    159,385    183,139    183,139      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
69      9     66,826 120,827 66,826 120,827 168,948    168,948    196,527    196,527      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
70     10     62,722 122,440 62,722 122,440 179,085    179,085    210,719    210,719   10,584    10,584   10,584    10,584
-----------------------------------------------------------------------------------------------------------------------------
75     15     41,692 129,034 41,692 129,034 239,656    239,656    295,518    295,518   15,362    15,362   15,362    15,362
-----------------------------------------------------------------------------------------------------------------------------
80     20     19,063 131,944 19,063 131,944 320,714    320,714    408,999    408,999   21,841    21,841   21,841    21,841
-----------------------------------------------------------------------------------------------------------------------------
85     25          0 128,920      0 128,920       0    429,187          0    517,472        0    39,700        0    39,700
-----------------------------------------------------------------------------------------------------------------------------
90     30          0 137,096      0 137,096       0    429,187          0    517,472      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
95     35          0 146,661      0 146,661       0    429,187          0    517,472      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

                    APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) ELITE/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6% ROLL-UP OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   PROTECTION PLUS
   GUARANTEED MINIMUM INCOME BENEFIT


-----------------------------------------------------------------------------------------------------------------------------
                                            GREATER OF 6% ROLL-UP
                                            TO AGE 85 OR THE                           LIFETIME ANNUAL    LIFETIME ANNUAL
                                            ANNUAL RATCHET                             GUARANTEED MINIMUM GUARANTEED MINIMUM
    CONTRACT                                TO AGE 85 GUARANTEED  TOTAL DEATH BENEFIT  INCOME BENEFIT:    INCOME BENEFIT:
AGE   YEAR    ACCOUNT VALUE    CASH VALUE   MINIMUM DEATH BENEFIT WITH PROTECTION PLUS GUARANTEED INCOME  HYPOTHETICAL INCOME
-----------------------------------------------------------------------------------------------------------------------------
               0%      6%      0%     6%      0%         6%         0%         6%        0%        6%       0%        6%
-----------------------------------------------------------------------------------------------------------------------------
60      0    100,000 100,000 92,000  92,000 100,000    100,000    100,000    100,000      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
61      1     95,734 101,713 87,734  93,713 106,000    106,000    108,400    108,400      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
62      2     91,514 103,399 84,514  96,399 112,360    112,360    117,304    117,304      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
63      3     87,334 105,051 81,334  99,051 119,102    119,102    126,742    126,742      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
64      4     83,188 106,665 78,188 101,665 126,248    126,248    136,747    136,747      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
65      5     79,068 108,233 79,068 108,233 133,823    133,823    147,352    147,352      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
66      6     74,970 109,748 74,970 109,748 141,852    141,852    158,593    158,593      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
67      7     70,886 111,202 70,886 111,202 150,363    150,363    170,508    170,508      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
68      8     66,809 112,589 66,809 112,589 159,385    159,385    183,139    183,139      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
69      9     62,732 113,897 62,732 113,897 168,948    168,948    196,527    196,527      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
70     10     58,648 115,119 58,648 115,119 179,085    179,085    210,719    210,719   10,584    10,584   10,584    10,584
-----------------------------------------------------------------------------------------------------------------------------
75     15     37,774 119,537 37,774 119,537 239,656    239,656    295,518    295,518   15,362    15,362   15,362    15,362
-----------------------------------------------------------------------------------------------------------------------------
80     20     15,459 119,877 15,459 119,877 320,714    320,714    408,999    408,999   21,841    21,841   21,841    21,841
-----------------------------------------------------------------------------------------------------------------------------
85     25          0 113,861      0 113,861       0    429,187          0    517,472        0    39,700        0    39,700
-----------------------------------------------------------------------------------------------------------------------------
90     30          0 118,559      0 118,559       0    429,187          0    517,472      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------
95     35          0 124,014      0 124,014       0    429,187          0    517,472      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

                    APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) SELECT/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   PROTECTION PLUS
   GUARANTEED MINIMUM INCOME BENEFIT


------------------------------------------------------------------------------------------------------------------------------
                                             GREATER OF 6% ROLL-UP
                                             TO AGE 85 OR THE                           LIFETIME ANNUAL    LIFETIME ANNUAL
                                             ANNUAL RATCHET                             GUARANTEED MINIMUM GUARANTEED MINIMUM
    CONTRACT                                 TO AGE 85 GUARANTEED  TOTAL DEATH BENEFIT  INCOME BENEFIT:    INCOME BENEFIT:
AGE   YEAR    ACCOUNT VALUE    CASH VALUE    MINIMUM DEATH BENEFIT WITH PROTECTION PLUS GUARANTEED INCOME  HYPOTHETICAL INCOME
------------------------------------------------------------------------------------------------------------------------------
               0%      6%      0%      6%      0%         6%         0%         6%        0%        6%       0%        6%
------------------------------------------------------------------------------------------------------------------------------
60      0    100,000 100,000 100,000 100,000 100,000    100,000    100,000    100,000      N/A       N/A      N/A       N/A
------------------------------------------------------------------------------------------------------------------------------
61      1     95,684 101,663  95,684 101,663 106,000    106,000    108,400    108,400      N/A       N/A      N/A       N/A
------------------------------------------------------------------------------------------------------------------------------
62      2     91,418 103,297  91,418 103,297 112,360    112,360    117,304    117,304      N/A       N/A      N/A       N/A
------------------------------------------------------------------------------------------------------------------------------
63      3     87,195 104,895  87,195 104,895 119,102    119,102    126,742    126,742      N/A       N/A      N/A       N/A
------------------------------------------------------------------------------------------------------------------------------
64      4     83,009 106,451  83,009 106,451 126,248    126,248    136,747    136,747      N/A       N/A      N/A       N/A
------------------------------------------------------------------------------------------------------------------------------
65      5     78,854 107,959  78,854 107,959 133,823    133,823    147,352    147,352      N/A       N/A      N/A       N/A
------------------------------------------------------------------------------------------------------------------------------
66      6     74,723 109,412  74,723 109,412 141,852    141,852    158,593    158,593      N/A       N/A      N/A       N/A
------------------------------------------------------------------------------------------------------------------------------
67      7     70,608 110,802  70,608 110,802 150,363    150,363    170,508    170,508      N/A       N/A      N/A       N/A
------------------------------------------------------------------------------------------------------------------------------
68      8     66,504 112,121  66,504 112,121 159,385    159,385    183,139    183,139      N/A       N/A      N/A       N/A
------------------------------------------------------------------------------------------------------------------------------
69      9     62,403 113,360  62,403 113,360 168,948    168,948    196,527    196,527      N/A       N/A      N/A       N/A
------------------------------------------------------------------------------------------------------------------------------
70     10     58,299 114,509  58,299 114,509 179,085    179,085    210,719    210,719   10,584    10,584   10,584    10,584
------------------------------------------------------------------------------------------------------------------------------
75     15     37,355 118,520  37,355 118,520 239,656    239,656    295,518    295,518   15,362    15,362   15,362    15,362
------------------------------------------------------------------------------------------------------------------------------
80     20     15,032 118,382  15,032 118,382 320,714    320,714    408,999    408,999   21,841    21,841   21,841    21,841
------------------------------------------------------------------------------------------------------------------------------
85     25          0 111,816       0 111,816       0    429,187          0    517,472        0    39,700        0    39,700
------------------------------------------------------------------------------------------------------------------------------
90     30          0 115,884       0 115,884       0    429,187          0    517,472      N/A       N/A      N/A       N/A
------------------------------------------------------------------------------------------------------------------------------
95     35          0 120,596       0 120,596       0    429,187          0    517,472      N/A       N/A      N/A       N/A
------------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

                    APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

Appendix VI: Guaranteed principal benefit example

--------------------------------------------------------------------------------


For purposes of these examples, we assume that there is an initial contribution of $100,000, made to the contract on February 15, 2019. We also assume that no additional contributions, no transfers among options and no withdrawals from the contract are made. For GPB Option 1, the example also assumes that a 10 year fixed maturity option is chosen. The hypothetical gross rates of return with respect to amounts allocated to the variable investment options are 0%, 6% and 10%. The numbers below reflect the deduction of all applicable separate account and contract charges, and also reflect the charge for GPB Option 2. Also, for any given performance of your variable investment options, GPB Option 1 produces higher account values than GPB Option 2 unless investment performance has been significantly positive. The examples should not be considered a representation of past or future expenses. Similarly, the annual rates of return assumed in the example are not an estimate or guarantee of future investment performance. GPB Options 1 and 2 were only available at issue. The dates in the example are provided for illustrative purposes only.


For Accumulator(R) contracts:


--------------------------------------------------------------------------------
                                                                   ASSUMING 100%
                                                                    IN VARIABLE
                                ASSUMING   UNDER GPB  UNDER GPB     INVESTMENT
                               100% IN FMO OPTION 1   OPTION 2        OPTIONS
--------------------------------------------------------------------------------
Amount allocated to FMO on
February 15, 2019 based upon
a 3.10% rate to maturity         100,000     73,670    40,000              --
--------------------------------------------------------------------------------
Initial account value
allocated to the variable
investment options on
February 15, 2019                      0     26,330    60,000         100,000
--------------------------------------------------------------------------------
Account value in the fixed
maturity option on February
15, 2029                         135,736    100,000    54,294               0
--------------------------------------------------------------------------------
Annuity account value
(computed by adding together
the value at the maturity
date of the applicable fixed
maturity option plus the
value of amounts in the
variable investment options
on February 15, 2029,
assuming a 0% gross rate of
return)                          135,736    120,694   100,000/(1)/     78,594
--------------------------------------------------------------------------------
Annuity account value
(computed by adding together
the value at the maturity
date of the applicable fixed
maturity option plus the
value of amounts in the
variable investment options
on February 15, 2029,
assuming a 6% gross rate of
return)                          135,736    137,574   133,016/(2)/    142,704
--------------------------------------------------------------------------------
Annuity account value
(computed by adding together
the value at the maturity
date of the applicable fixed
maturity option plus the
value of amounts in the
variable investment options
on February 15, 2029,
assuming a 10% gross rate of
return)                          135,736    154,876   169,992/(2)/    208,415
--------------------------------------------------------------------------------


(1)Since the annuity account value is less than the altenate benefit under GPB Option 2, the annuity account value is adjusted upward to the guaranteed amount or an increase of $2,961 in this example

(2)Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.

               APPENDIX VI: GUARANTEED PRINCIPAL BENEFIT EXAMPLE

For Accumulator(R) Plus/SM/ contracts:


-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                ASSUMING 100%
                                                                         ASSUMING 100%                UNDER      IN VARIABLE
                                                                       IN FIXED MATURITY UNDER GPB     GPB       INVESTMENT
                                                                            OPTION       OPTION 1    OPTION 2      OPTIONS
-----------------------------------------------------------------------------------------------------------------------------
Amount allocated to FMO on February 15, 2019 based upon a
3.10% rate to maturity                                                      104,000        76,617   41,600              --
-----------------------------------------------------------------------------------------------------------------------------
Initial account value allocated to the variable investment options on
February 15, 2019                                                                 0        27,383   62,400         104,000
-----------------------------------------------------------------------------------------------------------------------------
Account value in the fixed maturity option on February 15, 2029             141,166       104,000   56,466               0
-----------------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the value at the maturity date of the applicable fixed maturity option plus the value of amounts in the variable investment options on
February 15, 2029, assuming a 0% gross rate of return)                      141,166       124,977  100,000/(1)/     79,668
-----------------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the value at the maturity date of the applicable fixed maturity option plus the value of amounts in the variable investment options on
February 15, 2029, assuming a 6% gross rate of return)                      141,166       142,144  136,346/(2)/    144,870
-----------------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the value at the maturity date of the applicable fixed maturity option plus the value of amounts in the variable investment options on
February 15, 2029, assuming a 10% gross rate of return)                     141,166       159,759  173,986/(2)/    211,769
-----------------------------------------------------------------------------------------------------------------------------


(1)Since the annuity account value is less than the altenate benefit under GPB Option 2, the annuity account value is adjusted upward to the guaranteed amount or an increase of $238 in this example

(2)Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.

For Accumulator(R) Elite/SM/ contracts


-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                ASSUMING 100%
                                                                         ASSUMING 100%                UNDER      IN VARIABLE
                                                                       IN FIXED MATURITY UNDER GPB     GPB       INVESTMENT
                                                                            OPTION       OPTION 1    OPTION 2      OPTIONS
-----------------------------------------------------------------------------------------------------------------------------
Amount allocated to FMO on February 15, 2019 based upon a
3.10% rate to maturity                                                      100,000        73,670   40,000              --
-----------------------------------------------------------------------------------------------------------------------------
Initial account value allocated to the variable investment options on
February 15, 2019                                                                 0        26,330   60,000         100,000
-----------------------------------------------------------------------------------------------------------------------------
Account value in the fixed maturity option on February 15, 2029             135,736       100,000   54,294               0
-----------------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the value at the maturity date of the applicable fixed maturity option plus the value of amounts in the variable investment options on
February 15, 2029, assuming a 0% gross rate of return)                      135,736       119,861  100,000/(1)/     75,432
-----------------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the value at the maturity date of the applicable fixed maturity option plus the value of amounts in the variable investment options on
February 15, 2029, assuming a 6% gross rate of return)                      135,736       136,148  129,974/(2)/    137,290
-----------------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the value at the maturity date of the applicable fixed maturity option plus the value of amounts in the variable investment options on
February 15, 2029, assuming a 10% gross rate of return)                     135,736       152,870  165,702/(2)/    200,797
-----------------------------------------------------------------------------------------------------------------------------


(1)Since the annuity account value is less than the altenate benefit under GPB Option 2, the annuity account value is adjusted upward to the guaranteed amount or an increase of $4,731 in this example

(2)Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.

               APPENDIX VI: GUARANTEED PRINCIPAL BENEFIT EXAMPLE

For Accumulator(R) Select/SM/ contracts:


------------------------------------------------------------------------------------------------------------------
                                                                                                  ASSUMING 100% IN
                                                                                                      VARIABLE
                                                            ASSUMING 100% UNDER GPB  UNDER GPB       INVESTMENT
                                                               IN FMO     OPTION 1   OPTION 2         OPTIONS
------------------------------------------------------------------------------------------------------------------
Amount allocated to FMO on February 15, 2019 based
upon a 3.10% rate to maturity                                  100,000      73,670    40,000               --
------------------------------------------------------------------------------------------------------------------
Initial account value allocated to the variable investment
options on February 15, 2019                                         0      26,330    60,000          100,000
------------------------------------------------------------------------------------------------------------------
Account value in the fixed maturity option on
February 15, 2029                                              135,736     100,000    54,294                0
------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the
value at the maturity date of the applicable fixed
maturity option plus the value of amounts in the variable
investment options on February 15, 2029, assuming a
0% gross rate of return)                                       135,736     119,759   100,000/(1)/      75,045
------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the
value at the maturity date of the applicable fixed
maturity option plus the value of amounts in the variable
investment options on February 15, 2029, assuming a
6% gross rate of return)                                       135,736     135,974   129,601/(2)/     136,626
------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the
value at the maturity date of the applicable fixed
maturity option plus the value of amounts in the variable
investment options on February 15, 2029, assuming a
10% gross rate of return)                                      135,736     152,624   165,176/(2)/     199,863
------------------------------------------------------------------------------------------------------------------


(1)Since the annuity account value is less than the altenate benefit under GPB Option 2, the annuity account value is adjusted upward to the guaranteed amount or an increase of $4,947 in this example

(2)Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.

               APPENDIX VI: GUARANTEED PRINCIPAL BENEFIT EXAMPLE

Appendix VII: Protection Plus/SM/ example

--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes Protection Plus for an annuitant age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. If you purchased your contract after approximately September 2003, the example shown in the second and third columns apply. For all other contract owners, the example in the last two columns apply. The calculation is as follows:

-----------------------------------------------------------------------------------------------------------------------
                                                                                                    $3000      $6000
                                                                                                  WITHDRAWAL WITHDRAWAL
                                                                                                  - PRO RATA - PRO RATA
                                                  NO WITHDRAWAL $3000 WITHDRAWAL $6000 WITHDRAWAL TREATMENT  TREATMENT
-----------------------------------------------------------------------------------------------------------------------
A   INITIAL CONTRIBUTION                             100,000        100,000          100,000       100,000    100,000
-----------------------------------------------------------------------------------------------------------------------
B   DEATH BENEFIT: prior to withdrawal./(1)/         104,000        104,000          104,000       104,000    104,000
-----------------------------------------------------------------------------------------------------------------------
C   PROTECTION PLUS EARNINGS: Death Benefit less      4,000          4,000            4,000          N/A        N/A
    net contributions (prior to the withdrawal
    in D). B MINUS A.
-----------------------------------------------------------------------------------------------------------------------
D   WITHDRAWAL                                          0            3,000            6,000         3,000      6,000
-----------------------------------------------------------------------------------------------------------------------
E   WITHDRAWAL % AS A % OF AV (ASSUMING DEATH         0.00%           N/A              N/A          2.88%      5.77%
    BENEFIT = AV) GREATER OF D DIVIDED BY B
-----------------------------------------------------------------------------------------------------------------------
F   EXCESS OF THE WITHDRAWAL OVER THE PROTECTION        0              0              2,000          N/A        N/A
    PLUS EARNINGS GREATER OF D MINUS C OR ZERO
-----------------------------------------------------------------------------------------------------------------------
G   NET CONTRIBUTIONS (adjusted for the              100,000        100,000          98,000        97,115     94,231
    withdrawal in D) A REDUCED FOR E OR F
-----------------------------------------------------------------------------------------------------------------------
H   DEATH BENEFIT (adjusted for the withdrawal       104,000        101,000          98,000        101,000    98,000
    in D) B MINUS D
-----------------------------------------------------------------------------------------------------------------------
I   DEATH BENEFIT LESS NET CONTRIBUTIONS H MINUS      4,000          1,000              0           3,885      3,769
    G
-----------------------------------------------------------------------------------------------------------------------
J   PROTECTION PLUS FACTOR                             40%            40%              40%           40%        40%
-----------------------------------------------------------------------------------------------------------------------
K   PROTECTION PLUS BENEFIT I TIMES J                 1,600           400               0           1,554      1,508
-----------------------------------------------------------------------------------------------------------------------
L   DEATH BENEFIT: Including Protection Plus H       105,600        101,400          98,000        102,554    99,508
    PLUS K
-----------------------------------------------------------------------------------------------------------------------

(1)The Death Benefit is the greater of the Account Value or any applicable death benefit


                                     VII-1

                   APPENDIX VII: PROTECTION PLUS/SM/ EXAMPLE

Appendix VIII: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------

Certain information is provided for historical purposes only. The contracts are no longer available to new purchasers. In addition, except as described below, we no longer accept contributions to the contracts, including contributions made through our automatic investment program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract or on your guaranteed benefits.

We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Maryland. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.

The following information is a summary of the states where the Accumulator(R) Series contracts or certain features and/or benefits are either not available as of the date of this Prospectus or vary from the contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and can not be added. Please contact your financial professional for more information about availability in your state. See also the "Contract Variations" appendix later in this Prospectus for information about the availability of certain features and their charges, if applicable, under your contract.

STATES WHERE CERTAIN ACCUMULATOR(R) SERIES/SM/ FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:

-------------------------------------------------------------------------------
 STATE      FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
-------------------------------------------------------------------------------
CALIFORNIA  See "Contract features and          If you reside in the state of
            benefits"--"Your right to cancel    California and you are age 60
            within a certain number of days"    and older at the time the
                                                contract is issued, you may
                                                return your variable annuity
                                                contract within 30 days from
                                                the date that you receive it
                                                and receive a refund as
                                                described below.

                                                If you allocate your entire
                                                initial contribution to the
                                                money market account (and/or
                                                guaranteed interest option, if
                                                available), the amount of your
                                                refund will be equal to your
                                                contribution, unless you make
                                                a transfer, in which case the
                                                amount of your refund will be
                                                equal to your account value on
                                                the date we receive your
                                                request to cancel at our
                                                processing office. This amount
                                                could be less than your
                                                initial contribution. If you
                                                allocate any portion of your
                                                initial contribution to the
                                                variable investment options
                                                (other than the money market
                                                account) and/or fixed maturity
                                                options, your refund will be
                                                equal to your account value on
                                                the date we receive your
                                                request to cancel at our
                                                processing office.
-------------------------------------------------------------------------------
FLORIDA     See "Your right to cancel within a  If you reside in the state of
            certain number of days" in          Florida and you are age 65 or
            "Contract features and benefits"    older at the time the contract
                                                is issued, you may cancel your
                                                variable annuity contract and
                                                return it to us within 21 days
                                                from the date that you receive
                                                it. You will receive an
                                                unconditional refund equal to
                                                the cash surrender value
                                                provided in the annuity
                                                contract, plus any fees or
                                                charges deducted from the
                                                contributions or imposed under
                                                the contract.

                                                If you reside in the state of
                                                Florida and you are age 64 or
                                                younger at the time the
                                                contract is issued, you may
                                                cancel your variable annuity
                                                contract and return it to us
                                                within 14 days from the date
                                                that you receive it. You will
                                                receive an unconditional
                                                refund equal to your
                                                contributions, including any
                                                contract fees or charges.
-------------------------------------------------------------------------------

                                    VIII-1

    APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN
                             FEATURES AND BENEFITS

----------------------------------------------------------------------------------
 STATE         FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
----------------------------------------------------------------------------------
FLORIDA        See "Contract features and          The following information
(CONTINUED)    benefits" in "Credits" (For         replaces the second bullet to
               Accumulator(R) Plus contracts only) the final set of bullets in this section:
                                                   .   You may annuitize your
                                                       contract after thirteen
                                                       months, however, if you
                                                       elect to receive annuity
                                                       payments within five years
                                                       of the contract date, we
                                                       will recover the credit
                                                       that applies to any
                                                       contribution made in that
                                                       five years. If you start
                                                       receiving annuity payments
                                                       after five years from the
                                                       contract date and within
                                                       three years of making any
                                                       contribution, we will
                                                       recover the credit that
                                                       applies to any
                                                       contribution made within
                                                       the prior three years.

               See "Transfers of ownership,        The second paragraph in this
               collateral assignments, loans and   section is deleted.
               borrowing" in "More information"
----------------------------------------------------------------------------------
ILLINOIS       See "Contract features and          The following information
               benefits" in "Credits" (for         replaces the second bullet to
               Accumulator(R) Plus contracts only) the final set of bullets in this section:

                                                   You may annuitize your
                                                   contract after thirteen
                                                   months, however, if you elect
                                                   to receive annuity payments
                                                   within five years of the
                                                   contract date, we will recover
                                                   the credit that applies to any
                                                   contribution made in that five
                                                   years. If you start receiving
                                                   annuity payments after five
                                                   years from the contract date
                                                   and within three years of
                                                   making any contribution, we
                                                   will recover the credit that
                                                   applies to any contribution
                                                   made within the prior three
                                                   years.

               See "Selecting an annuity payout    Annuity payments may be
               option" under "Your annuity payout  elected twelve months from the options" in "Accessing Your Money"  contract date.
----------------------------------------------------------------------------------
MARYLAND       Fixed maturity options              Not Available

               Guaranteed principal benefit        Not Available
               option 1 and Guaranteed principal
               benefit option 2
----------------------------------------------------------------------------------
MASSACHUSETTS  Automatic investment program        Not Available

               Annual administrative charge        The annual administrative
                                                   charge will not be deducted
                                                   from amounts allocated to the
                                                   Guaranteed interest option.

               See "How you can purchase and       Additional contributions are
               contribute to your contract" in     limited to the first two years
               "Contract features and benefits"    after the contract issue date
               and "Appendix XI" (for              only.
               Accumulator(R), Accumulator(R)
               Plus/SM/, and Accumulator(R)
               Elite/SM/ contracts only)

               See "Disability, terminal illness,  This section is deleted in its
               or confinement to nursing home"     entirety.
               under "Withdrawal charge" in
               "Charges and expenses" (for
               Accumulator(R), Accumulator(R)
               Plus/SM/, and Accumulator(R)
               Elite/SM/ contracts only)
----------------------------------------------------------------------------------
MINNESOTA      See "Principal Protector/SM/ " in   Principal Protector/SM/ is
               "Contract features and benefits"    discontinued if the
               and "Beneficiary continuation       Beneficiary continuation
               option" in "Payment of death        option is elected.
               benefit"
----------------------------------------------------------------------------------
NEW YORK       Greater of the 6% Roll-Up or        Not Available (you have a
               Annual Ratchet Guaranteed minimum   choice of the standard death
               death benefit                       benefit or the Annual Ratchet
                                                   to age 85 guaranteed minimum
                                                   death benefit), as described
                                                   earlier in this Prospectus.

               Guaranteed minimum death            Not Available
               benefit/guaranteed minimum income
               benefit roll-up benefit base reset

               Guaranteed minimum income benefit   Not Available
               no lapse guarantee (for
               Accumulator(R) Plus/SM/,
               Accumulator(R) Elite/SM/, and
               Accumulator(R) Select/SM/
               contracts only)
----------------------------------------------------------------------------------

                                    VIII-2

         APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS
                        OF CERTAIN FEATURES AND BENEFITS

--------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------
NEW YORK     Principal Protector/SM/             Not Available
(CONTINUED)

             Protection Plus/SM/                 Not Available

             Fixed maturity options (for         Not Available
             Accumulator(R) Plus/SM/ contracts
             only)

             Guaranteed principal benefit        Not Available
             option 1 and Guaranteed principal
             benefit option 2 (for
             Accumulator(R) Plus/SM/ contracts
             only)

             "Indication of Intent" (for         The "Indication of Intent"
             Accumulator(R) Plus/SM/ contracts   approach to first
             only)                               year contributions in
                                                 connection with the
                                                 contribution crediting rate is
                                                 not available.

             See "Contract features and          The following information is
             benefits" in "Credits"(for          added as the third bullet to
             Accumulator(R) Plus/SM/ contracts   the final set of bullets in
             only)                               this section:

                                                 .   Where annuity payments may
                                                     begin after the
                                                     first contract year, if
                                                     you elect to receive
                                                     annuity payments, we will
                                                     not recover the credit on
                                                     any contributions. See
                                                     "The amount applied to
                                                     purchase an annuity payout
                                                     option" in "Accessing your
                                                     money" later in
                                                     the Prospectus for more
                                                     information on the effect
                                                     of annuitization in New
                                                     York.
             See "Effect of your account value   If your account value in the
             falling to zero" in "Determining    variable investment options is
             your contract's value"              insufficient to pay the annual
                                                 administrative charge, or the
                                                 Annual Ratchet to age 85 death
                                                 benefit charge, and you have
                                                 no account value in the
                                                 guaranteed interest option,
                                                 your contract will terminate
                                                 without value, and you will
                                                 lose any applicable benefits.
                                                 See "Charges and expenses"
                                                 earlier in this Prospectus.

             See "Annuity maturity date" in      Your contract has a maturity
             "Accessing your money" (for         date by which you must either
             Accumulator(R) Plus/SM/ contracts   take a lump sum withdrawal or
             only)                               select an annuity payout
                                                 option. The maturity date is
                                                 the contract date that follows
                                                 the annuitant's 90th birthday.

             See "Annuity maturity date" in      The maturity date by which you
             "Accessing your money" (for         must take a lump sum
             Accumulator(R), Accumulator(R)      withdrawal or select an
             Elite/SM/, and Accumulator(R)       annuity payout option is as
             Select/SM/ contracts only)          follows:

                                                              Maximum
                                                   Issue age  Annuitization age
                                                   ---------  -----------------
                                                   0-80       90
                                                   81         91
                                                   82         92
                                                   83         93
                                                   84         94
                                                   85         95

                                    Please see this section earlier
                                    in this Prospectus for more
                                    information.
---------------------------------------------------------------------

                                    VIII-3

         APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS
                        OF CERTAIN FEATURES AND BENEFITS

--------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------
NEW YORK     See "Charges and expenses" (for     With regard to the Annual
(CONTINUED)  Accumulator(R) and Accumulator(R)   administrative, Annual Ratchet
             Elite/SM/ contracts only)           to age 85 death benefit,
                                                 Guaranteed principal benefit
                                                 option 2 and Guaranteed
                                                 minimum income benefit
                                                 charges, respectively, we will
                                                 deduct the related charge, as
                                                 follows for each: we will
                                                 deduct the charge from your
                                                 value in the variable
                                                 investment options on a pro
                                                 rata basis. If those amounts
                                                 are insufficient, we will
                                                 deduct all or a portion of the
                                                 charge from the fixed maturity
                                                 options (other than the
                                                 Special 10 year fixed maturity
                                                 option) in the order of the
                                                 earliest maturity date(s)
                                                 first. If such fixed maturity
                                                 option amounts are
                                                 insufficient, we will deduct
                                                 all or a portion of the charge
                                                 from the account for special
                                                 dollar cost averaging (not
                                                 available if the Guaranteed
                                                 principal benefit option is
                                                 elected). If such amounts are
                                                 still insufficient, we will
                                                 deduct any remaining portion
                                                 from the Special 10 year fixed
                                                 maturity option. If the
                                                 contract is surrendered or
                                                 annuitized or a death benefit
                                                 is paid, we will deduct a pro
                                                 rata portion of the charge for
                                                 that year. A market value
                                                 adjustment will apply to
                                                 deductions from the fixed
                                                 maturity options (including
                                                 the Special 10 year fixed
                                                 maturity option).

                                                 Deductions from the fixed
                                                 maturity options (including
                                                 the Special 10 year fixed
                                                 maturity option) cannot cause
                                                 the credited net interest for
                                                 the contract year to fall
                                                 below 1.5%.

                                                 With regard to the Annual
                                                 administrative, either
                                                 enhanced death benefit and the
                                                 Guaranteed minimum income
                                                 benefit charges only, if your
                                                 account value in the variable
                                                 investment options and the
                                                 fixed maturity options is
                                                 insufficient to pay the
                                                 applicable charge, and you
                                                 have no account value in the
                                                 guaranteed interest option,
                                                 your contract will terminate
                                                 without value and you will
                                                 lose any applicable guaranteed
                                                 benefits. Please see "Effect
                                                 of your account value falling
                                                 to zero" in "Determining your
                                                 contract's value" earlier in
                                                 this Prospectus.

             See "Charges and expenses" (for     With regard to the Annual
             Accumulator(R) Plus/SM/ con-tracts  administrative, Annual Ratchet
             only)                               to age 85 death benefit and
                                                 Guaranteed minimum income
                                                 benefit charges, respectively,
                                                 we will deduct the related
                                                 charge, as follows for each:
                                                 we will deduct this charge
                                                 from your value in the
                                                 variable investment options on
                                                 a pro rata basis. If the
                                                 contract is surrendered or
                                                 annuitized or a death benefit
                                                 is paid, we will deduct a pro
                                                 rata portion of the charge for
                                                 that year.

                                                 If your account value in the
                                                 variable investment options is
                                                 insufficient to pay the
                                                 applicable charge, and you
                                                 have no account value in the
                                                 guaranteed interest option,
                                                 your contract will terminate
                                                 without value and you will
                                                 lose any applicable guaranteed
                                                 benefits. Please see "Effect
                                                 of your account value falling
                                                 to zero" in "Determining your
                                                 contract's value" earlier in
                                                 this Prospectus.
--------------------------------------------------------------------------------

                                    VIII-4

         APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS
                        OF CERTAIN FEATURES AND BENEFITS

--------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------
NEW YORK     See "Charges and expenses" (for   With regard to the Annual
(CONTINUED)  Accumulator(R) Select/SM/         administrative, Annual Ratchet
             contracts only)                   to age 85 death benefit,
                                               Guaranteed principal benefit
                                               option 2 and Guaranteed minimum
                                               income benefit charges,
                                               respectively, we will deduct the
                                               related charge, as follows for
                                               each: we will deduct the charge
                                               from your value in the variable
                                               investment options on a pro rata
                                               basis. If those amounts are
                                               insufficient, we will deduct all
                                               or a portion of the charge from
                                               the fixed maturity options
                                               (other than the Special 10 year
                                               fixed maturity option) in the
                                               order of the earliest maturity
                                               date(s) first. If such amounts
                                               are still insufficient, we will
                                               deduct any remaining portion
                                               from the Special 10 year fixed
                                               maturity option (if applicable).
                                               If the contract is surrendered
                                               or annuitized or a death benefit
                                               is paid, we will deduct a pro
                                               rata portion of the charge for
                                               that year. A market value
                                               adjustment will apply to
                                               deductions from the fixed
                                               maturity options (including the
                                               Special 10 year fixed maturity
                                               option).

                                               Deductions from the fixed
                                               maturity options (including the
                                               Special 10 year fixed maturity
                                               option) cannot cause the
                                               credited net interest for the
                                               contract year to fall below 1.5%.

                                               With regard to the Annual
                                               administrative, and either
                                               enhanced death benefit charge
                                               only, if your account value in
                                               the variable investment options
                                               and the fixed maturity options
                                               is insufficient to pay the
                                               applicable charge, and you have
                                               no account value in the
                                               guaranteed interest option, your
                                               contract will terminate without
                                               value and you will lose any
                                               applicable guaranteed benefits.
                                               Please see "Effect of your
                                               account value falling to zero"
                                               in "Determining your contract's
                                               value" earlier in this
                                               Prospectus.

             See "Contract features and        No more than 25% of any
             benefits"--"Self directed         contribution may be allocated to
             allocation" (for Accumulator(R)   the guaranteed interest option.
             contracts issued from
             approximately February 2004 to
             February 2009 only).

             See "Transferring your account    The following information is
             value" in "Transferring your      added as the sixth and seventh
             money among investment options"   bullets in this section:
             (for Accumulator(R) contracts
             issued from approximately
             February 2004 to February 2009
             only).

                                               .   In all contract years, a
                                                   transfer into the guaranteed
                                                   interest option will not be
                                                   permitted if such transfer
                                                   would result in more than
                                                   25% of the annuity account
                                                   value being allocated to the
                                                   guaranteed interest option,
                                                   based on the annuity account
                                                   value as of the previous
                                                   business day.

             See "Rebalancing your account     Under Option II, transfers into
             value" in "Transferring your      the Guaranteed interest option
             money among investment options"   are not permitted if they
             (for Accumulator(R) contracts     violate the transfer rules.
             issued from approximately
             February 2004 to February 2009
             only).

             See "The amount applied to        For fixed annuity period certain
             purchase an annuity payout        payout options only, the amount
             option" in "Accessing your        applied to the annuity benefit
             money" (for Accumulator(R)        is the greater of the cash value
             contracts only)                   or 95% of what the account value
                                               would be if no withdrawal charge
                                               applied.

             See "The amount applied to        The amount applied to purchase
             purchase an annuity payout        an annuity payout option varies,
             option" in "Accessing your        depending on the payout option
             money" (for Accumulator(R)        that you choose, and the timing
             Select/SM/ contracts only)        of your purchase as it relates
                                               to any market value adjustments.
--------------------------------------------------------------------------------

                                    VIII-5

         APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS
                        OF CERTAIN FEATURES AND BENEFITS

--------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------
NEW YORK     Fixed maturity options --         The withdrawal charge that
(CONTINUED)  withdrawal charges (for           applies to withdrawals taken
             Accumulator(R) contracts only)    from amounts in the fixed
                                               maturity options will never
                                               exceed 7% and will be determined
                                               by applying the New York
                                               Alternate Scale I shown below.
                                               If you withdraw amounts that
                                               have been transferred from one
                                               fixed maturity option to
                                               another, we use the New York
                                               Alternate Scale II (also shown
                                               below) if it produces a higher
                                               charge than Alternate Scale I.

                                               The withdrawal charge may not
                                               exceed the withdrawal charge
                                               that would normally apply to the
                                               contract. If a contribution has
                                               been in the contract for more
                                               than 7 years and therefore would
                                               have no withdrawal charge, no
                                               withdrawal charge will apply.
                                               Use of a New York Alternate
                                               Scale can only result in a lower
                                               charge. We will compare the
                                               result of applying Alternate
                                               Scale I or II, as the case may
                                               be, to the result of applying
                                               the normal withdrawal charge,
                                               and will charge the lower
                                               withdrawal charge.

    -------------------------------------------------------------------------------------------------------------------
    NY ALTERNATE SCALE I                                          NY ALTERNATE SCALE II
    Year of investment in
    fixed maturity option/(1)/                                    Year of transfer within fixed maturity option*
    -------------------------------------------------------------------------------------------------------------------
    Within year 1                                            7%   Within year 1                                    5%
    -------------------------------------------------------------------------------------------------------------------
    2                                                        6%   2                                                4%
    -------------------------------------------------------------------------------------------------------------------
    3                                                        5%   3                                                3%
    -------------------------------------------------------------------------------------------------------------------
    4                                                        4%   4                                                2%
    -------------------------------------------------------------------------------------------------------------------
    5                                                        3%   5                                                1%
    -------------------------------------------------------------------------------------------------------------------
    6                                                        2%   After year 5                                      0
    -------------------------------------------------------------------------------------------------------------------
    7                                                        1%
    -------------------------------------------------------------------------------------------------------------------
    After year 7                                             0%   Not to exceed 1% times the number of years
                                                                  remaining in the fixed maturity option, rounded to
                                                                  the higher number of years. In other words, if 4.3
                                                                  years remain, it would be a 5% charge.
    -------------------------------------------------------------------------------------------------------------------

    (1)Measured from the contract date anniversary prior to the date of the contribution or transfer

    If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.
    You should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option with the shortest available maturity. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money
    Market option.

    The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower
    "free withdrawal amount" than what would normally apply,
    should be taken into account when deciding whether to
    allocate amounts to, or transfer amounts to or from, the fixed maturity options.
------------------------------------------------------------------------

                                    VIII-6

         APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS
                        OF CERTAIN FEATURES AND BENEFITS

-----------------------------------------------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS                              AVAILABILITY OR VARIATION
-----------------------------------------------------------------------------------------------------------------------
NEW YORK     Fixed maturity options -- withdrawal charges (for  The withdrawal charge that applies to withdrawals
(CONTINUED)  Accumulator(R) Elite/SM/ contracts only)           taken from amounts in the fixed maturity options will
                                                                never exceed 7% and will be determined by applying the
                                                                New York Alternate Scale I shown below. If you
                                                                withdraw amounts that have been transferred from one
                                                                fixed maturity option to another, we use the New York
                                                                Alternate Scale II (also shown below) if it produces a
                                                                higher charge than Alternate Scale I.
                                                                The withdrawal charge may not exceed the withdrawal
                                                                charge that would normally apply to the contract. If a
                                                                contribution has been in the contract for more than 4
                                                                years and therefore would have no withdrawal charge,
                                                                no withdrawal charge will apply. Use of a New York
                                                                Alternate Scale can only result in a lower charge. We
                                                                will compare the result of applying Alternate Scale I
                                                                or II, as the case may be, to the result of applying
                                                                the normal withdrawal charge, and will charge the
                                                                lower withdrawal charge.

    -----------------------------------------------------------------------------------------------------------
    NY ALTERNATE SCALE I                                  NY ALTERNATE SCALE II
    Year of investment in fixed maturity option/(1)/      Year of transfer within fixed maturity option*
    -----------------------------------------------------------------------------------------------------------
    Within year 1                                    7%   Within year 1                                    5%
    -----------------------------------------------------------------------------------------------------------
    2                                                6%   2                                                4%
    -----------------------------------------------------------------------------------------------------------
    3                                                5%   3                                                3%
    -----------------------------------------------------------------------------------------------------------
    4                                                4%   4                                                2%
    -----------------------------------------------------------------------------------------------------------
    After year 5                                     0%   After year 5                                     0%
    -----------------------------------------------------------------------------------------------------------

    Not to exceed 1% times the number of years remaining in the fixed maturity option, rounded to the higher number of years. In other words, if 4.3 years remain, it would be a 5% charge.
    -----------------------------------------------------------------------------------------------------------

        (1)Measured from the contract date anniversary prior to the date of the contribution or transfer.

        If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.
        You should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option with the shortest available maturity. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.
        The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower "free withdrawal amount" than what would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.
-----------------------------------------------------------------------------------------------------------

                                    VIII-7

         APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS
                        OF CERTAIN FEATURES AND BENEFITS

----------------------------------------------------------------------------
 STATE   FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
----------------------------------------------------------------------------
OREGON   Fixed maturity options (For       Not Available
         Accumulator(R) and
         Accumu-lator(R) Plus/SM/
         contracts only)

         Guaranteed principal benefit      Not Available
         option 1 and
         Guaranteed principal benefit
         option 2 (For Accumulator(R),
         Accumulator(R) Plus/SM/, and
         Accumulator(R) Elite/SM/
         contracts only)

         See "How you can purchase and     .   Subsequent contributions are
         contribute to your contract" in       not permitted. This is a
         "Contract features and benefits"      single premium product.
         and "Appendix XI"(For             .   Section 1035 exchanges,
         Accumulator(R), Accumulator(R)        rollovers, multiple
         Plus/SM/, and Accumulator(R)          assignments and/or transfers
         Elite/SM/ contracts only)             are permitted provided that
                                               all documentation is
                                               complete and received with
                                               the application.

         See "Credits" in "Contract        For Oregon contracts with a five
         features and benefits" (for       year reset and/or no lapse
         Accumulator(R) Plus/SM/           guarantee, the credit is
         contracts only)                   included in the calculation of
                                           your guaranteed minimum income
                                           benefit and guaranteed minimum
                                           death benefit.
         See "Indication of intent" in     Since Oregon does not permit
         "Contract features and benefits"  additional contributions, the
         (for Accumulator(R) Plus/SM/      indication of intent approach to
         contracts only)                   first year contributions is
                                           applicable in Oregon only to the
                                           extent that all necessary
                                           documentation for multiple
                                           transfers and/or exchanges is
                                           complete and received with the
                                           application.

         See "Lifetime required minimum    We will not impose a withdrawal
         distribution withdrawals" in      charge on minimum distribution
         "Accessing your money" (for       withdrawals even if you are not
         Accumulator(R) Plus/SM/           enrolled in our automatic RMD
         contracts only)                   service except if, when added to
                                           a partial withdrawal previously
                                           taken in the same contract year,
                                           the minimum distribution
                                           withdrawals exceed the 10% free
                                           withdrawal amount. Such minimum
                                           distribution withdrawals must be
                                           based solely on your
                                           Accumulator(R) Plus/SM/
                                           contract's account value.

         See "Selecting an annuity payout  The annuity commencement date
         option" in "Accessing your        may not be earlier than four
         money" (for Accumulator(R),       years from the contract issue
         Accumulator(R) Plus/SM/, and      date for Accumulator(R)
         Accumulator(R) Elite/SM/          Elite/SM/ contracts, seven years
         contracts only)                   for Accumulator(R) contracts,
                                           and eight years for
                                           Accumulator(R) Plus/SM/
                                           contracts.

         See "Disability, terminal         Item (i) is deleted in its
         illness, or confinement           entirety.
         to nursing home" under
         "Withdrawal charge" in "Charges
         and expenses" (for
         Accumulator(R), Accumulator(R)
         Plus/SM/, and Accumulator(R)
         Elite/SM/ contracts only)

         See "Transfers of ownership,      The second paragraph in this
         collateral assignments, loans     section is deleted.
         and borrowing" in "More
         information" (for Accumulator(R)
         Plus/SM/ contracts only)

         See "Lifetime required minimum    We generally will not impose a
         distribution withdrawals" in      withdrawal charge on minimum
         "Accessing your money"            distribution withdrawals even if
                                           you are not enrolled in our
                                           automatic RMD service except if,
                                           when added to a lump sum
                                           withdrawal previously taken in
                                           the same contract year, the
                                           minimum distribution
                                           withdrawals exceed the 10% free
                                           withdrawal amount. In order to
                                           avoid a withdrawal charge in
                                           connection with
                                           minimum distribution withdrawals
                                           outside of our automatic RMD
                                           service, you must notify us
                                           using our request form. Such
                                           minimum distribution withdrawals
                                           must be based solely on your
                                           contract's account value.
----------------------------------------------------------------------------

                                    VIII-8

         APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS
                        OF CERTAIN FEATURES AND BENEFITS

--------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------
OREGON       See "We require that the          The following is added:
(CONTINUED)  following types                   (20) requests for required
             of communications be on specific  minimum distributions, other
             forms we provide for that         than pursuant to our automatic
             purpose:" in "Who is AXA          RMD service.
             Equitable?" (for Accumulator(R),
             Accumulator(R) Plus/SM/, and
             Accumulator(R) Elite/SM/
             contracts only)

             Flexible Premium IRA and          Not Available
             Flexible Premium Roth IRA (for
             Accumulator(R) contracts only)

             Automatic Investment Program for  Not Available
             Accumulator(R) and
             Accumulator(R) Elite contracts
             only

             See "Special dollar cost          The special dollar cost
             averaging program" in "Contract   averaging program may only be
             Features and Benefits"for         selected at the time of
             Accumulator(R) and                application.
             Accumulator(R) Elite contracts
             only
--------------------------------------------------------------------------------

PENNSYLVANIA  Contributions             Your contract refers to contributions as premiums.
              Contribution age          The following contribution limits apply:
              limitations (for
              Accumulator(R)
              contracts only)
                                                              Maximum
                                        Issue age             Contribution age
                                        ---------             ----------------
                                        0-75                  79
                                        76                    80
                                        77                    81
                                        78-80                 82
                                        81-83                 84
                                        84                    85
                                        85                    86
              Contribution age          The following contribution limits apply:
              limitations (for
              Accumulator(R) Plus/SM/
              contracts only)
                                                              Maximum                   -
                                        Issue age             Contribution age
                                        ---------             ----------------
                                        0-75                  77
                                        76                    78
                                        77                    79
                                        78-80                 80
              Contribution age          The following contribution limits apply:
              limitations (for
              Accumulator(R) Elite/SM/
              contracts only)
                                                              Maximum
                                        Issue age             contribution age
                                        ---------             ----------------
                                        0-75                  82
                                        76                    83
                                        77                    84
                                        78-80                 85
                                        81-85                 87

              Contribution age          If the annuitant was 0-75 at contract issue, the maximum
              limitations (for          contribution age is 85.
              Accumulator(R)
              Select/SM/ contracts only

              See "Annuity maturity     The maturity date by which you must take a lump sum
              date" in "Accessing your  withdrawal or select an annuity payout option is as follo money" (for
              Accumulator(R),
              Accumulator(R)
              Elite/SM/, and
              Accumulator(R)
              Select/SM/ contracts
              only)
                                                              Maximum
                                        Issue age             annuitization age
                                        ---------             -----------------         -
                                        0-75                  85
                                        76                    86
                                        77                    87
                                        78-80                 88
                                        81-85                 90
-------------------------------------------------------------------------------------------------

                                    VIII-9

         APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS
                        OF CERTAIN FEATURES AND BENEFITS

---------------------------------------------------------------------------------
 STATE        FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
---------------------------------------------------------------------------------
PENNSYLVANIA  See "Annuity maturity date" in    The maturity date by which you
(CONTINUED)   "Accessing your money" (for       must take a lump sum withdrawal
              Accumulator(R) Plus/SM/           or select an annuity payout
              contracts only)                   option is as follows:

                                            Maximum
                                 Issue age  Annuitization age
                                 ---------  -----------------
                                 0-75       85
                                 76         86
                                 77         87
                                 78-80      88

         Loans under Rollover TSA  Taking a loan in excess of the Internal Revenue Code limits
         contracts                 may result in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal
                                   Revenue Code limits.

         Special dollar cost       In Pennsylvania, we refer to this program as "enhanced
         averaging program (for    rate dollar cost averaging."
         Accumulator(R) and
         Accumulator(R) Elite/SM/
         contracts only)

         Withdrawal charge         For annuitants that are ages 84 and 85 when the contract
         schedule for issue ages   is issued in Pennsylvania, the withdrawal charge will be
         84 and 85 (for            computed in the same manner as for other contracts as
         Accumulator(R) contracts  described in "Charges and expenses" under "Withdrawal
         only)                     charge" earlier in this Prospectus, except that the
                                   withdrawal charge schedule will be different. For these
                                   contracts, the withdrawal charge schedule will be 5% of
                                   each contribution made in the first contract year,
                                   decreasing by 1% each subsequent contract year to 0% in
                                   the sixth and later contract years.
-----------------------------------------------------------------------------------------------

PUERTO RICO  IRA, Roth IRA, Inherited IRA (for   Not Available
             Accumulator(R), Accumulator (R)
             Elite/SM/, and Accumulator(R)
             Select/SM/ contracts), QP and
             Rollover TSA contracts

             Beneficiary continuation option     Not Available
             (IRA)

             Tax Information -- Special rules    Income from NQ contracts we
             for NQ contracts                    issue is U.S. source. A Puerto
                                                 Rico resident is subject to
                                                 U.S. taxation on such U.S.
                                                 source income. Only Puerto
                                                 Rico source income of Puerto
                                                 Rico residents is excludable
                                                 from U.S. taxation. Income
                                                 from NQ contracts is also
                                                 subject to Puerto Rico tax.
                                                 The calculation of the taxable
                                                 portion of amounts distributed
                                                 from a contract may differ in
                                                 the two jurisdictions.
                                                 Therefore, you might have to
                                                 file both U.S. and Puerto Rico
                                                 tax returns, showing different
                                                 amounts of income from the
                                                 contract for each tax return.
                                                 Puerto Rico generally provides
                                                 a credit against Puerto Rico
                                                 tax for U.S. tax paid.
                                                 Depending on your personal
                                                 situation and the timing of
                                                 the different tax liabilities,
                                                 you may not be able to take
                                                 full advantage of this credit.

                                                 We require owners or
                                                 beneficiaries of annuity
                                                 contracts in Puerto Rico which
                                                 are not individuals to
                                                 document their status to avoid
                                                 30% FATCA withholding from
                                                 U.S.-source income.
--------------------------------------------------------------------------------
TEXAS        See "Annual administrative charge"  The annual administrative
             in "Charges and expenses"           charge will not be deducted
                                                 from amounts allocated to the
                                                 Guaranteed interest option.
--------------------------------------------------------------------------------
UTAH         See "Transfers of ownership,        The second paragraph in this
             collateral assignments, loans and   section is deleted.
             borrowing" in "More information"
--------------------------------------------------------------------------------
VERMONT      Loans under Rollover TSA contracts  Taking a loan in excess of the
                                                 Internal Revenue Code limits
                                                 may result in adverse tax
                                                 consequences. Please consult
                                                 your tax adviser before taking
                                                 a loan that exceeds the
                                                 Internal Revenue Code limits.
--------------------------------------------------------------------------------

                                    VIII-10

         APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS
                        OF CERTAIN FEATURES AND BENEFITS

-------------------------------------------------------------------------------
 STATE      FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
-------------------------------------------------------------------------------
WASHINGTON  Guaranteed interest option (for   Not Available
            contracts issued from
            approximately December 2004 to
            December 2006)

            Investment simplifier --          Not Available
            Fixed-dollar option and Interest
            sweep option

            Fixed maturity options            Not Available

            Guaranteed Principal Benefit      Not Available
            Options 1 and 2

            Protection Plus/SM/               Not Available

            See "Guaranteed minimum death     You have a choice of the
            benefit" in "Contract features    standard death benefit, the
            and benefits"                     Annual Ratchet to age 85
                                              enhanced death benefit, or the
                                              Greater of 4% Roll-Up to age 85
                                              or the Annual Ratchet to age 85
                                              enhanced death benefit.

            See "Annual administrative        The annual administrative charge
            charge" in "Charges and expenses" will be deducted from the value in the variable investment
                                              options on a pro rata basis.

            See "Withdrawal charge" in        The 10% free withdrawal amount
            "Charges and expenses" (for       applies to full surrenders.
            Accumulator(R), Accumulator(R)
            Plus/SM/, and Accumulator(R)
            Elite/SM/ contracts only)

            See "Disability, terminal         The annuitant has qualified to
            illness, or confinement to        receive Social Security
            nursing home" under "Withdrawal   disability benefits as certified
            charge" in "Charges and           by the Social Security
            expenses" (for Accumulator(R),    Administration or a statement
            Accumulator(R) Plus/SM/, and      from an independent U.S.
            Accumulator(R) Elite/SM/          licensed physician stating that
            contracts only)                   the annuitant meets the
                                              definition of total disability
                                              for at least 6 continuous months
                                              prior to the notice of claim.
                                              Such disability must be
                                              re-certified every 12 months.
            Special dollar cost averaging     .   Available only at issue.
            program (for contracts issued     .   Subsequent contributions
            from approximately December 2004      cannot be used to elect new
            to December 2006) (for                programs. You may make
            Accumulator(R) and                    subsequent contributions to
            Accumulator(R) Elite/SM/              the initial programs while
            contracts only)                       they are still running.
-------------------------------------------------------------------------------

                                    VIII-11

         APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS
                        OF CERTAIN FEATURES AND BENEFITS

Appendix IX: Contract Variations

--------------------------------------------------------------------------------

The contracts described in this Prospectus are no longer sold. You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. The contract may have been available in your state past the approximate end date indicated below. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the "Approximate Time Period" below, the noted variation may apply to you.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VIII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.

-------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD  FEATURE/BENEFIT        VARIATION
-------------------------------------------------------------------------------

April 1, 2002-April 4,    Types of contracts     QP defined contribution
2002 (for Accumulator(R)                         contracts were available.
Select/SM/ contracts
only)
-------------------------------------------------------------------------------

April 2002-May 2002 (for  See "Transferring      The fifth bullet is deleted
Accumulator(R)            your account value"    in its entirety.
Select/SM/ contracts      in "Transferring your
only)                     money among
                          investment options"
-------------------------------------------------------------------------------

April 4, 2002-June 2002   Owner and annuitant    Non-Natural owners are not
(for Accumulator(R)       requirements           permitted.
Select/SM/ contracts
only)
-------------------------------------------------------------------------------
April 2002-December 2003  We require that a      Authorization for telephone
                          specific form that we  transfers by your financial
                          provide be used for    professional are available
                          certain types of       only for contracts
                          communications.        distributed through AXA
                                                 Distributors.
-------------------------------------------------------------------------------
April 2002-November 2002  Inherited IRA          Unavailable -- accordingly,
(for Accumulator(R),      beneficiary            all references in this
Accumulator(R)            Continuation contract  Prospectus to "Inherited IRA
Elite/SM/, and                                   beneficiary Continuation
Accumulator(R) Select                            contract" are deleted in
contracts only)                                  their entirety.
-------------------------------------------------------------------------------
April 2002-February 2003  Guaranteed minimum     The fee for this benefit was
                          income benefit         0.45%

                          Annual Ratchet to age  The fee for this benefit was
                          85                     0.20%

                          6% Roll-Up to age 85   The fee for this benefit was
                                                 0.35%

                          The Greater of 6%      The fee for this benefit was
                          Roll-Up to age 85 of   0.45%
                          the Annual Ratchet to
                          age 85
-------------------------------------------------------------------------------

April 2002-July 2003      Guaranteed interest    No limitations regarding
(for Accumulator(R)       option                 allocations or transfers into
Plus/SM/ and                                     the guaranteed interest
Accumulator(R) Elite/SM/                         account
contracts only)

                          See "Transferring      The fourth bullet is deleted
                          your account value"    in its entirety.
                          in "Transferring your
                          money among
                          investment options"
-------------------------------------------------------------------------------
April 2002-August 2003    Annuitant issue age    Ages 86-90. For contracts
(for Accumulator(R)                              with an annuitant who was age
contracts only)                                  86-90 at issue, the following
                                                 apply: (1) standard death
                                                 benefit only was available,
                                                 and (2) no withdrawal charge
                                                 applies.
-------------------------------------------------------------------------------
April 2002-September 2003 The guaranteed         GPB 2 -- unavailable
                          principal benefits

                                                 GPB 1 known as Principal
                                                 assurance

                                                 GPB 1 is available with both
                                                 systematic and substantially
                                                 equal withdrawals

                                                 GPB 1 is available with
                                                 guaranteed minimum income
                                                 benefit
-------------------------------------------------------------------------------

                       APPENDIX IX: CONTRACT VARIATIONS

-------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD  FEATURE/BENEFIT        VARIATION
-------------------------------------------------------------------------------

                          Spousal protection     Unavailable -- accordingly,
                                                 all references in this
                                                 Prospectus to "Spousal
                                                 protection" are deleted in
                                                 their entirety.

                          Maximum contributions  The maximum contributions
                                                 permitted under all
                                                 Accumulator series contracts
                                                 with the same owner or
                                                 annuitant is $1,500,000.

                          Guaranteed minimum     84 for Accumulator(R)
                          death benefit maximum  contracts (not including
                          issue age              Flexible premium IRA,
                                                 Inherited IRA and QP
                                                 contracts); 80 for
                                                 Accumulator(R) Plus/SM/
                                                 contracts (not including QP
                                                 contracts); 84 for
                                                 Accumulator(R) Elite/SM/
                                                 contracts (not including QP
                                                 or Inherited IRA contacts);
                                                 84 for Accumulator(R)
                                                 Select/SM/ contracts

April 2002-September      Protection Plus        The maximum issue age for
2003,                                            this benefit was 79.
continued

                                                 For issue ages 71-79, the
                                                 applicable death benefit will
                                                 be multiplied by 25%.

                                                 In calculating the death
                                                 benefit, contributions are
                                                 decreased for withdrawals on
                                                 a pro rata basis.

    Charges we deduct from your variable           Mortality and expense risks Administrative                   0.75%
    investment options expressed as an annual      Distribution                                                 0.25%
    percentage of daily net assets and             Total Separate account annual expenses                       0.20%
    Administrative charge (for Accumulator(R)                                                                   1.20%
    contracts only)

    Charges we deduct from your variable           Mortality and expense risks Administrative                   0.90%
    investment options expressed as an annual      Distribution                                                 0.25%
    percentage of daily net assets and             Total Separate account annual expenses                       0.25%
    Administrative charge (for Accumulator(R)                                                                   1.40%
    Accumulator(R) Plus/SM/, and Accumulator(R)
    Elite/SM/ contracts only)

    Charges we deduct from your variable           Mortality and expense risks Administrative                   1.10%
    investment options expressed as an annual      Distribution                                                 0.25%
    percentage of daily net assets and             Total Separate account annual expenses                       0.25%
    Administrative charge (for Accumulator(R)                                                                   1.60%
    Elite/SM/ contracts only)

    Guaranteed option charges                      If the contract is surrendered or annuitized or the death benefit is paid on a date other than the contract date anniversary, we will not deduct a pro rata portion of the charge for any
                                                   applicable guaranteed benefit.

    Withdrawals treated as surrenders              We will not treat a withdrawal that results in a cash value of less than $500 as a request for a surrender. We will not
                                                   terminate your contract if you do not make contributions for three contract years.
---------------------------------------------------------------------------------------------------------------------

  Guaranteed minimum income benefit option         Subject to state availability, this option guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager(R) level payment life with a period certain payout option.

                                                   Known as the Living Benefit.
---------------------------------------------------------------------------------------------------------------------

                       APPENDIX IX: CONTRACT VARIATIONS

--------------------------------------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD   FEATURE/BENEFIT                                 VARIATION
--------------------------------------------------------------------------------------------------------------------
                           Credits (for Accumulator(R) Plus/SM/ contracts  FIRST YEAR TOTAL     CREDIT
                           only)                                           CONTRIBUTIONS        PERCENTAGE APPLIED
                                                                           BREAKPOINTS          TO CONTRIBUTIONS
                                                                           -----------------------------------------
                                                                           Less than $250,000   4%
                                                                           -----------------------------------------
                                                                           $250,000-$999,999.99 5%
                                                                           -----------------------------------------
                                                                           $1 million or more   6%

                          Partial withdrawals              For Accumulator(R) and Accumulator(R)
                                                           Plus/SM/ contracts, your free
                                                           withdrawal amount is 15%. For
                                                           Accumulator(R) Elite/SM/ contracts,
                                                           partial withdrawals will be subject to
                                                           a withdrawal charge if they exceed the
                                                           15% free withdrawal amount.

                          Systematic withdrawals           Your systematic withdrawal may not
                                                           exceed 1.20% (monthly), 3.60%
                                                           (quarterly) or 15% (annually) of
                                                           account value.

                          Guaranteed optional benefits     In calculating any guaranteed optional
                          (for Accumulator(R) Plus/SM/     benefit base, any applicable credit is
                          contracts only)                  included.

                          How withdrawals (and transfers   If you take a withdrawal(s) up to 6% of
                          out of the Special 10 year       your benefit base during a contract
                          fixed maturity option) affect    year, your benefit base will be reduced
                          your Guaranteed minimum income   on a dollar-for-dollar basis on the
                          benefit, Guaranteed minimum      Guaranteed minimum income benefit and
                          death benefit and Guaranteed     the Guaranteed minimum death benefit
                          principal benefit option 2       (including the Greater of 6% Roll-Up to
                                                           age 85 and the Annual Ratchet to age 85
                                                           enhanced death benefit). Once a
                                                           withdrawal is taken that causes the sum
                                                           of withdrawals in a contract year to
                                                           exceed 6% of your benefit base, each
                                                           guaranteed benefit base will then be
                                                           reduced pro rata.

                          Successor owner and annuitant:   If your surviving spouse decides to
                          Guaranteed minimum death benefit continue the contract, the Guaranteed minimum death benefit will continue as
                                                           follows:

                                                           .   If the original owner/annuitant was
                                                               age 84 or younger at death, the
                                                               Guaranteed minimum death benefit
                                                               continues based upon the option
                                                               that was elected by the original
                                                               owner/annuitant and will continue
                                                               to grow according to its terms
                                                               until the contract date anniversary
                                                               following the date the successor
                                                               owner/annuitant reaches age 85.

                                                           .   If the original owner/annuitant was
                                                               age 85 or older at death, we will
                                                               reinstate the Guaranteed minimum
                                                               death benefit that was elected by
                                                               the original owner/ annuitant. The
                                                               benefit will continue to grow
                                                               according to its terms until the
                                                               contract date anniversary following
                                                               the date the successor owner/
                                                               annuitant reaches age 85.

                                                           .   If the successor owner/annuitant is
                                                               age 85 or over on the date of the
                                                               original owner/annuitant's death,
                                                               the Guaranteed Minimum Death
                                                               Benefit will no longer grow, and we
                                                               will no longer charge for the
                                                               benefit.
---------------------------------------------------------------------------------------------------

April 2002-March 2004     Protection Plus/SM/ benefit      For the State of Minnesota only:
                                                           Unavailable -- accordingly, all
                                                           references in this Prospectus to
                                                           "Protection Plus/SM/" are deleted in
                                                           their entirety.
---------------------------------------------------------------------------------------------------
April 2002-July 2004      Principal Protector/SM/ benefit  Unavailable -- accordingly, all references in this Prospectus to
                                                           "Principal Protector" are deleted in
                                                           their entirety.
---------------------------------------------------------------------------------------------------
April 2002-December 2004  Termination of guaranteed        Your guaranteed benefits will not
                          benefits                         automatically terminate if you change
                                                           ownership of your NQ contract.
---------------------------------------------------------------------------------------------------

                          Ownership Transfer of NQ         If you transfer ownership of your NQ
                                                           contract, your guaranteed benefit
                                                           options will not be automatically
                                                           terminated.
---------------------------------------------------------------------------------------------------

                       APPENDIX IX: CONTRACT VARIATIONS

-------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD  FEATURE/BENEFIT        VARIATION
-------------------------------------------------------------------------------
April 2002-January 2005   No lapse guarantee     Unavailable.
-------------------------------------------------------------------------------
April 2002-October 2005   Roll-Up benefit base   Unavailable.
                          reset
-------------------------------------------------------------------------------
April 2002-January 1,     Guaranteed benefit     Not available for contracts
2005                      lump sum payment       with an application sign date
                          option                 prior to January 1, 2005.
-------------------------------------------------------------------------------
April 2002-March 2006     Recovery of credit     Not applicable
(for Accumulator(R)       due to death within
Plus/SM/ contracts only)  one year of
                          contribution

                          Net crediting          Not applicable
-------------------------------------------------------------------------------
February 2003-September   Annual Ratchet to age  The fee for this benefit was
2003                      85                     0.30%

                          6% Roll-Up to age 85   The fee for this benefit was
                                                 0.45%

                          Guaranteed minimum     The fee for this benefit is
                          income benefit         0.60%
-------------------------------------------------------------------------------
September 2003-January    For Accumulator(R),
2004                      Accumulator(R)
                          Elite/SM/, and
                          Accumulator(R)
                          Select/SM/ contracts
                          only, guaranteed
                          minimum income
                          benefit and, for the
                          Accumulator(R) series
                          contracts, greater of
                          the 6% Roll-Up to age
                          85 or the Annual
                          Ratchet to age 85
                          enhanced death
                          benefit:

                          Benefit base           The effective annual interest
                          crediting rate         credited to the applicable
                                                 benefit base is 5%./(1)
                                                 /Accordingly, all references
                                                 in this Prospectus to the "6%
                                                 Roll-Up benefit base" are
                                                 deleted in their entirety and
                                                 replaced with "5% Roll-Up
                                                 benefit base."

                          Fee table              Greater of the 5% Roll-Up to
                                                 age 85 or the Annual Ratchet
                                                 to age 85 enhanced death
                                                 benefit charge: 0.50%. For
                                                 Accumulator(R),
                                                 Accumulator(R) Elite/SM/, and
                                                 Accumulator(R) Select/SM/
                                                 contracts only, guaranteed
                                                 minimum income benefit
                                                 charge: 0.55%./(1)/

                          Effect of withdrawals  Withdrawals will reduce each
                          on your Greater of     of the benefit bases on a pro
                          the 5% Roll-Up to age  rata basis only.
                          85 or the Annual
                          Ratchet to age 85
                          enhanced death benefit
-------------------------------------------------------------------------------
September 2003-February   How withdrawals        In calculating whether your
2004 (for the Guaranteed  affect your            withdrawal will reduce your
minimum income benefit)   Guaranteed minimum     Roll-Up benefit base portion
and January               income benefit and     of your Guaranteed minimum
2004-February 2005 (for   Greater of the 6%      income benefit base on a pro
the Greater of the 6%     Roll-Up to age 85 or   rata or dollar-for-dollar
Roll-Up to age 85 or the  the Annual Ratchet to  basis, withdrawal charges
Annual Ratchet to age 85  age 85 enhanced death  will be included in the
enhanced death benefit:)  benefit:               withdrawal amount.
(for Accumulator(R),
Accumulator(R) Plus/SM/,
and Accumulator(R)
Elite/SM/ contracts only)
-------------------------------------------------------------------------------
September 2003-February   6% Roll-Up to age 85   Unavailable -- accordingly,
2009                      enhanced death benefit all references to this
                                                 feature are deleted in their
                                                 entirety.
-------------------------------------------------------------------------------
January 2004-February     Greater of 5% Roll-Up  Unavailable -- accordingly,
2009                      to age 85 or the       all references to this
                          Annual Ratchet to age  feature are deleted in their
                          85 enhanced death      entirety.
                          benefit
-------------------------------------------------------------------------------
October 2005-October      Guaranteed minimum     Available for contracts
2007 (Oregon              death                  issued from approximately
Accumulator(R) Plus       benefit/Guaranteed     October 1, 2005 to
contracts only)           minimum income         October 22, 2007 only.
                          benefit roll-up
                          benefit base reset

January 2005-October      Guaranteed minimum     Available for contracts
2007 (Oregon              income benefit no      issued from approximately
Accumulator(R) Plus       lapse guarantee        January 1, 2005 to
contracts only)                                  October 22, 2007 only.
-------------------------------------------------------------------------------

(1)Contract owners who elected the Guaranteed minimum income benefit and/or the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit had a limited opportunity to change to the new versions of these benefits, as they are described in "Contract features and benefits" and "Accessing your money," earlier in this Prospectus.

                       APPENDIX IX: CONTRACT VARIATIONS

Appendix X: Tax-sheltered annuity contracts (TSAs)

WE NO LONGER ACCEPT CONTRIBUTIONS TO THE CONTRACTS. Please see "How you can contribute to your contract" under "Contract features and benefits" earlier in this Prospectus for more information.

--------------------------------------------------------------------------------

GENERAL; FINAL REGULATIONS UNDER SECTION 403(B)

This Appendix reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity" contracts ("TSAs"). The discussion in this Appendix generally assumes that a TSA has 403(b) contract status or qualifies as a 403(b) contract. In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under
Section 403(b) of the Code, and the contracts issued to fund such plans. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years. Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.

EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

LIMITATIONS ON INDIVIDUAL-INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 ("Rev. Rul. 90-24"), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual, and with the characterization of funds in the contract remaining the same as under the prior contract. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 are permitted only with plan or employer approval as described below.

CONTRIBUTIONS TO THE ACCUMULATOR(R) SERIES TSA CONTRACTS

We no longer accept contributions to TSA contracts. Contributions to an Accumulator(R) Series TSA contracts had been extremely limited. AXA Equitable had permitted Contributions to be made to an Accumulator(R) Series TSA contract only where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer's 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must have agreed to share information with respect to the Accumulator(R) Series TSA contract and other funding vehicles under the plan.

AXA Equitable did not accept employer-remitted contributions. AXA Equitable did not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) Series TSA contracts. We had accepted contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction. Previously, contributions must have been made in the form of a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a direct rollover from another eligible retirement plan.

DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Series Rollover TSA contract as not eligible for withdrawal until:

..   the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

..   the owner dies; or

..   the plan under which the Accumulator(R) Series TSA contract is purchased is terminated.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding described under "Tax withholding and information reporting" in the "Tax information" section of the Prospectus. In addition, TSA contract distributions may be subject to additional tax penalties.

              APPENDIX X: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to an Accumulator(R) Series Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

..   The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

   (1)the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

   (2)$50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

..   In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Series Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

..   All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

..   the loan does not qualify under the conditions above;

..   the participant fails to repay the interest or principal when due; or

..   in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default has been reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.

TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

              APPENDIX X: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. An Accumulator(R) Series IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, or contract exchange under the same 403(b) plan) are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS

The required minimum distribution rules applicable to 403(b) annuity contracts are generally the same as those applicable to traditional IRAs described in the "Tax information" section of the Prospectus with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

..   For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

..   403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70 1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Series Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Series Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.

SPOUSAL CONSENT RULES

Your employer told us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   to pay for certain extraordinary medical expenses (special federal income tax definition); or

..   in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

..   in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).

              APPENDIX X: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

Appendix XI: Rules regarding contributions to your contract

With limited exceptions, we no longer accept contributions to the contracts. We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts, except TSA contracts, issued in the state of Maryland. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE                                                       NQ
-------------------------------------------------------------------------------------------------------------------------
ISSUE AGES           .   0-85 (ACCUMULATOR(R), ACCUMULATOR(R) ELITE/SM/ & ACCUMULATOR(R) SELECT/SM/)
                     .   0-80 (ACCUMULATOR(R) PLUS/SM/)
-------------------------------------------------------------------------------------------------------------------------
MINIMUM ADDITIONAL   .   $500
CONTRIBUTION AMOUNT  .   $100 monthly and $300 quarterly under our automatic investment program (additional)
-------------------------------------------------------------------------------------------------------------------------
SOURCE OF            .   After-tax money.
CONTRIBUTIONS        .   Paid to us by check or transfer of contract value in a tax-deferred exchange under Section 1035 of the Internal Revenue Code.
-------------------------------------------------------------------------------------------------------------------------
LIMITATIONS ON       .   For annuitants up to age 83 at contract issue, no additional contributions may be made after
CONTRIBUTIONS/(1)/       attainment of age 84 or, if later, the first contract date anniversary. For annuitants age 84 or later at contract issue, additional contributions may be made up to one year from contract issue. (Accumulator(R))
                     .   No additional contributions after attainment of age 87. (Accumulator(R) Elite/SM/)
                     .   No additional contributions may be made after attainment of age 86, or if later, the first contract date anniversary. (Accumulator(R) Select/SM/)
                     .   No additional contributions may be made after attainment of age 81 or, if later, the first contract date anniversary. (Accumulator(R) Plus/SM/)

-------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE                                                  ROLLOVER IRA
-------------------------------------------------------------------------------------------------------------------------
ISSUE AGES           .   20-85 (ACCUMULATOR(R), ACCUMULATOR(R) ELITE/SM/ & ACCUMULATOR(R) SELECT/SM/)
                     .   20-80 (ACCUMULATOR(R) PLUS/SM/ )
-------------------------------------------------------------------------------------------------------------------------
MINIMUM ADDITIONAL   .   $50
CONTRIBUTION AMOUNT
-------------------------------------------------------------------------------------------------------------------------
SOURCE OF            .   Eligible rollover distributions from 403(b) plans, qualified plans, and governmental employer
CONTRIBUTIONS            457(b) plans.
                     .   Rollovers from another traditional individual retirement arrangement.
                     .   Direct custodian-to-custodian transfers from another traditional individual retirement arrangement.
                     .   Regular IRA contributions.
                     .   Additional catch-up contributions.
-------------------------------------------------------------------------------------------------------------------------
LIMITATIONS ON       .   For annuitants up to age 83 at contract issue, no additional contributions may be made after
CONTRIBUTIONS/(1)/       attainment of age 84 or, if later, the first contract date anniversary. For annuitants age 84 or later at contract issue, additional contributions may be made up to one year from contract issue. (Accumulator(R))
                     .   No additional contributions after attainment of age 87. (Accumulator(R) Elite/SM/)
                     .   No additional contributions may be made after attainment of age 86, or, if later, the first contract date anniversary. (Accumulator(R) Select/SM/)
                     .   No additional contributions after attainment of age 81 or, if later, the first contract date anniversary. (Accumulator(R) Plus/SM/)
                     .   Contributions made after age 70 1/2 must be net of required minimum distributions.
                     .   Although we accept regular IRA contributions (limited to $6,000) under Rollover IRA contracts, we intend that the contract be used primarily for rollover and direct transfer contributions.
                     .   Additional catch-up contributions of up to $1,000 per calendar year where the owner is at least age 50 but under age 70 1/2 at any time during the calendar year for which the contribution is made.
-------------------------------------------------------------------------------------------------------------------------

(1)Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VIII earlier in this Prospectus to see if additional contributions are permitted in your state. If you are participating in a Principal guarantee benefit, contributions will only be permitted for the first six months after the contract is issued and no further contributions will be permitted for the life of the contract. For the Guaranteed withdrawal benefit for life option, additional contributions are not permitted after the later of: (i) the end of the first contract year, and (ii) the date you make your first withdrawal. In addition to the limitations described here, we also reserve the right to refuse to accept any contribution under the contract at any time.

          APPENDIX XI: RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT

------------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE                                                    ROTH CONVERSION IRA
------------------------------------------------------------------------------------------------------------------------------
ISSUE AGES                .   20-85 (ACCUMULATOR(R), ACCUMULATOR(R) ELITE/SM/ & ACCUMULATOR(R) SELECT/SM/)
                          .   20-80 (ACCUMULATOR(R) PLUS/SM/)
------------------------------------------------------------------------------------------------------------------------------
MINIMUM ADDITIONAL        .   $50
CONTRIBUTION AMOUNT
------------------------------------------------------------------------------------------------------------------------------
SOURCE OF CONTRIBUTIONS   .   Rollovers from another Roth IRA.
                          .   Rollovers from a "designated Roth contribution account" under specified retirement plans.
                          .   Conversion rollovers from a traditional IRA or other eligible retirement plan.
                          .   Direct transfers from another Roth IRA.
                          .   Regular Roth IRA contributions.
                          .   Additional catch-up contributions.
------------------------------------------------------------------------------------------------------------------------------
LIMITATIONS ON            .   For annuitants up to age 83 at contract issue, no additional contributions may be made after
CONTRIBUTIONS/(1)/            attainment of age 84 or, if later, the first contract date anniversary. For annuitants age 84 or later at contract issue, additional contributions may be made up to one year from contract issue. (Accumulator(R))
                          .   No additional contributions after attainment of age 87. (Accumulator(R) Elite/S)M/)
                          .   No additional contributions may be made after attainment of age 86, or, if later, the first contract date anniversary. (Accumulator(R) Select/SM/)
                          .   No additional contributions may be made after attainment of age 81 or, if later, the first contract date anniversary. (Accumulator(R) Plus/SM/)
                          .   Conversion rollovers after age 70 1/2 must be net of required minimum distributions for the traditional IRA or other eligible retirement plan that is the source of the conversion rollover.
                          .   Although we accept Roth IRA contributions (limited to $6,000) under Roth IRA contracts, we intend that the contract be used primarily for rollover and direct transfer contributions.
                          .   Additional catch-up contributions of up to $1,000 per calendar year where the owner is at least age 50 at any time during the calendar year for which the contribution is made.

--------------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE                        INHERITED IRA BENEFICIARY CONTINUATION CONTRACT (TRADITIONAL IRA OR ROTH IRA)
--------------------------------------------------------------------------------------------------------------------------------
ISSUE AGES                 .   0-70 (ACCUMULATOR(R), ACCUMULATOR(R) ELITE/SM/ & ACCUMULATOR(R) SELECT/SM/)
--------------------------------------------------------------------------------------------------------------------------------
MINIMUM ADDITIONAL         .   $1,000
CONTRIBUTION AMOUNT
--------------------------------------------------------------------------------------------------------------------------------
SOURCE OF CONTRIBUTIONS    .   Direct custodian-to-custodian transfers of your interest as a death beneficiary of the deceased owner's traditional individual retirement arrangement or Roth IRA to an IRA of the same type.
                           .   Non-spousal beneficiary direct rollover contributions may be made to an Inherited IRA contract under specified cir- cumstances from these "Applicable Plans": qualified plans, 403(b) plans and governmental employer 457(b) plans.
--------------------------------------------------------------------------------------------------------------------------------
LIMITATIONS ON             .   Any additional contributions must be from the same type of IRA of the same deceased owner.
CONTRIBUTIONS/(1)/
--------------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE                                                             QP
--------------------------------------------------------------------------------------------------------------------------------
ISSUE AGES                 .   20-75 (ACCUMULATOR(R) & ACCUMULATOR(R) ELITE/SM/)
                           .   20-70 (ACCUMULATOR(R) PLUS/SM/)
--------------------------------------------------------------------------------------------------------------------------------
MINIMUM ADDITIONAL         .   $500
CONTRIBUTION AMOUNT
--------------------------------------------------------------------------------------------------------------------------------
SOURCE OF CONTRIBUTIONS    .   Only transfer contributions from other investments within an existing qualified plan trust.
                           .   The plan must be qualified under Section 401(a) of the Internal Revenue Code.
                           .   For 401(k) plans, transferred contributions may not include any after-tax contributions, including designated Roth contributions.
--------------------------------------------------------------------------------------------------------------------------------
LIMITATIONS ON             .   A separate QP contract must be established for each plan participant.
CONTRIBUTIONS/(1)/         .   We do not accept regular on-going payroll contributions or contributions directly from the employer.
                           .   Only one additional transfer contribution may be made during a contract year.
                           .   No additional transfer contributions after the annuitant's attainment of age 76 (age 71 under
                               Accumulator(R) Plus/SM/ contracts) or if later, the first contract date anniversary.
                           .   Contributions after age 70 1/2 must be net of any required minimum distributions.
See Appendix II earlier in this Prospectus for a discussion of purchase considerations of QP contracts.
--------------------------------------------------------------------------------------------------------------------------------

(1)Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VIII earlier in this Prospectus to see if additional contributions are permitted in your state. If you are participating in a Principal guarantee benefit, contributions will only be permitted for the first six months after the contract is issued and no further contributions will be permitted for the life of the contract. In addition to the limitations described here, we also reserve the right to refuse to accept any contribution under the contract at any time.

          APPENDIX XI: RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT

------------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE                                                   FLEXIBLE PREMIUM IRA
------------------------------------------------------------------------------------------------------------------------------
ISSUE AGES                .   20-70 (ACCUMULATOR(R))
------------------------------------------------------------------------------------------------------------------------------
MINIMUM ADDITIONAL        .   $50
CONTRIBUTION AMOUNT       .   $50 monthly or quarterly under our automatic investment program (additional) (subject to tax maximums)
------------------------------------------------------------------------------------------------------------------------------
SOURCE OF CONTRIBUTIONS   .   Regular traditional IRA contributions.
                          .   Additional catch-up contributions.
                          .   Eligible rollover distributions from 403(b) plans, qualified plans, and governmental employer
                              457(b) plans.
                          .   Rollovers from another traditional individual retirement arrangement.
                          .   Direct custodian-to-custodian transfers from another traditional individual retirement arrangement.
------------------------------------------------------------------------------------------------------------------------------
LIMITATIONS ON            .   No regular IRA contributions in the calendar year you turn age 70 1/2 and thereafter.
CONTRIBUTIONS/(1)/        .   Regular contributions may not exceed $6,000.
                          .   Additional catch-up contributions of up to $1,000 per calendar year where the owner is at least age 50 but under age 70 1/2 at any time during the calendar year for which the contribution is made.
                          .   Although we accept rollover and direct transfer contributions under the Flexible Premium IRA contract, we intend that the contract be used for ongoing regular contributions.
                          .   No additional contributions may be made after attainment of age 86.
                          .   Additional contributions after age 70 1/2 must be net of required minimum distributions.


------------------------------------------------------------------------------------------------------------------------------
 CONTRACT TYPE                                                 FLEXIBLE PREMIUM ROTH IRA
------------------------------------------------------------------------------------------------------------------------------
ISSUE AGES                .   20-85 (ACCUMULATOR(R))
------------------------------------------------------------------------------------------------------------------------------
MINIMUM ADDITIONAL        .   $50
CONTRIBUTION AMOUNT       .   $50 monthly or quarterly under our automatic investment program (additional) (subject to tax maximums)
------------------------------------------------------------------------------------------------------------------------------
SOURCE OF CONTRIBUTIONS   .   Regular Roth IRA contributions.
                          .   Additional catch-up contributions.
                          .   Rollovers from another Roth IRA.
                          .   Rollovers from a ''designated Roth contribution account'' under specified retirement plans.
                          .   Conversion rollovers from a traditional IRA or other eligible retirement plan.
                          .   Direct transfers from another Roth IRA.
------------------------------------------------------------------------------------------------------------------------------
LIMITATIONS ON            .   For annuitants up to age 83 at contract issue, no additional contributions may be made after
CONTRIBUTIONS/(1)/            attainment of age 84, or, if later, the first contract date anniversary.
                          .   For annuitants age 84 and older at contract issue, additional contributions may be made up to one year from contract issue.
                          .   Contributions are subject to income limits and other tax rules.
                          .   Regular Roth IRA contributions may not exceed $6,000.
                          .   Additional catch-up contributions of up to $1,000 per calendar year where the owner is at least age 50 at any time during the calendar year for which the contribution is made.
                          .   Although we accept rollover and direct transfer contributions under the Flexible Premium Roth
                              IRA contract, we intend that the contract be used for ongoing regular Roth IRA contributions.
------------------------------------------------------------------------------------------------------------------------------

(1)Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VIII earlier in this Prospectus to see if additional contributions are permitted in your state. If you are participating in a Principal guarantee benefit, contributions will only be permitted for the first six months after the contract is issued and no further contributions will be permitted for the life of the contract. In addition to the limitations described here, we also reserve the right to refuse to accept any contribution under the contract at any time.

See "Tax information" earlier in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" earlier in this Prospectus. Please review your contract for information on contribution limitations.

          APPENDIX XI: RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT

Appendix XII: Guaranteed benefit lump sum payment option hypothetical illustration

--------------------------------------------------------------------------------

EXAMPLE 1*. GMIB:

Assume the contract owner is a 75 year old male who elected the GMIB at contract issue. Further assume the GMIB benefit base is $100,000 and the account value fell to zero, either due to a withdrawal that was not an Excess withdrawal or due to a deduction of charges. If the no lapse guarantee remains in effect, the contract owner would receive one the following:

--------------------------------------------------------------------------------------------
 IF THE TYPE OF ANNUITY IS/1/:                     THEN THE ANNUAL PAYMENT AMOUNT WOULD BE:
--------------------------------------------------------------------------------------------
A single life annuity                              $7,764.13
--------------------------------------------------------------------------------------------
A single life annuity with a maximum               $6,406.96
10-year period certain
--------------------------------------------------------------------------------------------
A joint life annuity                               $5,675.19
--------------------------------------------------------------------------------------------
A joint life annuity with a maximum                $5,561.69
10-year period certain
--------------------------------------------------------------------------------------------

1 These are the only annuity payout options available under the GMIB. Not all annuity payout options are available in all contract series.

In the alternative, the contract owner may elect to receive the Guaranteed Benefit Lump Sum Payment. The Guaranteed Benefit Lump Sum Payment would be equal to the following:

----------------------------------------------------------------------------------------
 IF THE PERCENTAGE OF                              THEN THE GUARANTEED BENEFIT LUMP SUM
 COMPUTED CONTRACT RESERVE IS:                     PAYMENT AMOUNT WOULD BE:
----------------------------------------------------------------------------------------
50%                                                $35,397.46
----------------------------------------------------------------------------------------
60%                                                $42,476.95
----------------------------------------------------------------------------------------
70%                                                $49,556.45
----------------------------------------------------------------------------------------
80%                                                $56,635.94
----------------------------------------------------------------------------------------
90%                                                $63,715.43
----------------------------------------------------------------------------------------

* These examples are hypothetical and are the result of a significant number of actuarial calculations using multiple market scenarios and many years of future projections. The results are for illustrative purposes and are not intended to represent your particular situation. Your guaranteed annual payments or Guaranteed Benefit Lump Sum Payment amount may be higher or lower than the amounts shown.

                                     XII-1

     APPENDIX XII: GUARANTEED BENEFIT LUMP SUM PAYMENT OPTION HYPOTHETICAL
                                 ILLUSTRATION

Appendix XIII: New Guaranteed Withdrawal Benefit for Life

--------------------------------------------------------------------------------

The information in this appendix is only applicable to contract holders who received and accepted an offer (the Conversion option) to convert their Guaranteed minimum income benefit into a guaranteed withdrawal benefit for life (New GWBL).

When you elected the Conversion option, we converted your Guaranteed minimum income benefit (the GMIB) into the New GWBL in return for terminating your GMIB and Guaranteed minimum death benefit (the GMDB) and accepting a modified death benefit (the Modified DB). The New GWBL and Modified DB are described below.

NEW GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

The New GWBL guarantees that you can take withdrawals up to a maximum amount per year (your "GUARANTEED ANNUAL WITHDRAWAL AMOUNT") without reducing your New GWBL benefit base. The New GWBL is currently only available to those owners who were eligible for and elected the Guaranteed Minimum Income Benefit to Guaranteed Withdrawal Benefit for Life Conversion Option. You may take withdrawals by electing one of our automated payment plans or by taking partial withdrawals. All withdrawals reduce your account value and may reduce your Modified DB. The restrictions on your choice of variable investment options due to your previous election of the GMIB will continue to apply after you convert to the New GWBL.

PLEASE NOTE:

..   If you plan to take withdrawals in excess of your Guaranteed annual withdrawal amount, those withdrawals may significantly reduce or eliminate the value of the benefit (see "EFFECT OF NEW GWBL EXCESS WITHDRAWALS" below).

..   If you are using your contract to fund a charitable remainder trust, you will have to take certain distribution amounts. Those distributions may adversely impact the benefit.

For traditional IRA contracts, you may take your lifetime required minimum distributions ("RMDs") without losing the value of the New GWBL benefit, provided you comply with the conditions described under "LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS" in "Effect of New GWBL Excess withdrawals" below, including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.

NEW GWBL BENEFIT BASE

Your initial "New GWBL benefit base" is determined as of the Effective Date and will be equal to your GMIB benefit base as of that date.

If you decide to defer taking withdrawals, your New GWBL benefit base will roll up daily (the "GWBL ROLL-UP") at the same annual Roll-Up rate that applied to your GMIB benefit base prior to the Effective Date, until the earlier of the date of your first withdrawal or the contract date anniversary following the owner (or annuitant, depending on your contract) reaching age 85. Once you take your first withdrawal or beginning on the contract date anniversary following age 85, your New GWBL benefit base will no longer roll up.

Your New GWBL benefit base is not reduced by withdrawals, except those withdrawals that cause total withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount ("NEW GWBL EXCESS WITHDRAWAL"). See "EFFECT OF NEW GWBL EXCESS WITHDRAWALS" below.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT

Your initial Guaranteed annual withdrawal amount is equal to a percentage (the "NEW GWBL WITHDRAWAL PERCENTAGE") of your GMIB benefit base on the contract date anniversary prior to your acceptance of the conversion option.

Any withdrawals taken during the contract year in which you convert to the New GWBL but prior to the date your conversion option election becomes effective will count towards your initial Guaranteed annual withdrawal amount. This means that if the sum of those withdrawals exceeds your initial Guaranteed annual withdrawal amount, any withdrawals you take prior to your next contract date anniversary will be New GWBL Excess withdrawals.

In each subsequent contract year, your Guaranteed annual withdrawal amount is recalculated on your contract date anniversary, and is equal to the New GWBL withdrawal percentage of your New GWBL benefit base on that date.

The New GWBL withdrawal percentage that will apply to your contract will be two percentage points higher than the annual Roll-Up rate we currently apply to your GMIB benefit base. If your GMIB annual Roll-Up rate is 6.0%, your New GWBL withdrawal percentage will be 8.0%.

Beginning with the contract year following the year in which you elect the conversion option, the Guaranteed annual withdrawal amount is guaranteed never to decrease for each year in which your account value does not fall to zero and there are no New GWBL Excess withdrawals. We will also recalculate your Guaranteed annual withdrawal amount as of the date of any New GWBL Excess withdrawal, as described in "EFFECT OF NEW GWBL EXCESS WITHDRAWALS" below.

                                    XIII-1

           APPENDIX XIII: NEW GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

Your Guaranteed annual withdrawals are not cumulative from year to year. If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year. The minimum withdrawal amount is generally $300.

Withdrawals will be taken pro rata from your investment options. See "HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE" in the "Accessing your money" section for more information.

The withdrawal charge, if applicable under your contract, is waived upon conversion to the New GWBL for all withdrawals going forward.

GWBL ROLL-UP

By electing the New GWBL, you are eligible for the GWBL Roll-Up, whereby we will increase your benefit base by a percentage of your benefit base that is equal to the annual GMIB Roll-Up rate that applied to your GMIB. (Investment options that rolled up at 3.0% for purposes of calculating your GMIB benefit base will continue to do so for purposes of calculating your New GWBL benefit base.) The GWBL Roll-Up is calculated and added to your New GWBL benefit base each day until you make a withdrawal from your contract. Once you make a withdrawal, the GWBL Roll-Up will no longer apply. The GWBL Roll-Up will also no longer apply after the contract date anniversary following your 85th birthday, even if you have never taken a withdrawal.

EFFECT OF NEW GWBL EXCESS WITHDRAWALS

A New GWBL Excess withdrawal is caused when you withdraw more than your Guaranteed annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, the portion of that withdrawal that exceeds the Guaranteed annual withdrawal amount and the entire amount of each subsequent withdrawal in that contract year are considered New GWBL Excess withdrawals.

A New GWBL Excess withdrawal can cause a significant reduction in both your New GWBL benefit base and your Guaranteed annual withdrawal amount. If you make a New GWBL Excess withdrawal, we will recalculate your New GWBL benefit base and the Guaranteed annual withdrawal amount, as follows:

..   The New GWBL benefit base is reduced pro rata by the portion of withdrawal that exceeds the Guaranteed annual withdrawal amount as of the date of the New GWBL Excess withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce the benefit base by the same percentage (as shown in the example below).

..   On your next contract date anniversary, your Guaranteed annual withdrawal amount is recalculated to equal the New GWBL withdrawal percentage multiplied by the recalculated New GWBL benefit base.

Please note that withdrawals in excess of your Guaranteed annual withdrawal amount may significantly reduce or eliminate the value of the New GWBL. If your account value is less than your New GWBL benefit base (due, for example, to negative market performance), a New GWBL Excess withdrawal, even one that is only slightly more than your Guaranteed annual withdrawal amount, can significantly reduce your New GWBL benefit base and the Guaranteed annual withdrawal amount.

EXAMPLE: Assume your New GWBL benefit base is $100,000, your New GWBL withdrawal percentage is 8.0% and your account value is $80,000 when you decide to begin taking withdrawals at age 65. Your Guaranteed annual withdrawal amount is equal to $8,000 (8.0% of $100,000). If you take an initial withdrawal of $12,000:

..   $8,000 of this withdrawal represents your Guaranteed annual withdrawal amount.

..   $4,000 of this withdrawal is a New GWBL Excess withdrawal, which is equal to 5.0% of your account value of $80,000 immediately prior to the withdrawal. Your New GWBL benefit base is immediately reduced by $5,000 ($100,000 x 5.0%) to $95,000. In addition, your Guaranteed annual withdrawal amount beginning in the next contract year is reduced to $7,600 (8.0% x $95,000), instead of the original $8,000.

You should note that a New GWBL Excess withdrawal that reduces your account value to zero terminates the contract, including all benefits, without value. See "EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO" later in this section.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS. In general, if you participate in our Automatic RMD service, an automatic withdrawal under that program will not cause a New GWBL Excess withdrawal, even if it exceeds your Guaranteed annual withdrawal amount.

If you elect either the Maximum payment plan or the Customized payment plan AND our Automatic RMD service, we will make an extra payment, if necessary, on each December 1/st/ that will equal your lifetime required minimum distribution less all payments made through November 30/th/ and any scheduled December payment. The combined automatic plan payments and lifetime required minimum distribution payment will not be treated as New GWBL Excess withdrawals, if applicable. However, if you take any partial withdrawals in addition to your lifetime required minimum distribution and automatic payment plan payments, your applicable automatic payment plan will be terminated. Also, the partial withdrawal may cause an New GWBL Excess withdrawal. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary. Further, your New GWBL benefit base and Guaranteed annual withdrawal amount may be reduced as described above.

                                    XIII-2

           APPENDIX XIII: NEW GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

If you elect our Automatic RMD service and elect to take your Guaranteed annual withdrawal amount in partial withdrawals without electing one of our available automatic payment plans, we will make a payment, if necessary, on each December 1/st/ that will equal your required minimum distribution less all withdrawals made through November 30/th/. If prior to December 1/st/ you make a partial withdrawal that exceeds your Guaranteed annual withdrawal amount, but not your RMD amount, that partial withdrawal will be treated as a New GWBL Excess withdrawal, as well as any subsequent partial withdrawals made during the same contract year. However, if by December 1/st/ your withdrawals have not exceeded your RMD amount, the RMD payment we make to you will not be treated as a New GWBL Excess withdrawal.

EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO

If your account value falls to zero due to a New GWBL Excess withdrawal, we will terminate your contract and you will receive no further payments or benefits. IF A NEW GWBL EXCESS WITHDRAWAL RESULTS IN A WITHDRAWAL THAT EQUALS MORE THAN 90% OF YOUR CASH VALUE OR REDUCES YOUR CASH VALUE TO LESS THAN $500, WE WILL TREAT YOUR REQUEST AS A SURRENDER OF YOUR CONTRACT EVEN IF YOUR GWBL BENEFIT BASE IS GREATER THAN ZERO, AND YOU WILL RECEIVE NO FURTHER PAYMENTS OR BENEFITS.

If your account value falls to zero, either due to a withdrawal or surrender that is not a New GWBL Excess withdrawal, your contract will terminate and you will be issued and receive annual payments under a supplementary life annuity contract, beginning on your next contract date anniversary. The amount of these payments will be based on your (or the younger spouse's, if applicable) age on the date the account value fell to zero, your New GWBL benefit base and the applicable annuity purchase factor. The annuity purchase factors are specified in your New GWBL contract endorsement, and are lower than the New GWBL percentage used for calculating your Guaranteed annual withdrawal amount.

Your supplementary life annuity contract will be automatically established as a Single life benefit contract. You can convert to a Joint life benefit contract by contacting us and adding a joint owner to the supplementary life annuity contract in writing any time before the later of the first payment is made or 30 days after the account value reached zero.

When the supplementary life annuity contract is issued, the owner of record under this contract will be the owner under the supplementary life annuity contract. The owner will also become the annuitant under the supplementary life annuity contract. Any joint owner under this contract will become the joint annuitant under the supplementary life annuity contract. If this contract is owned by a non-natural owner, the annuitant and joint annuitant, if applicable, generally remain the same under the supplementary life annuity contract.

If you were taking withdrawals through a "Maximum payment plan" or "Customized payment plan", your payment frequency will remain unchanged using the new payment amount. Any remaining balance of your new annual payment amount for the current contract year will be paid in a lump sum, and then your new payments will continue at the same frequency on your next contract date anniversary. If you were taking unscheduled partial withdrawals, we will pay any remaining balance of your new annual payment amount for the current contract year in a lump sum, and then continue your new payments on your next contract date anniversary.

At our discretion, we may make the Lump Sum Payment Option available to you if your account value falls to zero for any reason other than a New GWBL Excess withdrawal. If we make this option available to you, we will notify you and the lump sum will be paid only if you elect that option. See "GUARANTEED BENEFIT LUMP SUM PAYMENT OPTION" in the "Contract features and benefits" section for more information.

ANNUITIZATION AND MATURITY DATE

If you decide to annuitize your contract prior to your account value going to zero, we will apply the higher of (i) the current annuity purchase factors or
(ii) the guaranteed annuity purchase factors specified in your contract to your account value to determine your periodic payments.

Your contract has a maturity date, which is the contract date anniversary following your 95th birthday (or 90th birthday if you purchased your contract in New York). If your account value is greater than zero on the maturity date, your contract will terminate and a supplementary life annuity contract will be issued and your annual lifetime payments will begin on your next contract date anniversary and will continue until your death or your surviving spouse's death, if applicable. The amount of these payments will be based your New GWBL benefit base on the maturity date and the applicable annuity purchase factor specified in your New GWBL contract endorsement (which is lower than the New GWBL percentage used for calculating your Guaranteed annual withdrawal amount) or the current annuity purchase factor, whichever is higher.

NEW GUARANTEED WITHDRAWAL BENEFIT FOR LIFE CHARGE

We deduct a charge for New GWBL benefit annually as a percentage of your New GWBL benefit base on each contract date anniversary. The charge is established on the Effective Date and is equal to the GMIB charge on the Effective Date applied to your New GWBL benefit base. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option on a pro rata basis.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

OTHER IMPORTANT CONSIDERATIONS

..   This benefit is not appropriate if you do not intend to take withdrawals prior to annuitization.


                                    XIII-3

           APPENDIX XIII: NEW GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

..   Withdrawals are not considered as annuity payments for tax purposes, and may be subject to an additional 10% Federal income tax penalty if they are taken before age 591/2 unless you qualify for an exception. See in the "TAX INFORMATION" section for more information.

..   All withdrawals reduce your account value and may reduce your Modified DB.
    See "MODIFIED DEATH BENEFIT" below for more information.

..   The New GWBL benefit terminates if the contract is continued under the beneficiary continuation option. See "BENEFIT CONTINUATION OPTION" in the "Payment of death benefit" section.

..   If you elect the New GWBL on a Joint life basis and subsequently get divorced, your divorce will not automatically terminate the contract. For both Joint life and Single life contracts, it is possible that the terms of your divorce decree could significantly reduce or completely eliminate the value of this benefit. Any withdrawal made for the purpose of creating another contract for your ex-spouse will reduce the benefit base(s) as described in "EFFECT OF NEW GWBL EXCESS WITHDRAWALS" above, even if pursuant to a divorce decree.

MODIFIED DEATH BENEFIT

If you convert your GMIB, your GMDB will no longer be in effect and will be replaced by the "Modified DB". The value of your GMDB benefit base on the Effective Date will become your Modified DB benefit base. The Modified DB benefit base will not increase, even if you defer taking withdrawals under the New GWBL, and will be reduced as follows:

..   If you had a "Greater of" GMDB, until age 85 your Modified DB benefit base
    (i) will not be reduced by withdrawals you make up to the amount of your Guaranteed annual withdrawal amount; and (ii) will be reduced on a pro rata basis by the amount of any New GWBL Excess withdrawal. Beginning in the contract year in which you turn 85, your Modified DB benefit base will be reduced (i) on a dollar-for-dollar basis by withdrawals you make up to the amount of your Guaranteed annual withdrawal amount; and (ii) on a pro rata basis by the amount of any New GWBL Excess withdrawal.

   "Reduction on a pro rata basis" means that we calculate the percentage of your account value that is being withdrawn in excess of your Guaranteed annual withdrawal amount, and we reduce your Modified DB benefit base by that percentage. For example, assume your account value is $60,000, your Modified DB benefit base is $100,000 and your Guaranteed annual withdrawal amount is $8,000. If you withdraw $11,000, the $3,000 excess portion of that withdrawal represents 5.0% of your account value and will reduce your Modified DB benefit base benefit by 5.0%, or $5,000, to $95,000.

..   If you had the Standard or Annual Ratchet to age 85 death benefit, your death benefit will be reduced on a pro rata basis by any withdrawals you make.

The death benefit is equal to: (i) your account value (without adjustment for any otherwise applicable market value adjustment but adjusted for any pro rata optional benefit charges) as of the date we receive satisfactory proof of death, any required instructions for method of payment, information and forms necessary to effect payment, or (ii) the Modified DB benefit base amount on the date of the owner's death (adjusted for any subsequent withdrawals), whichever provides a higher amount.

MODIFIED DB CHARGE

The percentage charge you will pay for the Modified DB is as follows:

..   If you previously had the "Greater of" 6% (or 4%, if applicable) Roll-Up to age 85 GMDB for which you paid a charge of 0.80%, you will pay a reduced annual charge of 0.55% for the Modified DB beginning on your next contract date anniversary.

..   If you previously had the "Greater of" 6% (or 4%, if applicable) Roll-Up to age 85 GMDB for which you paid a charge of 0.65%, you will pay a reduced annual charge of 0.40% for the Modified DB beginning on your next contract date anniversary.

..   If you previously had the "Greater of" 6% (or 4%, if applicable) Roll-Up to age 85 GMDB for which you paid a charge of 0.60%, you will pay a reduced annual charge of 0.35% for the Modified DB beginning on your next contract date anniversary.

..   If you previously had the Annual Ratchet to age 85 death benefit, you will continue to pay the same annual charge of 0.25% for the Modified DB.

..   If you previously had the Standard death benefit (for which there is no charge), there is no annual charge for the Modified DB.

NEW GWBL AND MODIFIED DEATH BENEFIT TERMINATION

The New GWBL and Modified DB will automatically terminate if: (i) a New GWBL Excess withdrawal reduces your account value to zero, (ii) the contract is continued under the beneficiary continuation option, if applicable, (iii) all amounts under the contract are applied to an annuity benefit, (iv) except as provided below, you change the owner of the contract, (v) you make an assignment of the contract, (vi) termination is required by an endorsement to your contract, or (vii) the contract terminates for any other reason. The New GWBL and Modified DB will not terminate if either of the following occurs:

..   If the contract is owned by a non-natural owner and the owner is changed to an individual, the New GWBL and Modified DB will not terminate and the contract's benefits will continue to be determined by the annuitant, or joint annuitant, as applicable, at the time of ownership change.

..   If the contract is owned by an individual, and the owner is changed to a trust and the beneficial owner(s) remains the former owner or his or her family members, the New GWBL and Modified DB will not terminate and the contract's benefits continue to be determined by the original owner.

                                    XIII-4

           APPENDIX XIII: NEW GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                  PAGE

Who is AXA Equitable?                                   2

Unit Values                                             2

Custodian                                               2

Independent Registered Public Accounting Firm           2

Distribution of the Contracts                           2

Financial Statements                                    2

Condensed Financial Information                Appendix I


HOW TO OBTAIN AN ACCUMULATOR(R) PLUS/SM/ STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547


----------------------------------------------------------------------------------
Please send me an Accumulator(R) Plus/SM/ SAI for SEPARATE ACCOUNT
NO. 49 dated May 1, 2019.
----------------------------------------------------------------------------------
Name
----------------------------------------------------------------------------------
Address
----------------------------------------------------------------------------------
City                                                                   State  Zip


                 Accumulator '02/'04,'06/'06.5, '07/'07.5, 8.0/8.2/8.3, 9.0 All

                                                                        #646204

                                               FILED PURSUANT TO RULE 424(B)(3)
                                                    REGISTRATION NO. 333-216770


AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2019 TO PROSPECTUSES FOR ACCUMULATOR(R)


--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received for any of the products listed above, and in any Supplements to that prospectus and statement of additional information. The Appendix sets forth the dates of such prior prospectuses, statements of additional information and supplements, which, in addition to this Supplement, should be kept for future reference. All prospectuses, statements of additional information and supplements listed in Appendix I are hereby incorporated by reference.

Together, the most recent prospectus and any supplement since the most recent prospectus, including this Supplement, are disclosure documents that describe all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in that prospectus and the Supplements are current as of their respective dates. If certain material provisions under the contract are changed after the date of that prospectus in accordance with the contract, those changes will be described in a supplement. You should read this Supplement in conjunction with your most recent prospectus and any other intervening supplements. The contract should also be read carefully.

WITH LIMITED EXCEPTIONS, WE NO LONGER ACCEPT CONTRIBUTIONS TO THE CONTRACTS. WE CURRENTLY CONTINUE TO ACCEPT CONTRIBUTIONS TO: (I) QP CONTRACTS; AND (II) ALL CONTRACTS ISSUED IN THE STATE OF MARYLAND. REFERENCES TO CONTRIBUTIONS IN THIS PROSPECTUS ARE FOR THE BENEFIT OF CONTRACT OWNERS CURRENTLY ELIGIBLE TO CONTINUE MAKING CONTRIBUTIONS TO THE CONTRACTS.


We have filed with the Securities and Exchange Commission ("SEC") our Statement of Additional Information (SAI) dated May 1, 2019. If you do not presently have a copy of the prospectus and prior Supplements, you may obtain additional copies, as well as a copy of the SAI, from us, free of charge, by writing to AXA Equitable, P.O. Box 1547, Secaucus, NJ 07096-1547, or calling
(800) 789-7771. If you only need a copy of the SAI, you may mail in the SAI request form located at the end of this Supplement. The SAI has been incorporated by reference into this Supplement. This Supplement and the SAI can also be obtained from the SEC's website at www.sec.gov.

ELECTRONIC DELIVERY OF SHAREHOLDER REPORTS (PURSUANT TO RULE 30E-3). Beginning on January 1, 2021, as permitted by regulations adopted by the SEC, paper copies of the shareholder reports for portfolio companies available under your contract will no longer be sent by mail, unless you specifically request paper copies of the reports from AXA Equitable or from your financial intermediary. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications electronically from AXA Equitable or your financial intermediary by calling 1-800-789-7771.

You may elect to receive all future reports in paper free of charge. You can inform AXA Equitable or your financial intermediary that you wish to continue receiving paper copies of your shareholder reports by calling 1-877-522-5035 or by sending an email request to EquitableFunds@dfinsolutions.com. Your election to receive reports in paper will apply to all portfolio companies available under your contract.


In this Supplement, we provide information on the following: (1) how to reach us; (2) investment options; (3) the Trusts' annual expenses and expense example; (4) important information about your guaranteed benefits; (5) effect of your account value falling to zero; (6) tax information; (7) updated information on AXA Equitable; (8) legal proceedings; (9) distribution of the contracts; (10) guaranteed benefit offers; (11) incorporation of certain documents by reference; (12) financial statements; (13) condensed financial information; (14) hypothetical illustrations; and (15) other considerations.


                                                                        #646164

(1)HOW TO REACH US


Please communicate with us at the mailing addresses listed below for the purposes described. You can also use our Online Account Access system to access information about your account and to complete certain requests through the Internet. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:

--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1577
  Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.
--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:

..   written confirmation of financial transactions;

..   statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

..   annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.
--------------------------------------------------------------------------------
 ONLINE ACCOUNT ACCESS SYSTEM:

Online Account Access is designed to provide this information through the Internet. You can obtain information on:

..   your current account value;

..   your current allocation percentages;

..   the number of units you have in the variable investment options;

..   rates to maturity for the fixed maturity options;

..   the daily unit values for the variable investment options; and

..   performance information regarding the variable investment options.

You can also:

..   change your allocation percentages and/or transfer among the investment options;

..   elect to receive certain contract statements electronically;

..   enroll in, modify or cancel a rebalancing program;

..   change your address;

..   change your password; and

..   access Frequently Asked Questions and Service Forms.

Online Account Access is normally available seven days a week, 24 hours a day. You may use Online Account Access by visiting our website at www.axa.com. Of course, for reasons beyond our control, this service may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by the Internet are genuine. For example, we will require certain personal identification information before we will act on Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to this service if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" in your Prospectus).
--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on the following business days:

..   Monday through Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

..   Friday from 8:30 a.m. until 5:30 p.m., Eastern time.

--------------------------------------------------------------------------------
ALL REQUESTS FOR WITHDRAWALS MUST BE MADE ON A SPECIFIC FORM THAT WE PROVIDE. PLEASE CONTACT ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES FOR MORE INFORMATION.
--------------------------------------------------------------------------------

(2)INVESTMENT OPTIONS

PORTFOLIOS OF THE TRUSTS

We offer affiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC ("AXA FMG"), a wholly owned subsidiary of AXA Equitable, serves as the investment adviser of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA FMG has entered into sub-advisory agreements with one or more other investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, among other responsibilities, AXA FMG oversees the activities of the sub-advisers with respect to the affiliated Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.

You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from the Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. In addition, AXA FMG receives management fees and administrative fees in connection with the services it provides to the Portfolios.

As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments, as well as the Portfolios' investment management fees and administrative expenses, will reduce the underlying Portfolios' investment returns. AXA Equitable and/or its affiliates may profit from these fees and payments. AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.


Some Portfolios invest in other affiliated Portfolios (the "EQ Fund of Fund Portfolios"). The EQ Fund of Fund Portfolios offer contract owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the EQ Fund of Fund Portfolios by AXA FMG. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the EQ Fund of Fund Portfolios than certain other Portfolios available to you under your contract. Please see "Allocating your contributions" later in this section for more information about your role in managing your allocations.

As described in more detail in the Portfolio prospectuses, the EQ Managed Volatility Portfolios may utilize a proprietary volatility management strategy developed by AXA FMG (the "EQ volatility management strategy"), and, in addition, certain EQ Fund of Fund Portfolios may invest in affiliated Portfolios that utilize this strategy. The EQ volatility management strategy uses futures and options, such as exchange-traded futures and options contracts on securities indices, to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility above specific thresholds set for the Portfolio. When market volatility is increasing above the specific thresholds set for a Portfolio utilizing the EQ volatility management strategy, the adviser of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio's exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio's participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high. It may also impact the value of certain guaranteed benefits, as discussed below.

The EQ Managed Volatility Portfolios that include the EQ volatility management strategy as part of their investment objective and/or principal investment strategy, and the EQ Fund of Fund Portfolios that invest in Portfolios that use the EQ volatility management strategy, are identified below in the chart by a "(check mark) " under the column entitled " Volatility Management."

Portfolios that utilize the EQ volatility management strategy (or, in the case of certain EQ Fund of Fund Portfolios, invest in other Portfolios that use the EQ volatility management strategy) are designed to reduce the overall volatility of your account value and provide you with risk-adjusted returns over time. The reduction in volatility helps us manage the risks associated with providing guaranteed benefits during times of high volatility in the equity market. During rising markets, the EQ volatility management strategy, however, could result in your account value rising less than would have been the case had you been invested in a Portfolio that does not utilize the EQ volatility management strategy (or, in the case of the EQ Fund of Fund Portfolios, invest exclusively in other Portfolios that do not use the EQ volatility management strategy). THIS MAY EFFECTIVELY SUPPRESS THE VALUE OF GUARANTEED BENEFIT(S) THAT ARE ELIGIBLE FOR PERIODIC BENEFIT BASE RESETS BECAUSE YOUR BENEFIT BASE IS AVAILABLE FOR RESETS ONLY WHEN YOUR ACCOUNT VALUE IS HIGHER. Conversely, investing in investment options that feature a managed-volatility strategy may be helpful in a declining market when high market volatility triggers a reduction in the investment option's equity exposure because during these periods of high volatility, the risk of losses from investing in equity securities may increase. In these instances, your account value may decline less than would have been the case had you not been invested in investment options that feature a volatility management strategy.

Please see the underlying Portfolio prospectuses for more information in general, as well as more information about the EQ volatility management strategy. Please further note that certain other Portfolios may utilize volatility management techniques that differ from the EQ volatility management strategy. Such techniques could also impact your account value and guaranteed benefit(s), if any, in the same manner described above. Please see the Portfolio prospectuses for more information about the Portfolios' objective and strategies.


ASSET TRANSFER PROGRAM. Portfolio allocations in certain AXA variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program
(ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the EQ/Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in contracts with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract owners invested in that Portfolio:


(a)By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio's investment performance and the ability of the sub-adviser to fully implement the Portfolio's investment strategy could be negatively affected; and


(b)By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the EQ/Ultra Conservative Strategy Portfolio investment option and others may not. If the ATP causes significant transfers of total account value out of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.



----------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP
 TRUST -                                                                  INVESTMENT ADVISER
 CLASS B SHARES                                                           (AND SUB-ADVISER(S),           VOLATILITY
 PORTFOLIO NAME      OBJECTIVE                                            AS APPLICABLE)                 MANAGEMENT
----------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE        Seeks to achieve long-term capital appreciation.     .   AXA Equitable Funds        (check mark)
  ALLOCATION/(*)(1)/                                                          Management Group, LLC
----------------------------------------------------------------------------------------------------------------------
EQ/CONSERVATIVE      Seeks to achieve a high level of current income.     .   AXA Equitable Funds        (check mark)
  ALLOCATION/(*)(2)/                                                          Management Group, LLC
----------------------------------------------------------------------------------------------------------------------
EQ/CONSERVATIVE      Seeks to achieve current income and growth of        .   AXA Equitable Funds        (check mark)
  PLUS               capital, with a greater emphasis on current income.      Management Group, LLC
  ALLOCATION/(*)(3)/
----------------------------------------------------------------------------------------------------------------------
EQ/MODERATE          Seeks to achieve long-term capital appreciation and  .   AXA Equitable Funds        (check mark)
  ALLOCATION/(*)(4)/ current income.                                          Management Group, LLC
----------------------------------------------------------------------------------------------------------------------
EQ/MODERATE PLUS     Seeks to achieve long-term capital appreciation and  .   AXA Equitable Funds        (check mark)
  ALLOCATION/(*)(5)/ current income, with a greater emphasis on capital       Management Group, LLC
                     appreciation.


-----------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST                                                         INVESTMENT ADVISER
 CLASS IB SHARES                                                           (AND SUB-ADVISER(S),           VOLATILITY
 PORTFOLIO NAME      OBJECTIVE                                             AS APPLICABLE)                 MANAGEMENT
-----------------------------------------------------------------------------------------------------------------------
1290 VT GAMCO        Seeks to achieve capital appreciation.                .   AXA Equitable Funds
  MERGERS &                                                                    Management Group, LLC
  ACQUISITIONS                                                             .   GAMCO Asset Management,
                                                                               Inc.
-----------------------------------------------------------------------------------------------------------------------
1290 VT GAMCO SMALL  Seeks to maximize capital appreciation.               .   AXA Equitable Funds
  COMPANY VALUE                                                                Management Group, LLC
                                                                           .   GAMCO Asset Management,
                                                                               Inc.
-----------------------------------------------------------------------------------------------------------------------
1290 VT SOCIALLY     Seeks to achieve long-term capital appreciation.      .   AXA Equitable Funds
  RESPONSIBLE                                                                  Management Group, LLC
                                                                           .   BlackRock Investment
                                                                               Management, LLC
-----------------------------------------------------------------------------------------------------------------------
EQ/400 MANAGED       Seeks to achieve long-term growth of capital with an  .   AllianceBernstein L.P.     (check mark)
  VOLATILITY/(*)(6)/ emphasis on risk-adjusted returns and managing        .   AXA Equitable Funds
                     volatility in the Portfolio.                              Management Group, LLC
                                                                           .   BlackRock Investment
                                                                               Management, LLC
-----------------------------------------------------------------------------------------------------------------------
EQ/2000 MANAGED      Seeks to achieve long-term growth of capital with an  .   AllianceBernstein L.P.     (check mark)
  VOLATILITY/(*)(7)/ emphasis on risk-adjusted returns and managing        .   AXA Equitable Funds
                     volatility in the Portfolio.                              Management Group, LLC
                                                                           .   BlackRock Investment
                                                                               Management, LLC
-----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST                                                              INVESTMENT ADVISER
 CLASS IB SHARES                                                                (AND SUB-ADVISER(S),           VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                                 AS APPLICABLE)                 MANAGEMENT
----------------------------------------------------------------------------------------------------------------------------
EQ/AB SHORT DURATION  Seeks to achieve a balance of current income and capital  .   AllianceBernstein L.P.
  GOVERNMENT          appreciation, consistent with a prudent level of risk.    .   AXA Equitable Funds
   BOND/(*)(8)/                                                                     Management Group, LLC
----------------------------------------------------------------------------------------------------------------------------
EQ/AB SMALL CAP       Seeks to achieve long-term growth of capital.             .   AllianceBernstein L.P.
  GROWTH/(*)(9)/                                                                .   AXA Equitable Funds
                                                                                    Management Group, LLC
----------------------------------------------------------------------------------------------------------------------------
EQ/CLEARBRIDGE        Seeks to achieve capital appreciation, which may          .   AXA Equitable Funds        (check mark)
  SELECT EQUITY       occasionally be short-term, with an emphasis on risk          Management Group, LLC
  MANAGED VOLATILITY  adjusted returns and managing volatility in the           .   BlackRock Investment
                      Portfolio.                                                    Management, LLC
                                                                                .   ClearBridge Investments,
                                                                                    LLC
----------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK       Seeks to achieve a total return before expenses that      .   AllianceBernstein L.P.
  INDEX               approximates the total return performance of the          .   AXA Equitable Funds
                      Russell 3000(R) Index, including reinvestment of              Management Group, LLC
                      dividends, at a risk level consistent with that of the
                      Russell 3000(R) Index.
----------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX    Seeks to achieve a total return before expenses that      .   AXA Equitable Funds
                      approximates the total return performance of the              Management Group, LLC
                      Bloomberg Barclays U.S. Intermediate Government/          .   SSgA Funds Management,
                      Credit Bond Index, including reinvestment of                  Inc.
                      dividends, at a risk level consistent with that of the
                      Bloomberg Barclays U.S. Intermediate Government/
                      Credit Bond Index.
----------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX   Seeks to achieve a total return before expenses that      .   AXA Equitable Funds
                      approximates the total return performance of the              Management Group, LLC
                      Standard & Poor's 500 Composite Stock Index,              .   AllianceBernstein L.P.
                      including reinvestment of dividends, at a risk level
                      consistent with that of the Standard & Poor's 500
                      Composite Stock Index.
----------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN           Seeks to maximize income while maintaining prospects      .   AXA Equitable Funds        (check mark)
  BALANCED MANAGED    for capital appreciation with an emphasis on risk-            Management Group, LLC
  VOLATILITY/(*)(10)/ adjusted returns and managing volatility in the           .   BlackRock Investment
                      Portfolio.                                                    Management, LLC
                                                                                .   Franklin Advisers, Inc.
----------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN SMALL     Seeks to achieve long-term total return with an           .   AXA Equitable Funds        (check mark)
  CAP VALUE MANAGED   emphasis on risk-adjusted returns and managing                Management Group, LLC
  VOLATILITY/(*)(11)/ volatility in the Portfolio.                              .   BlackRock Investment
                                                                                    Management, LLC
                                                                                .   Franklin Mutual Advisers,
                                                                                    LLC
----------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN           Primarily seeks capital appreciation and secondarily      .   AXA Equitable Funds        (check mark)
  TEMPLETON           seeks income.                                                 Management Group, LLC
  ALLOCATION
  MANAGED
  VOLATILITY/(*)(12)/
----------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL EQUITY      Seeks to achieve long-term capital appreciation with      .   AXA Equitable Funds        (check mark)
  MANAGED             an emphasis on risk-adjusted returns and managing             Management Group, LLC
  VOLATILITY/(*)(13)/ volatility in the Portfolio.                              .   BlackRock Investment
                                                                                    Management, LLC
                                                                                .   Morgan Stanley Investment
                                                                                    Management Inc.
                                                                                .   OppenheimerFunds, Inc.
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST                                                             INVESTMENT ADVISER
 CLASS IB SHARES                                                               (AND SUB-ADVISER(S),           VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                                AS APPLICABLE)                 MANAGEMENT
---------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE       Seeks to achieve a total return before expenses that     .   SSgA Funds Management,
  GOVERNMENT BOND     approximates the total return performance of the             Inc.
                      Bloomberg Barclays U.S. Intermediate Government          .   AXA Equitable Funds
                      Bond Index, including reinvestment of dividends, at a        Management Group, LLC
                      risk level consistent with that of the Bloomberg
                      Barclays U.S. Intermediate Government Bond Index.
---------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL      Seeks to achieve long-term growth of capital with an     .   AXA Equitable Funds        (check mark)
  CORE MANAGED        emphasis on risk-adjusted returns and managing               Management Group, LLC
  VOLATILITY/(*)(14)/ volatility in the Portfolio.                             .   BlackRock Investment
                                                                                   Management, LLC
                                                                               .   EARNEST Partners, LLC
                                                                               .   Federated Global
                                                                                   Investment Management
                                                                                   Corp.
                                                                               .   Massachusetts Financial
                                                                                   Services Company d/b/a
                                                                                   MFS Investment Management
---------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL      Seeks to achieve a total return (before expenses) that   .   AllianceBernstein L.P.
  EQUITY INDEX        approximates the total return performance of a           .   AXA Equitable Funds
                      composite index comprised of 40% DJ Euro STOXX 50            Management Group, LLC
                      Index, 25% FTSE 100 Index, 25% TOPIX Index, and
                      10% S&P/ASX 200 Index, including reinvestment of
                      dividends, at a risk level consistent with that of the
                      composite index.
---------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL      Seeks to provide current income and long-term growth     .   AXA Equitable Funds        (check mark)
  VALUE MANAGED       of income, accompanied by growth of capital with an          Management Group, LLC
  VOLATILITY/(*)(15)/ emphasis on risk-adjusted returns and managing           .   BlackRock Investment
                      volatility in the Portfolio.                                 Management, LLC
                                                                               .   Harris Associates L.P.
---------------------------------------------------------------------------------------------------------------------------
EQ/JANUS              Seeks to achieve capital growth.                         .   AXA Equitable Funds
  ENTERPRISE/(*)(16)/                                                              Management Group, LLC
                                                                               .   Janus Capital Management
                                                                                   LLC
---------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE     Seeks to achieve long-term growth of capital with an     .   AXA Equitable Funds        (check mark)
  MANAGED             emphasis on risk-adjusted returns and managing               Management Group, LLC
  VOLATILITY/(*)(17)/ volatility in the Portfolio.                             .   BlackRock Investment
                                                                                   Management, LLC
                                                                               .   Capital Guardian Trust
                                                                                   Company
                                                                               .   Thornburg Investment
                                                                                   Management, Inc.
                                                                               .   Vaughan Nelson Investment
                                                                                   Management
---------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH   Seeks to achieve a total return before expenses that     .   AllianceBernstein L.P.
  INDEX               approximates the total return performance of the         .   AXA Equitable Funds
                      Russell 1000(R) Growth Index, including reinvestment of      Management Group, LLC
                      dividends at a risk level consistent with the Russell
                      1000(R) Growth Index.
---------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST                                                                INVESTMENT ADVISER
 CLASS IB SHARES                                                                  (AND SUB-ADVISER(S),           VOLATILITY
 PORTFOLIO NAME       OBJECTIVE                                                   AS APPLICABLE)                 MANAGEMENT
------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH   Seeks to provide long-term capital growth with an           .   AXA Equitable Funds        (check mark)
  MANAGED             emphasis on risk-adjusted returns and managing                  Management Group, LLC
  VOLATILITY/(*)(18)/ volatility in the Portfolio.                                .   BlackRock Investment
                                                                                      Management, LLC
                                                                                  .   HS Management Partners,
                                                                                      LLC
                                                                                  .   Loomis, Sayles & Company,
                                                                                      L.P.
                                                                                  .   Polen Capital Management,
                                                                                      LLC
                                                                                  .   T. Rowe Price Associates,
                                                                                      Inc.
------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE    Seeks to achieve a total return before expenses that        .   AllianceBernstein L.P.
  INDEX               approximates the total return performance of the            .   AXA Equitable Funds
                      Russell 1000(R) Value Index, including reinvestment of          Management Group, LLC
                      dividends, at a risk level consistent with that of the
                      Russell 1000(R) Value Index.
------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE    Seeks to achieve long-term growth of capital with an        .   AllianceBernstein L.P.     (check mark)
  MANAGED             emphasis on risk-adjusted returns and managing              .   AXA Equitable Funds
  VOLATILITY/(*)(19)/ volatility in the Portfolio.                                    Management Group, LLC
                                                                                  .   BlackRock Investment
                                                                                      Management, LLC
                                                                                  .   Massachusetts Financial
                                                                                      Services Company d/b/a
                                                                                      MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX      Seeks to achieve a total return before expenses that        .   AllianceBernstein L.P.
                      approximates the total return performance of the            .   AXA Equitable Funds
                      Standard & Poor's MidCap 400(R) Index, including                Management Group, LLC
                      reinvestment of dividends, at a risk level consistent with that of the Standard & Poor's MidCap 400(R) Index.
------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE      Seeks to achieve long-term capital appreciation with        .   AXA Equitable Funds        (check mark)
  MANAGED             an emphasis on risk adjusted returns and managing               Management Group, LLC
  VOLATILITY/(*)(20)/ volatility in the Portfolio.                                .   BlackRock Investment
                                                                                      Management, LLC
                                                                                  .   Diamond Hill Capital
                                                                                      Management, Inc.
                                                                                  .   Wellington Management
                                                                                      Company, LLP
------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET/(+)/  Seeks to obtain a high level of current income,             .   The Dreyfus Corporation
                      preserve its assets and maintain liquidity.                 .   AXA Equitable Funds
                                                                                      Management Group, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS  Seeks to achieve high current income consistent with        .   AllianceBernstein L.P.
                      moderate risk to capital.                                   .   AXA Equitable Funds
                                                                                      Management Group, LLC
                                                                                  .   Pacific Investment
                                                                                      Management Company LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY      Seeks to replicate as closely as possible (before           .   AllianceBernstein L.P.
  INDEX               expenses) the total return of the Russell 2000(R) Index.    .   AXA Equitable Funds
                                                                                      Management Group, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL   Seeks to achieve long-term capital growth with an           .   AXA Equitable Funds        (check mark)
  EQUITY MANAGED      emphasis on risk adjusted returns and managing                  Management Group, LLC
  VOLATILITY/(*)(21)/ volatility in the Portfolio.                                .   BlackRock Investment
                                                                                      Management, LLC
                                                                                  .   Templeton Global Advisors
                                                                                      Limited
------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST                                                  INVESTMENT ADVISER
 CLASS IB SHARES                                                    (AND SUB-ADVISER(S),           VOLATILITY
 PORTFOLIO NAME      OBJECTIVE                                      AS APPLICABLE)                 MANAGEMENT
--------------------------------------------------------------------------------------------------------------
MULTIMANAGER         Seeks to achieve long-term growth of capital.  .   AllianceBernstein L.P.
  TECHNOLOGY                                                        .   Allianz Global Investors
                                                                        U.S. LLC
                                                                    .   AXA Equitable Funds
                                                                        Management Group, LLC
                                                                    .   Wellington Management
                                                                        Company, LLP
--------------------------------------------------------------------------------------------------------------



(+)The Portfolio operates as a "government money market fund." The Portfolio will invest at least 99.5% of its total assets in U.S. government securities, cash, and/or repurchase agreements that are fully collateralized by U.S. government securities or cash.
(*)This information reflects the variable investment option's name. The chart below reflects the variable investment option's former name which may continue to be used in certain documents for a period of time after the date of this supplement. The number in the "FN" column corresponds with the number contained in the table above.


-----------------------------------------------------------
 FN   VARIABLE INVESTMENT OPTION NAME
-----------------------------------------------------------
(1)   AXA Aggressive Allocation
-----------------------------------------------------------
(2)   AXA Conservative Allocation
-----------------------------------------------------------
(3)   AXA Conservative-Plus Allocation
-----------------------------------------------------------
(4)   AXA Moderate Allocation
-----------------------------------------------------------
(5)   AXA Moderate-Plus Allocation
-----------------------------------------------------------
(6)   AXA 400 Managed Volatility
-----------------------------------------------------------
(7)   AXA 2000 Managed Volatility
-----------------------------------------------------------
(8)   AXA/AB Short Duration Government Bond
-----------------------------------------------------------
(9)   AXA/AB Small Cap Growth
-----------------------------------------------------------
(10)  AXA/Franklin Balanced Managed Volatility
-----------------------------------------------------------
(11)  AXA/Franklin Small Cap Value Managed Volatility
-----------------------------------------------------------
(12)  AXA/Franklin Templeton Allocation Managed Volatility
-----------------------------------------------------------
(13)  AXA Global Equity Managed Volatility
-----------------------------------------------------------
(14)  AXA International Core Managed Volatility
-----------------------------------------------------------
(15)  AXA International Value Managed Volatility
-----------------------------------------------------------
(16)  AXA/Janus Enterprise
-----------------------------------------------------------
(17)  AXA Large Cap Core Managed Volatility
-----------------------------------------------------------
(18)  AXA Large Cap Growth Managed Volatility
-----------------------------------------------------------
(19)  AXA Large Cap Value Managed Volatility
-----------------------------------------------------------
(20)  AXA Mid Cap Value Managed Volatility
-----------------------------------------------------------
(21)  AXA/Templeton Global Equity Managed Volatility
-----------------------------------------------------------

YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS SUPPLEMENT, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT 1-800-789-7771.

(3)THE TRUSTS' ANNUAL EXPENSES AND EXPENSE EXAMPLE

The following table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
-----------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses (expenses that are deducted from Portfolio assets  Lowest Highest
including management fees, 12b-1 fees, service fees, and/or other expenses)/(1)/             0.58%  1.40%
-----------------------------------------------------------------------------------------------------------

(1)The "Total Annual Portfolio Operating Expenses" are based, in part on estimated amounts of such expenses.

EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses of 1.55% (actual expenses under your contract may be less), and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed Minimum Income Benefit with either the 5% Roll-Up to age 80 or the Annual Ratchet to age 80 Guaranteed minimum death benefit and Protection Plus/SM/) would pay in the situations illustrated. The example assumes no annual administrative charge. Some of these features may not be available or may be different under your contract. Some of these charges may not be applicable under your contract.

The fixed maturity options and the account for special dollar cost averaging are not covered by the fee table and example. However, the annual administrative charge, the charge if you elect a Variable Immediate Annuity payout option, the charge for any optional benefits and the withdrawal charge do apply to the fixed maturity options and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option. Some of these investment options and charges may not be applicable under your contract.

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


---------------------------------------------------------------------------------------------------------
                                                                           IF YOU DO NOT SURRENDER YOUR
                                    IF YOU SURRENDER YOUR CONTRACT AT THE   CONTRACT AT THE END OF THE
                                    END OF THE APPLICABLE TIME PERIOD         APPLICABLE TIME PERIOD
---------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR 3 YEARS 5 YEARS 10 YEARS
---------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the
   Portfolios                       $1,062   $1,605    $2,174    $3,911    $362  $1,105  $1,874   $3,911
---------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the
   Portfolios                       $  976   $1,350    $1,753    $3,101    $276  $  850  $1,453   $3,101
---------------------------------------------------------------------------------------------------------


For information on how your contract works under certain hypothetical circumstances, please see item (14) at the end of this Supplement.

(4)IMPORTANT INFORMATION ABOUT YOUR GUARANTEED BENEFITS

If you elected a guaranteed benefit that provides a 4%, 5%, or 6% (or greater) roll-up, an allocation to any investment option that rolls up at lower rate, such as 3% or 4%, will effectively reduce the growth rate of your guaranteed benefit. Generally, the EQ/Money Market, EQ/Intermediate Government Bond, EQ/Quality Bond PLUS, the Fixed Maturity Options, the Special 10 year fixed maturity option, and the loan reserve account under Rollover TSA are investment options for which the benefit base rolls up at a lower rate (the "lower Roll-Up rate options"). All other investment options continue to roll up at 4%, 5% or 6% (the "higher Roll-Up rate options"), as provided by your Accumulator(R) Series contract. For more information about these benefits, please see "Contract features and benefits" in your Prospectus, or your contract, or consult with your financial professional.

DOLLAR-FOR-DOLLAR WITHDRAWAL SERVICE

If you have at least one guaranteed benefit where withdrawals reduce the benefit base on a dollar-for-dollar basis, you may request a one-time lump sum or systematic withdrawal through our Dollar-for-Dollar Withdrawal Service. Withdrawals under this automated withdrawal service will never result in a pro-rata reduction of the guaranteed benefit base, and will never terminate the no-lapse guarantee if your contract had the no-lapse guarantee prior to utilizing this service and provided that you do not take any withdrawals outside the service. Systematic withdrawals set up using the Dollar-for-Dollar Withdrawal Service adjust automatically to account for financial transactions that may otherwise have an adverse impact on your guaranteed benefits, and, for certain types of withdrawals, adjust automatically to increase the withdrawal amount.

You may use the Dollar-for-Dollar Withdrawal Service to elect a one-time lump sum withdrawal or to enroll in systematic withdrawals at monthly, quarterly, or annual intervals. If you take withdrawals using this service, you must choose whether you want your withdrawal to be calculated to: (i) preserve the Roll-up benefit base as of the last contract date anniversary (or the benefit base as of the withdrawal transaction date); or (ii) take the full dollar-for-dollar withdrawal amount available under the contract to avoid a pro-rata reduction of the guaranteed benefit base.

..   ROLL-UP BENEFIT BASE PRESERVATION: You can request a withdrawal that will preserve the Roll-up benefit base as of the last contract anniversary or the withdrawal transaction date. In general, this amount will be less than the Roll-up rate times the last contract date anniversary benefit base. This calculation results from the fact that the Roll-up benefit base rolls up daily. If a withdrawal is taken on any day prior to the last day of the contract year, the daily roll-up rate will be applied going forward to the reduced benefit base. Therefore, the benefit base is only fully increased by an annual amount that equals the roll-up rate times the prior contract date anniversary benefit base if there have been no withdrawals during that year.

   Because the Roll-up benefit base no longer rolls up after the age noted in your contract any withdrawals you take at such age will always reduce your benefit base. You must stop taking withdrawals after age 85, if you wish to preserve your benefit base

..   FULL DOLLAR-FOR-DOLLAR: You can request to withdraw the full dollar-for-dollar withdrawal amount. Full dollar-for-dollar withdrawals reduce the guaranteed benefit base and cause the value of the benefit base on the next contract date anniversary to be lower than the prior contract date anniversary, assuming no additional contributions or resets have occurred. In general, taking full dollar-for-dollar withdrawals will cause a reduction to the guaranteed benefit base over time and decrease the full dollar-for-dollar withdrawal amount available in subsequent contract years. The reduction in dollar-for-dollar amounts is due to amounts being withdrawn prior to earning the full year's annual compounded Roll-up rate. Although the benefit base will reduce over time, full dollar-for-dollar withdrawals taken through the service always reduce the benefit base in the amount of the withdrawal and never more than the withdrawal amount.

   If you are over the age at which your Roll-up benefit base no longer increases, your benefit base is no longer credited with the annual roll-up rate, so even withdrawals based on the Full dollar-for-dollar calculation will significantly reduce the value of your benefit. Every withdrawal you take will permanently reduce your Roll-up benefit base by at least the full amount of the withdrawal.

If you request a withdrawal calculation that preserves your roll up benefit base, the Dollar-for-Dollar Withdrawal Service adjusts for investment options to which a lower Roll-up rate applies. If you want to preserve your roll up benefit base and you elected a guaranteed benefit that provides a 4%, 5%, or 6% (or greater) roll-up, allocations of account value to any lower Roll-up option will generally reduce the amount of withdrawals under the Dollar-for-Dollar Withdrawal Service.

We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. However, you must elect a date that is more than three calendar days prior to your contract date anniversary.

There is no charge to use the Dollar-for-Dollar Withdrawal Service. Currently, we do not charge for quotes from the Dollar-for-Dollar Withdrawal Service but reserve the right to charge for such quotes upon advance notice to you. Please speak with your financial professional or call us for additional information about the Dollar-for-Dollar Withdrawal Service.

WITHDRAWALS AFTER THE AGE WHICH YOUR GUARANTEED MINIMUM DEATH BENEFIT BASE STOPS INCREASING. If your death benefit base is no longer eligible to increase due to your age, any further withdrawals will permanently reduce the value of your benefit. As a result, if you have a Guaranteed minimum death benefit based on a Roll-up benefit base:

..   You can no longer take withdrawals and preserve the benefit base.

..   You should stop taking withdrawals if you wish to maintain the value of the benefit.

..   If you want to continue taking withdrawals, you can ensure that those withdrawals will reduce your benefit base on a dollar-for-dollar rather than pro rata basis by enrolling in the full dollar-for-dollar withdrawal service.

..   The maximum amount you are able to withdraw each year without triggering a pro rata reduction in your benefit base will decrease. If you do not enroll in the full dollar-for-dollar withdrawal service and want to ensure that your withdrawals reduce your benefit base on a dollar-for-dollar basis, you should make sure that the sum of your withdrawals in a contract year is equal to or less than the value of the applicable Roll-up rate times your benefit base on your most recent contract date anniversary.

If you have the Annual Ratchet death benefit, it is always reduced pro rata by withdrawals, regardless of your age. However, like the Roll-up benefit base, the Annual Ratchet benefit base will no longer be eligible to increase. It will be permanently reduced by all withdrawals.

If you do not use the Dollar-for-Dollar Withdrawal Service, you may reduce your benefits more than you intend.

GUARANTEED MINIMUM DEATH BENEFIT

Even after the Roll-Up to age 85 benefit base stops rolling up, the associated Guaranteed minimum death benefit will remain in effect. We will continue to deduct the charge for the Guaranteed minimum death benefit, and if the contract owner subsequently dies while the contract is still in effect, we will pay a death benefit equal to the higher of the account value and the applicable Guaranteed minimum death benefit base amount.

(5)EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose, if elected, your Guaranteed minimum income benefit, Guaranteed minimum death benefit and any other applicable guaranteed benefits. If your account value is low, we strongly urge you to contact your financial professional or us to determine the appropriate course of action prior to your next contract date anniversary. Your options may include stopping withdrawals or exercising your guaranteed benefits. If your contract was issued in Maryland, you may be able to prevent termination of your contract by making a contribution under certain circumstances. Please call our processing office to determine if this applies to your contract.

GUARANTEED MINIMUM INCOME BENEFIT. We deduct guaranteed benefit and annual administrative charges from your account value on your contract date anniversary, while you can exercise the Guaranteed minimum income benefit, if eligible, only during the 30 day period following your contract date anniversary. Therefore, if your account value is not sufficient to pay all charges on your next contract date anniversary, you will not have an opportunity to exercise your Guaranteed minimum income benefit.

(6)TAX INFORMATION

TAX WITHHOLDING AND INFORMATION REPORTING

STATUS FOR INCOME TAX PURPOSES; FATCA. In order for us to comply with income tax withholding and information reporting rules which may apply to annuity contracts and tax-qualified or tax-favored plan participation, we request documentation of "status" for tax purposes. "Status" for tax purposes generally means whether a person is a "U.S. person" or a foreign person with respect to the United States; whether a person is an individual or an entity, and if an entity, the type of entity. Status for tax purposes is best documented on the appropriate IRS Form or substitute certification form (IRS Form W-9 for a U.S. person or the appropriate type of IRS Form W-8 for a foreign person). If we do not have appropriate certification or documentation of a person's status for tax purposes on file, it could affect the rate at which we are required to withhold income tax, and penalties could apply. Information reporting rules could apply not only to specified transactions, but also to contract ownership. For example, under the Foreign Account Tax Compliance Act ("FATCA"), which applies to certain U.S.-source payments, and similar or related withholding and information reporting rules, we may be required to report contract values and other information for certain contractholders. For this reason we and our affiliates intend to require appropriate status documentation at purchase, change of ownership, and affected payment transactions, including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of recipient.

HOW YOU CAN MAKE CONTRIBUTIONS (FOR MARYLAND CONTRACTS ONLY)


..   Regular contributions to traditional IRAs and Roth IRAs are limited to
    $6,000 for the calendar year 2019.


..   Regular contributions to traditional IRAs cannot be made during or after the calendar year the owner reaches age 70 1/2.

..   Additional catch-up contributions of up to $1,000 can be made where the owner is at least age 50 at any time during the calendar year for which the contribution is made.

..   Rollovers can be made to a Roth IRA from a "designated Roth contribution account" under a 401(k) plan, 403(b) plan or a governmental employer
    Section 457(b) plan which permits designated Roth elective deferral contributions to be made. Conversion rollovers may also be made from an eligible retirement plan to a Roth IRA in certain circumstances.

ADDITIONAL TAX ON NET INVESTMENT INCOME

Taxpayers who have modified adjusted gross income ("MAGI") over a specified amount and who also have specified net investment income in any year may have to pay an additional surtax of 3.8%. (This tax has been informally referred to as the "Net Investment Income Tax" or "NIIT"). For this purpose net investment income includes distributions from and payments under nonqualified annuity contracts. The threshold amount of MAGI varies by filing status: $200,000 for single filers; $250,000 for married taxpayers filing jointly, and $125,000 for married taxpayers filing separately. The tax applies to the lesser of a) the amount of MAGI over the applicable threshold amount or b) the net investment income. You should discuss with your tax adviser the potential effect of this tax.

IRA DISTRIBUTIONS DIRECTLY TRANSFERRED TO CHARITY. Specified distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 701/2 or older. We no longer permit you to direct AXA Equitable to make a distribution directly to a charitable organization you request, in accordance with an interpretation of recent non-tax regulatory changes.

ADDITIONAL INFORMATION RELATING TO 1035 EXCHANGES. In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a "qualified long-term care contract" meeting all specified requirements under the Code or an annuity contract with a "qualified long-term care contract" feature (sometimes referred to as a "combination annuity" contract).

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a "qualified long-term care contract" or "combination annuity" in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

If you are purchasing your contract through a Section 1035 exchange, you should be aware that AXA Equitable cannot guarantee that the exchange from the source contract to the contract you are applying for will be treated as a Section 1035 exchange; the insurance company issuing the source contract controls the tax information reporting of the transaction as a Section 1035 exchange. Because information reports are not provided and filed until the calendar year after the exchange transaction, the insurance company issuing the source contract shows its agreement that the transaction is a 1035 exchange by providing to us the cost basis of the exchanged source contract when it transfers the money to us on your behalf.

Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.

Section 1035 exchanges are generally not available after the death of the owner. The destination contract must meet specific post-death payout requirements to prevent avoidance of the death of owner rules. See "Payment of death benefit".

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Accounts Nos. 45 and 49 for taxes, respectively. We do not now, but may in the future set up reserves for such taxes.

We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate accounts. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.

(7)UPDATED INFORMATION ON AXA EQUITABLE


We are AXA Equitable Life Insurance Company ("AXA Equitable") a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable Life Insurance Company is an indirect wholly owned subsidiary of AXA Equitable Holdings, Inc. No company other than AXA Equitable has any legal responsibility to pay amounts that AXA Equitable owes under the contracts. AXA Equitable is solely responsible for paying all amounts owed to you under your contract.

AXA Equitable Holdings, Inc. and its consolidated subsidiaries managed approximately $618.6 billion in assets as of December 31, 2018. For more than 150 years, AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


(8)LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account Nos. 45 and 49, respectively, nor would any of these proceedings be likely to have a material adverse effect upon either Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.

(9)DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 45 and Separate Account No. 49, respectively. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Equitable Holdings, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts may also be sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with AXA Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.20% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contract your financial professional for information about the compensation he or she receives and any related incentives, as described immediately below. AXA Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract. AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. AXA Advisors may pay higher compensation on certain products in a class than others based on a group or sponsored arrangement, or between older and newer versions or series of the same contract. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals and/or managerial personnel include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA and other federal and state regulatory authorities, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you and, for certain accounts depending on applicable rules, that are in your best interest, based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributors' Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributors' Selling broker-dealers. Contribution-based compensation will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.25% of the contract account value. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain selling broker-dealers, AXA Distributors increases the marketing allowance as certain sales thresholds are met. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). AXA Distributors also has entered into agreements with certain selling broker-dealers in which the selling broker-dealer agrees to sell certain AXA Equitable contracts exclusively.


These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2018) received additional payments. These additional payments ranged from $536.67 to $6,370,912.47. AXA Equitable and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.




1st Global Capital Corp.
Allstate Financial Services, LLC
American Portfolios Financial Services
Ameriprise Financial Services
BBVA Securities, Inc.
Cambridge Investment Research
Capital Investment Group
Centaurus Financial, Inc.
CETERA Financial Group
Citigroup Global Markets, Inc.
Citizens Investment Services
Commonwealth Financial Network
Community America Financial Solution
CUNA Brokerage Services
CUSO Financial Services, L.P.
DPL Financial Partners
Equity Services Inc.
Farmer's Financial Solution
Geneos Wealth Management
Gradient Securities, LLC
H. Beck, Inc.
H.D. Vest Investment Securities, Inc.
Huntleigh Securities Corp.
Independent Financial Group, LLC
Infinex Investments Inc.
Investment Professionals, Inc.
Janney Montgomery Scott LLC
Kestra Investment Services, LLC
Key Investment Services LLC
Ladenburg Thalmann Advisor Network, LLC
Lincoln Financial Advisors Corp.
Lincoln Financial Securities Corp.
Lincoln Investment Planning
Lion Street Financial
LPL Network
Lucia Securities, LLC
MML Investors Services, LLC
Morgan Stanley Smith Barney
Mutual of Omaha Investment Services, Inc.
Park Avenue Securities, LLC
PlanMember Securities Corp.
PNC Investments
Primerica Financial Services, Inc.
Prospera Financial Services
Questar Capital Corporation
Raymond James
RBC Capital Markets Corporation
Robert W Baird & Company
Santander Securities Corp.
SIGMA Financial Corporation
Signator Investors, Inc.
The Advisor Group (AIG)
U.S. Bank Center
UBS Financial Services, Inc.
Valmark Securities, Inc.
Voya Financial Advisors, Inc.
Wells Fargo

(10)GUARANTEED BENEFIT OFFERS

From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain guaranteed benefits. Previously, we made offers to groups of contract owners that provided for an increase in account value in return for terminating their guaranteed death or income benefits. In the future, we may make additional offers to these and other groups of contract owners.

When we make an offer, we may vary the offer amount, up or down, among the same group of contract owners based on certain criteria such as account value , the difference between account value and any applicable benefit base, investment allocations and the amount and type of withdrawals taken. For example, for guaranteed benefits that have benefit bases that can be reduced on either a pro rata or dollar-for-dollar basis, depending on the amount of withdrawals taken, we may consider whether you have taken any withdrawal that has caused a pro rata reduction in your benefit base, as opposed to a dollar-for-dollar reduction. Also, we may increase or decrease offer amounts from offer to offer. In other words, we may make an offer to a group of contract owners based on an offer amount, and, in the future, make another offer based on a higher or lower offer amount to the remaining contract owners in the same group.

If you accept an offer that requires you to terminate a guaranteed benefit, we will no longer charge you for it, and you will not be eligible for any future offers related to that type of guaranteed benefit, even if such future offer would have included a greater offer amount or different payment or incentive.

(11)INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This section only applies if your contract offers fixed maturity options.


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2018 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.

(12)FINANCIAL STATEMENTS


The financial statements of the separate account(s), as well as the consolidated financial statements and financial statement schedules of AXA Equitable, are in the Statement of Additional Information ("SAI"). The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


Our general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

(13)CONDENSED FINANCIAL INFORMATION


The following tables set forth the unit values and number of units outstanding at the year end for each variable investment option, except those options offered for the first time after December 31, 2018. The tables show unit values based on the specified separate account charges that would apply to any contract or investment option to which this supplement relates. The tables also show the total number of units outstanding for all contracts to which this supplement relates.


The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 45 and Separate Account No. 49 with the same daily asset charges of 1.35%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018.



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2018   2017   2016   2015   2014   2013   2012   2011   2010   2009
------------------------------------------------------------------------------------------------------------------
1290 VT GAMCO MERGERS & ACQUISITIONS
------------------------------------------------------------------------------------------------------------------
   Unit value                                $15.11 $16.11 $15.38 $14.47 $14.30 $14.26 $13.02 $12.54 $12.55 $11.60
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         91    102    110    127    141    152    160    168    154    137
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                         71     82     88    113    131    168    163    177    167     84
------------------------------------------------------------------------------------------------------------------
1290 VT GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------
   Unit value                                $61.71 $74.11 $64.70 $53.20 $57.19 $56.25 $40.99 $35.26 $37.03 $28.30
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        141    153    174    199    231    262    267    283    281    280
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        146    161    182    199    231    253    252    273    289    281
------------------------------------------------------------------------------------------------------------------
1290 VT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------
   Unit value                                $15.79 $16.73 $14.09 $12.99 $13.10 $11.69 $ 8.82 $ 7.66 $ 7.74 $ 6.98
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         18     21     21     22     25     22     18     19     19     31
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                         64     69     83    103    123     76     77     77     91    113
------------------------------------------------------------------------------------------------------------------
AXA 400 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $13.41 $15.49 $13.63 $11.54 $12.08 $11.25 $12.17 $10.68 $11.76 $ 9.39
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        160    186    183    201    225    240    174    207    245    277
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        201    227    267    282    316    395    286    292    323    367
------------------------------------------------------------------------------------------------------------------
AXA 2000 MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $13.32 $15.33 $13.65 $11.48 $12.26 $11.95     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        277    304    354    408    448    505     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,310  1,465  1,647  1,846  2,138  2,480     --     --     --     --
------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------
   Unit value                                $16.88 $18.75 $15.96 $14.87 $15.34 $14.85 $11.91 $10.57 $11.58 $10.38
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        268    290    372    436    466    531    564    678    748    815
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        494    630    661    847    939  1,029  1,067  1,284  1,466  1,542
------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2018   2017   2016   2015   2014   2013   2012   2011   2010   2009
------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------
   Unit value                                $12.45 $12.82 $12.38 $12.19 $12.39 $12.24 $11.89 $11.53 $11.47 $10.84
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        718    908    979  1,022  1,134  1,181  1,350  1,400  1,316  1,165
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,041  1,044  1,238  1,500  1,457  1,805  2,052  2,363  2,720  2,398
------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------
   Unit value                                $13.54 $14.25 $13.27 $12.84 $13.10 $12.88 $11.84 $11.18 $11.41 $10.61
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        655    705    771    802    841    972    928    909  1,003    862
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        777    649    685    720    782    961  1,404  1,195  1,201  1,190
------------------------------------------------------------------------------------------------------------------
AXA GLOBAL EQUITY MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $23.16 $26.72 $21.48 $20.84 $21.50 $21.43 $18.05 $15.64 $18.08 $16.45
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        578    631    709    767    831    955    874  1,002  1,142  1,252
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        577    770    834    912  1,036  1,194  1,172  1,233  1,401  1,671
------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $12.71 $15.14 $12.15 $12.29 $13.02 $14.08 $12.15 $10.59 $12.92 $11.99
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        405    453    537    574    612    679    285    323    357    414
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        845    927    988  1,152  1,327  1,496  1,178  1,338  1,473  1,671
------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $18.51 $22.47 $18.46 $18.57 $19.44 $21.23 $18.04 $15.56 $18.82 $17.99
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        304    326    365    392    424    463    518    588    682    750
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,363  1,532  1,732  1,905  2,142  2,312  2,609  2,912  3,272  3,639
------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP CORE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $17.17 $18.60 $15.46 $14.27 $14.41 $13.09 $10.08 $ 8.89 $ 9.41 $ 8.35
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        935  1,052  1,178  1,311  1,418  1,572    156    171    192    218
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      4,187  4,905  5,543  6,321  7,263  8,007  1,077  1,207  1,380  1,599
------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP GROWTH MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $32.04 $33.48 $26.26 $25.23 $24.58 $22.43 $16.80 $14.97 $15.75 $13.95
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                      1,464  1,628  1,847  2,079  2,352  2,686  1,298  1,421  1,494  1,678
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,922  3,367  3,796  4,303  5,019  5,622  4,087  4,619  2,743  3,051
------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2018   2017   2016   2015   2014   2013   2012   2011   2010   2009
------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $20.77 $23.38 $20.82 $18.30 $19.32 $17.45 $13.35 $11.68 $12.48 $11.22
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                      2,959  3,289  3,762  4,224  4,703  5,353  3,301  3,714  4,243  4,867
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      4,344  5,032  5,728  6,429  7,338  8,270  2,452  2,804  3,217  3,670
------------------------------------------------------------------------------------------------------------------
AXA MID CAP VALUE MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $25.85 $30.22 $27.27 $23.49 $24.69 $22.57 $17.20 $14.69 $16.45 $13.61
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        478    532    603    671    731    816    761    853    948  1,067
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        366    415    465    526    594    671    545    622    732    838
------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------
   Unit value                                $59.66 $63.51 $57.97 $55.77 $57.04 $56.12 $50.29 $46.86 $48.66 $44.88
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        750    809    925  1,066  1,187  1,315  1,412  1,547  1,688  1,783
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        531    602    726    782    851    906    987  1,058  1,183  1,234
------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------
   Unit value                                $15.83 $17.23 $15.20 $14.36 $14.75 $14.41 $12.19 $11.08 $11.82 $10.74
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                      1,133  1,283  1,590  1,813  2,012  2,176  2,545  2,807  3,183  3,362
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,857  2,052  2,278  2,514  2,853  3,399  3,445  4,167  4,151  5,278
------------------------------------------------------------------------------------------------------------------
AXA/AB SHORT DURATION GOVERNMENT BOND
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 9.26 $ 9.28 $ 9.38 $ 9.50 $ 9.67 $ 9.86 $10.70 $10.69 $10.85 $10.91
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        488    566    610    651    590    706    827    919  1,111  1,232
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        775    836    760    845  1,036  1,193  1,311  1,490  1,624  1,795
------------------------------------------------------------------------------------------------------------------
AXA/AB SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                                $36.58 $40.26 $33.27 $29.95 $31.27 $30.61 $22.45 $19.69 $20.09 $15.28
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        295    312    343    377    443    487    521    563    635    674
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        612    703    777    853    985  1,105  1,312  1,490  1,663  1,789
------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN BALANCED MANAGED VOLATILITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $13.68 $14.49 $13.35 $12.25 $12.81 $12.23 $10.82 $ 9.86 $ 9.99 $ 9.10
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        542    576    546    643    637    533    459    470    474    537
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        582    600    645    741    802    780    601    603    457    550
------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



----------------------------------------------------------------------------------------------------------------------------
                                                                    FOR THE YEARS ENDING DECEMBER 31,
                                             -------------------------------------------------------------------------------
                                              2018    2017    2016    2015    2014    2013    2012    2011    2010    2009
----------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 14.94 $ 17.37 $ 15.76 $ 12.79 $ 13.88 $ 13.77 $ 10.21 $  8.86 $  9.94 $  8.11
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          30      39      37      31      35      43      45      54      62      66
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                          44      77      61      57      64     149      75      87      88      99
----------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 11.68 $ 12.97 $ 11.43 $ 10.58 $ 11.04 $ 10.61 $  8.72 $  7.71 $  8.18 $  7.51
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         171     212     202     217     224     269     288     299     269     261
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                         319     374     446     479     496     456     471     505     548     558
----------------------------------------------------------------------------------------------------------------------------
AXA/JANUS ENTERPRISE
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 23.80 $ 24.57 $ 19.47 $ 20.63 $ 22.13 $ 22.59 $ 16.53 $ 15.41 $ 16.92 $ 12.97
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         145     151     180     212     234     274     299     333     332     311
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                         156     156     172     208     305     309     366     463     512     470
----------------------------------------------------------------------------------------------------------------------------
AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 11.88 $ 13.72 $ 11.47 $ 11.04 $ 11.50 $ 11.53 $  9.20 $  7.82 $  8.64 $  8.11
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         131     133     134     159     162     137     106     118     106     121
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                         187     135     143     162     170     173     167     158     172     165
----------------------------------------------------------------------------------------------------------------------------
EQ/CLEARBRIDGE SELECT EQUITY MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 14.07 $ 15.87 $ 14.08 $ 12.61 $ 13.10 $ 12.10 $  9.49 $  8.42 $  8.94 $  8.09
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          81      86      96      99     113     127     134     157     164     191
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                          67      79      92     100     106     109     120     134     146     173
----------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $428.82 $461.49 $388.30 $352.40 $357.42 $323.33 $247.42 $216.98 $218.78 $191.39
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         151     168     189     208     227     248     269     299     336     384
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                         162     191     215     238     270     301     337     378     428     486
----------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 14.01 $ 14.17 $ 14.15 $ 14.15 $ 14.28 $ 14.14 $ 14.56 $ 14.31 $ 13.84 $ 13.26
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                       1,097   1,173   1,218   1,321   1,483   1,604     506     568     629     699
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       2,444   2,673   3,053   3,403   3,767   4,221   2,525   2,887   3,265   3,654
----------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2018   2017   2016   2015   2014   2013   2012   2011   2010   2009
------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------
   Unit value                                $54.06 $57.65 $48.28 $43.99 $44.25 $39.70 $30.60 $26.92 $26.88 $23.82
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        601    657    710    778    831    890    952  1,051  1,137  1,262
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,199  1,328  1,493  1,639  1,873  2,058  2,244  2,569  2,893  3,275
------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND
------------------------------------------------------------------------------------------------------------------
   Unit value                                $19.67 $19.77 $19.97 $20.16 $20.34 $20.31 $20.93 $21.02 $20.23 $19.68
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        210    239    263    284    320    364    433    470    565    690
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        161    179    201    212    251    296    342    396    416    524
------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------------------------------------------------
   Unit value                                $13.91 $16.62 $13.67 $13.56 $14.04 $15.29 $12.76 $11.13 $12.84 $12.38
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        893    971  1,067  1,183  1,242  1,320  1,422  1,578  1,762  1,967
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        685    762    826    888    842    885    901  1,015  1,145  1,319
------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
------------------------------------------------------------------------------------------------------------------
   Unit value                                $16.76 $17.38 $13.63 $13.00 $12.56 $11.35 $ 8.68 $ 7.67 $ 7.60 $ 6.64
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                      1,103  1,191  1,331  1,467  1,588  1,755  1,927  2,110  2,261  2,596
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,256  1,458  1,582  1,761  1,923  2,124  2,392  2,679  3,016  3,463
------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.61 $11.81 $10.59 $ 9.22 $ 9.78 $ 8.80 $ 6.78 $ 5.89 $ 5.99 $ 5.30
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        350    378    402    395    415    398    352    385    225    239
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        370    422    472    502    498    465    403    542    137    136
------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------
   Unit value                                $27.16 $27.18 $27.45 $27.82 $28.20 $28.59 $28.98 $29.38 $29.78 $30.18
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        303    219    270    243    300    347    378    510    571    813
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        593    617    714    851    819    950  1,055  1,247  1,398  1,654
------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------
   Unit value                                $16.48 $16.68 $16.68 $16.71 $16.90 $16.65 $17.27 $17.05 $17.08 $16.29
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        510    556    601    689    773    856    221    260    306    328
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        513    531    561    629    743    858    301    344    392    425
------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2018   2017   2016   2015   2014   2013   2012   2011   2010   2009
------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------
   Unit value                                $27.78 $31.75 $28.23 $23.74 $25.22 $24.38 $17.98 $15.78 $16.66 $13.42
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        203    220    271    298    309    354    385    434    480    536
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        337    396    447    484    517    585    599    657    744    864
------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $28.77 $28.52 $20.78 $19.33 $18.43 $16.46 $12.30 $11.00 $11.71 $10.08
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        260    283    277    304    321    350    392    422    430    469
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        244    275    297    340    354    373    443    491    551    657
------------------------------------------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 45 and Separate Account No. 49 with the same daily asset charges of 1.55%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018.



----------------------------------------------------------------------------------------------------------------------
                                                              FOR THE YEARS ENDING DECEMBER 31,
                                       -------------------------------------------------------------------------------
                                        2018    2017    2016    2015    2014    2013    2012    2011    2010    2009
----------------------------------------------------------------------------------------------------------------------
1290 VT GAMCO MERGERS & ACQUISITIONS
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 14.70 $ 15.70 $ 15.02 $ 14.16 $ 14.02 $ 14.01 $ 12.82 $ 12.38 $ 12.40 $ 11.49
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             101     110     120     122     145     148     143     184     161     130
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           1,435   1,497   1,616   1,847   2,118   2,381   2,202   2,259   2,245   1,717
----------------------------------------------------------------------------------------------------------------------
1290 VT GAMCO SMALL COMPANY VALUE
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 58.01 $ 69.81 $ 61.08 $ 50.32 $ 54.21 $ 53.42 $ 39.01 $ 33.62 $ 35.38 $ 27.10
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             149     170     195     208     237     252     275     300     297     280
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           2,128   2,349   2,600   2,941   3,149   3,577   3,829   3,903   4,112   3,958
----------------------------------------------------------------------------------------------------------------------
1290 VT SOCIALLY RESPONSIBLE
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 15.18 $ 16.12 $ 13.60 $ 12.56 $ 12.70 $ 11.36 $  8.59 $  7.47 $  7.57 $  6.83
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)              54      54      58      64      54      60      59      52      43      41
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             561     566     599     661     745     823     638     623     620     641
----------------------------------------------------------------------------------------------------------------------
AXA 400 MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 13.25 $ 15.35 $ 13.53 $ 11.48 $ 12.04 $ 11.24 $ 11.90 $ 10.47 $ 11.54 $  9.24
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             223     258     300     332     357     398     312     349     414     445
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           1,915   2,181   2,433   2,613   2,600   2,957   2,318   2,342   2,479   2,357
----------------------------------------------------------------------------------------------------------------------
AXA 2000 MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 13.17 $ 15.19 $ 13.55 $ 11.42 $ 12.22 $ 11.93      --      --      --      --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             211     238     271     310     356     456      --      --      --      --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           3,161   3,485   3,874   4,317   4,717   5,581      --      --      --      --
----------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 16.38 $ 18.23 $ 15.54 $ 14.51 $ 15.00 $ 14.55 $ 11.69 $ 10.40 $ 11.42 $ 10.26
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             338     321     350     387     437     464     515     610     715     734
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)          19,886  21,680  23,497  26,544  28,636  32,170  35,500  39,758  44,516  47,988
----------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 12.08 $ 12.46 $ 12.06 $ 11.90 $ 12.12 $ 12.00 $ 11.68 $ 11.34 $ 11.31 $ 10.71
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             923     980   1,061   1,128   1,288   1,354   1,529   1,345   1,265   1,146
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)          10,718  11,833  14,474  15,103  16,844  20,639  27,024  26,538  25,752  25,907
----------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



----------------------------------------------------------------------------------------------------------------------
                                                              FOR THE YEARS ENDING DECEMBER 31,
                                       -------------------------------------------------------------------------------
                                        2018    2017    2016    2015    2014    2013    2012    2011    2010    2009
----------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 13.14 $ 13.85 $ 12.93 $ 12.54 $ 12.82 $ 12.62 $ 11.63 $ 11.00 $ 11.25 $ 10.48
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             624     586     684     773     860     984   1,012     933   1,057     999
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           9,469  10,786  12,186  13,391  14,883  17,375  20,583  20,717  20,999  20,920
----------------------------------------------------------------------------------------------------------------------
AXA GLOBAL EQUITY MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 22.17 $ 25.64 $ 20.66 $ 20.08 $ 20.76 $ 20.73 $ 17.50 $ 15.19 $ 17.60 $ 16.04
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             441     524     570     624     716     810     813     908   1,057   1,240
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           5,079   5,593   6,230   6,965   7,518   8,620   7,373   7,953   8,828   9,622
----------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL CORE MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 12.21 $ 14.58 $ 11.72 $ 11.88 $ 12.62 $ 13.67 $ 11.81 $ 10.32 $ 12.62 $ 11.73
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             442     519     537     593     631     698     281     327     360     418
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           8,327   8,945   9,799  10,657  11,444  12,569   5,881   6,307   6,351   6,484
----------------------------------------------------------------------------------------------------------------------
AXA INTERNATIONAL VALUE MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 17.71 $ 21.54 $ 17.74 $ 17.88 $ 18.76 $ 20.53 $ 17.47 $ 15.11 $ 18.30 $ 17.53
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             267     288     325     369     373     416     479     556     605     665
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           2,789   2,947   3,278   3,535   3,723   4,007   4,684   5,124   5,532   5,490
----------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP CORE MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 16.49 $ 17.90 $ 14.91 $ 13.79 $ 13.95 $ 12.70 $  9.80 $  8.66 $  9.18 $  8.17
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             726     859     943   1,054   1,192   1,372     176     190     221     246
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           8,232   9,332  10,512  12,039  13,463  15,486   2,088   2,282   2,525   2,683
----------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP GROWTH MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 30.66 $ 32.10 $ 25.24 $ 24.29 $ 23.72 $ 21.69 $ 16.27 $ 14.53 $ 15.32 $ 13.60
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)           1,010   1,181   1,303   1,470   1,683   1,935     625     718     773     887
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)          10,707  12,156  13,632  15,571  17,631  20,677   4,081   4,411   2,793   3,016
----------------------------------------------------------------------------------------------------------------------
AXA LARGE CAP VALUE MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 19.91 $ 22.45 $ 20.03 $ 17.64 $ 18.67 $ 16.90 $ 12.95 $ 11.36 $ 12.15 $ 10.95
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)           2,591   3,054   3,364   3,740   4,210   4,820   3,289   3,807   4,413   5,070
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)          11,947  13,283  14,633  16,478  18,475  21,370   5,492   6,058   6,685   7,574
----------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



---------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                       ------------------------------------------------------------------------------------
                                        2018    2017    2016    2015    2014     2013     2012     2011     2010     2009
---------------------------------------------------------------------------------------------------------------------------
AXA MID CAP VALUE MANAGED VOLATILITY
---------------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 24.74 $ 28.98 $ 26.21 $ 22.62 $ 23.82 $  21.82 $  16.66 $  14.26 $  16.00 $  13.27
---------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             684     790     887     986   1,102    1,248    1,189    1,378    1,611    1,891
---------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           4,195   4,663   5,117   5,839   6,545    7,186    5,926    6,450    7,106    8,258
---------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION
---------------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 55.80 $ 59.52 $ 54.44 $ 52.49 $ 53.79 $  53.03 $  47.62 $  44.46 $  46.26 $  42.75
---------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             650     726     796     910     988    1,099    1,165    1,283    1,358    1,456
---------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           9,685  10,975  12,341  13,927  15,421   17,620   19,858   21,265   22,543   23,023
---------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION
---------------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 15.36 $ 16.75 $ 14.81 $ 14.02 $ 14.43 $  14.12 $  11.98 $  10.91 $  11.66 $  10.61
---------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)           1,597   1,774   1,913   2,111   2,347    2,478    2,630    3,067    3,447    3,411
---------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)          60,602  67,460  74,331  83,519  91,618  104,418  119,079  130,217  139,811  147,651
---------------------------------------------------------------------------------------------------------------------------
AXA/AB SHORT DURATION GOVERNMENT BOND
---------------------------------------------------------------------------------------------------------------------------
   Unit value                          $  9.15 $  9.19 $  9.32 $  9.45 $  9.64 $   9.84 $  10.54 $  10.54 $  10.73 $  10.81
---------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             727     515     566     615     647      707      858    1,017    1,201    1,362
---------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           6,422   6,779   7,540   8,683   9,550   11,178   12,551   13,482   16,269   17,971
---------------------------------------------------------------------------------------------------------------------------
AXA/AB SMALL CAP GROWTH
---------------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 35.01 $ 38.61 $ 31.96 $ 28.84 $ 30.17 $  29.59 $  21.75 $  19.11 $  19.54 $  14.90
---------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             484     566     615     681     747      846      963    1,080    1,213    1,380
---------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           1,595   1,704   1,922   2,178   2,287    2,625    2,857    2,859    2,770    2,587
---------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN BALANCED MANAGED VOLATILITY
---------------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 13.34 $ 14.16 $ 13.08 $ 12.03 $ 12.60 $  12.05 $  10.68 $   9.75 $   9.90 $   9.03
---------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             552     630     590     603     652      569      515      520      506      654
---------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           6,641   7,375   7,750   8,477   9,704    8,940    8,436    7,905    7,472    8,263
---------------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN SMALL CAP VALUE MANAGED VOLATILITY
---------------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 14.57 $ 16.98 $ 15.43 $ 12.55 $ 13.64 $  13.57 $  10.08 $   8.77 $   9.85 $   8.05
---------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)              18      21      25      16      20       23       24       26       21       29
---------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           1,097   1,260   1,477   1,538   1,661    1,893    2,413    2,620    2,403    2,073
---------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



----------------------------------------------------------------------------------------------------------------------
                                                              FOR THE YEARS ENDING DECEMBER 31,
                                       -------------------------------------------------------------------------------
                                        2018    2017    2016    2015    2014    2013    2012    2011    2010    2009
----------------------------------------------------------------------------------------------------------------------
AXA/FRANKLIN TEMPLETON ALLOCATION MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 11.41 $ 12.69 $ 11.21 $ 10.40 $ 10.87 $ 10.47 $  8.62 $  7.64 $  8.12 $  7.47
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             198     207     213     251     283     283     255     248     227     234
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)          13,667  15,344  16,647  18,931  20,306  22,046  24,354  26,377  27,864  29,210
----------------------------------------------------------------------------------------------------------------------
AXA/JANUS ENTERPRISE
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 23.15 $ 23.95 $ 19.02 $ 20.19 $ 21.70 $ 22.20 $ 16.28 $ 15.20 $ 16.73 $ 12.84
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             154     171     187     213     247     268     320     354     367     354
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           2,955   3,221   3,551   4,035   4,410   5,164   6,105   6,242   5,888   5,105
----------------------------------------------------------------------------------------------------------------------
AXA/TEMPLETON GLOBAL EQUITY MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 11.59 $ 13.41 $ 11.23 $ 10.84 $ 11.30 $ 11.36 $  9.09 $  7.73 $  8.57 $  8.06
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             110     132     141     161     162     125      94      89      86     100
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           2,572   2,933   3,026   3,230   3,280   3,271   3,522   3,403   3,481   3,207
----------------------------------------------------------------------------------------------------------------------
EQ/CLEARBRIDGE SELECT EQUITY MANAGED VOLATILITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 13.73 $ 15.51 $ 13.79 $ 12.38 $ 12.88 $ 11.93 $  9.37 $  8.33 $  8.86 $  8.04
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)              36      44      49      52      71      60      68      88      96     125
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           1,333   1,482   1,607   1,851   2,110   2,274   2,742   3,064   3,351   3,613
----------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $393.06 $423.87 $357.37 $324.99 $330.28 $299.39 $229.56 $201.73 $203.81 $178.67
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)              68      78      88      97     109     122     134     155     180     204
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             236     258     282     313     334     370     408     444     467     502
----------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 13.42 $ 13.60 $ 13.62 $ 13.64 $ 13.80 $ 13.68 $ 14.13 $ 13.91 $ 13.48 $ 12.94
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)           1,265   1,327   1,399   1,497   1,649   1,769     625     662     752     800
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)          12,408  12,985  13,480  14,555  15,513  16,981   9,765   9,160   9,069   8,565
----------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 51.40 $ 54.93 $ 46.09 $ 42.09 $ 42.42 $ 38.14 $ 29.45 $ 25.96 $ 25.98 $ 23.07
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             378     418     449     463     485     504     549     590     647     761
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           3,784   4,045   4,211   4,393   4,461   4,537   4,671   4,883   5,014   4,766
----------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



---------------------------------------------------------------------------------------------------------------
                                                          FOR THE YEARS ENDING DECEMBER 31,
                                       ------------------------------------------------------------------------
                                        2018   2017   2016   2015    2014    2013    2012   2011   2010   2009
---------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT BOND
---------------------------------------------------------------------------------------------------------------
   Unit value                          $18.59 $18.73 $18.96 $ 19.17 $ 19.39 $ 19.40 $20.03 $20.15 $19.44 $18.94
---------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)            424    447    510     558     627     701    849    955  1,042  1,203
---------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)          1,455  1,523  1,573   1,606   1,768   1,946  2,417  2,375  2,228  2,248
---------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY INDEX
---------------------------------------------------------------------------------------------------------------
   Unit value                          $13.25 $15.87 $13.08 $ 13.00 $ 13.49 $ 14.72 $12.31 $10.75 $12.44 $12.01
---------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)            846    937  1,034   1,102   1,119   1,217  1,317  1,531  1,710  2,027
---------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)          5,197  5,481  5,647   6,097   5,713   5,844  5,593  6,041  6,247  6,599
---------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX
---------------------------------------------------------------------------------------------------------------
   Unit value                          $16.10 $16.74 $13.15 $ 12.56 $ 12.17 $ 11.01 $ 8.44 $ 7.48 $ 7.42 $ 6.50
---------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)          1,044  1,207  1,262   1,377   1,390   1,518  1,654  1,817  1,989  2,378
---------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)          5,635  6,249  6,593   7,249   6,916   7,133  6,653  7,060  7,310  7,663
---------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX
---------------------------------------------------------------------------------------------------------------
   Unit value                          $10.18 $11.35 $10.20 $  8.90 $  9.46 $  8.53 $ 6.58 $ 5.74 $ 5.84 $ 5.18
---------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)            268    298    322     306     330     267    175    217     81     80
---------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)          4,915  5,409  5,905   6,199   6,368   6,156  5,757  6,597  2,766  2,425
---------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX
---------------------------------------------------------------------------------------------------------------
   Unit value                          $19.38 $22.29 $19.61 $ 16.61 $ 17.36 $ 16.18 $12.40 $10.76 $11.20 $ 9.04
---------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)            562    634    723     766     788     882    965  1,101  1,260  1,483
---------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)          4,641  5,121  5,375   5,772   5,843   6,322  6,584  6,910  7,480  7,799
---------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET
---------------------------------------------------------------------------------------------------------------
   Unit value                          $25.17 $25.24 $25.54 $ 25.94 $ 26.35 $ 26.76 $27.18 $27.61 $28.05 $28.48
---------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)            288    298    328     355     416     516    413    545    661    807
---------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)          1,491  1,411  1,594   1,894   1,838   2,525  2,652  3,062  2,790  3,955
---------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS
---------------------------------------------------------------------------------------------------------------
   Unit value                          $15.65 $15.88 $15.91 $ 15.97 $ 16.19 $ 15.98 $16.61 $16.43 $16.49 $15.77
---------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)            597    717    757     839     918   1,023    276    289    351    392
---------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)          8,652  9,284  9,347  10,315  11,420  12,967  4,524  4,345  4,269  3,756
---------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2018. (CONTINUED)



------------------------------------------------------------------------------------------------------------
                                                         FOR THE YEARS ENDING DECEMBER 31,
                                       ---------------------------------------------------------------------
                                        2018   2017   2016   2015   2014   2013   2012   2011   2010   2009
------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------
   Unit value                          $26.62 $30.49 $27.16 $22.89 $24.36 $23.60 $17.44 $15.33 $16.22 $13.10
------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)            160    178    198    221    223    257    298    337    370    435
------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)          2,429  2,649  2,841  3,136  3,300  3,586  3,874  4,203  4,357  4,503
------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------
   Unit value                          $27.80 $27.60 $20.15 $18.79 $17.95 $16.06 $12.03 $10.78 $11.50 $ 9.92
------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)            417    497    539    585    620    668    773    873    979  1,106
------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)          3,127  3,412  3,685  4,093  4,189  4,392  5,169  5,030  5,183  5,240
------------------------------------------------------------------------------------------------------------

(14)HYPOTHETICAL ILLUSTRATION

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM BENEFITS


The following table illustrates the changes in account value, cash value and the values of the "5% Roll-Up to age 80" guaranteed minimum death benefit, the Protection Plus/SM/ benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution, takes no withdrawals, and has a current account value of $105,000 in contract year 3. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (2.50)% and 3.50% for the Accumulator(R) contracts; (2.55)% and 3.45% for Accumulator(R) Plus/SM /contracts; (2.75)% and 3.25% for Accumulator(R) Elite/SM/ contracts; and (2.85)% and 3.15% for the Accumulator(R) contracts at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the 5% Roll up to age 80 Guaranteed minimum death benefit, Protection Plus/SM/ benefit, and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime Annual Guaranteed Minimum Income Benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime Annual Guaranteed Minimum Income Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in the table reflect (1) investment management fees equivalent to an effective annual rate of 0.44%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.26% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following table.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
$105,000 YEAR 3 ACCOUNT VALUE
MALE, ISSUE AGE 60
BENEFITS:
   5% ROLL-UP TO AGE 80 GUARANTEED MINIMUM DEATH BENEFIT
   PROTECTION PLUS
   GUARANTEED MINIMUM INCOME BENEFIT


---------------------------------------------------------------------------------------------------------
                                              5% ROLL-UP                               LIFETIME ANNUAL
    CONTRACT                                TO AGE 80 GUARANTEED  TOTAL DEATH BENEFIT  GUARANTEED MINIMUM
AGE   YEAR    ACCOUNT VALUE    CASH VALUE   MINIMUM DEATH BENEFIT WITH PROTECTION PLUS INCOME BENEFIT
---------------------------------------------------------------------------------------------------------
               0%      6%      0%     6%      0%         6%         0%         6%        0%        6%
---------------------------------------------------------------------------------------------------------
60      0    100,000 100,000 93,000  93,000 100,000    100,000    100,000    100,000      N/A       N/A
---------------------------------------------------------------------------------------------------------
61      1     96,990 102,978 89,990  95,978 105,000    105,000    107,000    107,000      N/A       N/A
---------------------------------------------------------------------------------------------------------
62      2    105,000 105,000 99,000  99,000 110,250    110,250    114,350    114,350      N/A       N/A
---------------------------------------------------------------------------------------------------------
63      3    101,823 108,110 96,823 103,110 115,763    115,763    122,068    122,068      N/A       N/A
---------------------------------------------------------------------------------------------------------
64      4     98,714 111,306 94,714 107,306 121,551    121,551    130,171    130,171      N/A       N/A
---------------------------------------------------------------------------------------------------------
65      5     95,671 114,588 92,671 111,588 127,628    127,628    138,679    138,679      N/A       N/A
---------------------------------------------------------------------------------------------------------
66      6     92,691 117,960 90,691 115,960 134,010    134,010    147,613    147,613      N/A       N/A
---------------------------------------------------------------------------------------------------------
67      7     89,770 121,422 88,770 120,422 140,710    140,710    156,994    156,994      N/A       N/A
---------------------------------------------------------------------------------------------------------
68      8     86,908 124,977 86,908 124,977 147,746    147,746    166,844    166,844      N/A       N/A
---------------------------------------------------------------------------------------------------------
69      9     84,100 128,627 84,100 128,627 155,133    155,133    177,186    177,186      N/A       N/A
---------------------------------------------------------------------------------------------------------
70     10     81,345 132,374 81,345 132,374 162,889    162,889    188,045    188,045    9,627     9,627
---------------------------------------------------------------------------------------------------------
75     15     68,265 152,634 68,265 152,634 207,893    207,893    251,050    251,050   13,326    13,326
---------------------------------------------------------------------------------------------------------
80     20     56,111 175,624 56,111 175,624 265,330    265,330    331,462    331,462   18,069    18,069
---------------------------------------------------------------------------------------------------------
85     25     45,176 202,257 45,176 202,257 265,330    265,330    331,462    331,462   24,543    24,543
---------------------------------------------------------------------------------------------------------
90     30     39,408 237,826 39,408 237,826 265,330    265,330    331,462    331,462      N/A       N/A
---------------------------------------------------------------------------------------------------------
95     35     34,376 279,649 34,376 279,649 265,330    265,330    331,462    331,462      N/A       N/A
---------------------------------------------------------------------------------------------------------

THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

(15)OTHER CONSIDERATIONS

(A) CYBERSECURITY

We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized use or abuse of confidential customer information. Such systems failures and cyber-attacks affecting us, any third party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your account value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account unit values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cybersecurity risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyber-attacks or information security breaches in the future, we take reasonable steps to mitigate these risks and secure our systems from such failures and attacks.

Appendix I

--------------------------------------------------------------------------------

The table below sets forth the dates of the most recent prospectuses, supplements to those prospectuses and statements of additional information and supplements you have received to date all of which are hereby incorporated by reference.

DATES OF PRIOR PROSPECTUSES AND SUPPLEMENTS


------------------------------------------------------------------------------------------------------------------
                                                               PRODUCT DISTRIBUTOR
                                 ---------------------------------------------------------------------------------
                                 AXA ADVISORS                             AXA DISTRIBUTORS
                                 ---------------------------------------------------------------------------------
                                 PROSPECTUS AND SAI                       PROSPECTUS AND SAI
PRODUCT NAME                     DATES               SUPPLEMENT DATES     DATES               SUPPLEMENT DATES
------------------------------------------------------------------------------------------------------------------
Accumulator(R) (IRA, NQ and QP)  5/1/98              5/1/98; 6/18/98;          5/1/98         5/1/98; 6/18/98;
Accumulator(R)                   (Accumulator only)  11/30/98 5/1/99;                         11/30/98; 5/1/99;
                                 5/1/99              5/1/00; 9/1/00;                          5/1/00; 9/1/00;
                                                     2/9/01; 9/1/01;                          2/9/01; 9/1/01;
                                                     1/14/02; 2/22/02;                        1/14/02; 2/22/02;
                                                     7/15/02; 8/20/02;                        7/15/02; 8/20/02;
                                                     1/6/03; 2/20/03;                         1/6/03; 2/20/03;
                                                     5/1/03; 5/15/03;                         5/1/03; 5/15/03;
                                                     8/15/03; 11/24/03;                       8/15/03; 11/24/03;
                                                     2/1/04; 5/1/04;                          2/1/04; 5/1/04;
                                                     8/4/04; 8/10/04;                         8/4/04; 8/10/04;
                                                     12/13/04; 12/31/04;                      12/13/04; 12/31/04;
                                                     5/1/05; 5/9/05;                          5/1/05; 5/9/05;
                                                     6/10/05; 6/17/05;                        6/10/05; 6/17/05;
                                                     7/25/05; 8/31/05;                        7/25/05; 8/31/05;
                                                     12/2/05; 2/8/06;                         12/2/05; 2/8/06;
                                                     5/1/06; 8/25/06;                         5/1/06; 8/25/06;
                                                     12/11/06; 5/1/07;                        12/11/06; 5/1/07;
                                                     5/1/07; 8/24/07;                         5/1/07; 8/24/07;
                                                     9/19/07; 10/19/07;                       9/19/ 07; 10/19/07;
                                                     2/15/08; 5/1/08;                         2/15/08; 5/1/08;
                                                     6/20/08; 7/21/08;                        6/20/08; 7/21/08;
                                                     8/15/08; 11/13/08;                       8/15/08; 11/13/08;
                                                     12/1/08; 1/15/09;                        12/1/08;1/15/09;
                                                     5/1/09; 6/8/09;                          5/1/09; 6/8/09;
                                                     8/17/09; 8/18/09;                        8/17/ 09; 8/18/09;
                                                     9/3/ 09; 9/25/09;                        9/3/09; 9/25/09;
                                                     1/7/10; 2/1/10;                          1/7/10; 2/1/10;
                                                     2/5/10; 5/1/10;                          2/5/10; 5/1/10;
                                                     6/14/10; 8/25/10;                        6/14/10; 8/25/10;
                                                     12/15/10; 12/29/10;                      12/15/10; 12/29/10;
                                                     2/11/11; 5/1/11;                         2/11/11; 5/1/11;
                                                     6/30/11; 8/16/11;                        6/30/11; 8/16/11;
                                                     12/27/11; 2/6/12;                        12/27/11; 2/6/12;
                                                     5/1/12; 6/20/12;                         5/1/12; 6/20/12;
                                                     2/15/13; 5/1/13;                         2/15/13; 5/1/13;
                                                     5/1/13; 8/23/13;                         5/1/13; 8/23/13;
                                                     5/1/14; 5/1/15;                          5/1/14; 5/1/15;
                                                     2/22/16; 5/1/16;                         2/22/16; 5/1/16;
                                                     11/15/16; 5/1/17;                        11/15/16; 5/1/17;
                                                     1/23/18; 4/11/18;                        1/23/18; 4/11/18;
                                                     5/1/18; 8/14/18;                         5/1/18; 8/14/18;
                                                     10/19/18; 11/20/18                       10/19/18; 11/20/18
------------------------------------------------------------------------------------------------------------------

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                               PAGE

Who is AXA Equitable?                           2

Custodian                                       2

Independent Registered Public Accounting Firm   2

Distribution of the Contracts                   2

Calculating Unit Values                         2

Financial Statements                            2


HOW TO OBTAIN AN ACCUMULATOR(R) STATEMENT OF ADDITIONAL INFORMATION

Send this request form to:
  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547


----------------------------------------------------------------------------------
Please send me a combined Accumulator(R) series SAI dated May 1, 2019
----------------------------------------------------------------------------------
Name
----------------------------------------------------------------------------------
Address
----------------------------------------------------------------------------------
City                                                                   State  Zip


                                                             Inforce Supplement

                                                                        #646208

                                               FILED PURSUANT TO RULE 424(B)(3)
                                                    REGISTRATION NO. 333-216770


Income Manager(R)

Payout annuity contracts


PROSPECTUS DATED MAY 1, 2019


PLEASE READ AND KEEP THIS PROSPECTUS FOR FUTURE REFERENCE. IT CONTAINS IMPORTANT INFORMATION THAT YOU SHOULD KNOW BEFORE PURCHASING OR TAKING ANY OTHER ACTION UNDER YOUR CONTRACT. THIS PROSPECTUS SUPERSEDES ALL PRIOR PROSPECTUSES AND SUPPLEMENTS.

--------------------------------------------------------------------------------

WHAT IS INCOME MANAGER(R)?

Income Manager(R) contracts are payout annuity contracts issued by AXA EQUITABLE LIFE INSURANCE COMPANY. They are designed to provide retirement income. We offer two versions of the Income Manager(R) payout annuity contract from which you may choose to receive your retirement income. You may choose to receive income payable for a specified period ("period certain"). Or, you may choose to receive lifetime income payable for at least a specified period ("life annuity with a period certain"). Under the life annuity with a period certain contract, you may choose whether payments are made on a single life or a joint and survivor life basis. In certain circumstances, the forms of annuity available under your Income Manager(R) contract may be limited.

This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the contract are changed after the date of this Prospectus in accordance with the contract, those changes will be described in a supplement to this Prospectus. You should carefully read this Prospectus in conjunction with any applicable supplements. All optional features and benefits described in this Prospectus may not be available at the time you purchase the contract. We have the right to restrict availability of any optional feature or benefit. We can refuse to accept any application or contribution from you at any time, including after you purchase the contract.

TYPES OF CONTRACTS. We offer the contracts for use as:

..   A nonqualified annuity ("NQ") for after-tax contributions only.

..   A traditional individual retirement annuity ("IRA").

..   A GMIB Income Manager(R) payout annuity issued upon exercise of the guaranteed minimum income benefit under an Accumulator(R) series contract ("GMIB Income Manager(R) contract"). A GMIB Income Manager(R) contract can be used as an NQ and a traditional IRA, as well as a Roth IRA contract ("Roth IRA").

Generally, a contribution of at least $10,000 is required to purchase a contract.

FIXED MATURITY OPTIONS. We allocate your contributions to a series of fixed maturity options to provide your income payments during the period certain. Amounts allocated to each fixed maturity option will receive a fixed rate of interest during the period certain. Interest is earned at a guaranteed rate we set ("rate to maturity"). We make a market value adjustment (up or down) if you make a withdrawal from a fixed maturity option before its maturity date.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). This prospectus can be obtained from the SEC's website at www.sec.gov.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER
AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                                        #646037

Contents of this Prospectus

--------------------------------------------------------------------------------


      Index of key words and phrases                                   4
      Who is AXA Equitable?                                            5
      How to reach us                                                  6
      Income Manager(R) at a glance -- key features                    7

      -------------------------------------------------------------------
      1. CONTRACT FEATURES AND BENEFITS                               10
      -------------------------------------------------------------------
      How you can purchase and contribute to your contract            10
      Source of contributions (not applicable to GMIB Income
        Manager(R) contract)                                          10
      Owner and annuitant requirements                                10
      What are your investments under the contract?                   10
      What are your contract choices?                                 11
      Life annuity with a period certain contract                     11
      Period certain contract (not available if you are purchasing a
        GMIB Income Manager(R) contract)                              16

      -------------------------------------------------------------------
      2. OTHER BENEFITS AND FEATURES OF THE CONTRACTS                 18
      -------------------------------------------------------------------
      How you can make your contributions                             18
      Your right to cancel within a certain number of days            18
      Surrendering your contract to receive its cash value            18
      When to expect payments                                         19

      -------------------------------------------------------------------
      3. CHARGES                                                      20
      -------------------------------------------------------------------
      Withdrawal charges                                              20
      Amounts applied from other contracts issued by AXA
        Equitable                                                     20
      Charges for state premium and other applicable taxes            20
      Group or sponsored arrangements                                 20
      Other distribution arrangements                                 21

      -------------------------------------------------------------------
      4. PAYMENT OF DEATH BENEFIT                                     22
      -------------------------------------------------------------------
      Your beneficiary                                                22
      Your annuity payout options (not including GMIB Income
        Manager(R) contracts)                                         22

-------------

"We," "our," "us" and the "Company" refer to AXA Equitable. "Financial professional" means the registered representative who is offering you the contract.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                          CONTENTS OF THIS PROSPECTUS

        ---------------------------------------------------------------
        5. TAX INFORMATION                                          23
        ---------------------------------------------------------------
        Overview                                                    23
        Taxation of nonqualified annuities                          23
        Special rules for NQ contracts issued in Puerto Rico        25
        Individual retirement arrangements ("IRAs")                 25
        Traditional individual retirement annuities ("traditional
          IRAs")                                                    25
        Tax withholding and information reporting                   30

        ---------------------------------------------------------------
        6. MORE INFORMATION                                         32
        ---------------------------------------------------------------
        About our fixed maturity options                            32
        About the separate account for the fixed maturity options   32
        About our general account                                   32
        Other methods of payment                                    33
        About payments under period certain contracts               33
        Dates and prices at which contract events occur             33
        Cybersecurity                                               33
        Statutory compliance                                        34
        About legal proceedings                                     34
        Transfers of ownership, collateral assignments, loans, and
          borrowing                                                 34
        Distribution of the contracts                               34

        ---------------------------------------------------------------
        7. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE          37
        ---------------------------------------------------------------

        ---------------------------------------------------------------
        APPENDIX
        ---------------------------------------------------------------

                 I   --  Market value adjustment example  I-1

                          CONTENTS OF THIS PROSPECTUS

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.


                                                               PAGE

           account value                                          14
           annuitant                                              10
           beneficiary                                            22
           business day                                       18, 33
           cash value                                             18
           contract date                                           8
           contract date anniversary                               8
           contract year                                           8
           contribution                                           10
           deferral period                                        13
           fixed maturity amount                                  10
           fixed maturity options                                  1
           IRA                                                     1
           IRS                                                    23
           joint and survivor                                     12
           joint owners                                        6, 10


                                                               PAGE

           life annuity with a period certain                     11
           life contingent annuity                                12
           market adjusted amount                                 11
           market value adjustment                                11
           maturity value                                         11
           off maturity date                                      11
           NQ                                                      1
           payout options                                         22
           period certain                                         11
           Processing Office                                       6
           rate to maturity                                   10, 32
           Roth IRA                                                1
           SEC                                                     1
           separate account                                       32
           single life                                            11
           traditional IRA                                     1, 25

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in the prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

-----------------------------------------------------------------------------
 PROSPECTUS                            CONTRACT OR SUPPLEMENTAL MATERIALS
-----------------------------------------------------------------------------
fixed maturity amount                  Guaranteed Period Amount

fixed maturity options                 Guarantee Periods (Guaranteed
                                       Interest Rate Options ("GIRO's") in
                                       supplemental materials)

off maturity date payments             Modal Payment Portion

market adjusted amount                 annuity account value

maturity date                          Expiration Date

rate to maturity                       Guaranteed Rate
-----------------------------------------------------------------------------

                        INDEX OF KEY WORDS AND PHRASES

Who is AXA Equitable?

--------------------------------------------------------------------------------



We are AXA Equitable Life Insurance Company ("AXA Equitable") a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable Life Insurance Company is an indirect wholly owned subsidiary of AXA Equitable Holdings, Inc. No company other than AXA Equitable has any legal responsibility to pay amounts that AXA Equitable owes under the contracts. AXA Equitable is solely responsible for paying all amounts owed to you under your contract.

AXA Equitable Holdings, Inc. and its consolidated subsidiaries managed approximately $618.6 billion in assets as of December 31, 2018. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

                             WHO IS AXA EQUITABLE?

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable, delayed or discontinued. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:

 FOR CORRESPONDENCE WITH CHECKS:

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1577
  Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

 FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR WITHDRAWALS OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR WITHDRAWALS OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.

 CUSTOMER SERVICE REPRESENTATIVES:

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on the following business days:

..   Monday through Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

..   Friday from 8:30 a.m. until 5:30 p.m., Eastern time.

 REPORTS WE PROVIDE:

..   Statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

..   Written confirmation of financial transactions.

You should send all contributions, required notices, and requests to exercise any of your rights or privileges to our Processing Office at the address above.

WE HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1)beneficiary changes;

(2)withdrawal requests; and

(3)contract surrender.

                              -------------------

In addition, we have available a form for address changes, which can also be completed online. You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests is normally the owner. If there are joint owners, both must sign.

                             WHO IS AXA EQUITABLE?

Income Manager(R) at a glance -- key features

--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
                            INCOME MANAGER(R)
                           (LIFE ANNUITY WITH                 INCOME MANAGER(R)                    GMIB INCOME
                            A PERIOD CERTAIN)                 (PERIOD CERTAIN)                 MANAGER(R) CONTRACT
-------------------------------------------------------------------------------------------------------------------------

INCOME PAYMENTS       NQ -- Level or increasing         NQ and IRA -- Level payments      NQ and IRA (traditional and
                      payments.                         only.                             Roth) -- Level payments only.
                      IRA -- Level payments only.
                                                                                          .   Certain NQ and IRA
                                                                                              contracts may be eligible
                                                                                              for increasing payments.
-------------------------------------------------------------------------------------------------------------------------
PERIOD CERTAIN        You will receive payments for periods ranging from 7 to 15          .   Generally, you will
                      years depending on the age of the annuitant.                            receive at least 10 years
                                                                                              of payments. Depending on
                                                                                              the annuitant's age at
                                                                                              GMIB exercise and the
                                                                                              issue date and type of
                                                                                              your Accumulator(R)
                                                                                              contract, the period may
                                                                                              be longer or shorter.
                                                                                          .   The period certain is
                                                                                              specified in your
                                                                                              Accumulator(R) contract
                                                                                              and cannot be changed.
-------------------------------------------------------------------------------------------------------------------------
FORM OF PAYMENT       Single life or joint and          Single life only.                 Single life or joint and
AVAILABLE             survivor.                                                           survivor.
-------------------------------------------------------------------------------------------------------------------------
PAYMENTS AFTER THE    Payments continue while the       None                              Payments continue while the
END OF THE PERIOD     annuitant or joint annuitant                                        annuitant or joint annuitant
CERTAIN               is living.                                                          is living.
-------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION          .   $10,000                       .   $10,000                       The annuity account value
AMOUNTS:              .   $1,000 (subject to            .   Not permitted                 applied from your
  INITIAL MINIMUM:        restrictions)                    Maximum contribution           Accumulator(R) series
  ADDITIONAL             Maximum contribution              limitations apply to all       contract upon GMIB exercise.
  MINIMUM:               limitations apply to all          contracts.                     Additional contributions are
                         contracts.                                                       not permitted.
                      ---------------------------------------------------------------------------------------------------
                      Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. For more information, please see "How you can purchase and contribute to your contract" in "Contract features and benefits" later in this Prospectus.
-------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY        .   Up to 15 fixed maturity options with maturities generally ranging from approximately 1
OPTIONS                   to 15 years.
                      .   Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                      .   Principal guarantees.
                         -- If you make withdrawals from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw only a portion of a fixed maturity amount, this may increase or decrease any value you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
-------------------------------------------------------------------------------------------------------------------------
TAXES                 Generally, earnings will be taxed at your ordinary income tax rate when distributions are made from your contract.
                      .   NQ -- A portion of each payment is generally not considered taxable income until you have received a tax-free recovery of your investment in the contract.
                      .   IRA -- Generally, all amounts distributed from a traditional IRA are taxable. Amounts distributed from a Roth IRA are generally taxable on an income-last basis and may be eligible for tax-free treatment under certain circumstances.
                      ---------------------------------------------------------------------------------------------------
                      The contract is intended to be a payout annuity. However, there may be some instances where you can delay beginning payments, so IRS rules governing deferred annuity payments could apply.
-------------------------------------------------------------------------------------------------------------------------

                 INCOME MANAGER(R) AT A GLANCE -- KEY FEATURES

---------------------------------------------------------------------------------------------------------------------------------
                              INCOME MANAGER(R)
                             (LIFE ANNUITY WITH                   INCOME MANAGER(R)                      GMIB INCOME
                              A PERIOD CERTAIN)                   (PERIOD CERTAIN)                   MANAGER(R) CONTRACT
---------------------------------------------------------------------------------------------------------------------------------
DEATH BENEFIT         A death benefit is provided if      A death benefit is provided if      A death benefit is provided if
                      the annuitant dies before the       the annuitant dies before the end   the annuitant dies or if a single
                      first payment is made or if a       of the period certain.              sum is elected within one year
                      single sum is elected within one                                        following the annuitant's death.
                      year following the annuitant's                                          There is no death benefit if the
                      death. There is no death benefit                                        annuitant dies after the certain
                      if the annuitant dies after the                                         period.
                      certain period.
---------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR        .   Withdrawals (no withdrawals     .   Withdrawals (no withdrawals     .   Withdrawals (no withdrawals
MONEY DURING THE          permitted during the first          permitted during the first          permitted during the first
PERIOD CERTAIN            contract year).                     contract year).                     contract year).
                      .   Contract surrender.             .   Contract surrender.             .   Contract surrender.
                      You may also incur income tax and   You may also incur income tax and   You may also incur income tax and
                      a penalty tax.                      a penalty tax.                      a penalty tax.
                      You cannot take a withdrawal        A market value adjustment may       You cannot take a withdrawal
                      from, or surrender, your life       apply.                              from, or surrender your life
                      contingent annuity. Withdrawals                                         contingent annuity. Withdrawals
                      are subject to market value                                             are subject to market value
                      adjustment and may reduce your                                          adjustment and may reduce your
                      remaining payments and shorten                                          remaining payments and shorten
                      any remaining certain period. The                                       any remaining certain period. The
                      payment start date under the life                                       payment start date under the life
                      contingent annuity will be                                              contingent annuity will be
                      earlier.                                                                earlier.
---------------------------------------------------------------------------------------------------------------------------------
CHARGES               .   We deduct a charge designed     .   We deduct a charge designed     .   We deduct a charge designed
                          to approximate certain taxes        to approximate certain taxes        to approximate certain taxes
                          that may be imposed upon us,        that may be imposed upon us,        that may be imposed upon us,
                          such as premium taxes in your       such as premium taxes in your       such as premium taxes in your
                          state. We deduct this charge        state. We deduct this charge        state. We deduct this charge
                          from your contributions.            from your contributions.            only to the extent that the
                      .   During the first seven          .   During the first seven              annual income provided by the
                          contract years following a          contract years, a charge will       contract after the deduction
                          contribution, a charge will         be deducted from amounts that       is at least equal to the
                          be deducted from amounts that       you withdraw. The charge            income that would be provided
                          you withdraw that exceed 10%        begins at 7% in the first           by the application of your
                          of your account value. We use       contract year. It declines          Accumulator(R) Benefit Base
                          the account value at the            each year to 1% in the              to guaranteed GMIB annuity
                          beginning of each contract          seventh contract year. There        purchase factors.
                          year to calculate the 10%           is no withdrawal charge in      .   There is no charge on amounts
                          amount available. The charge        the eighth and later contract       you withdraw.
                          begins at 7% in the first           years.
                          contract year following a       .   There is no free withdrawal
                          contribution. It declines           amount.
                          each year to 1% in the
                          seventh contract year. There
                          is no withdrawal charge in
                          the eighth and later contract
                          years following a
                          contribution.
---------------------------------------------------------------------------------------------------------------------------------
THE "CONTRACT DATE" IS THE EFFECTIVE DATE OF A CONTRACT. THIS USUALLY IS THE BUSINESS DAY WE RECEIVE THE PROPERLY COMPLETED
AND SIGNED APPLICATION, ALONG WITH ANY OTHER REQUIRED DOCUMENTS, AND YOUR INITIAL CONTRIBUTION. YOUR CONTRACT DATE WILL BE
SHOWN IN YOUR CONTRACT. THE 12-MONTH PERIOD BEGINNING ON YOUR CONTRACT DATE AND EACH 12-MONTH PERIOD AFTER THAT DATE IS A
"CONTRACT YEAR." THE END OF EACH 12-MONTH PERIOD IS YOUR "CONTRACT DATE ANNIVERSARY."
---------------------------------------------------------------------------------------------------------------------------------

                 INCOME MANAGER(R) AT A GLANCE -- KEY FEATURES

-------------------------------------------------------------------------------------------------
                              INCOME MANAGER(R)
                             (LIFE ANNUITY WITH           INCOME MANAGER(R)      GMIB INCOME
                              A PERIOD CERTAIN)           (PERIOD CERTAIN)   MANAGER(R) CONTRACT
-------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES NQ and IRA level payments: 45 - 83     59 1/2 - 78      For contracts
                     NQ increasing payments: 53 1/2 - 83                     purchased in
                     Different ages may apply                                connection with the
                     depending on when annuity                               proceeds of an
                     payments start.                                         Accumulator(R)
                                                                             series contract
                                                                             that was issued:*
                                                                             pre-May 1997: 60-83
                                                                             May 1997-pre-May
                                                                             1999: 35-90
                                                                             May 1999-March
                                                                             2000: 35-83
                                                                             March 2000 and
                                                                             later: 35-85
                                                                             * Actual available
                                                                             issue ages vary
                                                                             depending on your
                                                                             Accumulator(R)
                                                                             series contract and
                                                                             the annuitant's age
                                                                             at the time of its
                                                                             issue.
-------------------------------------------------------------------------------------------------

THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS MAY VARY IN YOUR STATE; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS, IN ALL STATES OR FROM ALL SELLING BROKER-DEALERS.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. This Prospectus is not your contract. Your contract and any endorsements, riders and data pages are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations, as well as other information. The contract should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this Prospectus for additional information.

                 INCOME MANAGER(R) AT A GLANCE -- KEY FEATURES

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

..   For GMIB Income Manager(R) contracts, you can only purchase a contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, even if the Accumulator(R) account value is less than $10,000; no additional contributions are permitted.

..   For all other contracts, you may purchase your contract by making payments to us we call "contributions." We can refuse to accept any application or contribution from you at any time, including after you purchase the contract. We require a contribution of at least $10,000 for you to purchase a contract. Under life annuity with a period certain contracts, you may currently make additional contributions subject to the limitations as described under "Additional contributions" later in this Prospectus.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions.

--------------------------------------------------------------------------------
WE RESERVE THE RIGHT TO CHANGE OUR CURRENT LIMITATIONS ON YOUR CONTRIBUTIONS
AND TO DISCONTINUE ACCEPTANCE OF CONTRIBUTIONS.
--------------------------------------------------------------------------------

SOURCE OF CONTRIBUTIONS (NOT APPLICABLE TO GMIB INCOME MANAGER(R) CONTRACT)

NQ CONTRACTS. We will accept only contributions made with after-tax money. You may make your contributions by check or by transfer of your entire contract value in an intended tax-free exchange under Section 1035 of the Internal Revenue Code.

TRADITIONAL IRA CONTRACTS. Contributions may be made from:

..   Eligible rollover distributions from 403(b) plans, qualified plans, and governmental employer 457(b) or "EDC" plans.

..   Rollovers from another traditional individual retirement arrangement.

..   Direct custodian-to-custodian transfers from another traditional individual retirement arrangement.

See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and contribution limitations. Please review your contract for information on contribution limitations. We currently do not accept any contribution if: (i) the aggregate contributions under one or more Income Manager(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity payout contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation.

For information on when contributions are credited see "Dates and prices at which contract events occur" later in this Prospectus.

OWNER AND ANNUITANT REQUIREMENTS

NQ CONTRACTS. The annuitant can be different from the contract owner. A joint owner may also be named provided each owner is of legal age. Only natural persons can be joint owners. This means that an entity such as a corporation or a trust cannot be a joint owner.

Owners which are not individuals may be required to document their status to avoid 30% FATCA withholding from U.S.-source income.

--------------------------------------------------------------------------------
THE "ANNUITANT" IS THE PERSON WHO IS THE MEASURING LIFE FOR DETERMINING
CONTRACT BENEFITS. THE ANNUITANT IS NOT NECESSARILY THE CONTRACT OWNER.

FOR INCOME MANAGER(R) CONTRACTS ONLY, WHERE PAYMENTS HAVE NOT STARTED; IF YOU ARE NOT THE ANNUITANT AND YOU HAVE NOT NAMED A SPECIFIC SUCCESSOR OWNER, THE BENEFICIARY WILL BECOME THE SUCCESSOR OWNER UPON YOUR DEATH.

FOR GMIB INCOME MANAGER(R) CONTRACTS ONLY, THE OWNER AND ANNUITANT MUST BE THE SAME AS UNDER YOUR ACCUMULATOR(R) SERIES CONTRACT.
--------------------------------------------------------------------------------

IRA CONTRACTS. The owner and the annuitant must be the same person. Joint owners are not permitted. Your spouse may be named as joint annuitant. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.

WHAT ARE YOUR INVESTMENTS UNDER THE CONTRACT?

FIXED MATURITY OPTIONS

To provide your income payments during the period certain, we allocate your contributions to fixed maturity options that mature in consecutive date order. When we allocate your contributions to the fixed maturity options they become part of a non unitized separate account. They accumulate interest at a rate to maturity for each fixed maturity option. The total amount allocated to and accumulated in each fixed maturity option is called the "fixed maturity amount."

The rate to maturity you will receive for each fixed maturity amount is the interest rate in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals from a fixed maturity option before the maturity date, we will make a market value adjustment that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We will discuss market value adjustment below and in greater detail under "More information" later in this Prospectus.

For applications we receive under certain types of transactions, we may offer you the opportunity to lock in rates to maturity on contributions.

On the maturity date of each of your fixed maturity options, your fixed maturity amount (assuming you have not made any withdrawals) will equal amounts originally allocated to each fixed maturity option plus

                        CONTRACT FEATURES AND BENEFITS
interest, at the rate to maturity for that contribution, to the date of calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. It will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amount on the date of the report. We call this your "market adjusted amount."

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE. We can determine the amount required to be allocated to each fixed maturity option in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


Guaranteed rates to maturity for new allocations as of February 15, 2019 and the related price per $100 of maturity value were as follows:



 -----------------------------------------------------------------------------
      FIXED MATURITY
       OPTIONS WITH
      FEBRUARY 15TH
     MATURITY DATE OF       RATE TO MATURITY AS OF      PRICE PER $100 OF
      MATURITY YEAR           FEBRUARY 15, 2019           MATURITY VALUE
 -----------------------------------------------------------------------------
           2020                   3.00%/(1)/                  $97.09
 -----------------------------------------------------------------------------
           2021                   3.00%/(1)/                  $94.25
 -----------------------------------------------------------------------------
           2022                   3.00%/(1)/                  $91.51
 -----------------------------------------------------------------------------
           2023                   3.00%/(1)/                  $88.84
 -----------------------------------------------------------------------------
           2024                   3.00%/(1)/                  $86.25
 -----------------------------------------------------------------------------
           2025                   3.00%/(1)/                  $83.73
 -----------------------------------------------------------------------------
           2026                     3.05%                     $81.02
 -----------------------------------------------------------------------------
           2027                     3.05%                     $78.62
 -----------------------------------------------------------------------------
           2028                     3.05%                     $76.30
 -----------------------------------------------------------------------------
           2029                     3.05%                     $74.03
 -----------------------------------------------------------------------------
           2030                     3.05%                     $71.84
 -----------------------------------------------------------------------------
           2031                     3.05%                     $69.71
 -----------------------------------------------------------------------------
           2032                     3.05%                     $67.65
 -----------------------------------------------------------------------------
           2033                     3.05%                     $65.64
 -----------------------------------------------------------------------------
           2034                     3.05%                     $63.70
 -----------------------------------------------------------------------------




(1)Since these rates to maturity are 3%, no amounts could have been allocated to these options.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including surrender of your contract or when we make deductions for withdrawal charges) from a fixed maturity option before it matures we will make a market value adjustment which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a)the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option; and

(b)the length of time remaining until the maturity date.

In general, if interest rates rise from the time that we originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an explanation of how we calculate the market value adjustment, and information concerning our general account under "More information" later in this Prospectus. We provide an example of how we calculate the market value adjustment in the Appendix at the end of this Prospectus.

SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "non-unitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. We provide additional information about this separate account under "More information" later in this Prospectus.

OFF MATURITY DATE PAYMENTS. Generally, your payments will be made on February 15th as each fixed maturity option matures. You may instead choose to have your payments made in a month other than February. We refer to payments we make annually in any month other than February as well as monthly or quarterly payments, as payments made "off maturity dates." If you choose to have your payments made off maturity dates, we will be required to begin making your payments before the maturity date of a fixed maturity option. In planning for these payments we will allocate a portion of your initial contribution to the separate account, but not to the fixed maturity options contained in the separate account. We will credit these amounts with interest at rates that will not be less than 3%.

After that, as each fixed maturity option expires we will transfer your maturity value from the expired fixed maturity option and hold the maturity value in the separate account. We will credit interest to these amounts at the same rate as the rate to maturity that was credited in the expired fixed maturity option. These amounts will then be used to provide for payments off maturity dates during the period certain.

--------------------------------------------------------------------------------
WHETHER YOU CHOOSE MONTHLY, QUARTERLY, OR ANNUAL PAYMENTS, YOUR PAYMENTS WILL
BE MADE ON THE 15TH DAY OF THE MONTH.
--------------------------------------------------------------------------------

We will not make a market value adjustment to the amounts held in the separate account to provide for payments off maturity dates.

WHAT ARE YOUR CONTRACT CHOICES?

We offer two versions of the Income Manager(R) payout annuity contracts from which you may choose to receive your retirement income , a "life annuity with a period certain" and a "period certain" annuity. For GMIB Income Manager(R) contracts, a period certain annuity is not available. We discuss both versions below.

LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACT

This payout annuity contract provides you with guaranteed payments during the period certain. When the period certain ends you will continue to receive payments for as long as an annuitant is living. Payments based solely on the life of one annuitant are called "single life" payments. You may also elect to receive "joint and survivor" payments that are based on the lives of an annuitant and a joint annuitant. These payments will continue as long as one of the annuitants is living. Payments during the period certain are designed to pay out your entire account value by the end of the period certain.

                        CONTRACT FEATURES AND BENEFITS

For GMIB Income Manager(R) contracts, if the annuitant's age at issue is 90 and there is no joint annuitant younger than age 90, a period certain is not available. Instead, you will receive payments for the life of the annuitant, only.

--------------------------------------------------------------------------------
"SINGLE LIFE" PAYMENTS ARE MADE TO YOU AS LONG AS THE ANNUITANT IS LIVING. "JOINT AND SURVIVOR" PAYMENTS CONTINUE AS LONG AS EITHER ANNUITANT IS LIVING. FOR IRA CONTRACTS, IF YOU ARE MARRIED, THE JOINT ANNUITANT MUST BE YOUR SPOUSE.
--------------------------------------------------------------------------------

For annuitant ages at which the contracts are available see the chart under "Your period certain" below.

ADDITIONAL CONTRIBUTIONS


If your annuity payments are set to begin on February 15, 2019 or later, and the annuitant is age 78 or younger, you may make additional contributions of at least $1,000 at any time up until 15 days before your payments actually begin. If the annuitant is over age 78 you can make additional contributions only during the first contract year.


Under IRA contracts we will accept additional contributions that are "regular" contributions, rollover contributions or direct transfers. Additional "regular" contributions may no longer be made after the year in which annuitant is age
70 1/2. If you make a direct transfer or rollover contribution after you turn age 70 1/2 you must have taken the required minimum distribution for the year before the contribution is applied to the contract. See "Tax information" later in this Prospectus.

If you are using the proceeds from another type of contract issued by us to purchase the contract, including a GMIB Income Manager(R) contract, you will not be permitted to make additional contributions.

HOW WE ALLOCATE YOUR CONTRIBUTIONS

We determine the allocation of your contributions based on a number of factors. They are:

..   the amount of your contribution;

..   the form of payments;

..   the age and sex of the annuitant (and the age and sex of the joint annuitant, if joint and survivor annuity payments are elected);

..   the frequency of payments; and

..   the period certain.

We then allocate your initial contribution among the fixed maturity options, the separate account if we need to make payments to you off maturity dates, and the "life contingent annuity." We will allocate your additional contributions in the same manner. Additional contributions will increase the level of all future payments. You may not change this allocation.

--------------------------------------------------------------------------------
THE LIFE CONTINGENT ANNUITY CONTINUES THE PAYMENTS AFTER THE PERIOD CERTAIN
ENDS.
--------------------------------------------------------------------------------

PAYMENTS

NQ CONTRACTS. If you are age 45 (35 for GMIB Income Manager(R) contracts) or older, you may elect to receive level payments. You will receive level payments during the period certain and under the life contingent annuity. However, if you are younger than age 59 1/2, there are tax issues that you should consider before you purchase a contract. If you are age 53 1/2 or older you may instead elect to receive payments that increase. However, your payments may not start before you are age 59 1/2. Such payments will increase by 10% every three years during the period certain on each third anniversary of the date annuity payments begin. Deferral of payments is not available for GMIB Income Manager(R) contracts.

If you are using the proceeds from an Accumulator(R) series contract issued in May 1997 or later to purchase an NQ GMIB Income Manager(R) contract, only level payments are available.

After the end of the period certain, we will continue your payments under the life contingent annuity while the annuitant or joint annuitant is living. Payments continue throughout the annuitant's lifetime (or the lifetime of the joint annuitant, if joint and survivor payments are elected) on the same payment schedule (either monthly, quarterly, or annually) as the payments you received during the period certain.

--------------------------------------------------------------------------------
THE PORTION OF YOUR CONTRIBUTION ALLOCATED TO THE LIFE CONTINGENT ANNUITY DOES NOT HAVE A CASH VALUE OR AN ACCOUNT VALUE AND, THEREFORE, DOES NOT PROVIDE FOR WITHDRAWALS OR SURRENDER.
--------------------------------------------------------------------------------

THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY AND PAYMENTS ARE MADE TO YOU ONLY IF THE ANNUITANT (OR JOINT ANNUITANT) IS LIVING WHEN THE PAYMENTS ARE SCHEDULED TO BEGIN. THESE PAYMENTS ARE ONLY MADE DURING THE ANNUITANT'S LIFETIME AND, IF APPLICABLE, THE LIFETIME OF A JOINT ANNUITANT. THEREFORE, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO PAYMENTS WILL BE MADE TO YOU UNDER THE LIFE CONTINGENT ANNUITY IF THE ANNUITANT (OR JOINT ANNUITANT) DOES NOT SURVIVE TO THE DATE PAYMENTS ARE TO BEGIN.

You may elect single life or joint and survivor payments. Joint and survivor payments are available on a 100%, one-half or two-thirds to survivor basis. If you elect increasing payments under NQ contracts, your first payment under the life contingent annuity will be 10% greater than the final payment under the period certain. After the period certain we will increase your payments annually on each anniversary of the payment start date under the life contingent annuity. We will base this increase on the annual increase in the Consumer Price Index, but it will never be greater than 3% per year.

IRA AND ROTH IRA GMIB CONTRACTS. Generally, only level payments are available under IRA contracts. You will receive level payments during the period certain and under the life contingent annuity. If you are using the proceeds from an Accumulator(R) series contract issued prior to May 1997 to purchase a GMIB Income Manager(R) contract (traditional or Roth IRA), both increasing and level payments are currently available, however, increasing payments may not comply with current treasury regulations. See "Required minimum distributions" under "Individual retirement arrangements" in "Tax information." Please consult your tax adviser. If you elect increasing payments, during the period certain, payments are designed to increase by 10% every three years on each third anniversary of the payment start date. After the end of the period certain, your first payment under the life contingent annuity will be 10% greater than the final payment made under the period certain. Thereafter, payments will increase annually on each anniversary of the payment start date under the life contingent annuity based on the annual increase, if any, in the Consumer

                        CONTRACT FEATURES AND BENEFITS

Price Index, but in no event greater than 3% per year. For traditional IRA contracts, if at any time your payment would be less than the minimum amount required to be distributed under required minimum distribution rules, we will notify you of the difference. You will have the option to have an additional amount withdrawn from your contract. An adjustment will be made to future scheduled payments. Or, you may take the amount from other traditional IRA funds you may have.

MODE (FREQUENCY) OF PAYMENT

Under Income Manager(R) and GMIB Income Manager(R) contracts you may choose to receive payments monthly, quarterly or annually. Whether you choose monthly, quarterly or annual payments, you will usually begin receiving payments one payment period from the contract date, unless you elect otherwise as described under "Off maturity date payments" earlier in this Prospectus. Your payments will always be made on the 15th day of the month. For instance, if you choose annual payments, we make your first payment one year from the issue date of the Income Manager(R) contract. If you are at least age 59 1/2 you may elect to defer the date your payments will start. Generally, you may defer payments for a period of up to 72 months. This is called the deferral period. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your contract. Deferral is not available under GMIB Income Manager(R) contracts or when the owner and annuitant are different under Income Manager(R) contracts, respectively.

--------------------------------------------------------------------------------
THE DEFERRAL PERIOD TOGETHER WITH THE PERIOD CERTAIN MAY BE REFERRED TO AS A "LIQUIDITY PERIOD." UNLIKE TRADITIONAL LIFE ANNUITIES THAT PROVIDE PERIODIC PAYMENTS, YOU WILL BE ABLE TO MAKE WITHDRAWALS BEFORE THE END OF THE PERIOD CERTAIN. YOU MAY ALSO CHOOSE TO SURRENDER YOUR CONTRACT FOR ITS CASH VALUE
WHILE KEEPING THE LIFE CONTINGENT ANNUITY IN EFFECT.
--------------------------------------------------------------------------------

Before you decide to defer payments, you should consider the fact that the amount of income you purchase is based on the rates to maturity in effect on the date we allocate your contribution. Therefore, if rates rise during the deferral period, your payments may be less than they would have been if you had purchased a contract at a later date. Deferral of the payment start date is not available if the annuitant is older than age 80. Under IRA contracts, if your deferred payment start date is after you are age 70 1/2, you should consider the effect that deferral may have on your required minimum distributions. The ability to defer payments is not available in certain states. Please consult your financial professional for more information on the ability to defer payments in your state.

YOUR PERIOD CERTAIN

LEVEL PAYMENTS FOR NQ AND IRA INCOME MANAGER(R) CONTRACTS. Under level payments, you may select a period certain of not less than 7 years nor more than 15 years. The maximum period certain available based on the age of the annuitant when your Income Manager(R) contract is issued is as follows:

                        NQ CONTRACTS
---------------------------------------------------------------
ANNUITANT'S AGE AT ISSUE/(1)/      MAXIMUM PERIOD CERTAIN
---------------------------------------------------------------
        45 through 70                     15 years
---------------------------------------------------------------
        71 through 75               85 less age at issue
---------------------------------------------------------------
        76 through 80                     10 years
---------------------------------------------------------------
        81 through 83               90 less age at issue
---------------------------------------------------------------

                       IRA CONTRACTS
---------------------------------------------------------------
ANNUITANT'S AGE AT ISSUE/(1)/      MAXIMUM PERIOD CERTAIN
---------------------------------------------------------------
        45 through 70                     15 years
---------------------------------------------------------------
        71 through 78               85 less age at issue
---------------------------------------------------------------
        79 through 83                      7 years
---------------------------------------------------------------

LEVEL PAYMENTS FOR NQ GMIB, IRA GMIB AND ROTH IRA GMIB INCOME MANAGER(R) CONTRACTS. Under level payments for these contracts, you may select a period certain of not less than 7 years nor more than 10 years. The maximum period certain available based on the age of the annuitant when your GMIB Income Manager(R) contract is issued is shown in the tables below. However, if the annuitant's age at issue is age 84 or older, the only period certain available is defined in the chart below.

       NQ GMIB INCOME MANAGER(R) CONTRACTS
-------------------------------------------------------------
CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS FROM A
   PRE-MAY 1997 ACCUMULATOR(R) SERIES CONTRACT
-------------------------------------------------------------
ANNUITANT'S AGE AT ISSUE/(1)/      MAXIMUM PERIOD CERTAIN
-------------------------------------------------------------
       60 through 80                     10 years
-------------------------------------------------------------
       81 through 83                 90 less issue age
-------------------------------------------------------------

-------------------------------------------------------------
CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS FROM A
MAY 1997-PRE-MAY 1999 ACCUMULATOR(R) SERIES CONTRACT
-------------------------------------------------------------
ANNUITANT'S AGE AT ISSUE/(1)/      MAXIMUM PERIOD CERTAIN
-------------------------------------------------------------
       35 through 80                     10 years
-------------------------------------------------------------
       81 through 90                 90 less issue age
-------------------------------------------------------------
-------------------------------------------------------------

CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS FROM A
MAY 1999-PRE-MARCH 2000 ACCUMULATOR(R) SERIES CONTRACT
-------------------------------------------------------------
ANNUITANT'S AGE AT ISSUE/(1)/      MAXIMUM PERIOD CERTAIN
-------------------------------------------------------------
       35 through 80                     10 years
-------------------------------------------------------------
       81 through 83                 90 less issue age
-------------------------------------------------------------
-------------------------------------------------------------

CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS FROM A
          MARCH 2000 AND LATER CONTRACT
-------------------------------------------------------------
ANNUITANT'S AGE AT ISSUE/(1)/      MAXIMUM PERIOD CERTAIN
-------------------------------------------------------------
       35 through 80                     10 years
-------------------------------------------------------------
       81 through 85                 90 less issue age
-------------------------------------------------------------

IRA AND ROTH IRA GMIB INCOME MANAGER(R) CONTRACTS
-------------------------------------------------------------
CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS FROM A
   PRE-MAY 1997 ACCUMULATOR(R) SERIES CONTRACT
-------------------------------------------------------------
ANNUITANT'S AGE AT ISSUE/(1)/      MAXIMUM PERIOD CERTAIN
-------------------------------------------------------------
       60 through 75                     10 years
-------------------------------------------------------------
       76 through 78                 85 less issue age
-------------------------------------------------------------
       79 through 83                      7 years
-------------------------------------------------------------

CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS FROM A
MAY 1997-PRE-MAY 1999 ACCUMULATOR(R) SERIES CONTRACT
-------------------------------------------------------------
ANNUITANT'S AGE AT ISSUE/(1)/      MAXIMUM PERIOD CERTAIN
-------------------------------------------------------------
       35 through 75                     10 years
-------------------------------------------------------------
       76 through 77                 85 less issue age
-------------------------------------------------------------
       78 through 83                      7 years
-------------------------------------------------------------
       84 through 90                 90 less issue age
-------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

-------------------------------------------------------------------------------
             CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS
                                   FROM A
           POST MAY 1999-MARCH 2000 OR LATER ACCUMULATOR(R) SERIES
                                  CONTRACT
-------------------------------------------------------------------------------
            ANNUITANT'S AGE AT ISSUE/(1)/               MAXIMUM PERIOD CERTAIN
-------------------------------------------------------------------------------
                    35 through 75                             10 years
-------------------------------------------------------------------------------
                    76 through 77                         85 less issue age
-------------------------------------------------------------------------------
                    78 through 83                              7 years

-------------------------------------------------------------------------------
             CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS
                                   FROM A
             MARCH 2000 AND LATER ACCUMULATOR(R) SERIES CONTRACT
-------------------------------------------------------------------------------
            ANNUITANT'S AGE AT ISSUE/(1)/               MAXIMUM PERIOD CERTAIN
-------------------------------------------------------------------------------
                    35 through 75                             10 years
-------------------------------------------------------------------------------
                    76 through 77                         85 less issue age
-------------------------------------------------------------------------------
                    78 through 83                              7 years
-------------------------------------------------------------------------------
                    84 through 85                         90 less issue age
-------------------------------------------------------------------------------

(1)For joint and survivor payments, the period certain is based on the age of the younger annuitant.

The minimum and maximum period certain will be reduced by each year you defer the date your payments will start. Deferral is not available under GMIB Income Manager(R) contracts.

INCREASING PAYMENTS. Under NQ contracts (other than NQ GMIB Income Manager(R) contracts, where increasing payments are generally not available) if you elect increasing payments, you do not have a choice as to the period certain. Based on the age of the annuitant when your contract is issued, your period certain will be as follows:

-------------------------------------------------------------------------------
                ANNUITANT'S AGE AT ISSUE/(1)/                   PERIOD CERTAIN
-------------------------------------------------------------------------------
                      53 1/2 through 70                           15 years
-------------------------------------------------------------------------------
                        71 through 75                             12 years
-------------------------------------------------------------------------------
                        76 through 80                             9 years
-------------------------------------------------------------------------------
                        81 through 83                             6 years
-------------------------------------------------------------------------------

If you elect increasing payments and defer the date payments will start, your period certain will be as follows:

--------------------------------------------------------------------------------
                                                  PERIOD CERTAIN BASED
                                                   ON DEFERRAL PERIOD
                                         ---------------------------------------
            ANNUITANT'S AGE                       1-36           37-60   61-72
             AT ISSUE/(1)/                       MONTHS          MONTHS  MONTHS
--------------------------------------------------------------------------------
           59 1/2 through 70                    12 years         9 years 9 years
--------------------------------------------------------------------------------
             71 through 75                      9 years          9 years   n/a
--------------------------------------------------------------------------------
             76 through 80                      6 years          6 years   n/a
--------------------------------------------------------------------------------
             81 through 83                        n/a              n/a     n/a
--------------------------------------------------------------------------------

For GMIB Income Manager(R) contracts (NQ, IRA and Roth IRA) issued with the proceeds from a pre-May 1997 Accumulator(R) series contract, increasing payments are currently available, as follows:

--------------------------------------------------------------------------------
             ANNUITANT'S AGE AT ISSUE/(1)/                MAXIMUM PERIOD CERTAIN
--------------------------------------------------------------------------------
                     60 through 70                               15 years
--------------------------------------------------------------------------------
                     71 through 75                               12 years
--------------------------------------------------------------------------------
                     76 through 80                               9 years
--------------------------------------------------------------------------------
                     81 through 83                               6 years
--------------------------------------------------------------------------------

For all other IRA, Roth IRA and GMIB Income Manager(R) contracts, increasing payments are not available.

The annuitant ages at issue in the above table are also the annuitant ages for which the contracts are available. Different ages may apply if you purchase a contract by exercising a benefit under another type of contract that we issue.

(1)For joint and survivor payments, the period certain is based on the age of the younger annuitant.

PURCHASE RESTRICTIONS FOR JOINT AND SURVIVOR ANNUITY PAYMENTS

If you elect payments on a joint and survivor basis;

..   the joint annuitant must also be the beneficiary under the contract. Under
    IRA contracts, the joint annuitant must be your spouse;

..   neither the annuitant nor the joint annuitant can be younger than age 45
    (age 35 for GMIB Income Manager(R)), or over age 83 unless it is a GMIB Income Manager(R) contract, as described above then neither can be over the maximum age at issue shown; and

..   under level payments the joint and 100% to survivor form is only available for the longest period certain we permit.

EXAMPLE OF PAYMENTS

We provide the chart below to illustrate level payments under the contract using the following assumptions:

(1)a male age 70 (who is both the contract owner and the annuitant);

(2)single life annuity payments;

(3)a contribution of $100,000;

(4)no additional contributions; and

(5)a period certain of 15 years.


If you had a contract date of February 15, 2019, based on rates to maturity on that date, an election of either monthly, quarterly, or annual payments with payments starting one payment period from the contract date, the following level payments would be provided:



---------------------------------------------------------------------------------------------------------------------------
       PAYMENT PERIOD                     MONTHLY                       QUARTERLY                       ANNUAL
---------------------------------------------------------------------------------------------------------------------------
         Start date                       3/15/19                        5/15/19                        2/15/20
---------------------------------------------------------------------------------------------------------------------------
           Payment                        $537.76                       $1,620.63                      $6,616.08
---------------------------------------------------------------------------------------------------------------------------




WITHDRAWALS

After the first contract year and before the end of the period certain, you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $1,000. If you request to withdraw more than 90% of your current "cash value" we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" later in this Prospectus.

--------------------------------------------------------------------------------
YOUR ACCOUNT VALUE IS THE SUM OF YOUR MARKET ADJUSTED AMOUNTS IN EACH FIXED MATURITY OPTION PLUS YOUR AMOUNTS HELD IN THE SEPARATE ACCOUNT TO PROVIDE FOR PAYMENTS OFF MATURITY DATES. YOUR CASH VALUE IS EQUAL TO YOUR ACCOUNT VALUE MINUS ANY WITHDRAWAL CHARGE. IF THE LIFE CONTINGENT ANNUITY IS ALREADY IN EFFECT, YOU MAY NOT MAKE ANY WITHDRAWALS.
--------------------------------------------------------------------------------

                        CONTRACT FEATURES AND BENEFITS

Withdrawals in excess of a 10% free withdrawal amount may be subject to a withdrawal charge. There is no free withdrawal amount if your contract is surrendered for its cash value. For GMIB Income Manager(R) contracts, withdrawal charges do not apply, and, therefore, the free withdrawal amount is not applicable. Amounts withdrawn from a fixed maturity option before its maturity date will result in a market value adjustment.

ALLOCATION OF WITHDRAWALS

We will subtract your withdrawal from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result we will reduce the amount of your payments and the length of your period certain. We will also begin making payments to you under the life contingent annuity at an earlier date. In order to achieve this result we will withdraw additional amounts over the amount of the withdrawal you requested. We will withdraw these amounts from the fixed maturity options and from amounts held in the separate account to provide for payments off maturity dates and allocate them to the life contingent annuity. The exact additional amount we withdraw will depend on how much is necessary to assure that the same pattern of payments will continue in reduced amounts for the annuitant's life, and if it applies, the life of the joint annuitant. If you have elected increasing payments, the first increase in your payments will take place no later than the date of the next planned increase.

EXAMPLE

The example below illustrates the effect of a withdrawal based on:


(1)a single contribution of $100,000 made on February 15, 2019;

(2)level annual payments of $6,033.14 to be made on February 15th of each year;

(3)joint and two-thirds to survivor payments for a male and female, both age 70;

(4)a period certain of 15 years; and

(5)a withdrawal made at the beginning of the fourth contract year of 25% of an account value of $59,722.79 when the annuitants are age 73.

The requested withdrawal amount would be $14,930.70 ($59,722.79 x .25). In this case, $5,972.28 ($59,722.79 x .10) would be the free withdrawal amount and could be withdrawn free of a withdrawal charge. The balance of $8,958.42 ($14,930.70 - $5,972.28) would be considered a withdrawal of a part of the contribution of $100,000. This contribution would be subject to a 4.0% withdrawal charge of $358.34 ($8,958.42 x .04). The account value after the withdrawal is $44,433.75 ($59,722.79 - $14,930.70 - $358.34). The payments would be reduced to $5,642.10 and the remaining period certain would be reduced to 3 years from 12.


DEATH BENEFIT -- FOR ALL CONTRACTS OTHER THAN GMIB INCOME MANAGER(R) CONTRACTS

WHEN THE ANNUITANT DIES BEFORE PAYMENTS BEGIN

Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to the "beneficiary" named in your contract. See "Your beneficiary" later in this Prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.

We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment and any required forms necessary to effect payment. The death benefit is the greater of:

(1)your account value; and

(2)the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit if payments have not been deferred, or payments are scheduled to begin within one year. The payments will then begin on the scheduled date. We will not make any payments under the life contingent annuity after the annuitant's death unless you have elected the joint and survivor form of payments. If you elect joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

--------------------------------------------------------------------------------
A DEATH BENEFIT IS NEVER PAYABLE UNDER THE LIFE CONTINGENT ANNUITY. THE DEATH BENEFIT APPLIES ONLY DURING THE PERIOD CERTAIN.
--------------------------------------------------------------------------------

WHEN THE ANNUITANT DIES AFTER THE ANNUITY PAYMENTS BEGIN

If the annuitant dies after the payments begin, we will continue to make payments during the period certain to either the joint owner or the designated beneficiary, whichever applies. If payments continue to the beneficiary, he or she will be deemed the successor owner. If there is a joint owner, the surviving joint owner will be deemed the beneficiary, superseding any other beneficiary designation. The payments will be made on the same schedule that was in effect before the annuitant's death and will terminate at the end of the period certain. If you elected joint and survivor payments under the life contingent annuity, the payments will be made as long as one of the annuitants is living. If you elected joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

At the beneficiary's option, payments during the period certain may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be paid as a death benefit and will be equal to the greater of:

(1)the account value; and

(2)the sum of the fixed maturity amounts in each fixed maturity option, plus any amounts held in the separate account to provide for payments off maturity dates.

If a single sum is elected and there is a joint annuitant, we will begin making payments to you under the life contingent annuity at an earlier date. These payments will be made in reduced amounts to compensate for the earlier start date. If you elected joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

                        CONTRACT FEATURES AND BENEFITS

WHEN THE NQ CONTRACT OWNER WHO IS NOT THE ANNUITANT DIES AFTER THE ANNUITY PAYMENTS BEGIN

If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary, or in the case of joint owners, to the surviving owner. In either case this person becomes the new contract owner. The payments will be made on the same payment schedule that was in effect before your death. After the period certain, lifetime payments will be made under the life contingent annuity for as long as the annuitant (or joint annuitant) is living.

If a single sum is elected, we will begin making payments to you under the life contingent annuity at an earlier date. The lump sum is treated as a withdrawal. See the discussion of withdrawals earlier in this section. These payments will be made in reduced amounts to compensate for the earlier start date. When the life contingent annuity is in effect and one of the joint annuitants dies, if you elected joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

DEATH BENEFIT -- FOR ALL GMIB INCOME MANAGER(R) CONTRACTS

For purposes of determining the death benefit in connection with any GMIB Income Manager(R) contract, the annuity payments are considered to have begun at issue of the contract.

WHEN THE ANNUITANT DIES

In general, we will continue to make payments during the period certain as described earlier in this section under "Death benefit -- for all contracts other than the GMIB Income Manager(R) contracts" under "When the annuitant dies after the annuity payments begin." However, if there is a non-owner joint annuitant, we will continue to make payments to the original owner until the death of the joint annuitant.

Payments during the period certain may be discontinued and paid in a single sum. If there is a joint annuitant, we will begin making payments to you under the life contingent annuity at an earlier date. The lump sum is treated as a withdrawal. See the discussion of withdrawals earlier in this section. These payments will be made in reduced amounts to compensate for the earlier start date.

WHEN THE NQ GMIB CONTRACT OWNER WHO IS NOT THE ANNUITANT DIES

We will continue to make annuity payments during the period certain as described earlier in this section under "Death benefit -- for all contracts other than the GMIB Income Manager(R) contracts" under "When the NQ contract owner who is not the annuitant dies after the annuity payments begin."

SURRENDERING YOUR LIFE ANNUITY WITH PERIOD CERTAIN CONTRACT

You may surrender your contract for its cash value at any time during the period certain and receive lifetime payments after that under the life contingent annuity. Once your contract is surrendered, the date your payments are to start under the life contingent annuity will be moved forward to the date when you were supposed to receive the next payment under the period certain. However, your payments will be made in reduced amounts. Once your contract is surrendered, we will return it to you with a notation that the life contingent annuity is still in effect. You may not surrender the life contingent annuity.

PERIOD CERTAIN CONTRACT (NOT AVAILABLE IF YOU ARE PURCHASING A GMIB INCOME MANAGER(R) CONTRACT)

You may purchase the period certain contract if you are age 59 1/2 or older. The annuitant must be at least age 59 1/2, but not older than age 78. The contract provides you with level guaranteed payments for a period certain that you select. The minimum period certain you may select is 7 years and the maximum period certain is 15 years. If the annuitant is over age 70 when the contract is issued, the maximum period certain you may select is 85 less the annuitant's age when the contract is issued.

ADDITIONAL CONTRIBUTIONS

Additional contributions are not permitted under the contract.

HOW WE ALLOCATE YOUR CONTRIBUTIONS

Based on the amount of your single contribution and the period certain you select, we allocate your contribution among the fixed maturity options and, if necessary, to the separate account to provide for payments off maturity dates. You may not change this allocation. See "More information" later in this Prospectus for an example of payments.

PAYMENTS

Whether you choose monthly, quarterly or annual payments, your payments normally will start one payment period from the contract date unless you elect otherwise as described under "Off maturity date payments" earlier in this Prospectus. Your payments will always be made on the 15th day of the month.

--------------------------------------------------------------------------------
THE PERIOD CERTAIN MAY ALSO BE REFERRED TO AS THE "LIQUIDITY PERIOD" BECAUSE
YOU HAVE ACCESS TO YOUR MONEY THROUGH WITHDRAWALS OR SURRENDER OF YOUR CONTRACT.
--------------------------------------------------------------------------------

WITHDRAWALS

After the first contract year you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $2,000 or 25% of your current cash value if it produces a larger amount. If you request to withdraw more than 90% of your current cash value we will treat it as a request for surrender of the contract for its cash value. See "Surrendering your contract to receive its cash value" later in this Prospectus. Any amounts withdrawn from a fixed maturity option, before its maturity date, will result in a market value adjustment. See "Market value adjustment" earlier in this Prospectus. Withdrawals made during the first seven contract years may be subject to a withdrawal charge. There is no free withdrawal amount under the period certain contracts.

ALLOCATION OF WITHDRAWALS

We will subtract your withdrawals pro rata from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result, your payments will continue in reduced level amounts over the remaining term of the period certain.

DEATH BENEFIT

WHEN THE ANNUITANT DIES BEFORE PAYMENTS BEGIN

Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to

                        CONTRACT FEATURES AND BENEFITS
the beneficiary named in your contract. See "Your beneficiary" later in this Prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.

We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment and any required forms necessary to effect payment. The death benefit is the greater of:

(1)your account value; and

(2)the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit. The payments will then begin on the scheduled date.

WHEN THE ANNUITANT DIES AFTER THE ANNUITY PAYMENTS BEGIN

If the annuitant dies after the payments begin, payments will continue to be made during the period certain to either the joint owner or the designated beneficiary, whichever applies. The payments will be made on the same schedule that was in effect before the annuitant's death.

At the beneficiary's option, payments may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be equal to the greater of:

(1)the account value; and

(2)the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

WHEN THE NQ CONTRACT OWNER WHO IS NOT THE ANNUITANT DIES AFTER THE ANNUITY PAYMENTS BEGIN

If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary or in the case of joint owners to the surviving owner. In either case, this person becomes the new contract owner and receives the payments.

                        CONTRACT FEATURES AND BENEFITS

2. Other benefits and features of the contracts

--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank in U.S. dollars, and made payable to AXA Equitable. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form. For GMIB Income Manager(R) contracts, you can only purchase a contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, even if the Accumulator(R) account value is less than $10,000; no additional contributions are permitted.

For your convenience, we will accept initial and additional contributions, if applicable, by wire transmittal from certain broker-dealers who have agreements with us for this purpose. These methods of payment are discussed in detail under "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days, we will inform the financial professional submitting the application, on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
GENERALLY OUR "BUSINESS DAY" IS ANY DAY ON WHICH THE NEW YORK STOCK EXCHANGE IS OPEN FOR TRADING. A BUSINESS DAY DOES NOT INCLUDE ANY DAY WE CHOOSE NOT TO OPEN DUE TO EMERGENCY CONDITIONS. WE MAY ALSO CLOSE EARLY DUE TO EMERGENCY CONDITIONS. OUR BUSINESS DAY GENERALLY ENDS AT 4:00 P.M., EASTERN TIME FOR THE PURPOSES OF DETERMINING THE DATE WHEN CONTRIBUTIONS ARE APPLIED AND OTHER TRANSACTION REQUESTS ARE PROCESSED.
--------------------------------------------------------------------------------

SECTION 1035 EXCHANGES

You may apply the entire value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Income Manager(R) NQ contract in a tax-deferred exchange if you follow certain procedures as shown in the form that we require you to use. Section 1035 exchanges are generally not available after the death of the individual who is the measuring life on the exchanged contract (owner or annuitant). Please note that the IRS may not apply tax-free treatment to partial 1035 exchanges. Also see "Tax information" later in this Prospectus.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our Processing Office within 10 days after you receive it. In some states, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract. Your account value reflects any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Under the life annuity with a period certain your refund will also include any amount applied to the life contingent annuity. However, some states require that we refund the full amount of your contribution (not including any investment gain or loss). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. When required by applicable law to return the full amount of your contribution, we will return the greater of your contribution or your contract's cash value.

If you cancel your GMIB Income Manager(R) contracts within the free look period, we will reinstate your Accumulator(R) series contract as of the date you exercised your GMIB. Upon reinstatement, the value applied to the GMIB Income Manager(R) contract plus any charges that were deducted will be returned to your Accumulator(R) series contract in accordance with the allocations that were in effect on said date.

If you cancel your contract during the free look period, we may require that you wait six months before you may apply for a contract with us again.

For California residents, if you are age 60 or older at the time the contract is issued, you may return your contract within 30 days from the date that you receive it and receive a refund as described below.

Your refund will equal your contributions, less any payments you may have received under the Income Manager(R) payout annuity contract or, if greater, your account value, computed on the date we receive your Income Manager(R) payout annuity contract along with your request to cancel at our processing office.

The 30-day cancellation and refund policy as described above applies to Income Manager(R) payout annuity contracts only. If you have a GMIB Income Manager(R) contract please refer to its free look period and refund policy, as described above.

If you reside in the state of Florida, you may cancel your variable annuity contract and return it to us within 21 days from the date that you receive it. You will receive an unconditional refund equal to the greater of the cash surrender value provided in the annuity contract, plus any fees or charges deducted from the contributions or imposed under the contract, or a refund of all contributions paid.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time during the period certain. Your cash value is equal to your account value minus any withdrawal charge. There is no free withdrawal amount if you surrender your contract. For GMIB Income Manager(R) contracts, there are no withdrawal charges, and, therefore, no free withdrawal amount applies.

                 OTHER BENEFITS AND FEATURES OF THE CONTRACTS

For a surrender to be effective, we must receive your written request and your contract at our Processing Office. We will determine your cash value on the date we receive the required information. All benefits under your contract will terminate as of that date unless you have elected the life contingent annuity. See "Surrendering your life annuity with a period certain contract" earlier in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments within seven days of the transaction to which the request relates. We can defer payment of any portion of the account value (other than for death benefits) for up to six months while you are living. We also may defer payments for any reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

                 OTHER BENEFITS AND FEATURES OF THE CONTRACTS

3. Charges

--------------------------------------------------------------------------------

WITHDRAWAL CHARGES

A withdrawal charge applies in two circumstances: (1) if you make a withdrawal during a contract year and it exceeds any applicable free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value. For GMIB Income Manager(R) contracts, withdrawal charges do not apply.

The withdrawal charge equals a percentage of each contribution (or single contribution) withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

-------------------------------------------------------------------
                            CONTRACT YEAR
-------------------------------------------------------------------
                             1    2    3    4    5    6    7    8+
-------------------------------------------------------------------
Percentage of Contribution  7.0% 6.0% 5.0% 4.0% 3.0% 2.0% 1.0% 0.0%
-------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

We deduct the withdrawal charge from your account value in proportion to the amount withdrawn from each fixed maturity option and any amounts held in the separate account to provide for payments off maturity dates. In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay a withdrawal charge is also subject to a withdrawal charge.

The withdrawal charge does not apply to the 10% free withdrawal amount described below.

THE 10% FREE WITHDRAWAL AMOUNT APPLIES ONLY TO LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACTS (NOT INCLUDING GMIB INCOME MANAGER(R) CONTRACTS SINCE THERE ARE NO WITHDRAWAL CHARGES). IT DOES NOT APPLY TO YOUR PERIOD CERTAIN CONTRACT OR IF YOU SURRENDER YOUR CONTRACT TO RECEIVE ITS CASH VALUE.

Under life annuity with a period certain contracts, each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. This 10% free withdrawal amount is determined using your account value at the beginning of each contract year.

If you are age 65 or older at the time your contract is issued, the applicable withdrawal charge will not exceed 10% of the amount withdrawn. In addition, no charge will apply after the end of the 10th contract year or 10 years after a contribution is made, whichever is later.

AMOUNTS APPLIED FROM OTHER CONTRACTS ISSUED BY AXA EQUITABLE

LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACT. If you own certain types of contracts that we issue, you may apply the entire account value under those contracts to purchase the life annuity with a period certain contract provided the issue age and payment restrictions for the new contract are met. Depending upon the provisions of your Accumulator(R) contract, the amount used to purchase the GMIB Income Manager(R) may be reduced by the remaining withdrawal charges on any Accumulator(R) series contract being surrendered. If the Accumulator(R) contract is a rollover TSA, we will also deduct the amount of any outstanding loan balance, including any accrued unpaid interest. If you apply your account value at a time when the dollar amount of the withdrawal charge under such other contract is greater than 2% of remaining contributions (after withdrawals), we reserve the right to waive the remaining withdrawal charge. However, a new withdrawal charge schedule will apply under the new contract. For purposes of the withdrawal charge schedule, the year in which your account value is applied under the life annuity with a period certain contract will be "contract year 1." If you apply your account value when the dollar amount of the withdrawal charge is 2% or less, we reserve the right to waive the withdrawal charges under the new contract. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the life annuity with a period certain contract.

PERIOD CERTAIN CONTRACT. If you own certain types of contracts that we issue, you may apply your entire account value to purchase the period certain contract once any withdrawal charges are no longer in effect under the other contracts. No withdrawal charges will apply under the period certain contract.

To purchase any Income Manager(R) contract we require that you return your original contract to us. A new Income Manager(R) contract will be issued putting this annuity into effect.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed upon us, such as premium taxes in your state. We deduct the charge from your contributions. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%. This deduction may not apply for certain GMIB Income Manager(R) contracts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum initial contribution requirements. We also may increase the rates to maturity for the fixed maturity options and reduce purchase rates for the life contingent annuity. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those

                                    CHARGES
in which an employer allows us to sell contracts to its employees or retirees on an individual basis. IRA contracts are not available for group arrangements.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate withdrawal charges when sales are made in a manner that results in savings of sales and administrative expenses. This may include sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of the withdrawal charge where it will be unfairly discriminatory.

                                    CHARGES

4. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time while the owner and annuitant are alive and the contract is in force. The change will be effective on the date the written request for change is signed. For Income Manager(R) contracts only, where payments have not started; and you are not the annuitant; and you have not named a specific successor owner, the beneficiary will become the successor owner upon your death.

YOUR ANNUITY PAYOUT OPTIONS (NOT INCLUDING GMIB INCOME MANAGER(R) CONTRACTS)

If the annuitant dies before annuity payments begin, your beneficiary may elect to apply the death benefit to an annuity payout option. We offer several annuity payout options to choose from. Restrictions apply, depending on the type of contract you own. Please see "Contract features and benefits" under the "Death benefit" sections earlier in this Prospectus for more information.

ANNUITY PAYOUT OPTIONS

Your beneficiary can choose from among the following death benefit annuity payout options:

..   LIFE ANNUITY: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last payment before the annuitant's death. Because there is no death benefit with this payout option, it provides the highest payment of any of the life annuity options, so long as the annuitant is living.

..   LIFE ANNUITY -- PERIOD CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life, and, if the annuitant dies before the end of a selected period of time ("period certain"), payments to the beneficiary will continue for the balance of the period certain.

..   LIFE ANNUITY -- REFUND CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments continue to the beneficiary until that amount has been recovered.

..   PERIOD CERTAIN ANNUITY: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments.

The life annuity; life annuity -- period certain and the life annuity --refund certain are available on either single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, continuation of payments to the survivor.

All of the above annuity payout options are available as fixed annuities. With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for the annuitant.

When the beneficiary selects a payout option, we will issue a separate written agreement confirming the beneficiary's right to receive annuity payments. We require the return of the contract before annuity payments begin.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages) and in certain instances, the sex of the annuitant(s). Once a payout option has been chosen and payments begin, no change can be made. The amount of each annuity payment will be less with a greater frequency of payments or with a longer duration of a non-life contingent annuity or the certain period of a life contingent annuity. Your financial professional can provide you with additional information about your annuity payment options.

At the time that the beneficiary elects a payout option if the amount to be applied is less than $2,000, or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

                           PAYMENT OF DEATH BENEFIT

5. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to contracts owned by United States individual taxpayers. We discuss the tax aspects of each type of contract separately because the tax rules differ, depending on:

..   the type of contract, whether NQ, traditional IRA, or Roth IRA,

..   how you acquired your Income Manager(R) contract, whether by purchase or exercising your GMIB benefit in accordance with your Accumulator(R) series contract, and

..   whether you have deferred your annuity payout start date.

THE INCOME MANAGER(R) CONTRACT IS INTENDED TO BE A PAYOUT ANNUITY. HOWEVER, EXCEPT FOR GMIB INCOME MANAGER(R) CONTRACTS, YOU MAY BE ABLE TO DELAY BEGINNING PAYMENTS, AND CERTAIN RULES GOVERNING DEFERRED ANNUITY CONTRACTS INDICATED BELOW COULD APPLY. THE ABILITY TO DEFER PAYMENTS IS NOT AVAILABLE IN CERTAIN STATES.

Federal income tax rules include the United States laws in the Internal Revenue Code and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. In addition to legislation enacted in December 2017, Congress may also consider further proposals to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified-annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal, or as an annuity payment. Earnings in a deferred annuity contract are taxable even without a distribution if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse).

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract when figuring out the taxable amount of any distribution from any of those contracts.

Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the contract unless an exception under the federal income tax rules apply. There is an exception for immediate annuities.

--------------------------------------------------------------------------------
IMMEDIATE ANNUITIES ARE GENERALLY ANNUITIES IN WHICH PAYMENTS BEGIN WITHIN ONE YEAR FROM PURCHASE AND PROVIDE FOR A SERIES OF SUBSTANTIALLY EQUAL PAYMENTS
MADE AT LEAST ANNUALLY.
--------------------------------------------------------------------------------

Please note that a payout contract purchased through a 1035 exchange may not be treated as an immediate annuity.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

The tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

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THE SECTIONS BELOW, "PARTIAL ANNUITIZATION" AND "WITHDRAWALS MADE BEFORE
ANNUITY PAYMENTS BEGIN," APPLY TO NQ CONTRACTS WHICH ARE DEFERRED AND DOES NOT APPLY TO GMIB INCOME MANAGER(R) CONTRACTS.
--------------------------------------------------------------------------------

PARTIAL ANNUITIZATION

The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.

                                TAX INFORMATION

WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

--------------------------------------------------------------------------------
THE SECTION BELOW, "1035 EXCHANGES," APPLIES TO NQ CONTRACTS WHICH ARE DEFERRED AND DOES NOT APPLY TO GMIB INCOME MANAGER(R) CONTRACTS.
--------------------------------------------------------------------------------

1035 EXCHANGES

You may purchase a nonqualified deferred annuity contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

..   The contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

..   The owner and the annuitant are the same under the source contract and the contract is issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a "qualified long-term care contract" meeting all specified requirements under the Code or an annuity contract with a "qualified long-term care contract" feature (sometimes referred to as a "combination annuity" contract).

The tax basis of the source contract carries over to the Income Manager(R) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a "qualified long-term care contract" or "combination annuity" in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

If you are purchasing your contract through a Section 1035 exchange, you should be aware that AXA Equitable cannot guarantee that the exchange from the source contract to the contract you are applying for will be treated as a Section 1035 exchange; the insurance company issuing the source contract controls the tax information reporting of the transaction as a Section 1035 exchange. Because information reports are not provided and filed until the calendar year after the exchange transaction, the insurance company issuing the source contract shows its agreement that the transaction is a 1035 exchange by providing to us the cost basis of the exchanged source contract when it transfers the money to us on your behalf.

Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.

If you purchase an Income Manager(R) contract, intended to be a payout annuity, with intended partial 1035 exchange proceeds, you should discuss with your tax advisor the timing of your payout. The IRS has ruled that an exchange will not qualify as a partial 1035 exchange if amounts are received from either contract within 180 days of the exchange transaction.

Section 1035 exchanges are generally not available after the death of the owner. The destination contract must meet specific post-death payout requirements to prevent avoidance of the death of owner rules. See "Payment of death benefit".

SURRENDERS

If you surrender or cancel the NQ contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

If you make a withdrawal that terminates all periodic payments due, it will be taxable as a complete surrender as discussed above. If you make a withdrawal that does not terminate all periodic payments due, then the withdrawal will generally be taxable. Also, a portion of the remaining reduced payments will be eligible for tax-free recovery of investment.

DEATH BENEFIT PAYMENT MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   in the form of substantially equal periodic annuity payments for your life
    (or life expectancy), or the joint lives (or joint life expectancies) of you and a beneficiary, in accordance with IRS formulas; or

..   payments under an immediate annuity.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

Periodic annuity payments we make to you from the life annuity with a period certain while you are under age 59 1/2 should qualify for the "substantially equal payments for life" exception noted above. However, this exception may not apply if you take a withdrawal, surrender your contract or change the payment pattern in any way.

                                TAX INFORMATION

In the event that an NQ owner who has elected deferral subsequently elects partial annuitization, (non-Income Manager(R) GMIB contracts only): we will report a life-contingent partial annuitization made to an owner under age
59 1/2 as eligible for an exception to the early distribution penalty tax. We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59 1/2.

Please note that a payout contract purchased through a 1035 exchange may not be treated as an immediate annuity.

ADDITIONAL TAX ON NET INVESTMENT INCOME

Taxpayers who have modified adjusted gross income ("MAGI") over a specified amount and who also have specified net investment income in any year may have to pay an additional surtax of 3.8%. (This tax has been informally referred to as the "Net Investment Income Tax" or "NIIT"). For this purpose net investment income includes distributions from and payments under nonqualified annuity contracts. The threshold amount of MAGI varies by filing status: $200,000 for single filers; $250,000 for married taxpayers filing jointly, and $125,000 for married taxpayers filing separately. The tax applies to the lesser of a) the amount of MAGI over the applicable threshold amount or b) the net investment income. You should discuss with your tax adviser the potential effect of this tax.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

We require owners or beneficiaries of annuity contracts in Puerto Rico which are not individuals to document their status to avoid 30% FATCA withholding from U.S.-source income.

INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

..   Traditional IRAs, typically funded on a pre-tax basis; and

..   Roth IRAs, funded on an after-tax basis.

We offer the Income Manager(R) contract for purchase only in traditional IRA form. We offer the GMIB Income Manager(R) contract in traditional IRA form or Roth IRA form, depending on the status of your Accumulator(R) series contract.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publications 590-A ("Contributions to Individual Retirement Arrangements (IRAs)") and 590-B ("Distributions from Individual Retirement Arrangements (IRAs)"). These publications are usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs.

We have not submitted to the IRS a request for an opinion letter to approve the form of the Income Manager(R) traditional IRA contract for use as a traditional IRA contract. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment.

CANCELLATION

You can cancel an Income Manager(R) IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in the Prospectus. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES ("TRADITIONAL IRAS")

--------------------------------------------------------------------------------
THE SECTIONS, "CONTRIBUTIONS TO TRADITIONAL IRAS,""ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS,""ROLLOVERS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS,""ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM
ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS,""ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS,""SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS," AND "EXCESS CONTRIBUTIONS" DO NOT APPLY TO GMIB INCOME MANAGER(R) CONTRACTS.

IF YOU ARE ACQUIRING YOUR GMIB INCOME MANAGER(R) CONTRACT BY EXERCISING YOUR GMIB BENEFIT IN ACCORDANCE WITH YOUR ACCUMULATOR(R) SERIES CONTRACT, GO TO "WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS," BELOW; THE SECTIONS PERTAINING TO CONTRIBUTIONS TO TRADITIONAL IRAS IN THE PROSPECTUS ARE GENERALLY INTENDED FOR INDIVIDUALS WHO ACQUIRE THE INCOME MANAGER(R) TRADITIONAL IRA CONTRACT BY PURCHASE.
--------------------------------------------------------------------------------

                                TAX INFORMATION

CONTRIBUTIONS TO TRADITIONAL IRAS

Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

..   "regular" contributions out of earned income or compensation; or

..   tax-free "rollover" contributions; or

..   direct custodian-to-custodian transfers from other traditional IRAs
    ("direct transfers").

We require that your initial contribution to the Income Manager(R) traditional IRA contract must be either a rollover or a direct custodian-to-custodian transfer. See "Rollover and transfer contributions to traditional IRAs" below. If you defer your annuity payout starting date you may be able to make additional contributions. Any additional contributions you make may be any of rollover, direct transfer or regular contributions. Regular contributions to IRAs are subject to a number of technical rules that differ depending on the year, your age, whether you are an active participant in an employer-sponsored plan, and your compensation. If you make subsequent regular contributions to the contract, please consult your tax adviser or IRS Publication 590-A for the applicable rules.

ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

..   qualified plans;

..   governmental employer 457(b) plans;

..   403(b) plans (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

..   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances.

There are two ways to do rollovers:

..   Do it yourself:

   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

..   Direct rollover:

   You tell the plan trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

..   "required minimum distributions" after age 70 1/2 or retirement from service with the employer; or

..   substantially equal periodic payments made at least annually for your life
    (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

..   substantially equal periodic payments made for a specified period of 10 years or more; or

..   hardship withdrawals; or

..   corrective distributions which fit specified technical tax rules; or

..   loans that are treated as distributions; or

..   certain death benefit payments to a beneficiary who is not your surviving spouse; or

..   qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

Rollovers from an eligible retirement plan to a traditional IRA are not subject to the "one-per-year limit" noted later in this section.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this Prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. We call this the "one-per-year limit." It is the IRA owner's responsibility to determine if this rule is met.

                                TAX INFORMATION

Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVER AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited IRA to one or more other traditional IRAs. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

..   regular contributions of more than the maximum regular contribution amount for the applicable taxable year;

..   regular contributions to a traditional IRA made after you reach age 70 1/2;
    and

..   rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70 1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See IRS Publications 590-A and 590-B for further details.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)the rollover was from an eligible retirement plan to a traditional IRA;

(2)the excess contribution was due to incorrect information that the plan provided; and

(3)you took no tax deduction for the excess contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

..   the amount received is a withdrawal of certain excess contributions, as described in IRS Publications 590-A and 590-B; or

..   the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds, (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section for more information.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Since the Income Manager(R) annuity is intended to be a payout contract, it may not be an appropriate contract if you intend to roll over funds later. Allocation of amounts to the life contingent annuity may make it difficult for you to roll the contract over to another eligible retirement plan.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

IRA DISTRIBUTIONS DIRECTLY TRANSFERRED TO CHARITY. Specified distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 701/2 or older. We no longer permit you to direct AXA Equitable to make a distribution directly to a charitable organization you request, in accordance with an interpretation of recent non-tax regulatory changes.

REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS

Distributions must be made from traditional IRAs according to the rules contained in the Code and Treasury Regulations. Certain provisions of

                                TAX INFORMATION
the Treasury Regulations require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. This could increase the annual amount required to be distributed from these contracts. Generally, these provisions will not apply to Income Manager(R) contracts. They could apply if you defer your payment start dates, and if account-based withdrawals, as discussed below, are done before annuitization. In addition, other provisions of the Treasury Regulations may adversely affect increasing payment GMIB Income Manager(R) IRAs beginning in 2006. You should consult with your tax adviser before you elect to take increasing payments from GMIB Income Manager(R) IRAs.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based." If you are acquiring your GMIB Income Manager(R) contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, and generally for Income Manager(R) contracts where the payout starting date is not deferred, the annuity-based method applies.

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, we do not automatically make distributions from your contract before your annuity payments begin. We will calculate the amount of an account-based required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you. Also, if you are taking account-based withdrawals from all of your traditional IRAs, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

                                TAX INFORMATION

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70 1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT/CERTIFICATE IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT/CERTIFICATE IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

IMPORTANT INFORMATION ABOUT MINIMUM DISTRIBUTIONS UNDER YOUR CONTRACT

Although the life contingent annuity portion of the life annuity with a period certain does not have a cash value, it will be assigned a value for tax purposes. This value will generally be changed each year. If you are using the account-based withdrawal method because you have deferred the payment start date for example, when you determine the amount of account-based required minimum distributions from your IRA this value must be included. This must be done before annuity payments begin even though the life contingent annuity may not be providing a source of funds to satisfy the required minimum distributions.

If you surrender your contract, or withdraw any remaining account value before your annuity payments begin, it may be necessary for you to satisfy your required minimum distribution by moving forward the start date of payments under your life contingent annuity. Or to the extent available, you have to take distributions from other IRA funds you may have. Or, you may convert your IRA life contingent annuity under the IRA contract to a nonqualified life contingent annuity. This would be viewed as a distribution of the value of the life contingent annuity from your IRA, and therefore, would be a taxable event. However, since the life contingent annuity would no longer be part of the IRA, you would not have to include its value when determining future required minimum distributions.

If you have elected a joint and survivor form of the life contingent annuity, the joint annuitant must be your spouse. In the event of your death or the death of your spouse the value of such annuity will change. For this reason, it is important that someone tell us if you or your spouse dies before the life contingent annuity has started payments so that a lower valuation can be made. Otherwise, a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death. The required minimum distribution rules are applied as if your surviving spouse is the contract owner.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death;

..   because you are disabled (special federal income tax definition);

..   used to pay certain extraordinary medical expenses (special federal income tax definition);

..   used to pay medical insurance premiums for unemployed individuals (special federal income tax definition);

..   used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs);

..   used to pay certain higher education expenses (special federal income tax definition); or

..   in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

                                TAX INFORMATION

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Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

WILL PAYMENTS WE MAKE TO YOU FROM THE LIFE ANNUITY WITH A PERIOD CERTAIN WHILE YOU ARE UNDER AGE 59 1/2 QUALIFY AS SUBSTANTIALLY EQUAL PAYMENTS FOR LIFE?

Same as nonqualified annuities under "Early distribution penalty tax."

ROTH IRA GMIB INCOME MANAGER(R) CONTRACTS

Before you exercise your GMIB benefit in accordance with your Accumulator(R) series Roth IRA contract, you should discuss with your tax adviser the tax consequences of distributions from a Roth IRA which may apply to your personal situation.

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable, as discussed earlier in this prospectus. It is the IRA owner's responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on the owner's tax return.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59 1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period, which begins when you first contribute funds to any Roth IRA.


For example, if you purchased an Accumulator(R) series traditional IRA contract in 2012 and did not convert it into a Roth IRA until 2016, and if your Accumulator(R) series contract is your sole Roth IRA, you have not yet met the five-year aging period if you exercise your GMIB benefit in 2019. In that case, payments received before the five-year aging period is met are treated first as a recovery of contributions to the Roth IRA, and next as ordinary income, after all contributions are recovered.


Taxable withdrawals or distributions from Roth IRAs may be subject to an additional 10% penalty tax if you are under age 59 1/2, unless an exception applies.

Since federal income rules require Roth IRA owners to aggregate all of their Roth IRAs together to determine the tax treatment and taxable amount, if any, of distributions and payments from Roth IRAs, the issuer of any Roth IRA contract generally reports on IRS Form 1099-R only the amount of distributions and payments it makes for the year as "taxable amount not determined." It is your responsibility to calculate on your tax return the tax-free, contribution recovery, or taxable income amounts as applicable.

As discussed earlier in this prospectus, traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70 1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

As in the case of a traditional IRA, borrowing and loans are prohibited transactions for a Roth IRA.

TAX WITHHOLDING AND INFORMATION REPORTING

STATUS FOR INCOME TAX PURPOSES; FATCA. In order for us to comply with income tax withholding and information reporting rules which may apply to annuity contracts and tax-qualified plans, we request documentation of "status" for tax purposes. "Status" for tax purposes generally means whether a person is a "U.S. person" or a foreign person with respect to the United States; whether a person is an individual or an entity, and if an entity, the type of entity. Status for tax purposes is best documented on the appropriate IRS Form or substitute certification form (IRS Form W-9 for a U.S. person or the appropriate type of IRS Form W-8 for a foreign person). If we do not have appropriate certification or documentation of a person's status for tax purposes on file, it could affect the rate at which we are required to withhold income tax, and penalties could apply. Information reporting rules could apply not only to specified transactions, but also to contract ownership. For example, under the Foreign Account Tax Compliance Act ("FATCA"), which applies to certain U.S.-source payments, and similar or related withholding and information reporting rules, we may be required to report contract values and other information for certain contractholders. For this reason, we and our affiliates intend to require appropriate status documentation at purchase, change of ownership, and affected payment transactions, including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of recipient.

TAX WITHHOLDING. We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding required depends on the type of distribution and, in certain cases, the amount of a distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

Note that we are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You may elect out of withholding as described below.

You must file your request not to withhold in writing before the payment or distribution is made. Our Processing Office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States. We might have to withhold and/or report on amounts we pay under a free look or cancellation.

Special withholding rules apply to United States citizens residing outside of the United States, foreign recipients, and certain U. S. entity recipients which are treated as foreign because they fail to document their U.S. status before payment is made. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to United States persons living abroad and non-United States persons (including U.S. entities treated as foreign) prior to processing any requested transaction.

                                TAX INFORMATION

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at their toll-free number.

If you are receiving periodic and/or non-periodic payments, you will be notified of the withholding requirements and of your right to make withholding elections.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

Federal tax rules require payors to withhold differently on "periodic" and "non-periodic" payments. Payors are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or maritial status, the payor is to withhold assuming that the owner is married and claiming three withholding exemptions.

A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payors generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs where it is reasonable to assume an amount is includable in gross income.

                                TAX INFORMATION

6. More information

--------------------------------------------------------------------------------

ABOUT OUR FIXED MATURITY OPTIONS

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT. We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1)We determine the market adjusted amount on the date of the withdrawal as follows:

   (a)We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b)We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c)We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

   (d)We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)We determine the fixed maturity amount as of the current date.

(3)We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
YOUR MARKET ADJUSTED AMOUNT IS THE PRESENT VALUE OF THE MATURITY VALUE DISCOUNTED AT THE RATE TO MATURITY IN EFFECT FOR NEW CONTRIBUTIONS TO THAT SAME FIXED MATURITY OPTION ON THE DATE OF THE CALCULATION.
--------------------------------------------------------------------------------

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

ABOUT THE SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS

INVESTMENTS. Under New York Insurance law, the portion of the separate account assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law which applies, transfer all assets allocated to the separate account to our general account. Also, we may, at our sole discretion, invest separate account assets in any investment permitted by applicable law. We guarantee all benefits relating to your account value in the fixed maturity options regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT OUR GENERAL ACCOUNT

Our general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the New York State Department of Financial Services and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by

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AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account and the life contingent annuity. The disclosure, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS

We accept initial contributions sent by wire to our Processing Office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Other benefits and features of the contracts" earlier in this prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract.

After your contract has been issued, additional contributions under the life annuity with a period certain contract may be transmitted by wire.

ABOUT PAYMENTS UNDER PERIOD CERTAIN CONTRACTS


The following example illustrates a ten-year level stream of annual payments, each in the amount of $10,000, purchased on February 15, 2019 with the first payment on February 15, 2020. To achieve this result, a single contribution of $85,164.44 is required, and is allocated among the fixed maturity options as indicated below.



---------------------------------------------------------
                           PRICE PER $100
FEBRUARY 15TH OF            OF MATURITY    ALLOCATION OF
 CALENDAR YEAR    PAYMENT      VALUE       CONTRIBUTION
---------------------------------------------------------
     2020         $10,000     $97.09       $ 9,708.74
---------------------------------------------------------
     2021         $10,000     $94.25       $ 9,425.20
---------------------------------------------------------
     2022         $10,000     $91.51       $ 9,150.68
---------------------------------------------------------
     2023         $10,000     $88.84       $ 8,884.15
---------------------------------------------------------
     2024         $10,000     $86.25       $ 8,625.39
---------------------------------------------------------
     2025         $10,000     $83.73       $ 8,373.49
---------------------------------------------------------
     2026         $10,000     $81.02       $ 8,102.01
---------------------------------------------------------
     2027         $10,000     $78.62       $ 7,862.21
---------------------------------------------------------
     2028         $10,000     $76.30       $ 7,629.51
---------------------------------------------------------
     2029         $10,000     $74.03       $ 7,403.09
---------------------------------------------------------
                              Total        $ 85,164.44
---------------------------------------------------------




DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

BUSINESS DAY


Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the SEC. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.


..   If your contribution or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

   -- on a non-business day;

   -- after 4:00 p.m. Eastern Time on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

CONTRIBUTIONS

..   Contributions allocated to the fixed maturity options will receive the rate to maturity in effect for that fixed maturity option on that business day.

..   Contributions allocated to the separate account to provide for payments off maturity dates will receive the interest rate in effect on that business day or the same rate as the rate to maturity that applied to the expired fixed maturity option.

..   Contributions allocated to the life contingent annuity will be invested at the purchase rates in effect on that business day. If you are purchasing the Income Manager(R) (life with a period certain) option in connection with your guaranteed minimum income benefit under certain contracts, you should note that the purchase rates used are more conservative (and therefore your payments may be smaller) than those we use for other Income Manager(R) contracts.

CYBERSECURITY

We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized use or abuse of confidential customer information. Such systems failures and cyber-attacks affecting us, any third party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your account value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account unit values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cybersecurity risks may also impact the issuers of securities in

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




which the underlying funds invest, which may cause the funds underlying your contract to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyber-attacks or information security breaches in the future, we take reasonable steps to mitigate these risks and secure our systems from such failures and attacks.



STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon our obligations under the contracts, or the distribution of the contracts.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

The contracts may not be assigned except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Equitable Holdings, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.


Under a distribution agreement between AXA Distributors, LLC, AXA Equitable, and certain of AXA Equitable's separate accounts, including the separate account that contains the fixed maturity options, AXA Equitable paid AXA Distributors, LLC distribution fees of $466,293,494 in 2018, $480,771,028 in 2017 and $507,645,857 in 2016, as the distributor of certain contracts, including these contracts, and as the principal underwriter of several AXA Equitable separate accounts, including the separate account that contains the fixed maturity options. Of these amounts for each of these three years, AXA Distributors, LLC retained $0, $0 and $7,262,669, respectively.

Pursuant to a Distribution and Servicing Agreement between AXA Advisors, AXA Equitable and certain of AXA Equitable's separate accounts, including the separate account that contains the fixed maturity options, AXA Equitable paid AXA Advisors a fee of $0, $0 and $0 for each of the years 2018, 2017 and 2016. AXA Equitable paid AXA Advisors as the distributor for certain contracts, including these contracts $525,064,725 in 2018, $521,468,953 in 2017 and
$542,160,541 in 2016. Of these amounts, AXA Advisors retained $242,921,348, $267,653,575 and $281,641,950, respectively.


The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with AXA Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation based on a percentage of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales

                               MORE INFORMATION
of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described immediately below.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals and/or managerial personnel include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA and other federal and state regulatory authorities, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you and, for certain accounts depending on applicable rules, that are in your best interest, based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributors' Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributors' Selling broker-dealers. Contribution-based compensation will generally not exceed 5.00% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation based on a percentage of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements").

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names

                               MORE INFORMATION
of Selling broker-dealers that we are aware (as of December 31, 2018) received additional payments. These additional payments ranged from $536.67 to $6,370,912.47. AXA Equitable and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corp.
Allstate Financial Services, LLC
American Portfolios Financial Services
Ameriprise Financial Services
BBVA Securities, Inc.
Cambridge Investment Research
Capital Investment Group
Centaurus Financial, Inc.
CETERA Financial Group
Citigroup Global Markets, Inc.
Citizens Investment Services
Commonwealth Financial Network
Community America Financial Solution
CUNA Brokerage Services
CUSO Financial Services, L.P.
DPL Financial Partners
Equity Services Inc.
Farmer's Financial Solution
Geneos Wealth Management
Gradient Securities, LLC
H. Beck, Inc.
H.D. Vest Investment Securities, Inc.
Huntleigh Securities Corp.
Independent Financial Group, LLC
Infinex Investments Inc.
Investment Professionals, Inc.
Janney Montgomery Scott LLC
Kestra Investment Services, LLC
Key Investment Services LLC
Ladenburg Thalmann Advisor Network, LLC
Lincoln Financial Advisors Corp.
Lincoln Financial Securities Corp.
Lincoln Investment Planning
Lion Street Financial
LPL Network
Lucia Securities, LLC
MML Investors Services, LLC
Morgan Stanley Smith Barney
Mutual of Omaha Investment Services, Inc.
Park Avenue Securities, LLC
PlanMember Securities Corp.
PNC Investments
Primerica Financial Services, Inc.
Prospera Financial Services
Questar Capital Corporation
Raymond James
RBC Capital Markets Corporation
Robert W Baird & Company
Santander Securities Corp.
SIGMA Financial Corporation
Signator Investors, Inc.
The Advisor Group (AIG)
U.S. Bank Center
UBS Financial Services, Inc.
Valmark Securities, Inc.
Voya Financial Advisors, Inc.
Wells Fargo

                               MORE INFORMATION

7. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2018 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa.com.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Appendix: Market value adjustment example

--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 17, 2015 to a fixed maturity option with a maturity date of February 15, 2023 (eight years later) at a hypothetical rate to maturity of 4.00%(h), resulting in a maturity value of $136,857 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2019/(a)/.

-------------------------------------------------------------------------------------------------------------------------
                                                                             HYPOTHETICAL ASSUMED RATE TO MATURITY/(J)/
                                                                             FEBRUARY 15, 2019
                                                                             --------------------------------------------
                                                                              2.00%                 6.00%
-------------------------------------------------------------------------------------------------------------------------
AS OF FEBRUARY 15, 2019 BEFORE WITHDRAWAL
(1) Market adjusted amount/(b)/                                              $126,428             $108,386
-------------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount/(c)/                                               $116,973             $116,973
-------------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                       $  9,454             $ (8,587)
-------------------------------------------------------------------------------------------------------------------------
ON FEBRUARY 15, 2019 AFTER $50,000 WITHDRAWAL
(4) Portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                        $  3,739             $ (3,961)
-------------------------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)  $ 46,261             $ 53,961
-------------------------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                    $ 76,428             $ 58,386
-------------------------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                         $ 70,712             $ 63,012
-------------------------------------------------------------------------------------------------------------------------
(8) Maturity value/(d)/                                                      $ 82,732             $ 73,723
-------------------------------------------------------------------------------------------------------------------------

You should note that in this example, if a withdrawal is made when rates have increased from 4.00% to 6.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 4.00% to 2.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)Number of days from the withdrawal date to the maturity date = D = 1,461

(b)Market adjusted amount is based on the following calculation:

Maturity value  =        $136,857       where j is either 2% or 6%
----------------    --------------------
(1+j)/(D/365)/      (1+j)/(1,461/365)/

(c)Fixed maturity amount is based on the following calculation:

Maturity value  =         $136,857
----------------    -----------------------
(1+h)/(D/365)/      (1+0.04)/(1,461/365)/

(d)Maturity value is based on the following calculation:

   Fixed maturity amount x (1+h)/(D/365) /= ($70,712 or $63,012) x
   (1+0.04)/(1,461/365)/

                   APPENDIX: MARKET VALUE ADJUSTMENT EXAMPLE

                                               FILED PURSUANT TO RULE 424(B)(3)
                                                    REGISTRATION NO. 333-216770


Fixed Maturity Options Available Under Certain Accumulator(R) Contracts

PROSPECTUS DATED MAY 1, 2019

PLEASE READ AND KEEP THIS PROSPECTUS FOR FUTURE REFERENCE. IT CONTAINS IMPORTANT INFORMATION THAT YOU SHOULD KNOW BEFORE TAKING ANY ACTION UNDER YOUR CONTRACT. THIS PROSPECTUS SUPERSEDES ALL OTHER PROSPECTUSES.

--------------------------------------------------------------------------------

WHAT IS ACCUMULATOR(R)?

Accumulator(R) is a deferred annuity contract issued by AXA EQUITABLE LIFE INSURANCE COMPANY. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options, or the account for special dollar cost averaging ("investment options").

This Prospectus describes the fixed maturity options under certain Accumulator contracts that are no longer sold.

WHAT ARE THE FIXED MATURITY OPTIONS?

The fixed maturity options are some of the investment options available under certain Accumulator contracts. Please refer to your contract for details regarding whether you are eligible for the fixed maturity options. As explained in more detail in this Prospectus, each fixed maturity option has a maturity date ranging from one to 10 years, and we pay interest at a stated rate if the option is held to maturity. Under certain circumstances, such as withdrawals, selection of annuity payout option or payment of a death benefit, we may make a market value adjustment, which will increase or decrease any fixed maturity amount you will have in that fixed maturity option.

This Prospectus describes the fixed maturity options available under the following Accumulator(R) contracts, which are no longer sold:

..   Accumulator(R) Advisor/SM/

..   Accumulator(R)

..   Accumulator(R) (IRA, NQ, QP)

..   Accumulator(R) Plus/SM/

..   Accumulator(R) Elite/SM/

..   Accumulator(R) Select/SM/

..   Equitable Accumulator(R) Elite/SM/ II

..   Equitable Accumulator(R) Express/SM/

..   Equitable Accumulator(R) Select/SM/ II

..   Income Manager(R) Accumulator(R)

..   Income Manager(R) Rollover IRA

Not all features are available under each Accumulator(R) contract. Please refer to your contract and contract prospectus.

This Prospectus does not describe the contract itself or the investment options other than the fixed maturity options. Because the contract is no longer sold, the Prospectus for the contract is no longer updated. For information about the contract, you should consult the contract itself and the most recent prospectus for the contract, which you may request by writing to our processing office at 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094 or by calling 1-800-789-7771. For additional information regarding the variable investment options, you should consult the most recent prospectuses for the portfolios underlying the variable investment options. You may request prospectuses for the portfolios underlying the variable investment options, which do not accompany this Prospectus, by writing to or calling our processing office at the address and number above.

THE SECURITIES AND EXCHANGE COMMISSION ("SEC") HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                                        #646157

Contents of this Prospectus

--------------------------------------------------------------------------------

         Who is AXA Equitable?                                      4
         How to reach us                                            5

         --------------------------------------------------------------
         1. CONTRACT FEATURES AND BENEFITS                          7
         --------------------------------------------------------------
         Overview                                                   7
         Contributions generally and limitations on contributions   7
         What are your investment options under the contract?       7

         --------------------------------------------------------------
         2. DESCRIPTION OF THE FIXED MATURITY OPTIONS               8
         --------------------------------------------------------------
         Fixed maturity options                                     8
         Rates to maturity and price per $100 of maturity value     9
         How we determine the market value adjustment               9
         Investments under the fixed maturity options               9
         Allocating your contributions                             10

         --------------------------------------------------------------
         3. DETERMINING YOUR CONTRACT'S VALUE                      11
         --------------------------------------------------------------
         Your account value and cash value                         11
         Your contract's value in the fixed maturity options       11
         Insufficient account value                                11

         --------------------------------------------------------------
         4. TRANSFERRING YOUR MONEY AMONG INVESTMENT
           OPTIONS                                                 12
         --------------------------------------------------------------
         Transferring your account value                           12
         Disruptive transfer activity                              12

         --------------------------------------------------------------
         5. ACCESSING YOUR MONEY                                   14
         --------------------------------------------------------------
         Withdrawing your account value                            14
         Fixed Annuity Payout Options                              14

         --------------------------------------------------------------
         6. CHARGES AND EXPENSES                                   15
         --------------------------------------------------------------

         --------------------------------------------------------------
         7. TAX INFORMATION                                        16
         --------------------------------------------------------------
         Overview                                                  16
         Partial annuitization                                     16
         Individual retirement arrangements (IRAs)                 16
         Additional information relating to 1035 exchanges         16
         Tax-sheltered annuity contracts (TSAs)                    17

-------------

"We," "our," and the "Company" "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts.

                          CONTENTS OF THIS PROSPECTUS

            --------------------------------------------------------
            8. MORE INFORMATION                                 21
            --------------------------------------------------------
            Dates and prices at which contract events occur     21
            Distribution of the contracts                       21
            Guaranteed benefit offers                           23
            Cybersecurity                                       23

            --------------------------------------------------------
            9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE  25
            --------------------------------------------------------

            --------------------------------------------------------
            APPENDIX
            --------------------------------------------------------

            I   --  Market value adjustment example            I-1
            -------------------------------------------------------

                          CONTENTS OF THIS PROSPECTUS

Who is AXA Equitable?

--------------------------------------------------------------------------------


We are AXA Equitable Life Insurance Company ("AXA Equitable") a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable Life Insurance Company is an indirect wholly owned subsidiary of AXA Equitable Holdings, Inc. No company other than AXA Equitable has any legal responsibility to pay amounts that AXA Equitable owes under the contracts. AXA Equitable is solely responsible for paying all amounts owed to you under your contract.

AXA Equitable Holdings, Inc. and its consolidated subsidiaries managed approximately $618.6 billion in assets as of December 31, 2018. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

                             WHO IS AXA EQUITABLE?

HOW TO REACH US


Please communicate with us at the mailing addresses listed below for the purposes described. You can also use our Online Account Access system to access information about your account and to complete certain requests through the Internet. Certain methods of contacting us, such as by telephone or electronically, may be unavailable, delayed or discontinued. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:


 FOR CORRESPONDENCE WITH CHECKS:

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1577
  Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

 FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.

 REPORTS WE PROVIDE:

..   written confirmation of financial transactions;

..   statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a financial transaction; and

..   annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit.

 ONLINE ACCOUNT ACCESS SYSTEM:

Online Account Access is designed to provide this information through the Internet. You can obtain information on:

..   your current account value;

..   your current allocation percentages;

..   the number of units you have in the variable investment options;

..   the daily unit values for the variable investment options; and

..   performance information regarding the variable investment options.

You can also:

..   change your allocation percentages and/or transfer among the investment options;

..   elect to receive certain contract statements electronically;

..   enroll in, modify or cancel a rebalancing program;

..   change your address;

..   change your password; and

..   access Frequently Asked Questions and Service Forms.

Online Account Access is normally available seven days a week, 24 hours a day. You may access Online Account Access by visiting our website at www.axa.com. Of course, for reasons beyond our control, this service may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by Internet are genuine. For example, we will require certain personal identification information before we will act on Internet instructions and we will provide written confirmation of any transfers. If we do not employ reasonable procedures to confirm the genuineness of Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to this service if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

 CUSTOMER SERVICE REPRESENTATIVE:

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on the following business days:

..   Monday through Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

                             WHO IS AXA EQUITABLE?

..   Friday from 8:30 a.m. until 5:30 p.m., Eastern time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)authorization for telephone transfers by your financial professional (available for all contracts distributed through AXA Distributors and for all contracts sold after January 1, 2004 through AXA Advisors);

(2)conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;

(3)election of the automatic investment program;

(4)requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)spousal consent for loans under Rollover TSA contracts;

(6)requests for withdrawals or surrenders from Rollover TSA contracts (employer or plan approval required)

(7)requests for withdrawals or surrenders from contracts with the Guaranteed withdrawal benefit for life ("GWBL");

(8)tax withholding elections (see withdrawal request form);

(9)election of the Beneficiary continuation option;

(10)IRA contribution recharacterizations;

(11)Section 1035 exchanges;

(12)direct transfers and rollovers;

(13)exercise of the Guaranteed minimum income benefit;

(14)death claims;

(15)change in ownership (NQ only);

(16)purchase by, or change of ownership to, a nonnatural owner;

(17)enrollment in our "automatic required minimum distribution (RMD) service;"

(18)requests to opt out of or back into the annual ratchet of the Guaranteed withdrawal benefit for life ("GWBL") benefit base;

(19)requests for enrollment in either our Maximum payment plan or Customized payment plan under the Guaranteed withdrawal benefit for life ("GWBL");

(20)transfers into and among the investment options; and

(21)withdrawal requests.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)beneficiary changes;

(2)contract surrender;

(3)general dollar cost averaging (including the fixed dollar and interest sweep options);

(4)special dollar cost averaging; and

(5)12 month dollar cost averaging.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)automatic investment program;

(2)general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)special dollar cost averaging;

(4)12 month dollar cost averaging;

(5)substantially equal withdrawals;

(6)systematic withdrawals; and

(7)the date annuity payments are to begin.

                              -------------------


You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take. Some requests may be completed online; you can use our Online Account Access system to contact us and to complete such requests through the Internet. In the future, we may require that certain requests be completed online.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.


EDELIVERY:

You can register to receive statements and other documents electronically. You can do so by visiting our website at www.axa.com.

                             WHO IS AXA EQUITABLE?

1. Contract features and benefits

--------------------------------------------------------------------------------

OVERVIEW

This Prospectus describes the fixed maturity options available under the following Accumulator contracts, which are no longer sold:

..   Accumulator(R) Advisor/SM/

..   Accumulator(R)

..   Accumulator(R) (IRA, NQ, QP)

..   Accumulator(R) Plus/SM/

..   Accumulator(R) Elite/SM/

..   Accumulator(R) Select/SM/

..   Equitable Accumulator(R) Elite/SM/ II

..   Equitable Accumulator(R) Express/SM/

..   Equitable Accumulator(R) Select/SM/ II

..   Income Manager(R) Accumulator(R)

..   Income Manager(R) Rollover IRA

This Prospectus does not describe the contract itself or the investment options other than the fixed maturity options.

Because the contract is no longer sold, the prospectus for the contract is no longer updated. For information about the contract, you should consult the contract itself and the most recent prospectus for the contract, which you may request by writing to our processing office at 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094 or by calling 1-800-789-7771. In this Prospectus, we refer to the most recent prospectus for your contract, which may include supplements, as your "contract prospectus."

For additional information regarding the variable investment options, you should consult the most recent prospectuses for the portfolios underlying the variable investment options. You may request that information by writing to or calling our processing office at the address and number above.

CONTRIBUTIONS GENERALLY AND LIMITATIONS ON CONTRIBUTIONS

Except as described below, we no longer accept contributions to the contracts, including contributions made through our automatic investment program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract or on your guaranteed benefits.

We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts, except TSA contracts, issued in the state of Florida and Maryland. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts. Additional contributions may not be permitted in your state. Please see your contract or contract prospectus to see if additional contributions are permitted in your state.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions to the fixed maturity options.

--------------------------------------------------------------------------------
WE HAVE EXERCISED OUR RIGHT TO DISCONTINUE ACCEPTANCE OF CONTRIBUTIONS TO THE CONTRACTS AS DESCRIBED ABOVE. WE RESERVE THE RIGHT TO FURTHER CHANGE OUR
CURRENT LIMITATIONS ON YOUR CONTRIBUTIONS AND TO DISCONTINUE ACCEPTANCE OF CONTRIBUTIONS TO THE CONTRACTS.
--------------------------------------------------------------------------------

If permitted in your state, and subject to limitations noted below, and as described in your contract and contract prospectus, you may currently make additional contributions.

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. At any time upon advance notice to you, we can reduce or increase these contribution limitations. These and other contribution limitations may not be applicable in your state.

--------------------------------------------------------------------------------
THE "OWNER" IS THE PERSON WHO IS THE NAMED OWNER IN THE CONTRACT. THE "ANNUITANT" IS THE PERSON WHO IS THE MEASURING LIFE FOR DETERMINING THE CONTRACT'S MATURITY DATE. THE ANNUITANT IS NOT NECESSARILY THE CONTRACT OWNER. WHERE THE OWNER OF A CONTRACT IS NON-NATURAL, THE ANNUITANT IS THE MEASURING LIFE FOR DETERMINING CONTRACT BENEFITS.
--------------------------------------------------------------------------------

Please see your contract and contract prospectus for more information regarding contributions generally, including minimum contribution requirements, permissible sources of contributions, and limitations on contributions.

Please see your contract and contract prospectus for information regarding the procedure for making contributions under your contract.

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

See your contract and contract prospectus for information regarding your investment options.

                        CONTRACT FEATURES AND BENEFITS

2. Description of the fixed maturity options

--------------------------------------------------------------------------------

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if, on the date the contribution, rollover from a maturing FMO, or transfer is to be applied, the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. Interest is earned at a guaranteed rate we set for each fixed maturity option, based on our discretion and according to our procedures ("rate to maturity"). The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount."

--------------------------------------------------------------------------------
FIXED MATURITY OPTIONS GENERALLY RANGE FROM ONE TO TEN YEARS TO MATURITY.
--------------------------------------------------------------------------------

Under the Special 10 year fixed maturity option, additional contributions will have the same maturity date as your initial contribution. The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. A 60-day rate lock-in applied from the date that the application was signed. Any contributions received and designated for a fixed maturity option during this period receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after the 60 days, transfers from any of the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a)transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b)withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2019, the next available maturity date was February 15, 2029. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for withdrawal charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a)the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b)the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

                   DESCRIPTION OF THE FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

Fixed maturity option rates are determined daily. The rates in the tables below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.


The daily rates to maturity for new allocations as of February 15, 2019 and the related price per $100 of maturity value were as shown below:



-------------------------------------------------------
 FIXED MATURITY
  OPTIONS WITH
 FEBRUARY 15TH
MATURITY DATE OF RATE TO MATURITY AS  PRICE PER $100 OF
 MATURITY YEAR   OF FEBRUARY 15, 2019  MATURITY VALUE
-------------------------------------------------------
      2020            3.00%/(1)/      $97.09
-------------------------------------------------------
      2021            3.00%/(1)/      $94.25
-------------------------------------------------------
      2022            3.00%/(1)/      $91.51
-------------------------------------------------------
      2023            3.00%/(1)/      $88.84
-------------------------------------------------------
      2024            3.00%/(1)/      $86.25
-------------------------------------------------------
      2025            3.00%/(1)/      $83.73
-------------------------------------------------------
      2026            3.00%/(1)/      $81.30
-------------------------------------------------------
      2027            3.00%/(1)/      $78.93
-------------------------------------------------------
      2028            3.00%/(1)/      $76.63
-------------------------------------------------------
      2029              3.10%         $73.67
-------------------------------------------------------


(1)Since these rates to maturity are 3%, no amounts could have been allocated to these options

The rates to maturity for new allocations as of February 15, 2019 and the related price per $100 of maturity value were as shown below:



---------------------------------------------------------
 FIXED MATURITY
  OPTIONS WITH
 FEBRUARY 15TH
 MATURITY DATE OF  RATE TO MATURITY AS  PRICE PER $100 OF
 MATURITY YEAR     OF FEBRUARY 15, 2019  MATURITY VALUE
---------------------------------------------------------
      2020              3.00%/(1)/      $97.09
---------------------------------------------------------
      2021              3.00%/(1)/      $94.25
---------------------------------------------------------
      2022              3.00%/(1)/      $91.51
---------------------------------------------------------
      2023              3.00%/(1)/      $88.84
---------------------------------------------------------
      2024              3.00%/(1)/      $86.25
---------------------------------------------------------
      2025              3.00%/(1)/      $83.73
---------------------------------------------------------
      2026                3.05%         $81.02
---------------------------------------------------------
      2027                3.05%         $78.62
---------------------------------------------------------
      2028                3.05%         $76.30
---------------------------------------------------------
      2029                3.05%         $74.03
---------------------------------------------------------


(1)Since these rates to maturity are 3%, no amounts could have been allocated to these options.

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1)We determine the market adjusted amount on the date of the withdrawal as follows:

   (a)We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b)We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c)We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.

   (d)We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)We determine the fixed maturity amount as of the current date.

(3)We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix I at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "non-unitized" separate account we have established under the New York

                   DESCRIPTION OF THE FIXED MATURITY OPTIONS

Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ALLOCATING YOUR CONTRIBUTIONS

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.

If the annuitant is age 76-80, you may allocate contributions to any available fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to any available fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.

Please refer to your contract and contract prospectus for more details regarding allocating your contributions.

                   DESCRIPTION OF THE FIXED MATURITY OPTIONS

3. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging; and (v) the loan reserve account (applies for Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges; (ii) any applicable withdrawal charges; and
(iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only).

Please refer to your contract and contract prospectus for more details regarding determining the values that you have in the variable investment options, guaranteed interest option, account for special dollar cost averaging, and the loan reserve account.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

INSUFFICIENT ACCOUNT VALUE

If your account value in the variable investment options and the fixed maturity options is insufficient to pay the annual administrative charge, or any applicable charges for the guaranteed benefits, and you have no account value in the guaranteed interest option, your contract will terminate without value, and you will lose any applicable guaranteed benefits. See "Charges and expenses" later in this Prospectus. However, in certain circumstances, even if your account value falls to zero, your applicable guaranteed benefits, if any, will still have value. For more information, consult your contract and most recent prospectus for your contract.

                       DETERMINING YOUR CONTRACT'S VALUE

4. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin under your contract and contract prospectus, you can transfer some or all of your account value among the investment options, subject to the following:

..   You may not transfer any amount to the account for special dollar cost averaging.

..   You may not transfer to a fixed maturity option that has a rate to maturity of 3%.

..   If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

..   If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your Guaranteed Principal Benefit ("GPB").

..   No transfers are permitted into the Special 10 year fixed maturity option.

..   Under certain contracts, a transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.

In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

Under certain contracts, the maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and the interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

   (a)25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

   (b)the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or

   (c)25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% out-bound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing (using our specific form) through Online Account Access. You must send in all written transfer requests on the specific form we provide directly to our processing office. We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Description of the fixed maturity options" for more information about your role in managing your allocations.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

As of the date of this Prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an "unaffiliated trust"). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.

When a contract owner is identified in connection with potentially disruptive transfer activity under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

               TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

5. Accessing your money

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WITHDRAWING YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If the fixed maturity option amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option).

For contracts without a no lapse guarantee:

     . If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value.

     . In addition, we have the right to pay the cash value and terminate this contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500.

Please refer to your contract and contract prospectus for more information regarding withdrawing value from your contract.

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ALL REQUESTS FOR WITHDRAWALS MUST BE MADE ON A SPECIFIC FORM THAT WE PROVIDE.
PLEASE SEE "HOW TO REACH US" UNDER "WHO IS AXA EQUITABLE?" EARLIER IN THIS PROSPECTUS FOR MORE INFORMATION.
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FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

Please refer to your contract and contract prospectus for more information regarding payout options.

                             ACCESSING YOUR MONEY

6. Charges and expenses

--------------------------------------------------------------------------------

Withdrawal charges may apply to any withdrawal from your contract, including a withdrawal from a fixed maturity option.

For more information regarding withdrawal charges and other charges applicable to your contract, please refer to your contract and contract prospectus.

                             CHARGES AND EXPENSES

7. Tax information

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OVERVIEW

The following information updates pertinent aspects of the "Tax information"
section in your contract prospectus. In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. In addition to legislation enacted in December 2017, Congress may also consider further proposals to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted based on these options.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. We also do not discuss the Employee Retirement Income Security Act of 1974 ("ERISA"). Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before making additional contributions.

PARTIAL ANNUITIZATION

A non-qualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity pay-out, payments must be at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.

ADDITIONAL TAX ON NET INVESTMENT INCOME

Taxpayers who have modified adjusted gross income ("MAGI") over a specified amount and who also have specified net investment income in any year may have to pay an additional surtax of 3.8%. (This tax has been informally referred to as the "Net Investment Income Tax" or "NIIT"). For this purpose net investment income includes distributions from and payments under nonqualified annuity contracts. The threshold amount of MAGI varies by filing status: $200,000 for single filers; $250,000 for married taxpayers filing jointly, and $125,000 for married taxpayers filing separately. The tax applies to the lesser of a) the amount of MAGI over the applicable threshold amount or b) the net investment income. You should discuss with your tax adviser the potential effect of this tax.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

For further information about individual retirement arrangements, you can read Internal Revenue Service Publications 590-A ("Contributions to Individual Retirement Arrangements (IRAs)") and 590-B ("Distributions from Individual Retirement Arrangements (IRAs)"). These publications are usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

IRA DISTRIBUTIONS DIRECTLY TRANSFERRED TO CHARITY. Specified distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 701/2 or older. We no longer permit you to direct AXA Equitable to make a distribution directly to a charitable organization you request, in accordance with an interpretation of recent non-tax regulatory changes.

ADDITIONAL INFORMATION RELATING TO 1035 EXCHANGES

In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a "qualified long-term care contract" meeting all specified requirements under the Code or an annuity contract with a "qualified long-term care contract" feature (sometimes referred to as a "combination annuity" contract).

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a "qualified long-term care contract" or "combination annuity" in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

If you are purchasing your contract through a Section 1035 exchange, you should be aware that AXA Equitable cannot guarantee that the exchange from the source contract to the contract you are applying for will be treated as a Section 1035 exchange; the insurance company issuing the source contract controls the tax information reporting of the

                                TAX INFORMATION
transaction as a Section 1035 exchange. Because information reports are not provided and filed until the calendar year after the exchange transaction, the insurance company issuing the source contract shows its agreement that the transaction is a 1035 exchange by providing to us the cost basis of the exchanged source contract when it transfers the money to us on your behalf.

Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.

Section 1035 exchanges are generally not available after the death of the owner. The destination contract must meet specific post-death payout requirements to prevent avoidance of the death of owner rules. See "Payment of death benefit".

CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free. Even if you are under age 59 1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" in your contract prospectus, assuming death before the Required Beginning Date.

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

GENERAL; FINAL REGULATIONS UNDER SECTION 403(B)

This section reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity" contracts ("TSAs"). The discussion in this section generally assumes that a TSA has 403(b) contract status or qualifies as a 403(b) contract. In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years. Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual took certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.

EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations required employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

LIMITATIONS ON INDIVIDUAL-INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 ("Rev. Rul. 90-24"), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual, and with the characterization of funds in the contract remaining the same as under the prior contract. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 are permitted only with plan or employer approval as described below.

CONTRIBUTIONS TO THE ACCUMULATOR(R) SERIES TSA CONTRACTS

We no longer accept contributions to TSA contracts. Contributions to an Accumulator(R) Series TSA contract had been extremely limited. AXA Equitable had permitted Contributions to be made to an Accumulator(R) Series TSA contract only where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer's 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must have agreed to share information with respect to the Accumulator(R) Series TSA contract and other funding vehicles under the plan.

                                TAX INFORMATION

AXA Equitable did not accept employer-remitted contributions. AXA Equitable did not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) Series TSA contracts. We had accepted contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction. Previously, contributions must have been made in the form of a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a direct rollover from another eligible retirement plan.

DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) TSA contract as not eligible for withdrawal until:

..   the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

..   the owner dies; or

..   the plan under which the Accumulator(R) TSA contract is purchased was terminated.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding described under "Federal and state income tax withholding and information reporting" in the "Tax Information" section of the Prospectus. In addition, TSA contract distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to an Accumulator(R) TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from TSA contracts as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

..   The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

   (1)The greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

   (2)$50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

                                TAX INFORMATION

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..   In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

..   All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

..   the loan does not qualify under the conditions above;

..   the participant fails to repay the interest or principal when due; or

..   in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.

TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the roll-over. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, or contract exchange under the same 403(b) plan, are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS

The required minimum distribution rules applicable to 403(b) annuity contracts are generally the same as those applicable to traditional IRAs with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

..   For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

..   403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account 1 We balance, even if retired at age 70 1/2. will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) TSA contract on the form used to establish the TSA contract, you do not qualify.

SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to 1 distributions from a TSA contract before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty 1 penalty tax. Some of the available exceptions to the pre-age 59 1/2 include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

                                TAX INFORMATION

..   to pay for certain extraordinary medical expenses (special federal income tax definition); or

..   in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

..   in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).

                                TAX INFORMATION

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8. More information

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DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus and your contract and contract prospectus may describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY


Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the SEC. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.


..   If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

   -- on a non-business day;

   -- after 4:00 p.m. Eastern Time on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

..   If you have a recurring transaction set to occur on the same day of the month as your contract date anniversary and that date is the 29th, 30th or 31st of the month, then that transaction will occur on the 1st day of the next month.

..   If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions, and/or transfers, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.

CONTRIBUTIONS AND TRANSFERS TO A FIXED MATURITY OPTION

..   Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

..   Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49 and Separate Account 45, respectively. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Equitable Holdings, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with AXA Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on

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the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals and/or managerial personnel, which include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA and other federal and state regulatory authorities, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you and, for certain accounts depending on applicable rules, that are in your best interest, based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributors' Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributors' Selling broker-dealers. Contribution-based compensation will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.25% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

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Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements").


These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2018) received additional payments. These additional payments ranged from $536.67 to $6,370,912.47. AXA Equitable and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corp.
Allstate Financial Services, LLC
American Portfolios Financial Services
Ameriprise Financial Services
BBVA Securities, Inc.
Cambridge Investment Research
Capital Investment Group
Centaurus Financial, Inc.
CETERA Financial Group
Citigroup Global Markets, Inc.
Citizens Investment Services
Commonwealth Financial Network
Community America Financial Solution
CUNA Brokerage Services
CUSO Financial Services, L.P.
DPL Financial Partners
Equity Services Inc.
Farmer's Financial Solution
Geneos Wealth Management
Gradient Securities, LLC
H. Beck, Inc.
H.D. Vest Investment Securities, Inc.
Huntleigh Securities Corp.
Independent Financial Group, LLC
Infinex Investments Inc.
Investment Professionals, Inc.
Janney Montgomery Scott LLC
Kestra Investment Services, LLC
Key Investment Services LLC
Ladenburg Thalmann Advisor Network, LLC
Lincoln Financial Advisors Corp.
Lincoln Financial Securities Corp.
Lincoln Investment Planning
Lion Street Financial
LPL Network
Lucia Securities, LLC
MML Investors Services, LLC
Morgan Stanley Smith Barney
Mutual of Omaha Investment Services, Inc.
Park Avenue Securities, LLC
PlanMember Securities Corp.
PNC Investments
Primerica Financial Services, Inc.
Prospera Financial Services
Questar Capital Corporation
Raymond James
RBC Capital Markets Corporation
Robert W Baird & Company
Santander Securities Corp.
SIGMA Financial Corporation
Signator Investors, Inc.
The Advisor Group (AIG)
U.S. Bank Center
UBS Financial Services, Inc.
Valmark Securities, Inc.
Voya Financial Advisors, Inc.
Wells Fargo


GUARANTEED BENEFIT OFFERS

From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain guaranteed benefits. Previously, we made offers to groups of contract owners that provided for an increase in account value in return for terminating their guaranteed death or income benefits. In the future, we may make additional offers to these and other groups of contract owners.

When we make an offer, we may vary the offer amount, up or down, among the same group of contract owners based on certain criteria such as account value , the difference between account value and any applicable benefit base, investment allocations and the amount and type of withdrawals taken. For example, for guaranteed benefits that have benefit bases that can be reduced on either a pro rata or dollar-for-dollar basis, depending on the amount of withdrawals taken, we may consider whether you have taken any withdrawal that has caused a pro rata reduction in your benefit base, as opposed to a dollar-for-dollar reduction. Also, we may increase or decrease offer amounts from offer to offer. In other words, we may make an offer to a group of contract owners based on an offer amount, and, in the future, make another offer based on a higher or lower offer amount to the remaining contract owners in the same group.

If you accept an offer that requires you to terminate a guaranteed benefit, we will no longer charge you for it, and you will not be eligible for any future offers related to that type of guaranteed benefit, even if such future offer would have included a greater offer amount or different payment or incentive.

CYBERSECURITY

We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption

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and unauthorized use or abuse of confidential customer information. Such systems failures and cyber-attacks affecting us, any third party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your account value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account unit values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cybersecurity risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyber-attacks or information security breaches in the future, we take reasonable steps to mitigate these risks and secure our systems from such failures and attacks.



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9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2018 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa.com.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Appendix I: Market value adjustment example

--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 17, 2015 to a fixed maturity option with a maturity date of February 15, 2023 (eight years later) at a hypothetical rate to maturity of 4.00% ("h" in the calculations below), resulting in a maturity value of $136,857 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2019(a).

--------------------------------------------------------------------------------------------------------------------
                                                                             HYPOTHETICAL ASSUMED RATE TO MATURITY
                                                                             ("J" IN THE CALCULATIONS BELOW)
                                                                             FEBRUARY 15, 2019
                                                                             ---------------------------------------
                                                                              2.00%               6.00%
--------------------------------------------------------------------------------------------------------------------
AS OF FEBRUARY 15, 2019 BEFORE WITHDRAWAL
(1) Market adjusted amount/(b)/                                              $126,428           $108,386
--------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount/(c)/                                               $116,973           $116,973
--------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                       $  9,454           $ (8,587)
--------------------------------------------------------------------------------------------------------------------
ON FEBRUARY 15, 2019 AFTER $50,000 WITHDRAWAL
(4) Portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                        $  3,739           $ (3,961)
--------------------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)  $ 46,261           $ 53,961
--------------------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                    $ 76,428           $ 58,386
--------------------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                         $ 70,712           $ 63,012
--------------------------------------------------------------------------------------------------------------------
(8) Maturity value/(d)/                                                      $ 82,732           $ 73,723
--------------------------------------------------------------------------------------------------------------------

You should note that in this example, if a withdrawal is made when rates have increased from 4.00% to 6.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 4.00% to 2.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)Number of days from the withdrawal date to the maturity date = D = 1,461

(b)Market adjusted amount is based on the following calculation:

Maturity value         =               $136,857               where j is either 2% or 6%
-----------------------          -----------------------------
(1+j)/(D/365)/                    (1+j)/(1,461/365)/

(c)Fixed maturity amount is based on the following calculation:
Maturity value         =               $136,857
-----------------------          -----------------------------
(1+h)/(D/365)/                   (1+0.04)/(1,461/365)/

(d)Maturity value is based on the following calculation:

   Fixed maturity amount x (1+h)/(D/365) / =  ($70,712 or $63,012) x (1+0.04)/(1,461/365)/

                                      I-1

                  APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE